                                                Filed pursuant to Rule 424(b)(5)
                                                Registration File No. 333-59167

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 1, 1999)

                          $1,109,547,000 (Approximate)

                  DLJ Commercial Mortgage Corp., the Depositor

                DLJ Commercial Mortgage Trust 1999-CG1, the Trust

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CG1

     The Depositor will establish the Trust. The Trust will issue the eight (8) classes of "Offered Certificates" described in the table below, together with twelve (12) additional classes of "Private Certificates".

     The Offered Certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's prospectus dated March 1, 1999.

     The Private Certificates are not offered by this prospectus supplement. The Private Certificates will be subordinated to, and provide credit enhancement for, the Offered Certificates.

     The assets of the Trust will include a pool of 278 fixed rate, monthly pay mortgage loans secured by first mortgage liens on fee and/or leasehold interests in various commercial and multifamily residential properties. The mortgage pool will have an "Initial Pool Balance" of approximately $1,239,717,562. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

     No governmental agency or instrumentality has insured or guaranteed the Offered Certificates or the underlying mortgage loans. The Offered Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

                                   ----------

                          Initial Aggregate
                        Certificate Principal                                                                       Month of
                        Balance or Certificate   Initial Pass-       Pass-Through              Ratings             Assumed Final
Offered Certificates      Notional Amount(1)     Through Rate(3)  Rate Description(4)  (Moody's/Fitch IBCA)(7)  Distribution Date(8)
--------------------      ------------------     ---------------  -------------------  -----------------------  --------------------
Class S.............            N/A (2)              1.0980%           Variable                Aaa/AAA              April 2023
Class A-1A..........      $  218,788,000             6.0800%            Fixed                  Aaa/AAA              August 2008
Class A-1B..........      $  686,205,000             6.4600%            Fixed                  Aaa/AAA             January 2009
Class A-2...........      $   58,887,000             6.6000%            Fixed                   Aa2/AA             February 2009
Class A-3...........      $   65,085,000             6.7700%          WAC Cap(5)                 A2/A              February 2009
Class A-4...........      $   18,596,000             6.9200%          WAC Cap(5)                A3/A-              February 2009
Class B-1...........      $   46,489,000             7.4866%            WAC(6)                 Baa2/BBB            February 2009
Class B-2...........      $   15,497,000             7.4866%            WAC(6)                Baa3/BBB-            February 2009

                                               (footnotes to table on next page)

                                   ----------

     You should fully consider the risk factors beginning on page S-35 in this prospectus supplement prior to investing in the Offered Certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"; and, together with DLJSC, the "Underwriters") will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. The Underwriters currently intend to sell the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal to approximately 107.50% of the initial aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor. See "Method of Distribution" in this Prospectus Supplement.

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                               Merrill Lynch & Co.


            The date of this Prospectus Supplement is March 15, 1999.

Footnotes to the Table on the Cover of this Prospectus Supplement:

(1) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown, depending on the actual size of the Initial Pool Balance. The Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement. The terms "Certificate Principal Balance" and "Certificate Notional Amount" are defined in this Prospectus Supplement under "Description of the Offered Certificates--General".

(2) The Class S Certificates will not have Certificate Principal Balances and will not entitle the holders thereof to any distributions of principal. The Class S Certificates will accrue interest on an aggregate Certificate Notional Amount that is equal to the aggregate Certificate Principal Balance outstanding from time to time of all those Certificates that have Certificate Principal Balances.

(3) The Pass-Through Rates shown in the table on the cover page for the Class S, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates are the rates applicable for distributions to be made in April 1999. The Pass-Through Rates for those classes will be variable or otherwise subject to change and, in each case, will be calculated pursuant to a formula described under "Description of the Offered Certificates --Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement. The Pass-Through Rates for the Class A-1A, Class A-1B and Class A-2 Certificates are fixed at the respective rates per annum specified in the table.

(4) In addition to distributions of interest, the holders of one or more classes of the Offered Certificates may be entitled to receive a portion of any prepayment premiums or yield maintenance charges received from time to time on the underlying mortgage loans.

(5) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-Through Rate for the subject class of Certificates and a weighted average coupon derived from interest rates on the underlying mortgage loans.

(6) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from interest rates on the underlying mortgage loans.

(7) By Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"). See "Ratings" in this Prospectus Supplement.

(8) The Assumed Final Distribution Date is described under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement. The Rated Final Distribution Date, which is also defined under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement, will occur in March 2032.

Important Notice about the Information Contained in this Prospectus Supplement and the Accompanying Prospectus

     Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated March 1, 1999 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b) this prospectus supplement dated March 15, 1999 (this "Prospectus Supplement"), which describes the specific terms of the Offered Certificates.

     You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Offered Certificates. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Depositor has not authorized any person to give any information or to make any representation that is different.

     This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. Each of this Prospectus Supplement and the Prospectus includes an "Index of Principal Definitions" that identifies where to locate the definitions for those capitalized terms that are most significant or are most commonly used.

     This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements made in this Prospectus Supplement are accurate as of the date stated on the cover of this Prospectus Supplement. The Depositor has no obligation to update or revise any such forward-looking statement.

                                   ----------

     The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http:\\www.sec.gov).

                                   ----------

     The Underwriters are offering the Offered Certificates subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain other conditions. DLJSC is acting as lead manager and sole bookrunner. It is expected that the Offered Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, in New York, New York, on or about March 19, 1999, against payment therefor in immediately available funds.

                                   ----------

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
IMPORTANT NOTICE ABOUT THE
  INFORMATION CONTAINED IN
  THIS PROSPECTUS SUPPLEMENT AND
   THE ACCOMPANYING PROSPECTUS..............................................S-2

EXECUTIVE SUMMARY...........................................................S-6

SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-7

RISK FACTORS...............................................................S-35
     Risks Related to the Offered Certificates.............................S-35
     Risks Related to the Mortgage Loans...................................S-38

DESCRIPTION OF THE MORTGAGE POOL...........................................S-56
     General...............................................................S-56
     Certain Terms and Conditions of
       the Mortgage Loans..................................................S-59
     Certain Mortgage Pool Characteristics.................................S-66
     Additional Mortgage Loan Information..................................S-72
     Certain Underwriting Matters..........................................S-74
     Cash Management and Certain
       Escrows and Reserves................................................S-79
     Significant Mortgage Loans............................................S-80
     The Mortgage Loan Sellers
       and the Originators.................................................S-90
     Assignment of the Mortgage Loans......................................S-91
     Representations and Warranties........................................S-92
     Cures, Repurchases and Substitutions..................................S-93
     Changes in Mortgage Pool Characteristics..............................S-95

SERVICING OF THE MORTGAGE LOANS............................................S-95
     General...............................................................S-95
     The Master Servicer and
       the Special Servicer................................................S-98
     Servicing and Other Compensation
       and Payment of Expenses.............................................S-98
     Modifications, Waivers,
       Amendments and Consents............................................S-103
     The Controlling Class Representative.................................S-105
     Replacement of the Special Servicer..................................S-108
     Sale of Defaulted Mortgage Loans.....................................S-108
     Inspections; Collection of
       Operating Information..............................................S-109
     Evidence as to Compliance............................................S-110
     Sale of Master Servicing Rights......................................S-110

DESCRIPTION OF THE
  OFFERED CERTIFICATES....................................................S-111
     General..............................................................S-111
     Registration and Denominations.......................................S-113
     Seniority............................................................S-114
     Certain Relevant Characteristics of
       the Mortgage Loans.................................................S-116
     Distributions........................................................S-117
     Allocation of Realized Losses and
       Certain Other Shortfalls and Expenses..............................S-125
     P&I Advances.........................................................S-127
     Appraisal Reductions.................................................S-128
     Reports to Certificateholders;
       Certain Available Information......................................S-130
     Voting Rights........................................................S-132
     Termination..........................................................S-132
     The Trustee..........................................................S-132

YIELD AND MATURITY
  CONSIDERATIONS..........................................................S-133
     Yield Considerations.................................................S-133
     Weighted Average Lives of Certain
       Classes of Offered Certificates....................................S-137
     The Maturity Assumptions.............................................S-137
     Yield Sensitivity of the
       Class S Certificates...............................................S-138

USE OF PROCEEDS...........................................................S-139

FEDERAL INCOME
  TAX CONSEQUENCES........................................................S-139
     General..............................................................S-139
     Discount and Premium;
       Prepayment Consideration...........................................S-140
     Constructive Sales of Class S Certificates...........................S-141
     Characterization of Investments in
        Offered Certificates..............................................S-141
     Possible Taxes on Income From
       Foreclosure Property and Other Taxes...............................S-141

CERTAIN ERISA CONSIDERATIONS..............................................S-142

LEGAL INVESTMENT..........................................................S-146

METHOD OF DISTRIBUTION....................................................S-146

                                                                            Page
                                                                            ----

LEGAL MATTERS.............................................................S-147

RATINGS...................................................................S-148

INDEX OF PRINCIPAL DEFINITIONS............................................S-150

 EXHIBIT A-1--
    Certain Characteristics of Mortgage Loans
      and Mortgaged Properties............................................A-1-1

EXHIBIT A-2--
    Mortgage Pool Information.............................................A-2-1

EXHIBIT B--
    Form of Trustee Report..................................................B-1

EXHIBIT C--
    Decrement Tables for Certain Classes
       of Offered Certificates .............................................C-1

EXHIBIT D--
    Price/Yield Tables for the
       Class S Certificates ................................................D-1

EXHIBIT E--
    Summary Term Sheet......................................................E-1

                                EXECUTIVE SUMMARY

     This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.


------------------------------------------------------------------------------------------------------------------------------------
                            Initial Aggregate
                           Certificate Principal      Approx.       Approx.       Pass-Through     Initial    Weighted
 Class       Ratings (1)        Balance or            % of      Initial Credit       Rate          Pass-     Average     Principal
                          Certificate Notional    Initial Pool    Support (3)     Description     Through      Life      Window(4)
                                Amount (2)           Balance                                       Rate     (years)(4)
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
S             Aaa/AAA       $ 1,239,717,562(5)          N/A           N/A           Variable       1.0980%    9.303     4/99 - 4/23
                                                                                 (Interest Only)
------------------------------------------------------------------------------------------------------------------------------------
A-1A          Aaa/AAA       $   218,788,000           17.65%        27.00%            Fixed        6.0800%    5.700     4/99 - 8/08
------------------------------------------------------------------------------------------------------------------------------------
A-1B          Aaa/AAA       $   686,205,000           55.35%        27.00%            Fixed        6.4600%    9.670     8/08 - 1/09
------------------------------------------------------------------------------------------------------------------------------------
A-2            Aa2/AA       $    58,887,000            4.75%        22.25%            Fixed        6.6000%    9.844     1/09 - 2/09
------------------------------------------------------------------------------------------------------------------------------------
A-3             A2/A        $    65,085,000            5.25%        17.00%          WAC Cap(6)     6.7700%    9.864     2/09 - 2/09
------------------------------------------------------------------------------------------------------------------------------------
A-4            A3/A-        $    18,596,000            1.50%        15.50%          WAC Cap(6)     6.9200%    9.864     2/09 - 2/09
------------------------------------------------------------------------------------------------------------------------------------
B-1           Baa2/BBB      $    46,489,000            3.75%        11.75%            WAC(7)       7.4866%    9.864     2/09 - 2/09
------------------------------------------------------------------------------------------------------------------------------------
B-2          Baa3/BBB-      $    15,497,000            1.25%        10.50%            WAC(7)       7.4866%    9.864     2/09 - 2/09
------------------------------------------------------------------------------------------------------------------------------------
Private Certificates--Not Offered Hereby (8)
------------------------------------------------------------------------------------------------------------------------------------
B-3             (9)         $    37,191,000            3.00%        7.50%             Fixed        5.7500%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-4             (9)         $    21,695,000            1.75%        5.75%             Fixed        5.7500%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-5             (9)         $     9,298,000            0.75%        5.00%             Fixed        5.7500%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-6             (9)         $    12,397,000            1.00%        4.00%             Fixed        5.5300%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-7             (9)         $    12,398,000            1.00%        3.00%             Fixed        5.5300%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-8             (9)         $    12,397,000            1.00%        2.00%             Fixed        5.5300%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
C               (9)         $    24,794,562            2.00%         N/A              Fixed        5.5300%     (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------


---------------------

(1) Ratings shown are those of Moody's and Fitch, respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(2) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any Class of Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

(3) Represents the initial aggregate Certificate Principal Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates subordinate to the indicated class.

(4) Based on the assumptions that each borrower timely makes all payments on its underlying mortgage loan, that each underlying mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement) is paid in full on such date, and that no underlying mortgage loan is otherwise prepaid prior to stated maturity. Further based on the other Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this Prospectus Supplement).

(5)  Aggregate Certificate Notional Amount.

(6) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-Through Rate for the subject class of Certificates and a weighted average coupon derived from rates on the underlying mortgage loans.

(7) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from rates on the underlying mortgage loans.

(8) The Private Certificates will also include three (3) classes of certificated REMIC residual interests and two (2) classes of grantor trust certificates that are not shown above. Such Private Certificates do not have Certificate Principal Balances or Pass-Through Rates.

(9)  Not presented.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the Prospectus in full.

                           Overview of the Transaction

Establishment of the Trust ........     The Depositor is establishing a trust,
                                        to be designated as DLJ Commercial
                                        Mortgage Trust 1999-CG1 (the "Trust").
                                        The assets of the Trust (collectively,
                                        the "Trust Fund") will primarily consist of a pool of certain multifamily and commercial mortgage loans having the characteristics described in this
                                        Prospectus Supplement (collectively, the
                                        "Mortgage Loans").

Issuance of the Certificates.......     The Depositor is establishing the Trust
                                        for purposes of issuing the Series
                                        1999-CG1 Commercial Mortgage
                                        Pass-Through Certificates (the
                                        "Certificates") in multiple classes
                                        (each, a "Class"). The Certificates
                                        will, in the aggregate, represent the
                                        entire beneficial ownership of the
                                        Trust. The registered holders of the
                                        Certificates are "Holders" or
                                        "Certificateholders".

Governing Document.................     The governing document for purposes of
                                        establishing the Trust and issuing the
                                        Certificates will be a Pooling and
                                        Servicing Agreement to be dated as of
                                        the Cut-off Date, between the Depositor, the Trustee, the REMIC Administrator, the Master Servicer and the Special
                                        Servicer (the "Pooling Agreement"). See
                                        "--The Relevant Parties" and "--Relevant
                                        Dates and Periods" below. The Pooling
                                        Agreement will also govern the servicing and administration of the Mortgage Loans and the other assets of the Trust. A copy of the Pooling Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K (the "Form
                                        8-K"), within 15 days after the initial
                                        issuance of the Offered Certificates.
                                        The SEC will make the Form 8-K and its
                                        exhibits available to the public for
                                        inspection.

                                Relevant Parties

Depositor..........................     DLJ Commercial Mortgage Corp., a
                                        Delaware corporation and an affiliate of both Column (one of the Mortgage Loan
                                        Sellers described below) and DLJSC. See
                                        "The Depositor" in the Prospectus.

Master Servicer....................     GE Capital Loan Services, Inc., a
                                        Delaware corporation and an affiliate of GECA (one of the Mortgage Loan Sellers described below). See "Servicing of the Mortgage Loans--The Master Servicer and the Special Servicer" in this Prospectus
                                        Supplement.

Special Servicer...................     Banc One Mortgage Capital Markets, LLC,
                                        a Delaware limited liability company.
                                        See "Servicing of the Mortgage
                                        Loans--The Master Servicer and the
                                        Special Servicer" in this Prospectus
                                        Supplement.

                                        The Holders of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described in this Prospectus Supplement, to replace the Special Servicer and, further, to select a representative that may direct and advise the Special Servicer on various servicing matters. At any particular time, the "Controlling Class" will, in general, be the most subordinate Class of the Certificates (other than the Class D-1, Class D-2, Class S, Class R-I, Class R-II and Class R-III Certificates) then outstanding that has a then-current aggregate Certificate Principal Balance (net of such Class' allocable share of any then-existing Appraisal Reduction Amounts) that is not less than 20% of such Class' initial aggregate Certificate Principal Balance. This Prospectus Supplement discusses Appraisal Reduction Amounts under "Description of the Offered
                                        Certificates--Appraisal Reductions". See also "Servicing of the Mortgage Loans--Replacement of the Special Servicer" and "--The Controlling Class Representative" in this Prospectus Supplement.

Trustee and REMIC Administrator....     Norwest Bank Minnesota, National
                                        Association, a national banking
                                        association. See "Description of the
                                        Offered Certificates--The Trustee" in
                                        this Prospectus Supplement. The Trustee
                                        will also have certain duties with
                                        respect to REMIC administration (in such capacity, the "REMIC Administrator").

Mortgage Loan Sellers..............     GE Capital Access, Inc. ("GECA"), a
                                        Delaware corporation and an affiliate of the Master Servicer; and Column
                                        Financial, Inc. ("Column"), a Delaware
                                        corporation and an affiliate of both the Depositor and DLJSC. The Mortgage Loan
                                        Sellers will sell their respective
                                        Mortgage Loans to the Depositor, which
                                        will, in turn, transfer them to the
                                        Trust. The Mortgage Loans to be sold by
                                        GECA are called the "GECA Mortgage
                                        Loans", and the Mortgage Loans to be
                                        sold by Column are called the "Column
                                        Mortgage Loans".


                                   Mortgage         Number of       % of Initial
                                   Loan Seller    Mortgage Loans    Pool Balance
                                   -----------    --------------    ------------
                                   GECA                176             69.6%
                                   Column              102             30.4%

                                        GECA acquired all of the GECA Mortgage
                                        Loans from its parent, General Electric
                                        Capital Corporation ("GECC"), by capital contribution. Column either originated all of the Column Mortgage Loans or acquired them, directly or through an affiliate thereof, from the related originator. See "Description of the Mortgage Pool--The Mortgage Loan Sellers and the Originators" in this Prospectus Supplement.

Originators........................     Each Mortgage Loan was originated by one
                                        of the following parties (collectively,
                                        the "Originators"):

                                        o    GECC originated all of the GECA
                                             Mortgage Loans, except that GECC
                                             purchased the Winston Loan (as
                                             defined under "Description of the
                                             Mortgage Pool--Significant Mortgage
                                             Loans" in this Prospectus
                                             Supplement) after underwriting and
                                        closing it as origination agent on
                                        behalf of a third party and purchased
                                        the Country Squire Apartments - South
                                        Loan (also as defined under "Description of the Mortgage Pool--Significant Mortgage Loans" in this Prospectus Supplement) after underwriting and closing it as participant with the originator in the closing and underwriting process.

                                        o    Column originated 91 of the Column
                                             Mortgage Loans, representing 26.8%
                                             of the Initial Pool Balance. Column
                                             also sourced, underwrote, closed
                                             and purchased (from an entity other
                                             than Union Capital) one (1) other
                                             Column Mortgage Loan, representing
                                             1.1% of the Initial Pool Balance.

                                        o    Union Capital Investments, LLC
                                             ("Union Capital") originated ten
                                             (10) of the Column Mortgage Loans,
                                             representing 2.4% of the Initial
                                             Pool Balance.

                                        See "The Mortgage Loan Sellers and the
                                        Originators" in this Prospectus
                                        Supplement.


                           Relevant Dates and Periods

Cut-off Date.......................     March 1, 1999. The Cut-off Date is the
                                        date as of which the Depositor will
                                        establish the Trust.

Closing Date.......................     On or about March 19, 1999. The Closing
                                        Date is the date on which the Offered
                                        Certificates will initially be issued.

Distribution Date..................     With respect to any calendar month
                                        (beginning with April 1999), the later
                                        of (i) the 10th day of such month (or,
                                        if such 10th day is not a business day,
                                        then the next succeeding business day)
                                        and (ii) the fourth business day
                                        following the Determination Date in such month. The Distribution Date is the date during any such calendar month on which distributions are to be made on the Certificates.

Record Date........................     With respect to any Distribution Date,
                                        the last business day of the calendar
                                        month immediately preceding the month in which such Distribution Date occurs. The
                                        Record Date is relevant for establishing which Holders of the Certificates are entitled to receive distributions on the related Distribution Date.



Determination Date.................     With respect to any calendar month
                                        (beginning with April 1999), the fourth
                                        day of such calendar month (or, if any
                                        such fourth day is not a business day,
                                        the immediately preceding business day).
                                        The Determination Date during any such
                                        calendar month is relevant for purposes
                                        of establishing the end of the
                                        Collection Period for the Distribution
                                        Date in such month.

Collection Period..................     With respect to any Distribution Date,
                                        the period that begins immediately
                                        following the Determination Date in the
                                        calendar month prior to the month in
                                        which such Distribution Date occurs and
                                        continues through and includes the
                                        Determination Date in the calendar month in which such Distribution Date occurs, except that the first Collection Period begins immediately following the Cut-off
                                        Date. Amounts available for distribution on any Distribution Date will be a function of the payments and other collections received, and any advances of payments due, in respect of the Mortgage Loans during the related
                                        Collection Period.

Interest Accrual Period............     With respect to any Distribution Date,
                                        the calendar month immediately preceding the month in which such Distribution
                                        Date occurs. The amount of interest
                                        distributable with respect to the
                                        interest-bearing Certificates on any
                                        Distribution Date will be a function of
                                        the interest accrued during the related
                                        Interest Accrual Period.

Rated Final Distribution Date......     The Distribution Date in March 2032. The
                                        Rated Final Distribution Date is set at
                                        the first Distribution Date following
                                        the third anniversary of the end of the
                                        amortization term for the Mortgage Loan
                                        with the longest remaining amortization
                                        term as of the Closing Date. As
                                        discussed in this Prospectus Supplement, each rating assigned to the Offered
                                        Certificates will represent the
                                        respective Rating Agency's assessment of the likelihood of timely receipt by the Holders thereof of all interest to which they are entitled on each Distribution
                                        Date and, except in the case of the
                                        Class S Certificates, the ultimate
                                        receipt by the Holders thereof of all
                                        principal to which they are entitled by
                                        the Rated Final Distribution Date.

Assumed Final Distribution Date....     With respect to any Class of
                                        Certificates, the Distribution Date on
                                        which the Holders of such Certificates
                                        would be expected to receive their last
                                        distribution based upon--

                                        o    The assumption that each
                                             borrower timely makes all
                                             payments on its Mortgage Loan.

                                        o    The assumption that each
                                             Mortgage Loan with an
                                             Anticipated Repayment Date is
                                             paid in full on that date.

                                        o    The assumption that no
                                             borrower otherwise prepays its
                                             Mortgage Loan prior to stated
                                             maturity.

                                        o    The other Maturity Assumptions
                                             set forth under "Yield and
                                             Maturity Considerations" in
                                             this Prospectus Supplement.

                                        The Assumed Final Distribution Date for
                                        each Class of Offered Certificates is
                                        the Distribution Date occurring in the
                                        calendar month and year set forth below
                                        for such Class.

                                                                Month of
                                                              Assumed Final
                                             Class          Distribution Date
                                             -----          -----------------
                                             Class S           April 2023
                                             Class A-1A        August 2008
                                             Class A-1B       January 2009
                                             Class A-2        February 2009
                                             Class A-3        February 2009
                                             Class A-4        February 2009
                                             Class B-1        February 2009
                                             Class B-2        February 2009


                          Overview of the Certificates

General............................     The Certificates will consist of twenty
                                        (20) Classes, only eight (8) of which
                                        are being offered pursuant to this
                                        Prospectus Supplement and the
                                        Prospectus. The Classes of Certificates
                                        that are being so offered are referred
                                        to in this Prospectus Supplement as the
                                        "Offered Certificates".

                                        The Depositor does not intend to
                                        register any of the remaining Classes of Certificates (collectively, the "Private Certificates") under the Securities Act, and is not offering such Certificates pursuant to this Prospectus Supplement or the Prospectus. The Depositor has included information regarding the Private Certificates in this Prospectus Supplement because of its potential relevance to an investment decision with respect to the Offered Certificates.

The Offered Certificates...........     Each Class of Offered Certificates will
                                        have the approximate initial aggregate
                                        Certificate Principal Balance or
                                        Certificate Notional Amount set forth
                                        below and will accrue interest at an
                                        annual rate (the "Pass-Through Rate")
                                        set forth or otherwise described below:

                                              Approx. Initial
                                           Aggregate Certificate
                                             Principal Balance
                                              or Certificate        Pass-Through
                           Class            Notional Amount(1)          Rate
                           -----            ------------------          ----
                           Class S                N/A(2)             1.0980%(3)
                           Class A-1A        $ 218,788,000           6.0800%(4)
                           Class A-1B        $ 686,205,000           6.4600%(4)
                           Class A-2         $  58,887,000           6.6000%(4)
                           Class A-3         $  65,085,000           6.7700%(5)
                           Class A-4         $  18,596,000           6.9200%(5)
                           Class B-1         $  46,489,000           7.4866%(6)
                           Class B-2         $  15,497,000           7.4866%(6)

                                        ----------
                                        (1)  The actual initial aggregate
                                             Certificate Principal Balance or
                                             Certificate Notional Amount of any
                                             Class of Offered Certificates at
                                             the date of issuance may be larger
                                             or smaller than the amount shown
                                             above, depending on the actual size
                                             of the Initial Pool Balance. The
                                             actual size of the Initial Pool
                                             Balance may be as much as 5% larger
                                             or smaller than the amount
                                             presented in this Prospectus
                                             Supplement.

                                        (2)  The Class S Certificates will
                                             accrue interest based on an
                                             aggregate Certificate Notional
                                             Amount equal to the aggregate
                                             Certificate Principal Balance
                                             outstanding from time to time of
                                             all those Certificates that have
                                             Certificate Principal Balances.

                                        (3)  The Pass-Through Rate shown above
                                             for the Class S Certificates is the
                                             rate applicable for the
                                             Distribution Date in April 1999.
                                             The Pass-Through Rate for such
                                             Class will be variable and will be
                                             determined pursuant to a formula
                                             described under "Description of the
                                             Offered Certificates--Distributions
                                             --Calculation of Pass-Through
                                             Rates" in this Prospectus
                                             Supplement. Based on such formula,
                                             the Pass-Through Rate for such
                                             Class will generally equal the
                                             weighted average of the strip rates
                                             at which interest accrues on the
                                             respective components of the
                                             aggregate Certificate Notional
                                             Amount of the Class S Certificates
                                             from time to time.

                                        (4)  Fixed Pass-Through Rate.

                                        (5)  The Pass-Through Rates shown above
                                             for the Class A-3 and Class A-4
                                             Certificates are the rates
                                             applicable for the Distribution
                                             Date in April 1999. The
                                             Pass-Through Rate for each such
                                             Class will be subject to change and
                                             will be determined pursuant to a
                                             formula described under
                                             "Description of the Offered
                                             Certificates--Distributions--
                                             Calculation of Pass-Through Rates"
                                             in this Prospectus Supplement.
                                             Based upon such formula, the
                                             Pass-Through Rate for each such
                                             Class will generally equal the
                                             lesser of the rate per annum
                                             specified above for such Class and
                                             a weighted average coupon derived
                                             from interest rates on the Mortgage
                                             Loans.

                                        (6)  The Pass-Through Rates shown above
                                             for the Class B-1 and Class B-2
                                             Certificates are the rates
                                             applicable for the Distribution
                                             Date in April 1999. The
                                             Pass-Through Rate for each such
                                             Class will be variable and will be
                                             determined pursuant to a formula
                                             described under "Description of the
                                             Offered Certificates--Distributions
                                             --Calculation of Pass-Through
                                             Rates" in this Prospectus
                                             Supplement. Based upon such
                                             formula, the Pass-Through Rate for
                                             each such Class will generally
                                             equal a weighted average coupon
                                             derived from interest rates on the
                                             Mortgage Loans.

                                        See "Description of the Offered
                                        Certificates--General" and
                                        "--Distributions--Calculation of
                                        Pass-Through Rates" in this Prospectus
                                        Supplement.

The Private Certificates...........     Each Class of the Private Certificates
                                        will have the approximate initial
                                        aggregate Certificate Principal Balance
                                        set forth below and will accrue interest at the Pass-Through Rate set forth below:

                                          Approx. Initial
                                       Aggregate Certificate        Pass-Through
                     Class              Principal Balance(1)            Rate
                     -----              --------------------           -----
                     Class B-3               $37,191,000             5.7500%(2)
                     Class B-4               $21,695,000             5.7500%(2)
                     Class B-5               $ 9,298,000             5.7500%(2)
                     Class B-6               $12,397,000             5.5300%(2)
                     Class B-7               $12,398,000             5.5300%(2)
                     Class B-8               $12,397,000             5.5300%(2)
                     Class C                 $24,794,562             5.5300%(2)
                     Class D-1                 N/A (3)                 N/A (3)
                     Class D-2                 N/A (3)                 N/A (3)
                     Class R-I                 N/A (4)                 N/A (4)
                     Class R-II                N/A (4)                 N/A (4)
                     Class R-III               N/A (4)                 N/A (4)

                                        ----------
                                        (1)  The actual initial aggregate
                                             Certificate Principal Balance of
                                             any Class of Private Certificates
                                             at the date of issuance may be
                                             larger or smaller than the amount
                                             shown above, depending on the
                                             actual size of the Initial Pool
                                             Balance. The actual size of the
                                             Initial Pool Balance may be as much
                                             as 5% larger or smaller than the
                                             amount presented in this Prospectus
                                             Supplement.

                                        (2)  Fixed Pass-Through Rate.

                                        (3)  Holders of the Class D-1
                                             Certificates will be entitled to
                                             receive, if and when paid, certain
                                             additional interest accrued in
                                             respect of each GECA Mortgage Loan
                                             with an Anticipated Repayment Date
                                             that remains outstanding after such
                                             date, and Holders of the Class D-2
                                             Certificates will be entitled to
                                             receive, if and when paid, certain
                                             additional interest accrued in
                                             respect of each Column Mortgage
                                             Loan with an Anticipated Repayment
                                             Date that remains outstanding after
                                             such date. The payment of such
                                             additional interest is deferred as
                                             described in this Prospectus
                                             Supplement. The Class D-1 and Class
                                             D-2 Certificates do not have
                                             Certificate Principal Balances or
                                             Pass-Through Rates, however.

                                        (4)  The Class R-I, Class R-II and Class
                                             R-III Certificates are REMIC
                                             residual interests and do not have
                                             Certificate Principal Balances or
                                             Pass-Through Rates.

Registration and Denominations.....     The Trust will be issuing the Offered
                                        Certificates in book-entry form in
                                        original denominations of: (i) in the
                                        case of the Class S Certificates,
                                        $10,000 initial Certificate Notional
                                        Amount and in any whole dollar
                                        denomination in excess thereof; (ii) in
                                        the case of the Class A-1A and Class
                                        A-1B Certificates, $10,000 initial
                                        Certificate Principal Balance and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates,
                                        $100,000 initial Certificate Principal
                                        Balance and in any whole dollar
                                        denomination in excess thereof. Each
                                        Class of Offered Certificates will be
                                        represented by one or more Certificates
                                        registered in the name of Cede & Co., as nominee of The Depository Trust Company
                                        ("DTC"). As a result, you will not
                                        receive a fully registered physical
                                        certificate representing your
                                        interest in any Offered Certificate,
                                        except under the limited circumstances
                                        described in this Prospectus Supplement
                                        and in the Prospectus. See "Description
                                        of the Offered
                                        Certificates--Registration and
                                        Denominations" in this Prospectus
                                        Supplement and "Description of the
                                        Certificates--Book-Entry Registration
                                        and Definitive Certificates" in the
                                        Prospectus.

Optional Termination...............     The Master Servicer, the Special
                                        Servicer or any single Holder or group
                                        of Holders of Certificates representing
                                        a majority interest in the Controlling
                                        Class, in that order of preference, may
                                        terminate the Trust when the aggregate
                                        Stated Principal Balance (as defined
                                        under "Description of the Offered
                                        Certificates--Certain Relevant
                                        Characteristics of the Mortgage Loans"
                                        in this Prospectus Supplement) of the
                                        Mortgage Pool is less than 1.0% of the
                                        Initial Pool Balance. See "Description
                                        of the Offered
                                        Certificates--Termination" in this
                                        Prospectus Supplement.

Federal Income Tax Consequences....     The REMIC Administrator will make
                                        elections to treat designated portions
                                        of the Trust Fund as three separate
                                        "real estate mortgage investment
                                        conduits" (each, a "REMIC"). The
                                        designations for such REMICs are as
                                        follows:

                                        o    "REMIC I", the lowest tier REMIC,
                                             will hold, among other things, the
                                             Mortgage Loans, as well as any
                                             Mortgaged Properties (as defined in
                                             this Prospectus Supplement under
                                             "--The Mortgage Loans and Mortgaged
                                             Properties" below) that may have
                                             been acquired by the Trust
                                             following a borrower default, but
                                             excludes collections of certain
                                             additional interest accrued (and
                                             deferred as to payment) in respect
                                             of each Mortgage Loan with an
                                             Anticipated Repayment Date that
                                             remains outstanding thereafter
                                             (such excluded collections of
                                             additional interest, the "Non-REMIC
                                             Assets").

                                        o    "REMIC II" will hold the "regular
                                             interests" in REMIC I.

                                        o    "REMIC III" will hold the "regular
                                             interests" in REMIC II.

                                        The Non-REMIC Assets will be divided
                                        into two groups, each of which will
                                        constitute a grantor trust (together,
                                        the "Grantor Trusts") for federal income tax purposes.

                                        The Offered Certificates will be treated as "regular interests" (or, in the case of the Class S Certificates, multiple "regular interests") in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your Certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The Offered Certificates will not represent any interest in the Grantor Trusts.

                                        The Class S and Class B-2 Certificates
                                        will, and the other Classes of Offered
                                        Certificates will not, be issued with
                                        original issue discount. If you own a
                                        Certificate issued with original issue
                                        discount, you may have to report
                                        original issue discount income (and be
                                        subject to a tax thereon) before you
                                        receive a corresponding cash
                                        distribution.

                                        For tax information reporting purposes,
                                        the REMIC Administrator will compute the accrual of discount and premium on the Certificates, based on the assumption that each Mortgage Loan with an Anticipated Repayment Date will be paid in full on such date and on the further assumption that no borrower will otherwise prepay its Mortgage Loan prior to stated maturity.

                                        Although it is not entirely clear, it is anticipated that any prepayment premium or yield maintenance charge allocable to a Class of Offered Certificates will be ordinary income to the Holders of such Class only after the Master Servicer's actual receipt thereof. See "Description of the Offered Certificates--
                                        Distributions--Distributions of
                                        Prepayment Premiums and Yield
                                        Maintenance Charges" and "Federal Income
                                        Tax Consequences--Discount and Premium;
                                        Prepayment Consideration" in this
                                        Prospectus Supplement.

                                        For a more detailed discussion of the
                                        federal income aspects of investing in
                                        the Certificates, see "Federal Income
                                        Tax Consequences" in this Prospectus
                                        Supplement and "Federal Income Tax
                                        Consequences" in the Prospectus.

ERISA..............................     It is anticipated that certain employee
                                        benefit plans and other retirement
                                        arrangements subject to Title I of ERISA or Section 4975 of the Code will be able to invest in the Class A-1A, Class A-1B and Class S Certificates, without giving rise to a prohibited transaction, based upon an individual prohibited transaction exemption granted to DLJSC by the U.S. Department of Labor.
                                        However, investments in the other
                                        Offered Certificates by, on behalf of or with assets of such entities, will be restricted as described under "Certain
                                        ERISA Considerations" in this Prospectus
                                        Supplement.

                                        If you are a fiduciary of any employee
                                        benefit plan or other retirement
                                        arrangement subject to Title I of ERISA
                                        or section 4975 of the Code, you should
                                        review carefully with your legal
                                        advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

Legal Investment...................     The Offered Certificates will not
                                        constitute "mortgage related securities" within the meaning of SMMEA.

                                        You should consult your own legal
                                        advisors to determine whether and to
                                        what extent the Offered Certificates
                                        constitute legal investments for you.
                                        See "Legal Investment" in this
                                        Prospectus Supplement and in the
                                        Prospectus.

Certain Investment Considerations..     The rate and timing of payments and
                                        other collections of principal on or in
                                        respect of the Mortgage Loans will
                                        affect the yield to maturity on each
                                        Offered Certificate. In the case of
                                        Offered Certificates purchased at a
                                        discount, a slower than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield. In the case of Class
                                        S Certificates or any other Offered
                                        Certificates purchased at a premium, a
                                        faster than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield. If you are contemplating the purchase of Class S Certificates, you should be aware that the yield to maturity on the Class S Certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations of Mortgage Loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the Mortgage Loans could result in a complete or partial loss of your initial investment. See "Yield and Maturity Considerations" in this
                                        Prospectus Supplement and in the
                                        Prospectus.

Ratings............................     It is a condition to the issuance of the
                                        respective Classes of the Offered
                                        Certificates that they receive the
                                        credit ratings indicated below:

                                   Class         Moody's Rating     Fitch Rating
                                   -----         --------------     ------------
                                   Class S            Aaa               AAA
                                   Class A-1A         Aaa               AAA
                                   Class A-1B         Aaa               AAA
                                   Class A-2          Aa2                AA
                                   Class A-3           A2                A
                                   Class A-4           A3                A-
                                   Class B-1          Baa2              BBB
                                   Class B-2          Baa3              BBB-

                                        The ratings of the Offered Certificates
                                        address the timely payment of interest
                                        and, except in the case of the Class S
                                        Certificates, the ultimate payment of
                                        principal on or before the Rated Final
                                        Distribution Date. Such ratings do not
                                        represent any assessment of--

                                        o    The tax attributes of the Offered
                                             Certificates or of the Trust.

                                        o    Whether or to what extent
                                             prepayments of principal may be
                                             received on the Mortgage Loans.

                                        o    The likelihood or frequency of
                                             prepayments of principal on the
                                             Mortgage Loans.

                                        o    The degree to which the amount or
                                             frequency of prepayments on the
                                             Mortgage Loans might differ from
                                             those originally anticipated.

                                        o    Whether or to what extent the
                                             interest distributable on any Class
                                             of Certificates may be reduced in
                                             connection with interest shortfalls
                                             resulting from the timing of
                                             voluntary prepayments.

                                        o    The likelihood that prepayment
                                             premiums, yield maintenance charges
                                             or interest in excess of interest
                                             at the related Mortgage Rates will
                                             be received with respect to the
                                             Mortgage Loans.

                                        o    Whether the Holders of the Class S
                                             Certificates, despite receiving all
                                             distributions of interest to which
                                             they are entitled, would ultimately
                                             recover their initial investments
                                             in such Certificates.

                                        A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities and may be subject to
                                        revision or withdrawal at any time by
                                        the assigning rating agency.

                                        For a description of the limitations of
                                        the ratings of the Offered Certificates, see "Ratings" in this Prospectus Supplement and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Reports to Certificateholders......     On each Distribution Date, the Trustee
                                        Report (substantially in the form of
                                        Exhibit B to this Prospectus Supplement) will be available to you through the sources described under "Description of the Offered Certificates--Reports to
                                        Certificateholders; Certain Available
                                        Information" in this Prospectus
                                        Supplement.

                                        You may review a loan-by-loan listing
                                        electronically in the form of the
                                        standard CSSA loan setup file and CSSA
                                        loan periodic update file. The Trustee
                                        will electronically provide such files
                                        on a monthly basis, to the extent that
                                        it receives the information needed to do so.

                                        Upon reasonable prior notice, you may
                                        also review at the Trustee's offices
                                        during normal business hours a variety
                                        of information and documents that
                                        pertain to the Mortgage Loans and
                                        Mortgaged Properties, including loan
                                        documents, borrower operating
                                        statements, rent rolls and property
                                        inspection reports, to the extent the
                                        Trustee receives such information and
                                        documents.

                                        See "Description of the Offered
                                        Certificates--Reports to
                                        Certificateholders; Certain Available
                                        Information" in this Prospectus
                                        Supplement.

                     The Certificates: A Structural Summary

Seniority..........................     The following chart sets forth the
                                        relative seniority of the respective
                                        Classes of Certificates for purposes
                                        of--

                                        o    making distributions of interest
                                             and, if and when applicable,
                                             distributions of principal; and

                                        o    allocating losses on the Mortgage
                                             Loans, as well as certain
                                             default-related and other
                                             unanticipated expenses of the
                                             Trust.

                                        Each identified Class of Certificates
                                        will, for the above specified purposes,
                                        be subordinate to each other Class of
                                        Certificates, if any, listed above it in the following chart.


                                                 Summary Seniority Chart

                                                       Most Senior

                                        ----------------------------------------
                                           Class S, Class A-1A and Class A-1B
                                        ----------------------------------------

                                                   -------------------
                                                        Class A-2
                                                   -------------------
                                                   -------------------
                                                        Class A-3
                                                   -------------------
                                                   -------------------
                                                        Class A-4
                                                   -------------------
                                                   -------------------
                                                        Class B-1
                                                   -------------------
                                                   -------------------
                                                        Class B-2
                                                   -------------------

                                        ----------------------------------------
                                         Various Classes of Private Certificates
                                        ----------------------------------------

                                                    Most Subordinate



                                        The only form of credit support for any
                                        Class of Offered Certificates will be
                                        the above-referenced subordination of
                                        the other Classes of Certificates to
                                        which it is senior, including all of the Private Certificates (other than the Class D-1 and Class D-2 Certificates).

                                        Holders of the Class D-1 Certificates
                                        will be entitled to receive, if and when paid, certain additional interest accrued in respect of each GECA Mortgage Loan with an Anticipated Repayment Date that remains outstanding after such date, and Holders of the Class D-2 Certificates will be entitled to receive, if and when paid, certain additional interest accrued in respect of each Column Mortgage Loan with an Anticipated Repayment Date that remains outstanding after such date. The payment of such additional interest is deferred as described in this Prospectus Supplement. Accordingly, the Class D-1 and Class D-2 Certificates are neither senior nor subordinate to any other Class of Certificates (except to the extent that amounts received on any particular Mortgage Loan with an Anticipated Repayment Date are applied to pay amounts other than such additional interest).

                                        See "Description of the Offered
                                        Certificates--General", "--Seniority",
                                        "--Distributions" and "--Allocation of
                                        Realized Losses and Certain Other
                                        Shortfalls and Expenses" in this
                                        Prospectus Supplement.

Distributions

A. General........................      Distributions of interest and principal
                                        will be made to the Holders of the
                                        various Classes of Certificates entitled thereto, sequentially based upon their seniority as depicted in the Summary
                                        Seniority Chart above. See "Description
                                        of the Offered Certificates--Seniority"
                                        and "--Distributions--Priority of
                                        Payments" in this Prospectus Supplement.

B.  Distributions of Interest......     Each Class of Certificates (other than
                                        the Class R-I, Class R-II, Class R- III,
                                        Class D-1 and Class D-2 Certificates)
                                        will bear interest. In the case of each
                                        such Class, such interest will accrue
                                        during each Interest Accrual Period
                                        based upon--

                                        o    the Pass-Through Rate for such
                                             Class for the related Distribution
                                             Date,

                                        o    the aggregate Certificate Principal
                                             Balance or Certificate Notional
                                             Amount, as the case may be, of such
                                             Class outstanding immediately prior
                                             to the related Distribution Date,
                                             and

                                        o    the assumption that each year
                                             consists of twelve 30-day months.

                                        The timing of a prepayment on a Mortgage
                                        Loan may result in the collection of
                                        less than a full month's interest on
                                        such Mortgage Loan during the Collection
                                        Period of prepayment. As and to the
                                        extent described in this Prospectus
                                        Supplement, such shortfalls (net of the
                                        respective portions thereof attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates on a pro rata basis according to the respective amounts of such accrued interest.

                                        On each Distribution Date, subject to
                                        available funds and the payment
                                        priorities described above, you will be
                                        entitled to receive your proportionate
                                        share of all unpaid distributable
                                        interest accrued in respect of your
                                        Class of Offered Certificates through
                                        the end of the related Interest Accrual
                                        Period.

                                        See "Description of the Offered
                                        Certificates--Distributions
                                        --Calculation of Interest" and
                                        "--Allocation of Realized Losses and
                                        Certain Other Shortfalls and Expenses"
                                        in this Prospectus Supplement.

C. Distributions of Principal.....      Those Certificates with Certificate
                                        Principal Balances are referred to in
                                        this Prospectus Supplement as "Principal
                                        Balance Certificates". In general,
                                        subject to available funds and the
                                        payment priorities described above, the
                                        Holders of each Class of Principal
                                        Balance Certificates will be entitled to receive a total amount of principal over time equal to the aggregate Certificate
                                        Principal Balance of such Class.
                                        However, the Pooling Agreement will
                                        require the Trustee to make such
                                        distributions of principal in a
                                        specified sequential order such that--

                                        o    No distributions of principal will
                                             be made to the Holders of any Class
                                             of Private Certificates until the
                                             aggregate Certificate Principal
                                             Balance of the Offered Certificates
                                             (other than the Class S
                                             Certificates, which do not have
                                             Certificate Principal Balances) is
                                             reduced to zero.

                                        o    No distributions of principal will
                                             be made to the Holders of the Class
                                             A-2, Class A-3, Class A-4, Class
                                             B-1 or Class B-2 Certificates
                                             until, in the case of each such
                                             Class, the aggregate Certificate
                                             Principal Balance of all more
                                             senior Classes of Offered
                                             Certificates (other than the Class
                                             S Certificates, which do not have
                                             Certificate Principal Balances) is
                                             reduced to zero.

                                        o    No distributions of principal will
                                             be made to the Holders of the Class
                                             A-1B Certificates until either:

                                             (i)  the aggregate Certificate
                                                  Principal Balance of the Class
                                                  A-1A Certificates is reduced
                                                  to zero; or

                                             (ii) the aggregate Certificate
                                                  Principal Balance of the Class
                                                  A-2, Class A-3, Class A-4,
                                                  Class B-1, Class B-2, Class
                                                  B-3, Class B-4, Class B-5,
                                                  Class B-6, Class B- 7, Class
                                                  B-8 and Class C Certificates
                                                  is reduced to zero due to
                                                  losses on the Mortgage Loans
                                                  and/or certain default-related
                                                  or other unanticipated
                                                  expenses of the Trust and, as
                                                  a result, the Class A-1A and
                                                  Class A-1B Certificates are
                                                  the only outstanding Principal
                                                  Balance Certificates (in which
                                                  case, distributions of
                                                  principal will be made to the
                                                  Holders of the Class A- 1A
                                                  Certificates and the Holders
                                                  of the Class A-1B Certificates
                                                  on a pro rata basis).

                                        The aggregate distributions of principal to be made on the respective Classes of Principal Balance Certificates on any Distribution Date will in general be a function of--

                                        o    the amount of scheduled payments of
                                             principal due (or, in some cases,
                                             deemed due) on the Mortgage Loans
                                             during the related Collection
                                             Period that are either received as
                                             of the related Determination Date
                                             or advanced by the Master Servicer,
                                             and

                                        o    the amount of any prepayments and
                                             other unscheduled collections of
                                             previously unadvanced principal in
                                             respect of the Mortgage Loans that
                                             are received during the related
                                             Collection Period.

                                        See "Description of the Offered
                                        Certificates--Distributions
                                        --Calculation of the Principal
                                        Distribution Amount" and
                                        "--Distributions--Priority of Payments"
                                        in this Prospectus Supplement.

D.  Distributions of
      Prepayment Premiums and
      Yield Maintenance Charges....     Any prepayment premium or yield
                                        maintenance charge collected in respect
                                        of a Mortgage Loan will be distributed,
                                        in the proportions described in this
                                        Prospectus Supplement, to the Holders of the Class S Certificates and/or to the Holders of the Class or Classes of Principal Balance Certificates then entitled to receive distributions of principal. See "Description of the
                                        Offered Certificates--Distributions of
                                        Prepayment Premiums and Yield
                                        Maintenance Charges" in this Prospectus
                                        Supplement.

                                        Allocation of Losses and Certain
                                           Other Shortfalls and Expenses...

                                        Losses on the Mortgage Loans, together
                                        with certain default-related and other
                                        unanticipated expenses of the Trust, may cause the aggregate Stated Principal Balance of the Mortgage Pool to be less than the aggregate Certificate Principal Balance of the Principal Balance Certificates (any such deficit being referred to in this Prospectus Supplement as a "Mortgage Pool Deficit"). If a Mortgage Pool Deficit exists following the distributions made on the Certificates on any Distribution Date, then the aggregate Certificate Principal Balances of the respective Classes of Principal Balance
                                        Certificates will be successively
                                        reduced in reverse order of their
                                        seniority (as depicted in the Summary
                                        Seniority Chart above), until such
                                        Mortgage Pool Deficit is eliminated.

                                        In addition, the timing of a prepayment
                                        on a Mortgage Loan may result in the
                                        collection of less than a full month's
                                        interest on such Mortgage Loan during
                                        the Collection Period of prepayment. As
                                        and to the extent described in this
                                        Prospectus Supplement, such shortfalls
                                        (net of the respective portions thereof
                                        attributable to the fees of the Master
                                        Servicer and certain other items) will
                                        be allocated to reduce the aggregate
                                        amount of interest otherwise payable to
                                        the Holders of the respective Classes of interest-bearing Certificates on a pro rata basis.

                                        See "Description of the Offered
                                        Certificates--Allocation of Realized
                                        Losses and Certain Other Shortfalls and
                                        Expenses" and "Servicing of the Mortgage
                                        Loans--Servicing and Other Compensation
                                        and Payment of Expenses" in this
                                        Prospectus Supplement.

Advances...........................     In general, the Master Servicer will be
                                        required to make advances (each, a "P&I
                                        Advance"), for distribution to the
                                        Certificateholders, in the amount of any delinquent monthly payments (other than balloon payments) of principal and interest due on the Mortgage Loans (net of the respective portions of such monthly payments attributable to the fees of the Master Servicer and certain other items). The Master Servicer and, in limited cases, the Special Servicer will also generally be required to make advances (each, a "Servicing Advance") to cover certain costs and expenses relating to the servicing and administration of the Mortgage Loans.
                                        P&I Advances and Servicing Advances are
                                        collectively "Advances". If the Master
                                        Servicer or the Special Servicer fails
                                        to make any Advance that it is required
                                        to make, the Trustee will be required to make such Advance. None of the Master
                                        Servicer, the Special Servicer or the
                                        Trustee, however, will be required to
                                        make any Advance that it determines, in
                                        its good faith and reasonable judgment,
                                        will not be recoverable from proceeds of the related Mortgage Loan. As and to the extent described in this Prospectus
                                        Supplement, any party that makes an
                                        Advance will be entitled to be
                                        reimbursed for such Advance, together
                                        with interest thereon.

                                        See "Description of the Offered
                                        Certificates--P&I Advances" and
                                        "Servicing of the Mortgage
                                        Loans--Servicing and Other Compensation
                                        and Payment of Expenses" in this
                                        Prospectus Supplement and "Description
                                        of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate
                                        Account" in the Prospectus.

Appraisal Reductions...............     If certain adverse events or
                                        circumstances, called "Appraisal Trigger
                                        Events", occur or exist with respect to
                                        a Mortgage Loan or the related Mortgaged
                                        Property, the Special Servicer will be
                                        obligated to obtain a new appraisal of
                                        such Mortgaged Property. The new
                                        appraised value may reflect an
                                        "Appraisal Reduction Amount", which
                                        will, in general, be equal to any excess of (i) the principal balance of, and certain other amounts due under, the subject Mortgage Loan over (ii) 90% of such new appraised value. If an Appraisal Reduction Amount does exist, the amount otherwise required to be advanced in respect of interest on the subject Mortgage Loan will be reduced generally in the same proportion that the Appraisal Reduction Amount bears to the principal balance of such Mortgage
                                        Loan. Due to the payment priorities,
                                        this will reduce the funds available to
                                        pay interest on the most subordinate
                                        Class of Certificates then outstanding.
                                        See "Description of the Offered
                                        Certificates--Appraisal Reductions" in
                                        this Prospectus Supplement.

                   The Mortgage Loans and Mortgaged Properties

The Mortgage Pool..................     The Trust Fund will primarily consist of
                                        the pool of Mortgage Loans (the
                                        "Mortgage Pool"). Each Mortgage Loan
                                        constitutes the obligation of one or
                                        more persons (individually and
                                        collectively as to such Mortgage Loan,
                                        the "Borrower") to repay a specified sum with interest. Each Mortgage Loan will be secured by a first mortgage lien on the fee and/or leasehold interest of the related Borrower or another person in one or more commercial or multifamily residential properties (each, a
                                        "Mortgaged Property").

                                        For more detailed information on the
                                        Mortgage Loans, see the following
                                        sections in this Prospectus Supplement:

                                        o    "Description of the Mortgage Pool"

                                        o    "Risk Factors--Risks Related to the
                                             Mortgage Loans"

                                        o    Exhibit A-1 - Certain
                                             Characteristics of the Mortgage
                                             Loans and Mortgaged Properties

                                        o    Exhibit A-2 - Mortgage Pool
                                             Information

                                        Listed below is certain statistical
                                        information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

                                        o    All numerical information provided
                                             with respect to the Mortgage Loans
                                             is provided on an approximate
                                             basis.

                                        o    All weighted average information
                                             provided with respect to the
                                             Mortgage Loans reflects weighting
                                             of the Mortgage Loans by their
                                             Cut-off Date Balances.

                                        o    When information with respect to
                                             the Mortgaged Properties is
                                             expressed as a percentage of the
                                             Initial Pool Balance, such
                                             percentages are based upon the
                                             Cut-off Date Balances of the
                                             related Mortgage Loans.

                                        o    Some of the Mortgage Loans are
                                             cross-collateralized and cross-
                                             defaulted with one or more other
                                             Mortgage Loans. Except where
                                             otherwise specifically indicated,
                                             each such cross- collateralized
                                             Mortgage Loan is presented as if it
                                             were secured only by a mortgage
                                             lien on the corresponding Mortgaged
                                             Property identified on Exhibit A-1
                                             to this Prospectus Supplement. See
                                             the notes to the tables set forth
                                             in Exhibit A-1.

                                        o    In some cases, multiple Mortgaged
                                             Properties secure a single amount
                                             of mortgage loan indebtedness
                                             represented by a single note. For
                                             purposes of presenting statistical
                                             information, the Depositor has
                                             allocated the aggregate amount of
                                             such indebtedness among the related
                                             Mortgaged Properties (on the basis
                                             of relative appraised values, the
                                             relative underwritten net cash flow
                                             or prior allocations reflected in
                                             the related mortgage loan
                                             documents). Except where otherwise
                                             specifically indicated, each
                                             allocated portion of such aggregate
                                             amount is presented as if it were a
                                             single "Mortgage Loan" secured only
                                             by a mortgage lien on the
                                             corresponding Mortgaged Property
                                             identified on Exhibit A-1 to this
                                             Prospectus Supplement and is
                                             described as being as
                                             cross-collateralized and
                                             cross-defaulted with each other
                                             Mortgage Loan representing an
                                             allocable portion of the related
                                             indebtedness. See the notes to the
                                             tables set forth in Exhibit A-1.
                                             Mortgage indebtedness presented on
                                             this basis includes the Winston
                                             Loan (which, except where otherwise
                                             specifically indicated, is
                                             presented in this Prospectus
                                             Supplement as consisting of
                                             fourteen (14) separate Mortgage
                                             Loans that represent 5.7% of the
                                             Initial Pool Balance).

                                        o    In some cases, multiple parcels of
                                             real property securing a single
                                             Mortgage Loan have been treated as
                                             a single "Mortgaged Property"
                                             because of their proximity to each
                                             other, the interrelationship of
                                             their operations or for other
                                             reasons deemed appropriate by the
                                             Depositor. Such Mortgage Loans
                                             include the Mortgage Loan secured
                                             by the Mortgaged Property
                                             identified on Exhibit A-1 as the
                                             Dallas Design Center Portfolio.

                                        o    This Prospectus Supplement refers
                                             to certain properties specifically
                                             by name. You should construe each
                                             reference to a named property as a
                                             reference to the Mortgaged Property
                                             identified by that name on Exhibit
                                             A-1 to this Prospectus Supplement.

                                        o    Statistical information regarding
                                             the Mortgage Loans may change prior
                                             to the date of issuance of the
                                             Certificates due to changes in the
                                             composition of the Mortgage Pool
                                             prior to the Closing Date.

                                        o    Certain capitalized terms used with
                                             respect to the Mortgage Loans are
                                             defined under "Description of the
                                             Mortgage Pool" in this Prospectus
                                             Supplement.

A.  General Characteristics........     The Mortgage Pool will have the
                                        following general characteristics as of
                                        the Cut-off Date:

                  Initial Pool Balance(1).........................$1,239,717,562
                  Number of Mortgage Loans........................           278

                  Maximum Cut-off Date Balance(2).................   $30,446,295
                  Minimum Cut-off Date Balance....................      $515,269

                  Average Cut-off Date Balance....................    $4,459,416

                  Maximum Loan Group Cut-off Date Balance(3)......   $70,750,763
                  Minimum Loan Group Cut-off Date Balance.........      $675,000
                  Average Loan Group Cut-off Date Balance.........    $5,187,103

                  Maximum Mortgage Rate...........................        8.440%
                  Minimum Mortgage Rate...........................        5.960%
                  Weighted Average Mortgage Rate..................        7.320%

                  Maximum Original Term to Maturity
                       or Anticipated Repayment Date..............    300 months
                  Minimum Original Term to Maturity
                       or Anticipated Repayment Date..............     60 months
                  Weighted Average Original Term to Maturity
                       or Anticipated Repayment Date..............    125 months

                  Maximum Remaining Term to Maturity
                      or Anticipated Repayment Date...............    289 months
                  Minimum Remaining Term to Maturity
                       or Anticipated Repayment Date..............     58 months
                  Weighted Average Remaining Term to Maturity
                       or Anticipated Repayment Date..............    122 months

                  Maximum Underwritten Debt
                      Service Coverage Ratio(4)...................         2.54x
                  Minimum Underwritten Debt
                      Service Coverage Ratio......................         1.20x
                  Weighted Average Underwritten
                      Debt Service Coverage Ratio.................         1.39x

                  Maximum Cut-off Date Loan-to-Value Ratio(5).....         82.5%
                  Minimum Cut-off Date Loan-to-Value Ratio........         16.2%
                  Weighted Average Cut-off Date
                      Loan-to-Value Ratio.........................         73.2%

                  Maximum Maturity/ARD Loan-to-Value Ratio(6).....         73.7%
                  Minimum Maturity/ARD Loan-to-Value Ratio........         12.9%
                  Weighted Average Maturity/ARD
                      Loan-to-Value Ratio.........................         62.6%

                                        ----------
                                        (1)  The "Initial Pool Balance" is equal
                                             to the aggregate Cut-off Date
                                             Balance of the Mortgage Pool and is
                                             subject to a permitted variance of
                                             plus or minus 5%.

                                        (2)  The "Cut-off Date Balance" of each
                                             Mortgage Loan is equal to its
                                             unpaid principal balance as of the
                                             Cut-off Date, after application of
                                             all payments of principal due in
                                             respect of such Mortgage Loan on or
                                             before such date, whether or not
                                             received. The Cut-off Date Balances
                                             of the Mortgage Loans are presented
                                             without regard to the
                                             cross-collateralization of groups
                                             of cross-collateralized Mortgage
                                             Loans.

                                        (3)  The "Loan Group Cut-off Date
                                             Balances" are the Cut-off Date
                                             Balances of the Mortgage Loans,
                                             presenting each group of
                                             cross-collateralized Mortgage Loans
                                             as if it were a single Mortgage
                                             Loan.

                                        (4)  The "Underwritten Debt Service
                                             Coverage Ratio" for any Mortgage
                                             Loan (other than a Mortgage Loan
                                             that is part of a
                                             cross-collateralized group of
                                             Mortgage Loans) is equal to the
                                             Underwritten Net Cash Flow (as such
                                             term is defined in this Prospectus
                                             Supplement under "Description of
                                             the Mortgage Pool--Additional
                                             Mortgage Loan Information")
                                             generated by the related Mortgaged
                                             Property, divided by the product of
                                             12 times the monthly payment of
                                             principal and/or interest due in
                                             respect of such Mortgage Loan on
                                             the Cut-off Date. The Underwritten
                                             Debt Service Coverage Ratio for any
                                             Mortgage Loan that is part of a
                                             group of cross-collateralized
                                             Mortgage Loans is equal to the
                                             aggregate Underwritten Net Cash
                                             Flow generated by all of the
                                             Mortgaged Properties securing such
                                             group, divided by the product of 12
                                             times the aggregate monthly
                                             payments of principal and/or
                                             interest due on the Cut-off Date in
                                             respect of all the Mortgage Loans
                                             comprising such group.

                                        (5)  The "Cut-off Date Loan-to-Value
                                             Ratio" for any Mortgage Loan is
                                             equal to its Cut-off Date Balance,
                                             divided by the estimated value of
                                             the related Mortgaged Property as
                                             set forth in the most recent
                                             appraisal obtained by or otherwise
                                             in the possession of the Mortgage
                                             Loan Seller.

                                        (6)  The "Maturity/ARD Loan-to-Value
                                             Ratio" for any Mortgage Loan that
                                             provides for a balloon payment or
                                             has an Anticipated Repayment Date
                                             is equal to the unpaid principal
                                             balance of such Mortgage Loan that
                                             will be outstanding as of its
                                             maturity date or Anticipated
                                             Repayment Date, as applicable,
                                             assuming no defaults or
                                             prepayments, divided by the
                                             estimated value of the related
                                             Mortgaged Property as set forth in
                                             the most recent appraisal obtained
                                             by or otherwise in the possession
                                             of the Mortgage Loan Seller.
                                             Maturity/ARD Loan-to-Value Ratios
                                             have not been calculated and are
                                             not presented for fully amortizing
                                             Mortgage Loans.

B.  State Concentration............     The table below shows the number of, and
                                        percentage of the Initial Pool Balance
                                        secured by, Mortgaged Properties located in the indicated states:



                                               Number of            % of Initial
                        State             Mortgaged Properties      Pool Balance
                        -----             --------------------      ------------
                        Texas                      52                  18.9%
                        California                 43                  13.6%
                        Florida                    19                  10.0%
                        Michigan                   17                   4.8%
                        Tennessee                  2                    3.7%


                                        The remaining Mortgaged Properties are
                                        located throughout 31 other states and
                                        the District of Columbia. No more than
                                        3.4% of the Initial Pool Balance is
                                        secured by Mortgaged Properties located
                                        in any such other jurisdiction.

C.  Property Types.................     The table below shows the number of, and
                                        percentage of the Initial Pool Balance
                                        secured by, Mortgaged Properties
                                        operated for each indicated purpose:

                                                Number of           % of Initial
                  Property Type           Mortgaged Properties      Pool Balance
                  -------------           --------------------      ------------
           Multifamily Rental                     106                  35.7%
           Retail                                  59                  25.0%
           Hospitality                             26                   9.4%
           Office                                  24                   8.9%
           Mixed Use                               18                   8.3%
           Manufactured Housing
             Community                             24                   6.6%
           Self Storage                            16                   3.2%
           Industrial                              5                    2.8%

D.  Security for the Mortgage
        Loans......................     The table below shows the number and
                                        percentage (based on Cut-off Date
                                        Balance) of the Mortgage Loans that are
                                        secured by first mortgage liens on each
                                        of the specified interests in the
                                        related Mortgaged Properties.

                Encumbered Interest
                  in the Related               Number of            % of Initial
                Mortgaged Property        Mortgaged Properties      Pool Balance
           Fee                                    269                   96.3%
           Fee in Part, Leasehold in
           Part                                    2                     2.0%
           Leasehold                               7                     1.7%

E.  Cut-off Date Balances..........     The table below shows the range of
                                        Cut-off Date Balances for the Mortgage
                                        Loans, presented without regard to the
                                        cross-collateralization of the groups of cross-collateralized Mortgage Loans.

                      Range of                   Number of          % of Initial
                Cut-off Date Balances          Mortgage Loans       Pool Balance
                ---------------------          --------------       ------------
                 $515,269 - $749,999                  4                 0.2%
                $750,000 - $1,249,999                17                 1.4%
               $1,250,000 - $1,999,999               63                 8.5%
               $2,000,000 - $2,999,999               60                12.3%
               $3,000,000 - $3,999,999               33                 9.4%
               $4,000,000 - $4,999,999               22                 8.0%
               $5,000,000 - $5,999,999               17                 7.4%
               $6,000,000 - $9,999,999               39                22.8%
              $10,000,000 - $14,999,999              12                11.7%
              $15,000,000 - $19,999,999               6                 8.0%
              $20,000,000 - $24,999,999               3                 5.4%
              $25,000,000 - $30,446,295               2                 4.8%

F.  Loan Group Cut-off Date Balances....The table below shows the range of
                                        Cut-off Date Balances for the Mortgage
                                        Loans, presenting each group of
                                        cross-collateralized Mortgage Loans as a single Mortgage Loan.

                           Range of
                          Loan Group              Number of        % of Initial
                    Cut-off Date Balances       Mortgage Loans     Pool Balance
                    ---------------------       --------------     ------------
                     $675,000 - $749,999             2                  0.1%
                    $750,000 - $1,249,999           13                  1.1%
                   $1,250,000 - $1,999,999          54                  7.3%
                   $2,000,000 - $2,999,999          55                 11.4%
                   $3,000,000 - $3,999,999          29                  8.2%
                   $4,000,000 - $4,999,999          17                  6.2%
                   $5,000,000 - $5,999,999          13                  5.7%
                   $6,000,000 - $9,999,999          34                 20.5%
                  $10,000,000 - $14,999,999         10                 10.0%
                  $15,000,000 - $19,999,999          5                  6.6%
                  $20,000,000 - $24,999,999          2                  3.3%
                  $25,000,000 - $70,750,763          5                 19.6%

G.  Mortgage Rates ................     The table below shows the range of
                                        Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

                        Range of Cut-off           Number of        % of Initial
                        Mortgage Rates           Mortgage Loans     Pool Balance
                        ---------------          --------------     ------------
                        5.960% - 6.499%               9                  1.9%
                        6.500% - 6.749%              11                  4.7%
                        6.750% - 6.999%              30                 12.3%
                        7.000% - 7.249%              54                 19.8%
                        7.250% - 7.499%              74                 29.0%
                        7.500% - 7.999%              88                 24.8%
                        8.000% - 8.440%              12                  7.5%


H.  Original Terms to
        Maturity or ARD............     The table below shows the range of
                                        original terms to stated maturity or
                                        Anticipated Repayment Date, as
                                        applicable, for the Mortgage Loans.


                       Range of Original
                       Terms to Maturity           Number of        % of Initial
                       or ARD (in Months)        Mortgage Loans     Pool Balance
                       ------------------        --------------     ------------
                            60 - 108                   6                3.7%
                           109 - 120                 260               91.6%
                           121 - 204                   5                1.1%
                           205 - 300                   7                3.6%

I.  Remaining Terms to
        Maturity or ARD............     The table below shows the range of
                                        remaining terms to stated maturity or
                                        Anticipated Repayment Date, as
                                        applicable, for the Mortgage Loans as of the Cut-off Date.

                      Range of Remaining
                      Terms to Maturity           Number of        % of Initial
                      or ARD (in Months)        Mortgage Loans     Pool Balance
                      ------------------        --------------     ------------
                           58 - 108                   7                3.9%
                          109 - 120                 259               91.3%
                          121 - 204                   5                1.1%
                          205 - 289                   7                3.6%

J.  Underwritten Debt Service
       Coverage Ratios.............     The table below shows the range of
                                        Underwritten Debt Service Coverage
                                        Ratios for the Mortgage Loans.

                            Range of
                          Underwritten
                          Debt Service             Number of        % of Initial
                        Coverage Ratios          Mortgage Loans     Pool Balance
                        ---------------          --------------     ------------
                         1.20x - 1.29x                107               49.9%
                         1.30x - 1.39x                 87               27.0%
                         1.40x - 1.49x                 46               12.5%
                         1.50x - 1.59x                 12                2.0%
                         1.60x - 2.54x                 26                8.7%

K.  Cut-off Date Loan-to-Value
      Ratios.......................     The table below shows the range of
                                        Cut-off Date Loan-to-Value Ratios for
                                        the Mortgage Loans.

                             Range of
                           Cut-off Date            Number of        % of Initial
                       Loan-to-Value Ratios       ortgage Loans     Pool Balance
                       --------------------       -------------     ------------
                         16.20% - 50.00%               18                6.2%
                         50.01% - 60.00%               19                4.5%
                         60.01% - 70.00%               41               10.1%
                         70.01% - 75.00%               72               21.5%
                         75.01% - 80.00%              121               53.5%
                         80.01% - 82.50%                7                4.2%

L.  Maturity/ARD
        Loan-to-Value Ratios.......     The table below shows the range of
                                        Maturity/ARD Loan-to-Value Ratios for
                                        the Balloon Loans and the ARD Loans
                                        described in this Prospectus Supplement.

                           Range of
                         Maturity/ARD              Number of        % of Initial
                   Loan-to-Value Ratios(1)      Mortgage Loans      Pool Balance
                   -----------------------      --------------      ------------
                       12.90% - 20.00%                  3               0.5%
                       20.01% - 30.00%                  2               1.4%
                       30.01% - 40.00%                 17               6.5%
                       40.01% - 50.00%                 20               4.7%
                       50.01% - 60.00%                 52              11.4%
                       60.01% - 73.70%                181              74.1%


                                        ----------
                                        (1)  Maturity/ARD Loan-to-Value Ratios
                                             have not been calculated and are
                                             not presented for fully amortizing
                                             Mortgage Loans.

The Large Mortgage Loans and Groups

A.  The Winston Loan...............     Set forth below is certain loan and
                                        property information in respect of the
                                        cross-collateralized group of Mortgage
                                        Loans collectively identified in this
                                        Prospectus Supplement as the "Winston
                                        Loan". See "Description of the Mortgage
                                        Pool--Significant Mortgage Loans--The
                                        Winston Loan" in this Prospectus
                                        Supplement.

                   Cut-off Date Balance.......................       $70,750,763
                   % of Initial Pool Balance..................              5.7%
                   No. of Mortgaged Properties................                14
                   Property Type..............................             Hotel
                   Mortgage Rate..............................            7.375%
                   Scheduled P&I Payment......................       $518,924.55
                   Stated Maturity Date.......................  December 1, 2023
                   Anticipated Repayment Date.................  December 1, 2008
                   Appraised Value............................      $162,120,000
                   Appraisal Dates............................ 6/30/98 - 8/17/98
                   Underwritten Debt Service Coverage Ratio...             2.54x
                   Cut-off Date Loan-to-Value Ratio...........             43.6%
                   Maturity/ARD Loan-to-Value Ratio...........             34.8%

B.  The Swerdlow Loans.............     Set forth below is certain loan and
                                        property information in respect of the
                                        group of cross-collateralized Mortgage
                                        Loans identified in this Prospectus
                                        Supplement as the "Swerdlow Loans". See
                                        "Description of the Mortgage
                                        Pool--Significant Mortgage Loans--The
                                        Swerdlow Loans" in this Prospectus
                                        Supplement.

                    Cut-off Date Balance.....................        $63,806,653
                    % of Initial Pool Balance................               5.1%
                    No. of Mortgaged Properties..............                  3
                    Property Types...........................      Retail/Office
                    Mortgage Rate............................             8.180%
                    Scheduled P&I Payment....................        $476,746.78
                    Stated Maturity Date.....................   February 1, 2029
                    Anticipated Repayment Date...............   February 1, 2009
                    Appraised Value..........................        $80,900,000
                    Appraisal Dates.......................... 10/9/98 - 10/20/98
                    Underwritten Debt Service Coverage Ratio.              1.25x
                    Cut-off Date Loan-to-Value Ratio.........              78.9%
                    Maturity/ARD Loan-to-Value Ratio.........              70.9%

C.  The Alliance Loans.............     Set forth below is certain loan and
                                        property information in respect of the
                                        group of cross-collateralized Mortgage
                                        Loans identified in this Prospectus
                                        Supplement as the "Alliance Loans". See
                                        "Description of the Mortgage
                                        Pool--Significant Mortgage Loans--The
                                        Alliance Loans" in this Prospectus
                                        Supplement.

                     Cut-off Date Balance.....................       $48,831,350
                     % of Initial Pool Balance................              3.9%
                     No. of Mortgaged Properties..............                 5
                     Property Types...........................       Multifamily
                     Mortgage Rate............................            7.220%
                     Scheduled P&I Payment....................       $332,517.17
                     Stated Maturity Date.....................  February 1, 2009
                     Appraised Value..........................       $62,250,000
                     Appraisal Dates.......................... 1/15/99 - 1/20/99
                     Underwritten Debt Service Coverage Ratio.             1.30x
                     Cut-off Date Loan-to-Value Ratio.........             78.4%
                     Maturity/ARD Loan-to-Value Ratio.........             68.9%

D.  The Country Squire
         Apartments - South Loan...     Set forth below is certain loan and
                                        property information in respect of the
                                        Mortgage Loan identified in this
                                        Prospectus Supplement as the "Country
                                        Squire Apartments - South Loan". See
                                        "Description of the Mortgage
                                        Pool--Significant Mortgage Loans--The
                                        Country Squire Apartments - South Loan"
                                        in this Prospectus Supplement.

                      Cut-off Date Balance......................     $30,446,295
                      % of Initial Pool Balance.................            2.5%
                      No. of Mortgaged Properties...............               1
                      Property Type.............................     Multifamily
                      Mortgage Rate.............................          6.650%
                      Scheduled P&I Payment.....................     $195,799.29
                      Stated Maturity Date...................... January 1, 2009
                      Appraised Value...........................     $39,000,000
                      Appraisal Date............................         8/13/98
                      Underwritten Debt Service Coverage Ratio..           1.28x
                      Cut-off Date Loan-to-Value Ratio..........           78.1%
                      Maturity/ARD Loan-to-Value Ratio..........           66.5%

E.  The American Loans.............     Set forth below is certain loan and
                                        property information in respect of the
                                        group of cross-collateralized Mortgage
                                        Loans identified in this Prospectus
                                        Supplement as the "American Loans". See
                                        "Description of the Mortgage
                                        Pool--Significant Mortgage Loans--The
                                        American Loans" in this Prospectus
                                        Supplement.

                     Cut-off Date Balance.....................       $29,312,901
                     % of Initial Pool Balance................              2.4%
                     No. of Mortgaged Properties..............                 4
                     Property Types........................... Office/Industrial
                     Mortgage Rate............................            7.550%
                     Scheduled P&I Payment....................       $206,576.59
                     Stated Maturity Date.....................  November 1, 2008
                     Appraised Value..........................       $36,750,000
                     Appraisal Dates.......................... 6/17/98 - 8/31/98
                     Underwritten Debt Service Coverage Ratio.             1.40x
                     Cut-off Date Loan-to-Value Ratio.........             79.8%
                     Maturity/ARD Loan-to-Value Ratio.........             70.8%

Payment Terms......................     Each Mortgage Loan accrues interest at
                                        the annual rate (its "Mortgage Rate")
                                        set forth with respect thereto on
                                        Exhibit A-1 to this Prospectus
                                        Supplement. The Mortgage Rate for each
                                        Mortgage Loan is fixed for the entire
                                        term of such Mortgage Loan.

                                        Each Mortgage Loan provides for
                                        scheduled payments of principal and/or
                                        interest ("Scheduled P&I Payments") to
                                        be due on the first day of each month
                                        (its monthly "Due Date").

                                        Each Mortgage Loan identified in this
                                        Prospectus Supplement as a "Balloon
                                        Loan" provides for:

                                        o    an amortization schedule that is
                                             significantly longer than its
                                             remaining term to stated maturity
                                             and which, in some cases, begins
                                             only after the end of an initial
                                             interest-only period; and

                                        o    a substantial payment of principal
                                             on its maturity date (such payment,
                                             together with the corresponding
                                             interest payment, a "Balloon
                                             Payment").

                                        Three (3) Balloon Loans, representing
                                        1.2% of the Initial Pool Balance,
                                        provide that the amount of the Scheduled
                                        P&I Payment (but not the related
                                        Mortgage Rate) will increase one time on the date on which an initial interest-only period ends and the amortization period commences.

                                        Mortgage Loans identified in this
                                        Prospectus Supplement as "ARD Loans"
                                        provide material disincentives to the
                                        related Borrower to allow its Mortgage
                                        Loan to remain outstanding past a
                                        certain date (the "Anticipated Repayment
                                        Date" or "ARD"). There can be no
                                        assurance, however, that such
                                        disincentives will result in any ARD
                                        Loan being paid in full on or before its Anticipated Repayment Date. Such disincentives, which in each case will begin effective as of the related Anticipated Repayment Date, include:

                                        o    The accrual of interest in excess
                                             of that accrued at the related
                                             Mortgage Rate. Such additional
                                             interest will be deferred and will
                                             be payable only after the
                                             outstanding principal balance of
                                             the ARD Loan is paid in full.

                                        o    The application of certain excess
                                             cash flow from the related
                                             Mortgaged Property to pay
                                             principal. Such payment of
                                             principal will be in addition to
                                             the principal portion of the
                                             Scheduled P&I Payment.

                                        The remaining Mortgage Loans, referred
                                        to in this Prospectus Supplement as
                                        "Fully Amortizing Loans", have
                                        amortization schedules that amortize
                                        such Mortgage Loans in full or
                                        substantially in full by their
                                        respective maturity dates. The Fully
                                        Amortizing Loans do not include the ARD
                                        Loans.

                                        The table below shows the number and
                                        percentage of Mortgage Loans that are
                                        Balloon Loans, ARD Loans and Fully
                                        Amortizing Loans, respectively:

                                                 Number of           % of Initial
                  Loan Type                    Mortgage Loans        Pool Balance
                  ---------                    --------------        ------------
                  Balloon Loans                     208                  73.2%
                  ARD Loans                          67                  25.4%
                  Fully Amortizing Loans              3                   1.4%

                                        No Mortgage Loan is a "premium loan"
                                        (i.e., no Borrower received more loan
                                        proceeds than the original principal
                                        balance of its Mortgage Loan in exchange for agreeing to a higher Mortgage Rate).

Delinquency Status.................     No Mortgage Loan was more than 30 days
                                        delinquent in respect of any Scheduled
                                        P&I Payment as of the Cut-off Date or at any time during the twelve (12) month period preceding the Cut-off Date.

Prepayment Lock-out Periods........     A prepayment lock-out period is
                                        currently in effect for all of the
                                        Mortgage Loans. Set forth below is
                                        information regarding the remaining
                                        lock-out periods for the Mortgage Loans:

                      Maximum Remaining Lock-out Period:              232 months
                      Minimum Remaining Lock-out Period:               21 months
                      Weighted Average Remaining Lock-out Period:     108 months

Defeasance.........................     Certain Mortgage Loans identified in
                                        this Prospectus Supplement as
                                        "Defeasance Loans" permit the related
                                        Borrower, no earlier than the second
                                        anniversary of the Closing Date, to
                                        obtain a release of the related
                                        Mortgaged Property (or, where
                                        applicable, one or more of the related
                                        Mortgaged Properties) from the lien of
                                        the related mortgage or other security
                                        instrument by delivering U.S. Treasury
                                        obligations as substitute collateral.

                                                   Number of        % of Initial
                    Loan Type                   Mortgage Loans      Pool Balance
                    ---------                   --------------      ------------
                    Defeasance Loans                  253               91.5%
                    Non-Defeasance Loans               25                8.5%

                                  RISK FACTORS

     You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.

Risks Related to the Offered Certificates

     The Offered Certificates are Supported by Limited Assets. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency. See "--Risk Factors--Limited Assets" in the Prospectus.

     Risks Associated With Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. The Underwriters have informed the Depositor that they intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Depositor will not list the Offered Certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

     Uncertain Yields to Maturity. The yield on your Certificates will depend on
(a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

     o    the Pass-Through Rate(s) for your Certificates;

     o the rate and timing of payments and other collections of principal on the Mortgage Loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the Mortgage Loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on your Certificates; and

     o the collection and distribution of prepayment premiums and yield maintenance charges with respect to the Mortgage Loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Maturity Considerations" in the Prospectus.

     Risks Related to the Rate of Prepayment. If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

     The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. The actual yield to you, as a Holder of an Offered Certificate, may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

     If you purchase Class S Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Prior to investing in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment. The ratings on the Class S Certificates do not address whether a purchaser of such Certificates would be able to recover its initial investment therein.

     See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus. See also "Risk Factors--Effect of Prepayments on Yield of Certificates" in the Prospectus.

     Risks Associated with Borrower Defaults; Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Even if such shortfalls are made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

     Even if losses on the Mortgage Loans do not result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

     Potential Conflicts of Interest. An affiliate of the Master Servicer owns a limited partnership interest in the Borrower under the cross-collateralized group of GECA Mortgage Loans secured by mortgage liens on the Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments. An affiliate of the Master Servicer also owns certain unsecured profit participation interests in the partners of the Borrower under the cross-collateralized group of Mortgage Loans secured by mortgage liens on the Mortgaged Properties identified on Exhibit A-1 to this Prospectus Supplement as Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Apartments. In addition, affiliates of the Master Servicer and the Special Servicer may also have in the future additional financing relationships with other Borrowers (or affiliates). Furthermore, with respect to one group of affiliated Borrowers involving six (6) GECA Mortgage Loans (the "Hyrail Group"), representing 1.7% of the Initial Pool Balance, an affiliate of the Master Servicer has made a "mezzanine" loan secured by partnership or membership interests of partners of the related Borrowers. The Hyrail Group consists of the GECA Mortgage Loans that are secured by mortgage liens on the Mortgaged Properties identified on Exhibit A-1 to this Prospectus Supplement as All Aboard Mini-Storage - Alhambra, -

Fremont, - Stanton, - Anaheim, - San Gabriel and - Santa Ana. In addition, an affiliate of the Master Servicer has extended a revolving credit facility to the real estate investment trust ("REIT") that controls the Borrowers under the Swerdlow Loans and to certain affiliates of such REIT, and the collateral for such credit facility includes, among other things, a pledge of the REIT's equity interests in such Borrowers. Certain of the GECA Mortgage Loans constituted refinancings of indebtedness previously held by GECA affiliates.

     The Master Servicer and the Special Servicer each may acquire Certificates, and it is anticipated that an affiliate of the initial Master Servicer will acquire some or all of the Class B-3, Class B-4 and Class B-5 Certificates. In addition, the Holders of Certificates representing a majority interest in the Controlling Class may replace the Special Servicer. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" in this Prospectus Supplement.

     The Master Servicer and the Special Servicer each will be obligated to observe the terms of the Pooling Agreement and will be governed by the servicing standard described in this Prospectus Supplement. However, either such party may, especially if it or an affiliate is a Certificateholder, or has financial interests in or other financial dealings with the related Borrower, have interests when dealing with Mortgage Loans that are in conflict with those of Holders of the Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust than would have been realized if earlier action had been taken. In general, neither the Master Servicer nor the Special Servicer is required to act in a manner more favorable to the Offered Certificates or any particular Class thereof than to the Private Certificates.

     In addition, the Master Servicer and the Special Servicer each services (and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of the Master Servicer and Special Servicer may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. This may pose inherent conflicts for the Master Servicer or Special Servicer.

     Certain Rights to Payment that are Senior to Distributions on the Certificates. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to be reimbursed for its Advances, together with interest thereon to offset its cost of funds.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the Borrowers and other third parties.

     Each of the Trustee and the Special Servicer has advised the Depositor that it is currently modifying its computer systems and applications and expects that it will be year 2000 capable prior to December 31, 1999. Each of the Trustee and the Special Servicer has also advised the Depositor that it is assessing the year 2000 capability of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. To the extent that the computer systems of the Trustee or the Special Servicer rely on the computer systems of other companies, there can be no assurance that such other computer systems will be year 2000 capable or (even if they are year 2000 capable) that they will be compatible with the computer systems of the Trustee or the Special Servicer, as the case may be. The Master Servicer has advised the Depositor that, with respect to those computer systems identified as being mission critical for the performance of its servicing function described in this Prospectus Supplement, it is committed to either (i) modifying its respective existing systems to the extent required to cause them to be year 2000 capable, or (ii) acquiring new and/or upgraded computer systems that are year 2000 capable, in each case prior to December 31, 1999. The Master Servicer, the Special Servicer and the Trustee consider their products and services to be "year 2000 capable" if the product or service will be capable of accurately processing, providing and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service, properly exchange date data. However, neither the Depositor nor any Underwriter has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 capable, or to the extent its computer systems depend on other companies' computer systems that are not year 2000 capable or are incompatible with its systems, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.

Risks Related to the Mortgage Loans

     Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Properties. The Mortgage Loans are secured by first mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    Multifamily Rental

     o    Retail

     o    Hospitality

     o    Office

     o    Manufactured Housing Community

     o    Industrial

     o    Self Storage

     o    Mixed-Use

     Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the successful operation of the related real estate project.

     The following factors, among others, will affect the ability of a Mortgaged Property to generate net operating income:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

     o local real estate conditions (including an increase in or oversupply of comparable commercial or residential space);

     o    demographic factors;

     o    customer tastes and preferences; and

     o    retroactive changes in building codes.

     Particular factors that may adversely affect the ability of a Mortgaged Property to generate net operating income include:

     o    an increase in operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant (in particular, a sole tenant or anchor tenant);

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or replaced.

     The volatility of net operating income generated by a Mortgaged Property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

     Issues Involving Single-Tenant Mortgage Loans. In the case of seven (7) Mortgage Loans, representing 1.2% of the Initial Pool Balance, the related Borrower has leased the related Mortgaged Property entirely to a single tenant (each such Mortgaged Property, a "Single-Tenant Mortgaged Property" and each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). In some cases, the Single-Tenant Mortgaged Properties are subject to a single space lease with a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date, as applicable, of the related Mortgage Loan. The amount of the monthly rental payment payable by the tenant under such lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Single-Tenant Mortgage Loan.

     The underwriting of a Single-Tenant Mortgage Loan is often based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property. Where the primary lease term expires before the scheduled maturity date (or Anticipated Repayment Date, where applicable) of a Single-Tenant Mortgage Loan, the Originator considered the incentives for the tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term.

     Each lease encumbering a Single-Tenant Mortgaged Property generally requires the related tenant to pay all real property taxes and assessments levied or assessed against such Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with operating such Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Single-Tenant Mortgaged Properties in good order and repair.

     Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     Any Mortgaged Property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the ability of the respective Borrowers to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Most of the Mortgaged Properties are in whole or in part occupied under leases that expire during the respective terms of the related Mortgage Loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of the Mortgaged Properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Value. The operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Mortgaged Properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a Mortgaged Property. See the table entitled "Managers and Locations of the Mortgaged Properties" on Exhibit A-1 to this Prospectus Supplement for the names of the various property managers.

     Factors Affecting the Operation of Multifamily Rental Properties. One hundred-six (106) Mortgage Loans, representing 35.7% of the Initial Pool Balance, are secured by multifamily apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and operation of a Multifamily Rental Property include:

     o the physical attributes of the apartment building (e.g., its age, appearance, amenities and construction quality);

     o    the location of the property;

     o the characteristics of the surrounding neighborhood (which may change over time);

     o the ability of management to provide adequate maintenance and insurance;

     o the property's reputation; o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

     o    the presence of competing properties;

     o the tenant mix (e.g., the tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base);

     o adverse local, regional or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels);

     o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment); and

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants.

     Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings and others may impose such restrictions in the future. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

     Moderate- and Low-Income Tenants. Some of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. Such covenants may limit the potential rental rates that may govern rentals at a Multifamily Rental Property, the potential tenant base for the property or both.

     Two (2) Mortgage Loans (the Mortgage Loans secured by the New Franklin Apartments Property and the High Point Village I Apartments, respectively), together representing 0.6% of the Initial Pool Balance, are secured by Multifamily Rental Properties that are eligible for low income rent subsidies from the United States Department of Housing and Urban Development ("HUD") under its "Section 8" program ("Section 8"). The payment of such rent subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate, thereby eliminating a source of funds for the related Borrower to make payments under its Mortgage Loan).

     Factors Affecting the Repayment of Mortgage Loans Secured by Condominium Properties. Certain of the Mortgage Loans are secured by the related Borrower's interest in all or a majority of the units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums and each Borrower's ownership interest therein, a default on any such Mortgage Loan will not allow the holder of the Mortgage Loan the same flexibility in realizing upon the Mortgaged Property as is generally available with respect to Multifamily Rental Properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of such Mortgage Loans could subject the Trust to greater delay, expense and risk than a loan secured by a Multifamily Rental Property that is not a condominium.

     See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Multifamily Rental Properties" in the Prospectus.

     Factors Affecting the Operation of Retail Properties. Fifty-nine (59) Mortgage Loans, representing 25.0% of the Initial Pool Balance, are secured by retail properties at which businesses offer consumer goods, other products and various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Properties").

     The Retail Properties consist of--

     o    Neighborhood shopping centers;

     o    Strip shopping centers;

     o    Power centers; and

     o    Individual stores and businesses.

     A variety of stores and businesses are located at the Retail Properties, including--

     o    Department stores;

     o    Grocery stores;

     o    Convenience stores;

     o    Restaurants;

     o    Discount stores;

     o    Drug stores;

     o    Electronics stores;

     o    Automotive parts supply stores;

     o    Automotive repair stores;

     o    Hardware and home improvement stores;

     o    Fitness centers;

     o    Banks;

     o    Specialty shops;

     o    Gasoline stations;

     o    Movie theaters;

     o    Salons; and

     o    Dry cleaners.

     The value and operation of a Retail Property depend on (among other things) the qualities and success of its tenants. The success of tenants generally at a Retail Property will be affected by a number of factors, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes and preferences; and

     o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

     A Retail Property generally must compete with comparable properties for tenants. Such competition is generally based on--

     o rent (the owner of a Retail Property may be required to offer a potential tenant a "free rent" or "reduced rent" period);

     o tenant improvements (the owner of a Retail Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and

     o    the age and location of the property.

     Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a retail center can be important, because anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail center and whose operation is vital in attracting customers to the property. The Depositor considers many of the Retail Properties to be "anchored", although in some cases the premises occupied by the "anchor tenant" is not part of the security for the particular Mortgage Loan. In such cases, to the extent the Borrower does not control the space rented to the "anchor tenant", the Borrower may not be able to take actions with respect to such space that it otherwise typically would, such as granting concessions to retain an "anchor tenant" or removing an ineffective "anchor tenant".

     Various factors will adversely affect the economic performance of an "anchored" Retail Property, including:


     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or

     o    a loss of an anchor tenant's ability to attract shoppers.

     New Forms of Competition. The Retail Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Sales and Service Properties" in the Prospectus.

     Factors Affecting the Operation of Hospitality Properties. Twenty-six (26) Mortgage Loans, representing 9.4% of the Initial Pool Balance, are secured by full service hotels, limited service hotels or motels or other similar lodging facilities (such Mortgaged Properties, the "Hospitality Properties"). Certain of the Hospitality Properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

     Various factors may adversely affect the economic performance of a Hospitality Property, including:

     o adverse economic or social conditions, whether local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or motels;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the Borrowers to fund reserves for furniture, fixtures and equipment);

     o negative perceptions regarding safety or attractiveness of the property or the amenities offered;

     o    a lack of proximity to businesses, airports or resort areas;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a Hospitality Property; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

     In addition, because hotel and motel rooms generally are rented for short periods of time, Hospitality Properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In some markets where the Hospitality Properties are located, the supply of limited service hotel rooms has surpassed demand.

     Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hospitality Property that is affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     Franchise agreements for certain of the Hospitality Properties may terminate prior to the effective maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is generally restricted. In the event of a foreclosure of a Hospitality Property, neither the Trustee nor the Special Servicer would have the right to use any franchise license applicable to such property without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the Trustee and the Special Servicer may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under any liquor license for such property. If such is the case, it is possible that a new liquor license, if applied for, could not be obtained.

     See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Hotel and Motel Properties" in the Prospectus.

     Factors Affecting the Operation of Office Properties. Twenty-four (24) Mortgage Loans, representing 8.9% of the Initial Pool Balance, are secured by office properties (such Mortgaged Properties, the "Office Properties"). A number of factors will affect the value and operation of an Office Property, including:

     o    the number and quality of tenants in the building;

     o the physical attributes of the building in relation to competing buildings;

     o    access to transportation;

     o the strength and stability of the local, regional and national economies;

     o    the availability of tax benefits;

     o    the desirability of the location of the building;

     o    changes in zoning laws; and

     o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

     See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Office Properties" in the Prospectus.

     Some of the Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the Mortgaged Properties (in particular, those operated as manufactured housing communities or those operated for industrial purposes) may not be converted to alternative uses without substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, its liquidation value may be substantially less than would otherwise be the case.

     Risks Associated with Related Parties. Certain groups of Borrowers under the Mortgage Loans are under common control. For example, several GECA Mortgage Loans (which are neither cross-collateralized nor the allocable portions of the indebtedness evidenced by a single note), together representing approximately 3.2% of the Initial Pool Balance, are made to the same Borrower or have related Borrowers that are directly or indirectly affiliated with one another. In addition, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower. See Exhibit A-1 to this Prospectus Supplement for a list of the three most significant tenants at each of the Office Properties, the Retail Properties and the Mortgaged Properties used for industrial purposes. The bankruptcy or insolvency of, or other financial problems with respect to, any such Borrower or tenant could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

     Loan Concentration Entails Risk. In general, the inclusion in a mortgage pool of one or more Mortgage Loans that have outstanding principal balances that are substantially larger than the other Mortgage Loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Without regard to the cross-collateralization of the groups of cross-collateralized Mortgage Loans, the average Cut-off Date Balance of the Mortgage Loans is $4,459,416. Presenting each group of cross-collateralized Mortgage Loans as a single Mortgage Loan, the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,187,103. Several of the individual Mortgage Loans have Cut-off Date Balances, and several of the groups of cross-collateralized Mortgage Loans have aggregate Cut-off Date Balances, that are substantially higher than such average Cut-off Date Balance or Loan Group Cut-off Date Balance. The following table sets forth Cut-off Date Balances for the five largest individual Mortgage Loans and groups of cross-collateralized Mortgage Loans.

            Cut-off Date Balances and Concentration of Mortgage Loans

Individual Mortgage Loan                                          % of Initial
or Group of Mortgage Loans           Cut-off Date Balance         Pool Balance
--------------------------           --------------------         ------------
The Winston Loan                          $70,750,763                 5.7%
The Swerdlow Loans                        $63,806,653                 5.1%
The Alliance Loans                        $48,831,350                 3.9%
The Country Squire
  Apartments - South Loan                 $30,446,295                 2.5%
The American Loans                        $29,312,901                 2.4%

     Basis of Presentation Affects Certain Information. As described above, where a single mortgage note is secured by two or more Mortgaged Properties, this Prospectus Supplement generally reflects an allocation of such indebtedness among those Mortgaged Properties and presents each allocated portion as if it were an individual Mortgage Loan secured by the Mortgaged Property for which the allocation was made. Where multiple mortgage notes are cross-collateralized and cross-defaulted, this Prospectus Supplement generally presents the individual Mortgage Loans without regard to the cross-collateralization or cross-default provisions. The basis of presentation described above affects the information set forth in this Prospectus Supplement. For example, under such basis of presentation, the maximum Cut-off Date Balance of the Mortgage Loans is $30,446,295, the minimum Cut-off Date Balance of the Mortgage Loans is $515,269 and the average Cut-off Date Balance of the Mortgage Loans is $4,459,416. However, presenting as a single Mortgage Loan each individual mortgage note that is secured by multiple Mortgaged Properties and each group of cross-collateralized Mortgage Loans, the maximum Loan Group Cut-off Date Balance of the Mortgage Loans is $70,750,763, the minimum Loan Group Cut-off Date Balance of the Mortgage Loans is $675,000 and the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,187,103. In addition, in the case of some such groups of Mortgage Loans, including the Winston Loan, the information presented in this Prospectus Supplement with respect to each related Mortgaged Property (such as the Underwritten Debt Service Coverage Ratio) reflects the aggregation and allocation of the characteristics of all Mortgaged Properties in the group relative to the aggregate indebtedness, rather than the information related to that specific Mortgaged Property. See the notes to the tables set forth in Exhibit A-1 to this Prospectus Supplement for an identification of each group of Mortgage Loans that together represent a single indebtedness evidenced by a single note or form a group of cross-collateralized and cross-defaulted Mortgage Loans.

     Geographic Concentration Entails Risks. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors including:

     o any adverse economic developments that occur in the locale, state or region where such Mortgaged Properties are located;

     o changes in the real estate market where such Mortgaged Properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where such Mortgaged Properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes in the areas where such Mortgaged Properties are located.

     The Mortgaged Properties are located in 36 states and the District of Columbia. The Mortgaged Properties located in each of the following states secure Mortgage Loans (or allocated portions thereof) that represent more than 5% or more of the Initial Pool Balance:


                          Total Cut-off Date Balance
                              of Mortgage Loans
                       (or Allocated Portions thereof)           % of Initial
State              Secured by Mortgaged Properties in State      Pool Balance
-----              ----------------------------------------      ------------
Texas                            $234,315,460                        18.9%
California                       $169,156,706                        13.6%
Florida                          $123,548,452                        10.0%

     Risk of Changes in Mortgage Pool Composition. The Mortgage Loans amortize at different rates and, to some extent, mature on different dates. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

     If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

     In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location. If you purchase any Offered Certificates other than the Class A-1A Certificates, you will be more exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics than are persons who own Offered Certificates that have an earlier Assumed Final Distribution Date than your Certificates.

     Extension and Default Risks Associated With Balloon Loans and ARD Loans. Two hundred-eight (208) Mortgage Loans, representing 73.2% of the Initial Pool Balance, are Balloon Loans, and sixty-seven (67) Mortgage Loans, representing 25.4% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will depend on a number of factors occurring at the time of attempted refinancing or sale, including:

     o    the level of available mortgage rates;

     o    the fair market value of the related Mortgaged Property;

     o    the Borrower's equity in the related Mortgaged Property;

     o    the financial condition of the Borrower;

     o    operating history of the related Mortgaged Property;

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily or commercial properties.

     One hundred seventy-eight (178) Balloon Loans (representing 62.7% of the Initial Pool Balance) have maturity dates, and thirty-six (36) ARD Loans (representing 16.8% of the Initial Pool Balance) have Anticipated Repayment Dates, that in each case occur during the four (4) month period from November 2008 to February 2009. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" in the Prospectus.

     Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default thereunder. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

     The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default thereunder. Although an ARD Loan includes several provisions that may give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

     If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

     Risks of Subordinate and Other Additional Financing. The following table identifies those Mortgaged Properties which are known to the Depositor to be encumbered by secured subordinate debt, the initial principal amount of the debt and the Cut-off Date Balances of the related Mortgage Loans and also sets forth, in the case of each such Mortgaged Property, whether the subordinate lender has entered into an agreement with the mortgagee under the related Mortgage Loan whereby such subordinate lender--

     o expressly subordinates its rights to receive collections and proceeds from, and otherwise deal with, such Mortgaged Property and the related Borrower (any such agreement, a "Subordination Agreement"), and/or

     o agrees, for so long as the related Mortgage Loan is outstanding, not to take any enforcement or other legal action against such Mortgaged Property or the related Borrower as long as the mortgagee under the related Mortgage Loan has not done so (any such agreement, a "Standstill Agreement").


                                                                      % of Initial
                                                                      Pool Balance
                                          Cut-off Date Balance         Represented           Initial Principal
                                               of Related              by Related            Amount of Secured
Mortgaged Property                            Mortgage Loan           Mortgage Loan          Subordinate Debt
------------------                           --------------           -------------          ----------------
Comfort Inn - Hopewell, VA                      $5,181,769                 0.4%                $3,733,102 (1)
Friendship Crossing Apartments                  $4,603,093                 0.4%                  $900,000 (1)
Centennial Creek Office Park                    $2,493,826                 0.2%                  $114,000 (1)
South Street Seaport Office Center              $2,242,342                 0.2%                $1,659,674 (1)
Market Plaza                                    $1,563,876                 0.1%                  $582,425 (1)

----------

(1) The subordinate lender has executed a Subordination Agreement and/or a Standstill Agreement.

     Except as described above, each Mortgage Loan either (i) prohibits the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) requires the consent of the holder of such Mortgage Loan prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults, and the Trust may not realistically be able to prevent a Borrower from incurring subordinate debt. The existence of any secured subordinated indebtedness increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. In addition, the Trust's foreclosure of the related Mortgage Loan may be delayed by the bankruptcy or similar proceedings involving the subordinate lender or other legal action by such subordinate lender. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

     Borrowers under nine (9) other Mortgage Loans, representing 3.1% of the Initial Pool Balance, have unsecured debt of which the Depositor is aware. In some such cases, the lender on such debt is an affiliate of the Borrower. In each such case, the lender on such unsecured debt has executed and delivered a Subordination Agreement and a Standstill Agreement in favor of the mortgagee under the related Mortgage Loan. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future, subject to delivery of a Subordination Agreement and/or Standstill Agreement and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

     Owners of certain Borrowers under the Mortgage Loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. With respect to at least nine
(9) Mortgage Loans, including the Hyrail Group, representing 3.0% of the Initial Pool Balance, owners of the related Borrower have pledged their equity interests in such Borrowers to secure "mezzanine debt". In addition, the owners of the Borrowers under the Swerdlow Loans described below have pledged their equity interests in such Borrower (together with other collateral) to secure a revolving credit facility. With respect to the Hyrail Group and the Swerdlow Loans, an affiliate of GECA is the lender of the related "mezzanine debt". See "Risks Related to the Offered Certificates--Potential Conflicts of Interest".

     Limited Recourse. You should consider all of the Mortgage Loans to be nonrecourse loans (i.e., in the event of a default, recourse will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage
Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, as described more fully above, payment on each Mortgage Loan at or prior to maturity is dependent on one or more of the following:

     o    the sufficiency of the net operating income;

     o    the market value of the property at maturity; and

     o    the ability of the Borrower to refinance or sell the Mortgaged
          Property.

None of the Mortgage Loans is insured or guaranteed by any governmental entity or private mortgage insurer.

     Environmental Risks. In general, a third-party consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to all of the Mortgaged Properties within the seventeen (17)- month period preceding the Cut-off Date. Each environmental site assessment or update generally complied with industry-wide standards. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property and the consultant recommended action, then (depending on the nature of the condition or circumstance) the Borrower--

     o has implemented or agreed to implement an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties in the manner and within the time frames specified in the related Mortgage Loan documents; or

     o established an escrow reserve with the lender to cover the estimated cost of remediation.

     There can be no assurance, however, that the environmental assessments identified all adverse environmental conditions and risks, that the related Borrowers will implement all recommended operations and maintenance plans or that the recommended action will fully remediate or otherwise address all the adverse environmental conditions and risks. In addition, the current environmental condition of a Mortgaged Property could be adversely affected by tenants (e.g., gasoline stations or dry cleaners) or by the conditions or operations in the vicinity of the Mortgaged Properties (e.g., leaking underground storage tanks) at another property nearby. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Assessments".

     Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the Prospectus.

     Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. In these cases, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

     Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of soil or groundwater contamination. Although the owners of those Mortgaged Properties and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

     Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed. In connection therewith, the related Borrowers have agreed to establish and maintain operations and maintenance or abatement programs. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

     Risks Related to the Special Servicer Obtaining an Environmental Assessment Prior to taking Remedial Action. The Pooling Agreement will provide that before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust or assumes operation of a Mortgaged Property, it must obtain an environmental assessment of the property. Although this requirement will decrease the likelihood that the Trust will become liable under any environmental law, it will effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). Accordingly, there is some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance that this requirement will effectively insulate the Trust from potential liability under environmental laws. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

     Risks Related to Property Condition. Licensed engineers inspected all of the Mortgaged Properties during the sixteen (16) month period preceding the Cut-off Date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each Mortgaged Property. In some cases, the inspections identified conditions requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the Originator of the related Mortgage Loan generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. In certain cases, no reserve was required because of the creditworthiness of the Borrower or a significant tenant responsible for most of the costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs or that the creditworthiness of the particular Borrower or any significant tenant responsible for such repair or replacement will not decline.

     Reserves May Be Insufficient. Certain of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and insurance. Most of the Mortgage Loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund capital expenditure items, certain leasing costs, environmental remediation costs or engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

     Limitations on Enforceability of Cross-Collateralization. Twelve (12) separate groups of Mortgage Loans, representing 5.7%, 5.1%, 3.9%, 2.4%, 1.6%, 0.7%, 0.7%, 0.6%, 0.6%, 0.4%, 0.3% and 0.2%, respectively, of the Initial Pool
Balance, provide for some form of cross-collateralization between the Mortgage Loans in each such group (such Mortgage Loans, collectively, the "Cross-Collateralized Mortgage Loans"; and each such group, a "Cross-Collateralized

Group"). The Mortgage Loans comprising each Cross-Collateralized Group are identified in the tables set forth in Exhibit A-1. The purpose of these cross-collateralization arrangements is to reduce the risk of default or ultimate loss as a result of an inability of a particular Mortgaged Property to generate sufficient net operating income to pay debt service. However, certain of the Cross-Collateralized Groups permit--

     o the replacement of one or more of the related Mortgaged Properties with substitute properties,

     o the release of one or more of the related Mortgaged Properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each such case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

     In addition, the amount of the mortgage encumbering any particular Mortgaged Property may be less than the full amount of the related Cross-Collateralized Group (in general, to avoid recording tax). Such mortgage amount may equal the appraised value or allocated loan amount for such Mortgaged Property, thereby limiting the extent to which proceeds therefrom will be available to offset declines in value with respect to other Mortgaged Properties securing the same Cross-Collateralized Group.

     Certain of the Cross-Collateralized Groups are, in each such case, secured by Mortgaged Properties located in two or more states. Such Cross-Collateralized Groups collectively represent 13.2% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any such Cross-Collateralized Group, it may not be possible to foreclose on the related Mortgaged Properties simultaneously.

     Certain of the Cross-Collateralized Groups involve, in each such case, multiple Borrowers. Cross-collateralization arrangements involving more than one Borrower could be challenged as a fraudulent conveyance by creditors of a Borrower or by the representative of the bankruptcy estate of a Borrower, if such Borrower were to become a debtor in a bankruptcy case. A lien granted by a Borrower to secure repayment of another Borrower's Mortgage Loan could be avoided if a court were to determine that (i) the first such Borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the first such Borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Borrower's Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other Borrower. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the bankrupt or insolvent Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of the bankrupt or insolvent Borrower. The court could also allow the bankrupt or insolvent Borrower to recover payments it made pursuant to the avoided cross-collateralization.

     Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges. Twenty-four (24) Mortgage Loans, representing 8.4% of the Initial Pool Balance, require the related Borrowers during some period of the related loan term to pay an additional amount ("Prepayment Consideration") when they make a voluntary principal prepayment. In general, the Prepayment Consideration is calculated either solely on the basis of a yield maintenance formula (a "Yield Maintenance Charge") or as the higher of a percentage of the principal amount prepaid (a "Prepayment Premium") and a Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums or Yield Maintenance Charges collected on the Mortgage Loans will be distributed to the persons, in the amounts and in accordance with the priorities described in this Prospectus Supplement under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". The Depositor makes no representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Under the laws of a number of states, the enforceability of any Mortgage Loan provisions that require a Prepayment Premium or Yield Maintenance Charge upon an involuntary prepayment is unclear. Even if the obligation is enforceable, the Special Servicer has authority to waive it in connection with obtaining a pay-off of a defaulted Mortgage Loan. Even if the obligation is enforceable and enforced, the related liquidation proceeds may not be sufficient to make such payment because the Pooling Agreement generally requires the Special Servicer to apply liquidation proceeds to cover outstanding servicing expenses and unpaid principal and interest before applying them to cover any Prepayment Premium or Yield Maintenance Charge due in connection with the liquidation of such Mortgage Loan. Accordingly, the Holders of the more subordinate Classes of Certificates may receive distributions of interest and/or principal with respect to the liquidated Mortgage Loan, while the Holders of the more senior Classes of Certificates receive none (or less than all) of the required Prepayment Consideration in connection with the liquidation. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium or Yield Maintenance Charge will be payable. See "Description of the Mortgage Pool--Cures, Repurchases and Substitutions", "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" and "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

     Limitations on Enforceability of Other Provisions. Most of the Mortgage Loans contain due-on-sale clauses, each of which permits the lender (with some exceptions) to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of (i) the related Mortgaged Property or (ii) a majority ownership interest in the related Borrower. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial,

     o    the exercise of such remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Most of the Mortgage Loans are secured by, in each such case, an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the Borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

     If a Mortgage Loan is a Defeasance Loan, such Mortgage Loan, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the amount of direct, non-callable United States government securities described in this Prospectus Supplement under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" and thereby obtain a release of the related Mortgaged Property. The cash amount which a Borrower must expend to purchase, or must deliver to the Master Servicer in order for the Master Servicer to purchase, such United States government securities may be in excess of the principal balance of the related Defeasance Loan. The portion of such cash amount that exceeds the principal balance of such Defeasance Loan is called the "Excess Defeasance Payment" in this Prospectus Supplement. There can be no assurance that a court would not interpret such Excess Defeasance Payment as a form of Prepayment Consideration or would not take it into account for usury purposes. In some states, some forms of Prepayment Consideration are unenforceable. See "--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" above. If the Excess Defeasance Payment were held to be unenforceable, the remaining portion of such cash amount may be insufficient to purchase the requisite amount of United States government securities. Acting in accordance with the Servicing Standard, the Master Servicer could apply such reduced cash amount as a prepayment of the subject Mortgage Loan instead of purchasing United States government securities.

     Limitations of Appraisals. The respective Originators obtained Appraisals for all of the Mortgaged Properties. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised value of each Mortgaged Property at or about the time of origination of the related Mortgage Loan is presented, for illustrative purposes only, on Exhibit A-1 to this Prospectus Supplement. Furthermore, in the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the appraised value on which such Mortgage Loan was underwritten.

     Risks Associated With Substitution Provisions. Certain Cross-Collateralized Groups, including the Winston Loan and the American Loans, permit the related Borrower the opportunity to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Substitution" in this Prospectus Supplement. Although each related Mortgage Loan sets forth conditions to substitution that are intended to avoid a deterioration in the quality of the properties securing the Mortgage Loan (including Rating Agency confirmation that any such substitution will not result in a qualification, downgrade or withdrawal of any rating on the Certificates), there is no assurance that any substitute property will be of equal or better quality as the Mortgaged Property that it replaces or that the value and operating results of any substitute property will ultimately equal or exceed those of the Mortgaged Property that it replaces.

     Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the relevant area for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution to the holders of the Certificates.

     Uninsured Loss; Sufficiency of Insurance. The Borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if improvements on the related Mortgaged Property are located in the 100-year flood plain) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Earthquake insurance is generally not required to be maintained by a Borrower, even in respect of Mortgaged Properties located in California. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although the Borrowers have covenanted to insure their respective Mortgaged Properties as and to the extent described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses with respect to a Mortgaged Property that are not covered by insurance or for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

     In addition, various forms of insurance maintained with respect to a Mortgaged Property, including casualty insurance, environmental insurance (in the limited number of cases where it was obtained), earthquake insurance (in the limited number cases where it was obtained) or other insurance, may be provided under a blanket policy that also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate loss limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

     Risks Particular to Ground Leases. Several of the Mortgage Loans are secured by first mortgage liens on the related Borrower's leasehold interest in all or a portion of the related Mortgaged Property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrower are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

     Risks Associated With Zoning Compliance. Due to changes in zoning requirements since the construction thereof, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. In such cases, either the Mortgaged Property is considered a "permitted non-conforming structure" or the operation of the Mortgaged Property is considered to be a "permitted non-conforming use". This means that the Borrower is not required to alter the property's structure or use to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty.

     Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order to effect such compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

     Limited Information Causes Uncertainty. Certain Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. As a result, you may find it difficult to analyze the performance of any such Mortgaged Property.

     Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. The Depositor cannot provide any assurance that such litigation will not have a material adverse effect on the distributions to you. In the case of the Mortgage Loan secured by the Lamplighter Mobile Home Park Property, which represents 1.3% of the Initial Pool Balance, the local government has filed suit against the related Borrower and its principals seeking damages for the Borrower's alleged failure to comply with rent control regulations as to 17 of the 265 units comprising the Mortgaged Property.

     Prior Bankruptcies. Certain affiliates of Borrowers have been parties to, and/or certain Mortgaged Properties have been the subject of, prior bankruptcy proceedings. Two (2) Mortgage Loans, representing 0.7% of the Initial Pool Balance, funded the related Borrower's performance of its plan of reorganization.

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool has an Initial Pool Balance of $1,239,717,562, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. Without regard to the cross-collateralization of the groups of cross-collateralized Mortgage Loans, the Cut-off Date Balances of the Mortgage Loans range from $515,269 to $30,446,295, and the average Cut-off Date Balance of the Mortgage Loans is $4,459,416. Presenting each group of cross-collateralized Mortgage Loans as a single Mortgage Loan, the Loan Group Cut-off Date Balances of the Mortgage Loans range from $675,000 to $70,750,763 and the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,187,103.

     This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

     o All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

     o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

     o When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

     o Some of the Mortgage Loans are cross-collateralized and cross-defaulted with one or more other Mortgage Loans. Except where otherwise specifically indicated, each cross-collateralized Mortgage Loan is presented as if it were secured only by the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement. See the notes to the tables set forth in Exhibit A-1.

     o In some cases, multiple Mortgaged Properties secure a single amount of mortgage loan indebtedness. For purposes of presenting statistical information, the Depositor has allocated the aggregate amount of such indebtedness among the related Mortgaged Properties (on the basis of relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents). Except where otherwise specifically indicated, each allocated portion of such aggregate amount is presented as if it were a single "Mortgage Loan" secured only by a mortgage lien on the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement and is described as being cross-collateralized and cross-defaulted with each other Mortgage Loan representing an allocable portion of the related indebtedness. See the notes to the tables set forth in Exhibit A-1. Mortgage indebtedness presented on this basis includes the Winston Loan (which, except where otherwise specifically indicated, is presented in this Prospectus Supplement as consisting of fourteen (14) separate Mortgage Loans that represent 5.7% of the Initial Pool Balance).

     o In some cases, multiple parcels of real property securing a single Mortgage Loan have been treated as a single "Mortgaged Property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by the Depositor. Such Mortgage Loans include the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as the Dallas Design Center Portfolio.

     o This Prospectus Supplement refers to certain properties specifically by name. You should construe each reference to a named property as a reference to the Mortgaged Property identified by that name on Exhibit A-1 to this Prospectus Supplement.

     o Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

     o Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement.

     Each Mortgage Loan constitutes an obligation of the related Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or another party in one or more Mortgaged Properties.

     The table below shows the number of, and percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states.


                                 Number of                   % of Initial
     State                  Mortgaged Properties             Pool Balance
     -----                  --------------------             ------------
     Texas                           52                          18.9%
     California                      43                          13.6%
     Florida                         19                          10.0%
     Michigan                        17                           4.8%
     Tennessee                       2                            3.7%

     The remaining Mortgaged Properties are located throughout 31 other states and the District of Columbia. No more than 3.4% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

     The table below shows the number of, and percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose.


                                            Number of             % of Initial
     Property Type                     Mortgaged Properties       Pool Balance
     -------------                     --------------------       ------------
     Multifamily Rental                         106                  35.7%
     Retail                                      59                  25.0%
     Hospitality                                 26                   9.4%
     Office                                      24                   8.9%
     Mixed Use                                   18                   8.3%
     Manufactured Housing Community              24                   6.6%
     Self Storage                                16                   3.2%
     Industrial                                   5                   2.8%

     See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Multifamily Rental Properties", "--Mortgage Loans Secured by Retail Sales and Service Properties", "--Mortgage Loans Secured by Hospitality Properties", "--Mortgage Loans Secured by Office Properties" and "--Mortgage Loans Secured by Other Types of Properties" in the Prospectus. Certain of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants that require all or a portion of the units to be rented to low income tenants. Several of the Multifamily Rental Properties have concentrations of student tenants. Certain Multifamily Rental Properties consist of all or a majority of the individual units, and the corresponding interests in the common areas and facilities, of a condominium property whose homeowners association is controlled by the related Borrower.

     The table below shows the number and percentage (based on Cut-off Date Balance) of Mortgage Loans that are secured by first mortgage liens on each of the specified interests in the related Mortgaged Properties.

            Encumbered Interest
               in the Related                  Number of           % of Initial
             Mortgaged Property          Mortgaged Properties      Pool Balance
             ------------------          --------------------      ------------
     Fee                                         269                  96.3%
     Fee in Part, Leasehold in Part                2                   2.0%
     Leasehold                                     7                   1.7%

     The Mortgage Pool includes 12 Cross-Collateralized Groups. Each Cross-Collateralized Group consists of two or more Mortgage Loans that either
(i) are cross-collateralized and cross-defaulted with each other or (ii) represent the allocated portions of a single amount of mortgage loan indebtedness. However, the amount of the Mortgage encumbering any particular Mortgaged Property may be less than the full amount of the related Cross-Collateralized Group (in general, to avoid recording tax). Such Mortgage amount may equal the appraised value or allocated loan amount for such Mortgaged Property, thereby limiting the extent to which proceeds therefrom would be available to offset declines in value with respect to other Mortgaged Properties securing the same Cross-Collateralized Group. For example, each of the respective Mortgages encumbering three (3) of the four (4) American Properties secures the aggregate indebtedness evidenced by the American Loans only to the extent of the Appraised Value (as set forth on Exhibit A-1 to this Prospectus Supplement) for such Mortgaged Property.

     Certain Cross-Collateralized Groups entitle the related Borrower(s) to obtain (at any time following the related Lock-out Period) a release of one or more of the related Mortgaged Properties and/or a termination of the applicable cross-collateralization, subject, in each such case, to the fulfillment of one or more of the following conditions--

     o the pay down of the loan(s) in an amount equal to a specified percentage (generally 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property to be released;

     o the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties; and/or

     o receipt by the lender of confirmation from each Rating Agency that such action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

     In addition, certain of the Cross-Collateralized Groups also entitle the related Borrower to a release of one or more of the related Mortgaged Properties under defeasance provisions and/or permit the related Borrower to substitute one or more other commercial properties in place of one or more of the existing Mortgaged Properties as security for the loan. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" and "--Certain Terms and Conditions of the Mortgage Loans--Substitution" below.

     Set forth below are the number of Mortgaged Properties securing, and the percentage of the Initial Pool Balance represented by, each Cross-Collateralized Group that has an aggregate Cut-off Date Balance representing at least 1.0% of the Initial Pool Balance.


                                                                              Number of States
                                                                                  Where the
                                                              Number of           Mortgaged
                                                              Mortgaged          Properties        % of Initial
Cross-Collateralized Group                                   Properties          are Located       Pool Balance
--------------------------                                   ----------          -----------       ------------
The Winston Loan                                                 14                   9                5.7%
The Swerdlow Loans                                                3                   1                5.1%
The Alliance Loans                                                5                   2                3.9%
The American Loans                                                4                   2                2.4%
The Mortgage Loans secured by Keller Oaks Apartments,             4                   1                1.6%
   Sycamore Hill Apartments, Clarendon Apartments
   and Woodchase Condominiums Properties

     You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower (i.e., in the event of a payment default by such Borrower, recourse will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where recourse to a Borrower or guarantor is permitted under the related Mortgage Loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

Certain Terms and Conditions of the Mortgage Loans

     Due Dates. All of the Mortgage Loans provide for Scheduled P&I Payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed until maturity. However, as described below, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is in excess of its Mortgage Rate prior to the Anticipated Repayment Date.

     As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 5.960% per annum to 8.440% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 7.320%.

     No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of excess interest.

     Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

     o The actual number of days elapsed during each one-month accrual period in a year of 360 days (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans".

     o A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

     The table below shows the number of, and percentage of Initial Pool Balance represented by, Mortgage Loans that accrue interest based on each of the foregoing conventions.


                                       Number of               % of Initial
     Interest Accrual Basis          Mortgage Loans            Pool Balance
     ----------------------          --------------            ------------
     Actual/360 Basis                     256                     88.3%
     30/360 Basis                          22                     11.7%

     ARD Loans. Sixty-seven (67) Mortgage Loans, representing 25.4% of the Initial Pool Balance, are ARD Loans.

     An "ARD Loan" is characterized by the following features:

     o A maturity date that is approximately 25 to 30 years following origination.

     o The designation of an Anticipated Repayment Date that is generally 10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Exhibit A-1 to this Prospectus Supplement.

     o The ability of the related Borrower to prepay such Mortgage Loan, without restriction (including without any obligation to pay a Prepayment Premium or a Yield Maintenance Charge), at any time on or after a date that is generally three (3) to six (6) months prior to the related Anticipated Repayment Date.

     o Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

     o From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") that is, in most cases, equal to the sum of (i) its Mortgage Rate, plus (ii) a specified margin (such margin, the "Additional Interest Rate") that is in some cases (including the Winston Loan and the Swerdlow Loans) not more than two percentage points.

     o The deferral of any interest accrued in respect of such Mortgage Loan at its Additional Interest Rate from and after the related Anticipated Repayment Date (such excess interest being referred to in this Prospectus Supplement as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of such Mortgage Loan has been paid in full.

     o From and after its Anticipated Repayment Date, the accelerated amortization of such Mortgage Loan out of any and all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are referred to in this Prospectus Supplement as "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due in respect of any ARD Loan.

     In general, the Borrower under each ARD Loan has agreed to enter into a cash management agreement not less than three (3) months prior to the related Anticipated Repayment Date (if it has not already executed such an agreement) whereby the Borrower or the manager of the Mortgaged Property is required to deposit or cause the deposit of all revenue from the related Mortgaged Property received after the related Anticipated Repayment Date into a designated account controlled by the mortgagee under such ARD Loan (a "Lockbox Account"). The Borrowers under the Winston Loan, the Swerdlow Loans and the Mortgage Loan secured by the Tierra Verde Property have already established Lockbox Accounts.

     Balloon Loans. Two hundred-eight (208) Mortgage Loans, representing 73.2% of the Initial Pool Balance, are Balloon Loans.

     A "Balloon Loan" is characterized by--

     o an amortization schedule that is significantly longer than the actual term of such Mortgage Loan and which, in some cases, begins only after the end of an initial interest-only period, and

     o a Balloon Payment being due in respect of such Mortgage Loan on its stated maturity date.

Three (3) Balloon Loans, representing 1.2% of the Initial Pool Balance, provide that the amount of the Scheduled P&I Payment (but not the related Mortgage Rate) will increase one time at the date on which an interest-only period ends and the amortization period commences.

     Fully Amortizing Loans. Three (3) Mortgage Loans, representing 1.4% of the Initial Pool Balance, are Fully Amortizing Loans.

     A "Fully Amortizing Loan" is characterized by--

     o equal Scheduled P&I Payments throughout the substantial term of such Mortgage Loan, and

     o an amortization schedule that is approximately equal to the actual term of such Mortgage Loan,

such that the Mortgage Loan will fully or substantially amortize over its term if the Borrower timely makes all Scheduled P&I Payments.

     Amortization of Principal. The table below shows (in months) the original and remaining amortization schedules and terms to maturity (or, in the case of the ARD Loans, terms to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                               Fully Amortizing
                                         Balloon Loans        ARD Loans              Loans           All Mortgage Loans
Original Term to Maturity
     Maximum                                 300                 240                  300                      300
     Minimum                                  60                  84                  240                       60
     Weighted Average                        123                 121                  290                      125

Remaining Term to Maturity
     Maximum                                 289                 229                  288                      289
     Minimum                                  58                  80                  237                       58
     Weighted Average                        120                 117                  280                      122

Original Amortization Term
     Maximum                                 360                 360                  300                      360
     Minimum                                 180                 300                  240                      180
     Weighted Average                        346                 343                  290                      345

Remaining Amortization Term
     Maximum                                 360                 359                  288                      360
     Minimum                                 177                 292                  237                      177
     Weighted Average                        344                 340                  280                      342

     Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

     Voluntary Prepayment Provisions. In general, as of their respective dates of origination, the Mortgage Loans provided for:

     o a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

     o a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

     Exceptions to the foregoing include twenty-four (24) Mortgage Loans, representing 8.4% of the Initial Pool Balance, each of which provides for:

     o    a Lock-out Period, followed by

     o a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, followed by

     o    an Open Period.

     Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding otherwise applicable Lock-out Periods. See "Certain Terms and Conditions of the Mortgage Loans--Other Payment Provisions" below.

     The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 shows the type of prepayment provision that corresponds to each Mortgage Loan as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) remaining term to stated maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each. The prepayment restrictions relating to each Mortgage Loan generally do not apply to prepayments arising out of a casualty or condemnation of the related Mortgaged Property, and prepayments of such type are generally not required to be accompanied by any Prepayment Consideration. The aggregate characteristics of the prepayment provisions of the Mortgage Pool will vary over time as Lock-out Periods expire and Mortgage Loans enter periods during which a Prepayment Consideration may be required in connection with principal prepayments and, thereafter, enter Open Periods, and as Mortgage Loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency. The table titled "Mortgage Pool Prepayment Profile" on Exhibit A-2 shows the percentage of the aggregate Stated Principal Balance of the Mortgage Loans scheduled to be outstanding immediately prior to the Distribution Date occurring in March of each year (through 2018) as to which each type of prepayment provision would be in effect based on the "Maturity Assumptions" and a 0% CPR. See "Yield and Maturity Considerations--The Maturity Assumptions" in this Prospectus Supplement.

     As described below under "--Defeasance Loans", most of the Mortgage Loans permit the Borrower (no earlier than the second anniversary of the Closing Date) to obtain a release of the related Mortgaged Property (or, where applicable, one or more of the related Mortgaged Properties) from the lien of the related mortgage or other security instrument by delivering United States government securities as substitute collateral. The Borrower under a Defeasance Loan may effect a defeasance during a Lock-out Period. The table titled "Prepayment Type as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) the type of combination of prepayment and/or defeasance provisions and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each.

     Lock-out Periods. All of the Mortgage Loans provide for Lock-out Periods as of the Cut-off Date and--

     o the maximum remaining Lock-out Period as of the Cut-off Date is 232 months,

     o the minimum remaining Lock-out Period as of the Cut-off Date is 21 months, and

     o the weighted average remaining Lock-out Period as of the Cut-off Date is 108 months.

     Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding such Lock-out Periods. See "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

     Prepayment Consideration. In the case of most Mortgage Loans that provide for a Prepayment Consideration Period, the applicable Prepayment Consideration will equal the greater of a Prepayment Premium (calculated at 1.0% of the amount prepaid) and a Yield Maintenance Charge.

     When applicable with respect to GECA Mortgage Loans (except in the case of one (1) GECA Mortgage Loan, representing 2.5% of the Initial Pool Balance), a Yield Maintenance Charge will generally equal the sum of the present values on the date of prepayment of the "monthly interest shortfalls" for the remaining term of such Mortgage Loan to its stated maturity date or Anticipated Repayment Date (as applicable in accordance with the terms of the related loan documents), discounted at a monthly compounded rate equal to the yield to maturity computed by a linear interpolation of the on-the-run United States Treasury curve of the then remaining weighted average life of such Mortgage Loan (calculated in accordance with the related loan documents). The "monthly interest shortfall" will be calculated for each applicable Due Date following the date of prepayment and will equal 1/12 of the product of--

     (a)  the principal amount being prepaid, multiplied by

     (b) the excess, if any, of (i) the yield derived from compounding semi-annually the Mortgage Rate of such Mortgage Loan, over (ii) the Treasury yield described above compounded on a semi-annual basis.

     When applicable with respect to Column Mortgage Loans (and in the case of one (1) GECA Mortgage Loan, representing 2.5% of the Initial Pool Balance), a Yield Maintenance Charge will generally equal the product of--

     (a) the principal amount being prepaid (expressed as a percentage of the outstanding principal balance of such Mortgage Loan, prior to giving effect to the prepayment), multiplied by

     (b) as determined on or shortly before the date of prepayment, the excess, if any, of:

          (i) the present value of all future Scheduled P&I Payments (including the related Balloon Payment) on such Mortgage Loan through and including maturity, as determined by discounting at a semi-annual rate equal to the yield per annum on United States Treasury securities having a maturity closest to the maturity of such Mortgage Loan, over

          (ii) the outstanding principal balance of such Mortgage Loan immediately prior to the prepayment.

     For purposes of calculating a Yield Maintenance Charge in respect of an ARD Loan, however, such Mortgage Loan will generally be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

     Prepayment Premiums and Yield Maintenance Charges received on the Mortgage Loans will be allocated and distributed to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of Prepayment Premiums or Yield Maintenance Charges, and neither the Depositor nor either

Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge in respect of any Mortgage Loan. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on the Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     Open Periods. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins three (3) to six (6) months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment
Date). However, one Mortgage Loan, representing 1.2% of the Initial Pool Balance, provides for an Open Period during the last five (5) years of its 25-year loan term; another Mortgage Loan, representing 0.2% of the Initial Pool Balance, provides for an Open Period during the last 10.5 years of its 20-year loan term; and a third Mortgage Loan, representing 0.1% of the Initial Pool Balance, provides for an Open Period during the last 7.75 years of its 10-year loan term.

     Other Prepayment Provisions. Certain of the Mortgage Loans provide for mandatory partial prepayments, notwithstanding any Lock-out Period that may otherwise be in effect:

     o In a limited number of cases, the related Borrower established reserves that will be applied to a partial prepayment of the respective Mortgage Loan if certain tenants at the Mortgaged Property do not renew their leases or take possession of leased space or if certain expense reductions do not occur by a specified date.

     o In a limited number of cases, the related Borrower is required (upon the expiration of six months from the origination date and subject to certain conditions) to prepay its Mortgage Loan in part to the extent (if any) necessary to achieve a specified debt service coverage ratio (on a pro forma basis) with respect to the Mortgage Loan based on post-origination operating results of the related Mortgaged Property.

     In certain of these cases, the applicable Mortgage Loan requires the Borrower to pay a Prepayment Consideration in connection with a mandatory partial prepayment. Such Prepayment Consideration may be less than the Prepayment Consideration that would be required if the Borrower made a voluntary principal prepayment during any applicable Prepayment Consideration Period for the subject Mortgage Loan.

     Defeasance Loans. Two hundred fifty-three (253) Mortgage Loans, representing 91.5% of the Initial Pool Balance, are Defeasance Loans.

     A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive Due Dates through and including the maturity date, and

     o will, in the case of each such Due Date, be in an aggregate amount equal to or greater than the Scheduled P&I Payment (including, if applicable, the Balloon Payment) due on such date (with any excess to be returned to the related Borrower).

For purposes of determining the Defeasance Collateral in respect of an ARD Loan, however, such ARD Loan will be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

     If fewer than all of the Mortgaged Properties securing any Cross-Collateralized Group are to be released in connection with any such defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

     In connection with any such defeasance, the related Borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

     No such defeasance will be permitted prior to the second anniversary of the Closing Date.

     Substitution. Certain Cross-Collateralized Groups (including the Winston Loan and the American Loans) permit the related Borrower the opportunity to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property. Any such substitution, however, is subject to the satisfaction of certain conditions, which generally include:

     o in some cases, limitations on the number and/or aggregate appraised value of the Mortgaged Properties that may be replaced;

     o a requirement that the appraised value of the substitute property (based on a current appraisal) must not be less than the greater of
          (i) the appraised value of the Mortgaged Property to be released as of the relevant origination date and (ii) the current appraised value of such Mortgaged Property;

     o a requirement that, after giving effect to the substitution, the debt service coverage ratio of the applicable Cross-Collateralized Group (based on all of the Mortgaged Properties then pledged thereunder) must not be less than the debt service coverage ratio for the applicable Cross-Collateralized Group immediately prior to the substitution date; and

     o a requirement that each Rating Agency must have confirmed that the substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See, however, "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability of Other Provisions" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the Prospectus. However, many of the Mortgage Loans permit one or more of the following:

     o transfers of the related Mortgaged Property if (in the case of each such transfer) specified conditions are satisfied (which, in general, include confirmation by each Rating Agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the Certificates) or the transfer is to a transferee reasonably acceptable to the lender;

     o a transfer of the related Mortgaged Property to a person that is affiliated with or otherwise related to the Borrower; or

     o    a transfer of certain beneficial interests in the Borrower.

     In general, the Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "Servicing of the Mortgage Loans--General", whether to exercise any right the holder of any Mortgage may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of the related Mortgage Loan. However, in the case of certain Mortgage Loans, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless it has received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of any of its then-current ratings then assigned by such Rating Agency to any Class of Certificates. With respect to "due-on-sale" clauses, this requirement will be applicable only if the outstanding principal balance of the subject Mortgage Loan (together with the aggregate outstanding principal balance of all other Mortgage Loans that are cross-collateralized with the subject Mortgage Loan or have been made to the same Borrower or affiliated Borrowers) is greater than or equal to a specified percentage of the then aggregate principal balance of the Mortgage Pool. In the case of "due-on-encumbrance" provisions, this requirement will always be applicable.

     See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

Certain Mortgage Pool Characteristics

     General. A detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, is set forth in Exhibits A-1 and A-2 to this Prospectus Supplement. Certain capitalized terms that appear in those exhibits, as well as elsewhere in this Prospectus Supplement, are defined below. Due to rounding, percentages and amounts in the tables set forth in Exhibits A-1 and A-2 to this Prospectus Supplement may not add to the indicated totals. See the notes to the tables set forth in Exhibit A-1 for an identification of each group of Mortgage Loans that are collectively represented by a single mortgage note or form a group of cross-collateralized Mortgage Loans.

     1. "Underwritten Cash Flow", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, an estimate, made at or about the time of origination (or, in certain cases, in connection with the sale of the Mortgage Loans to the Depositor) of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses. Estimated Annual Revenues and Estimated Annual Operating Expenses were generally derived in the manner described below.

          (a) The "Estimated Annual Revenues" for any Mortgaged Property generally equal the Base Estimated Annual Revenues for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Revenue Modifications made thereto.

          The "Base Estimated Annual Revenues" for each Mortgaged Property were generally assumed to equal--

     o in the case of Multifamily Rental Properties and Mortgaged Properties that constitute manufactured housing communities ("Manufactured Housing Properties"), the annualized amounts of gross potential rents,

     o in the case of Mortgaged Properties primarily used for commercial purposes ("Commercial Properties"), other than Hospitality Properties, monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements, and

     o    in the case of Hospitality Properties, estimated average room sales.

     The "Revenue Modifications" made to the Base Estimated Annual Revenues for any Mortgaged Property for purposes of establishing its Estimated Annual Revenues include--

     o adjusting such revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy (or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties),

     o adjusting such revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

     o adjusting such revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

     o adjusting such revenues downwards in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

     o in the case of Hospitality Properties, adjusting such revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

          By way of example, Estimated Annual Revenues generally include:

     o for Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

     o for Hospitality Properties, room, food and beverage, telephone and other revenues; and

     o for other Commercial Properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied Mortgaged Property for which no leases exist, the Estimated Annual Revenues were determined on the assumption that such property was "net leased" to a single tenant at market rents and were derived from rental rate and vacancy information for the surrounding real estate market.

     (b) The "Estimated Annual Operating Expenses" for any Mortgaged Property generally equal the Historical Annual Operating Expenses for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Expense Modifications made thereto.

     The "Historical Annual Operating Expenses" for any Mortgaged Property generally consist of historical expenses reflected in the operating statements and/or other financial information provided by the related Borrower. Such historical expenses with respect to any Mortgaged Property were generally obtained/estimated--

     o from operating statements relating to a complete fiscal year of the Borrower ended in 1995, 1996 or 1997 or a trailing twelve (12) month period ended in 1997 or 1998,

     o by annualizing the amount of expenses for partial 1996, 1997 or 1998 periods for which operating statements were available, with certain adjustments for certain items deemed inappropriate for annualization,

     o by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data), or

     o if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the Mortgaged Property or market data.

     The "Expense Modifications" made to the Historical Annual Operating Expenses for any Mortgaged Property for purposes of calculating its Estimated Annual Operating Expenses include--

     o assuming that a management fee (in most cases, equal to approximately 3% to 5% of total revenues) was payable to the property manager,

     o adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

     o including the underwritten recurring replacement reserve amounts (the "U/W Recurring Replacement Reserves"),

     o adjusting historical expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

     o in the case of Hospitality Properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment ("FF&E") of between 4% and 5% of total revenues,

     o in the case of Hospitality Properties and certain Multifamily Rental Properties, Retail Properties and Mortgaged Properties operated for industrial purposes, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

     o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions ("U/W Leasing Commissions and Tenant Improvements") at costs consistent with historical trends or prevailing market conditions (however, for certain tenants with longer than average lease terms or which were considered anchor tenants at a particular Retail Property, or in areas which were considered not to require such improvements, adjustments were not made to reflect tenant improvements and leasing commissions).

          The amount of any U/W Recurring Replacement Reserves and/or U/W Leasing Commissions and Tenant Improvements for each Mortgaged Property is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The U/W Recurring Replacement Reserves shown on Exhibit A-1 are expressed as dollars per Unit in the case of Multifamily Rental Properties and Manufactured Housing Properties, a percentage of total departmental revenues in the case of Hospitality Properties and dollars per Leasable Square Footage in the case of other Commercial Properties.

          By way of example, Estimated Annual Operating Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor (except as described above). In the case of Mortgaged Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are non-recoverable. In the case of certain Mortgaged

     Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. In the case of the Hospitality Properties, Estimated Annual Operating Expenses include departmental expenses, reserves for FF&E, management fees and (where applicable) franchise fees.

          In the case of an owner-occupied Mortgaged Property for which no leases exist, Estimated Annual Operating Expenses were determined on the assumption that such property was "net leased" to a single tenant, and that expenses consisted solely of management fees and replacement reserves for expense or capital items generally not required to be paid by a tenant under a net lease.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the Mortgage Loans. In addition, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of Mortgaged Properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for a Mortgaged Property does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for a Mortgaged Property shown on Exhibit A-1 to this Prospectus Supplement will be representative of the actual future net cash flow for such property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each Mortgaged Property are derived from generally unaudited information furnished by the related Borrower (however, in certain cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related Borrower). Audits of information furnished by Borrowers could result in changes to such information. Such changes could in turn result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this Prospectus Supplement being overstated. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the Underwritten Net Cash Flow for such Mortgaged Property shown on Exhibit A-1 to this Prospectus Supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     2. "Underwritten Net Operating Income", "Underwritten NOI" or "U/W NOI" means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for purposes of calculating the Underwritten Net Cash Flow for such Mortgaged Property--

     o    U/W Recurring Replacement Reserves;

     o    capital improvements, including recurring capital improvements;

     o    in the case of Hospitality Properties, expenses for FF&E; and

     o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, U/W Leasing Commissions and Tenant Improvements.

     3. "Appraised Value" means, for any Mortgaged Property, the "as is" (or, if provided, the "as cured") value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs (as of the date of appraisal of the related Mortgaged Property), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the Mortgage Loan. In general, the amount of costs assumed by the appraiser for such purposes is based on an estimate by the individual appraiser, an estimate by the related Borrower, the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan or a combination of such estimates.

     4. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Scheduled P&I Payment under such Mortgage Loan as of the first Due Date that follows the Cut-off Date or, in the case of any Balloon Loan that has an interest-only period followed by an amortization period, the amount of the Scheduled P&I Payment under such Mortgage Loan as of the commencement of the amortization period.

     5. "Underwritten Debt Service Coverage Ratio", "Underwritten DSCR" or "U/W DSCR" means:

          (a) with respect to any Mortgage Loan (other than a Cross-Collateralized Mortgage Loan), the ratio of (i) the Underwritten Net Cash Flow for the related Mortgaged Property, to
               (ii) the Annual Debt Service for such Mortgage Loan; and

          (b) with respect to a Cross-Collateralized Mortgage Loan, the ratio of (i) the aggregate Underwritten Net Cash Flow for the related Mortgaged Property and all other Mortgaged Properties that secure the related Cross-Collateralized Group to which such Mortgage Loan belongs, to (ii) the aggregate Annual Debt Service with respect to such Mortgage Loan and all the other Mortgage Loans that constitute part of the applicable Cross-Collateralized Group.

     6. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the ratio of (a) the Cut-off Date Balance of such Mortgage Loan, to (b) the Appraised Value of the related Mortgaged Property.

     7. "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of a Commercial Property (other than a Hospitality Property), the estimated square footage of the gross leasable area at such property, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

     8. "Units" means, (a) in the case of a Multifamily Rental Property, the estimated number of apartments at such property, regardless of the number or size of the rooms in such apartments and (b) in the case of a Manufactured Housing Property, the estimated number of pads at such property upon which a mobile home can be hooked up, in each such case, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

     9. "Rooms" means, in the case of a Hospitality Property, the estimated number of rooms and/or suites, without regard to the size of such rooms or the number or size of the rooms in such suites, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

     10. "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally means the percentage of Leasable Square Footage (in the case of Commercial Properties other than Hospitality Properties) or Units (in the case of Multifamily Rental Properties and Manufactured Housing Properties) of the subject Mortgaged Property that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan (as updated, in certain cases when the Depositor deemed appropriate and information was available, with more current occupancy information), as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. Information shown in this Prospectus Supplement with respect to any weighted average of Occupancy Rates at U/W excludes Hospitality Properties from the relevant calculations.

     11. "Major Tenant" means a tenant of a Commercial Property that leases 10% or more of the net rentable area of such property.

     12. "LC & TI" means, with respect to any Mortgaged Property, leasing commissions and tenant improvements.

     13. "Year Built" means, with respect to any Mortgage Loan, the year when construction of the related Mortgaged Property was principally completed, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built may relate to the earliest, latest or average year in which such properties or phases were built, as the Depositor deems relevant.

     14. "Year Renovated" means, with respect to any Mortgage Loan, the year when the most recent substantial renovation of the related Mortgaged Property (or any particular aspect thereof) was principally completed, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. With respect to Mortgage Loans secured by multiple properties or by properties renovated in phases, the Year Renovated may relate to the earliest, latest or average year in which such properties or phases were renovated, as the Depositor deems relevant.

     15. "Most Recent DSCR" means, with respect to any Mortgage Loan, the ratio of (a) the Most Recent NOI for the related Mortgaged Property, to (b) the Annual Debt Service for such Mortgage Loan.

     16. "Most Recent Operating Statement Date" means, with respect to each Mortgage Loan, the date indicated on Exhibit A-1 as the "Most Recent Operating Statement Date" with respect to such Mortgage Loan. In general, such date is the end date of the period covered by the latest available annual (or, in some cases, partial-year) operating statement.

     17. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. (See also "NOI" below.) For purposes of Most Recent NOI--

     o "Most Recent Revenues" are the Revenues (see "Revenues" in Paragraph No. 18 below) received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the twelve (12) month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual (or, in some cases, partial-year) operating statement and other information furnished by the related Borrower.

     o "Most Recent Expenses" are the Expenses (see "Expenses" in Paragraph No. 18 below) incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the twelve (12) month period ended as of the Most Recent Operating Statement End Date, based upon the latest available annual (or, in some cases, partial-year) operating statement and other information furnished by the related Borrower.

     18. "NOI" means, with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses. For purposes of NOI:

     o "Revenues" generally consist of all revenues received in respect of a Mortgaged Property, including--

          (i) for the Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

          (ii) for the Commercial Properties other than Hospitality Properties, base rent, percentage rent, expense reimbursements and other revenues; and

          (iii) for the Hospitality Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

     o "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs but without any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or FF&E. In the case of Hospitality Properties, Expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

     19. "Maturity/ARD Balance" means, with respect to any Mortgage Loan, the principal balance thereof due at stated maturity (or, in the case of any ARD Loan, on the related Anticipated Repayment Date) pursuant to the payment schedule for such Mortgage Loan (and otherwise assuming no prepayments, defaults or extensions).

     20. "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV" means, with respect to any Mortgage Loan, the ratio of (a) the Maturity/ARD Balance for such Mortgage Loan to (b) the Appraised Value of the related Mortgaged Property.

Additional Mortgage Loan Information

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the twelve (12) month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

     No "Premium Loans". No Mortgage Loan is a "premium loan", (i.e., no Borrower received more loan proceeds than the original principal balance of its Mortgage Loan in exchange for agreeing to a higher Mortgage Rate).

     Tenant Matters. Set forth below are certain special considerations regarding tenants at the Mortgaged Properties--

     o Certain Mortgage Loans are, in each case, secured by a Retail Property, an Office Property or a Mortgaged Property used for industrial purposes that is leased to one or more Major Tenants.

     o Certain companies are Major Tenants with respect to more than one Mortgaged Property.

     o There are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     o Certain of the Multifamily Rental Properties have material concentrations of student tenants.

     Ground Leases. Seven (7) of the Mortgage Loans, representing 1.7% of the Initial Pool Balance, are secured, in whole or in material part, by a Mortgage on the Borrower's leasehold interest in the related Mortgaged Property. In each such case, either:

     o the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan; or

     o the ground lessor has agreed to give the holder of the related Mortgage Loan notice of, and the right to cure, any default or breach by the lessee and the related ground lease (giving effect to all extension options) expires more than 10 years after the stated maturity of the related Mortgage Loan.

See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

     In the case of the Tierra Verde Marine Center Property, certain submerged lands on which are built wet slips for 110 boats are subject to a ground lease on which the State of Florida is the lessor. The related Mortgage Loan, which represents 0.6% of the Initial Pool Balance, is an ARD Loan. The term of the ground lease runs 10 years after the related Anticipated Repayment Date but terminates five (5) years prior to the related Mortgage Loan's stated maturity date. Extensions of the ground lease are at the lessor's sole option. Most of the Mortgaged Property (including the portion on which all of the other improvements are located) is held by the related Borrower in fee. However, no assurance can be given as to the effect that a termination of such ground lease would have on the operations at the marine center.

     Additional and Other Financing. The following table indicates those Mortgaged Properties that are known to the Depositor to be encumbered by secured subordinate debt, the initial principal amount of the debt and the Cut-off Date Balances of the related Mortgage Loans and also sets forth, in the case of each such Mortgaged Property, the initial principal amount of such secured subordinate debt:


                                                                      % of Initial
                                                                      Pool Balance           Initial Principal
                                          Cut-off Date Balance         Represented               Amount of
                                               of Related              by Related                 Secured
Mortgaged Property                            Mortgage Loan           Mortgage Loan          Subordinate Debt
------------------                           --------------           -------------          ----------------
Comfort Inn - Hopewell, VA                      $5,181,769                0.4%                 $3,733,102 (1)
Friendship Crossing Apartments                  $4,603,093                0.4%                   $900,000 (1)
Centennial Creek Office Park                    $2,493,826                0.2%                   $114,000 (1)
South Street Seaport Office Center              $2,242,342                0.2%                 $1,659,674 (1)
Market Plaza                                    $1,563,876                0.1%                   $582,425 (1)

----------
(1) The subordinate lender has executed a Subordination Agreement and/or a Standstill Agreement.

     In addition, Borrowers under nine (9) Mortgage Loans, representing 3.1% of the Initial Pool Balance, have unsecured debt of which the Depositor is aware. In some such cases, the lender on such debt is an affiliate of the Borrower. In each such case, the lender on such unsecured debt has executed and delivered a Subordination Agreement and a Standstill Agreement in favor of the mortgagee under the related Mortgage Loan. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future, subject to delivery of a Subordination Agreement and/or Standstill Agreement and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

     Owners of certain Borrowers under the Mortgage Loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. With respect to at least nine
(9) Mortgage Loans, including the Hyrail Group, representing 3.0% of the Initial Pool Balance, owners of the related Borrower have pledged their equity interests in such Borrower to secure "mezzanine debt". In addition, the owners of the Borrowers under the Swerdlow Loans described below have pledged their equity interests in such Borrowers (together with other collateral) to secure a revolving credit facility. With respect to the Hyrail Group and the Swerdlow Loans, an affiliate of GECA is the lender of the related "mezzanine debt". See "Risks Related to the Offered Certificates--Potential Conflicts of Interest". No such "mezzanine debt" is included in the Mortgage Pool.

     See "Risk Factors--Risks Related to the Mortgage Loans--Risks of Subordinate Debt and Other Additional Financing" in this Prospectus Supplement.

Certain Underwriting Matters

     General. In connection with the origination of the respective Mortgage Loans, the related Originator evaluated each Mortgaged Property in a manner generally consistent with the standards described below. See also "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the Prospectus.

     Environmental Assessments. In general, a third-party environmental consultant conducted a "Phase I" environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property during the seventeen (17) month period preceding the Cut-off Date. In some cases, additional environmental testing was conducted. Such environmental testing at any particular Mortgaged Property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were performed only at Multifamily Rental Properties and only when the Originator of the related Mortgage Loan believed such testing was warranted under the circumstances.

     The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective Mortgaged Properties. In many such cases, the identified condition related to the presence of ACMs, lead-based paint and/or radon. Where such substances were present, the environmental consultant generally recommended, and the related Mortgage Loan documents required, the establishment of an operation and maintenance plan (an "O&M Plan") to address the issue or, in the case of ACMs and lead-based paint, an abatement or removal program.

     In some cases, the cost to remediate or prevent an adverse environmental condition at a particular Mortgaged Property was estimated to cost more than $50,000. Such cases include--

     o with respect to the Northwood Hills Shopping Center Property, benzene-related remediation;

     o with respect to the Brookwood Village Shopping Center Property, asbestos abatement work;

     o with respect to the Imperial Plaza Property, the removal of contaminated soil;

     o with respect to the Ware's Van and Storage Property, implementation of an approved soil remediation plan and installation of two (2) additional groundwater monitoring wells (as well as a holdback of $75,000 and a letter of credit for $140,000 for the anticipated costs of the soil remediation and groundwater monitoring plans); and

     o with respect to the Tech Center 29 Property, the installation of a secondary containment around two (2) above-ground storage tanks.

     In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related Originator generally required the related Borrower either: (i) to effect such remediation prior to closing; or (ii) to effect such remediation post-closing and, in connection therewith, to deposit with the lender a cash reserve in a sum sufficient (generally equal to 100% to 125% of the estimated cost) to complete the remediation. Some Borrowers have not satisfied all post-closing obligations required by the related Mortgage Loan documents with respect to environmental matters. There can be no assurance that recommended O&M Plans have been or will continue to be implemented.

     In several cases, the environmental site assessment for a Mortgaged Property identified potential environmental problems at nearby properties but indicated that the subject Mortgaged Property had not been affected (or had been minimally affected), the potential for the problem to affect the subject Mortgaged Property was limited and/or a person responsible for remediation had been identified.

     The information contained in this Prospectus Supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value of or cash flow from the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). In addition, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

     Property Condition Assessments. Third-party engineering firms inspected all of the Mortgaged Properties (or updated previously conducted inspections) during the sixteen (16) month period preceding the Cut-off Date to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each such Mortgaged Property.

     Such inspections identified various deferred maintenance items and necessary capital improvements at certain of the Mortgaged Properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a Mortgaged Property. When repairs or replacements were recommended, the related Borrower was required to undertake necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each Mortgaged Property during the seventeen (17) month period preceding the Cut-off Date in order to establish the property value of such Mortgaged Property. Such appraisals (collectively, the "Appraisals") constitute the basis for the "Appraised Values" set forth for the respective Mortgaged Properties on Exhibit A-1 to this Prospectus Supplement.

     The Appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective Mortgage Loans. The Appraisals have not been updated following the origination of the respective Mortgage Loans and are not guarantees of, and may not be indicative of, the present or future value of the Mortgaged Properties. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if such appraiser used the same general approach to, and the same method of, appraising such Mortgaged Property. Neither the Depositor nor either Underwriter has confirmed the values of the respective Mortgaged Properties set forth in the Appraisals.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Implicit in the Appraised Values for the Mortgaged Properties shown on Exhibit A-1 to this Prospectus Supplement, is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:

     o    buyer and seller are typically motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed for exposure in the open market;

     o payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     o the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each Appraisal involved a physical inspection of the related Mortgaged Property and reflects a correlation of value based on indicated values by the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     o In the "Sales Comparison Approach", the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market.

     o Under the "Income Approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining Underwritten Net Cash Flow, resulting in variances in the related net operating income values.

     o Under the "Cost Approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

     The Appraisal for each Mortgaged Property or a separate letter contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), were followed in preparing such Appraisal. However, none of the Depositor, either Underwriter, either Mortgage Loan Seller or any Originator has independently verified the accuracy of such statement.

     In the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the Appraised Value on which such Mortgage Loan was underwritten.

     Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan, the related Originator examined whether the use and operation of the related Mortgaged Property were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders then-applicable to such Mortgaged Property. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related Borrower. In certain instances, a certificate of occupancy was not available. Where the Mortgaged Property as currently operated constituted a permitted nonconforming use and/or structure, an analysis was generally conducted as to (i) the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form and (ii) whether existing replacement cost hazard insurance would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down the Mortgage Loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount.

     Hazard, Liability and Other Insurance. Although exceptions exist, each Mortgage generally requires the related Borrower to maintain the following insurance coverage--

     o Hazard insurance in an amount that is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a Borrower or tenant is permitted to self-insure the subject Mortgaged Property, provided that such party or an affiliate maintains a specified net worth.

     o If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of such Mortgage Loan; (ii) except in certain cases, the full insurable value of such Mortgaged Property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

     o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount at least equal to $1 million per occurrence.

     o Business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from such Mortgaged Property for at least six months (or, alternatively, in a specified dollar amount).

     In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. In the case of Mortgaged Properties (other than those that are manufactured housing communities) located in California; however, a third party consultant to the related Originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Property. In general, when the resulting reports concluded that a Mortgaged Property was likely to experience a "probable maximum loss" in excess of 25% of the estimated replacement cost of the improvements, the related Originator required the Borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.

     With respect to each Mortgaged Property (including each Mortgaged Property securing a Specially Serviced Mortgage Loan), the Master Servicer is required to cause the maintenance of all such insurance coverage as is required under the related Mortgage to the extent the Trust has an insurable interest.

     Under the terms of several Mortgage Loans, the related Borrower is required to keep its Mortgaged Property insured against loss by fire, hazards, rent loss and such other hazards, casualties, liabilities and contingencies as the mortgagee determines to require in its discretion and in such amounts and for such periods as the mortgagee determines to require in its discretion. In such cases, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard (as defined in this Prospectus Supplement under "Servicing of the Mortgage Loans--General") to cause the related Borrowers under the Mortgage Loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other Mortgage Loans as described above.

     Various forms of insurance maintained with respect to a Mortgaged Property, including casualty insurance, environmental insurance (in the limited number of cases where it was obtained), earthquake insurance (in the limited number cases where it was obtained) or other insurance, may be provided under a blanket policy that also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby. See "Risk Factors--Risks Related to the Mortgage Loans--Uninsured Loss; Sufficiency of Insurance".

     With limited exception, the Mortgage Loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the related Mortgaged Property; or

     o    towards payment of the related Mortgage Loan.

     The Special Servicer is required to maintain for each REO Property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the Mortgage that had covered such property.

     The Master Servicer and the Special Servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this Prospectus Supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related Mortgage Loans. If any such blanket or master policy contains a deductible clause, the Master Servicer or the Special Servicer, as the case may be, will be required, in the event of a casualty covered by such blanket or master policy, to deposit or cause to be deposited in the Certificate Account (as defined in the Prospectus) all sums that would have been deposited therein but for such deductible clause (but only to the extent such sums would have been paid if an individual hazard insurance policy referred to above had been in place). See "Description of the Pooling Agreements--Hazard Insurance Policies" in the Prospectus.

     The applicable Originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each Mortgage Loan. Each title insurer will enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of Certificateholders for claims made against the Trustee regarding the priority and validity of the Borrowers' title to the Mortgaged Properties.

Cash Management and Certain Escrows and Reserves

     Cash Management. In the case of thirty-three (33) of the Mortgage Loans, representing approximately 20.0% of the Initial Pool Balance, a "cash management" system has been implemented for the deposit of property revenues into a separate account.

     In the case of the Swerdlow Loans and the Winston Loan, tenants are required to remit rental payments to a Lockbox Account that is under the sole control of the mortgagee and the Borrower is not authorized to make withdrawals from such account (any such Lockbox Account, a "Hard Lockbox Account"). In the other cases, the related Borrower or the manager of the related Mortgaged Property is required to deposit property revenues into an account that is under the joint control of the related Borrower and the Master Servicer. In such other cases, the Borrower is authorized to make withdrawals from such account from time to time until the occurrence of an event of default under such Mortgage Loan, in which case the Master Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which such account is maintained, to direct such depository institution to no longer honor payment requests made by the Borrower (any such Lockbox Account, a "Soft Lockbox Account"). In general, no later than the related Anticipated Repayment Date, the Borrower under each ARD Loan will be required (if it has not previously done so) to establish a Hard Lockbox Account under the sole control of the Master Servicer into which all revenue from the related Mortgaged Property will be directly deposited.

     Central Accounts. In the case of most Mortgage Loans, including all of the Mortgage Loans as to which a "cash management" system has been implemented, central accounts have been established for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, FF&E and certain other purposes, as applicable (such accounts, the "Central Accounts"). As of the Closing Date, the Central Accounts will be under the sole control of the Master Servicer. In the case of most Mortgage Loans as to which there is a Central Account, such Central Account will be funded out of monthly escrow and/or reserve payments by the related Borrower or from funds transferred from the related Lockbox Account. In the case of Mortgage Loans as to which there are Hard Lockbox Accounts, however, the Central Account may be the same as such Lockbox Account.

     Tax and Insurance Escrows. In the case of 247 Mortgage Loans, representing 85.7% of the Initial Pool Balance, tax and insurance escrows (the "Tax and Insurance Escrows") were established, either as separate accounts or, if applicable, as sub-accounts of any related Central Account, and each related Borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the Borrower is required to maintain. If an escrow was established, such funds will generally be applied by the Master Servicer to pay for items such as taxes, assessments and insurance premiums at the related Mortgaged Property.

     Under certain other Mortgage Loans, the insurance carried by the related Borrower is in the form of a blanket policy. In such cases, the amount of the escrow is an estimate of the pro rata share of the premium allocable to the related Mortgaged Property, or the related Borrower pays the premium directly. Under certain Mortgage Loans, the related Borrower delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows. Under certain Mortgage Loans, a tenant at the related Mortgaged Property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly. In such cases, escrows generally are not required.

     Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the reserve deposits that Borrowers are, in each case, required to make into a separate account or, if applicable, a sub-account of any related Central Account for certain capital replacements, repairs and FF&E (such a reserve, a "Contractual Recurring Replacement Reserve") and/or for leasing commissions and tenant improvements (such a reserve, a "Contractual Recurring LC&TI Reserve") on the related Mortgaged Property under the terms of the respective Mortgage Loan.

     The Contractual Recurring Replacement Reserves and Contractual Recurring LC&TI Reserves shown in such table are in each case expressed as dollars per Unit for Multifamily Rental Properties and Manufactured Housing Properties, a percentage of total departmental revenues for Hospitality Properties and dollars per Leasable Square Foot for other Commercial Properties. The Contractual Recurring Replacement Reserves and Contractual Recurring LC&TI Reserves set forth in such table for most of the Mortgaged Properties are initial amounts and may vary over time. In such cases, the related Mortgage Note and/or other related documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some such cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering such space could result in the termination and/or release of such reserve. Under certain Mortgage Loans, the related Borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves or reserves for leasing commissions and tenant improvements.

     Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the reserves (the "Engineering Reserves") established, either as a separate account (or, if applicable, as a sub-account of any related Central Account), or in some cases in the form of a letter of credit pledged to the lender, as a result of the inspections of certain Mortgaged Properties described above under "--Certain Underwriting Matters--Property Condition Assessments". The repair/replacement items for which such reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the Mortgaged Property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the Engineering Reserve for any Mortgaged Property shown in such table reflects only the cost estimate determined by the respective inspection firm for items that the related Originator determined significant enough to require a reserve, and/or because in some cases items identified in a report were corrected prior to closing of the Mortgage Loan, the Engineering Reserve for certain Mortgage Loans is less than the cost estimate set forth in the related report.

     The Engineering Reserve for several Mortgaged Properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related Originator required the Borrower to establish reserves for the completion of major work that had been commenced. No Engineering Reserve is required to be replenished. The amounts set forth in such table represent the amounts of the Engineering Reserves required at the respective dates of origination of the Mortgage Loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be sufficient therefor.

Significant Mortgage Loans

     The Winston Loan. The "Winston Loan" is presented in this Prospectus Supplement as a Cross-Collateralized Group of fourteen (14) separate Mortgage Loans with an aggregate Cut-off Date Balance of $70,750,763, representing 5.7% of the Initial Pool Balance. GECC sourced, underwrote and closed the Winston Loan, as origination agent for CMF Capital Company, LLC ("CMF"), and subsequently acquired such Mortgage Loan from CMF. CMF is an affiliate of Liberty Hampshire Company, a Delaware limited liability company. The Winston Loan is secured by Mortgages (collectively, the "Winston Mortgages") on the fee interests in fourteen (14) limited service hotel properties (collectively, the "Winston Properties"). The hotels are located in nine (9) states, with four (4) in North Carolina, two (2) in each of South Carolina and Georgia, and one (1) in each of Texas, Arizona, Florida, Michigan, New York, and Massachusetts. The Winston Loan was made to a special purpose entity (the "Winston Borrower"), affiliated with Winston Hotels, Inc. (WXH: NYSE) ("Winston REIT"). Winston REIT, which first went public in June 1994, is in the business of developing, acquiring and rehabilitating premium limited-service, full service and high-end extended stay hotel properties. Winston REIT owns over 90% of WINN Limited Partnership, the operating partnership through which the Winston REIT controls its hotel properties. Winston REIT controls 49 hotels in 11 states throughout the southeast, southwest and northeast United States, with over 6,927 rooms.

     Each of the Mortgage Loans comprising the Winston Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2008 and a final maturity of December 1, 2023. The Winston Loan amortizes on a 25-year schedule. The fixed Mortgage Rate on the Winston Loan is 7.375% per annum. However, on the related Anticipated Repayment Date, the per annum rate at which interest accrues on the Winston Loan is required to increase to the sum of the original Mortgage Rate and two (2) percentage points (2%), until the loan is repaid in full.

     The Winston Borrower may not voluntarily prepay the Winston Loan until ninety (90) days prior to the Anticipated Repayment Date. After the second anniversary of the Closing Date, but prior to the Anticipated Repayment Date, the Borrower may obtain a release of any of the Winston Properties from the lien of the Winston Mortgages through defeasance of an amount equal to the applicable release price of the property or properties to be released. The release prices are 125% of the allocated loan amounts for the respective Winston Properties. Defeasance is only permitted upon the satisfaction of certain conditions, including--

     o confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of any of the then current ratings on the Certificates,

     o    delivery of certain legal opinions and documentation, and

     o confirmation that the debt service coverage ratio for the non-defeased portion of the Winston Loan (based on the Winston Properties then remaining subject to the liens of the Winston Mortgages) is at least equal to the greater of (a) the debt service coverage ratio for the Winston Loan for the twelve (12) full calendar months immediately preceding the date of origination and (b) the debt service coverage ratio for the Winston Loan for the twelve full calendar months immediately preceding the defeasance, in each case based on all the Winston Properties (including those to be released).

     The Winston Properties. The Winston Properties consist of fourteen (14) hotels described in the table below. Six (6) of the hotels are operated as Hampton Inns, two (2) of the hotels are operated as Marriott Courtyards, two (2) of the hotels are operated as Homewood Suites, one (1) of the hotels is operated as a Marriott Residence Inn, one (1) of the hotels is operated as a Comfort Suites, one (1) of the hotels is operated as a Comfort Inn, and one (1) of the hotels is operated as a Quality Suites.


                                                                                                                      Allocated
                                                              No. of     Yr. Built/     Occupancy       Appraised       Loan
Hotel                                  Location                Rooms      Renovated      at U/W            Value        Amount
-----                                  --------                -----      ---------      ------            -----        ------
Hampton Inn - Elmsford                 Elmsford, NY             156       1968/1996        78%        $15,300,000    $7,598,233
Residence Inn - Phoenix                Phoenix, AZ              168       1988/1997        74%        $16,300,000    $6,277,885
Quality Suites - Charleston            Charleston, SC           168       1989/1997        80%        $14,000,000    $6,277,885
Courtyard by Marriott - Ann Arbor      Ann Arbor, MI            160       1989/1998        81%        $13,900,000    $6,277,885
Homewood Suites - Cary                 Cary, NC                 120         1994           84%        $11,800,000    $6,003,850
Hampton Inn & Suites - Gwinnett        Duluth, GA               135         1996           73%        $11,300,000    $5,381,044
Hampton Inn - Raleigh                  Raleigh, NC              141       1986/1996        85%        $11,200,000    $5,281,395
Comfort Suites - Orlando               Orlando, FL              215       1990/1997        86%        $12,500,000    $5,156,834
Hampton Inn - Perimeter                Atlanta, GA              131         1996           71%        $10,300,000    $4,982,448
Hampton Inn - Charlotte, NC            Charlotte, NC            125       1991/1997        83%         $9,600,000    $4,558,940
Courtyard by Marriott  - Wilmington    Wilmington, NC           128         1996           75%         $9,300,000    $4,259,993
Hampton Inn  - West Springfield        West Springfield, MA     126       1989/1998        70%         $8,220,000    $3,687,012
Homewood Suites  - Clear Lake          Houston, TX              92          1995           80%         $8,700,000    $3,437,889
Comfort Inn - Charleston               Charleston, SC           128       1989/1997        76%         $9,700,000    $1,569,471

     Property Management. Each of the hotels is leased to CapStar Winston Company, L.L.C. ("CapStar"), pursuant to an operating lease (each, a "CapStar Operating Lease"). Each CapStar Operating Lease has a term which expires on November 30, 2012 (except for the CapStar Operating Lease covering the Marriott Residence Inn in Phoenix, Arizona, which expires on March 31, 2013). CMF, CapStar and the Winston Borrower have entered into a subordination, non-disturbance and attornment agreement for the benefit of the holder of the related Mortgage. CapStar is not affiliated with the Winston Borrower and is not a special purpose entity. The four (4) Winston Properties located in North Carolina are subject to management agreements between CapStar and Interstate Management & Investment Corp. ("Interstate"), with terms which are co-terminus with the termination of the underlying CapStar Operating Leases. The other ten
(10) Winston Properties are self-managed by CapStar. MeriStar Hotels & Resorts, Inc. (NMH: NYSE) ("MeriStar") is the general partner of the owner of CapStar. MeriStar operates 212 hotels in North America. Interstate manages nine (9) hotels in four (4) states located in the southeast United States.

     Lockbox. The Winston Borrower has established a Lockbox Account pursuant to the terms and conditions of a cash management agreement. Under the terms of each CapStar Operating Lease, CapStar receives all revenues and receipts from the operation of the hotels. CapStar has agreed to deposit all rent under the CapStar Operating Leases directly into such Lockbox Account.

     Debt Service Reserve. The Winston Borrower has funded a two-month debt service reserve account.

     Appraised Value. The Winston Loan has a Cut-off Date LTV Ratio of 43.6% based upon an aggregate Appraised Value of the Winston Properties that was (based on appraisals conducted from June 30, 1998 through August 17, 1998) equal to $162,120,000.

     Underwritten DSCR. The Underwritten DSCR of the Winston Loan is 2.54x, based on trailing twelve (12) months Underwritten NCF as of June 30, 1998.

     Additional Indebtedness Prohibited. The Winston Borrower may not encumber any of the Winston Properties with any subordinate financing (except for limited amounts of trade debt or equipment financing), and no equity owner may pledge its interests in the Winston Borrower.

     Transfer of Ownership Interests. The Winston Mortgages prohibit the transfer of interests in the Winston Properties or in the Winston Borrower without the consent of the lender under the Winston Loan, except in connection with (1) a release of a Winston Property in connection with the defeasance of all or part of the Winston Loan, (2) a release of a Winston Property in connection with a substitution of another hotel property in accordance with the Winston Loan documents, or (3) a sale or transfer of all of the Winston Properties in accordance with the Winston Loan documents, where each of such releases or transfers is conditioned upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates.

     Property Substitutions. Prior to the Anticipated Repayment Date, the Winston Borrower may obtain a release of one or more of the Winston Properties from the lien of the Winston Mortgages upon the substitution of its fee interest in another hotel property of like kind and quality for each released property, provided certain terms and conditions are satisfied, including--

     (1) the appraised value of the substitute property must be at least equal to the greater of the appraised value of the released property as of
          (a) the date of origination or (b) the date immediately preceding the release and substitution,

     (2) the debt service coverage ratio for the Winston Loan (based on the Winston Properties remaining subject to the lien of the Winston Mortgages) after giving effect to the release and substitution must be greater than or equal to the debt service coverage ratio for the Winston Loan (based upon all Winston Properties then encumbered by the lien of the Winston Mortgages) as of the date immediately preceding the release and substitution, and

     (3) confirmation from the Rating Agencies that such release and substitution will not result in a withdrawal, downgrade or qualification of any of the then current ratings on the Certificates.

     The Swerdlow Loans. The "Swerdlow Loans" consist of three (3) cross-defaulted and cross-collateralized Mortgage Loans with Cut-off Date Balances of $29,580,388, $23,829,728 and $10,396,538, representing 2.4%, 1.9%
and 0.8%, respectively, of the Initial Pool Balance. GECC originated the Swerdlow Loans. Such Mortgage Loans are collectively secured by Mortgages (collectively, the "Swerdlow Mortgages") encumbering the fee interest in two Retail Properties and one Office Property (collectively, the "Swerdlow Properties"), all of which properties are located in southern Florida. The Swerdlow Loans were made to each of three separate special purpose entities (collectively, the "Swerdlow Borrowers"). The Swerdlow Borrowers are affiliated with Swerdlow Real Estate Group, Inc. ("Swerdlow REIT"), which Swerdlow REIT is the sole general partner of SREG Operating Limited Partnership ("Swerdlow Operating Partnership"). The Swerdlow REIT, which is privately held, was formed December 1998, and holds a commercial portfolio of properties in various stages of development. The Swerdlow REIT was capitalized by various equity investors including MJS SREG, LLC, PM SREG Holdings, LLC, Fidelity Management Trust Company, Fidelity Management & Research Company, Colony Capital, Inc., Landmark Partners, Inc., The Board of Trustees of the Leland Stanford Jr. University and Institutional Property Consultants, Inc.

     Each Swerdlow Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2009 and a final maturity of February 1, 2029. The Swerdlow Loans amortize on a 30-year schedule. The fixed Mortgage Rate on the Swerdlow Loans is 8.18% per annum. However, on the related Anticipated Repayment Date, the per annum rate at which interest accrues on the Swerdlow Loans will increase to the original Mortgage Rate plus two percentage points (2%).

     The Swerdlow Borrowers may not voluntarily prepay the Swerdlow Loans until three (3) months prior to the Anticipated Repayment Date. At any time following the second anniversary of the Closing Date, but prior to the Anticipated Repayment Date, each of the Swerdlow Properties may be released from the lien of its respective Swerdlow Mortgage through a defeasance of an amount equal to 125% of the unpaid principal balance of the applicable Swerdlow Mortgage. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including--

     (1) the debt service coverage ratio for the non-defeased Swerdlow Loans (based on all of the remaining Swerdlow Properties then remaining subject to liens in favor of the lender) must be at least equal to the greater of (a) the debt service coverage ratio for all the Swerdlow Loans at origination (based on all the Swerdlow Properties, including those to be released), and (b) the debt service coverage ratio for all the Swerdlow Loans for the twelve (12) full calendar months immediately preceding the defeasance (based on all the Swerdlow Properties, including those to be released),

     (2) the loan-to-value ratio for all the non-defeased Swerdlow Loans (based on all of the Swerdlow Loans remaining subject to the liens of the Swerdlow Mortgages) must be at least equal to the lesser of (a) the loan-to-value ratio for all the Swerdlow Loans at origination (based on all the Swerdlow Properties, including those to be released), and
          (b) the loan-to value ratio for the Swerdlow Loans immediately prior to the defeasance (based on all the Swerdlow Properties, including those to be released), as each is determined by the lender in its reasonable discretion,

     (3) confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and

     (4)  delivery of certain legal opinions and documentation.

     The Swerdlow Properties. The Swerdlow Properties are controlled by Swerdlow REIT. The Swerdlow Properties consist of two retail centers and one office center described in the table below.

                                                             No. of         Yr. Built/      Occupancy          Appraised
Property                          Location                 Square Feet       Renovated        at U/W             Value
--------                          --------                 -----------       ---------        ------             -----
Kendale Lakes Plaza               West Kendall, FL           404,553         1977/1995         98%            $36,100,000
Cypress Creek Station             Fort Lauderdale, FL        229,009           1997            99%            $30,800,000
Oakwood Business Center           Hollywood, FL              141,150           1987            97%            $14,000,000

     o The Kendale Lakes Plaza Property is a regional shopping center located in an in-fill location. Primary access to the property is provided by the Florida Turnpike. Anchor tenants of the property are Kmart (114,000 sq. ft.), Syms (40,000 sq. ft.), Marshall's (27,808 sq. ft.)
          and Office Max (23,500 sq. ft.). 109,800 square feet of space at such property are "dark", but Kmart is responsible for and has been paying the rent in respect of such space on behalf of the former tenant.

     o The Cypress Creek Station Property is comprised of two main buildings and is surrounded by commercial and hospitality properties. The major tenants of the property include Regal Cinema (101,415 sq. ft.), Office Depot (36,929 sq. ft.) and Just for Feet (15,675 sq. ft.).

     o The Oakwood Business Center Property is a suburban office building with access to Interstate 95, the Fort Lauderdale central business district and the Fort Lauderdale International Airport. The major tenants of the property include KOS Pharmaceuticals (23,499 sq. ft.) and Trader Publishing (16,816 sq. ft.).

     Lockbox. Simultaneously with the closing of the Swerdlow Loans, the Swerdlow Borrowers established a Lockbox Account. The Swerdlow Borrowers have required that all tenants at the Swerdlow Properties deposit rent directly in such Lockbox Account.

     Property Management. The Swerdlow Properties are each subject to a long term management agreement with SREG Operating Limited Partnership. The management agreement is not terminable by the Swerdlow Borrowers, the manager or any other party, except with the express written consent of the mortgagee under the Swerdlow Loans. The base management fee under each management agreement is 3% of gross revenue. The management fee structure also provides for compensation for additional services such as retail leasing, expansion, renovation and tenant improvement work. The management agreements are each terminable by the mortgagee under the Swerdlow Loans upon completion of foreclosure or upon an event of default under such management agreement.

     Appraised Value. The Swerdlow Loans have a Cut-off Date LTV Ratio of 78.9% based upon an aggregate Appraised Value of the Swerdlow Properties that was (based on appraisals conducted during October 1998) equal to $80,900,000.

     Underwritten DSCR. The Underwritten DSCR of the Swerdlow Loans is 1.25x.

     Additional Indebtedness. The Swerdlow Borrowers may not encumber any of the Swerdlow Properties with subordinate financing, and no equity owner may further pledge its interests in any of the Swerdlow Borrowers. Simultaneously with the closing of the Swerdlow Loans, GECC provided the Swerdlow REIT, the Swerdlow Operating Partnership and such affiliates (not the Swerdlow Borrowers) with a revolving line of credit. The line of credit is a fully recourse loan to Swerdlow REIT, the Swerdlow Operating Partnership and certain affiliates and secured by Swerdlow REIT's, the Swerdlow Operating Partnership's and such affiliate's assets, which mainly consist of: (i) ownership interests in eleven entities (including the Swerdlow Borrowers), each of which owns real estate (some of which are stabilized assets and others of which are in various stages of development); and (ii) certain management and development agreements or a pledge of some or all of the direct or indirect ownership interests in the manager under certain management and development agreements. All of such ownership interests, management and development agreements and pledged ownership interests in such managers are pledged as security for the line of credit. GECC, as lender under the line of credit, has entered into a subordination and intercreditor agreement with GECC as lender under the Swerdlow Loans (which agreement will be assigned to the Trustee for the benefit of the Trust). GECC may not exercise its remedies under the line of credit to transfer title to the pledged interests unless (a) GECC receives confirmation from the Rating Agencies that such transfer will not result in a withdrawal, downgrade or qualification of any of the then current ratings of the Certificates, or (b) the transferee is GECC or another institutional transferee.

     Transfer of Ownership Interests. The Swerdlow Mortgages prohibit the transfer of interests in the Swerdlow Properties or in the Swerdlow Borrowers without the consent of the lender under the Swerdlow Loans. However, the Swerdlow Mortgages permit transfers of ownership interests in Swerdlow REIT, provided, that (a) (i) one or more certain pre-approved investors (the "Approved Investors") continue to own 51% of the outstanding ownership interest in Swerdlow REIT, and (ii) one or more Approved Investors maintain control of the management and policies of the Swerdlow Borrowers, or (b) (i) such transfers are pursuant, or subsequent, to a registered public offering on a nationally recognized exchange (other than pursuant to consolidation or merger with, or acquisition by, a publicly traded entity), and (ii) one or more Approved Investors continue to own 51% of the outstanding ownership interest in Swerdlow REIT, or (c) the lender under the Swerdlow Loans receives confirmation from the Rating Agencies that such transfer will not result in a withdrawal, downgrade or qualification of any of the then current ratings of the Certificates.

     The Alliance Loans. The "Alliance Loans" consist of five (5) cross-defaulted and cross-collateralized Mortgage Loans with Cut-off Date Balances of $22,529,265, $10,387,667, $7,111,557, $5,193,833 and $3,609,027,
collectively representing 3.9% of the Initial Pool Balance. Column originated the Alliance Loans. The Alliance Loans are secured by Mortgages (the "Alliance Mortgages") on the fee simple interests in five (5) Multifamily Rental Properties (the "Alliance Properties"), four (4) of which are located in Texas and one (1) of which is located in Florida. The Alliance Loan was made to a special purpose limited partnership (the "Alliance Borrower"), the general partner of which is Alliance OG Portfolio I, Inc. (the "Alliance GP"). The Alliance Properties are controlled by Alliance Holdings, Inc.

     Each Alliance Loan is a Balloon Loan which matures on February 1, 2009 and amortizes on a 30-year schedule. Each Alliance Loan accrues interest on an Actual/360 Basis at a fixed Mortgage Rate of 7.22% per annum.

     The Alliance Borrower may not voluntarily prepay the Alliance Loans until six (6) months prior to maturity. After the second anniversary of the Closing Date, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the Alliance Mortgages through a defeasance of an amount equal to 125% of the allocated loan amount for the Alliance Properties to be released. Defeasance is only permitted upon the satisfaction of certain conditions, including--

     o    delivery of certain legal opinions and documentation,

     o the debt service coverage ratio for the non-defeased Alliance Loans (based on the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) must be at least equal to the greater of
          (a) the debt service coverage ratio for all the Alliance Loans (based on all the Alliance Properties, including those that are being released) immediately prior to the defeasance and (b) the debt service coverage ratio for all the Alliance Loans (based on all the Alliance Properties, including those that are being released) at origination, and

     o the loan-to-value ratio for all the Alliance Loans (based on all the Alliance Properties, including those that are being released) is not greater than 75%.

     The Alliance Properties. The Alliance Properties are controlled by Alliance Holdings, Inc. The Alliance Properties consist of the five (5) Multifamily Rental Properties described in the table below.

                                                                                                                 Allocated
                                                    No. of       Yr. Built/      Occupancy       Appraised          Loan
Property                     Location                Apts.       Renovated         at U/W          Value           Amount
--------                     --------                ----        ---------         ------          -----           ------
Westchase Ranch Apts.        Houston, TX             776        1977/1994          96%           $29,150,000    $22,529,265
Westwood Village Apts.       Irving, TX              320        1983/1996          92%           $13,000,000    $10,387,667
Normandy Woods Apts.         Houston, TX             268        1981/1997          95%            $9,000,000     $7,111,557
Savoy Manor Apts.            Houston, TX             192        1980/1997          97%            $6,500,000     $5,193,833
San Marin Apts.              Tampa, FL               193        1972/1997          86%            $4,600,000     $3,609,027

     Property Management. The Alliance Properties are subject to management agreements between the Alliance Borrower and Alliance Residential Management, L.L.C. (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The lender under the Alliance Loans may replace the Alliance Property Manager only upon--

     o the lender acquiring title to an Alliance Property by foreclosure or otherwise,

     o default by the Alliance Property Manager under the management agreement,

     o a fifty percent (50%) or more change in control of the ownership of the Alliance Property Manager, if such change of control has not been confirmed in writing by the Rating Agencies, or

     o    at any time for cause upon thirty (30) days' prior written notice.

     Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Alliance Loans, the Alliance Borrower will have access to such rent account.

     Appraised Value. The Alliance Loans have a Cut-off Date LTV Ratio of 78.4% based upon an aggregate Appraised Value of the Alliance Properties of $62,250,000 (based on appraisals conducted during January 1999).

     Underwritten DSCR. The Underwritten DSCR of the Alliance Loans is 1.30x.

     Additional Indebtedness Prohibited. The Alliance Borrower may not encumber the Alliance Properties with subordinate financing.

     Transfer of Ownership Interests. In general, the Alliance Mortgages prohibit the transfer of interests in the Alliance Properties or controlling interests in the Alliance Borrower without the consent of the lender under the Alliance Loans, except in limited circumstances where the transfer is conditioned upon receipt of written confirmation from the Rating Agencies to the effect that such transfer will not result in any downgrade, withdrawal or qualification of any of the ratings of the Certificates.

     The Country Squire Apartments - South Loan. The "Country Squire Apartments
- South Loan" has a Cut-off Date Balance of $30,446,295, representing 2.5% of the Initial Pool Balance. The Country Squire Apartments - South Loan was originated by Chastain Capital Corporation, an affiliate of Lend Lease Real Estate Investments, Inc. and acquired at closing by GECC. GECC participated in the underwriting and closing of the Country Squire Apartments South Loan. The Country Squire Apartments - South Loan is secured by a Mortgage (the "Country Squire Mortgage") on the fee interest in a 726-unit multifamily project in Cordova, Tennessee (the "Country Squire Apartments - South Property"). The Country Squire Apartments - South Loan was made to a special purpose entity (the "Country Squire

Borrower") affiliated with Fogelman Properties ("Fogelman"). Fogelman is in the business of developing, acquiring and rehabilitating multifamily properties. As of December 12, 1998, Fogelman Properties had developed over 8,000 multifamily units. Through ownership and/or management, Fogelman controls over 23,000 multifamily units, which are located in six states throughout the southeastern United States.

     The Country Squire Apartments - South Loan has a maturity date of January 1, 2009. The Country Squire Apartments - South Loan amortizes on a 30-year schedule. The Country Squire Apartments - South Loan accrues interest on a 30/360 Basis at a fixed Mortgage Rate of 6.65% per annum.

     The Country Squire Borrower may not voluntarily prepay the Country Squire Apartments - South Loan until the expiration of 36 months following the first day of the first calendar month following the date of the loan (January 1, 2002). Thereafter, the Country Squire Apartments - South Loan may be prepaid in whole but not in part if accompanied by a Prepayment Premium equal to the greater of 1% of the principal balance or a Yield Maintenance Charge. No Prepayment Consideration is due in connection with prepayment within six months of the maturity date.

     The Country Squire Apartments - South Property. The Country Squire Apartments - South Property is described in the table below.

     No. of             Yr. Built/             Occupancy           Appraised
     Units               Renovated              at U/W                Value
     726                 1984/1987                94%             $39,000,000

     Property Management. The Country Squire Apartments - South Property is subject to a long-term management agreement with Fogelman Management Group. The base management fee under the management agreement is 5% of gross monthly revenue. The management fee structure also provides for compensation for additional services such as supervision of construction. The management agreement is terminable by the lender upon the occurrence of an event of default under the Country Squire Apartments - South Loan or upon an event of default under such management agreement.

     Appraised Value. The Country Squire Apartments - South Loan has a Cut-off Date LTV Ratio of 78.1% based upon an Appraised Value of the Country Squire Apartments - South Property that was (based on an appraisal conducted August 13,
1998) equal to $39,000,000.

     Underwritten DSCR. The Underwritten DSCR of the Country Squire Apartments - South Loan is 1.28x, based on trailing twelve (12) months Underwritten NCF as of July 31, 1998.

     Additional Indebtedness Prohibited. The Country Squire Borrower may not encumber the Country Squire Apartments - South Property with any subordinate financing.

     Transfer of Ownership Interests. The Country Squire Mortgage prohibits the transfer of interests in the Country Squire Apartments - South Property or in the Country Squire Borrower without the consent of the lender under the Country Squire Apartments - South Loan, except in connection with a sale or transfer of the Country Squire Apartments South Property in accordance with the Country Squire Apartments - South Loan documents, where such transfer is conditioned upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates. The Country Squire Mortgage permits the following transfers without the consent of the lenders: transfers of the partnership interests, membership interests or corporate shares in the Country Squire Borrower or any person holding an interest in Country Squire Borrower between or among partners, members or shareholders existing as such on the date of the loan, or transfers of such interests to immediate family members of existing partners, members or shareholders or to trusts for estate planning purposes for the benefit of existing partners, members or shareholders or members of the transferror's immediate family, provided that in no event shall the Country Squire Borrower and any person holding an interest in the Country Squire Borrower who is a single-purpose entity cease to be a single-purpose entity and provided no such transfer results in a change of control of the Country Squire Borrower.

     The American Loans. The "American Loans" consist of four (4) cross-collateralized Mortgage Loans with Cutoff Date Balances of $17,149,044, $7,178,670, $4,469,918 and $515,269, collectively representing 2.4% of the
Initial Pool Balance. Column originated the American Loans. The American Loans are secured by Mortgages (the "American Mortgages") on the fee simple interests in one (1) industrial property and three (3) Office Properties (the "American Properties"), which are located in Pennsylvania and New York, respectively. The American Loans were made to a limited liability company and a special purpose limited partnership (together, the "American Borrowers"). The managing member of the limited liability company is American DE/SPE 2, Inc., and the general partner of the limited partnership is American DE/SPE 4, Inc. Each American Borrower is controlled by American Real Estate Investment, L.P.

     Each American Loan accrues interest on an Actual/360 Basis at a fixed Mortgage Rate of 7.55% per annum.

     The American Borrowers may not voluntarily prepay the American Loans prior to the 114th monthly installment of principal and interest. After the second anniversary of the Closing Date, the American Borrowers may obtain a release of any of the American Properties from the lien of the American Mortgages through a defeasance of an amount equal to 125% of the allocated loan amount for the American Properties to be released. Defeasance is only permitted upon the satisfaction of certain conditions, including--

     o    delivery of certain legal opinions and documentation,

     o the debt service coverage ratio for the non-defeased American Loans (based on the American Properties then remaining subject to the liens of the American Mortgages) is not less than the greater of (i) the debt service coverage ratio of the American Loans (based on the American Properties, including those that are being released) immediately prior to the release and (ii) the debt service coverage ratio of the American Loans (based on all the American Properties, including those to be released) at the time of closing, and

     o the loan-to-value ratio of the non-defeased American Loans (based on the American Properties which are not being released) is not less than 75%.

     The American Properties. The American Properties consist of the one (1) industrial property and three (3) Office Properties described in the table below, which properties are located in Pennsylvania and New York, respectively.

                                                               Yr. Built/         Occupancy        Appraised
Property                         Location                      Square Feet       Renovated           at U/W            Value
--------                         --------                      -----------       ---------           ------            -----
2294 Molly Pitcher Highway *     Chambersburg, PA              621,400           1960/1991            100%          $21,500,000
5015 Campuswood Drive            East Syracuse, NY              99,476              1992              100%           $9,000,000
5010 Campuswood Drive            East Syracuse, NY              70,163              1989               94%           $5,600,000
5009 Campuswood Drive            East Syracuse, NY               6,584              1987              100%             $650,000

----------

*    Industrial Property.

     Mortgage Amount Limits. Each of the respective Mortgages encumbering the American Properties located in New York secures the aggregate indebtedness secured by the American Loans only to the extent of the Appraised Value (as set forth above) for such Mortgaged Property.

     Property Management. Each American Property is subject to a management agreement between the applicable American Borrower and American Real Estate Management, Inc. (the "American Property Manager"), an affiliate of the American Borrowers. The lender under the American Loans may replace the American Property Manager only upon--

     o    default by the American Borrowers under the American Mortgages,

     o default by the American Property Manager under the management agreement, or

     o    upon 30 days' prior written notice to the American Property Manager.

     Cash Management. During the entire term of the American Loans, the American Borrowers must cause all rents from the American Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the American Loans, the American Borrowers will have access to such rent account.

     Appraised Value. The American Loans have a Cut-off Date LTV Ratio of 79.8% based upon an aggregate Appraised Value of the American Properties that was (based upon appraisals conducted from June 17, 1998 to August 31, 1998) equal to $36,750,000.

     Underwritten DSCR. The Underwritten DSCR of the American Loans is 1.40x.

     Additional Indebtedness Prohibited. The American Borrowers may not encumber the American Properties with subordinate financing without the prior written consent of the lender.

     Transfer of Ownership Interests. In general, the American Mortgages prohibit the transfer of interests in the American Properties or controlling interests in the American Borrowers without the consent of the lender under the American Loans, except in limited circumstances where the transfer is conditioned upon receipt of written confirmation from the Rating Agencies to the effect that such transfer will not result in any downgrade, withdrawal or qualification of any of the ratings of the Certificates.

     Property Substitutions. Prior to May 1, 2008, the American Borrowers may obtain the release of one or more of the American Properties from the lien of the American Mortgages upon the substitution of a fee interest in another property of the same use as the released property, whether office, retail or industrial, provided that certain terms and conditions are satisfied, including--

     (1) the receipt by the lender of an appraisal of the substitute property dated not more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating that the appraised value of the substitute property is not less than the greater of (a) the value of the released property as of the closing date and (b) the value of the released property as of the date of such appraisal,

     (2) the debt service coverage ratio for the American Loans (based on the American Loans remaining subject to the lien of the American Mortgages) after giving effect to the release and substitution must be greater than or equal to the debt service coverage ratio for the American Loans (based upon all of the American Properties then encumbered by the lien of the American Mortgages, including those to be released) as of the date immediately preceding the release and substitution, and

     (3) written confirmation from the Rating Agencies that such release and substitution will not result in a withdrawal, qualification or downgrade of any of the then-current ratings on the Certificates.

The Mortgage Loan Sellers and the Originators

     General. GECA acquired all of the GECA Mortgage Loans, representing 69.6% of the Initial Pool Balance, from GECC through a contribution of capital. GECC directly originated all of the GECA Mortgage Loans, except that GECC purchased the Winston Loan after underwriting and closing it as origination agent for the originator and purchased the Country Squire Apartments - South Loan after underwriting and closing it as participant with the originator in the closing and underwriting process.

     Column originated 91 of the Column Mortgage Loans, representing 26.8% of the Initial Pool Balance. Column also sourced, underwrote, closed and purchased (from an entity other than Union Capital) one (1) other Column Mortgage Loan, representing 1.1% of the Initial Pool Balance. Column acquired, directly or through an affiliate, all ten (10) of the remaining Column Mortgage Loans, representing 2.4% of the Initial Pool Balance, from Union Capital. Union Capital directly originated all the Column Mortgage Loans that it transferred to Column and its affiliates.

     GE Capital Access, Inc. and General Electric Capital Corporation. GECA is a wholly owned subsidiary of General Electric Capital Corporation ("GECC"). Since 1996, GECA and its affiliates have originated or acquired approximately $5 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $15 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

     Column Financial, Inc. Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in thirteen regional offices located in Bethesda, Maryland; Dallas, Texas; Chicago, Illinois; Cleveland, Ohio; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; San Francisco, California and Seattle, Washington. Column has closed more than $6.2 billion of commercial and multifamily mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of the Depositor and DLJSC.

     Union Capital Investments, LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

     The information set forth in this Prospectus Supplement concerning the Mortgage Loan Sellers and the Originators has, in each case, been provided by such party, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Assignment of the Mortgage Loans

     On or before the Closing Date, the following transfers of the Mortgage Loans will occur. In each case, the transferor will assign the subject Mortgage Loans, without recourse, to the transferee.

-------------------------                             ------------------------
          GECA                                                 Column
-------------------------                             ------------------------

                 All GECA                             All Column
           Mortgage Loans                             Mortgage Loans

                                   -----------
                                    Depositor
                                   -----------
                                                       All Mortgage Loans
                                   -----------
                                      Trust
                                   -----------

     In connection with the foregoing transfers, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee (and, upon request, to the Master Servicer) with respect to its Mortgage Loans--

     o the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

     o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

     o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

     o a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

     o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

     o originals or copies of all assumption, modifications and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

     o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and

     o in those cases where applicable, the original or a copy of the related ground lease.

     The Trustee (either directly or through a custodian on its behalf (the "Custodian")) is required to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of such documents. All of the above-described documents actually delivered to the Trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan. The scope of the Trustee's review of each Mortgage File is, in general, limited solely to confirming that certain of the documents listed above have been received. None of the Trustee, the Master Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The Pooling Agreement will require the Trustee, within a specified period following the later of the Closing Date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments of recorded loan documents in its favor described above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Because the Mortgage Loans are, in general, newly originated, many such assignments cannot be completed and recorded until the related Mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

     GECA will make with respect to each GECA Mortgage Loan, Union Capital will make with respect to each Column Mortgage Loan originated by Union Capital and Column will make with respect to each other Column Mortgage Loan, as of the Closing Date, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the Rating Agencies; provided that the respective representations and warranties of GECA, Union Capital and Column may not be identical. For purposes of this Prospectus Supplement, GECA will constitute the "Warranting Party" with respect to each GECA Mortgage Loan, Union Capital will constitute the "Warranting Party" with respect to each Column Mortgage Loan originated by Union Capital and Column will constitute the "Warranting Party" with respect to each other Column Mortgage Loan. The representations and warranties to be made in respect of each Mortgage Loan by the related Warranting Party will include:

     o The information relating to such Mortgage Loan, substantially similar to that set forth in the loan schedule attached to the Pooling Agreement, will be accurate and complete in all material respects as of the Cut-off Date.

     o Immediately prior to its transfer and assignment of such Mortgage Loan, such Warranting Party had good and marketable title to, and was the sole owner of, such Mortgage Loan.

     o The related Mortgage constitutes a valid enforceable first lien upon the related Mortgaged Property, free and clear of all liens and encumbrances other than certain permitted liens and encumbrances.

     o The related Mortgage has not been satisfied, canceled, rescinded or subordinated.

     o To such Warranting Party's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property.

     o The lien of the related Mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy (or there exists a marked up title insurance commitment to issue such a policy or a pro forma policy on which the required premium has been paid) insuring the related Originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (ii) such other exceptions (general and specific) set forth in such policy.

     o The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made, but a portion thereof is being held back pending satisfaction of certain leasing criteria, repairs and other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

     o If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves.

     o To such Warranting Party's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan.

     o Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower in connection with such Mortgage Loan is the legal, valid and binding obligation of the related maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The representations and warranties made by GECA, Column and Union Capital as described above will be assigned by the Depositor to the Trustee pursuant to the Pooling Agreement. If there exists a breach of any of the above-described representations and warranties made by GECA, Column or Union Capital, and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the applicable Warranting Party with respect to any such Material Breach are described under "--Cures, Repurchases and Substitutions" below.

Cures, Repurchases and Substitutions

     If there exists a Material Breach of any of the representations and warranties made with respect to any of the Mortgage Loans, as discussed under "--Representations and Warranties" above, the related Warranting Party will be required either:

     (a)  to cure the Material Breach in all material respects; or

     (b) subject to the discussion below regarding substitution, to repurchase such Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of

          (i)  the unpaid principal balance of such Mortgage Loan,

          (ii) accrued and unpaid interest at the related Mortgage Rate to but not including the Due Date occurring in the Collection Period in which such repurchase occurs, and

          (iii) the amount of any related unreimbursed Servicing Advances and, to the extent not otherwise included in such Servicing Advances, the costs and expenses of enforcing such repurchase obligation (provided that, in the case of a Column Mortgage Loan originated by Union Capital, Union Capital may be required to repurchase such Mortgage Loan at a lesser price, with Column to make up the difference).

The time period within which the applicable Warranting Party must complete such cure or repurchase will be limited to 90 days (or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following its receipt of notice of the subject Material Breach.

     Notwithstanding the foregoing, if any Warranting Party is required to repurchase any Mortgage Loans as a result of a Material Breach of any of its representations and warranties, as contemplated above, then such Warranting Party may, at any time during the three (3) month period commencing on the Closing Date (or at any time during the two-year period commencing on the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation
Section 1.860G-2(f)), in lieu of repurchasing the affected Mortgage Loan (but in no event later than such repurchase would have to have been completed):

          (a) replace such Mortgage Loan with one or more substitute mortgage loans (each, a "Replacement Mortgage Loan") that (i) has certain payment terms comparable to the Mortgage Loan to be replaced and (ii) is otherwise acceptable to the Controlling Class Representative (or, if none has been appointed, to the Holder(s) of Certificates representing a majority interest in the Controlling Class); and

          (b) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Replacement Mortgage Loan(s) as of the date of substitution, after application of all payments due on or before such date, whether or not received;

provided that no such substitution will be permitted unless, as confirmed in writing by each Rating Agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates by either Rating Agency.

     None of GECA, Column or Union Capital is obligated, however, to replace (rather than repurchase) any Mortgage Loan as to which there is a Material Breach. Any such substitution will be at the sole discretion of the responsible Warranting Party. Furthermore, the Certificateholders of the Controlling Class and the Controlling Class Representative, as their representative, will generally have a disincentive to find any prospective Replacement Mortgage Loan acceptable.

     If the applicable Warranting Party fails to repurchase or replace any Mortgage Loan affected by a Material Breach of such Warranting Party's representations and warranties, none of the Depositor, either Underwriter or, except as described in the next paragraph, any other person will have any obligation to do so.

     Notwithstanding the foregoing, Column will make the same representations and warranties (including those discussed under "--Representations and Warranties" above) with respect to each Column Mortgage Loan originated by Union Capital as it does with respect to each other Column Mortgage Loan and will have similar cure, repurchase or replacement obligations in the event of Material Breaches thereof. In general, however, if (i) there exists a breach of any such representation or warranty and a breach of any representation or warranty made by Union Capital with respect to such Mortgage Loan, (ii) such breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and Union Capital and (iii) Union Capital fails to satisfy its cure, repurchase or replacement obligation within the period provided therefor, then Column will be required to cure the Material Breach of its representation or warranty as to, or repurchase or replace, the affected Mortgage Loan. For this purpose, the cure, repurchase or replacement period for Column (as otherwise described above) will be deemed to commence only upon expiration of the cure, repurchase or replacement period for Union Capital.

     Each of GECA, Column and Union Capital may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of its representations or warranties. There can be no assurance that GECA, Column or Union Capital has or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise. Expenses incurred by the Master Servicer and the Trustee with respect to enforcing any such repurchase/substitution obligation will be borne by the applicable Warranting Party (or, if not, will be reimbursable out of the Certificate Account).

Changes in Mortgage Pool Characteristics

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued; however, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary, and the actual Initial Pool Balance may be as much as 5% larger or smaller than the Initial Pool Balance set forth in this Prospectus Supplement.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Closing Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.


                         SERVICING OF THE MORTGAGE LOANS

General

     The Pooling Agreement provides that the Master Servicer and the Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible, directly or through sub-servicers, for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws and the express terms of the Pooling Agreement and the respective Mortgage Loans. Furthermore, to the extent consistent with the foregoing, the Master Servicer and the Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible in accordance with the following standard (the "Servicing Standard"):

     o with the higher of (i) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties for other third parties pursuant to agreements similar to the Pooling Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing and administering their own mortgage loans and real properties, and (ii) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans and real properties owned by it;

     o with a view to the timely collection of all Scheduled P&I Payments under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and

     o    without regard to:

          (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with the related Borrower or any other party to the Pooling Agreement;

          (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any of its affiliates;

          (iii)any obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances;

          (iv) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation for its services or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction;

          (v) the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property or of the right to service or manage for eothers any other mortgage loans or real property; and

          (vi) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, as a Mortgage Loan Seller, to pay any indemnity or cure a breach of representation or warranty with respect to, or to repurchase or replace, any Mortgage Loan.

     In general, the Master Servicer will be responsible for the servicing and administration of--

     o all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

     o    all Corrected Mortgage Loans (also as defined below).

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

     o each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

     o each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

     Corrected Mortgage Loans and Mortgage Loans as to which no Servicing Transfer Event has occurred are collectively referred to in this Prospectus Supplement as "Performing Mortgage Loans"; and Specially Serviced Mortgage Loans and REO Properties are collectively referred to in this Prospectus Supplement as "Specially Serviced Assets". Performing Mortgage Loans will include Mortgage Loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

     Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare reports to the Trustee required thereunder with respect to any Specially Serviced Assets and, otherwise, to render certain incidental services with respect to any Specially Serviced Assets.

     A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

     (1) the failure of the related Borrower to make when due any Scheduled P&I Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

     (2) if the Master Servicer or any of its affiliates then owns a material economic interest in the related Borrower, such Borrower fails to make any Scheduled P&I Payment and the Master Servicer is required to make a P&I Advance in respect thereof;

     (3) the determination by the Master Servicer in its good faith and reasonable judgment that a default in the making of a Scheduled P&I Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and either (a) such default is likely to remain unremedied for at least 60 days or (b) the related Borrower has requested a material modification of the related Mortgage Loan (other than the waiver of a "due-on-sale" clause or the extension of the related maturity date);

     (4) the determination by the Master Servicer in its good faith and reasonable judgment that a default, other than a payment default, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days);

     (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the related Borrower or the related Mortgaged Property, and certain actions by or on behalf of the related Borrower indicating its bankruptcy, insolvency or inability to pay its obligations; or

     (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

     So long as no other Servicing Transfer Event then exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) if and when:

     (a) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer);

     (b) with respect to the circumstances described in clauses (3) and (5) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     (c) with respect to the circumstances described in clause (4) above, such default is cured; and

     (d) with respect to the circumstances described in clause (6) above, such proceedings are terminated.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. You should also refer to the Prospectus, in particular the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer.

The Master Servicer and the Special Servicer

     The Master Servicer. GE Capital Loan Services, Inc., a Delaware corporation ("GECLS"), will act as Master Servicer with respect to the Mortgage Pool. GECLS is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly owned subsidiary of GE Capital Services Corporation, which is itself a wholly owned subsidiary of the General Electric Company and an affiliate of GECA and GECC. GECLS's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060.

     As of December 31, 1998, GECLS serviced approximately 2,805 commercial and multifamily loans, totaling approximately $17.8 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securities transactions.

     The information set forth in this Prospectus Supplement concerning GECLS has been provided by it, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer. Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Special Servicer with respect to the Mortgage Pool. The principal offices of Banc One are located at 1717 Main Street, Dallas, Texas 75201.

     As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22,287,101,048, the collateral for which is located in 49 states, Mexico, Puerto Rico, the Virgin Islands and the District of Columbia. With respect to such loans, approximately 6,180 loans with an aggregate principal balance of approximately $17,946,030,189 billion pertain to commercial and multifamily mortgage-backed securities.

     The information concerning Banc One set forth in this Prospectus Supplement has been provided by it, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy thereof.

Servicing and Other Compensation and Payment of Expenses

     The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee.

     The "Master Servicing Fee"--

     o will be earned in respect of each and every Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property),

     o will be computed on a 30/360 Basis and accrue at 0.048% per annum (the "Master Servicing Fee Rate") on the same principal amount as interest accrues or is deemed to accrue from time to time in respect of each and every Mortgage Loan, and

     o will be payable monthly from amounts received in respect of interest on the particular Mortgage Loan as to which it was earned.

     Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

     o All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (less the amount of related Master Servicing Fees payable therefrom and any Default Interest (as defined below) and Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

     o All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of Performing Mortgage Loans.

     o All late payment charges and Default Interest, if any, that were collected in respect of any Mortgage Loan and that accrued while such Mortgage Loan was a Performing Mortgage Loan (but only to the extent that any such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

     In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, or in any and all accounts maintained by it that constitute escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Master Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling Agreement.

     Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and, if applicable, exclusive of any related Default Interest or Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

     The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred with respect to the Mortgage Pool during any Collection Period, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

     (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period, and

     (b) the aggregate of all Master Servicing Fees and Prepayment Interest Excesses, if any, collected with respect to the Mortgage Pool during such Collection Period.

     Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. If the amount of the Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date is less than the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, such shortfall (the "Net Aggregate Prepayment Interest Shortfall" for such Distribution Date) will be allocated among the respective Classes of REMIC Regular Certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

     o    the Special Servicing Fee,

     o    the Workout Fee, and

     o    the Liquidation Fee.

     The Special Servicing Fee. The "Special Servicing Fee"--

     o will be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property,

     o will be computed on a 30/360 Basis and accrue at 0.25% per annum on the Stated Principal Balance outstanding from time to time in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property, and

     o will be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

     Special Servicing Fees and Master Servicing Fees are collectively referred to in this Prospectus Supplement as "Servicing Fees".

     The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest) and principal (including scheduled payments, prepayments and Balloon Payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Master Servicing Fees and Advances). The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer shall not be entitled to any portion of such Workout Fees. Although Workout Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Workout Fee will reduce amounts distributable to Certificateholders.

     The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Condemnation Proceeds or Insurance

Proceeds (each as defined in the Prospectus). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest, and net of any portion thereof payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Master Servicing Fees and Advances).

     Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the repurchase or replacement of any Mortgage Loan by GECA, Column or Union Capital for a breach of representation or warranty (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this Prospectus Supplement);

     o the purchase of any defaulted Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class (see "--Sale of Defaulted Mortgage Loans" below); or

     o the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust (see "Description of the Offered Certificates--Termination" in this Prospectus Supplement).

     Although Liquidation Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Liquidation Fee will reduce amounts distributable to Certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive--

     o all modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the Specially Serviced Mortgage Loans, and

     o all late payment charges and Default Interest, if any, that were collected in respect of any Mortgage Loan and that accrued while such Mortgage Loan was a Specially Serviced Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).

     In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Special Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling Agreement.

     Sub-Servicing Compensation. The Master Servicer and the Special Servicer will each be responsible for all compensation payable to the sub-servicers retained thereby. Such sub-servicers may, in some cases, be entitled to a significant portion of the servicing compensation described above as being payable to Master Servicer or the Special Servicer, as applicable.

     Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling Agreement.

     Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). In addition, the Special Servicer may once per calendar month require the Master Servicer to reimburse the Special Servicer for any Servicing Advances made by it. Upon so reimbursing the Special Servicer for any Servicing Advance, the Master Servicer will thereafter be deemed to have been made such Advance.

     In general, the Special Servicer may request the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such Advances). Any such request is to be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five (5) business days in advance of the date on which the Servicing Advance is required to be made). The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within ten days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance.

     Notwithstanding the foregoing discussion or anything else to the contrary in this Prospectus Supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, would not be ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its good faith and reasonable judgment, is a Nonrecoverable Servicing Advance, it may obtain reimbursement for such Servicing Advance (together with interest accrued thereon as described below) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

     The Master Servicer will be permitted to pay, and the Special Servicer may direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property). In addition, the Pooling Agreement will require the Master Servicer (at the direction of the Special Servicer if a Specially Serviced Asset is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Asset is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole).

     The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance, and compound monthly, for so long as such Servicing Advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any Servicing Advance will be payable--

     o first, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

     o then, if and to the extent that (i) such Servicing Advance has been or is being reimbursed and (ii) the Default Interest and late charges collected on the related Mortgage Loan while such Servicing Advance was outstanding were insufficient to cover such Advance Interest, out of any amounts then on deposit in the Certificate Account.

Modifications, Waivers, Amendments and Consents

     The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent described below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive Prepayment Premiums, Yield Maintenance Charges and late payment charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer, subject, however, to the discussion under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--"Due-on-Sale" and "Due-on-Encumbrance" Provisions" in this Prospectus Supplement and under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" below, and, further, to each of the following limitations, conditions and restrictions:

     o With limited exception (including with respect to Additional Interest (as described below) and with respect to certain routine matters), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan without the consent of the Special Servicer, provided that such consent--

          (i) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard, and

          (ii) will be deemed to have been granted if not expressly denied within 10 business days following the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision.

     o With limited exception (including as described below with respect to Additional Interest), the Special Servicer may not, in the case of Specially Serviced Mortgage Loans, agree to (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's agreeing
          to) any modification, waiver or amendment of any term of, or, in the case of Specially Serviced Mortgage Loans, take (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's taking) any of the other above- referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation.

     o The Special Servicer may not, in the case of Specially Serviced Mortgage Loans, extend (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of--

          (i) the fifth anniversary of such Mortgage Loan's original stated maturity date,

          (ii) two years prior to the Rated Final Distribution Date, and

          (iii) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related ground lease.

     o Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions (as defined in the Prospectus) or adversely affect the status of either Grantor Trust as a grantor trust under the Code;

     o The Special Servicer may not, in the case of Specially Serviced Mortgage Loans, permit (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's permitting) any Borrower to add or substitute any collateral for its Mortgage Loan, unless the Special Servicer has first--

          (i) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, and

          (ii) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to a Class of Certificates.

     o Subject to limited exceptions, the Special Servicer may not, in the case of Specially Serviced Mortgage Loans, release (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's releasing) any collateral securing an outstanding Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, a Mortgage
          Loan).

     The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower. Also, notwithstanding the discussion above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     Notwithstanding the provisions described above, in the case of the Winston Loan and Swerdlow Loans, the Master Servicer will be permitted, in its discretion, after the related Anticipated Repayment Date, to waive any or all of the accrued Additional Interest in respect of any such ARD Loan, if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full, together with all payments required by the related loan documents in connection with such prepayment except for such accrued Additional Interest. However, the Master Servicer's determination to waive the Trust's right to receive such accrued Additional Interest must be reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Additional Interest. The Master Servicer will not have any liability to the Trust, the Certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The Pooling Agreement will also limit the Master Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     All modifications, waivers and amendments entered into in respect of the Mortgage Loans are to be in writing. Each of the Master Servicer and the Special Servicer must deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to each such modification, waiver or amendment agreed to thereby, promptly following the execution thereof.

The Controlling Class Representative

     Election, Resignation and Removal. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to select a representative (the "Controlling Class Representative") having certain rights and powers described below or replace an existing Controlling Class Representative.

     Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify all the Holders (and, in the case of Certificates held in book-entry form, to the extent actually known to certain designated officers (each, a "Responsible Officer") of the Trustee, all the beneficial owners) of Certificates of the Controlling Class that they may select a Controlling Class Representative.

     Such notice will explain the process established by the Trustee in order to select a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any Holder of Certificates representing a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative will be effective until such person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to the Pooling Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     Controlling Class. As of any date of determination, the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates then outstanding (the Class A-1A and Class A-1B Certificates being treated as a single Class for this purpose) that has a then-current aggregate Certificate Principal Balance (net of such Class' allocable share of any Appraisal Reduction Amounts then in effect) that is not less than 20% of such Class' initial aggregate Certificate Principal Balance as of the Closing Date; provided that, if no Class of Principal Balance Certificates has an aggregate Certificate Principal Balance that satisfies such requirement, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest aggregate Certificate Principal Balance (net of such Class' allocable share of any Appraisal Reduction Amounts then in effect) then outstanding.

     Solely for purposes of determining the Controlling Class, the aggregate amount of any Appraisal Reduction Amounts existing from time to time will be allocated among the respective Classes of Principal Balance Certificates as follows:

     o first, to the Class C, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-4, Class A-3 and Class A-2 Certificates, in that order, in each case to the extent of the lesser of (i) the related Class Principal Balance and (ii) the portion of such aggregate amount of Appraisal Reduction Amounts not already allocated to a more subordinate Class; and

     o then, to the extent that any portion of such aggregate amount of Appraisal Reduction Amounts still remains, to the Class A-1A and Class A-1B Certificates on a pro rata basis in accordance with the relative sizes of their Class Principal Balances.

No actual reduction in the Class Principal Balances of the Principal Balance Certificates will occur in connection with such allocation.

     Resignation and Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Certificates held in book-entry form, each beneficial owner) of Certificates of the Controlling Class. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

     Certain Rights and Powers of the Controlling Class Representative. No later than 30 days after a Servicing Transfer Event for a Specially Serviced Mortgage Loan, the Special Servicer must deliver to the Trustee, each Rating Agency, the Master Servicer and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report should include the following information to the extent reasonably determinable:

     (i)  a summary of the status of such Specially Serviced Mortgage Loan;

     (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for such Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

     (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

     (iv) the Appraised Value of the related Mortgaged Property, together with the assumptions used in the calculation thereof;

     (v) a summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

     (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

     If within ten (10) business days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer will implement the recommended action as outlined in such Asset Status Report (provided that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents). If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer must revise such Asset Status Report and deliver to the Trustee, the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

     The Special Servicer must revise such Asset Status Report as described above until the earliest of (a) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) business days of is receipt thereof; (b) a determination by the Special Servicer as set forth below or (c) the passage of 90 days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and not rejected as described above. However, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) business day period during which the Controlling Class Representative may reject such report if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative.

     In addition, the Special Servicer may determine whether any affirmative disapproval of an Asset Status Report by the Controlling Class Representative is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination referred to in the prior sentence, the Special Servicer must notify the Trustee of such determination and deliver to the Trustee a proposed notice to Certificateholders which is to include a copy of the Asset Status Report. The Trustee must thereupon send such notice to all Certificateholders. If the Holders of Certificates representing a majority of the Voting Rights fail, within ten (10) business days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer will implement the same. If the Asset Status Report is rejected by the Holders of Certificates representing a majority of the Voting Rights within such ten (10) business day period, the Special Servicer must revise such Asset Status Report as described above. The Trustee will be entitled to reimbursement from the Trust for the reasonable expenses of providing such notices.

     The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as described above, unless such action would be required in order to act in accordance with the Servicing Standard.

     The Controlling Class Representative may not direct the Special Servicer to act in any manner (and the Special Servicer is to ignore any such direction) that would--

     (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or

     (b) result in the imposition of a "prohibited transaction" or "contributions" tax under the REMIC Provisions on any of REMIC I, REMIC II and REMIC III, or

     (c) expose the Master Servicer, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or

     (d) materially expand the scope of the Trustee's, the Special Servicer's or the Master Servicer's responsibilities under the Pooling Agreement.

     Liability to Borrowers. In general, any and all expenses of the Controlling Class Representative are to be borne by the Holders (or, if applicable, the beneficial owners) of the Certificates of the Controlling Class, pro rata according to their respective percentage interests in such Class, and not by the Trust. However, if a claim is made against the Controlling Class Representative by a Borrower with respect to the Pooling Agreement or any particular Mortgage Loan, the Controlling Class Representative is to immediately notify the Trustee, the Master Servicer and the Special Servicer. If (a) the Special Servicer or the Trust are also named parties to the same action, and (b) in the sole judgment of the Special Servicer, (i) the Controlling Class Representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative, then the Special Servicer on behalf of the Trust will, subject to the discussion under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, assume the defense of any such claim against the Controlling Class Representative.

     Liability to the Trust and Certificateholders. The Controlling Class Representative may have special relationships and interests that conflict with those of the Holders of one or more Classes of Certificates. In addition, the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class. It may act solely in the interests of the Certificateholders of the Controlling Class and will have no liability to any other Certificateholders for having done so. No Certificateholder may take any action against the Controlling Class Representative for having acted solely in the interests of the Certificateholders of the Controlling Class.

Replacement of the Special Servicer

     The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing more than 50% of the aggregate Certificate Principal Balance of the Controlling Class may terminate an existing Special Servicer and appoint a successor. Any such appointment of a successor special servicer will be subject to, among other things, receipt by the Trustee of--

     (i) written confirmation from each Rating Agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the Certificates, and

     (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling Agreement against the proposed Special Servicer.

     Subject to the foregoing, any Holder (or, in the case of Certificates held in book-entry form, any beneficial owner) of a Certificate or any affiliate thereof may be appointed as Special Servicer.

     If the termination of an existing Special Servicer is without cause, the reasonable "out-of-pocket" costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the Holders (or, if applicable, the beneficial owners) of Certificates of the Controlling Class that voted to remove the terminated Special Servicer, as such parties may agree. The terminated Special Servicer will be entitled to: payment out of the Certificate Account for all accrued and unpaid Special Servicing Fees; and reimbursement by the successor Special Servicer for any outstanding Servicing Advances made by the terminated Special Servicer, together with interest thereon. Upon such reimbursement, any such Advance will be treated as if it were made by the successor Special Servicer.

Sale of Defaulted Mortgage Loans

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its reasonable, good faith judgment, that any defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such

Mortgage Loan under the circumstances described below is in accordance with the Servicing Standard, the Special Servicer must give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will then be required, within five (5) days after receipt of such notice, to provide a similar notice to all Holders of Certificates of the Controlling Class. Any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class may (at its or their option) purchase from the Trust, at a cash price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 30 days of their having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may at its option purchase such defaulted Mortgage Loan from the Trust at a cash price equal to the applicable Purchase Price. Each of the Master Servicer and the Special Servicer may designate an affiliate thereof to effect such purchase.

     Subject to the discussion under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above, the Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the preceding paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Any such offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for such Mortgage Loan.

     Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). Furthermore, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

     Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

     In connection with the sale of any defaulted Mortgage Loan, the Special Servicer may charge prospective bidders, and retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account.

     If a defaulted Mortgage Loan is neither sold as described above in this "--Sale of Defaulted Mortgage Loans" section nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents" above, the Special Servicer is to proceed with respect thereto as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

Inspections; Collection of Operating Information

     The Special Servicer will be required, at the expense of the Trust, to inspect or cause an inspection of the related Mortgaged Property as soon as practicable after any Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 2000, the Master Servicer will be required, at its own expense, to inspect or cause an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so in that period as described in the preceding sentence. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property of which the Master Servicer or the Special Servicer, as applicable, is aware or (ii) any change in the property's condition, occupancy or value that the Master Servicer or the Special Servicer, as applicable, considers to be material.

     The Special Servicer, in the case of each Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, will each be required to use reasonable efforts to collect from the related Borrower and review the following items (to the extent that they are required to be delivered pursuant to the related loan documents): (i) the annual operating statements, budgets and rent rolls of the related Mortgaged Property and (ii) the financial statements of such Borrower. The Special Servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered by a Borrower will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery.

Evidence as to Compliance

     On or before April 15 of each year, beginning April 15, 2000, each of the Master Servicer and the Special Servicer must--

     o at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, among others, to the effect that such firm has examined the servicing operations of the Master Servicer or Special Servicer, as the case may be, for the previous year and, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America ("USAP"), such firm confirms that the Master Servicer or ---- the Special Servicer, as applicable, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report (except that, in rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers); and

     o deliver to the Trustee, among others, a statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of such officer or officers, the Master Servicer or Special Servicer, as applicable, has in all material respects fulfilled its obligations under the Pooling Agreement throughout the preceding calendar year (or the portion thereof during which the Certificates were outstanding).

     Copies of the foregoing annual accountants' statement and officer's certificate of each of the Master Servicer and the Special Servicer will be made available to Certificateholders (at their expense) upon written request to the Trustee. The Master Servicer and the Special Servicer will each deliver or cause the delivery of the foregoing annual accountants' statements and officers' certificates in lieu of the items described under "Description of the Pooling Agreements--Evidence of Compliance" in the Prospectus.

Sale of Master Servicing Rights

     If the Master Servicer is terminated as a result of certain Events of Default, then subject to certain conditions, the Trustee will solicit bids for the Master Servicer's servicing rights under the Pooling Agreement and will deliver the net proceeds of any resulting sale to the Master Servicer. Any such attempted sale is to occur during the 45-day period following such termination, during which 45-day period the Trustee will act as successor Master Servicer. See "Description of the Pooling Agreements--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

     The Certificates will be issued, on or about the Closing Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. The Trust Fund will include:

     o    the Mortgage Loans;

     o any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution);

     o    the Mortgage Files for the Mortgage Loans;

     o    any REO Properties;

     o such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling
          Agreements--Certificate Account" in the Prospectus) or the Interest Reserve Account; and

     o certain rights incidental to the representations and warranties made by GECA, Column and Union Capital as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" in this Prospectus Supplement.

     The Certificates will include twenty (20) separate Classes, eight (8) of which are Classes of Offered Certificates and twelve (12) of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial aggregate Certificate Principal Balance or Certificate Notional Amount and the initial Pass-Through Rate for each Class of Certificates.


                            The Offered Certificates

                                    Initial
                             Aggregate Certificate
                               Principal Balance
                                 or Certificate              Approx. % of                 Initial
Class Designation              Notional Amount(1)        Initial Pool Balance      Pass-Through Rate(3)
-----------------              ------------------        --------------------      --------------------
Class S                        $ 1,239,717,562(2)                N/A                     1.0980%
Class A-1A                     $   218,788,000                  17.65%                   6.0800%
Class A-1B                     $   686,205,000                  55.35%                   6.4600%
Class A-2                      $    58,887,000                   4.75%                   6.6000%
Class A-3                      $    65,085,000                   5.25%                   6.7700%
Class A-4                      $    18,596,000                   1.50%                   6.9200%
Class B-1                      $    46,489,000                   3.75%                   7.4866%
Class B-2                      $    15,497,000                   1.25%                   7.4866%

----------
(1) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

(2) Aggregate Certificate Notional Amount. The Class S Certificates will not have Certificate Principal Balances.

(3) The Pass-Through Rates for the Class A-1A, Class A-1B and Class A-2 Certificates will, in the case of each such Class, be fixed. The Pass-Through Rate for each other Class of Offered Certificates will be variable or otherwise subject to change and will be calculated pursuant to a formula described under "--Distributions--Calculation of Pass-Through Rates" below.

                            The Private Certificates

                                      Initial
                               Aggregate Certificate            Approx. % of
Class Designation              Principal Balance(1)         Initial Pool Balance       Pass-Through Rate(3)
-----------------              --------------------         --------------------       --------------------
Class B-3                         $  37,191,000                    3.00%                     5.7500%
Class B-4                         $  21,695,000                    1.75%                     5.7500%
Class B-5                         $   9,298,000                    0.75%                     5.7500%
Class B-6                         $  12,397,000                    1.00%                     5.5300%
Class B-7                         $  12,398,000                    1.00%                     5.5300%
Class B-8                         $  12,397,000                    1.00%                     5.5300%
Class C                           $  24,794,562                    2.00%                     5.5300%
Class D-1                             N/A(2)                       N/A(2)                     N/A(2)
Class D-2                             N/A(2)                       N/A(2)                     N/A(2)
Class R-I                             N/A(2)                       N/A(2)                     N/A(2)
Class R-II                            N/A(2)                       N/A(2)                     N/A(2)
Class R-III                           N/A(2)                       N/A(2)                     N/A(2)

----------
(1) The initial aggregate Certificate Principal Balance of any Class of Private Certificates may be as much as 5% larger or smaller than the aggregate principal balance shown above.

(2) The Class D-1, Class D-2, Class R-I, Class R-II and Class R-III Certificates do not have Certificate Principal Balances, Certificate Notional Amounts or Pass-Through Rates.

(3) The Pass-Through Rates for the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class C Certificates will, in each case, be fixed.

     The "Certificate Principal Balance" of any Principal Balance Certificate will represent the aggregate distributions of principal to which the Holder of such Certificate is entitled over time out of payments (or Advances in lieu thereof) and other collections on the assets of the Trust. The aggregate Certificate Principal Balance of an entire Class of Principal Balance Certificates is referred to in this Prospectus Supplement as the "Class Principal Balance" of such Class. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Class Principal Balance of a Class of Principal Balance Certificates may also be permanently reduced, as and to the extent described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in such section).

     The Class S Certificates will not have Certificate Principal Balances or entitle the Holders thereof to receive distributions of principal. The "Certificate Notional Amount" of any Class S Certificate will represent the principal amount on which interest will accrue in respect of such Certificate from time to time. The aggregate Certificate Notional Amount of all the Class S Certificates is referred to in this Prospectus Supplement as the "Class Notional Amount" of such Class.

     The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each such Class Principal Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class S Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates (e.g., the Class Principal Balance of the Class A-1A Certificates outstanding from time to time will constitute Component A-1A of the Class Notional Amount of the Class S Certificates)).

     For purposes of determining the Certificate Principal Balance or Certificate Notional Amount of any of your Certificates from time to time, you can multiply the original Certificate Principal Balance or Certificate Notional Amount of such Certificate as of the Closing Date, by the then applicable Certificate Factor for the relevant Class. The "Certificate Factor" for any Class of Offered Certificates, as of any date of determination, will be a fraction (expressed as a percentage), the numerator of which will be the outstanding Class Principal Balance or Class Notional Amount, as applicable, of such Class as of such date of determination, and the denominator of which will be the original Class Principal Balance or Class Notional Amount, as applicable, of such Class as of the Closing Date. Certificate Factors will be reported monthly in the Trustee Report.

     A Class of Offered Certificates will be considered to be outstanding until its Class Principal Balance or Class Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders of a retired Class of Principal Balance Certificates may thereafter be entitled to certain payments in reimbursement of any reductions made in the Class Principal Balance, if any, of such Class of Certificates, as described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement, in connection with Realized Losses and Additional Trust Fund Expenses.

     As described under "Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this Prospectus Supplement as the "REMIC Residual Certificates". The Principal Balance Certificates and the Class S Certificates will evidence REMIC regular interests and are referred to in this Prospectus Supplement as the "REMIC Regular Certificates". The Class D-1 and Class D-2 Certificates (collectively, the "Class D Certificates") will evidence undivided interests in the Grantor Trusts.

     The Depositor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Depositor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

Registration and Denominations

     The Offered Certificates will be issued in book-entry form in original denominations of:

     o in the case of the Class S Certificates, $10,000 initial Certificate Notional Amount and in any whole dollar denomination in excess thereof;

     o in the case of the Class A-1A and Class A-1B Certificates, $10,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof; and

     o in the case of the other Offered Certificates, $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC.

     You will not be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

     All references in this Prospectus Supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this Prospectus Supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to

DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

     As a result of the foregoing, you may experience certain delays in the receipt of payments on, and notices, reports and statements with respect to, your Certificates and may have difficulty in pledging your Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

Seniority

     The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

     o making distributions of interest and, if and when applicable, distributions of principal, and

     o    allocating Realized Losses and Additional Trust Fund Expenses.

     Each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.


                            Expanded Seniority Chart

                     --------------------------------------
Most Senior            Class A-1A, Class A-1B and Class S            Most Senior
                     --------------------------------------

                              --------------------
                                    Class A-2
                              --------------------

                              --------------------
                                    Class A-3
                              --------------------

                              --------------------
                                    Class A-4
                              --------------------

                              --------------------
                                    Class B-1
                              --------------------

                              --------------------
                                    Class B-2
                              --------------------

                              --------------------
                                    Class B-3
                              --------------------

                              --------------------
                                    Class B-4
                              --------------------

                              --------------------
                                    Class B-5
                              --------------------

                              --------------------
                                    Class B-6
                              --------------------

                              --------------------
                                    Class B-7
                              --------------------

                              --------------------
                                    Class B-8
                              --------------------

                              --------------------
                                     Class C
                              --------------------

                     --------------------------------------
Most Subordinate     Classes of REMIC Residual Certificates   Most Subordinate
                     --------------------------------------

     The only form of credit support for any Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates listed below it in the Expanded Seniority Chart, including all of the Private Certificates (other than the Class D Certificates).

     The Class D-1 Certificates will entitle the Holders thereof only to those amounts, if any, applied as Additional Interest in respect of the GECA Mortgage Loans that are ARD Loans; and the Class D-2 Certificates will entitle the Holders thereof only to those amounts, if any, applied as Additional Interest in respect of the Column Mortgage Loans that are ARD Loans. Accordingly, the Class D Certificates are not necessarily senior or subordinate to any other Class of Certificates (except to the extent that amounts received on any particular ARD Loan are applied first to pay amounts other than Additional Interest).

Certain Relevant Characteristics of the Mortgage Loans

     The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this "Description of the Offered Certificates" section:

     Mortgage Pass-Through Rate. The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

     o in the case of each 30/360 Mortgage Loan, an annual rate equal to (a) the Mortgage Rate for such Mortgage Loan as of the Cut-off Date, minus
          (b) 0.05% per annum, and

     o in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is twelve (12) times the aggregate amount of interest accrued (or, in the event of prepayments or liquidations, that would have accrued) in respect of such Mortgage Loan during the calendar month immediately preceding the month in which such Distribution Date occurs, and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, minus (b) 0.05% per annum; provided that the numerator of the fraction described in clause (a) above will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any Interest Reserve Amount transferred from the Certificate Account to the Interest Reserve Account in respect of such Mortgage Loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Certificate Account in respect of such Mortgage Loan in the following calendar month. See "--Distributions--Interest Reserve Account" below.

     The Mortgage Pass-Through Rate for each Mortgage Loan will be unaffected by any change in the Mortgage Rate for such Mortgage Loan, including in connection with any bankruptcy or insolvency of the related Borrower or any modification of such Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

     Stated Principal Balance. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance (or, in the case of a Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received) and will permanently be reduced on each subsequent Distribution Date (to not less than zero) by--

     o that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

     o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

     However, the Stated Principal Balance of a Mortgage Loan will, in all cases, be zero as of the Distribution Date following the Collection Period in which it is determined that all amounts ultimately collectible with respect to such Mortgage Loan or any related REO Property have been received.

Distributions

     General. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any REMIC Regular Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

     Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through DTC and your DTC Participant. See "--Registration and Denominations" above.

     The Available Distribution Amount. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this Prospectus Supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

     (1) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (a) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

          (b) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates as described below in this Prospectus Supplement);

          (c) amounts that are payable or reimbursable to any person other than the Certificateholders, including (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees (as defined below), Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges), (ii) amounts payable in reimbursement of outstanding Advances, together with interest thereon, and
               (iii) amounts payable in respect of other expenses of the Trust;

          (d) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts that are to be transferred with respect to the Actual/360 Mortgage Loans from the Certificate Account to the Interest Reserve Account during such month and held for future distribution; and

          (e)  amounts deposited in the Certificate Account in error;

     (2) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the Interest Reserve Amounts that are to be transferred with respect to the Actual/360 Mortgage Loans from the Interest Reserve Account to the Certificate Account during such month.

     See "--Interest Reserve Account" and "--Allocations of Losses and Certain Other Shortfalls and Expenses" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from those accounts constituting part of the Certificate Account that are maintained by it and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in such month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either such month will, in general, equal one day's interest accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from the Interest Reserve Account and deposit in those accounts constituting part of the Certificate Account maintained by it any and all Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans then on deposit in the Interest Reserve Account. All such Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

     Calculation of Interest. Each Class of REMIC Regular Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

     o    The Pass-Through Rate for such Class for the related Distribution
          Date.

     o The Class Principal Balance or Class Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date.

     o    The assumption that each year consists of twelve 30-day months.

     The total amount of interest accrued from time to time with respect to each Class of REMIC Regular Certificates is referred to in this Prospectus Supplement as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date.

     The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period that is actually distributable thereon is referred to in this Prospectus Supplement as the "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

     Calculation of Pass-Through Rates. The Pass-Through Rates for the Class A-1A, Class A-1B and Class A-2 Certificates will be fixed at 6.08%, 6.46% and 6.60% per annum, respectively. The Pass-Through Rate for the Class A-3 Certificates for any Distribution Date will equal the lesser of 6.77% per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class A-4 Certificates for any Distribution Date will equal the lesser of 6.92% per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rates for the Class B-1 and Class B-2 Certificates for any Distribution Date will, in the case of each such Class, equal the Weighted Average Mortgage Pass-Through Rate for such Distribution Date.

     The Pass-Through Rate applicable to the Class S Certificates for each Distribution Date will equal the weighted average of the then applicable Class S Strip Rates for the respective Components of the Class Notional Amount of the Class S Certificates (weighted on the basis of the relative sizes of such Components immediately prior to such Distribution Date). The "Class S Strip Rate" in respect of any Component of the Class Notional Amount of the Class S Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such Distribution Date, over
(ii) the Pass-Through Rate then applicable to the Class of Principal Balance Certificates whose Class Principal Balance constitutes such Component. The Class S Strip Rates for Components B-1 and B-2 of the Class Notional Amount of the Class S Certificates will at all times with respect to both such Components be 0% per annum.

     The Pass-Through Rates for the Class B-3, Class B-4 and Class B-5 Certificates will, in the case of each such Class, be fixed at 5.75% per annum. The Pass-Through Rates for the Class B-6, Class B-7, Class B-8 and Class C Certificates will, in the case of each such Class, be fixed at 5.53% per annum.

     The Class D Certificates and the REMIC Residual Certificates will not have Pass-Through Rates.

     The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to such Distribution Date).

     Calculation of the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for such Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

          (a) all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

          (b) the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

          (c) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (d) all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

          (e) the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

     Priority of Payments.

     General. Distributions of interest and principal are to be made to the Holders of the various Classes of REMIC Regular Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Class A-1A, Class A-1B and Class S Certificates (collectively, the "Senior Certificates") prior to making such distributions in respect of any other Class of REMIC Regular Certificates.

     Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period,

          (2) to pay principal to the Holders of the Class A-1A and Class A-1B Certificates (allocable between such two Classes of Certificateholders as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of such Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date, and

          (3) if applicable, to reimburse the Holders of the Class A-1A and Class A-1B Certificates, up to an amount equal to, and pro rata as between such two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

     In general, all distributions of principal on the Class A-1A and Class A-1B Certificates on any Distribution Date will be distributable, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of the Class A-1A Certificates is reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates. However, if (1) the aggregate Certificate Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior to any Distribution Date equals or exceeds (2) the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest on the Senior Certificates have been made, then (assuming the Class A-1A Certificates still remain outstanding) all distributions of principal in respect of the Class A-1A and Class A-1B Certificates on such Distribution Date and on each Distribution Date thereafter will be made on a pro rata basis in accordance with the respective Class Principal Balances of such Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1A and Class A-1B Certificates on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below) will be made on the same pro rata basis.

     All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is referred to in this Prospectus Supplement as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

     Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the Holders of the Class A-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (2) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) if applicable, to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (4) to pay interest to the Holders of the Class A-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (5) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) if applicable, to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (7) to pay interest to the Holders of the Class A-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (8) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) if applicable, to reimburse the Holders of the Class A-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (10) to pay interest to the Holders of the Class B-1 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (11) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) if applicable, to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

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          (13) to pay interest to the Holders of the Class B-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (14) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) if applicable, to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (16) to pay interest to the Holders of the Class B-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (17) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) if applicable, to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (19) to pay interest to the Holders of the Class B-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (20) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) if applicable, to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (22) to pay interest to the Holders of the Class B-5 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (23) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) if applicable, to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of

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     Certificates as described under "--Allocation of Realized Losses and
     Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (25) to pay interest to the Holders of the Class B-6 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (26) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) if applicable, to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (28) to pay interest to the Holders of the Class B-7 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (29) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-7 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) if applicable, to reimburse the Holders of the Class B-7 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (31) to pay interest to the Holders of the Class B-8 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (32) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-8 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) if applicable, to reimburse the Holders of the Class B-8 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

          (34) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

          (35) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (36) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

          (37) to pay to the Holders of the REMIC Residual Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29), (32) and (35) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance of such Class of Certificates outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

     Distributions of Prepayment Premiums and Yield Maintenance Charges. If any Prepayment Premium is collected during any particular Collection Period in respect of any Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge, then such Prepayment Premium will be distributed as additional interest on the Distribution Date corresponding to such Collection Period to the Holders of the Class S Certificates.

     If any Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period (including a Yield Maintenance Charge collected in respect of a Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge), then such Yield Maintenance Charge will be distributed as additional interest on the Distribution Date corresponding to such Collection Period as follows:

     o The Holders of the Class (or Classes) of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (1) the amount of such Yield Maintenance Charge, multiplied by (2) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Principal Balance Certificates for such Distribution Date (or, if two or more Classes are involved, the Pass- Through Rate applicable to such of those Classes as has the most senior right of payment or, in the case of the Class A-1A and Class A-1B Certificates, the earlier Assumed Final Distribution Date), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If more than one Class of Principal Balance Certificates is entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal.

     o Any portion of such Yield Maintenance Charge that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

     For purposes of the foregoing, the relevant "Discount Rate" will be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating (a) in the case of any GECA Mortgage Loan (except in the case of one GECA Mortgage Loan, representing 2.5% of the Initial Pool Balance), the weighted average life (calculated in accordance with the related loan documents)

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of the prepaid Mortgage Loan immediately prior to the prepayment and (b) in the case of any Column Mortgage Loan (and in the case of one GECA Mortgage Loan, representing 2.5% of the Initial Pool Balance), the stated maturity (or, in the case of any Column Mortgage Loan that is an ARD Loan, the Anticipated Repayment
Date) of the prepaid Mortgage Loan. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Neither the Depositor nor either Underwriter makes any representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

     Distributions of Additional Interest. It is anticipated that the Class D-1 Certificates will be delivered to and retained by GECA or an affiliate thereof. The Class D-1 Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the GECA Mortgage Loans that are ARD Loans.

     It is anticipated that the Class D-2 Certificates will be delivered to and retained by Column or an affiliate thereof. The Class D-2 Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the Column Mortgage Loans that are ARD Loans.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of determining--

     o    distributions on the Certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

     o    the amount of all fees payable under the Pooling Agreement.

The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay, or to reimburse the Master Servicer, the Special Servicer and/or the Trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Allocation of Realized Losses and Certain Other Shortfalls and Expenses

     As a result of Realized Losses and Additional Trust Fund Expenses, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Principal Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference. If a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Class Principal Balances of the various Classes of Principal Balance Certificates are to be successively reduced in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first Class Principal Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction will be made to the Class Principal Balance of any Class of Principal Balance Certificates until the Class Principal Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If it is necessary to make any such reductions in the Class Principal Balances of the Class A-1A and Class A-1B

Certificates at a time when both such Classes are outstanding, such reductions will be made on a pro rata basis in accordance with relative sizes of such Class Principal Balances.

     The foregoing reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular Mortgage Pool Deficit. Any such reduction in the Class Principal Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class S Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

     An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

     o any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

     o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not covered out of late payment charges and Default Interest actually collected on the related Mortgage Loans);

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund;

     o certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this Prospectus Supplement and "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus; and

     o any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus).

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of REMIC Regular Certificates, up to, and on a pro rata basis, in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

P&I Advances

     The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Master Servicing Fees and/or Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the respective Borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made in respect of a Required Appraisal Loan as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

     If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such Advance. See "--The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it (out of its own funds) from Related Proceeds. Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that, in its reasonable, good faith judgment, would not ultimately be recoverable out of Related Proceeds (any P&I Advance not so recoverable, a "Nonrecoverable P&I Advance"). If the Master Servicer or the Trustee makes any P&I Advance that it subsequently determines, in its reasonable, good faith judgment, is a Nonrecoverable P&I Advance, it may obtain reimbursement for such P&I Advance (together with interest accrued thereon as described below) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     The Master Servicer and the Trustee will each be entitled to receive interest on P&I Advances made thereby. Such interest will accrue on the amount of each P&I Advance, and compounded monthly, for so long as such P&I Advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

     o first, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

     o then, if and to the extent that (i) if such P&I Advance has been or is being reimbursed and (ii) the Default Interest and late charges collected on the related Mortgage Loan while such Servicing Advance was outstanding were insufficient to cover such Advance Interest, out of any amounts then on deposit in the Certificate Account.

     Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not

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offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

     An "Assumed P&I Payment" is an amount deemed due in respect of:

     o each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

     o each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due (or deemed due) on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

Appraisal Reductions

     Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Special Servicer must obtain (and deliver to the Trustee and Master Servicer a copy of) an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

     o Such Mortgage Loan becomes a Modified Mortgage Loan (as defined below).

     o The related Borrower fails to make any Scheduled P&I Payment with respect to such Mortgage Loan and the failure continues for 60 days (or, in certain cases, 30 days).

     o A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

     o The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

     o    The Mortgaged Property securing such Mortgage Loan becomes an REO
          Property.

     As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is or was obtained and the first relevant Appraisal Trigger Event occurred) equal to the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          (i)  the Stated Principal Balance of such Required Appraisal Loan;

          (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest (less related Servicing Fees and excluding Default Interest and, in the case of an

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               ARD Loan after its Anticipated Repayment Date, Additional
               Interest) accrued on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date;

          (iii)all accrued but unpaid Servicing Fees in respect of such Required Appraisal Loan;

          (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest thereon; and

          (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or the Special Servicer to cover any such item); and

     o "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan).

     Appraisal Reduction Amounts are relevant to the determination of the amount of any P&I Advance required to be made in respect of the related Required Appraisal Loan. See "--P&I Advances" above.

     If, however, any Required Appraisal is not obtained within 60 days of an Appraisal Trigger Event (and no comparable appraisal had been obtained during the twelve (12) month period prior to such Appraisal Trigger Event), then until such Required Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan. After receipt of such Required Appraisal, the Appraisal Reduction Amount, if any, for such Required Appraisal Loan will be calculated as described above.

     For so long as any Mortgage Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each annual anniversary of such Mortgage Loan's becoming a Required Appraisal Loan, to order (and deliver to the Trustee and the Master Servicer a copy of) an update of the prior appraisal. Based upon such update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. A Mortgage Loan will cease to be a Required Appraisal Loan if and when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months.

     The cost of each Required Appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable thereto as a Servicing Advance.

     At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a Required Appraisal. In addition, at any such time that is not less than six (6) months following the initial establishment of such Appraisal Reduction Amount (and on one occasion at least six (6) months after the first occasion), the Holders of any then outstanding Class of Certificates that is subordinate to the Controlling Class will be entitled to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a Required Appraisal. Upon the written request of the Controlling Class Representative or such Holders, the Special Servicer will be required to recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by such party and notify the Trustee, the Master Servicer and the Controlling Class Representative of the recalculated Appraisal Reduction Amount.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:

     (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Scheduled P&I Payments with respect to such Mortgage Loan);

     (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

     (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and provide or make available electronically (or, upon request, by first class mail) on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of, and containing the information set forth in, Exhibit B to this Prospectus Supplement, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties.

     Book-Entry Certificates. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Trustee Reports as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the information contained in the Trustee Reports will be available to you only to the extent that it is made available through DTC and the DTC Participants or is available on the Trustee's Internet Web Site. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Trustee Report via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Holder or beneficial owner of a Certificate held in book-entry form, via the Trustee's Internet Website. The Trustee's Internet Website will initially be located at "www.ctslink.com/cmbs". "CSSA" refers to the Commercial Real Estate Secondary Market and Securitization Association.

     The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600.

     The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information made available by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's electronic bulletin board and Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information made in accordance with the Pooling Agreement.

     Other Information. The Pooling Agreement will obligate the Trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee by any such Holder or beneficial owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

     o    the Pooling Agreement and any amendments thereto;

     o    all Trustee Reports delivered to Certificateholders since the Closing
          Date;

     o all officer's certificates delivered to the Trustee by the Master Servicer and/or the Special Servicer since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

     o all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or the Special Servicer since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

     o the most recent inspection report in respect of each Mortgaged Property prepared by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement;

     o the most recent appraisal, if any, with respect to each Mortgaged Property obtained by the Master Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above);

     o the most recent quarterly and annual operating statement and rent roll for each Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement; and

     o the Mortgage Files, including all documents (e.g., modifications, waivers and amendments of the Mortgage Loans) that are to be added thereto from time to time.

Copies of any and all of the foregoing items will be available from the Trustee upon request. However, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     In connection with providing access to or copies of the items described above, the Trustee may require:

     o in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

     o in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Holder, beneficial owner or prospective transferee of any Certificate or interest therein will be required to keep confidential any information that has previously been filed with the

SEC, and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

Voting Rights

     At all times during the term of the Pooling Agreement, 99% of the voting rights for the series offered by this Prospectus Supplement (the "Voting Rights") will be allocated among the respective Classes of Principal Balance Certificates in proportion to the Class Principal Balances thereof. 1% of such Voting Rights will be allocated to the Class S Certificates. Voting Rights allocated to a Class of Certificates will be allocated among such Certificates in proportion to the percentage interests in such Class evidenced thereby.

Termination

     The obligations created by the Pooling Agreement will terminate following the earliest of

     (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and

     (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Holder or group of Holders of Certificates representing a majority interest in the Controlling Class (in that order of preference).

     Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price (the "Termination Price") equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the appraised value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer or the Special Servicer) the aggregate of all amounts payable or reimbursable to the purchaser under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The Termination Price (exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders) will constitute part of the Available Distribution Amount for the final Distribution Date. Any person or entity effecting such purchase will be responsible for reimbursing the parties to the Pooling Agreement (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase.

The Trustee

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240.

     The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the foregoing, the combined capital and surplus of such corporation, bank, trust company or association will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Depositor, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Servicer and the Trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Fund. All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly (or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee).

     The Trustee will be entitled to a monthly fee (the "Trustee Fee") for its services, which fee will accrue (on a 30/360 Basis) at 0.002% per annum on the Stated Principal Balance outstanding from time to time of each and every Mortgage Loan. The Trustee Fee is payable out of general collections on the Mortgage Loans and any REO Properties.

     For so long as the same entity acts as Trustee and REMIC Administrator, such entity will be entitled, in its capacity as REMIC Administrator, to the same limitations on liability and rights to reimbursement and indemnification as it has in its capacity as Trustee.

     See also "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.


                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things,

     (i)  the Pass-Through Rate for such Certificate,

     (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate,

     (iii)the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and shortfalls result in the reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and

     (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls result in the reduction of the Distributable Certificate Interest payable on such Certificate.

     Pass-Through Rates. The Pass-Through Rate applicable to the Class S Certificates will be variable and will equal the weighted average of the Class S Strip Rates at which interest accrues on the respective Components of the related Class Notional Amount from time to time. Each such strip rate (as well as the Pass-Through Rates for the Class A-3, Class A-4, Class B-1 and Class B-2 Certificates) will, in turn, be calculated based on the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yields on the Class S, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates will be sensitive in varying degrees to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class S Certificates will vary with changes in the relative sizes of the Class Principal Balances of the respective Classes of Principal Balance Certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the Class S Certificates will be extremely sensitive to, and the yield to maturity on other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans. Finally, the rate and timing of principal payments on or in respect of the Mortgage Loans will be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases or other removals of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this Prospectus Supplement. Furthermore, the ability of a Borrower under an ARD Loan to repay its Mortgage Loan on the related Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such Borrower may have little incentive to repay its Mortgage Loan on the related Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its Anticipated Repayment Date.

     The extent to which the yield to maturity on any Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class S Certificates or if you purchase any other Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

     In general, assuming you purchased your Certificates at a discount or a premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Principal Balance or Certificate Notional Amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     If you are contemplating an investment in the Class S Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

     Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the Mortgage Loans do not result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

     Certain Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans:

     o    prevailing interest rates;

     o the terms of the Mortgage Loans (for example, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges, provisions requiring Lock-out Periods and amortization terms that require Balloon Payments);

     o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

     o the general supply and demand for commercial and multifamily residential space of the type available at the Mortgaged Properties in the areas in which the Mortgaged Properties are located;

     o    the quality of management of the Mortgaged Properties;

     o    the servicing of the Mortgage Loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     A number of the Borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a Borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "constant prepayment rate" ("CPR") model, which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

     Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to Holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Lives of Certain Classes of Offered Certificates

     Subject to the following discussion and the Maturity Assumptions specified below, the tables set forth on Exhibit C to this Prospectus Supplement indicate the respective weighted average lives of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates, and set forth the percentages of the respective initial Class Principal Balances of such Classes of Offered Certificates that would be outstanding after the Distribution Dates in each of the calendar months shown.

     For purposes in this Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this Prospectus Supplement, the weighted average life of a Principal Balance Certificate (such as a Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 or Class B-2 Certificate) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date (as defined under "--The Maturity Assumptions" below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Principal Balance Certificate. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations with respect to the Mortgage Loans as described in this Prospectus Supplement. The weighted average life of any Principal Balance Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan from the Trust or the optional termination of the Trust as described under "Description of the Offered Certificates--Termination" in this Prospectus Supplement. Such a purchase from the Trust will have the same effect on distributions to the Certificateholders as if the related Mortgage Loan(s) had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are collectible in respect thereof.

     The actual characteristics and performance of the Mortgage Loans will differ from the Maturity Assumptions used in calculating the tables set forth on Exhibit C to this Prospectus Supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the respective Classes of Principal Balance Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

The Maturity Assumptions

     The tables set forth on Exhibits C and D to this Prospectus Supplement have been prepared on the basis of the following assumptions (the "Maturity Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof:

     o as of the date of issuance of the Certificates, the Mortgage Loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1 to this Prospectus Supplement;

     o each ARD Loan is paid in full on its Anticipated Repayment Date, no Mortgage Loan is prepaid during its Lock-out Period, during any Prepayment Consideration Period during which a Yield Maintenance Charge is required or during any period that defeasance thereof may be required and, otherwise, each Mortgage Loan is assumed to prepay at the specified CPR;

     o no Mortgage Loan is repurchased or replaced as a result of a Material Breach of a representation or warranty, and none of the Master Servicer, the Special Servicer or any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class exercises its option to purchase the Mortgage Loans and thereby cause a termination of the Trust;

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     o    there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the maturity date of any Mortgage Loan;

     o payments on the Certificates will be made on the 10th day of each month, commencing in April 1999;

     o    payments on the Mortgage Loans earn no reinvestment return;

     o there are no additional ongoing Trust expenses payable out of the Trust Fund other than the Master Servicing Fee (out of which the primary servicing fees will be paid) and the Trustee Fee (which, together with the Master Servicing Fee, will accrue at a combined rate of 0.05% per annum), and there are no Additional Trust Fund Expenses;

     o the respective Classes of REMIC Regular Certificates will, in each such case, be issued with the initial Class Principal Balance or Class Notional Amount set forth in this Prospectus Supplement;

     o the Pass-Through Rates for the respective Classes of REMIC Regular Certificates will be as set forth or described in this Prospectus Supplement; and

     o the Certificates will be settled with investors on March 29, 1999 (the "Assumed Settlement Date").

Yield Sensitivity of the Class S Certificates

     The yield to investors on the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. If you are contemplating an investment in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your the failure to recoup fully your initial investment.

     The tables set forth on Exhibit D to this Prospectus Supplement show pre-tax corporate bond equivalent ("CBE") yields for the Class S Certificates based on the Maturity Assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are expressed in 32nds (e.g., 5-12 means 5.375%) as a percentage of the initial Class Notional Amount of the Class S Certificates and are exclusive of accrued interest.

     The yields set forth in the tables on Exhibit D to this Prospectus Supplement were calculated by--

     o determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of each assumed stream of cash flows to equal (i) the assumed aggregate purchase prices of such Class of Certificates, plus (ii) accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including the Cut-off Date to but excluding the Assumed Settlement Date, and

     o    converting such monthly rates to corporate bond equivalent rates.

Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently do not purport to reflect the return on any investment on such Class of Certificates when such reinvestment rates are considered.

     There can be no assurance that--

     o the Mortgage Loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D to this Prospectus Supplement,

     o the Mortgage Loans will prepay as assumed at any of the rates shown in such tables,

     o    the Mortgage Loans will not experience losses,

     o Mortgage Loans will not be liquidated during any applicable Lock-out Period or during any other period that prepayments are assumed not to occur,

     o the ARD Loans will be paid in full on their respective Anticipated Repayment Dates,

     o the cash flows on the Class S Certificates will correspond to the cash flows shown in this Prospectus Supplement, or

     o the aggregate purchase price of the Class S Certificates will be as assumed.

It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the Class S Certificates may be materially different than those indicated on Exhibit D to this Prospectus Supplement and, under certain circumstances, could be negative. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificates.


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                         FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement (and subject to certain other assumptions set forth in such opinion), REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders, the Certificate Account and the Interest Reserve Account, but will exclude any collections of Additional Interest on the ARD Loans. For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II,

     o the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III,

     o the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II,

     o the REMIC Regular Certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III,

     o the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III, and

     o the Class D Certificates will represent beneficial interests in the portion of the Trust Fund consisting of any amounts applied as Additional Interest on the ARD Loans, and such portion will be divided into two parts, each of which will be treated as a grantor trust for federal income tax purposes.

Discount and Premium; Prepayment Consideration

     For federal income tax reporting purposes, it is anticipated that the Class S and Class B-2 Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption (the "Prepayment Assumption") that subsequent to the date of any determination the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, no Mortgage Loan will otherwise be prepaid prior to maturity and there will be no extension of maturity for any Mortgage Loan. However, no representation is made as to the actual rate at which the Mortgage Loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult with your own tax advisor concerning the tax treatment of your Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Holder of Certificates, a possibility of particular relevance to a Holder of Class S Certificates, the amount of original issue discount allocable to such period would be zero and such Holder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a Holder of a Class S Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class S Certificates (which Certificates evidence the ownership of multiple regular interests) will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class S Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class S Certificates.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed on the Offered Certificates as and to the extent described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the Holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. If such projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Constructive Sales of Class S Certificates

     The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class S Certificates, which do not have Certificate Principal Balances, could be subject to this provision and only if a Holder of a Class S Certificate engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

     The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent that an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code, and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

Possible Taxes on Income From Foreclosure Property and Other Taxes

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in accordance with the Servicing Standard. After the Special Servicer reviews the operation of such REO Property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such REO Property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such REO Property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), and to the extent that income the Trust receives from an REO Property is subject to a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any hospitality property that becomes an REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. The Special Servicer and the REMIC Administrator will each be entitled, at the expense of the Trust, to consult with attorneys and tax accountants in respect of the foregoing.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

     o    such person has sufficient assets to do so, and

     o such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.


                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to DLJSC (PTE 90-83). Subject to the satisfaction of certain conditions set forth therein, PTE 90-83 (referred to in this Prospectus Supplement as the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

     (a)  DLJSC,

     (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJSC, and

     (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

     o first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

     o third, at the time of its acquisition by the Plan, such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Standard & Poor's Ratings Service, a Division of the McGraw-Hill Companies, Inc. ("S&P");

     o fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Depositor, the Master Servicer, the Special Servicer, any sub-servicers, the Mortgage Loan Sellers, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

     o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial Trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Closing Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemption also requires that the Trust meet the following requirements:

     o the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and

     o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate.

The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date in this Prospectus Supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with--

     o the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or Mortgagor is a Party in Interest (as defined in the Prospectus) with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and

     o    the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with--

     (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a Borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person,

     (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and

     (3)  the holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

     o the Senior Certificates constitute "certificates" for purposes of the Exemption, and

     o the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates do not meet the requirements of the Exemption. Accordingly, the Certificates of those Classes may not be acquired by or on behalf of a Plan or with Plan assets, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of PTCE 95-60 (discussed below).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates) that do not meet the requirements of the Exemptions solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR or S&P. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Depositor or either Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     Neither the Depositor nor either Underwriter makes any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

     See "Legal Investment" in the Prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement dated March 15, 1999 (the "Underwriting Agreement"), between the Depositor and the Underwriters, each Underwriter has agreed to purchase from the Depositor and the Depositor has agreed to sell to such Underwriter its allocable share (as specified below) of each Class of the Offered Certificates. It is expected that delivery of the Offered Certificates will be made to the Underwriters in book-entry form through the Same Day Funds Settlement System of DTC on or about March 19, 1999, against payment therefor in immediately available funds.

Underwriter                             Class S    Class A-1A   Class A-1B   Class A-2  Class A-3  Class A-4   Class B-1   Class B-2
Donaldson, Lufkin & Jenrette
  Securities Corporation                  100%        90%          90%         100%       100%       100%        100%        100%
Merrill, Lynch, Pierce,
  Fenner & Smith Incorporated               0%        10%          10%           0%         0%         0%          0%          0%
                                                     ---          ---          ---        ---        ---         ---         ---

         Total ......................     100%       100%         100%         100%       100%       100%        100%        100%

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 107.50% of the aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Underwriting Agreement provides that the Depositor will indemnify each Underwriter, and that under limited circumstances each Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

     The Depositor has also been advised by the Underwriters that they presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Risks Associated With Liquidity and Market Value" in this Prospectus Supplement and "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for each of the Depositor and the Underwriters by Sidley & Austin, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Certificates that the respective Classes of Offered Certificates receive the following credit ratings from Moody's and Fitch:

      Class                            Moody's                   Fitch
      -----                            -------                   -----
      Class S                            Aaa                      AAA
      Class A-1A                         Aaa                      AAA
      Class A-1B                         Aaa                      AAA
      Class A-2                          Aa2                       AA
      Class A-3                           A2                       A
      Class A-4                           A3                       A-
      Class B-1                          Baa2                     BBB
      Class B-2                          Baa3                     BBB-


     The ratings on the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class S Certificates, the ultimate receipt by the Holders thereof of all payments of principal to which they are entitled on or before the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and/or principal required under the Offered Certificates.

     The ratings on the respective Classes of Offered Certificates do not represent any assessment of--

     o    The tax attributes of the Offered Certificates or of the Trust.

     o Whether or to what extent prepayments of principal may be received on the Mortgage Loans.

     o The likelihood or frequency of prepayments of principal on the Mortgage Loans.

     o The degree to which the amount or frequency of such prepayments might differ from those originally anticipated.

     o Whether or to what extent the interest distributable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls.

     o Whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Default Interest and/or Additional Interest will be received.

     Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.

     In general, the ratings address credit risk and not prepayment risk. As described in this Prospectus Supplement, the amounts payable with respect to the Class S Certificates consist only of interest (and, to the extent described in this Prospectus Supplement, may consist of a portion of the Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans). Even if the entire pool were to prepay in the initial month, with the result that the Class S Certificateholders receive only a single month's Distributable Certificate Interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid. Such result would be consistent with the respective ratings received on the Class S Certificates. The Class Notional Amount of the Class S Certificates is subject to reduction in connection with each reduction in the Class Principal Balance of a Class of Principal Balance Certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the Class S Certificates do not address the timing or magnitude of reduction of the

Class Notional Amount of such Certificates, but only the obligation to pay interest timely on such Class Notional Amount as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS



30/360 Basis................................................................S-59
30/360 Mortgage Loans.......................................................S-59
Accelerated Amortization Payments...........................................S-60
Accrued Certificate Interest...............................................S-118
ACMs........................................................................S-50
Actual/360 Basis............................................................S-59
Actual/360 Mortgage Loans...................................................S-59
ADA.........................................................................S-55
Additional Interest.........................................................S-60
Additional Interest Rate....................................................S-60
Additional Trust Fund Expense..............................................S-126
Advances....................................................................S-22
Alliance Borrower...........................................................S-85
Alliance GP.................................................................S-85
Alliance Loans..............................................................S-85
Alliance Mortgages..........................................................S-85
Alliance Properties.........................................................S-85
Alliance Property Manager...................................................S-86
American Borrowers..........................................................S-88
American Loans..............................................................S-88
American Mortgages..........................................................S-88
American Properties.........................................................S-88
American Property Manager...................................................S-89
Annual Debt Service.........................................................S-70
Anticipated Repayment Date..................................................S-33
Appraisal Reduction Amount.................................................S-128
Appraisal Trigger Event....................................................S-128
Appraisals..................................................................S-75
Appraised Value.............................................................S-69
Approved Investors..........................................................S-85
ARD.........................................................................S-33
ARD Loan....................................................................S-60
ARD Loans...................................................................S-33
Asset Status Report........................................................S-106
Assumed Final Distribution Date.............................................S-10
Assumed P&I Payment........................................................S-128
Assumed Settlement Date....................................................S-138
Available Distribution Amount..............................................S-117
Balloon Loan................................................................S-61
Balloon Payment.............................................................S-33
Banc One....................................................................S-98
Base Estimated Annual Revenues..............................................S-66
Borrower....................................................................S-23
CapStar.....................................................................S-82
CapStar Operating Lease.....................................................S-82
CBE........................................................................S-138
Central Accounts............................................................S-79
CERCLA......................................................................S-50
Certificate Factor.........................................................S-113
Certificate Notional Amount................................................S-112
Certificate Principal Balance..............................................S-112
Certificate Registrar......................................................S-114
Certificateholders...........................................................S-7
Certificates.................................................................S-7
Class........................................................................S-7
Class D Certificates.......................................................S-113
Class Notional Amount......................................................S-112
Class Principal Balance....................................................S-112
Class S Strip Rate.........................................................S-119
Closing Date.................................................................S-9
CMF.........................................................................S-80
Collection Period...........................................................S-10
Column.......................................................................S-8
Column Mortgage Loans........................................................S-8
Commercial Properties.......................................................S-66
Compensating Interest Payment...............................................S-99
Component..................................................................S-112
Contractual Recurring LC&TI Reserve.........................................S-79
Contractual Recurring Replacement Reserve...................................S-79
Controlling Class..........................................................S-105
Controlling Class Representative...........................................S-105
Corrected Mortgage Loan.....................................................S-97
Cost Approach...............................................................S-76
Country Squire Apartments - South Loan......................................S-86
Country Squire Apartments - South Property..................................S-86
Country Squire Borrower.....................................................S-86
Country Squire Mortgage.....................................................S-86
CPR........................................................................S-136
Cross-Collateralized Group..................................................S-51
Cross-Collateralized Mortgage Loans.........................................S-51
CSSA.......................................................................S-130
Custodian...................................................................S-92
Cut-off Date.................................................................S-9
Cut-off Date Balance........................................................S-56
Cut-off Date Loan-to-Value Ratio............................................S-70
Cut-off Date LTV Ratio......................................................S-70
DCR........................................................................S-143
Default Interest............................................................S-99
Defeasance Collateral.......................................................S-64
Defeasance Loan.............................................................S-64
Defeasance Loans............................................................S-34
Definitive Certificate.....................................................S-113
Determination Date...........................................................S-9
Discount Rate..............................................................S-124
Distributable Certificate Interest.........................................S-118
Distribution Date............................................................S-9
DLJSC........................................................................S-1
DTC.........................................................................S-13

DTC Participants...........................................................S-113
Due Date....................................................................S-32
Engineering Reserves........................................................S-80
ERISA......................................................................S-142
Estimated Annual Operating Expenses.........................................S-67
Estimated Annual Revenues...................................................S-66
Excess Defeasance Payment...................................................S-53
Excluded Plan..............................................................S-144
Exemption..................................................................S-143
Exemption Favored Parties..................................................S-143
Expense Modifications.......................................................S-68
Expenses....................................................................S-72
FF&E........................................................................S-68
FIRREA......................................................................S-76
Fitch........................................................................S-2
Fogelman....................................................................S-87
Form 8-K.....................................................................S-7
Fully Amortizing Loan.......................................................S-61
Fully Amortizing Loans......................................................S-33
GAAP........................................................................S-69
GECA.........................................................................S-8
GECA Mortgage Loans..........................................................S-8
GECC...................................................................S-8, S-90
GECLS.......................................................................S-98
Grantor Trusts..............................................................S-14
HAP Contract................................................................S-42
Hard Lockbox Account........................................................S-79
Historical Annual Operating Expenses........................................S-67
Holders......................................................................S-7
Hospitality Properties......................................................S-44
HUD.........................................................................S-42
Hyrail Group................................................................S-36
Income Approach.............................................................S-76
Interest Accrual Period.....................................................S-10
Interest Reserve Account...................................................S-118
Interest Reserve Amount....................................................S-118
Interstate..................................................................S-82
IRS........................................................................S-140
LC & TI.....................................................................S-71
Leasable Square Footage.....................................................S-70
Liquidation Fee............................................................S-101
Liquidation Fee Rate.......................................................S-101
Loan Group Cut-off Date Balances............................................S-28
Lock-out Period.............................................................S-62
Lockbox Account.............................................................S-60
LUSTs.......................................................................S-51
Major Tenant................................................................S-70
Manufactured Housing Properties.............................................S-66
Master Servicer..............................................................S-7
Master Servicing Fee........................................................S-98
Master Servicing Fee Rate...................................................S-98
Material Breach.............................................................S-93
Maturity Assumptions.......................................................S-137
Maturity/ARD Balance........................................................S-72
Maturity/ARD Loan-to-Value Ratio............................................S-72
Maturity/ARD LTV............................................................S-72
MeriStar....................................................................S-82
Merrill Lynch................................................................S-1
Modified Mortgage Loan.....................................................S-130
Moody's......................................................................S-2
Mortgage....................................................................S-57
Mortgage File...............................................................S-92
Mortgage Loan Sellers........................................................S-8
Mortgage Loans...............................................................S-7
Mortgage Note...............................................................S-57
Mortgage Pass-Through Rate.................................................S-116
Mortgage Pool...............................................................S-23
Mortgage Pool Deficit.......................................................S-21
Mortgage Rate...............................................................S-32
Mortgaged Property..........................................................S-23
Most Recent DSCR............................................................S-71
Most Recent Expenses........................................................S-71
Most Recent NOI.............................................................S-71
Most Recent Operating Statement Date........................................S-71
Most Recent Revenues........................................................S-71
Multifamily Rental Properties...............................................S-41
Net Aggregate Prepayment Interest Shortfall................................S-100
NOI.........................................................................S-71
Non-REMIC Assets............................................................S-14
Nonrecoverable P&I Advance.................................................S-127
Nonrecoverable Servicing Advance...........................................S-102
Norwest Bank...............................................................S-132
O&M Plan....................................................................S-74
Occupancy Rate at U/W.......................................................S-70
Occupancy Rate at Underwriting..............................................S-70
Offered Certificates........................................................S-11
Office Properties...........................................................S-45
OID Regulations............................................................S-140
Open Period.................................................................S-62
Originators..................................................................S-8
P&I Advance.................................................................S-22
Pass-Through Rate...........................................................S-11
Performing Mortgage Loans...................................................S-96
Permitted Investments.......................................................S-99
Plan.......................................................................S-142
Plan Assets................................................................S-142
Pooling Agreement............................................................S-7
Prepayment Assumption......................................................S-140
Prepayment Consideration....................................................S-52
Prepayment Consideration Period.............................................S-62
Prepayment Interest Excess..................................................S-99
Prepayment Interest Shortfall...............................................S-99
Prepayment Premium..........................................................S-52
Principal Balance Certificates..............................................S-20
Principal Distribution Amount..............................................S-119
Private Certificates........................................................S-11

Prospectus...................................................................S-2
Prospectus Supplement........................................................S-2
PTCE........................................................................S-37
PTCE 95-60.................................................................S-145
PTE........................................................................S-143
Purchase Price..............................................................S-93
Rated Final Distribution Date...............................................S-10
Rating Agencies..............................................................S-2
Realized Losses............................................................S-126
Record Date..................................................................S-9
REIT........................................................................S-37
Related Proceeds...........................................................S-102
REMIC.......................................................................S-14
REMIC Administrator..........................................................S-8
REMIC I.....................................................................S-14
REMIC II....................................................................S-14
REMIC III...................................................................S-14
REMIC Regular Certificates.................................................S-113
REMIC Residual Certificates................................................S-113
REO Property................................................................S-96
REO Tax....................................................................S-142
Replacement Mortgage Loan...................................................S-94
Required Appraisal.........................................................S-128
Required Appraisal Loan....................................................S-128
Responsible Officer........................................................S-105
Restricted Group...........................................................S-143
Retail Properties...........................................................S-42
Revenue Modifications.......................................................S-67
Revenues....................................................................S-71
Revised Rate................................................................S-60
Rooms.......................................................................S-70
S.F.........................................................................S-70
S&P........................................................................S-143
Sales Comparison Approach...................................................S-76
Scheduled P&I Payments......................................................S-32
SEC..........................................................................S-3
Section 8...................................................................S-42
Securities Act...............................................................S-3
Senior Certificates........................................................S-120
Servicing Advance...........................................................S-22
Servicing Fees.............................................................S-100
Servicing Standard..........................................................S-95
Servicing Transfer Event....................................................S-97
Similar Law................................................................S-146
Single-Tenant Mortgage Loan.................................................S-39
Single-Tenant Mortgaged Property............................................S-39
Soft Lockbox Account........................................................S-79
Special Servicer.............................................................S-7
Special Servicing Fee......................................................S-100
Specially Serviced Assets...................................................S-96
Specially Serviced Mortgage Loan............................................S-96
Sq. Ft......................................................................S-70
Standstill Agreement........................................................S-48
Stated Principal Balance...................................................S-116
Subordinate Available Distribution Amount..................................S-120
Subordinate Certificates...................................................S-120
Subordination Agreement.....................................................S-48
Substitution Shortfall Amount...............................................S-94
Swerdlow Borrowers..........................................................S-83
Swerdlow Loans..............................................................S-83
Swerdlow Mortgages..........................................................S-83
Swerdlow Operating Partnership..............................................S-83
Swerdlow Properties.........................................................S-83
Swerdlow REIT...............................................................S-83
Tax and Insurance Escrows...................................................S-79
Termination Price..........................................................S-132
Treasury Rate..............................................................S-124
Trust........................................................................S-7
Trust Fund...................................................................S-7
Trustee......................................................................S-8
Trustee Fee................................................................S-133
Trustee Report.............................................................S-130
U/W DSCR....................................................................S-70
U/W Leasing Commissions and
   Tenant Improvements......................................................S-68
U/W NCF.....................................................................S-66
U/W NOI.....................................................................S-69
U/W Recurring Replacement Reserves..........................................S-68
Underwriters.................................................................S-1
Underwriting Agreement.....................................................S-146
Underwritten  Debt Service Coverage Ratio...................................S-70
Underwritten Cash Flow......................................................S-66
Underwritten DSCR...........................................................S-70
Underwritten NCF............................................................S-66
Underwritten Net Operating Income...........................................S-69
Underwritten NOI............................................................S-69
Union Capital................................................................S-9
Units.......................................................................S-70
USAP.......................................................................S-110
Voting Rights..............................................................S-132
Warranting Party............................................................S-92
Weighted Average Mortgage
  Pass-Through Rate........................................................S-119
Winston Borrower............................................................S-80
Winston Loan................................................................S-80
Winston Mortgages...........................................................S-80
Winston Properties..........................................................S-80
Winston REIT................................................................S-80
Workout Fee................................................................S-100
Workout Fee Rate...........................................................S-100
Year Built..................................................................S-71
Year Renovated..............................................................S-71
Yield Maintenance Charge....................................................S-52

                                   EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                     MORTGAGE LOANS AND MORTGAGED PROPERTIES


                       See this Exhibit for tables titled:


               Managers and Locations of the Mortgaged Properties

                    Descriptions of the Mortgaged Properties

                      Characteristics of the Mortgage Loans

             Engineering Reserves and Recurring Replacement Reserves

              Major Tenants of the Commercial Mortgaged Properties

                      Additional Mortgage Loan Information

                              Multifamily Schedule


                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

               Managers and Locations of the Mortgaged Properties

  # Property Name                                        Manager
  - -------------                                        -------
  1 Hampton Inn - Elmsford  (1A)                         Meristar Hotel & Resorts, Inc.
  2 Quality Suites - Charleston  (1A)                    Meristar Hotel & Resorts, Inc.
  3 Courtyard by Marriott - Ann Arbor   (1A)             Meristar Hotel & Resorts, Inc.
  4 Residence Inn - Phoenix  (1A)                        Meristar Hotel & Resorts, Inc.
  5 Homewood Suites - Cary  (1A)                         Meristar Hotel & Resorts, Inc.
  6 Hampton Inn & Suites - Gwinnett  (1A)                Meristar Hotel & Resorts, Inc.
  7 Hampton Inn - Raleigh  (1A)                          Meristar Hotel & Resorts, Inc.
  8 Comfort Suites - Orlando  (1A)                       Meristar Hotel & Resorts, Inc.
  9 Hampton Inn - Perimeter  (1A)                        Meristar Hotel & Resorts, Inc.
 10 Hampton Inn - Charlotte, NC  (1A)                    Meristar Hotel & Resorts, Inc.
 11 Courtyard by Marriott - Wilmington  (1A)             Meristar Hotel & Resorts, Inc.
 12 Hampton Inn - West Springfield  (1A)                 Meristar Hotel & Resorts, Inc.
 13 Homewood Suites - Clear Lake  (1A)                   Meristar Hotel & Resorts, Inc.
 14 Comfort Inn - Charleston  (1A)                       Meristar Hotel & Resorts, Inc.
 15 Kendale Lakes Plaza  (1B)                            SREG Operating Limited Partnership
 16 Cypress Creek Station  (1B)                          SREG Operating Limited Partnership
 17 Oakwood Business Center  (1B)                        SREG Operating Limited Partnership
 18 Westchase Ranch Apartments  (1C)                     Alliance Residential Management, LLC
 19 Westwood Village Apartments  (1C)                    Alliance Residential Management, LLC
 20 Normandy Woods Apartments  (1C)                      Alliance Residential Management, LLC
 21 Savoy Manor Apartments  (1C)                         Alliance Residential Management, LLC
 22 San Marin Apartments  (1C)                           Alliance Residential Management, LLC
 23 Country Squire Apartments - South                    Fogelman Management Group
 24 2294 Molly Pitcher Highway  (1D)                     American Real Estate Management, Inc.
 25 5015 Campuswood Drive  (1D)                          American Real Estate Management, Inc.
 26 5010 Campuswood Drive  (1D)                          American Real Estate Management, Inc.
 27 5009 Campuswood Drive  (1D)                          American Real Estate Management, Inc.
 28 Fair Lakes Promenade                                 H/P Management, L.P.
 29 Keller Oaks Apartments  (1E)                         Jupiter Realty Corporation
 30 Sycamore Hill Apartments  (1E)                       Jupiter Realty Corporation
 31 Clarendon Apartments  (1E)                           Jupiter Realty Corporation
 32 Woodchase Condominiums  (1E)                         Jupiter Realty Corporation
 33 Dallas Design Center Portfolio                       Crow Design Centers, Ltd.
 34 Assembly Square Office Building                      R. D. Management Corp.
 35 Spicetree Apartments                                 Hall Apartment Management
 36 Lamplighter Mobile Home Park                         Owner Managed
 37 White Station Tower                                  Trammell Crow Company
 38 Holiday Inn New Orleans Veterans                     Bray & Gillespie, Inc.
 39 The Links at Bixby                                   Lindsey Management Company
 40 Southwood Apartments                                 Intervest Resources, Inc.
 41 The Shoppes at Longwood                              R.J. Waters & Associates, Inc.
 42 Edentree Apartments                                  Hall Apartment Management
 43 Becker Village Mall                                  Brookhill Management Corp.
 44 Tiffany Square                                       TMP Management, Inc.
 45 The Mint Apartments                                  Barry S. Nussbaum Company
 46 River Park Shopping Center                           Select Properties
 47 Rancho Destino Apartments                            Juliet Property Company
 48 Conestoga Mobile Home Park                           Thomas J. Horner Real Estate
 49 Huntington Chase Apartments                          Landsouth
 50 Parkshore Centre Office Building                     Durlach Corporation
 51 Kenwood Pavilion                                     Jeffrey R. Anderson Real Estate, Inc.
 52 Newsome Park Apartments                              Great Atlantic Company

  # Property Name                                Address                                                       City
  - -------------                                -------                                                       ----
  1 Hampton Inn - Elmsford  (1A)                 200 Tarrytown Road                                            Elmsford
  2 Quality Suites - Charleston  (1A)            5224 N. Arco Ln                                               Charleston
  3 Courtyard by Marriott - Ann Arbor   (1A)     3205 Boardwalk                                                Ann Arbor
  4 Residence Inn - Phoenix  (1A)                8242 N. Black Canyon                                          Phoenix
  5 Homewood Suites - Cary  (1A)                 100 MacAlyson Ct.                                             Cary
  6 Hampton Inn & Suites - Gwinnett  (1A)        1725 Pineland Rd.                                             Duluth
  7 Hampton Inn - Raleigh  (1A)                  6209 Glenwood Drive                                           Raleigh
  8 Comfort Suites - Orlando  (1A)               9350 Turkey Ln                                                Orlando
  9 Hampton Inn - Perimeter  (1A)                769 Hammond Drive                                             Atlanta
 10 Hampton Inn - Charlotte, NC  (1A)            8419 N. Tyron St                                              Charlotte
 11 Courtyard by Marriott - Wilmington  (1A)     151 Van Kampen Blvd.                                          Wilmington
 12 Hampton Inn - West Springfield  (1A)         1011 Riverdale St.                                            West Springfield
 13 Homewood Suites - Clear Lake  (1A)           401 Bay Area Blvd.                                            Houston
 14 Comfort Inn - Charleston  (1A)               144 Bee Street                                                Charleston
 15 Kendale Lakes Plaza  (1B)                    14091 North Kendall Drive (Southwest 88th Street)             West Kendall
 16 Cypress Creek Station  (1B)                  N/W/C Cypress Creek Road & North Andrews Avenue               Fort Lauderdale
 17 Oakwood Business Center  (1B)                Various                                                       Hollywood
 18 Westchase Ranch Apartments  (1C)             2101 Hayes                                                    Houston
 19 Westwood Village Apartments  (1C)            4310 W. Northgate Drive                                       Irving
 20 Normandy Woods Apartments  (1C)              695 Normandy Drive                                            Houston
 21 Savoy Manor Apartments  (1C)                 5915 Flintock Drive                                           Houston
 22 San Marin Apartments  (1C)                   3501 W. Waters Avenue                                         Tampa
 23 Country Squire Apartments - South            8056 Country Squire Lane                                      Cordova
 24 2294 Molly Pitcher Highway  (1D)             2294 Molly Pitcher Highway                                    Chambersburg
 25 5015 Campuswood Drive  (1D)                  5015 Campuswood Drive                                         East Syracuse
 26 5010 Campuswood Drive  (1D)                  5010 Campuswood Drive                                         East Syracuse
 27 5009 Campuswood Drive  (1D)                  5009 Campuswood Drive                                         East Syracuse
 28 Fair Lakes Promenade                         12169-12249 Fair Lakes Parkway                                Fair Oaks
 29 Keller Oaks Apartments  (1E)                 2121 Marsh Lane                                               Carrollton
 30 Sycamore Hill Apartments  (1E)               7500 South Hulen St.                                          Fort Worth
 31 Clarendon Apartments  (1E)                   3800 N. Beltline Rd.                                          Irving
 32 Woodchase Condominiums  (1E)                 4060 N. Beltline Rd.                                          Irving
 33 Dallas Design Center Portfolio               Various                                                       Dallas
 34 Assembly Square Office Building              5 Middlesex Avenue                                            Somerville
 35 Spicetree Apartments                         4854 Washtenaw Avenue                                         Ann Arbor
 36 Lamplighter Mobile Home Park                 4201 North First Street                                       San Jose
 37 White Station Tower                          5050 Poplar Avenue                                            Memphis
 38 Holiday Inn New Orleans Veterans             6401 Veterans Boulevard                                       Metairie
 39 The Links at Bixby                           11500 Links Court/11500 Block of South Memorial               Bixby
 40 Southwood Apartments                         5601 Paramount Blvd.                                          Long Beach
 41 The Shoppes at Longwood                      823-883 E. Baltimore Pike                                     Kennett Square
 42 Edentree Apartments                          1721 E. Frankford Rd.                                         Carrollton
 43 Becker Village Mall                          Becker Drive & East 10th Street                               Roanoke Rapids
 44 Tiffany Square                               6805 Corporate Drive                                          Colorado Springs
 45 The Mint Apartments                          6700 Dairy Ashford Road                                       Houston
 46 River Park Shopping Center                   4240 East Judge Perez Rd.                                     Mereaux
 47 Rancho Destino Apartments                    4355 S. Durango Drive                                         Las Vegas
 48 Conestoga Mobile Home Park                   1199 East Santa Fe                                            Gardner
 49 Huntington Chase Apartments                  1010 S. Houston Lake Boulevard                                Warner Robins
 50 Parkshore Centre Office Building             1 Poston Road                                                 Charleston
 51 Kenwood Pavilion                             8115-8133 Montgomery Rd.                                      Cincinnati
 52 Newsome Park Apartments                      4801 Marshall Avenue                                          Newport News

                                                                                   Zip
  # Property Name                                   County                  State  Code
  - -------------                                   ------                  -----  ----
  1 Hampton Inn - Elmsford  (1A)                    Westchester               NY  10523
  2 Quality Suites - Charleston  (1A)               Charleston                SC  29418
  3 Courtyard by Marriott - Ann Arbor   (1A)        Washtenaw                 MI  48108
  4 Residence Inn - Phoenix  (1A)                   Maricopa                  AZ  85051
  5 Homewood Suites - Cary  (1A)                    Wake                      NC  27511
  6 Hampton Inn & Suites - Gwinnett  (1A)           Gwinnett                  GA  30136
  7 Hampton Inn - Raleigh  (1A)                     Wake                      NC  27612
  8 Comfort Suites - Orlando  (1A)                  Orange                    FL  32819
  9 Hampton Inn - Perimeter  (1A)                   Fulton                    GA  30136
 10 Hampton Inn - Charlotte, NC  (1A)               Mecklenburg               NC  28262
 11 Courtyard by Marriott - Wilmington  (1A)        New Hanover               NC  28403
 12 Hampton Inn - West Springfield  (1A)            Hampden                   MA  01089
 13 Homewood Suites - Clear Lake  (1A)              Harris                    TX  77058
 14 Comfort Inn - Charleston  (1A)                  Charleston                SC  29401
 15 Kendale Lakes Plaza  (1B)                       Miami-Dade                FL  33426
 16 Cypress Creek Station  (1B)                     Broward                   FL  33309
 17 Oakwood Business Center  (1B)                   Broward                   FL  33020
 18 Westchase Ranch Apartments  (1C)                Harris                    TX  77077
 19 Westwood Village Apartments  (1C)               Dallas                    TX  75062
 20 Normandy Woods Apartments  (1C)                 Harris                    TX  77015
 21 Savoy Manor Apartments  (1C)                    Harris                    TX  77040
 22 San Marin Apartments  (1C)                      Hillsborough              FL  33614
 23 Country Squire Apartments - South               Shelby                    TN  38018
 24 2294 Molly Pitcher Highway  (1D)                Franklin                  PA  17201
 25 5015 Campuswood Drive  (1D)                     Onondaga                  NY  13057
 26 5010 Campuswood Drive  (1D)                     Onondaga                  NY  13057
 27 5009 Campuswood Drive  (1D)                     Onondaga                  NY  13057
 28 Fair Lakes Promenade                            Fairfax                   VA  22033
 29 Keller Oaks Apartments  (1E)                    Dallas                    TX  75006
 30 Sycamore Hill Apartments  (1E)                  Tarrant                   TX  76054
 31 Clarendon Apartments  (1E)                      Dallas                    TX  75038
 32 Woodchase Condominiums  (1E)                    Dallas                    TX  75038
 33 Dallas Design Center Portfolio                  Dallas                    TX  75207
 34 Assembly Square Office Building                 Middlesex                 MA  02145
 35 Spicetree Apartments                            Washtenaw                 MI  48108
 36 Lamplighter Mobile Home Park                    Santa Clara               CA  95134
 37 White Station Tower                             Shelby                    TN  38157
 38 Holiday Inn New Orleans Veterans                Jefferson                 LA  70003
 39 The Links at Bixby                              Tulsa                     OK  74008
 40 Southwood Apartments                            Los Angeles               CA  90805
 41 The Shoppes at Longwood                         Chester                   PA  19348
 42 Edentree Apartments                             Denton                    TX  75007
 43 Becker Village Mall                             Halifax                   NC  27870
 44 Tiffany Square                                  El Paso                   CO  80919
 45 The Mint Apartments                             Harris                    TX  77072
 46 River Park Shopping Center                      St. Bernard Parish        LA  70075
 47 Rancho Destino Apartments                       Clark                     NV  89117
 48 Conestoga Mobile Home Park                      Johnson                   KS  66030
 49 Huntington Chase Apartments                     Houston                   GA  31088
 50 Parkshore Centre Office Building                Charleston                SC  29407
 51 Kenwood Pavilion                                Hamilton                  OH  45242
 52 Newsome Park Apartments                         None                      VA  23607

               Managers and Locations of the Mortgaged Properties

  # Property Name                                        Manager
  - -------------                                        -------
 53 Princeton Court Apartments  (1F)                     Princeton Properties
 54 Pinewood Estates Apartments  (1F)                    Princeton Properties
 55 Arbor Court Apartments  (1F)                         Princeton Properties
 56 U-Store of Brighton Self Storage Facility  (1G)      North LLC
 57 U-Store of South Lyon Self Storage Facility  (1G)    North LLC
 58 U-Store of Saline Self Storage Facility  (1G)        North LLC
 59 U-Store of Davison Self Storage Facility  (1G)       North LLC
 60 U-Store of Holly Self Storage Facility  (1G)         North LLC
 61 U-Store of Jackson Self Storage Facility  (1G)       North LLC
 62 Birches Apartments                                   Sigma Management
 63 Hollywood Plaza                                      Westport Realty, Inc.
 64 50-60 Worcester Rd.                                  A & C Associates, Inc.
 65 Mahwah Business Park                                 Owner Managed
 66 Silvernail Shopping Center                           Marlin Properties, Inc.
 67 Tech Center 29 Office/Warehouse Complex              Cambridge Asset Advisors Limited Partnership
 68 Centre North Shopping Center                         Centre Properties Management
 69 Cranbrook Centre Apartments  (1H)                    Amurcon Corporation
 70 Cranbrook Centre Office Buildings  (1H)              Amurcon Corporation
 71 Lubbock Shopping Parkade                             Richmond Realty LLC
 72 Marin Club Apartments                                PMG Real Estate Management and Consulting
 73 Prunedale Center                                     Greg Burch
 74 Lamplighter Ontario MHP                              Morgan Properties, Inc.
 75 Marycrest Shopping Center  (2)                       Infinity Property Management, Corp.
 76 Elm Plaza Shopping Center                            Owner Managed
 77 Century Plaza East                                   Triple Net Properties, LLC
 78 Keller Springs Tech Center                           Today Management, Inc.
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)     K.D.M. Development Corporation
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)        K.D.M. Development Corporation
 81 Briarwood Manor  (1I)                                K.D.M. Development Corporation
 82 Tierra Verde Marine Center                           TPA Resorts, Inc.
 83 Aurora Square                                        ACF Property Management, Inc.
 84 Merchant's Square  (3)                               Infinity Property Management, Corp.
 85 Northwood Hills Shopping Center                      Sabre Realty Management, Inc.
 86 36th Street Office Center                            Eenhoorn, LLC
 87 Fifth Avenue Apartments                              Anterra Management Corporation
 88 The Watermill Apartments                             BMS Management, Inc.
 89 Brooks Corner                                        Brooks, Torrey & Scott, Inc.
 90 Hollywood Ardmore Apartments                         David N. Schultz, Inc.
 91 Chasewood Apartments                                 Hall Apartment Management
 92 Kingsgate North                                      Graco Real Estate Development, Inc.
 93 Fairfield Suites Pittsburgh/Airport                  Concord Hospitality Enterprises, Inc.
 94 Seatree Apartments                                   Hall Apartment Management
 95 All Aboard Mini Storage - Alhambra                   Management Enterprises, Inc.
 96 West Century Center                                  PlazaCorp Realty Advisors, Inc.
 97 Universal Plaza                                      Rubin Pikus Associates, LP
 98 Crestview Market Place                               Gulf Land, LLC
 99 New Franklin Apartments  (4)                         Dube & Cabral Investments
100 Windjammer Apartments                                JMG Realty, Inc.
101 Woodlake Village Apartments                          SJS Enterprises
102 Comfort Inn - Hopewell, VA                           Sky Management, Inc.
103 Linens N Things                                      Clinton International Group
104 The Woods Apartments                                 JRD Management Corporation

  # Property Name                                         Address
  - -------------                                         -------
 53 Princeton Court Apartments  (1F)                      31 Andrew Street
 54 Pinewood Estates Apartments  (1F)                     135 English Village Rd.
 55 Arbor Court Apartments  (1F)                          37 Hosmer Street
 56 U-Store of Brighton Self Storage Facility  (1G)       5850 Whitmore Lake Dr.
 57 U-Store of South Lyon Self Storage Facility  (1G)     271 Lottie St.
 58 U-Store of Saline Self Storage Facility  (1G)         1145 Industrial Park Dr.
 59 U-Store of Davison Self Storage Facility  (1G)        10026 Lapeer Rd.
 60 U-Store of Holly Self Storage Facility  (1G)          4228 Grange Hall Rd.
 61 U-Store of Jackson Self Storage Facility  (1G)        155 N. Dettman
 62 Birches Apartments                                    195 Fries Mill Rd.
 63 Hollywood Plaza                                       4627-4641 Santa Monica Blvd. & 1100-1134 N. Vermont Ave.
 64 50-60 Worcester Rd.                                   50-60 Worcester Rd.
 65 Mahwah Business Park                                  Ramapo Valley Road
 66 Silvernail Shopping Center                            1900 Silvernail Rd.
 67 Tech Center 29 Office/Warehouse Complex               12120 and 12140 Industrial Parkway
 68 Centre North Shopping Center                          8600 East 96th Street
 69 Cranbrook Centre Apartments  (1H)                     18333 South Drive
 70 Cranbrook Centre Office Buildings  (1H)               30161, 30215, 30233 Southfield Road
 71 Lubbock Shopping Parkade                              7020 Quaker Avenue
 72 Marin Club Apartments                                 2261 West Valley Blvd
 73 Prunedale Center                                      7915-8093 San Miguel Canyon Rd. & 17760-17880 Moro Rd.
 74 Lamplighter Ontario MHP                               2139 East Fourth Street
 75 Marycrest Shopping Center  (2)                        2126 West Jefferson Street
 76 Elm Plaza Shopping Center                             338 Main Street
 77 Century Plaza East                                    1790-1884 Avenue J
 78 Keller Springs Tech Center                            3220 Keller Springs Rd.
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)      601 N. Dual Highway & 1020 Brickyard Rd. / 1030 Brickyard Rd.
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)         ES Bouchelle Rd.
 81 Briarwood Manor  (1I)                                 Trussum Pond Rd.
 82 Tierra Verde Marine Center                            100 Pinellas Bayway
 83 Aurora Square                                         15801-15925 Westminister Way North
 84 Merchant's Square  (3)                                7195 Highway 85
 85 Northwood Hills Shopping Center                       8010-8152 Spring Valley Rd.
 86 36th Street Office Center                             5251-3 36th Street
 87 Fifth Avenue Apartments                               11530 Vance Jackson Rd.
 88 The Watermill Apartments                              6505 Westheimer Road
 89 Brooks Corner                                         136 Main Street
 90 Hollywood Ardmore Apartments                          1850 Whitley Avenue
 91 Chasewood Apartments                                  3420 South Coulter
 92 Kingsgate North                                       4010-4230 82nd Street
 93 Fairfield Suites Pittsburgh/Airport                   239 Summit Park Drive
 94 Seatree Apartments                                    2800 Nasa Rd 1
 95 All Aboard Mini Storage - Alhambra                    2000 West Mission Rd.
 96 West Century Center                                   5015-5063 West Main Street
 97 Universal Plaza                                       2533-2793 NW 79th Avenue
 98 Crestview Market Place                                1308-1334 North Ferndon Blvd. (Hwy 85)
 99 New Franklin Apartments  (4)                          Various
100 Windjammer Apartments                                 950 F.M. 1959
101 Woodlake Village Apartments                           5080 Westerville Road
102 Comfort Inn - Hopewell, VA                            5380 Oaklawn Boulevard (VSH 36)
103 Linens N Things                                       U.S. Highway 441 at Glades Rd.
104 The Woods Apartments                                  2375 NE 173rd Street

                                                                                                                    Zip
  # Property Name                                         City                       County                  State  Code
  - -------------                                         ----                       ------                  -----  ----
 53 Princeton Court Apartments  (1F)                      Manchester                 Hillsborough              NH  03104
 54 Pinewood Estates Apartments  (1F)                     Manchester                 Hillsborough              NH  03102
 55 Arbor Court Apartments  (1F)                          Marlborough                Middlesex                 MA  01752
 56 U-Store of Brighton Self Storage Facility  (1G)       Brighton                   Livingston                MI  48116
 57 U-Store of South Lyon Self Storage Facility  (1G)     South Lyon                 Oakland                   MI  48178
 58 U-Store of Saline Self Storage Facility  (1G)         Saline                     Washtenaw                 MI  48176
 59 U-Store of Davison Self Storage Facility  (1G)        Davison                    Genesee                   MI  48423
 60 U-Store of Holly Self Storage Facility  (1G)          Holly                      Oakland                   MI  48442
 61 U-Store of Jackson Self Storage Facility  (1G)        Jackson                    Jackson                   MI  49202
 62 Birches Apartments                                    Washington Township        Gloucester                NJ  08012
 63 Hollywood Plaza                                       Los Angeles                Los Angeles               CA  90029
 64 50-60 Worcester Rd.                                   Framingham                 Middlesex                 MA  01701
 65 Mahwah Business Park                                  Mahwah                     Bergen                    NJ  07430
 66 Silvernail Shopping Center                            Waukesha                   Milwaukee                 WI  53072
 67 Tech Center 29 Office/Warehouse Complex               Silver Spring              Montgomery                MD  20904
 68 Centre North Shopping Center                          Fishers                    Hamilton                  IN  46038
 69 Cranbrook Centre Apartments  (1H)                     Southfield                 Oakland                   MI  48076
 70 Cranbrook Centre Office Buildings  (1H)               Southfield                 Oakland                   MI  48076
 71 Lubbock Shopping Parkade                              Lubbock                    Lubbock                   TX  79424
 72 Marin Club Apartments                                 Pomona                     Los Angeles               CA  91768
 73 Prunedale Center                                      Prunedale                  Monterey                  CA  93901
 74 Lamplighter Ontario MHP                               Ontario                    Riverside                 CA  91764
 75 Marycrest Shopping Center  (2)                        Joliet                     Will                      IL  60435
 76 Elm Plaza Shopping Center                             Waterville                 Kennebec                  ME  04901
 77 Century Plaza East                                    Lancaster                  Los Angeles               CA  93535
 78 Keller Springs Tech Center                            Carrollton                 Dallas                    TX  75006
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)      Seaford Hundred            Sussex                    DE  19973
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)         Elkton                     Cecil                     MD  21921
 81 Briarwood Manor  (1I)                                 Little Creek Hundred       Sussex                    DE  19956
 82 Tierra Verde Marine Center                            Tierra Verde               Pinellas                  FL  33715
 83 Aurora Square                                         Seattle                    King                      WA  98133
 84 Merchant's Square  (3)                                Riverdale                  Clayton                   GA  30274
 85 Northwood Hills Shopping Center                       Dallas                     Dallas                    TX  75240
 86 36th Street Office Center                             Grand Rapids               Kent                      MI  60521
 87 Fifth Avenue Apartments                               San Antonio                Bexar                     TX  75230
 88 The Watermill Apartments                              Houston                    Harris                    TX  77057
 89 Brooks Corner                                         Westport                   Fairfield                 CT  06880
 90 Hollywood Ardmore Apartments                          Los Angeles                Los Angeles               CA  90028
 91 Chasewood Apartments                                  Amarillo                   Randall                   TX  79109
 92 Kingsgate North                                       Lubbock                    Lubbock                   TX  79423
 93 Fairfield Suites Pittsburgh/Airport                   Pittsburgh                 Allegheny                 PA  15275
 94 Seatree Apartments                                    Seabrook                   Harris                    TX  77586
 95 All Aboard Mini Storage - Alhambra                    Alhambra                   Los Angeles               CA  91803
 96 West Century Center                                   Oshtemo Township           Kalamazoo                 MI  49009
 97 Universal Plaza                                       Miami                      Dade                      FL  33122
 98 Crestview Market Place                                Crestview                  Okaloosa                  FL  32536
 99 New Franklin Apartments  (4)                          Franklin/Tilton            Belknap/Merrimack         NH  Various
100 Windjammer Apartments                                 Houston                    Harris                    TX  77034
101 Woodlake Village Apartments                           Columbus                   Franklin                  OH  43081
102 Comfort Inn - Hopewell, VA                            Hopewell                   Prince George             VA  23875
103 Linens N Things                                       Boca Raton                 Palm Beach                FL  33428
104 The Woods Apartments                                  North Miami Beach          Dade                      FL  33160

               Managers and Locations of the Mortgaged Properties

  # Property Name                                        Manager
  - -------------                                        -------
105 Moonlight Garden Apartments                          Cove Properties
106 Sagamore Court Apartments                            Forest Properties Management, Inc.
107 Carriage Hill Apartments                             Capital Investment Group, Inc.
108 Dowling Office Building                              R. D. Management Corp.
109 Main Street Plaza Shopping Center                    KMI Real Estate Group, Inc.
110 Friendship Crossing Apartments                       CIH Uplands, L.P.
111 Spruce Properties  (1J)                              Oak Grove Realty Services, Inc.
112 Oak Grove Apartments  (1J)                           Oak Grove Realty Services, Inc.
113 Aldrich Apartments  (1J)                             Oak Grove Realty Services, Inc.
114 One Bellemead Center                                 U.L. Coleman Companies
115 Denver Tech Center #30                               ACF Property Management, Inc.
116 Preston Racquet Club Condominiums and Apartments     Leaders Property Management
117 Sand Lake Apartments                                 A & M Properties, Inc.
118 Mobile Estate Mobile Home Park                       Horizon Management Co.
119 Colonia Shopping Center                              Rosen Associates Management Corp.
120 Vista Ridge Center III                               Strode Property Company
121 Parkside East Apartments                             Realty Management Services Inc.
122 Northpark Village                                    GRACO Real Estate Development, Inc.
123 Breakers Apartments                                  First Lake Properties, Inc.
124 Picnic Lawn Apartments                               Brandon M. Burress
125 32nd Street and McDowell Road Shopping Center        Eagle Property Management, Inc.
126 Triangle Corporate Center                            American Landmark Properties
127 One West Hills Office                                Owner Managed
128 Harper Regency Apartments                            Tri-Center Group, Inc.
129 Heritage Green Shopping Center                       Tedford Properties
130 Captain's Landing Apartments                         BH Management
131 All Aboard Mini Storage - Fremont                    Management Enterprises, Inc.
132 Century Plaza Strip Shopping Center  (1K)            Owner Managed
133 Albany Square Strip Shopping Center  (1K)            Owner Managed
134 Larrabee Complex                                     MacBride Management, Inc.
135 Cedar Garden Apartments                              Sigma Management
136 All Aboard Mini Storage - Stanton                    Management Enterprises, Inc.
137 Windtree Apartments - Phase I                        Floyd Properties
138 Lake City Mini-Storage                               Owner Managed
139 Huntington Mobile Estates                            Marcare Group
140 Everhart Park Shopping Center                        LandLord Resources
141 Rafael North Executive Park                          Williams Development Company
142 Westwind Estates                                     Bessire and Casenhiser, Inc.
143 Hewlett Shopping Center                              Jonathan Austern
144 Forest Park Village                                  J. Hester Properties
145 2700 Richards Building                               Scott C. Hannah
146 Lincoln Park Center                                  Milestone Property Management Corp.
147 Cedar Heights Apartments                             Evans Realty, Inc.
148 The North Oak Apartments                             Con Am Management
149 Arrowhead Court Apartments                           Halfpenny Management Company
150 The Citibank Building                                Gilles Bouchacourt
151 Petco/Starbucks S/C                                  Owner Managed
152 1870 Ogden Drive                                     Insignia Commercial Group of California, Inc.
153 Woodland Park Office Building                        P & K, Inc.
154 Tree Top Apartments                                  Floyd Properties
155 Costa Mesa Mobile Estates                            Owner Managed
156 Greenville Village Mobile Home Park                  Wolff Holdings, Inc.

  # Property Name                                         Address
  - -------------                                         -------
105 Moonlight Garden Apartments                           12227 Osborne Place
106 Sagamore Court Apartments                             555-567 Sagamore Avenue
107 Carriage Hill Apartments                              935 - 1385 Carraige Hill Lane
108 Dowling Office Building                               6-22 Pleasant Street
109 Main Street Plaza Shopping Center                     701-725 East Main Street
110 Friendship Crossing Apartments                        17 - 127 Galveston St.
111 Spruce Properties  (1J)                               116 Oak Grove Street & 1400-1408 Spruce Place
112 Oak Grove Apartments  (1J)                            225, 227, and 233 Oak Grove St.
113 Aldrich Apartments  (1J)                              1926, 1928, 1930, 1934, and 1936 Aldrich Ave.
114 One Bellemead Center                                  6425 Youree Drive
115 Denver Tech Center #30                                8301 East Prentice Ave
116 Preston Racquet Club Condominiums and Apartments      5840 Spring Valley Rd.
117 Sand Lake Apartments                                  1302 Coopers Town Ct.
118 Mobile Estate Mobile Home Park                        16745 SE Division Street
119 Colonia Shopping Center                               1250 Lincoln Highway
120 Vista Ridge Center III                                2417 South Stemmons Freeway
121 Parkside East Apartments                              710 Roeder Rd.
122 Northpark Village                                     401 Slide Rd.
123 Breakers Apartments                                   1309 Lake Avenue
124 Picnic Lawn Apartments                                24137 Stateline Rd.
125 32nd Street and McDowell Road Shopping Center         3205-3297 E. McDowell Rd.
126 Triangle Corporate Center                             1400-1538 Elmhurst Rd.
127 One West Hills Office                                 3901 South Lamar Blvd.
128 Harper Regency Apartments                             1428 N. Harper Avenue
129 Heritage Green Shopping Center                        8203 South Holly Street
130 Captain's Landing Apartments                          3102 69th Street
131 All Aboard Mini Storage - Fremont                     3560 Washington Blvd.
132 Century Plaza Strip Shopping Center  (1K)             355-385 W. Northwest Highway
133 Albany Square Strip Shopping Center  (1K)             4445 N. Pulaski Road
134 Larrabee Complex                                      100 Main Street
135 Cedar Garden Apartments                               1030 Cedar Bridge Rd.
136 All Aboard Mini Storage - Stanton                     10741 Dale Ave.
137 Windtree Apartments - Phase I                         409 Tradewinds Dr.
138 Lake City Mini-Storage                                3116-3136 N.E. 130th Street
139 Huntington Mobile Estates                             7652 Garfield Avenue
140 Everhart Park Shopping Center                         6601 Everhart Rd.
141 Rafael North Executive Park                           165,175, 185 North Redwood Drive
142 Westwind Estates                                      1399 Sacramento Ave.
143 Hewlett Shopping Center                               1296-1318 Broadway
144 Forest Park Village                                   3423 Forest Lane
145 2700 Richards Building                                2700 Richards Rd.
146 Lincoln Park Center                                   6800 Stirling Rd.
147 Cedar Heights Apartments                              2600 N. Denton Rd.
148 The North Oak Apartments                              225 Aldine Bender
149 Arrowhead Court Apartments                            700 Cherry Tree Rd.
150 The Citibank Building                                 225-255 East Dania Beach Blvd.
151 Petco/Starbucks S/C                                   12800-12824 Ventura Boulevard
152 1870 Ogden Drive                                      1868-1870 Ogden Drive
153 Woodland Park Office Building                         21731 Ventura Boulevard
154 Tree Top Apartments                                   910-C Greenleaf Drive
155 Costa Mesa Mobile Estates                             327 West Wilson Street
156 Greenville Village Mobile Home Park                   6509 Greenville Loop Road

                                                                                                                            Zip
  # Property Name                                                 City                       County                  State  Code
  - -------------                                                 ----                       ------                  -----  ----
105 Moonlight Garden Apartments                                   Pacoima                    Los Angeles               CA  91331
106 Sagamore Court Apartments                                     Portsmouth                 Rockingham                NH  03801
107 Carriage Hill Apartments                                      Hamilton                   Butler                    OH  45013
108 Dowling Office Building                                       Malden                     Middlesex                 MA  02148
109 Main Street Plaza Shopping Center                             Alhambra                   Los Angeles               CA  91801
110 Friendship Crossing Apartments                                Washington                 District of Columbia      DC  20032
111 Spruce Properties  (1J)                                       Minneapolis                Hennepin                  MN  55403
112 Oak Grove Apartments  (1J)                                    Minneapolis                Hennepin                  MN  55403
113 Aldrich Apartments  (1J)                                      Minneapolis                Hennepin                  MN  55403
114 One Bellemead Center                                          Shreveport                 Caddo                     LA  71105
115 Denver Tech Center #30                                        Englewood (Denver)         Arapahoe                  CO  80111
116 Preston Racquet Club Condominiums and Apartments              Dallas                     Dallas                    TX  75240
117 Sand Lake Apartments                                          Tampa                      Hillsborough              FL  33613
118 Mobile Estate Mobile Home Park                                Portland                   Multnomah                 OR  97233
119 Colonia Shopping Center                                       Colonia                    Middlesex                 NJ  07067
120 Vista Ridge Center III                                        Lewisville                 Denton                    TX  75067
121 Parkside East Apartments                                      Silver Spring              Montgomery                MD  20910
122 Northpark Village                                             Lubbock                    Lubbock                   TX  79416
123 Breakers Apartments                                           Metairie                   Jefferson                 LA  70005
124 Picnic Lawn Apartments                                        Bright                     Dearborn                  IN  47025
125 32nd Street and McDowell Road Shopping Center                 Phoenix                    Maricopa                  AZ  85008
126 Triangle Corporate Center                                     Elk Grove Village          Cook                      IL  60007
127 One West Hills Office                                         Austin                     Travis                    TX  78704
128 Harper Regency Apartments                                     West Hollywood             Los Angeles               CA  90046
129 Heritage Green Shopping Center                                Littleton                  Unincorporated Arapahoe   CO  80122
130 Captain's Landing Apartments                                  Galveston                  Galveston                 TX  77551
131 All Aboard Mini Storage - Fremont                             Fremont                    Alameda                   CA  94539
132 Century Plaza Strip Shopping Center  (1K)                     Palatine                   Cook                      IL  60067
133 Albany Square Strip Shopping Center  (1K)                     Chicago                    Cook                      IL  60618
134 Larrabee Complex                                              Westbrook                  Cumberland                ME  04092
135 Cedar Garden Apartments                                       Brick                      Ocean                     NJ  08723
136 All Aboard Mini Storage - Stanton                             Stanton                    Orange                    CA  90680
137 Windtree Apartments - Phase I                                 Fayetteville               Cumberland                NC  28314
138 Lake City Mini-Storage                                        Seattle                    King                      WA  98125
139 Huntington Mobile Estates                                     Huntington Beach           Orange                    CA  92648
140 Everhart Park Shopping Center                                 Corpus Christi             Nueces                    TX  78413
141 Rafael North Executive Park                                   San Rafael                 Marin                     CA  94903
142 Westwind Estates                                              West Sacramento            Yolo                      CA  95605
143 Hewlett Shopping Center                                       Hewlett                    Nassau                    NY  11557
144 Forest Park Village                                           Dallas                     Dallas                    TX  75234
145 2700 Richards Building                                        Bellevue                   King                      WA  98005
146 Lincoln Park Center                                           Davie                      Broward                   FL  33024
147 Cedar Heights Apartments                                      Dothan                     Houston                   AL  36303
148 The North Oak Apartments                                      Houston                    Harris                    TX  77060
149 Arrowhead Court Apartments                                    Upper Chichester Township  Delaware                  PA  19014
150 The Citibank Building                                         Dania                      Broward                   FL  33004
151 Petco/Starbucks S/C                                           Studio City                Los Angeles               CA  91604
152 1870 Ogden Drive                                              Burlingame                 San Mateo                 CA  94010
153 Woodland Park Office Building                                 Woodland Hills             Los Angeles               CA  91364
154 Tree Top Apartments                                           Fayetteville               Cumberland                NC  28304
155 Costa Mesa Mobile Estates                                     Costa Mesa                 Orange                    CA  92627
156 Greenville Village Mobile Home Park                           Wilmington                 New Hanover               NC  28409

               Managers and Locations of the Mortgaged Properties

  # Property Name                                        Manager
  - -------------                                        -------
157 Brookwood Village                                    Regency Realty Group, Inc.
158 Rose Grove Mobile Home Park                          Dorothy E. Royce
159 Little River Shopping Center                         Rosen Associates Management Corp.
160 The Amberton Apartments                              A&M Properties, Inc.
161 Best Western Worlds of Fun                           Pacifica Companies
162 All Aboard Mini Storage - Anaheim                    Management Enterprises, Inc.
163 Waterway Crossing Apartments                         Intersouth Management, Inc.
164 The Borders Building                                 Westheimer Properties
165 Ken-Caryl Business Center                            ACF Property Management, Inc.
166 Alta Vista Mobile Home Park                          Alta Vista Associates, LLC
167 Palm Springs Self Storage                            G.T. Kelly General Contractors, Inc.
168 Holiday Inn Express Auburn                           C & D Management, Inc.
169 Caruth Haven Retail Center                           Cencor Realty Services, Inc.
170 3456 Ridge Property                                  American Landmark Properties
171 Campus Plaza Shopping Center                         Kwok Yan Yee
172 All Aboard Mini Storage - San Gabriel                Management Enterprises, Inc.
173 Point O' Woods Apartments                            Evans Realty
174 Williamsburg on the Lake Apartments                  Gene B. Glick Company
175 Airport Business Center                              Margolis Company
176 Staples - Wilmington                                 Jeffrey R. Anderson Real Estate, Inc.
177 Felicita Junction                                    James Crone & Associates
178 The Bordeaux Apartments                              Lanlord Resources, Inc.
179 High Point Village I Apartments                      Knudson Management Co., Inc.
180 Assured Self Storage Facility                        NAP
181 Staples - Valparaiso                                 Jeffrey R. Anderson Real Estate, Inc.
182 Fruitland Grove Family Park                          Community Asset Management
183 Centennial Creek Office Park                         CC Management LP
184 Park Lane Village Apartments  (1L)                   Craig A. Lane and Leon J. Parr
185 Rynearson Lane Village Apartments  (1L)              Craig A. Lane and Leon J. Parr
186 Holiday Inn Express Ottawa                           C & D Management, Inc.
187 Ross Apartments                                      Charles and Holly Clifford
188 339 S. Ardmore Apartments                            Abra Management, Inc.
189 Edgewater Beach Resort                               Yvonne Hanna
190 Fondren Hill Apartments                              Homewood Company, LLC
191 Cottonwood Plaza                                     Partners Management and Consultants Inc.
192 Southport Shops                                      Centre Properties Management
193 Hawthorne Hill Apartments                            Pache Management Company, Inc.
194 Days Inn Waccamaw                                    Winner Hotels, Inc.
195 Turtle Oaks Apartments                               Performance Properties, LLC
196 Linden Place Mobile Home Park                        D.R.S. Realty Company
197 Moore Lake Commons Shopping Center                   Hexad Management Company
198 Imperial Manor West Apartments                       Southfield Management Inc.
199 Brown School Station Apts.                           Baltes Commercial Realty
200 South Street Seaport Office Center                   Beacon Management Group, LLC
201 Hathaway Commerce Center                             Walsworth Property Management
202 Corinthian Apartments                                L'Abri Management Co.
203 Walgreen's Drug Store - Swansea                      Owner Managed
204 Catalina Apartments                                  J. Hester Properties
205 Devonshire Square Retail Center                      Westwood Financial
206 1440 N. Vine Street                                  Worchell Properties
207 College Park Apartments                              Owner Managed
208 Country Brooke Apartments                            Baltes Commercial Realty

  # Property Name                                            Address
  - -------------                                            -------
157 Brookwood Village                                        1923 - 1943 Peachtree Rd.
158 Rose Grove Mobile Home Park                              3839 Pacific Ave.
159 Little River Shopping Center                             1699 Highway 17
160 The Amberton Apartments                                  1550 University Woods Place
161 Best Western Worlds of Fun                               7100 NE Parvin Rd.
162 All Aboard Mini Storage - Anaheim                        1705 S. State College Blvd.
163 Waterway Crossing Apartments                             685 Burcale Rd.
164 The Borders Building                                     9633 Westheimer Rd.
165 Ken-Caryl Business Center                                10499 & 10579 W. Bradford & 10394 W. Chatfield Ave.
166 Alta Vista Mobile Home Park                              711 East Lake Mead Drive
167 Palm Springs Self Storage                                4200 Forest Hill Blvd.
168 Holiday Inn Express Auburn                               404 Touring Drive
169 Caruth Haven Retail Center                               6101 Greenville Avenue
170 3456 Ridge Property                                      3456 Ridge Avenue
171 Campus Plaza Shopping Center                             3601-3629 S. Vermont Ave.
172 All Aboard Mini Storage - San Gabriel                    405 S. Del Mar Ave.
173 Point O' Woods Apartments                                520 N. 38th Avenue
174 Williamsburg on the Lake Apartments                      302 Village Drive
175 Airport Business Center                                  555 West Layton Avenue
176 Staples - Wilmington                                     1215 Rombach Avenue
177 Felicita Junction                                        1611-1677 S. Centre City Parkway
178 The Bordeaux Apartments                                  523 Airline Rd.
179 High Point Village I Apartments                          139 South Clark Road
180 Assured Self Storage Facility                            3003 Big Town Blvd.
181 Staples - Valparaiso                                     2106 Morthland Blvd. (U.S. 30)
182 Fruitland Grove Family Park                              19850 E. Arrow Highway
183 Centennial Creek Office Park                             2955 & 2975 Valmont Rd.
184 Park Lane Village Apartments  (1L)                       7746 Red Arrow Highway
185 Rynearson Lane Village Apartments  (1L)                  1386 Leisure Lane
186 Holiday Inn Express Ottawa                               120 West  Stevenson
187 Ross Apartments                                          1118 Sir Francis Drake Boulevard
188 339 S. Ardmore Apartments                                339 South Ardmore Avenue
189 Edgewater Beach Resort                                   95 Chase Avenue
190 Fondren Hill Apartments                                  770 Lakeland
191 Cottonwood Plaza                                         7250-7356 North Oracle Rd.
192 Southport Shops                                          7225 US 31 South
193 Hawthorne Hill Apartments                                3200-3361 & 3419-3498 Valerie Arms Drive
194 Days Inn Waccamaw                                        3650 Highway 501
195 Turtle Oaks Apartments                                   4111-21, 4140 & 4141 Newton Ave
196 Linden Place Mobile Home Park                            G-4192 South Linden Road
197 Moore Lake Commons Shopping Center                       1001 East Moore Lake Drive
198 Imperial Manor West Apartments                           19200 Appleton
199 Brown School Station Apts.                               402-A Brown School Rd.
200 South Street Seaport Office Center                       19 Fulton Street & 133 Beekman Street
201 Hathaway Commerce Center                                 1004 - 1010 South Hathaway Street
202 Corinthian Apartments                                    9063 Florence Ave.
203 Walgreen's Drug Store - Swansea                          2532 North Illinois Street
204 Catalina Apartments                                      815 W. Abram Street
205 Devonshire Square Retail Center                          16913-16933 Devonshire Street
206 1440 N. Vine Street                                      1400-1440 Vine Street
207 College Park Apartments                                  401 College Drive
208 Country Brooke Apartments                                2980 Stop Eight Rd.

                                                                                                                              Zip
  # Property Name                                                   City                       County                  State  Code
  - -------------                                                   ----                       ------                  -----  ----
157 Brookwood Village                                               Atlanta                    Fulton                    GA  30309
158 Rose Grove Mobile Home Park                                     Forest Grove               Washington                OR  97116
159 Little River Shopping Center                                    Little River               Horry                     SC  29566
160 The Amberton Apartments                                         Tampa                      Hillsborough              FL  33612
161 Best Western Worlds of Fun                                      Kansas City                Clay                      MO  64117
162 All Aboard Mini Storage - Anaheim                               Anaheim                    Orange                    CA  92806
163 Waterway Crossing Apartments                                    Myrtle Beach               Horry                     SC  29579
164 The Borders Building                                            Houston                    Harris                    TX  77063
165 Ken-Caryl Business Center                                       Littleton                  Jefferson                 CO  80127
166 Alta Vista Mobile Home Park                                     Henderson                  Clark                     NV  89015
167 Palm Springs Self Storage                                       Palm Springs               Palm Beach                FL  33406
168 Holiday Inn Express Auburn                                      Auburn                     DeKalb                    IN  46706
169 Caruth Haven Retail Center                                      Dallas                     Dallas                    TX  75206
170 3456 Ridge Property                                             Arlington Heights          Cook                      IL  60004
171 Campus Plaza Shopping Center                                    Los Angeles                Los Angeles               CA  90007
172 All Aboard Mini Storage - San Gabriel                           San Gabriel                Los Angeles               CA  91776
173 Point O' Woods Apartments                                       Hattiesburg                Forrest and Lamar         MS  39401
174 Williamsburg on the Lake Apartments                             Mishawaka                  St. Joseph                IN  46545
175 Airport Business Center                                         Milwaukee                  Milwaukee                 WI  53207
176 Staples - Wilmington                                            Wilmington                 Clinton                   OH  45177
177 Felicita Junction                                               Escondido                  San Diego                 CA  92025
178 The Bordeaux Apartments                                         Corpus Christi             Nueces                    TX  78412
179 High Point Village I Apartments                                 Cedar Hill                 Dallas                    TX  75014
180 Assured Self Storage Facility                                   Mesquite                   Dallas                    TX  75150
181 Staples - Valparaiso                                            Valparaiso                 Porter                    IN  46383
182 Fruitland Grove Family Park                                     Covina                     Los Angeles               CA  91724
183 Centennial Creek Office Park                                    Boulder                    Boulder                   CO  80301
184 Park Lane Village Apartments  (1L)                              Watervliet                 Berrien                   MI  49098
185 Rynearson Lane Village Apartments  (1L)                         Buchanan                   Berrien                   MI  49107
186 Holiday Inn Express Ottawa                                      Ottawa                     LaSalle                   IL  61350
187 Ross Apartments                                                 Kentfield                  Marin                     CA  94904
188 339 S. Ardmore Apartments                                       Los Angeles                Los Angeles               CA  90020
189 Edgewater Beach Resort                                          Dennisport                 Barnstable                MA  02639
190 Fondren Hill Apartments                                         Jackson                    Hinds                     MS  39216
191 Cottonwood Plaza                                                Tucson                     Pima                      AZ  85704
192 Southport Shops                                                 Indianapolis               Marion                    IN  46227
193 Hawthorne Hill Apartments                                       Dayton                     Montgomery                OH  45405
194 Days Inn Waccamaw                                               Myrtle Beach               Horry                     SC  29577
195 Turtle Oaks Apartments                                          Dallas                     Dallas                    TX  75219
196 Linden Place Mobile Home Park                                   Flint                      Genessee                  MI  48507
197 Moore Lake Commons Shopping Center                              Fridley                    Anoka                     MN  55432
198 Imperial Manor West Apartments                                  Detroit                    Wayne                     MI  48219
199 Brown School Station Apts.                                      Vandalia                   Montgomery                OH  45377
200 South Street Seaport Office Center                              New York                   New York                  NY  10038
201 Hathaway Commerce Center                                        Santa Ana                  Orange                    CA  92705
202 Corinthian Apartments                                           Downey                     Los Angeles               CA  90240
203 Walgreen's Drug Store - Swansea                                 Swansea                    St. Clair                 IL  62226
204 Catalina Apartments                                             Arlington                  Tarrant                   TX  76013
205 Devonshire Square Retail Center                                 Granada Hills              Los Angeles               CA  91344
206 1440 N. Vine Street                                             Los Angeles                Los Angeles               CA  90028
207 College Park Apartments                                         Hanceville                 Cullman                   AL  35055
208 Country Brooke Apartments                                       Dayton                     Montgomery                OH  45414

               Managers and Locations of the Mortgaged Properties

  # Property Name                                        Manager
  - -------------                                        -------
209 Hillside View Apartments                             Fox Creek Management
210 Benihana Restaurant                                  GraeGrove One, LLC
211 Crosswinds Apartments                                National Realty Management, Inc.
212 Imperial Plaza Retail Center                         Abbas Satrap
213 Twin Lakes Mobile Home Park                          D.R.S. Realty Company
214 Antietam Village Center                              Fitzgerald & Matan Property Management, Inc.
215 Gateway Shoppes                                      Morgan Real Estate, Inc.
216 Red Onion Building                                   Owner Managed
217 526 South Ardmore Avenue                             Abra Management, Inc
218 All Aboard Mini Storage - Santa Ana                  Management Enterprises, Inc.
219 Villa East I & II                                    Matrix Group, Inc.
220 Courtyard Apartments                                 Christopher Homes, Inc.
221 Sunset View Village Apartments                       Owner Managed
222 Wilmington Plaza                                     La Caze Development Company
223 The Nations Bank Building                            The Shear Companies
224 Quail Ridge Apartments                               Piper Management Co.
225 Best Western KCI Airport                             Pacifica Companies
226 Laurel Heights Apartments                            Property Management Professionals, Inc.
227 El Monte Mobile Air Mobile Home Park                 Community Asset Management
228 Harold Gilstrap Shopping Center                      Sierra Management Corp.
229 Lakeside Apartments                                  Orphelia Hennes
230 Park Glen Apartments                                 Tricap Management, Inc.
231 St. Lucie Mobile Village                             Owner Managed
232 Ravenscroft Apartments                               Owner Managed
233 Coach Country Corral MHP                             Owner Managed
234 Seaside Village Shopping Center                      WQ Real Estate Services, Inc.
235 Sherwood Park Apartments                             Great West Management Group, Inc.
236 Ravenna Plaza                                        Emmco Corporation
237 Holiday Inn Express Oglesby                          C & D Management, Inc.
238 Central/Magnolia Retail Center                       H.S. Brown & Associates, Inc.
239 Rolling Hills Estates                                Team Properties
240 Saticoy-Royale Apartments                            G.H. Cooper Properties, Inc.
241 Holiday/Park Riviera Mobile Home Park                McGlamry Properties
242 Gottschalk's Department Store                        Jack Baskin, Inc.
243 Justin Apartments                                    Gaska, Inc. and Development
244 Fountain Square Apartments                           Drumm Real Estate Management, Inc.
245 383 St. Johns Place                                  Certified Servicing Associates, Inc.
246 Days Inn                                             Owner Managed
247 Market Plaza                                         Real Estate Alliance Company Ltd., LLC
248 Michigan Plaza & Bender Plaza  (5)                   Owner Managed
249 Mockingbird Park Retail Building                     Corrigan Real Estate Services
250 Poolesville Village Center                           Darnestown Management Corporation, Inc.
251 Citadel Square Shopping Center  (6)                  Infinity Property Management, Corp.
252 Executive Park Offices                               REMA, Inc.
253 Sherwood Mobile Home Estates                         D.R.S. Realty Company
254 Ware's Van & Storage Co.                             Owner Managed
255 Sunrise Terrace Mobile Home Park                     Owner Managed
256 Best Western Country Inn North                       Pacifica Companies
257 Woodlake Resort Village Apartments                   Owner Managed
258 Plantation Pines Apartments                          Owner Managed
259 Pacific Mini Storage                                 Owner Managed
260 Sunridge Apartments                                  Owner Managed

  # Property Name                                          Address
  - -------------                                          -------
209 Hillside View Apartments                               243 Pleasant Street
210 Benihana Restaurant                                    4250 Birch Street
211 Crosswinds Apartments                                  4355 South Jones Blvd.
212 Imperial Plaza Retail Center                           8847 Imperial Highway
213 Twin Lakes Mobile Home Park                            7001 Lakes Boulevard
214 Antietam Village Center                             .  1595 Opposumtown Pike
215 Gateway Shoppes                                        1001-27 North Federal Highway
216 Red Onion Building                                     420 and 422 East Cooper Avenue
217 526 South Ardmore Avenue                               526 South Ardmore Avenue
218 All Aboard Mini Storage - Santa Ana                    1030 E. Fourth Street
219 Villa East I & II                                      363 and 393 South Harlan St.
220 Courtyard Apartments                                   1620 Carol Sue Ave.
221 Sunset View Village Apartments                         7510 SW 152nd Avenue
222 Wilmington Plaza                                       311 Pacific Coast Highway
223 The Nations Bank Building                              4000 Garth Road
224 Quail Ridge Apartments                                 1001 North State Road
225 Best Western KCI Airport                               11900 NW Plaza Circle
226 Laurel Heights Apartments                              483 Laurel Lane
227 El Monte Mobile Air Mobile Home Park                   1517-1601 Merced Avenue
228 Harold Gilstrap Shopping Center                        601 S. Main Street
229 Lakeside Apartments                                    1355 West Maple Avenue
230 Park Glen Apartments                                   Parke West Drive
231 St. Lucie Mobile Village                               11500 SW Kanner Highway
232 Ravenscroft Apartments                                 25 Fairview Avenue
233 Coach Country Corral MHP                               1921 208th Street East
234 Seaside Village Shopping Center                        4908 Seawall Boulevard
235 Sherwood Park Apartments                               2300 - 2470 62nd Avenue East
236 Ravenna Plaza                                          1139-49 East Main Street
237 Holiday Inn Express Oglesby                            900 Holiday Street
238 Central/Magnolia Retail Center                         4100 Central Avenue
239 Rolling Hills Estates                                  4457 Popps Ferry Rd.
240 Saticoy-Royale Apartments                              14630 Saticoy Street
241 Holiday/Park Riviera Mobile Home Park                  319 Brady Drive
242 Gottschalk's Department Store                          372 Elm Avenue
243 Justin Apartments                                      1039 Justin Avenue
244 Fountain Square Apartments                             1925 8th Avenue
245 383 St. Johns Place                                    383 St. Johns Place
246 Days Inn                                               2117 Aerotech Drive
247 Market Plaza                                           2015 - 79 West 25th Street
248 Michigan Plaza & Bender Plaza  (5)                     726-32 E. Michigan / 205-225 E. Bender
249 Mockingbird Park Retail Building                       5706 E. Mockingbird Lane
250 Poolesville Village Center                             19710 Fisher Avenue
251 Citadel Square Shopping Center  (6)                    5060 Memorial Drive
252 Executive Park Offices                                 921-925 East Executive Park Drive
253 Sherwood Mobile Home Estates                           314 Tallman Circle
254 Ware's Van & Storage Co.                               1344 North West Boulevard
255 Sunrise Terrace Mobile Home Park                       7311 Chambers Creek Road West
256 Best Western Country Inn North                         2633 N.E. 43rd Street
257 Woodlake Resort Village Apartments                     6000 Woodlake Parkway
258 Plantation Pines Apartments                            2713 South Broadway
259 Pacific Mini Storage                                   5120 Pacific Highway
260 Sunridge Apartments                                    6608 South Freeway

                                                                                                             Zip
  # Property Name                                  City                       County                  State  Code
  - -------------                                  ----                       ------                  -----  ----
209 Hillside View Apartments                       Concord                    Merrimack                 NH  03301
210 Benihana Restaurant                            Newport Beach              Orange                    CA  92660
211 Crosswinds Apartments                          Las Vegas                  Clark                     NV  89103
212 Imperial Plaza Retail Center                   Downey                     Los Angeles               CA  90242
213 Twin Lakes Mobile Home Park                    Fort Mill                  York                      SC  29715
214 Antietam Village Center                        Frederick                  Frederick                 MD  21702
215 Gateway Shoppes                                Fort Lauderdale            Broward                   FL  33304
216 Red Onion Building                             Aspen                      Pitkin                    CO  81611
217 526 South Ardmore Avenue                       Los Angeles                Los Angeles               CA  90020
218 All Aboard Mini Storage - Santa Ana            Santa Ana                  Orange                    CA  92701
219 Villa East I & II                              Lakewood                   Jefferson                 CO  80226
220 Courtyard Apartments                           Gretna                     Jefferson                 LA  70056
221 Sunset View Village Apartments                 Miami                      Dade                      FL  33193
222 Wilmington Plaza                               Wilmington                 Los Angeles               CA  90744
223 The Nations Bank Building                      Baytown                    Harris                    TX  77521
224 Quail Ridge Apartments                         Davison                    Genesee                   MI  48423
225 Best Western KCI Airport                       Kansas City                Platte                    MO  64153
226 Laurel Heights Apartments                      New Braunfels              Comal                     TX  78130
227 El Monte Mobile Air Mobile Home Park           South El Monte             Los Angeles               CA  91733
228 Harold Gilstrap Shopping Center                Salem                      Washington                IN  47167
229 Lakeside Apartments                            Mundelein                  Lake                      IL  61941
230 Park Glen Apartments                           Glen Burnie                Anne Arundel              MD  21061
231 St. Lucie Mobile Village                       Indiantown                 Martin                    FL  34956
232 Ravenscroft Apartments                         Phillipsburg               Warren                    NJ  08865
233 Coach Country Corral MHP                       Spanaway                   Pierce                    WA  98387
234 Seaside Village Shopping Center                Galveston                  Galveston                 TX  77551
235 Sherwood Park Apartments                       Fife                       Pierce                    WA  98424
236 Ravenna Plaza                                  Ravenna                    Portage                   OH  44266
237 Holiday Inn Express Oglesby                    Oglesby                    LaSalle                   IL  61348
238 Central/Magnolia Retail Center                 Riverside                  Riverside                 CA  92506
239 Rolling Hills Estates                          D'Iberville                Harrison                  MS  39532
240 Saticoy-Royale Apartments                      Van Nuys                   Los Angeles               CA  91405
241 Holiday/Park Riviera Mobile Home Park          Warner Robins              Houston                   GA  31088
242 Gottschalk's Department Store                  Auburn                     Placer                    CA  95603
243 Justin Apartments                              Glendale                   Los Angeles               CA  91201
244 Fountain Square Apartments                     Tuscaloosa                 Tuscaloosa                AL  35401
245 383 St. Johns Place                            Brooklyn                   Kings                     NY  11238
246 Days Inn                                       Colorado Springs           El Paso                   CO  80916
247 Market Plaza                                   Cleveland                  Cuyahoga                  OH  44113
248 Michigan Plaza & Bender Plaza  (5)             Hobbs                      Lea                       NM  88240
249 Mockingbird Park Retail Building               Dallas                     Dallas                    TX  75206
250 Poolesville Village Center                     Poolesville                Montgomery                MD  20837
251 Citadel Square Shopping Center  (6)            Stone Mountain             DeKalb                    GA  30083
252 Executive Park Offices                         Murray                     Salt Lake                 UT  84117
253 Sherwood Mobile Home Estates                   Midway Park                Onslow                    NC  28544
254 Ware's Van & Storage Co.                       Vineland                   Cumberland                NJ  08360
255 Sunrise Terrace Mobile Home Park               University Place           Pierce                    WA  98467
256 Best Western Country Inn North                 Kansas City                Clay                      MO  64117
257 Woodlake Resort Village Apartments             San Antonio                Bexar                     TX  78244
258 Plantation Pines Apartments                    Tyler                      Smith                     TX  75701
259 Pacific Mini Storage                           Ferndale                   Whatcom                   WA  98248
260 Sunridge Apartments                            Fort Worth                 Tarrant                   TX  76134

               Managers and Locations of the Mortgaged Properties

  # Property Name                                        Manager
  - -------------                                        -------
261 Courtyards of Granbury                               Las Brisas Nuevo, LLC
262 Parkside Place Apartments                            J & EE Property Management, Inc.
263 University Apartments                                Polo Club Management
264 Isaqueena Village Apartments                         P.I.C. Properties
265 Turtle Dove I Apartments                             Owner Managed
266 Carson Gardens Mobile Home Park                      Community Asset Management
267 Valerie Apartments                                   J.L. & G.
268 Huddersfield Apartments                              Huddersfield Properties, LLC
269 1457 & 1519 - 1527 Park Road, NW                     1457 Park Road, LLC
270 Winter Garden Village Apartments                     Affirmative Management Inc.
271 Long Point Plaza Apartments                          Owner Managed
272 The Place of Tempe Apartments                        Owner Managed
273 Valley Garden Apartments                             Valley Garden, LLC
274 Devereaux Apartments                                 Owner Managed
275 Bloomingdale Shopping Center                         Bloomingdale Plaza Associates, LLC
276 Cottonwood Apartments                                Invest America
277 Royal North Apartments                               SSL Investments, LLC
278 Turtle Dove II Apartments                            G & G Properties

  # Property Name                                         Address
  - -------------                                         -------
261 Courtyards of Granbury                                905 Paluxy Road
262 Parkside Place Apartments                             2833 Community Drive
263 University Apartments                                 3512 South University Drive
264 Isaqueena Village Apartments                          843 Isaqueena Trail
265 Turtle Dove I Apartments                              3516 Matilda Street
266 Carson Gardens Mobile Home Park                       437 West Carson St.
267 Valerie Apartments                                    6226 Valerie Street
268 Huddersfield Apartments                               197 Pine Street
269 1457 & 1519 - 1527 Park Road, NW                      1457 & 1519 - 1527 Park Road, NW
270 Winter Garden Village Apartments                      521 South Park Avenue
271 Long Point Plaza Apartments                           1742 Woodvine Drive
272 The Place of Tempe Apartments                         607-627 West 19th Street
273 Valley Garden Apartments                              5236 & 5286 East Tropicana Avenue
274 Devereaux Apartments                                  3616-3636 Warwick Boulevard
275 Bloomingdale Shopping Center                          47 Main Street
276 Cottonwood Apartments                                 1714 Patton Lane
277 Royal North Apartments                                4422 & 4525 Weaver Road
278 Turtle Dove II Apartments                             5737 McCommas Street

                                                                                                                            Zip
  # Property Name                                                 City                       County                  State  Code
  - -------------                                                 ----                       ------                  -----  ----
261 Courtyards of Granbury                                        Granbury                   Hood                      TX  76048
262 Parkside Place Apartments                                     Dallas                     Dallas                    TX  75220
263 University Apartments                                         Fort Worth                 Tarrant                   TX  76109
264 Isaqueena Village Apartments                                  Central                    Pickens                   SC  29630
265 Turtle Dove I Apartments                                      Dallas                     Dallas                    TX  75206
266 Carson Gardens Mobile Home Park                               Carson                     Los Angeles               CA  90745
267 Valerie Apartments                                            Houston                    Harris                    TX  77081
268 Huddersfield Apartments                                       Portland                   Cumberland                ME  04103
269 1457 & 1519 - 1527 Park Road, NW                              Washington                 District of Columbia      DC  20010
270 Winter Garden Village Apartments                              Winter Garden              Orange                    FL  34787
271 Long Point Plaza Apartments                                   Houston                    Harris                    TX  77055
272 The Place of Tempe Apartments                                 Tempe                      Maricopa                  AZ  85281
273 Valley Garden Apartments                                      Las Vegas                  Clark                     NV  89122
274 Devereaux Apartments                                          Kansas City                Jackson                   MO  64111
275 Bloomingdale Shopping Center                                  Bloomingdale               Passaic                   NJ  07403
276 Cottonwood Apartments                                         Austin                     Travis                    TX  78723
277 Royal North Apartments                                        Houston                    Harris                    TX  77016
278 Turtle Dove II Apartments                                     Dallas                     Dallas                    TX  75206


(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.

(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.

(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.

(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.

(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.

(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.

(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.

(5) The Mortgage Loan secured by Michigan Plaza & Bender Plaza contains two properties that are operated as one.

(6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

                    Descriptions of the Mortgaged Properties

                                                                                   Units/
                                                                                  Sq. Ft./
                                                                                   Rooms/     Fee Simple/    Year     Year
  # Property Name                                        Property Type              Pads       Leasehold    Built   Renovated
  - -------------                                        -------------              ----       ---------    -----   ---------
  1 Hampton Inn - Elmsford  (1A)                         Hotel                          156       Fee        1968     1996
  2 Quality Suites - Charleston  (1A)                    Hotel                          168       Fee        1989     1997
  3 Courtyard by Marriott - Ann Arbor (1A)               Hotel                          160       Fee        1989     1998
  4 Residence Inn - Phoenix  (1A)                        Hotel                          168       Fee        1988     1997
  5 Homewood Suites - Cary  (1A)                         Hotel                          120       Fee        1994      N/A
  6 Hampton Inn & Suites - Gwinnett  (1A)                Hotel                          135       Fee        1996      N/A
  7 Hampton Inn - Raleigh  (1A)                          Hotel                          141       Fee        1986     1996
  8 Comfort Suites - Orlando  (1A)                       Hotel                          215       Fee        1990     1997
  9 Hampton Inn - Perimeter  (1A)                        Hotel                          131       Fee        1996      N/A
 10 Hampton Inn - Charlotte, NC  (1A)                    Hotel                          125       Fee        1991     1997
 11 Courtyard by Marriott - Wilmington  (1A)             Hotel                          128       Fee        1996      N/A
 12 Hampton Inn - West Springfield  (1A)                 Hotel                          126       Fee        1989     1998
 13 Homewood Suites - Clear Lake  (1A)                   Hotel                           92       Fee        1995      N/A
 14 Comfort Inn - Charleston  (1A)                       Hotel                          128       Fee        1989     1997
 15 Kendale Lakes Plaza  (1B)                            Retail                     404,553       Fee        1977     1995
 16 Cypress Creek Station  (1B)                          Retail                     229,009       Fee        1997      N/A
 17 Oakwood Business Center  (1B)                        Office                     141,150       Fee        1987      N/A
 18 Westchase Ranch Apartments  (1C)                     Multifamily                    776       Fee        1977     1994
 19 Westwood Village Apartments  (1C)                    Multifamily                    320       Fee        1983     1996
 20 Normandy Woods Apartments  (1C)                      Multifamily                    268       Fee        1981     1997
 21 Savoy Manor Apartments  (1C)                         Multifamily                    192       Fee        1980     1997
 22 San Marin Apartments  (1C)                           Multifamily                    193       Fee        1972     1997
 23 Country Squire Apartments - South                    Multifamily                    726       Fee        1984     1987
 24 2294 Molly Pitcher Highway  (1D)                     Industrial                 621,400       Fee        1960     1991
 25 5015 Campuswood Drive  (1D)                          Office                      99,476       Fee        1992      N/A
 26 5010 Campuswood Drive  (1D)                          Office                      70,163       Fee        1989      N/A
 27 5009 Campuswood Drive  (1D)                          Office                       6,584       Fee        1987      N/A
 28 Fair Lakes Promenade                                 Retail                     143,789       Fee        1996      N/A
 29 Keller Oaks Apartments  (1E)                         Multifamily                    220       Fee        1985      N/A
 30 Sycamore Hill Apartments  (1E)                       Multifamily                    264       Fee        1983     1991
 31 Clarendon Apartments  (1E)                           Multifamily                    192       Fee        1979      N/A
 32 Woodchase Condominiums  (1E)                         Multifamily                     74       Fee        1983      N/A
 33 Dallas Design Center Portfolio                       Mixed Use                  355,826  Fee/Leasehold   1951     1995
 34 Assembly Square Office Building                      Mixed Use                  202,616       Fee        1960     1979
 35 Spicetree Apartments                                 Multifamily                    551       Fee        1971     1977
 36 Lamplighter Mobile Home Park                         Manufactured Housing           265       Fee        1971      N/A
 37 White Station Tower                                  Office                     247,718       Fee        1967     1996
 38 Holiday Inn New Orleans Veterans                     Hotel                          222       Fee        1973     1996
 39 The Links at Bixby                                   Multifamily                    324       Fee        1997      N/A
 40 Southwood Apartments                                 Multifamily                    358       Fee        1964     1998
 41 The Shoppes at Longwood                              Retail                     136,200       Fee        1991      N/A
 42 Edentree Apartments                                  Multifamily                    360       Fee        1983      N/A
 43 Becker Village Mall                                  Retail                     305,629       Fee        1979      N/A
 44 Tiffany Square                                       Office                     179,910       Fee        1984     1995
 45 The Mint Apartments                                  Multifamily                    592       Fee        1980     1982
 46 River Park Shopping Center                           Retail                     230,659       Fee        1989     1997
 47 Rancho Destino Apartments                            Multifamily                    184       Fee        1998      N/A
 48 Conestoga Mobile Home Park                           Manufactured Housing           581       Fee        1972     1998
 49 Huntington Chase Apartments                          Multifamily                    200       Fee        1997      N/A
 50 Parkshore Centre Office Building                     Office                     117,151       Fee        1985     1986
 51 Kenwood Pavilion                                     Retail                      57,144       Fee        1998      N/A
 52 Newsome Park Apartments                              Multifamily                    650       Fee        1967      N/A
 53 Princeton Court Apartments  (1F)                     Multifamily                     90       Fee        1973      N/A
 54 Pinewood Estates Apartments  (1F)                    Multifamily                    144       Fee        1972      N/A
 55 Arbor Court Apartments  (1F)                         Multifamily                    108       Fee        1963     1995

                                                   Occupancy
                                                    Rate at        Appraised         Cut-off Date   Maturity/ARD     Maturity/ARD
  # Property Name                                   U/W (7)          Value            LTV Ratio        Balance       LTV Ratio (8)
  - -------------                                   -------          -----            ---------        -------       -------------
  1 Hampton Inn - Elmsford  (1A)                      N/A         $    15,300,000       49.7%      $    6,058,068        39.6%
  2 Quality Suites - Charleston  (1A)                 N/A              14,000,000       44.8%           5,005,354        35.8%
  3 Courtyard by Marriott - Ann Arbor (1A)            N/A              13,900,000       45.2%           5,005,354        36.0%
  4 Residence Inn - Phoenix  (1A)                     N/A              16,300,000       38.5%           5,005,354        30.7%
  5 Homewood Suites - Cary  (1A)                      N/A              11,800,000       50.9%           4,786,866        40.6%
  6 Hampton Inn & Suites - Gwinnett  (1A)             N/A              11,300,000       47.6%           4,290,304        38.0%
  7 Hampton Inn - Raleigh  (1A)                       N/A              11,200,000       47.2%           4,210,854        37.6%
  8 Comfort Suites - Orlando  (1A)                    N/A              12,500,000       41.3%           4,111,541        32.9%
  9 Hampton Inn - Perimeter  (1A)                     N/A              10,300,000       48.4%           3,972,504        38.6%
 10 Hampton Inn - Charlotte, NC  (1A)                 N/A               9,600,000       47.5%           3,634,841        37.9%
 11 Courtyard by Marriott - Wilmington  (1A)          N/A               9,300,000       45.8%           3,396,489        36.5%
 12 Hampton Inn - West Springfield  (1A)              N/A               8,220,000       44.9%           2,939,652        35.8%
 13 Homewood Suites - Clear Lake  (1A)                N/A               8,700,000       39.5%           2,741,027        31.5%
 14 Comfort Inn - Charleston  (1A)                    N/A               9,700,000       16.2%           1,251,339        12.9%
 15 Kendale Lakes Plaza  (1B)                         98%              36,100,000       81.9%          26,589,367        73.7%
 16 Cypress Creek Station  (1B)                       99%              30,800,000       77.4%          21,420,185        69.5%
 17 Oakwood Business Center  (1B)                     97%              14,000,000       74.3%           9,345,291        66.8%
 18 Westchase Ranch Apartments  (1C)                  96%              29,150,000       77.3%          19,781,228        67.9%
 19 Westwood Village Apartments  (1C)                 92%              13,000,000       79.9%           9,120,616        70.2%
 20 Normandy Woods Apartments  (1C)                   95%               9,000,000       79.0%           6,244,114        69.4%
 21 Savoy Manor Apartments  (1C)                      97%               6,500,000       79.9%           4,560,308        70.2%
 22 San Marin Apartments  (1C)                        86%               4,600,000       78.5%           3,168,810        68.9%
 23 Country Squire Apartments - South                 94%              39,000,000       78.1%          25,953,264        66.5%
 24 2294 Molly Pitcher Highway  (1D)                 100%              21,500,000       79.8%          15,214,068        70.8%
 25 5015 Campuswood Drive  (1D)                      100%               9,000,000       79.8%           6,368,679        70.8%
 26 5010 Campuswood Drive  (1D)                       94%               5,600,000       79.8%           3,965,565        70.8%
 27 5009 Campuswood Drive  (1D)                      100%                 650,000       79.3%             457,130        70.3%
 28 Fair Lakes Promenade                             100%              26,700,000       78.5%          18,441,364        69.1%
 29 Keller Oaks Apartments  (1E)                      98%               8,800,000       81.2%           6,234,223        70.8%
 30 Sycamore Hill Apartments  (1E)                    96%               7,625,000       81.2%           5,401,812        70.8%
 31 Clarendon Apartments  (1E)                        95%               5,600,000       81.2%           3,967,233        70.8%
 32 Woodchase Condominiums  (1E)                      99%               2,960,000       81.2%           2,096,966        70.8%
 33 Dallas Design Center Portfolio                    98%              26,400,000       66.2%          15,460,794        58.6%
 34 Assembly Square Office Building                  100%              22,800,000       73.5%          14,787,835        64.9%
 35 Spicetree Apartments                              96%              21,300,000       77.9%          15,107,036        70.9%
 36 Lamplighter Mobile Home Park                     100%              20,030,000       79.7%          14,055,614        70.2%
 37 White Station Tower                               93%              22,100,000       70.1%          13,669,002        61.9%
 38 Holiday Inn New Orleans Veterans                  N/A              20,100,000       74.5%          12,360,062        61.5%
 39 The Links at Bixby                                98%              18,400,000       78.7%             790,074         4.3%
 40 Southwood Apartments                              94%              18,200,000       79.5%          13,387,850        73.6%
 41 The Shoppes at Longwood                          100%              17,800,000       79.6%           4,994,453        28.1%
 42 Edentree Apartments                               96%              14,350,000       80.0%          10,092,763        70.3%
 43 Becker Village Mall                               99%              14,180,000       79.8%          10,043,046        70.8%
 44 Tiffany Square                                   100%              16,200,000       69.3%           9,920,727        61.2%
 45 The Mint Apartments                               93%              15,100,000       73.8%           9,780,878        64.8%
 46 River Park Shopping Center                        94%              13,800,000       79.2%           9,694,230        70.2%
 47 Rancho Destino Apartments                        100%              12,980,000       78.4%           8,953,537        69.0%
 48 Conestoga Mobile Home Park                        96%              12,700,000       77.5%           8,570,728        67.5%
 49 Huntington Chase Apartments                       96%              12,150,000       79.6%           8,425,652        69.3%
 50 Parkshore Centre Office Building                 100%              12,000,000       77.2%           8,056,376        67.1%
 51 Kenwood Pavilion                                 100%              11,100,000       79.9%           7,853,093        70.7%
 52 Newsome Park Apartments                           97%              10,700,000       79.1%           7,407,263        69.2%
 53 Princeton Court Apartments  (1F)                  97%               6,500,000       59.7%           3,426,132        52.7%
 54 Pinewood Estates Apartments  (1F)                 95%               4,000,000       59.7%           2,108,388        52.7
 55 Arbor Court Apartments  (1F)                      94%               3,500,000       59.7%           1,844,839        52.7%


                                                       U/W            U/W
  # Property Name                                    NCF (9)       DSCR (10)
  - -------------                                    -------       ---------
  1 Hampton Inn - Elmsford  (1A)                    $   1,374,994     2.54x
  2 Quality Suites - Charleston  (1A)                   1,271,697     2.54
  3 Courtyard by Marriott - Ann Arbor (1A)              1,216,246     2.54
  4 Residence Inn - Phoenix  (1A)                       1,920,777     2.54
  5 Homewood Suites - Cary  (1A)                        1,452,430     2.54
  6 Hampton Inn & Suites - Gwinnett  (1A)               1,114,219     2.54
  7 Hampton Inn - Raleigh  (1A)                         1,000,261     2.54
  8 Comfort Suites - Orlando  (1A)                      1,205,152     2.54
  9 Hampton Inn - Perimeter  (1A)                       1,067,607     2.54
 10 Hampton Inn - Charlotte, NC  (1A)                     920,667     2.54
 11 Courtyard by Marriott - Wilmington  (1A)              824,922     2.54
 12 Hampton Inn - West Springfield  (1A)                  769,690     2.54
 13 Homewood Suites - Clear Lake  (1A)                    755,838     2.54
 14 Comfort Inn - Charleston  (1A)                        897,540     2.54
 15 Kendale Lakes Plaza  (1B)                           3,241,994     1.25
 16 Cypress Creek Station  (1B)                         2,700,441     1.25
 17 Oakwood Business Center  (1B)                       1,228,249     1.25
 18 Westchase Ranch Apartments  (1C)                    2,332,825     1.30
 19 Westwood Village Apartments  (1C)                   1,092,658     1.30
 20 Normandy Woods Apartments  (1C)                       849,348     1.30
 21 Savoy Manor Apartments  (1C)                          540,292     1.30
 22 San Marin Apartments  (1C)                            369,487     1.30
 23 Country Squire Apartments - South                   3,008,930     1.28
 24 2294 Molly Pitcher Highway  (1D)                    1,791,007     1.40
 25 5015 Campuswood Drive  (1D)                           972,949     1.40
 26 5010 Campuswood Drive  (1D)                           639,225     1.40
 27 5009 Campuswood Drive  (1D)                            65,758     1.40
 28 Fair Lakes Promenade                                2,223,209     1.29
 29 Keller Oaks Apartments  (1E)                          762,660     1.24
 30 Sycamore Hill Apartments  (1E)                        516,741     1.24
 31 Clarendon Apartments  (1E)                            471,616     1.24
 32 Woodchase Condominiums  (1E)                          249,140     1.24
 33 Dallas Design Center Portfolio                      1,917,103     1.30
 34 Assembly Square Office Building                     1,757,340     1.26
 35 Spicetree Apartments                                1,706,242     1.32
 36 Lamplighter Mobile Home Park                        1,584,956     1.21
 37 White Station Tower                                 1,656,723     1.29
 38 Holiday Inn New Orleans Veterans                    1,975,611     1.42
 39 The Links at Bixby                                  1,580,202     1.27
 40 Southwood Apartments                                1,486,121     1.26
 41 The Shoppes at Longwood                             1,520,138     1.29
 42 Edentree Apartments                                 1,150,799     1.22
 43 Becker Village Mall                                 1,209,229     1.26
 44 Tiffany Square                                      1,220,026     1.30
 45 The Mint Apartments                                 1,238,164     1.36
 46 River Park Shopping Center                          1,171,613     1.27
 47 Rancho Destino Apartments                           1,002,185     1.20
 48 Conestoga Mobile Home Park                          1,085,388     1.40
 49 Huntington Chase Apartments                           972,130     1.27
 50 Parkshore Centre Office Building                      999,241     1.38
 51 Kenwood Pavilion                                      932,783     1.25
 52 Newsome Park Apartments                               837,903     1.24
 53 Princeton Court Apartments  (1F)                      221,950     1.23
 54 Pinewood Estates Apartments  (1F)                     178,233     1.23
 55 Arbor Court Apartments  (1F)                          455,933     1.23

                    Descriptions of the Mortgaged Properties

                                                                                   Units/
                                                                                  Sq. Ft./
                                                                                   Rooms/     Fee Simple/    Year     Year
  # Property Name                                        Property Type              Pads       Leasehold    Built   Renovated
  - -------------                                        -------------              ----       ---------    -----   ---------
 56 U-Store of Brighton Self Storage Facility  (1G)      Self Storage                91,650       Fee        1988      N/A
 57 U-Store of South Lyon Self Storage Facility  (1G)    Self Storage                51,450       Fee        1988      N/A
 58 U-Store of Saline Self Storage Facility  (1G)        Self Storage                63,900       Fee        1988      N/A
 59 U-Store of Davison Self Storage Facility  (1G)       Self Storage                46,500       Fee        1988      N/A
 60 U-Store of Holly Self Storage Facility  (1G)         Self Storage                46,700       Fee        1988      N/A
 61 U-Store of Jackson Self Storage Facility  (1G)       Self Storage                32,400       Fee        1988      N/A
 62 Birches Apartments                                   Multifamily                    296       Fee        1968      N/A
 63 Hollywood Plaza                                      Retail                      59,383       Fee        1970     1977
 64 50-60 Worcester Rd.                                  Mixed Use                   59,965       Fee        1986     1986
 65 Mahwah Business Park                                 Mixed Use                  401,074       Fee        1902     1997
 66 Silvernail Shopping Center                           Retail                     110,425       Fee        1985      N/A
 67 Tech Center 29 Office/Warehouse Complex              Industrial                 176,914       Fee        1971      N/A
 68 Centre North Shopping Center                         Retail                      80,897       Fee        1997      N/A
 69 Cranbrook Centre Apartments  (1H)                    Multifamily                    132       Fee        1969     1988
 70 Cranbrook Centre Office Buildings  (1H)              Office                      74,816       Fee        1969     1973
 71 Lubbock Shopping Parkade                             Retail                     160,393       Fee        1985      N/A
 72 Marin Club Apartments                                Multifamily                    220       Fee        1971      N/A
 73 Prunedale Center                                     Mixed Use                  103,852       Fee        1974     1989
 74 Lamplighter Ontario MHP                              Manufactured Housing           246       Fee        1970      N/A
 75 Marycrest Shopping Center  (2)                       Retail                     172,030       Fee        1955     1998
 76 Elm Plaza Shopping Center                            Retail                     292,426    Leasehold     1969     1997
 77 Century Plaza East                                   Retail                     121,192       Fee        1990      N/A
 78 Keller Springs Tech Center                           Industrial                  80,000       Fee        1998      N/A
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)     Manufactured Housing           277       Fee        1950     1989
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)        Manufactured Housing           104       Fee        1970      N/A
 81 Briarwood Manor  (1I)                                Manufactured Housing            99       Fee        1960     1984
 82 Tierra Verde Marine Center                           Mixed Use                   82,271  Fee/Leasehold   1963     1994
 83 Aurora Square                                        Retail                      65,348       Fee        1987      N/A
 84 Merchant's Square  (3)                               Retail                     102,734       Fee        1987      N/A
 85 Northwood Hills Shopping Center                      Retail                     117,287       Fee        1963     1992
 86 36th Street Office Center                            Office                     158,737       Fee        1986      N/A
 87 Fifth Avenue Apartments                              Multifamily                    198       Fee        1982      N/A
 88 The Watermill Apartments                             Multifamily                    191       Fee        1970     1987
 89 Brooks Corner                                        Mixed Use                   23,839       Fee        1960     1996
 90 Hollywood Ardmore Apartments                         Multifamily                    161       Fee        1962      N/A
 91 Chasewood Apartments                                 Multifamily                    224       Fee        1984      N/A
 92 Kingsgate North                                      Mixed Use                   92,057       Fee        1989      N/A
 93 Fairfield Suites Pittsburgh/Airport                  Hotel                          102       Fee        1997      N/A
 94 Seatree Apartments                                   Multifamily                    220       Fee        1983      N/A
 95 All Aboard Mini Storage - Alhambra                   Self Storage                76,085       Fee        1993      N/A
 96 West Century Center                                  Retail                      57,176       Fee        1990      N/A
 97 Universal Plaza                                      Retail                      43,836       Fee        1997      N/A
 98 Crestview Market Place                               Retail                      66,882       Fee        1998      N/A
 99 New Franklin Apartments  (4)                         Multifamily                    171       Fee        1978     1980
100 Windjammer Apartments                                Multifamily                    200       Fee        1982      N/A
101 Woodlake Village Apartments                          Multifamily                    237       Fee        1974     1995
102 Comfort Inn - Hopewell, VA                           Hotel                          126       Fee        1987     1997
103 Linens N Things                                      Retail                      41,520       Fee        1997      N/A
104 The Woods Apartments                                 Multifamily                    156       Fee        1969      N/A
105 Moonlight Garden Apartments                          Multifamily                    108       Fee        1991      N/A
106 Sagamore Court Apartments                            Multifamily                    123       Fee        1973     1997
107 Carriage Hill Apartments                             Multifamily                    224       Fee        1972     1976
108 Dowling Office Building                              Mixed Use                   90,046       Fee        1900     1993
109 Main Street Plaza Shopping Center                    Retail                      31,377       Fee        1963     1997
110 Friendship Crossing Apartments                       Multifamily                    223       Fee        1947     1992

                                                        Occupancy
                                                         Rate at        Appraised         Cut-off Date  Maturity/ARD   Maturity/ARD
  # Property Name                                        U/W (7)          Value            LTV Ratio       Balance     LTV Ratio (8)
  - -------------                                        -------          -----            ---------       -------     -------------
 56 U-Store of Brighton Self Storage Facility  (1G)        92%               3,860,000       74.3%          2,362,801      61.2%
 57 U-Store of South Lyon Self Storage Facility  (1G)      94%               2,050,000       74.3%          1,254,855      61.2%
 58 U-Store of Saline Self Storage Facility  (1G)          88%               1,870,000       74.3%          1,144,674      61.2%
 59 U-Store of Davison Self Storage Facility  (1G)         94%               1,340,000       74.3%            820,247      61.2%
 60 U-Store of Holly Self Storage Facility  (1G)           86%               1,240,000       74.3%            759,035      61.2%
 61 U-Store of Jackson Self Storage Facility  (1G)         86%                 770,000       74.3%            471,336      61.2%
 62 Birches Apartments                                     94%              10,250,000       79.7%          7,235,137      70.6%
 63 Hollywood Plaza                                        98%              10,130,000       79.7%          7,091,987      70.0%
 64 50-60 Worcester Rd.                                   100%              10,000,000       79.9%          7,097,668      71.0%
 65 Mahwah Business Park                                   88%              13,850,000       57.3%          6,444,227      46.5%
 66 Silvernail Shopping Center                             92%              10,400,000       75.0%          6,858,064      65.9%
 67 Tech Center 29 Office/Warehouse Complex                86%              13,000,000       58.4%          6,139,889      47.2%
 68 Centre North Shopping Center                           97%               9,700,000       78.1%          6,671,488      68.8%
 69 Cranbrook Centre Apartments  (1H)                      94%               7,000,000       70.2%          4,348,557      62.1%
 70 Cranbrook Centre Office Buildings  (1H)                95%               3,700,000       67.5%          2,207,388      59.7%
 71 Lubbock Shopping Parkade                              100%               9,950,000       74.0%          6,558,223      65.9%
 72 Marin Club Apartments                                  99%               9,200,000       79.9%          6,539,021      71.1%
 73 Prunedale Center                                       99%               9,500,000       76.3%          6,384,439      67.2%
 74 Lamplighter Ontario MHP                                96%               9,720,000       73.4%          6,798,572      69.9%
 75 Marycrest Shopping Center  (2)                         90%               8,850,000       79.1%          6,433,091      72.7%
 76 Elm Plaza Shopping Center                             100%              11,400,000       61.2%          6,222,464      54.6%
 77 Century Plaza East                                     93%               9,100,000       76.0%          6,050,509      66.5%
 78 Keller Springs Tech Center                             96%               8,630,000       79.8%          6,081,631      70.5%
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)      100%               4,550,000       79.7%          3,147,228      69.2%
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)         100%               2,400,000       79.7%          1,660,076      69.2%
 81 Briarwood Manor  (1I)                                  78%               1,675,000       79.7%          1,158,594      69.2%
 82 Tierra Verde Marine Center                            100%               9,300,000       73.5%          5,577,855      60.0%
 83 Aurora Square                                          96%               8,500,000       78.9%          5,861,239      69.0%
 84 Merchant's Square  (3)                                100%               8,800,000       75.0%          5,871,653      66.7%
 85 Northwood Hills Shopping Center                        98%               9,000,000       72.1%          5,751,187      63.9%
 86 36th Street Office Center                             100%               9,800,000       66.2%          5,749,293      58.7%
 87 Fifth Avenue Apartments                                98%               8,000,000       79.9%          5,604,821      70.1%
 88 The Watermill Apartments                               98%               8,000,000       79.7%          5,607,923      70.1%
 89 Brooks Corner                                          96%               9,000,000       70.0%          5,136,870      57.1%
 90 Hollywood Ardmore Apartments                          100%               8,500,000       73.4%          5,563,329      65.5%
 91 Chasewood Apartments                                   91%               7,700,000       79.9%          5,412,803      70.3%
 92 Kingsgate North                                        93%               8,200,000       71.5%          5,128,004      62.5%
 93 Fairfield Suites Pittsburgh/Airport                    N/A               8,000,000       72.9%          4,764,798      59.6%
 94 Seatree Apartments                                     91%               7,300,000       79.9%          5,131,618      70.3%
 95 All Aboard Mini Storage - Alhambra                     97%               7,100,000       79.7%          4,979,081      70.1%
 96 West Century Center                                    90%               7,000,000       79.9%          4,980,535      71.2%
 97 Universal Plaza                                        94%               6,950,000       79.9%          4,930,088      70.9%
 98 Crestview Market Place                                 98%               6,900,000       79.4%          4,796,602      69.5%
 99 New Franklin Apartments  (4)                          100%               6,750,000       79.2%          3,201,212      47.4%
100 Windjammer Apartments                                  97%               6,900,000       75.7%          4,611,242      66.8%
101 Woodlake Village Apartments                            95%               6,750,000       77.3%          4,528,735      67.1%
102 Comfort Inn - Hopewell, VA                             N/A               6,900,000       75.1%          4,208,252      61.0%
103 Linens N Things                                       100%               7,000,000       73.5%          2,559,142      36.6%
104 The Woods Apartments                                   94%               6,310,000       79.9%          4,427,691      70.2%
105 Moonlight Garden Apartments                            99%               6,250,000       79.7%          4,430,720      70.9%
106 Sagamore Court Apartments                              98%               6,870,000       72.2%          4,325,037      63.0%
107 Carriage Hill Apartments                               97%               6,600,000       74.7%          4,308,709      65.3%
108 Dowling Office Building                                89%               6,500,000       73.9%          4,238,439      65.2%
109 Main Street Plaza Shopping Center                      93%               6,300,000       75.5%          4,161,706      66.1%
110 Friendship Crossing Apartments                         97%               5,800,000       79.4%          4,066,176      70.1%


                                                            U/W            U/W
  # Property Name                                         NCF (9)       DSCR (10)
  - -------------                                         -------       ---------
 56 U-Store of Brighton Self Storage Facility  (1G)            320,352     1.30
 57 U-Store of South Lyon Self Storage Facility  (1G)          191,789     1.30
 58 U-Store of Saline Self Storage Facility  (1G)              180,049     1.30
 59 U-Store of Davison Self Storage Facility  (1G)             130,795     1.30
 60 U-Store of Holly Self Storage Facility  (1G)                96,173     1.30
 61 U-Store of Jackson Self Storage Facility  (1G)              70,634     1.30
 62 Birches Apartments                                         825,589     1.20
 63 Hollywood Plaza                                            858,507     1.31
 64 50-60 Worcester Rd.                                        857,491     1.26
 65 Mahwah Business Park                                       949,154     1.37
 66 Silvernail Shopping Center                                 801,780     1.25
 67 Tech Center 29 Office/Warehouse Complex                  1,116,490     1.68
 68 Centre North Shopping Center                               797,131     1.28
 69 Cranbrook Centre Apartments  (1H)                          558,574     1.35
 70 Cranbrook Centre Office Buildings  (1H)                    279,678     1.35
 71 Lubbock Shopping Parkade                                   814,392     1.28
 72 Marin Club Apartments                                      788,055     1.25
 73 Prunedale Center                                           743,912     1.25
 74 Lamplighter Ontario MHP                                    766,229     1.30
 75 Marycrest Shopping Center  (2)                             787,474     1.30
 76 Elm Plaza Shopping Center                                  744,969     1.24
 77 Century Plaza East                                         819,901     1.48
 78 Keller Springs Tech Center                                 729,895     1.27
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)           400,244     1.35
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)              181,846     1.35
 81 Briarwood Manor  (1I)                                      140,316     1.35
 82 Tierra Verde Marine Center                                 729,130     1.21
 83 Aurora Square                                              672,017     1.25
 84 Merchant's Square  (3)                                     757,642     1.39
 85 Northwood Hills Shopping Center                            746,198     1.36
 86 36th Street Office Center                                  684,578     1.25
 87 Fifth Avenue Apartments                                    652,519     1.26
 88 The Watermill Apartments                                   651,109     1.25
 89 Brooks Corner                                              713,267     1.26
 90 Hollywood Ardmore Apartments                               658,696     1.22
 91 Chasewood Apartments                                       637,768     1.26
 92 Kingsgate North                                            628,782     1.34
 93 Fairfield Suites Pittsburgh/Airport                        735,487     1.40
 94 Seatree Apartments                                         602,905     1.26
 95 All Aboard Mini Storage - Alhambra                         669,076     1.45
 96 West Century Center                                        613,803     1.27
 97 Universal Plaza                                            647,013     1.37
 98 Crestview Market Place                                     567,639     1.29
 99 New Franklin Apartments  (4)                               669,840     1.34
100 Windjammer Apartments                                      556,029     1.27
101 Woodlake Village Apartments                                565,278     1.40
102 Comfort Inn - Hopewell, VA                                 742,101     1.63
103 Linens N Things                                            618,984     1.45
104 The Woods Apartments                                       581,081     1.41
105 Moonlight Garden Apartments                                513,492     1.20
106 Sagamore Court Apartments                                  534,766     1.36
107 Carriage Hill Apartments                                   548,218     1.39
108 Dowling Office Building                                    499,635     1.25
109 Main Street Plaza Shopping Center                          483,188     1.27
110 Friendship Crossing Apartments                             480,828     1.25

                    Descriptions of the Mortgaged Properties

                                                                                   Units/
                                                                                  Sq. Ft./
                                                                                   Rooms/     Fee Simple/    Year     Year
  # Property Name                                        Property Type              Pads       Leasehold    Built   Renovated
  - -------------                                        -------------              ----       ---------    -----   ---------
111 Spruce Properties  (1J)                              Multifamily                     90       Fee        1903     1970
112 Oak Grove Apartments  (1J)                           Multifamily                     78       Fee        1919     1976
113 Aldrich Apartments  (1J)                             Multifamily                     47       Fee        1905     1997
114 One Bellemead Center                                 Office                      87,275       Fee        1987      N/A
115 Denver Tech Center #30                               Office                      55,664       Fee        1974      N/A
116 Preston Racquet Club Condominiums and Apartments     Multifamily                    111       Fee        1982      N/A
117 Sand Lake Apartments                                 Multifamily                    212       Fee        1987      N/A
118 Mobile Estate Mobile Home Park                       Manufactured Housing           207       Fee        1962      N/A
119 Colonia Shopping Center                              Retail                      59,709       Fee        1965      N/A
120 Vista Ridge Center III                               Retail                      15,444       Fee        1998      N/A
121 Parkside East Apartments                             Multifamily                    104       Fee        1967     1989
122 Northpark Village                                    Retail                      70,600       Fee        1990      N/A
123 Breakers Apartments                                  Multifamily                     72       Fee        1998      N/A
124 Picnic Lawn Apartments                               Multifamily                    146       Fee        1986     1997
125 32nd Street and McDowell Road Shopping Center        Retail                      63,987       Fee        1955     1971
126 Triangle Corporate Center                            Mixed Use                   77,404       Fee        1985      N/A
127 One West Hills Office                                Office                      57,967       Fee        1985      N/A
128 Harper Regency Apartments                            Multifamily                     38       Fee        1991      N/A
129 Heritage Green Shopping Center                       Retail                      66,984       Fee        1983      N/A
130 Captain's Landing Apartments                         Multifamily                    174       Fee        1983     1998
131 All Aboard Mini Storage - Fremont                    Self Storage                62,165       Fee        1997      N/A
132 Century Plaza Strip Shopping Center  (1K)            Retail                      36,622       Fee        1988      N/A
133 Albany Square Strip Shopping Center  (1K)            Retail                      30,479       Fee        1988      N/A
134 Larrabee Complex                                     Mixed Use                  100,304       Fee        1970     1975
135 Cedar Garden Apartments                              Multifamily                     90       Fee        1963      N/A
136 All Aboard Mini Storage - Stanton                    Self Storage                63,705       Fee        1995      N/A
137 Windtree Apartments - Phase I                        Multifamily                    126       Fee        1980     1993
138 Lake City Mini-Storage                               Self Storage                48,808       Fee        1988     1989
139 Huntington Mobile Estates                            Manufactured Housing           105       Fee        1961     1995
140 Everhart Park Shopping Center                        Retail                      63,277       Fee        1985      N/A
141 Rafael North Executive Park                          Office                      30,503       Fee        1981      N/A
142 Westwind Estates                                     Manufactured Housing           156    Leasehold     1985      N/A
143 Hewlett Shopping Center                              Retail                      32,800       Fee        1953      N/A
144 Forest Park Village                                  Multifamily                    138       Fee        1971     1994
145 2700 Richards Building                               Office                      31,962       Fee        1991      N/A
146 Lincoln Park Center                                  Retail                      46,190       Fee        1987      N/A
147 Cedar Heights Apartments                             Multifamily                    256       Fee        1977      N/A
148 The North Oak Apartments                             Multifamily                    256       Fee        1974     1993
149 Arrowhead Court Apartments                           Multifamily                    126       Fee        1968      N/A
150 The Citibank Building                                Office                      62,632       Fee        1955     1985
151 Petco/Starbucks S/C                                  Retail                      12,016       Fee        1990      N/A
152 1870 Ogden Drive                                     Office                      25,995       Fee        1964      N/A
153 Woodland Park Office Building                        Office                      51,231       Fee        1978     1991
154 Tree Top Apartments                                  Multifamily                    146       Fee        1976      N/A
155 Costa Mesa Mobile Estates                            Manufactured Housing           104       Fee        1950     1985
156 Greenville Village Mobile Home Park                  Manufactured Housing           223       Fee        1986     1987
157 Brookwood Village                                    Retail                      28,774       Fee        1920     1997
158 Rose Grove Mobile Home Park                          Manufactured Housing           332       Fee        1960      N/A
159 Little River Shopping Center                         Retail                      51,560       Fee        1985     1996
160 The Amberton Apartments                              Multifamily                    112       Fee        1986      N/A
161 Best Western Worlds of Fun                           Hotel                           86       Fee        1986      N/A
162 All Aboard Mini Storage - Anaheim                    Self Storage                54,130       Fee        1994      N/A
163 Waterway Crossing Apartments                         Multifamily                    102       Fee        1986      N/A
164 The Borders Building                                 Retail                      80,000       Fee        1973     1995
165 Ken-Caryl Business Center                            Office                      50,636       Fee        1981      N/A


                                                        Occupancy
                                                         Rate at      Appraised         Cut-off Date  Maturity/ARD   Maturity/ARD
  # Property Name                                        U/W (7)        Value            LTV Ratio       Balance     LTV Ratio (8)
  - -------------                                        -------        -----            ---------       -------     -------------
111 Spruce Properties  (1J)                                99%             2,580,000       76.4%          1,749,373      67.8%
112 Oak Grove Apartments  (1J)                            100%             1,920,000       76.7%          1,306,495      68.0%
113 Aldrich Apartments  (1J)                              100%             1,303,000       80.4%            930,048      71.4%
114 One Bellemead Center                                   95%             5,900,000       76.1%          4,013,609      68.0%
115 Denver Tech Center #30                                 98%             6,250,000       71.4%          3,903,131      62.5%
116 Preston Racquet Club Condominiums and Apartments       97%             5,560,000       78.9%          3,905,333      70.2%
117 Sand Lake Apartments                                   97%             5,500,000       79.3%          1,777,726      32.3%
118 Mobile Estate Mobile Home Park                        100%             5,374,000       79.8%          3,334,689      62.1%
119 Colonia Shopping Center                                97%             5,500,000       77.8%          3,783,854      68.8%
120 Vista Ridge Center III                                 90%             5,350,000       79.8%          3,800,001      71.0%
121 Parkside East Apartments                               96%             5,300,000       79.1%          3,687,321      69.6%
122 Northpark Village                                      95%             5,150,000       79.7%          3,593,092      69.8%
123 Breakers Apartments                                   100%             5,120,000       79.7%          3,558,376      69.5%
124 Picnic Lawn Apartments                                100%             5,400,000       73.9%          3,530,044      65.4%
125 32nd Street and McDowell Road Shopping Center          98%             5,010,000       79.6%          3,502,216      69.9%
126 Triangle Corporate Center                              84%             5,600,000       71.2%          3,444,193      61.5%
127 One West Hills Office                                 100%             5,300,000       74.4%          3,471,762      65.5%
128 Harper Regency Apartments                              97%             4,970,000       79.3%          1,611,618      32.4%
129 Heritage Green Shopping Center                        100%             5,400,000       71.2%          3,401,088      63.0%
130 Captain's Landing Apartments                           93%             5,350,000       71.1%          3,508,099      65.6%
131 All Aboard Mini Storage - Fremont                      92%             5,150,000       73.5%          3,331,076      64.7%
132 Century Plaza Strip Shopping Center  (1K)             100%             2,900,000       72.0%          1,649,553      56.9%
133 Albany Square Strip Shopping Center  (1K)             100%             2,270,000       74.5%          1,335,352      58.8%
134 Larrabee Complex                                      100%             5,640,000       65.3%          2,936,804      52.1%
135 Cedar Garden Apartments                                96%             4,600,000       79.9%          3,252,542      70.7%
136 All Aboard Mini Storage - Stanton                      92%             4,800,000       76.4%          3,225,883      67.2%
137 Windtree Apartments - Phase I                         100%             5,200,000       69.1%          3,184,223      61.2%
138 Lake City Mini-Storage                                100%             5,150,000       69.6%          2,893,054      56.2%
139 Huntington Mobile Estates                             100%             4,600,000       75.8%          3,072,396      66.8%
140 Everhart Park Shopping Center                          98%             4,400,000       79.3%          3,003,433      68.3%
141 Rafael North Executive Park                           100%             4,590,000       75.9%          2,887,687      62.9%
142 Westwind Estates                                       99%             4,310,000       79.8%          3,034,125      70.4%
143 Hewlett Shopping Center                               100%             5,650,000       60.0%          2,984,975      52.8%
144 Forest Park Village                                    96%             4,100,000       79.8%          2,916,071      71.1%
145 2700 Richards Building                                100%             4,250,000       76.2%          2,861,511      67.3%
146 Lincoln Park Center                                   100%             4,240,000       75.8%          2,849,839      67.2%
147 Cedar Heights Apartments                              100%             4,100,000       75.5%          2,727,724      66.5%
148 The North Oak Apartments                               92%             4,400,000       70.4%          2,720,750      61.8%
149 Arrowhead Court Apartments                             98%             3,900,000       79.2%          2,703,539      69.3%
150 The Citibank Building                                  79%             4,350,000       71.0%          2,703,539      62.2%
151 Petco/Starbucks S/C                                   100%             4,100,000       75.1%          2,731,205      66.6%
152 1870 Ogden Drive                                      100%             3,850,000       79.9%          2,728,562      70.9%
153 Woodland Park Office Building                         100%             5,000,000       60.9%          2,719,851      54.4%
154 Tree Top Apartments                                    95%             4,500,000       66.6%          2,652,410      58.9%
155 Costa Mesa Mobile Estates                              96%             3,890,000       77.0%          2,613,095      67.2%
156 Greenville Village Mobile Home Park                    99%             4,300,000       69.6%          2,436,534      56.7%
157 Brookwood Village                                     100%             4,300,000       69.5%          2,586,734      60.2%
158 Rose Grove Mobile Home Park                            97%             9,150,000       32.7%          2,611,136      28.5%
159 Little River Shopping Center                          100%             3,700,000       79.9%          2,508,391      67.8%
160 The Amberton Apartments                                94%             3,640,000       79.4%          2,545,700      69.9%
161 Best Western Worlds of Fun                             N/A             4,300,000       67.2%          2,387,655      55.5%
162 All Aboard Mini Storage - Anaheim                      92%             4,450,000       64.9%          2,542,136      57.1%
163 Waterway Crossing Apartments                           64%             3,800,000       74.3%          2,164,148      57.0%
164 The Borders Building                                   50%             8,000,000       35.3%          1,341,480      16.8%
165 Ken-Caryl Business Center                             100%             4,000,000       70.5%          2,480,775      62.0%


                                                             U/W            U/W
  # Property Name                                          NCF (9)       DSCR (10)
  - -------------                                          -------       ---------
111 Spruce Properties  (1J)                                     243,299     1.43
112 Oak Grove Apartments  (1J)                                  180,059     1.43
113 Aldrich Apartments  (1J)                                    123,685     1.43
114 One Bellemead Center                                        490,702     1.25
115 Denver Tech Center #30                                      446,359     1.25
116 Preston Racquet Club Condominiums and Apartments            454,730     1.20
117 Sand Lake Apartments                                        493,672     1.38
118 Mobile Estate Mobile Home Park                              471,208     1.33
119 Colonia Shopping Center                                     474,687     1.32
120 Vista Ridge Center III                                      442,929     1.21
121 Parkside East Apartments                                    418,053     1.22
122 Northpark Village                                           415,499     1.26
123 Breakers Apartments                                         410,544     1.27
124 Picnic Lawn Apartments                                      427,029     1.28
125 32nd Street and McDowell Road Shopping Center               426,854     1.32
126 Triangle Corporate Center                                   430,309     1.41
127 One West Hills Office                                       404,673     1.25
128 Harper Regency Apartments                                   420,535     1.30
129 Heritage Green Shopping Center                              418,221     1.29
130 Captain's Landing Apartments                                379,610     1.20
131 All Aboard Mini Storage - Fremont                           419,044     1.36
132 Century Plaza Strip Shopping Center  (1K)                   233,802     1.47
133 Albany Square Strip Shopping Center  (1K)                   216,883     1.47
134 Larrabee Complex                                            470,600     1.53
135 Cedar Garden Apartments                                     383,413     1.24
136 All Aboard Mini Storage - Stanton                           406,330     1.36
137 Windtree Apartments - Phase I                               400,132     1.32
138 Lake City Mini-Storage                                      422,341     1.36
139 Huntington Mobile Estates                                   386,163     1.35
140 Everhart Park Shopping Center                               381,992     1.37
141 Rafael North Executive Park                                 360,744     1.29
142 Westwind Estates                                            344,733     1.21
143 Hewlett Shopping Center                                     421,364     1.51
144 Forest Park Village                                         343,163     1.22
145 2700 Richards Building                                      338,887     1.25
146 Lincoln Park Center                                         354,000     1.30
147 Cedar Heights Apartments                                    320,314     1.25
148 The North Oak Apartments                                    319,862     1.26
149 Arrowhead Court Apartments                                  313,250     1.27
150 The Citibank Building                                       344,452     1.39
151 Petco/Starbucks S/C                                         326,170     1.25
152 1870 Ogden Drive                                            328,356     1.26
153 Woodland Park Office Building                               323,640     1.22
154 Tree Top Apartments                                         323,814     1.28
155 Costa Mesa Mobile Estates                                   329,715     1.38
156 Greenville Village Mobile Home Park                         392,445     1.48
157 Brookwood Village                                           323,517     1.41
158 Rose Grove Mobile Home Park                                 598,395     2.52
159 Little River Shopping Center                                316,754     1.27
160 The Amberton Apartments                                     302,350     1.27
161 Best Western Worlds of Fun                                  375,710     1.40
162 All Aboard Mini Storage - Anaheim                           326,011     1.38
163 Waterway Crossing Apartments                                348,203     1.56
164 The Borders Building                                        380,785     1.22
165 Ken-Caryl Business Center                                   289,277     1.26


                    Descriptions of the Mortgaged Properties

                                                                                   Units/
                                                                                  Sq. Ft./
                                                                                   Rooms/     Fee Simple/    Year     Year
  # Property Name                                        Property Type              Pads       Leasehold    Built   Renovated
  - -------------                                        -------------              ----       ---------    -----   ---------
166 Alta Vista Mobile Home Park                          Manufactured Housing           140       Fee        1961      N/A
167 Palm Springs Self Storage                            Self Storage                68,327       Fee        1998      N/A
168 Holiday Inn Express Auburn                           Hotel                           69       Fee        1995      N/A
169 Caruth Haven Retail Center                           Retail                      16,800       Fee        1976     1991
170 3456 Ridge Property                                  Mixed Use                  100,207       Fee        1983      N/A
171 Campus Plaza Shopping Center                         Retail                      26,457       Fee        1995      N/A
172 All Aboard Mini Storage - San Gabriel                Self Storage                40,059       Fee        1991      N/A
173 Point O' Woods Apartments                            Multifamily                    150       Fee        1979      N/A
174 Williamsburg on the Lake Apartments                  Multifamily                    150       Fee        1977      N/A
175 Airport Business Center                              Mixed Use                   41,660       Fee        1990     1993
176 Staples - Wilmington                                 Retail                      29,049       Fee        1998      N/A
177 Felicita Junction                                    Retail                      41,682    Leasehold     1997      N/A
178 The Bordeaux Apartments                              Multifamily                    102       Fee        1968     1997
179 High Point Village I Apartments                      Multifamily                    168       Fee        1980      N/A
180 Assured Self Storage Facility                        Self Storage                87,400       Fee        1996     1998
181 Staples - Valparaiso                                 Retail                      24,049       Fee        1998      N/A
182 Fruitland Grove Family Park                          Manufactured Housing            99       Fee        1956      N/A
183 Centennial Creek Office Park                         Office                      28,540       Fee        1984      N/A
184 Park Lane Village Apartments  (1L)                   Multifamily                     75       Fee        1975      N/A
185 Rynearson Lane Village Apartments  (1L)              Multifamily                     78       Fee        1971     1973
186 Holiday Inn Express Ottawa                           Hotel                           70       Fee        1994     1995
187 Ross Apartments                                      Multifamily                     31       Fee        1954     1998
188 339 S. Ardmore Apartments                            Multifamily                     84       Fee        1972      N/A
189 Edgewater Beach Resort                               Hotel                           86       Fee        1962     1980
190 Fondren Hill Apartments                              Multifamily                     96       Fee        1974     1996
191 Cottonwood Plaza                                     Mixed Use                   45,778       Fee        1980      N/A
192 Southport Shops                                      Retail                      17,763       Fee        1997      N/A
193 Hawthorne Hill Apartments                            Multifamily                    168       Fee        1968      N/A
194 Days Inn Waccamaw                                    Hotel                          159    Leasehold     1985     1997
195 Turtle Oaks Apartments                               Multifamily                     81       Fee        1962     1998
196 Linden Place Mobile Home Park                        Manufactured Housing           162       Fee        1970      N/A
197 Moore Lake Commons Shopping Center                   Retail                      64,905       Fee        1965     1988
198 Imperial Manor West Apartments                       Multifamily                    164       Fee        1963      N/A
199 Brown School Station Apts.                           Multifamily                    112       Fee        1971      N/A
200 South Street Seaport Office Center                   Office                      48,177    Leasehold     1750     1997
201 Hathaway Commerce Center                             Industrial                  67,214       Fee        1987      N/A
202 Corinthian Apartments                                Multifamily                     55       Fee        1969      N/A
203 Walgreen's Drug Store - Swansea                      Retail                      13,905       Fee        1997     1997
204 Catalina Apartments                                  Multifamily                    120       Fee        1969      N/A
205 Devonshire Square Retail Center                      Retail                      16,725       Fee        1965     1998
206 1440 N. Vine Street                                  Retail                      14,401       Fee        1978      N/A
207 College Park Apartments                              Multifamily                     88       Fee        1994      N/A
208 Country Brooke Apartments                            Multifamily                    108       Fee        1968     1995
209 Hillside View Apartments                             Multifamily                     92       Fee        1986      N/A
210 Benihana Restaurant                                  Retail                       8,284       Fee        1977      N/A
211 Crosswinds Apartments                                Multifamily                     64       Fee        1977     1978
212 Imperial Plaza Retail Center                         Retail                      26,337       Fee        1989      N/A
213 Twin Lakes Mobile Home Park                          Manufactured Housing           254       Fee        1970     1976
214 Antietam Village Center                              Retail                      26,789       Fee        1984      N/A
215 Gateway Shoppes                                      Retail                      21,920       Fee        1986      N/A
216 Red Onion Building                                   Mixed Use                    8,200       Fee        1892     1984
217 526 South Ardmore Avenue                             Multifamily                     63       Fee        1972      N/A
218 All Aboard Mini Storage - Santa Ana                  Self Storage                44,830       Fee        1995      N/A
219 Villa East I & II                                    Office                      49,725       Fee        1981      N/A
220 Courtyard Apartments                                 Multifamily                     84       Fee        1985      N/A


                                                        Occupancy
                                                         Rate at      Appraised        Cut-off Date   Maturity/ARD    Maturity/ARD
  # Property Name                                        U/W (7)        Value           LTV Ratio        Balance      LTV Ratio (8)
  - -------------                                        -------        -----           ---------        -------      -------------
166 Alta Vista Mobile Home Park                            95%             3,700,000      75.6%           2,607,622       70.5%
167 Palm Springs Self Storage                              96%             4,640,000      60.1%           2,288,776       49.3%
168 Holiday Inn Express Auburn                             N/A             4,500,000      62.0%           2,240,017       49.8%
169 Caruth Haven Retail Center                             96%             3,750,000      74.4%           2,449,997       65.3%
170 3456 Ridge Property                                   100%             3,820,000      73.0%           2,373,224       62.1%
171 Campus Plaza Shopping Center                           90%             4,000,000      68.5%           2,414,025       60.4%
172 All Aboard Mini Storage - San Gabriel                  95%             3,450,000      79.1%           2,401,881       69.6%
173 Point O' Woods Apartments                              98%             3,400,000      79.9%           2,393,359       70.4%
174 Williamsburg on the Lake Apartments                    96%             4,500,000      59.9%           2,186,749       48.6%
175 Airport Business Center                                84%             3,575,000      75.4%           2,385,573       66.7%
176 Staples - Wilmington                                  100%             3,350,000      79.9%           2,373,027       70.8%
177 Felicita Junction                                     100%             3,640,000      73.4%           2,355,559       64.7%
178 The Bordeaux Apartments                                97%             3,350,000      79.6%           2,240,376       66.9%
179 High Point Village I Apartments                        93%             3,450,000      76.8%           2,356,944       68.3%
180 Assured Self Storage Facility                          89%             3,550,000      74.5%           2,184,083       61.5%
181 Staples - Valparaiso                                  100%             3,200,000      79.9%           2,266,772       70.8%
182 Fruitland Grove Family Park                            93%             3,150,000      79.5%           2,214,596       70.3%
183 Centennial Creek Office Park                          100%             3,300,000      75.6%           2,180,521       66.1%
184 Park Lane Village Apartments  (1L)                     95%             1,630,000      82.5%           1,100,747       67.5%
185 Rynearson Lane Village Apartments  (1L)                95%             1,570,000      73.0%             937,673       59.7%
186 Holiday Inn Express Ottawa                             N/A             4,000,000      62.3%           2,000,016       50.0%
187 Ross Apartments                                        97%             4,225,000      58.9%           2,124,170       50.3%
188 339 S. Ardmore Apartments                              96%             3,250,000      76.5%           2,143,794       66.0%
189 Edgewater Beach Resort                                 N/A             4,000,000      62.2%           2,041,014       51.0%
190 Fondren Hill Apartments                                99%             3,300,000      73.9%           2,091,383       63.4%
191 Cottonwood Plaza                                      100%             4,980,000      48.1%           2,107,585       42.3%
192 Southport Shops                                        91%             3,200,000      74.8%           2,106,786       65.8%
193 Hawthorne Hill Apartments                              95%             3,920,000      61.0%           2,062,154       52.6%
194 Days Inn Waccamaw                                      N/A             4,100,000      58.2%           1,907,139       46.5%
195 Turtle Oaks Apartments                                 99%             3,190,000      73.4%           2,065,134       64.7%
196 Linden Place Mobile Home Park                          98%             3,100,000      74.6%           1,866,992       60.2%
197 Moore Lake Commons Shopping Center                     98%             3,300,000      69.6%           2,048,801       62.1%
198 Imperial Manor West Apartments                         92%             2,900,000      78.7%           1,847,590       63.7%
199 Brown School Station Apts.                             94%             2,825,000      79.6%           1,973,636       69.9%
200 South Street Seaport Office Center                     99%             4,500,000      49.8%           1,831,032       40.7%
201 Hathaway Commerce Center                               99%             3,020,000      72.7%           1,943,800       64.4%
202 Corinthian Apartments                                  95%             3,810,000      57.4%           1,910,779       50.2%
203 Walgreen's Drug Store - Swansea                       100%             2,800,000      78.0%           1,927,620       68.8%
204 Catalina Apartments                                   100%             2,840,000      76.5%           1,925,166       67.8%
205 Devonshire Square Retail Center                       100%             2,915,000      72.7%           1,756,799       60.3%
206 1440 N. Vine Street                                   100%             2,900,000      72.2%           1,831,431       63.2%
207 College Park Apartments                                99%             2,750,000      75.9%           1,830,291       66.6%
208 Country Brooke Apartments                              94%             2,625,000      78.3%           1,802,967       68.7%
209 Hillside View Apartments                               98%             2,900,000      70.3%              66,343        2.3%
210 Benihana Restaurant                                   100%             2,650,000      75.4%           1,631,299       61.6%
211 Crosswinds Apartments                                  98%             2,700,000      73.9%           1,756,049       65.0%
212 Imperial Plaza Retail Center                           92%             2,710,000      73.6%           1,646,465       60.8%
213 Twin Lakes Mobile Home Park                            99%             2,600,000      76.6%           1,606,233       61.8%
214 Antietam Village Center                                86%             2,700,000      73.7%           1,612,189       59.7%
215 Gateway Shoppes                                       100%             2,680,000      74.2%           1,583,731       59.1%
216 Red Onion Building                                    100%             4,100,000      48.5%           1,578,149       38.5%
217 526 South Ardmore Avenue                               97%             2,500,000      79.4%           1,719,863       68.8%
218 All Aboard Mini Storage - Santa Ana                    95%             2,680,000      70.4%           1,660,278       62.0%
219 Villa East I & II                                     100%             2,900,000      64.4%           1,665,161       57.4%
220 Courtyard Apartments                                  100%             2,365,000      78.1%           1,626,016       68.8%


                                                            U/W            U/W
  # Property Name                                         NCF (9)       DSCR (10)
  - -------------                                         -------       ---------
166 Alta Vista Mobile Home Park                                325,939     1.36
167 Palm Springs Self Storage                                  363,027     1.44
168 Holiday Inn Express Auburn                                 435,968     1.84
169 Caruth Haven Retail Center                                 289,029     1.28
170 3456 Ridge Property                                        295,618     1.47
171 Campus Plaza Shopping Center                               319,976     1.42
172 All Aboard Mini Storage - San Gabriel                      303,478     1.36
173 Point O' Woods Apartments                                  297,240     1.32
174 Williamsburg on the Lake Apartments                        424,033     1.74
175 Airport Business Center                                    298,101     1.32
176 Staples - Wilmington                                       277,738     1.22
177 Felicita Junction                                          276,898     1.25
178 The Bordeaux Apartments                                    312,189     1.63
179 High Point Village I Apartments                            284,086     1.25
180 Assured Self Storage Facility                              319,385     1.30
181 Staples - Valparaiso                                       263,712     1.22
182 Fruitland Grove Family Park                                269,093     1.30
183 Centennial Creek Office Park                               259,636     1.30
184 Park Lane Village Apartments  (1L)                         158,897     1.28
185 Rynearson Lane Village Apartments  (1L)                    128,642     1.28
186 Holiday Inn Express Ottawa                                 389,479     1.84
187 Ross Apartments                                            270,732     1.50
188 339 S. Ardmore Apartments                                  256,182     1.29
189 Edgewater Beach Resort                                     317,175     1.40
190 Fondren Hill Apartments                                    239,799     1.33
191 Cottonwood Plaza                                           377,424     1.92
192 Southport Shops                                            249,897     1.27
193 Hawthorne Hill Apartments                                  270,357     1.49
194 Days Inn Waccamaw                                          294,722     1.48
195 Turtle Oaks Apartments                                     233,715     1.20
196 Linden Place Mobile Home Park                              277,440     1.39
197 Moore Lake Commons Shopping Center                         245,905     1.23
198 Imperial Manor West Apartments                             284,864     1.44
199 Brown School Station Apts.                                 219,798     1.21
200 South Street Seaport Office Center                         353,923     1.76
201 Hathaway Commerce Center                                   249,639     1.35
202 Corinthian Apartments                                      346,996     2.01
203 Walgreen's Drug Store - Swansea                            220,044     1.22
204 Catalina Apartments                                        238,787     1.30
205 Devonshire Square Retail Center                            262,983     1.32
206 1440 N. Vine Street                                        260,240     1.55
207 College Park Apartments                                    202,138     1.21
208 Country Brooke Apartments                                  219,014     1.33
209 Hillside View Apartments                                   239,606     1.26
210 Benihana Restaurant                                        228,878     1.27
211 Crosswinds Apartments                                      227,211     1.39
212 Imperial Plaza Retail Center                               263,199     1.43
213 Twin Lakes Mobile Home Park                                271,848     1.58
214 Antietam Village Center                                    232,782     1.34
215 Gateway Shoppes                                            232,300     1.41
216 Red Onion Building                                         227,410     1.39
217 526 South Ardmore Avenue                                   222,603     1.38
218 All Aboard Mini Storage - Santa Ana                        202,980     1.32
219 Villa East I & II                                          206,609     1.28
220 Courtyard Apartments                                       213,784     1.40

                    Descriptions of the Mortgaged Properties

                                                                                   Units/
                                                                                  Sq. Ft./
                                                                                   Rooms/     Fee Simple/    Year     Year
  # Property Name                                        Property Type              Pads       Leasehold    Built   Renovated
  - -------------                                        -------------              ----       ---------    -----   ---------
221 Sunset View Village Apartments                       Multifamily                     48       Fee        1989      N/A
222 Wilmington Plaza                                     Retail                      54,401    Leasehold     1990      N/A
223 The Nations Bank Building                            Office                      33,726       Fee        1983      N/A
224 Quail Ridge Apartments                               Multifamily                    104       Fee        1973     1996
225 Best Western KCI Airport                             Hotel                           43       Fee        1987      N/A
226 Laurel Heights Apartments                            Multifamily                     72       Fee        1984      N/A
227 El Monte Mobile Air Mobile Home Park                 Manufactured Housing            77       Fee        1951      N/A
228 Harold Gilstrap Shopping Center                      Retail                      83,131       Fee        1982      N/A
229 Lakeside Apartments                                  Multifamily                     39       Fee        1995      N/A
230 Park Glen Apartments                                 Multifamily                    174       Fee        1971     1992
231 St. Lucie Mobile Village                             Manufactured Housing           226       Fee        1970      N/A
232 Ravenscroft Apartments                               Multifamily                     75       Fee        1965      N/A
233 Coach Country Corral MHP                             Manufactured Housing            82       Fee        1971      N/A
234 Seaside Village Shopping Center                      Retail                      50,144       Fee        1985      N/A
235 Sherwood Park Apartments                             Multifamily                     72       Fee        1979      N/A
236 Ravenna Plaza                                        Retail                      87,644       Fee        1978     1998
237 Holiday Inn Express Oglesby                          Hotel                           68       Fee        1995      N/A
238 Central/Magnolia Retail Center                       Mixed Use                   17,556       Fee        1940     1989
239 Rolling Hills Estates                                Manufactured Housing           217       Fee        1971      N/A
240 Saticoy-Royale Apartments                            Multifamily                     65       Fee        1972      N/A
241 Holiday/Park Riviera Mobile Home Park                Manufactured Housing           263       Fee        1970      N/A
242 Gottschalk's Department Store                        Retail                      40,000       Fee        1979     1994
243 Justin Apartments                                    Multifamily                     25       Fee        1993      N/A
244 Fountain Square Apartments                           Multifamily                    120       Fee        1974      N/A
245 383 St. Johns Place                                  Multifamily                     16       Fee        1930     1998
246 Days Inn                                             Hotel                           44       Fee        1997      N/A
247 Market Plaza                                         Retail                      22,534       Fee        1988     1989
248 Michigan Plaza & Bender Plaza  (5)                   Office                      63,331       Fee        1978     1992
249 Mockingbird Park Retail Building                     Mixed Use                   46,802    Leasehold     1986      N/A
250 Poolesville Village Center                           Retail                      16,715       Fee        1989     1990
251 Citadel Square Shopping Center  (6)                  Retail                      50,173       Fee        1977      N/A
252 Executive Park Offices                               Office                      23,274       Fee        1983      N/A
253 Sherwood Mobile Home Estates                         Manufactured Housing           206       Fee        1968     1985
254 Ware's Van & Storage Co.                             Industrial                  56,600       Fee        1973     1986
255 Sunrise Terrace Mobile Home Park                     Manufactured Housing            54       Fee        1962     1965
256 Best Western Country Inn North                       Hotel                           44       Fee        1988      N/A
257 Woodlake Resort Village Apartments                   Multifamily                     50       Fee        1986     1994
258 Plantation Pines Apartments                          Multifamily                     88       Fee        1973     1996
259 Pacific Mini Storage                                 Self Storage                65,763       Fee        1967     1994
260 Sunridge Apartments                                  Multifamily                     99       Fee        1971     1996
261 Courtyards of Granbury                               Mixed Use                   47,340       Fee        1985     1992
262 Parkside Place Apartments                            Multifamily                     84       Fee        1971     1997
263 University Apartments                                Multifamily                     62       Fee        1954     1998
264 Isaqueena Village Apartments                         Multifamily                     60       Fee        1972     1994
265 Turtle Dove I Apartments                             Multifamily                     79       Fee        1972     1997
266 Carson Gardens Mobile Home Park                      Manufactured Housing            98       Fee        1934     1955
267 Valerie Apartments                                   Multifamily                     64       Fee        1964      N/A
268 Huddersfield Apartments                              Multifamily                     31       Fee        1940     1998
269 1457 & 1519 - 1527 Park Road, NW                     Multifamily                     78       Fee        1909     1997
270 Winter Garden Village Apartments                     Multifamily                     64       Fee        1972      N/A
271 Long Point Plaza Apartments                          Multifamily                     85       Fee        1960      N/A
272 The Place of Tempe Apartments                        Multifamily                     30       Fee        1964     1998
273 Valley Garden Apartments                             Multifamily                     48       Fee        1962     1998
274 Devereaux Apartments                                 Multifamily                     59       Fee        1968     1998
275 Bloomingdale Shopping Center                         Retail                      11,000       Fee        1989      N/A


                                                    Occupancy
                                                     Rate at      Appraised         Cut-off Date   Maturity/ARD       Maturity/ARD
  # Property Name                                    U/W (7)        Value            LTV Ratio        Balance         LTV Ratio (8)
  - -------------                                    -------        -----            ---------        -------         -------------
221 Sunset View Village Apartments                     92%             2,320,000       79.6%           1,609,123          69.4%
222 Wilmington Plaza                                  100%             2,800,000       65.8%           1,632,323          58.3%
223 The Nations Bank Building                         100%             3,400,000       54.1%           1,293,129          38.0%
224 Quail Ridge Apartments                             94%             2,410,000       75.9%           1,601,117          66.4%
225 Best Western KCI Airport                           N/A             2,750,000       66.2%           1,504,958          54.7%
226 Laurel Heights Apartments                          97%             2,250,000       79.6%           1,561,037          69.4%
227 El Monte Mobile Air Mobile Home Park               96%             2,300,000       77.8%           1,581,038          68.7%
228 Harold Gilstrap Shopping Center                    97%             2,600,000       68.7%           1,438,079          55.3%
229 Lakeside Apartments                               100%             2,775,000       64.2%             488,843          17.6%
230 Park Glen Apartments                               99%             2,700,000       64.6%           1,522,134          56.4%
231 St. Lucie Mobile Village                           90%             2,800,000       62.3%           1,405,453          50.2%
232 Ravenscroft Apartments                             92%             2,350,000       74.1%           1,507,294          64.1%
233 Coach Country Corral MHP                          100%             2,375,000       73.0%           1,408,622          59.3%
234 Seaside Village Shopping Center                    83%             3,000,000       57.4%           1,416,496          47.2%
235 Sherwood Park Apartments                           99%             2,600,000       65.2%           1,315,427          50.6%
236 Ravenna Plaza                                     100%             2,860,000       59.3%           1,396,966          48.8%
237 Holiday Inn Express Oglesby                        N/A             2,900,000       58.4%           1,360,010          46.9%
238 Central/Magnolia Retail Center                    100%             2,260,000       74.7%           1,476,474          65.3%
239 Rolling Hills Estates                              92%             2,340,000       72.1%           1,371,077          58.6%
240 Saticoy-Royale Apartments                         100%             2,200,000       75.7%           1,465,973          66.6%
241 Holiday/Park Riviera Mobile Home Park              99%             2,060,000       79.5%           1,336,090          64.9%
242 Gottschalk's Department Store                     100%             2,300,000       69.7%           1,307,661          56.9%
243 Justin Apartments                                 100%             2,425,000       65.9%           1,404,476          57.9%
244 Fountain Square Apartments                         83%             2,200,000       72.5%           1,289,701          58.6%
245 383 St. Johns Place                                96%             2,000,000       79.7%           1,396,851          69.8%
246 Days Inn                                           N/A             2,750,000       57.9%           1,301,094          47.3%
247 Market Plaza                                      100%             2,500,000       62.6%           1,118,106          44.7%
248 Michigan Plaza & Bender Plaza  (5)                 90%             2,625,000       58.9%           1,273,430          48.5%
249 Mockingbird Park Retail Building                   96%             3,000,000       51.2%           1,335,877          44.5%
250 Poolesville Village Center                        100%             1,910,000       79.6%           1,347,233          70.5%
251 Citadel Square Shopping Center  (6)                98%             2,150,000       69.8%           1,344,797          62.5%
252 Executive Park Offices                             95%             1,925,000       77.9%           1,333,007          69.2%
253 Sherwood Mobile Home Estates                       94%             1,900,000       78.6%           1,204,511          63.4%
254 Ware's Van & Storage Co.                          100%             2,000,000       74.5%           1,048,641          52.4%
255 Sunrise Terrace Mobile Home Park                  100%             1,850,000       78.1%           1,266,897          68.5%
256 Best Western Country Inn North                     N/A             2,100,000       68.8%           1,193,416          56.8%
257 Woodlake Resort Village Apartments                 94%             1,800,000       77.4%           1,230,897          68.4%
258 Plantation Pines Apartments                        95%             2,000,000       67.4%           1,105,986          55.3%
259 Pacific Mini Storage                               86%             2,200,000       61.2%           1,112,243          50.6%
260 Sunridge Apartments                                95%             1,830,000       73.3%           1,099,857          60.1%
261 Courtyards of Granbury                             96%             1,800,000       72.0%           1,155,032          64.2%
262 Parkside Place Apartments                          99%             1,800,000       71.7%             892,842          49.6%
263 University Apartments                              92%             1,700,000       74.0%           1,019,316          60.0%
264 Isaqueena Village Apartments                       90%             1,730,000       71.9%           1,084,349          62.7%
265 Turtle Dove I Apartments                          100%             1,730,000       70.8%           1,000,027          57.8%
266 Carson Gardens Mobile Home Park                    99%             1,550,000       76.9%           1,056,336          68.2%
267 Valerie Apartments                                100%             1,340,000       79.9%             869,969          64.9%
268 Huddersfield Apartments                           100%             1,500,000       70.6%             863,822          57.6%
269 1457 & 1519 - 1527 Park Road, NW                   96%             1,580,000       66.4%             858,954          54.4%
270 Winter Garden Village Apartments                   98%             1,425,000       70.0%             812,179          57.0%
271 Long Point Plaza Apartments                        96%             1,240,000       76.7%             665,406          53.7%
272 The Place of Tempe Apartments                     100%             1,200,000       74.9%             734,084          61.2%
273 Valley Garden Apartments                           96%             1,500,000       59.8%             731,100          48.7%
274 Devereaux Apartments                               95%             1,130,000       78.5%             727,067          64.3%
275 Bloomingdale Shopping Center                       91%             1,100,000       72.5%             649,743          59.1%



                                                          U/W            U/W
  # Property Name                                       NCF (9)       DSCR (10)
  - -------------                                       -------       ---------
221 Sunset View Village Apartments                           175,789     1.21
222 Wilmington Plaza                                         194,476     1.25
223 The Nations Bank Building                                273,705     1.50
224 Quail Ridge Apartments                                   195,528     1.34
225 Best Western KCI Airport                                 236,864     1.40
226 Laurel Heights Apartments                                206,258     1.47
227 El Monte Mobile Air Mobile Home Park                     218,879     1.48
228 Harold Gilstrap Shopping Center                          259,819     1.71
229 Lakeside Apartments                                      231,063     1.38
230 Park Glen Apartments                                     193,547     1.40
231 St. Lucie Mobile Village                                 214,430     1.43
232 Ravenscroft Apartments                                   192,877     1.45
233 Coach Country Corral MHP                                 198,945     1.32
234 Seaside Village Shopping Center                          204,940     1.30
235 Sherwood Park Apartments                                 188,722     1.36
236 Ravenna Plaza                                            195,219     1.25
237 Holiday Inn Express Oglesby                              247,822     1.72
238 Central/Magnolia Retail Center                           181,971     1.35
239 Rolling Hills Estates                                    224,339     1.52
240 Saticoy-Royale Apartments                                184,516     1.35
241 Holiday/Park Riviera Mobile Home Park                    209,835     1.44
242 Gottschalk's Department Store                            195,623     1.37
243 Justin Apartments                                        158,407     1.21
244 Fountain Square Apartments                               190,882     1.38
245 383 St. Johns Place                                      162,275     1.27
246 Days Inn                                                 201,447     1.41
247 Market Plaza                                             220,836     1.54
248 Michigan Plaza & Bender Plaza  (5)                       189,622     1.33
249 Mockingbird Park Retail Building                         154,133     1.28
250 Poolesville Village Center                               171,998     1.34
251 Citadel Square Shopping Center  (6)                      193,811     1.37
252 Executive Park Offices                                   160,925     1.25
253 Sherwood Mobile Home Estates                             184,157     1.43
254 Ware's Van & Storage Co.                                 183,158     1.24
255 Sunrise Terrace Mobile Home Park                         157,819     1.35
256 Best Western Country Inn North                           187,874     1.40
257 Woodlake Resort Village Apartments                       157,372     1.37
258 Plantation Pines Apartments                              156,306     1.27
259 Pacific Mini Storage                                     179,744     1.44
260 Sunridge Apartments                                      147,157     1.21
261 Courtyards of Granbury                                   141,596     1.20
262 Parkside Place Apartments                                164,658     1.34
263 University Apartments                                    157,654     1.43
264 Isaqueena Village Apartments                             151,341     1.55
265 Turtle Dove I Apartments                                 146,577     1.33
266 Carson Gardens Mobile Home Park                          138,047     1.39
267 Valerie Apartments                                       146,951     1.55
268 Huddersfield Apartments                                  132,650     1.40
269 1457 & 1519 - 1527 Park Road, NW                         125,535     1.32
270 Winter Garden Village Apartments                         111,930     1.26
271 Long Point Plaza Apartments                              123,475     1.33
272 The Place of Tempe Apartments                            109,070     1.35
273 Valley Garden Apartments                                 117,741     1.48
274 Devereaux Apartments                                     110,125     1.36
275 Bloomingdale Shopping Center                              91,276     1.29

                    Descriptions of the Mortgaged Properties

                                                                                   Units/
                                                                                  Sq. Ft./
                                                                                   Rooms/     Fee Simple/    Year     Year
  # Property Name                                        Property Type              Pads       Leasehold    Built   Renovated
  - -------------                                        -------------              ----       ---------    -----   ---------
276 Cottonwood Apartments                                Multifamily                     30       Fee        1983     1997
277 Royal North Apartments                               Multifamily                     85       Fee        1973     1997
278 Turtle Dove II Apartments                            Multifamily                     40       Fee        1968      N/A



    Total/Weighted Average


    Maximum:
    Minimum:


                                         Occupancy
                                          Rate at        Appraised         Cut-off Date    Maturity/ARD       Maturity/ARD
  # Property Name                         U/W (7)          Value            LTV Ratio         Balance         LTV Ratio (8)
  - -------------                         -------          -----            ---------         -------         -------------
276 Cottonwood Apartments                   93%               1,160,000       68.7%               38,784           3.3%
277 Royal North Apartments                  98%                 980,000       73.3%              596,384          60.9%
278 Turtle Dove II Apartments               95%               1,000,000       67.5%              551,036          55.1%


                                         ------------------------------------------------------------------------------------
    Total/Weighted Average                  96%         $ 1,740,067,000       73.2%       $1,043,484,197          62.6%
                                         ====================================================================================
                                                                                          $   26,589,367          73.7%
    Maximum:                               100%            $ 39,000,000       82.5%       $       38,784          12.9%
    Minimum:                                50%               $ 650,000       16.2%




                                             U/W            U/W
  # Property Name                          NCF (9)       DSCR (10)
  - -------------                          -------       ---------
276 Cottonwood Apartments                       111,566     1.35
277 Royal North Apartments                      100,651     1.50
278 Turtle Dove II Apartments                    90,279     1.49


                                         --------------------------------------------------------------------------------
    Total/Weighted Average                  96%         $ 1,740,067,000       73.2%            $145,267,700    1.39 x
                                         ================================================================================

    Maximum:                               100%            $ 39,000,000       82.5%             $ 3,241,994    2.54 x
    Minimum:                                50%               $ 650,000       16.2%                $ 65,758    1.20 x

(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.

(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.

(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.

(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.

(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.

(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.

(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.

(5) The Mortgage Loan secured by Michigan Plaza & Bender Plaza contains two properties that are operated as one.

(6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

(7)  Does not include any Mortgage Loans secured by hotel properties.

(8) At maturity with respect to Balloon Loans, Fully Amortizing Loans or at the ARD in the case of ARD Loans . There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value. Weighted Average, Maximum and Minimum presented are calculated without regard to any Fully Amortizing Loans.

(9) Underwriting NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(10) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined U/W DSCR is presented for each and every related Mortgage Loan.

                   Characteristics of the Mortgage Loans

                                                                                    Original                          Percentage of
                                                             Mortgage Loan          Principal     Cut-off Date          Initial
  # Property Name                                               Seller              Balance       Balance (7)         Pool Balance
  - -------------                                            -------------          ----------    ------------        ------------
  1 Hampton Inn - Elmsford  (1A)                          G.E. Capital Access     $  7,625,000    $    7,598,233         0.6%
  2 Quality Suites - Charleston  (1A)                     G.E. Capital Access        6,300,000         6,277,885         0.5%
  3 Courtyard by Marriott - Ann Arbor   (1A)              G.E. Capital Access        6,300,000         6,277,885         0.5%
  4 Residence Inn - Phoenix  (1A)                         G.E. Capital Access        6,300,000         6,277,885         0.5%
  5 Homewood Suites - Cary  (1A)                          G.E. Capital Access        6,025,000         6,003,850         0.5%
  6 Hampton Inn & Suites - Gwinnett  (1A)                 G.E. Capital Access        5,400,000         5,381,044         0.4%
  7 Hampton Inn - Raleigh  (1A)                           G.E. Capital Access        5,300,000         5,281,395         0.4%
  8 Comfort Suites - Orlando  (1A)                        G.E. Capital Access        5,175,000         5,156,834         0.4%
  9 Hampton Inn - Perimeter  (1A)                         G.E. Capital Access        5,000,000         4,982,448         0.4%
 10 Hampton Inn - Charlotte, NC  (1A)                     G.E. Capital Access        4,575,000         4,558,940         0.4%
 11 Courtyard by Marriott - Wilmington  (1A)              G.E. Capital Access        4,275,000         4,259,993         0.3%
 12 Hampton Inn - West Springfield  (1A)                  G.E. Capital Access        3,700,000         3,687,012         0.3%
 13 Homewood Suites - Clear Lake  (1A)                    G.E. Capital Access        3,450,000         3,437,889         0.3%
 14 Comfort Inn - Charleston  (1A)                        G.E. Capital Access        1,575,000         1,569,471         0.1%
 15 Kendale Lakes Plaza  (1B)                             G.E. Capital Access       29,613,000        29,580,388         2.4%
 16 Cypress Creek Station  (1B)                           G.E. Capital Access       23,856,000        23,829,728         1.9%
 17 Oakwood Business Center  (1B)                         G.E. Capital Access       10,408,000        10,396,538         0.8%
 18 Westchase Ranch Apartments  (1C)                      Column                    22,556,014        22,529,265         1.8%
 19 Westwood Village Apartments  (1C)                     Column                    10,400,000        10,387,667         0.8%
 20 Normandy Woods Apartments  (1C)                       Column                     7,120,000         7,111,557         0.6%
 21 Savoy Manor Apartments  (1C)                          Column                     5,200,000         5,193,833         0.4%
 22 San Marin Apartments  (1C)                            Column                     3,613,312         3,609,027         0.3%
 23 Country Squire Apartments - South                     G.E. Capital Access       30,500,000        30,446,295         2.5%
 24 2294 Molly Pitcher Highway  (1D)                      Column                    17,200,000        17,149,044         1.4%
 25 5015 Campuswood Drive  (1D)                           Column                     7,200,000         7,178,670         0.6%
 26 5010 Campuswood Drive  (1D)                           Column                     4,483,200         4,469,918         0.4%
 27 5009 Campuswood Drive  (1D)                           Column                       516,800           515,269         0.0%
 28 Fair Lakes Promenade                                  G.E. Capital Access       21,000,000        20,950,739         1.7%
 29 Keller Oaks Apartments  (1E)                          G.E. Capital Access        7,167,501         7,143,351         0.6%
 30 Sycamore Hill Apartments  (1E)                        G.E. Capital Access        6,210,476         6,189,551         0.5%
 31 Clarendon Apartments  (1E)                            G.E. Capital Access        4,561,137         4,545,769         0.4%
 32 Woodchase Condominiums  (1E)                          G.E. Capital Access        2,410,887         2,402,764         0.2%
 33 Dallas Design Center Portfolio                        G.E. Capital Access       17,500,000        17,479,737         1.4%
 34 Assembly Square Office Building                       G.E. Capital Access       16,782,000        16,753,085         1.4%
 35 Spicetree Apartments                                  G.E. Capital Access       16,640,000        16,582,208         1.3%
 36 Lamplighter Mobile Home Park                          G.E. Capital Access       16,000,000        15,971,898         1.3%
 37 White Station Tower                                   Column                    15,500,000        15,500,000         1.3%
 38 Holiday Inn New Orleans Veterans                      Column                    15,000,000        14,977,561         1.2%
 39 The Links at Bixby                                    G.E. Capital Access       14,700,000        14,487,822         1.2%
 40 Southwood Apartments                                  G.E. Capital Access       14,500,000        14,474,162         1.2%
 41 The Shoppes at Longwood                               Column                    14,200,000        14,163,600         1.1%
 42 Edentree Apartments                                   G.E. Capital Access       11,480,000        11,480,000         0.9%
 43 Becker Village Mall                                   G.E. Capital Access       11,344,000        11,319,037         0.9%
 44 Tiffany Square                                        Column                    11,250,000        11,230,709         0.9%
 45 The Mint Apartments                                   Column                    11,150,000        11,136,789         0.9%
 46 River Park Shopping Center                            G.E. Capital Access       10,950,000        10,925,904         0.9%
 47 Rancho Destino Apartments                             G.E. Capital Access       10,200,000        10,181,999         0.8%
 48 Conestoga Mobile Home Park                            G.E. Capital Access        9,875,000         9,841,203         0.8%
 49 Huntington Chase Apartments                           G.E. Capital Access        9,700,000         9,666,997         0.8%
 50 Parkshore Centre Office Building                      Column                     9,300,000         9,267,733         0.7%
 51 Kenwood Pavilion                                      G.E. Capital Access        8,880,000         8,869,751         0.7%
 52 Newsome Park Apartments                               G.E. Capital Access        8,500,000         8,459,047         0.7%
 53 Princeton Court Apartments  (1F)                      G.E. Capital Access        3,884,214         3,877,564         0.3%
 54 Pinewood Estates Apartments  (1F)                     G.E. Capital Access        2,390,286         2,386,193         0.2%
 55 Arbor Court Apartments  (1F)                          G.E. Capital Access        2,091,500         2,087,919         0.2%
 56 U-Store of Brighton Self Storage Facility  (1G)       G.E. Capital Access        2,871,590         2,867,278         0.2%
 57 U-Store of South Lyon Self Storage Facility  (1G)     G.E. Capital Access        1,525,067         1,522,777         0.1%
 58 U-Store of Saline Self Storage Facility  (1G)         G.E. Capital Access        1,391,159         1,389,070         0.1%
 59 U-Store of Davison Self Storage Facility  (1G)        G.E. Capital Access          996,873           995,376         0.1%
 60 U-Store of Holly Self Storage Facility  (1G)          G.E. Capital Access          922,480           921,094         0.1%
 61 U-Store of Jackson Self Storage Facility  (1G)        G.E. Capital Access          572,830           571,970         0.0%
 62 Birches Apartments                                    G.E. Capital Access        8,186,000         8,172,163         0.7%
 63 Hollywood Plaza                                       G.E. Capital Access        8,100,000         8,074,019         0.7%
 64 50-60 Worcester Rd.                                   G.E. Capital Access        8,000,000         7,990,860         0.6%
 65 Mahwah Business Park                                  Column                     8,000,000         7,935,363         0.6%
 66 Silvernail Shopping Center                            G.E. Capital Access        7,808,000         7,798,787         0.6%
 67 Tech Center 29 Office/Warehouse Complex               Column                     7,600,000         7,588,003         0.6%

                                                             Original     Remaining        Original      Remaining
                                                           Amortization  Amortization      Term to         Term to
                                                              Term          Term           Maturity       Maturity       Mortgage
  # Property Name                                            (months)     (months)        (months)(8)    (months)(8)       Rate
  - -------------                                          ------------  ------------     -----------    ------------    --------
  1 Hampton Inn - Elmsford  (1A)                               300           297              120             117          7.375%
  2 Quality Suites - Charleston  (1A)                          300           297              120             117          7.375%
  3 Courtyard by Marriott - Ann Arbor   (1A)                   300           297              120             117          7.375%
  4 Residence Inn - Phoenix  (1A)                              300           297              120             117          7.375%
  5 Homewood Suites - Cary  (1A)                               300           297              120             117          7.375%
  6 Hampton Inn & Suites - Gwinnett  (1A)                      300           297              120             117          7.375%
  7 Hampton Inn - Raleigh  (1A)                                300           297              120             117          7.375%
  8 Comfort Suites - Orlando  (1A)                             300           297              120             117          7.375%
  9 Hampton Inn - Perimeter  (1A)                              300           297              120             117          7.375%
 10 Hampton Inn - Charlotte, NC  (1A)                          300           297              120             117          7.375%
 11 Courtyard by Marriott - Wilmington  (1A)                   300           297              120             117          7.375%
 12 Hampton Inn - West Springfield  (1A)                       300           297              120             117          7.375%
 13 Homewood Suites - Clear Lake  (1A)                         300           297              120             117          7.375%
 14 Comfort Inn - Charleston  (1A)                             300           297              120             117          7.375%
 15 Kendale Lakes Plaza  (1B)                                  360           359              120             119          8.180%
 16 Cypress Creek Station  (1B)                                360           359              120             119          8.180%
 17 Oakwood Business Center  (1B)                              360           359              120             119          8.180%
 18 Westchase Ranch Apartments  (1C)                           360           359              120             119          7.220%
 19 Westwood Village Apartments  (1C)                          360           359              120             119          7.220%
 20 Normandy Woods Apartments  (1C)                            360           359              120             119          7.220%
 21 Savoy Manor Apartments  (1C)                               360           359              120             119          7.220%
 22 San Marin Apartments  (1C)                                 360           359              120             119          7.220%
 23 Country Squire Apartments - South                          360           358              120             118          6.650%
 24 2294 Molly Pitcher Highway  (1D)                           360           356              120             116          7.550%
 25 5015 Campuswood Drive  (1D)                                360           356              120             116          7.550%
 26 5010 Campuswood Drive  (1D)                                360           356              120             116          7.550%
 27 5009 Campuswood Drive  (1D)                                360           356              120             116          7.550%
 28 Fair Lakes Promenade                                       360           357              120             117          7.260%
 29 Keller Oaks Apartments  (1E)                               360           356              120             116          6.900%
 30 Sycamore Hill Apartments  (1E)                             360           356              120             116          6.900%
 31 Clarendon Apartments  (1E)                                 360           356              120             116          6.900%
 32 Woodchase Condominiums  (1E)                               360           356              120             116          6.900%
 33 Dallas Design Center Portfolio                             360           359              120             119          7.510%
 34 Assembly Square Office Building                            360           358              120             118          7.400%
 35 Spicetree Apartments                                       360           356               84             80           6.750%
 36 Lamplighter Mobile Home Park                               360           358              120             118          7.280%
 37 White Station Tower                                        360           360              120             120          7.410%
 38 Holiday Inn New Orleans Veterans                           300           299              120             119          8.000%
 39 The Links at Bixby                                         300           288              300             288          6.940%
 40 Southwood Apartments                                       360           358               84             82           7.190%
 41 The Shoppes at Longwood                                    300           298              240             238          6.780%
 42 Edentree Apartments                                        360           360              120             120          7.290%
 43 Becker Village Mall                                        360           357              120             117          7.580%
 44 Tiffany Square                                             360           358              120             118          7.430%
 45 The Mint Apartments                                        360           359              120             119          7.230%
 46 River Park Shopping Center                                 360           357              120             117          7.580%
 47 Rancho Destino Apartments                                  360           358              120             118          7.250%
 48 Conestoga Mobile Home Park                                 360           356              120             116          6.820%
 49 Huntington Chase Apartments                                360           356              120             116          6.850%
 50 Parkshore Centre Office Building                           360           356              120             116          6.750%
 51 Kenwood Pavilion                                           360           359              120             119          7.550%
 52 Newsome Park Apartments                                    360           354              120             114          6.970%
 53 Princeton Court Apartments  (1F)                           360           358              120             118          7.440%
 54 Pinewood Estates Apartments  (1F)                          360           358              120             118          7.440%
 55 Arbor Court Apartments  (1F)                               360           358              120             118          7.440%
 56 U-Store of Brighton Self Storage Facility  (1G)            300           299              120             119          7.950%
 57 U-Store of South Lyon Self Storage Facility  (1G)          300           299              120             119          7.950%
 58 U-Store of Saline Self Storage Facility  (1G)              300           299              120             119          7.950%
 59 U-Store of Davison Self Storage Facility  (1G)             300           299              120             119          7.950%
 60 U-Store of Holly Self Storage Facility  (1G)               300           299              120             119          7.950%
 61 U-Store of Jackson Self Storage Facility  (1G)             300           299              120             119          7.950%
 62 Birches Apartments                                         360           358              120             118          7.520%
 63 Hollywood Plaza                                            360           356              120             116          7.150%
 64 50-60 Worcester Rd.                                        360           359              120             119          7.680%
 65 Mahwah Business Park                                       300           293              120             113          7.220%
 66 Silvernail Shopping Center                                 360           359              120             119          7.280%
 67 Tech Center 29 Office/Warehouse Complex                    300           299              120             119          7.330%

                                                                             First
                                                             Monthly         Payment        Maturity
  # Property Name                                            Payment          Date           Date           ARD (9)
  - -------------                                            -------         -------        --------        -------
  1 Hampton Inn - Elmsford  (1A)                            $  55,729.57     1/1/99         12/1/23         12/1/08
  2 Quality Suites - Charleston  (1A)                          46,045.42     1/1/99         12/1/23         12/1/08
  3 Courtyard by Marriott - Ann Arbor   (1A)                   46,045.42     1/1/99         12/1/23         12/1/08
  4 Residence Inn - Phoenix  (1A)                              46,045.42     1/1/99         12/1/23         12/1/08
  5 Homewood Suites - Cary  (1A)                               44,035.50     1/1/99         12/1/23         12/1/08
  6 Hampton Inn & Suites - Gwinnett  (1A)                      39,467.50     1/1/99         12/1/23         12/1/08
  7 Hampton Inn - Raleigh  (1A)                                38,736.62     1/1/99         12/1/23         12/1/08
  8 Comfort Suites - Orlando  (1A)                             37,823.02     1/1/99         12/1/23         12/1/08
  9 Hampton Inn - Perimeter  (1A)                              36,543.98     1/1/99         12/1/23         12/1/08
 10 Hampton Inn - Charlotte, NC  (1A)                          33,437.74     1/1/99         12/1/23         12/1/08
 11 Courtyard by Marriott - Wilmington  (1A)                   31,245.11     1/1/99         12/1/23         12/1/08
 12 Hampton Inn - West Springfield  (1A)                       27,042.55     1/1/99         12/1/23         12/1/08
 13 Homewood Suites - Clear Lake  (1A)                         25,215.35     1/1/99         12/1/23         12/1/08
 14 Comfort Inn - Charleston  (1A)                             11,511.35     1/1/99         12/1/23         12/1/08
 15 Kendale Lakes Plaza  (1B)                                 221,016.99     3/1/99          2/1/29         2/1/09
 16 Cypress Creek Station  (1B)                               178,049.55     3/1/99          2/1/29         2/1/09
 17 Oakwood Business Center  (1B)                              77,680.24     3/1/99          2/1/29         2/1/09
 18 Westchase Ranch Apartments  (1C)                          153,413.07     3/1/99          2/1/09
 19 Westwood Village Apartments  (1C)                          70,734.84     3/1/99          2/1/09
 20 Normandy Woods Apartments  (1C)                            48,426.16     3/1/99          2/1/09
 21 Savoy Manor Apartments  (1C)                               35,367.42     3/1/99          2/1/09
 22 San Marin Apartments  (1C)                                 24,575.68     3/1/99          2/1/09
 23 Country Squire Apartments - South                         195,799.29     2/1/99          1/1/09
 24 2294 Molly Pitcher Highway  (1D)                          120,854.33     12/1/98        11/1/08
 25 5015 Campuswood Drive  (1D)                                50,590.19     12/1/98        11/1/08
 26 5010 Campuswood Drive  (1D)                                31,500.82     12/1/98        11/1/08
 27 5009 Campuswood Drive  (1D)                                 3,631.25     12/1/98        11/1/08
 28 Fair Lakes Promenade                                      143,399.48     1/1/99         12/1/08
 29 Keller Oaks Apartments  (1E)                               47,205.17     12/1/98        11/1/28         11/1/08
 30 Sycamore Hill Apartments  (1E)                             40,902.21     12/1/98        11/1/28         11/1/08
 31 Clarendon Apartments  (1E)                                 30,039.65     12/1/98        11/1/28         11/1/08
 32 Woodchase Condominiums  (1E)                               15,878.10     12/1/98        11/1/28         11/1/08
 33 Dallas Design Center Portfolio                            122,482.39     3/1/99          2/1/09
 34 Assembly Square Office Building                           116,195.18     2/1/99          1/1/09
 35 Spicetree Apartments                                      107,926.72     12/1/98        11/1/28         11/1/05
 36 Lamplighter Mobile Home Park                              109,473.97     2/1/99          1/1/09
 37 White Station Tower                                       107,424.63     4/1/99          3/1/09
 38 Holiday Inn New Orleans Veterans                          115,772.43     3/1/99          2/1/09
 39 The Links at Bixby                                        103,334.57     4/1/98          3/1/23
 40 Southwood Apartments                                       98,326.15     2/1/99          1/1/06
 41 The Shoppes at Longwood                                    98,378.61     2/1/99          1/1/19
 42 Edentree Apartments                                        78,625.54     4/1/99          3/1/09
 43 Becker Village Mall                                        79,941.24     1/1/99         12/1/08
 44 Tiffany Square                                             78,123.10     2/1/99          1/1/09
 45 The Mint Apartments                                        75,911.46     3/1/99          2/1/09
 46 River Park Shopping Center                                 77,164.72     1/1/99         12/1/08
 47 Rancho Destino Apartments                                  69,581.98     2/1/99          1/1/09
 48 Conestoga Mobile Home Park                                 64,509.22     12/1/98        11/1/08
 49 Huntington Chase Apartments                                63,560.14     12/1/98        11/1/08
 50 Parkshore Centre Office Building                           60,319.62     12/1/98        11/1/08
 51 Kenwood Pavilion                                           62,394.56     3/1/99          2/1/09
 52 Newsome Park Apartments                                    56,379.56     10/1/98         9/1/28         9/1/08
 53 Princeton Court Apartments  (1F)                           26,999.58     2/1/99          1/1/09
 54 Pinewood Estates Apartments  (1F)                          16,615.13     2/1/99          1/1/09
 55 Arbor Court Apartments  (1F)                               14,538.24     2/1/99          1/1/09
 56 U-Store of Brighton Self Storage Facility  (1G)            22,068.37     3/1/99          2/1/09
 57 U-Store of South Lyon Self Storage Facility  (1G)          11,720.25     3/1/99          2/1/09
 58 U-Store of Saline Self Storage Facility  (1G)              10,691.15     3/1/99          2/1/09
 59 U-Store of Davison Self Storage Facility  (1G)              7,661.04     3/1/99          2/1/09
 60 U-Store of Holly Self Storage Facility  (1G)                7,089.32     3/1/99          2/1/09
 61 U-Store of Jackson Self Storage Facility  (1G)              4,402.24     3/1/99          2/1/09
 62 Birches Apartments                                         57,349.85     2/1/99          1/1/09
 63 Hollywood Plaza                                            54,707.95     12/1/98        11/1/28         11/1/08
 64 50-60 Worcester Rd.                                        56,926.49     3/1/99          2/1/09
 65 Mahwah Business Park                                       57,670.02     9/1/98          8/1/08
 66 Silvernail Shopping Center                                 53,423.29     3/1/99          2/1/09
 67 Tech Center 29 Office/Warehouse Complex                    55,325.64     3/1/99          2/1/09

                                                             Prepayment Provision                Defeasance
  # Property Name                                            as of Origination(10)               Option (11)
  - -------------                                            ----------------------              -----------
  1 Hampton Inn - Elmsford  (1A)                             L (9.75), O (0.25)                     Yes
  2 Quality Suites - Charleston  (1A)                        L (9.75), O (0.25)                     Yes
  3 Courtyard by Marriott - Ann Arbor   (1A)                 L (9.75), O (0.25)                     Yes
  4 Residence Inn - Phoenix  (1A)                            L (9.75), O (0.25)                     Yes
  5 Homewood Suites - Cary  (1A)                             L (9.75), O (0.25)                     Yes
  6 Hampton Inn & Suites - Gwinnett  (1A)                    L (9.75), O (0.25)                     Yes
  7 Hampton Inn - Raleigh  (1A)                              L (9.75), O (0.25)                     Yes
  8 Comfort Suites - Orlando  (1A)                           L (9.75), O (0.25)                     Yes
  9 Hampton Inn - Perimeter  (1A)                            L (9.75), O (0.25)                     Yes
 10 Hampton Inn - Charlotte, NC  (1A)                        L (9.75), O (0.25)                     Yes
 11 Courtyard by Marriott - Wilmington  (1A)                 L (9.75), O (0.25)                     Yes
 12 Hampton Inn - West Springfield  (1A)                     L (9.75), O (0.25)                     Yes
 13 Homewood Suites - Clear Lake  (1A)                       L (9.75), O (0.25)                     Yes
 14 Comfort Inn - Charleston  (1A)                           L (9.75), O (0.25)                     Yes
 15 Kendale Lakes Plaza  (1B)                                L (9.75), O (0.25)                     Yes
 16 Cypress Creek Station  (1B)                              L (9.75), O (0.25)                     Yes
 17 Oakwood Business Center  (1B)                            L (9.75), O (0.25)                     Yes
 18 Westchase Ranch Apartments  (1C)                         L (9.5), O (0.5)                       Yes
 19 Westwood Village Apartments  (1C)                        L (9.5), O (0.5)                       Yes
 20 Normandy Woods Apartments  (1C)                          L (9.5), O (0.5)                       Yes
 21 Savoy Manor Apartments  (1C)                             L (9.5), O (0.5)                       Yes
 22 San Marin Apartments  (1C)                               L (9.5), O (0.5)                       Yes
 23 Country Squire Apartments - South                        L (3), YM 1% (6.5), O (0.5)             No
 24 2294 Molly Pitcher Highway  (1D)                         L (9.5), O (0.5)                       Yes
 25 5015 Campuswood Drive  (1D)                              L (9.5), O (0.5)                       Yes
 26 5010 Campuswood Drive  (1D)                              L (9.5), O (0.5)                       Yes
 27 5009 Campuswood Drive  (1D)                              L (9.5), O (0.5)                       Yes
 28 Fair Lakes Promenade                                     L (9.75), O (0.25)                     Yes
 29 Keller Oaks Apartments  (1E)                             L (9.75), O (0.25)                     Yes
 30 Sycamore Hill Apartments  (1E)                           L (9.75), O (0.25)                     Yes
 31 Clarendon Apartments  (1E)                               L (9.75), O (0.25)                     Yes
 32 Woodchase Condominiums  (1E)                             L (9.75), O (0.25)                     Yes
 33 Dallas Design Center Portfolio                           L (9.75), O (0.25)                     Yes
 34 Assembly Square Office Building                          L (9.75), O (0.25)                     Yes
 35 Spicetree Apartments                                     L (6.67), O (0.33)                     Yes
 36 Lamplighter Mobile Home Park                             L (9.5), O (0.5)                       Yes
 37 White Station Tower                                      L (9.5), O (0.5)                       Yes
 38 Holiday Inn New Orleans Veterans                         L (9.5), O (0.5)                       Yes
 39 The Links at Bixby                                       L (9.92), YM 1% (10.08), O (5)          No
 40 Southwood Apartments                                     L (6.5), O (0.5)                       Yes
 41 The Shoppes at Longwood                                  L (10), YM 1% (9.75), O (0.25)          No
 42 Edentree Apartments                                      L (9.75), O (0.25)                     Yes
 43 Becker Village Mall                                      L (9.75), O (0.25)                     Yes
 44 Tiffany Square                                           L (9.5), O (0.5)                       Yes
 45 The Mint Apartments                                      L (9.5), O (0.5)                       Yes
 46 River Park Shopping Center                               L (9.75), O (0.25)                     Yes
 47 Rancho Destino Apartments                                L (9.75), O (0.25)                     Yes
 48 Conestoga Mobile Home Park                               L (9.5), O (0.5)                       Yes
 49 Huntington Chase Apartments                              L (9.75), O (0.25)                     Yes
 50 Parkshore Centre Office Building                         L (9.5), O (0.5)                       Yes
 51 Kenwood Pavilion                                         L (9.75), O (0.25)                     Yes
 52 Newsome Park Apartments                                  L (9.75), O (0.25)                     Yes
 53 Princeton Court Apartments  (1F)                         L (9.75), O (0.25)                     Yes
 54 Pinewood Estates Apartments  (1F)                        L (9.75), O (0.25)                     Yes
 55 Arbor Court Apartments  (1F)                             L (9.75), O (0.25)                     Yes
 56 U-Store of Brighton Self Storage Facility  (1G)          L (9.75), O (0.25)                     Yes
 57 U-Store of South Lyon Self Storage Facility  (1G)        L (9.75), O (0.25)                     Yes
 58 U-Store of Saline Self Storage Facility  (1G)            L (9.75), O (0.25)                     Yes
 59 U-Store of Davison Self Storage Facility  (1G)           L (9.75), O (0.25)                     Yes
 60 U-Store of Holly Self Storage Facility  (1G)             L (9.75), O (0.25)                     Yes
 61 U-Store of Jackson Self Storage Facility  (1G)           L (9.75), O (0.25)                     Yes
 62 Birches Apartments                                       L (9.75), O (0.25)                     Yes
 63 Hollywood Plaza                                          L (9.75), O (0.25)                     Yes
 64 50-60 Worcester Rd.                                      L (9.75), O (0.25)                     Yes
 65 Mahwah Business Park                                     L (9.5), O (0.5)                       Yes
 66 Silvernail Shopping Center                               L (9.67), O (0.33)                     Yes
 67 Tech Center 29 Office/Warehouse Complex                  L (9.5), O (0.5)                       Yes

                   Characteristics of the Mortgage Loans


                                                                                    Original                          Percentage of
                                                             Mortgage Loan          Principal     Cut-off Date          Initial
  # Property Name                                               Seller              Balance       Balance (7)         Pool Balance
  - -------------                                            -------------          ----------    ------------        ------------
 68 Centre North Shopping Center                          G.E. Capital Access        7,600,000         7,576,100         0.6%
 69 Cranbrook Centre Apartments  (1H)                     Column                     4,925,000         4,916,622         0.4%
 70 Cranbrook Centre Office Buildings  (1H)               Column                     2,500,000         2,495,747         0.2%
 71 Lubbock Shopping Parkade                              G.E. Capital Access        7,378,000         7,365,975         0.6%
 72 Marin Club Apartments                                 G.E. Capital Access        7,360,000         7,347,967         0.6%
 73 Prunedale Center                                      G.E. Capital Access        7,273,000         7,250,128         0.6%
 74 Lamplighter Ontario MHP                               G.E. Capital Access        7,150,000         7,137,562         0.6%
 75 Marycrest Shopping Center  (2)                        Column                     7,000,000         7,000,000         0.6%
 76 Elm Plaza Shopping Center                             Column                     7,000,000         6,980,077         0.6%
 77 Century Plaza East                                    G.E. Capital Access        6,937,000         6,919,868         0.6%
 78 Keller Springs Tech Center                            G.E. Capital Access        6,900,000         6,888,130         0.6%
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)      G.E. Capital Access        3,640,000         3,627,197         0.3%
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)         G.E. Capital Access        1,920,000         1,913,247         0.2%
 81 Briarwood Manor  (1I)                                 G.E. Capital Access        1,340,000         1,335,287         0.1%
 82 Tierra Verde Marine Center                            Column                     6,900,000         6,838,329         0.6%
 83 Aurora Square                                         G.E. Capital Access        6,720,000         6,703,404         0.5%
 84 Merchant's Square  (3)                                Column                     6,600,000         6,600,000         0.5%
 85 Northwood Hills Shopping Center                       G.E. Capital Access        6,500,000         6,492,510         0.5%
 86 36th Street Office Center                             G.E. Capital Access        6,500,000         6,489,065         0.5%
 87 Fifth Avenue Apartments                               G.E. Capital Access        6,400,000         6,388,541         0.5%
 88 The Watermill Apartments                              Column                     6,400,000         6,379,593         0.5%
 89 Brooks Corner                                         Column                     6,300,000         6,300,000         0.5%
 90 Hollywood Ardmore Apartments                          Column                     6,250,000         6,236,842         0.5%
 91 Chasewood Apartments                                  G.E. Capital Access        6,160,000         6,149,198         0.5%
 92 Kingsgate North                                       G.E. Capital Access        5,880,000         5,860,574         0.5%
 93 Fairfield Suites Pittsburgh/Airport                   G.E. Capital Access        5,840,000         5,831,027         0.5%
 94 Seatree Apartments                                    G.E. Capital Access        5,840,000         5,829,759         0.5%
 95 All Aboard Mini Storage - Alhambra                    G.E. Capital Access        5,680,000         5,658,494         0.5%
 96 West Century Center                                   G.E. Capital Access        5,600,000         5,593,651         0.5%
 97 Universal Plaza                                       G.E. Capital Access        5,560,000         5,550,794         0.4%
 98 Crestview Market Place                                G.E. Capital Access        5,500,000         5,481,829         0.4%
 99 New Franklin Apartments  (4)                          Column                     5,400,000         5,345,280         0.4%
100 Windjammer Apartments                                 Column                     5,226,000         5,219,924         0.4%
101 Woodlake Village Apartments                           Column                     5,240,000         5,217,795         0.4%
102 Comfort Inn - Hopewell, VA                            Column                     5,200,000         5,181,769         0.4%
103 Linens N Things                                       G.E. Capital Access        5,200,000         5,142,114         0.4%
104 The Woods Apartments                                  G.E. Capital Access        5,048,000         5,039,048         0.4%
105 Moonlight Garden Apartments                           G.E. Capital Access        4,987,000         4,978,846         0.4%
106 Sagamore Court Apartments                             Column                     4,970,000         4,960,750         0.4%
107 Carriage Hill Apartments                              Column                     5,940,000         4,927,800         0.4%
108 Dowling Office Building                               G.E. Capital Access        4,810,000         4,801,712         0.4%
109 Main Street Plaza Shopping Center                     G.E. Capital Access        4,772,000         4,756,234         0.4%
110 Friendship Crossing Apartments                        G.E. Capital Access        4,611,000         4,603,093         0.4%
111 Spruce Properties  (1J)                               Column                     1,975,000         1,970,671         0.2%
112 Oak Grove Apartments  (1J)                            Column                     1,475,000         1,471,767         0.1%
113 Aldrich Apartments  (1J)                              Column                     1,050,000         1,047,699         0.1%
114 One Bellemead Center                                  G.E. Capital Access        4,497,000         4,487,741         0.4%
115 Denver Tech Center #30                                G.E. Capital Access        4,475,000         4,463,948         0.4%
116 Preston Racquet Club Condominiums and Apartments      G.E. Capital Access        4,390,000         4,385,027         0.4%
117 Sand Lake Apartments                                  G.E. Capital Access        4,400,000         4,364,206         0.4%
118 Mobile Estate Mobile Home Park                        Column                     4,300,000         4,289,993         0.3%
119 Colonia Shopping Center                               G.E. Capital Access        4,284,000         4,279,036         0.3%
120 Vista Ridge Center III                                G.E. Capital Access        4,275,000         4,268,033         0.3%
121 Parkside East Apartments                              G.E. Capital Access        4,200,000         4,190,128         0.3%
122 Northpark Village                                     G.E. Capital Access        4,120,000         4,106,388         0.3%
123 Breakers Apartments                                   G.E. Capital Access        4,096,000         4,079,323         0.3%
124 Picnic Lawn Apartments                                G.E. Capital Access        4,000,000         3,993,174         0.3%
125 32nd Street and McDowell Road Shopping Center         G.E. Capital Access        4,000,000         3,987,170         0.3%
126 Triangle Corporate Center                             G.E. Capital Access        4,000,000         3,985,516         0.3%
127 One West Hills Office                                 G.E. Capital Access        3,950,000         3,943,084         0.3%
128 Harper Regency Apartments                             G.E. Capital Access        3,975,000         3,942,885         0.3%
129 Heritage Green Shopping Center                        G.E. Capital Access        3,850,000         3,843,471         0.3%
130 Captain's Landing Apartments                          G.E. Capital Access        3,811,000         3,802,289         0.3%
131 All Aboard Mini Storage - Fremont                     G.E. Capital Access        3,800,000         3,785,612         0.3%
132 Century Plaza Strip Shopping Center  (1K)             Column                     2,100,000         2,088,575         0.2%
133 Albany Square Strip Shopping Center  (1K)             Column                     1,700,000         1,690,752         0.1%
134 Larrabee Complex                                      Column                     3,700,000         3,685,680         0.3%

                                                           Original     Remaining        Original      Remaining
                                                         Amortization  Amortization      Term to         Term to
                                                            Term          Term           Maturity       Maturity       Mortgage
  # Property Name                                          (months)     (months)        (months)(8)    (months)(8)       Rate
  - -------------                                        ------------  ------------     -----------    ------------    --------
 68 Centre North Shopping Center                             360           356              120             116          7.250%
 69 Cranbrook Centre Apartments  (1H)                        360           358              120             118          7.480%
 70 Cranbrook Centre Office Buildings  (1H)                  360           358              120             118          7.480%
 71 Lubbock Shopping Parkade                                 360           358              120             118          7.750%
 72 Marin Club Apartments                                    360           358              120             118          7.730%
 73 Prunedale Center                                         360           356              120             116          7.250%
 74 Lamplighter Ontario MHP                                  360           358               60             58           7.340%
 75 Marycrest Shopping Center  (2)                           360           360              120             117          7.780%
 76 Elm Plaza Shopping Center                                360           356              120             116          7.750%
 77 Century Plaza East                                       360           357              120             117          7.000%
 78 Keller Springs Tech Center                               360           358              120             118          7.410%
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)         360           356              120             116          6.680%
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)            360           356              120             116          6.680%
 81 Briarwood Manor  (1I)                                    360           356              120             116          6.680%
 82 Tierra Verde Marine Center                               300           292              120             112          7.330%
 83 Aurora Square                                            360           357              120             117          7.000%
 84 Merchant's Square  (3)                                   336           336              120             118          7.150%
 85 Northwood Hills Shopping Center                          360           359              120             119          7.570%
 86 36th Street Office Center                                360           358              120             118          7.550%
 87 Fifth Avenue Apartments                                  360           358              120             118          7.160%
 88 The Watermill Apartments                                 360           356              120             116          7.180%
 89 Brooks Corner                                            300           300              120             120          7.610%
 90 Hollywood Ardmore Apartments                             360           357              120             117          7.800%
 91 Chasewood Apartments                                     360           358              120             118          7.290%
 92 Kingsgate North                                          360           356              120             116          7.000%
 93 Fairfield Suites Pittsburgh/Airport                      300           299              120             119          7.660%
 94 Seatree Apartments                                       360           358              120             118          7.290%
 95 All Aboard Mini Storage - Alhambra                       360           355              120             115          7.190%
 96 West Century Center                                      360           359              120             119          7.780%
 97 Universal Plaza                                          360           358              120             118          7.650%
 98 Crestview Market Place                                   360           356              120             116          7.000%
 99 New Franklin Apartments  (4)                             216           212              120             116          6.250%
100 Windjammer Apartments                                    360           359              120             119          7.460%
101 Woodlake Village Apartments                              360           355              120             115          6.660%
102 Comfort Inn - Hopewell, VA                               300           297              120             117          7.375%
103 Linens N Things                                          324           313              240             229          6.950%
104 The Woods Apartments                                     360           358              120             118          7.220%
105 Moonlight Garden Apartments                              360           358              120             118          7.730%
106 Sagamore Court Apartments                                360           358              120             118          6.920%
107 Carriage Hill Apartments                                 360           357              120             117          7.000%
108 Dowling Office Building                                  360           358              120             118          7.400%
109 Main Street Plaza Shopping Center                        360           356              120             116          7.000%
110 Friendship Crossing Apartments                           360           358              120             118          7.430%
111 Spruce Properties  (1J)                                  360           357              120             117          7.600%
112 Oak Grove Apartments  (1J)                               360           357              120             117          7.600%
113 Aldrich Apartments  (1J)                                 360           357              120             117          7.600%
114 One Bellemead Center                                     360           357              120             117          7.910%
115 Denver Tech Center #30                                   360           357              120             117          7.000%
116 Preston Racquet Club Condominiums and Apartments         360           359              120             119          7.790%
117 Sand Lake Apartments                                     360           349              300             289          7.180%
118 Mobile Estate Mobile Home Park                           360           357              180             177          7.300%
119 Colonia Shopping Center                                  360           359              120             119          7.500%
120 Vista Ridge Center III                                   360           358              120             118          7.750%
121 Parkside East Apartments                                 360           357              120             117          7.250%
122 Northpark Village                                        360           356              120             116          7.000%
123 Breakers Apartments                                      360           355              120             115          6.850%
124 Picnic Lawn Apartments                                   360           358              120             118          7.460%
125 32nd Street and McDowell Road Shopping Center            360           356              120             116          7.150%
126 Triangle Corporate Center                                360           356              120             116          6.530%
127 One West Hills Office                                    360           358              120             118          7.300%
128 Harper Regency Apartments                                360           349              300             289          7.210%
129 Heritage Green Shopping Center                           360           358              120             118          7.500%
130 Captain's Landing Apartments                             360           357               89             86           7.390%
131 All Aboard Mini Storage - Fremont                        360           355              120             115          7.190%
132 Century Plaza Strip Shopping Center  (1K)                300           296              120             116          6.430%
133 Albany Square Strip Shopping Center  (1K)                300           296              120             116          6.430%
134 Larrabee Complex                                         300           297              120             117          6.750%

                                                                         First
                                                         Monthly         Payment        Maturity
  # Property Name                                        Payment          Date           Date           ARD (9)
  - -------------                                        -------         -------        --------        -------
 68 Centre North Shopping Center                           51,845.40     12/1/98        11/1/08
 69 Cranbrook Centre Apartments  (1H)                      34,368.89     2/1/99          1/1/09
 70 Cranbrook Centre Office Buildings  (1H)                17,446.14     2/1/99          1/1/09
 71 Lubbock Shopping Parkade                               52,856.90     2/1/99          1/1/09
 72 Marin Club Apartments                                  52,626.26     2/1/99          1/1/09
 73 Prunedale Center                                       49,614.68     12/1/98        11/1/28         11/1/08
 74 Lamplighter Ontario MHP                                49,212.83     2/1/99          1/1/04
 75 Marycrest Shopping Center  (2)                         50,294.05     1/1/99         12/1/08
 76 Elm Plaza Shopping Center                              50,148.86     12/1/98        11/1/08
 77 Century Plaza East                                     46,152.03     1/1/99         12/1/08
 78 Keller Springs Tech Center                             47,821.29     2/1/99          1/1/09
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)       23,439.85     12/1/98        11/1/28         11/1/08
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)          12,363.88     12/1/98        11/1/28         11/1/08
 81 Briarwood Manor  (1I)                                   8,628.96     12/1/98        11/1/28         11/1/08
 82 Tierra Verde Marine Center                             50,229.86     8/1/98          7/1/23         7/1/08
 83 Aurora Square                                          44,708.33     1/1/99         12/1/08
 84 Merchant's Square  (3)                                 45,508.18     2/1/99          1/1/09
 85 Northwood Hills Shopping Center                        45,760.91     3/1/99          2/1/09
 86 36th Street Office Center                              45,671.69     2/1/99          1/1/09
 87 Fifth Avenue Apartments                                43,269.28     2/1/99          1/1/09
 88 The Watermill Apartments                               43,355.83     12/1/98        11/1/08
 89 Brooks Corner                                          47,008.15     4/1/99          3/1/09
 90 Hollywood Ardmore Apartments                           44,991.91     1/1/99         12/1/08
 91 Chasewood Apartments                                   42,189.31     2/1/99          1/1/09
 92 Kingsgate North                                        39,119.79     12/1/98        11/1/08
 93 Fairfield Suites Pittsburgh/Airport                    43,766.70     3/1/99          2/1/09
 94 Seatree Apartments                                     39,997.66     2/1/99          1/1/09
 95 All Aboard Mini Storage - Alhambra                     38,516.73     11/1/98        10/1/28         10/1/08
 96 West Century Center                                    40,235.24     3/1/99          2/1/09
 97 Universal Plaza                                        39,449.00     2/1/99          1/1/09
 98 Crestview Market Place                                 36,591.64     12/1/98        11/1/08
 99 New Franklin Apartments  (4)                           41,703.84     12/1/98        11/1/08
100 Windjammer Apartments                                  36,397.92     3/1/99          2/1/09
101 Woodlake Village Apartments                            33,673.65     11/1/98        10/1/08
102 Comfort Inn - Hopewell, VA                             38,005.74     1/1/99         12/1/08
103 Linens N Things                                        35,597.06     5/1/98          4/1/25         4/1/18
104 The Woods Apartments                                   34,333.60     2/1/99          1/1/09
105 Moonlight Garden Apartments                            35,658.58     2/1/99          1/1/09
106 Sagamore Court Apartments                              32,798.94     2/1/99          1/1/09
107 Carriage Hill Apartments                               32,865.94     1/1/99         12/1/08
108 Dowling Office Building                                33,303.47     2/1/99          1/1/09
109 Main Street Plaza Shopping Center                      31,748.24     12/1/98        11/1/28         11/1/08
110 Friendship Crossing Apartments                         32,020.05     2/1/99          1/1/09
111 Spruce Properties  (1J)                                13,944.98     1/1/99         12/1/08
112 Oak Grove Apartments  (1J)                             10,414.60     1/1/99         12/1/08
113 Aldrich Apartments  (1J)                                7,413.78     1/1/99         12/1/08
114 One Bellemead Center                                   32,715.69     1/1/99         12/1/08
115 Denver Tech Center #30                                 29,772.29     1/1/99         12/1/08
116 Preston Racquet Club Condominiums and Apartments       31,571.93     3/1/99          2/1/09
117 Sand Lake Apartments                                   29,807.13     5/1/98          4/1/23
118 Mobile Estate Mobile Home Park                         29,479.55     1/1/99         12/1/13
119 Colonia Shopping Center                                29,954.35     3/1/99          2/1/09
120 Vista Ridge Center III                                 30,626.62     2/1/99          1/1/09
121 Parkside East Apartments                               28,651.40     1/1/99         12/1/08
122 Northpark Village                                      27,410.46     12/1/98        11/1/08
123 Breakers Apartments                                    26,839.42     11/1/98        10/1/28         10/1/08
124 Picnic Lawn Apartments                                 27,859.10     2/1/99          1/1/09
125 32nd Street and McDowell Road Shopping Center          27,016.27     12/1/98        11/1/08
126 Triangle Corporate Center                              25,361.69     12/1/98        11/1/28         11/1/08
127 One West Hills Office                                  27,080.05     2/1/99          1/1/09
128 Harper Regency Apartments                              27,008.75     5/1/98          4/1/23
129 Heritage Green Shopping Center                         26,919.76     2/1/99          1/1/09
130 Captain's Landing Apartments                           26,360.60     1/1/99          5/1/06
131 All Aboard Mini Storage - Fremont                      25,768.23     11/1/98        10/1/28         10/1/08
132 Century Plaza Strip Shopping Center  (1K)              14,087.63     12/1/98        11/1/08
133 Albany Square Strip Shopping Center  (1K)              11,404.27     12/1/98        11/1/08
134 Larrabee Complex                                       25,563.73     1/1/99         12/1/08

                                                           Prepayment Provision                Defeasance
  # Property Name                                          as of Origination(10)               Option (11)
  - -------------                                          ----------------------              -----------
 68 Centre North Shopping Center                           L (9.75), O (0.25)                     Yes
 69 Cranbrook Centre Apartments  (1H)                      L (9.5), O (0.5)                       Yes
 70 Cranbrook Centre Office Buildings  (1H)                L (9.5), O (0.5)                       Yes
 71 Lubbock Shopping Parkade                               L (9.75), O (0.25)                     Yes
 72 Marin Club Apartments                                  L (9.75), O (0.25)                     Yes
 73 Prunedale Center                                       L (9.75), O (0.25)                     Yes
 74 Lamplighter Ontario MHP                                L (4.75), O (0.25)                     Yes
 75 Marycrest Shopping Center  (2)                         L (9.5), O (0.5)                       Yes
 76 Elm Plaza Shopping Center                              L (9.5), O (0.5)                       Yes
 77 Century Plaza East                                     L (9.75), O (0.25)                     Yes
 78 Keller Springs Tech Center                             L (9.75), O (0.25)                     Yes
 79 Mobile Gardens/Holly View Mobile Home Park  (1I)       L (9.75), O (0.25)                     Yes
 80 Stony Chase/Rock Creek Mobile Home Park  (1I)          L (9.75), O (0.25)                     Yes
 81 Briarwood Manor  (1I)                                  L (9.75), O (0.25)                     Yes
 82 Tierra Verde Marine Center                             L (9.5), O (0.5)                       Yes
 83 Aurora Square                                          L (9.75), O (0.25)                     Yes
 84 Merchant's Square  (3)                                 L (9.5), O (0.5)                       Yes
 85 Northwood Hills Shopping Center                        L (9.5), O (0.5)                       Yes
 86 36th Street Office Center                              L (9.75), O (0.25)                     Yes
 87 Fifth Avenue Apartments                                L (9.5), O (0.5)                       Yes
 88 The Watermill Apartments                               L (9.5), O (0.5)                       Yes
 89 Brooks Corner                                          L (9.5), O (0.5)                       Yes
 90 Hollywood Ardmore Apartments                           L (9.5), O (0.5)                       Yes
 91 Chasewood Apartments                                   L (9.75), O (0.25)                     Yes
 92 Kingsgate North                                        L (9.75), O (0.25)                     Yes
 93 Fairfield Suites Pittsburgh/Airport                    L (9.75), O (0.25)                     Yes
 94 Seatree Apartments                                     L (9.75), O (0.25)                     Yes
 95 All Aboard Mini Storage - Alhambra                     L (9.75), O (0.25)                     Yes
 96 West Century Center                                    L (9.75), O (0.25)                     Yes
 97 Universal Plaza                                        L (9.75), O (0.25)                     Yes
 98 Crestview Market Place                                 L (9.75), O (0.25)                     Yes
 99 New Franklin Apartments  (4)                           L (9.5), O (0.5)                       Yes
100 Windjammer Apartments                                  L (9.5), O (0.5)                       Yes
101 Woodlake Village Apartments                            L (9.5), O (0.5)                       Yes
102 Comfort Inn - Hopewell, VA                             L (9.5), O (0.5)                       Yes
103 Linens N Things                                        L (9.92), YM 1% (9.58), O (0.5)         No
104 The Woods Apartments                                   L (9.75), O (0.25)                     Yes
105 Moonlight Garden Apartments                            L (9.75), O (0.25)                     Yes
106 Sagamore Court Apartments                              L (9.5), O (0.5)                       Yes
107 Carriage Hill Apartments                               L (9.5), O (0.5)                       Yes
108 Dowling Office Building                                L (9.75), O (0.25)                     Yes
109 Main Street Plaza Shopping Center                      L (9.75), O (0.25)                     Yes
110 Friendship Crossing Apartments                         L (9.75), O (0.25)                     Yes
111 Spruce Properties  (1J)                                L (9.5), O (0.5)                       Yes
112 Oak Grove Apartments  (1J)                             L (9.5), O (0.5)                       Yes
113 Aldrich Apartments  (1J)                               L (9.5), O (0.5)                       Yes
114 One Bellemead Center                                   L (9.67), O (0.33)                     Yes
115 Denver Tech Center #30                                 L (9.75), O (0.25)                     Yes
116 Preston Racquet Club Condominiums and Apartments       L (9.75), O (0.25)                     Yes
117 Sand Lake Apartments                                   L (9.92), YM 1% (14.83), O (0.25)       No
118 Mobile Estate Mobile Home Park                         L (14.5), O (0.5)                      Yes
119 Colonia Shopping Center                                L (9.67), O (0.33)                     Yes
120 Vista Ridge Center III                                 L (9.75), O (0.25)                     Yes
121 Parkside East Apartments                               L (9.75), O (0.25)                     Yes
122 Northpark Village                                      L (9.75), O (0.25)                     Yes
123 Breakers Apartments                                    L (9.5), O (0.5)                       Yes
124 Picnic Lawn Apartments                                 L (9.75), O (0.25)                     Yes
125 32nd Street and McDowell Road Shopping Center          L (9.75), O (0.25)                     Yes
126 Triangle Corporate Center                              L (9.75), O (0.25)                     Yes
127 One West Hills Office                                  L (9.75), O (0.25)                     Yes
128 Harper Regency Apartments                              L (7.92), YM 1% (16.83), O (0.25)       No
129 Heritage Green Shopping Center                         L (9.75), O (0.25)                     Yes
130 Captain's Landing Apartments                           L (4), YM 1% (2.92), O (0.5)            No
131 All Aboard Mini Storage - Fremont                      L (9.75), O (0.25)                     Yes
132 Century Plaza Strip Shopping Center  (1K)              L (9.5), O (0.5)                       Yes
133 Albany Square Strip Shopping Center  (1K)              L (9.5), O (0.5)                       Yes
134 Larrabee Complex                                       L (9.5), O (0.5)                       Yes

                   Characteristics of the Mortgage Loans


                                                                                    Original                          Percentage of
                                                             Mortgage Loan          Principal     Cut-off Date          Initial
  # Property Name                                               Seller              Balance       Balance (7)         Pool Balance
  - -------------                                            -------------          ----------    ------------        ------------
135 Cedar Garden Apartments                               G.E. Capital Access        3,680,000         3,673,780         0.3%
136 All Aboard Mini Storage - Stanton                     G.E. Capital Access        3,680,000         3,666,066         0.3%
137 Windtree Apartments - Phase I                         G.E. Capital Access        3,600,000         3,593,944         0.3%
138 Lake City Mini-Storage                                G.E. Capital Access        3,600,000         3,582,501         0.3%
139 Huntington Mobile Estates                             G.E. Capital Access        3,500,000         3,488,993         0.3%
140 Everhart Park Shopping Center                         G.E. Capital Access        3,500,000         3,488,424         0.3%
141 Rafael North Executive Park                           G.E. Capital Access        3,500,000         3,484,424         0.3%
142 Westwind Estates                                      G.E. Capital Access        3,448,000         3,440,039         0.3%
143 Hewlett Shopping Center                               G.E. Capital Access        3,400,000         3,392,008         0.3%
144 Forest Park Village                                   G.E. Capital Access        3,280,000         3,273,025         0.3%
145 2700 Richards Building                                G.E. Capital Access        3,243,000         3,239,230         0.3%
146 Lincoln Park Center                                   G.E. Capital Access        3,219,000         3,211,916         0.3%
147 Cedar Heights Apartments                              G.E. Capital Access        3,100,000         3,096,364         0.2%
148 The North Oak Apartments                              G.E. Capital Access        3,100,000         3,096,333         0.2%
149 Arrowhead Court Apartments                            G.E. Capital Access        3,100,000         3,089,758         0.2%
150 The Citibank Building                                 G.E. Capital Access        3,100,000         3,089,758         0.2%
151 Petco/Starbucks S/C                                   G.E. Capital Access        3,085,000         3,078,211         0.2%
152 1870 Ogden Drive                                      G.E. Capital Access        3,080,000         3,076,465         0.2%
153 Woodland Park Office Building                         Column                     3,050,000         3,043,676         0.2%
154 Tree Top Apartments                                   G.E. Capital Access        3,000,000         2,996,535         0.2%
155 Costa Mesa Mobile Estates                             Column                     3,000,000         2,996,361         0.2%
156 Greenville Village Mobile Home Park                   Column                     3,000,000         2,992,519         0.2%
157 Brookwood Village                                     G.E. Capital Access        3,000,000         2,989,241         0.2%
158 Rose Grove Mobile Home Park                           G.E. Capital Access        3,000,000         2,987,966         0.2%
159 Little River Shopping Center                          G.E. Capital Access        2,960,000         2,956,573         0.2%
160 The Amberton Apartments                               Column                     2,900,000         2,890,880         0.2%
161 Best Western Worlds of Fun                            G.E. Capital Access        2,897,000         2,890,249         0.2%
162 All Aboard Mini Storage - Anaheim                     G.E. Capital Access        2,900,000         2,889,020         0.2%
163 Waterway Crossing Apartments                          G.E. Capital Access        2,850,000         2,824,908         0.2%
164 The Borders Building                                  G.E. Capital Access        2,850,000         2,823,462         0.2%
165 Ken-Caryl Business Center                             G.E. Capital Access        2,830,000         2,819,285         0.2%
166 Alta Vista Mobile Home Park                           G.E. Capital Access        2,800,000         2,795,415         0.2%
167 Palm Springs Self Storage                             G.E. Capital Access        2,800,000         2,790,696         0.2%
168 Holiday Inn Express Auburn                            Column                     2,800,000         2,789,581         0.2%
169 Caruth Haven Retail Center                            G.E. Capital Access        2,800,000         2,789,237         0.2%
170 3456 Ridge Property                                   G.E. Capital Access        2,800,000         2,788,732         0.2%
171 Campus Plaza Shopping Center                          G.E. Capital Access        2,750,000         2,741,352         0.2%
172 All Aboard Mini Storage - San Gabriel                 G.E. Capital Access        2,740,000         2,729,626         0.2%
173 Point O' Woods Apartments                             G.E. Capital Access        2,720,000         2,716,809         0.2%
174 Williamsburg on the Lake Apartments                   G.E. Capital Access        2,743,468         2,694,425         0.2%
175 Airport Business Center                               Column                     2,700,000         2,693,962         0.2%
176 Staples - Wilmington                                  G.E. Capital Access        2,680,000         2,676,919         0.2%
177 Felicita Junction                                     G.E. Capital Access        2,675,000         2,671,870         0.2%
178 The Bordeaux Apartments                               G.E. Capital Access        2,680,000         2,666,424         0.2%
179 High Point Village I Apartments                       Column                     2,650,000         2,650,000         0.2%
180 Assured Self Storage Facility                         G.E. Capital Access        2,650,000         2,643,825         0.2%
181 Staples - Valparaiso                                  G.E. Capital Access        2,560,000         2,557,057         0.2%
182 Fruitland Grove Family Park                           G.E. Capital Access        2,520,000         2,505,622         0.2%
183 Centennial Creek Office Park                          G.E. Capital Access        2,500,000         2,493,826         0.2%
184 Park Lane Village Apartments  (1L)                    Column                     1,350,000         1,345,453         0.1%
185 Rynearson Lane Village Apartments  (1L)               Column                     1,150,000         1,146,126         0.1%
186 Holiday Inn Express Ottawa                            Column                     2,500,000         2,490,697         0.2%
187 Ross Apartments                                       G.E. Capital Access        2,500,000         2,488,010         0.2%
188 339 S. Ardmore Apartments                             G.E. Capital Access        2,500,000         2,487,451         0.2%
189 Edgewater Beach Resort                                G.E. Capital Access        2,493,000         2,487,007         0.2%
190 Fondren Hill Apartments                               G.E. Capital Access        2,450,000         2,438,627         0.2%
191 Cottonwood Plaza                                      G.E. Capital Access        2,400,000         2,394,370         0.2%
192 Southport Shops                                       G.E. Capital Access        2,400,000         2,392,453         0.2%
193 Hawthorne Hill Apartments                             G.E. Capital Access        2,400,000         2,389,375         0.2%
194 Days Inn Waccamaw                                     G.E. Capital Access        2,400,000         2,387,655         0.2%
195 Turtle Oaks Apartments                                G.E. Capital Access        2,344,000         2,341,262         0.2%
196 Linden Place Mobile Home Park                         Column                     2,325,000         2,313,654         0.2%
197 Moore Lake Commons Shopping Center                    Column                     2,300,000         2,295,187         0.2%
198 Imperial Manor West Apartments                        G.E. Capital Access        2,300,000         2,281,127         0.2%
199 Brown School Station Apts.                            G.E. Capital Access        2,260,000         2,249,293         0.2%
200 South Street Seaport Office Center                    Column                     2,250,000         2,242,342         0.2%
201 Hathaway Commerce Center                              Column                     2,200,000         2,195,081         0.2%

                                                             Original     Remaining        Original      Remaining
                                                           Amortization  Amortization      Term to         Term to
                                                              Term          Term           Maturity       Maturity       Mortgage
  # Property Name                                            (months)     (months)        (months)(8)    (months)(8)       Rate
  - -------------                                          ------------  ------------     -----------    ------------    --------
135 Cedar Garden Apartments                                    360           358              120             118          7.520%
136 All Aboard Mini Storage - Stanton                          360           355              120             115          7.190%
137 Windtree Apartments - Phase I                              360           358              120             118          7.550%
138 Lake City Mini-Storage                                     300           296              120             116          7.150%
139 Huntington Mobile Estates                                  360           356              120             116          7.250%
140 Everhart Park Shopping Center                              360           356              120             116          7.000%
141 Rafael North Executive Park                                324           320              120             116          6.680%
142 Westwind Estates                                           360           357              120             117          7.340%
143 Hewlett Shopping Center                                    360           357              120             117          7.250%
144 Forest Park Village                                        360           357              120             117          7.750%
145 2700 Richards Building                                     360           359              120             119          7.460%
146 Lincoln Park Center                                        360           357              120             117          7.580%
147 Cedar Heights Apartments                                   360           359              120             119          7.350%
148 The North Oak Apartments                                   360           359              120             119          7.250%
149 Arrowhead Court Apartments                                 360           356              120             116          7.000%
150 The Citibank Building                                      360           356              120             116          7.000%
151 Petco/Starbucks S/C                                        360           357              120             117          7.580%
152 1870 Ogden Drive                                           360           359              120             119          7.620%
153 Woodland Park Office Building                              360           357              120             117          7.875%
154 Tree Top Apartments                                        360           359              120             119          7.540%
155 Costa Mesa Mobile Estates                                  360           359              120             119          6.960%
156 Greenville Village Mobile Home Park                        300           298              120             118          7.500%
157 Brookwood Village                                          360           356              120             116          6.580%
158 Rose Grove Mobile Home Park                                360           355              120             115          6.920%
159 Little River Shopping Center                               360           359              144             143          7.510%
160 The Amberton Apartments                                    360           356              120             116          7.250%
161 Best Western Worlds of Fun                                 300           298              120             118          8.000%
162 All Aboard Mini Storage - Anaheim                          360           355              120             115          7.190%
163 Waterway Crossing Apartments                               360           349              180             169          6.830%
164 The Borders Building                                       180           177              120             117          7.250%
165 Ken-Caryl Business Center                                  360           355              120             115          7.190%
166 Alta Vista Mobile Home Park                                360           358               84             82           7.720%
167 Palm Springs Self Storage                                  300           297              120             117          7.710%
168 Holiday Inn Express Auburn                                 300           297              120             117          7.000%
169 Caruth Haven Retail Center                                 360           355              120             115          7.120%
170 3456 Ridge Property                                        360           356              120             116          5.980%
171 Campus Plaza Shopping Center                               360           356              120             116          7.250%
172 All Aboard Mini Storage - San Gabriel                      360           355              120             115          7.190%
173 Point O' Woods Apartments                                  360           359              120             119          7.350%
174 Williamsburg on the Lake Apartments                        300           285              120             105          7.500%
175 Airport Business Center                                    360           357              120             117          7.500%
176 Staples - Wilmington                                       360           359              120             119          7.600%
177 Felicita Junction                                          360           359              120             119          7.380%
178 The Bordeaux Apartments                                    360           355              120             115          5.960%
179 High Point Village I Apartments                            360           360              120             120          7.750%
180 Assured Self Storage Facility                              300           298              120             118          8.000%
181 Staples - Valparaiso                                       360           359              120             119          7.600%
182 Fruitland Grove Family Park                                360           352              120             112          7.280%
183 Centennial Creek Office Park                               360           357              120             117          7.000%
184 Park Lane Village Apartments  (1L)                         300           297              120             117          7.625%
185 Rynearson Lane Village Apartments  (1L)                    300           297              120             117          7.625%
186 Holiday Inn Express Ottawa                                 300           297              120             117          7.000%
187 Ross Apartments                                            360           355              120             115          6.060%
188 339 S. Ardmore Apartments                                  360           354              120             114          6.970%
189 Edgewater Beach Resort                                     300           298              120             118          7.770%
190 Fondren Hill Apartments                                    360           355              120             115          6.220%
191 Cottonwood Plaza                                           360           357              120             117          7.260%
192 Southport Shops                                            360           356              120             116          7.250%
193 Hawthorne Hill Apartments                                  360           355              120             115          6.450%
194 Days Inn Waccamaw                                          300           296              120             116          6.790%
195 Turtle Oaks Apartments                                     360           359              120             119          7.400%
196 Linden Place Mobile Home Park                              300           296              120             116          7.125%
197 Moore Lake Commons Shopping Center                         360           357              120             117          7.830%
198 Imperial Manor West Apartments                             300           293              120             113          7.130%
199 Brown School Station Apts.                                 360           354              120             114          7.050%
200 South Street Seaport Office Center                         300           297              120             117          7.560%
201 Hathaway Commerce Center                                   360           357              120             117          7.500%

                                                                         First
                                                         Monthly         Payment        Maturity
  # Property Name                                        Payment          Date           Date           ARD (9)
  - -------------                                        -------         -------        --------        -------
135 Cedar Garden Apartments                                25,781.51     2/1/99          1/1/09
136 All Aboard Mini Storage - Stanton                      24,954.50     11/1/98        10/1/28         10/1/08
137 Windtree Apartments - Phase I                          25,295.09     2/1/99          1/1/09
138 Lake City Mini-Storage                                 25,789.57     12/1/98        11/1/08
139 Huntington Mobile Estates                              23,876.17     12/1/98        11/1/28         11/1/08
140 Everhart Park Shopping Center                          23,285.59     12/1/98        11/1/28         11/1/08
141 Rafael North Executive Park                            23,348.17     12/1/98        11/1/08
142 Westwind Estates                                       23,732.29     1/1/99         12/1/28         12/1/08
143 Hewlett Shopping Center                                23,193.99     1/1/99         12/1/08
144 Forest Park Village                                    23,498.32     1/1/99         12/1/08
145 2700 Richards Building                                 22,586.77     3/1/99          2/1/09
146 Lincoln Park Center                                    22,684.31     1/1/99         12/1/08
147 Cedar Heights Apartments                               21,358.14     3/1/99          2/1/09
148 The North Oak Apartments                               21,147.46     3/1/99          2/1/09
149 Arrowhead Court Apartments                             20,624.38     12/1/98        11/1/08
150 The Citibank Building                                  20,624.38     12/1/98        11/1/28         11/1/08
151 Petco/Starbucks S/C                                    21,740.02     1/1/99         12/1/08
152 1870 Ogden Drive                                       21,789.45     3/1/99          2/1/09
153 Woodland Park Office Building                          22,114.62     1/1/99         12/1/08
154 Tree Top Apartments                                    21,058.67     3/1/99          2/1/09
155 Costa Mesa Mobile Estates                              19,878.55     3/1/99          2/1/09
156 Greenville Village Mobile Home Park                    22,169.74     2/1/99          1/1/09
157 Brookwood Village                                      19,120.15     12/1/98        11/1/08
158 Rose Grove Mobile Home Park                            19,798.15     11/1/98        10/1/28         10/1/08
159 Little River Shopping Center                           20,717.02     3/1/99          2/1/11
160 The Amberton Apartments                                19,783.11     12/1/98        11/1/08
161 Best Western Worlds of Fun                             22,359.52     2/1/99          1/1/09
162 All Aboard Mini Storage - Anaheim                      19,665.23     11/1/98        10/1/28         10/1/08
163 Waterway Crossing Apartments                           18,636.86     5/1/98          4/1/28         4/1/13
164 The Borders Building                                   26,016.59     1/1/99         12/1/08
165 Ken-Caryl Business Center                              19,190.55     11/1/98        10/1/28         10/1/08
166 Alta Vista Mobile Home Park                            20,001.53     2/1/99          1/1/06
167 Palm Springs Self Storage                              21,075.73     1/1/99         12/1/08
168 Holiday Inn Express Auburn                             19,789.82     1/1/99         12/1/08
169 Caruth Haven Retail Center                             18,854.67     11/1/98        10/1/28         10/1/08
170 3456 Ridge Property                                    16,751.43     12/1/98        11/1/28         11/1/08
171 Campus Plaza Shopping Center                           18,759.85     12/1/98        11/1/28         11/1/08
172 All Aboard Mini Storage - San Gabriel                  18,580.25     11/1/98        10/1/28         10/1/08
173 Point O' Woods Apartments                              18,740.04     3/1/99          2/1/09
174 Williamsburg on the Lake Apartments                    20,275.53     1/1/98         12/1/07
175 Airport Business Center                                18,878.79     1/1/99         12/1/08
176 Staples - Wilmington                                   18,922.80     3/1/99          2/1/09
177 Felicita Junction                                      18,484.68     3/1/99          2/1/09
178 The Bordeaux Apartments                                15,999.10     11/1/98        10/1/28         10/1/08
179 High Point Village I Apartments                        18,984.92     4/1/99          3/1/09
180 Assured Self Storage Facility                          20,453.13     2/1/99          1/1/09
181 Staples - Valparaiso                                   18,075.51     3/1/99          2/1/09
182 Fruitland Grove Family Park                            17,242.15     8/1/98          7/1/28         7/1/08
183 Centennial Creek Office Park                           16,632.56     1/1/99         12/1/08
184 Park Lane Village Apartments  (1L)                     10,086.40     1/1/99         12/1/08
185 Rynearson Lane Village Apartments  (1L)                 8,592.12     1/1/99         12/1/08
186 Holiday Inn Express Ottawa                             17,669.48     1/1/99         12/1/08
187 Ross Apartments                                        15,085.34     11/1/98        10/1/28         10/1/08
188 339 S. Ardmore Apartments                              16,582.22     10/1/98         9/1/28         9/1/08
189 Edgewater Beach Resort                                 18,863.09     2/1/99          1/1/09
190 Fondren Hill Apartments                                15,037.30     11/1/98        10/1/28         10/1/08
191 Cottonwood Plaza                                       16,388.51     1/1/99         12/1/08
192 Southport Shops                                        16,372.23     12/1/98        11/1/08
193 Hawthorne Hill Apartments                              15,090.80     11/1/98        10/1/28         10/1/08
194 Days Inn Waccamaw                                      16,642.55     12/1/98        11/1/08
195 Turtle Oaks Apartments                                 16,229.38     3/1/99          2/1/09
196 Linden Place Mobile Home Park                          16,618.48     12/1/98        11/1/08
197 Moore Lake Commons Shopping Center                     16,604.81     1/1/99         12/1/08
198 Imperial Manor West Apartments                         16,447.16     9/1/98          8/1/23         8/1/08
199 Brown School Station Apts.                             15,111.80     10/1/98         9/1/28         9/1/08
200 South Street Seaport Office Center                     16,715.21     1/1/99         12/1/08
201 Hathaway Commerce Center                               15,382.72     1/1/99         12/1/08

                                                          Prepayment Provision                Defeasance
  # Property Name                                         as of Origination(10)               Option (11)
  - -------------                                         ----------------------              -----------
135 Cedar Garden Apartments                               L (9.75), O (0.25)                     Yes
136 All Aboard Mini Storage - Stanton                     L (9.75), O (0.25)                     Yes
137 Windtree Apartments - Phase I                         L (9.75), O (0.25)                     Yes
138 Lake City Mini-Storage                                L (9.75), O (0.25)                     Yes
139 Huntington Mobile Estates                             L (9.75), O (0.25)                     Yes
140 Everhart Park Shopping Center                         L (9.67), O (0.33)                     Yes
141 Rafael North Executive Park                           L (9.75), O (0.25)                     Yes
142 Westwind Estates                                      L (9.75), O (0.25)                     Yes
143 Hewlett Shopping Center                               L (9.75), O (0.25)                     Yes
144 Forest Park Village                                   L (9.75), O (0.25)                     Yes
145 2700 Richards Building                                L (9.75), O (0.25)                     Yes
146 Lincoln Park Center                                   L (9.5), O (0.5)                       Yes
147 Cedar Heights Apartments                              L (9.75), O (0.25)                     Yes
148 The North Oak Apartments                              L (9.75), O (0.25)                     Yes
149 Arrowhead Court Apartments                            L (9.75), O (0.25)                     Yes
150 The Citibank Building                                 L (9.75), O (0.25)                     Yes
151 Petco/Starbucks S/C                                   L (9.75), O (0.25)                     Yes
152 1870 Ogden Drive                                      L (9.75), O (0.25)                     Yes
153 Woodland Park Office Building                         L (9.5), O (0.5)                       Yes
154 Tree Top Apartments                                   L (9.75), O (0.25)                     Yes
155 Costa Mesa Mobile Estates                             L (9.5), O (0.5)                       Yes
156 Greenville Village Mobile Home Park                   L (9.5), O (0.5)                       Yes
157 Brookwood Village                                     L (9.75), O (0.25)                     Yes
158 Rose Grove Mobile Home Park                           L (9.5), O (0.5)                       Yes
159 Little River Shopping Center                          L (11.67), O (0.33)                    Yes
160 The Amberton Apartments                               L (9.5), O (0.5)                       Yes
161 Best Western Worlds of Fun                            L (9.75), O (0.25)                     Yes
162 All Aboard Mini Storage - Anaheim                     L (9.75), O (0.25)                     Yes
163 Waterway Crossing Apartments                          L (4.92), YM 1% (9.83), O (0.25)        No
164 The Borders Building                                  L (9.75), O (0.25)                     Yes
165 Ken-Caryl Business Center                             L (9.75), O (0.25)                     Yes
166 Alta Vista Mobile Home Park                           L (6.75), O (0.25)                     Yes
167 Palm Springs Self Storage                             L (9.75), O (0.25)                     Yes
168 Holiday Inn Express Auburn                            L (9.5), O (0.5)                       Yes
169 Caruth Haven Retail Center                            L (9.75), O (0.25)                     Yes
170 3456 Ridge Property                                   L (9.75), O (0.25)                     Yes
171 Campus Plaza Shopping Center                          L (3), YM 1% (6.5), O (0.5)             No
172 All Aboard Mini Storage - San Gabriel                 L (9.75), O (0.25)                     Yes
173 Point O' Woods Apartments                             L (9.75), O (0.25)                     Yes
174 Williamsburg on the Lake Apartments                   L (3), YM 1% (7)                        No
175 Airport Business Center                               L (9.5), O (0.5)                       Yes
176 Staples - Wilmington                                  L (9.75), O (0.25)                     Yes
177 Felicita Junction                                     L (9.75), O (0.25)                     Yes
178 The Bordeaux Apartments                               L (9.67), O (0.33)                     Yes
179 High Point Village I Apartments                       L (9.5), O (0.5)                       Yes
180 Assured Self Storage Facility                         L (9.75), O (0.25)                     Yes
181 Staples - Valparaiso                                  L (9.75), O (0.25)                     Yes
182 Fruitland Grove Family Park                           L (4), YM 1% (5.75), O (0.25)           No
183 Centennial Creek Office Park                          L (9.75), O (0.25)                     Yes
184 Park Lane Village Apartments  (1L)                    L (9.5), O (0.5)                       Yes
185 Rynearson Lane Village Apartments  (1L)               L (9.5), O (0.5)                       Yes
186 Holiday Inn Express Ottawa                            L (9.5), O (0.5)                       Yes
187 Ross Apartments                                       L (9.75), O (0.25)                     Yes
188 339 S. Ardmore Apartments                             L (9.75), O (0.25)                     Yes
189 Edgewater Beach Resort                                L (9.75), O (0.25)                     Yes
190 Fondren Hill Apartments                               L (9.75), O (0.25)                     Yes
191 Cottonwood Plaza                                      L (9.75), O (0.25)                     Yes
192 Southport Shops                                       L (9.75), O (0.25)                     Yes
193 Hawthorne Hill Apartments                             L (9.75), O (0.25)                     Yes
194 Days Inn Waccamaw                                     L (9.75), O (0.25)                     Yes
195 Turtle Oaks Apartments                                L (9.75), O (0.25)                     Yes
196 Linden Place Mobile Home Park                         L (9.5), O (0.5)                       Yes
197 Moore Lake Commons Shopping Center                    L (9.5), O (0.5)                       Yes
198 Imperial Manor West Apartments                        L (9.75), O (0.25)                     Yes
199 Brown School Station Apts.                            L (9.75), O (0.25)                     Yes
200 South Street Seaport Office Center                    L (9.5), O (0.5)                       Yes
201 Hathaway Commerce Center                              L (9.5), O (0.5)                       Yes

                   Characteristics of the Mortgage Loans


                                                                                    Original                          Percentage of
                                                             Mortgage Loan          Principal     Cut-off Date          Initial
  # Property Name                                               Seller              Balance       Balance (7)         Pool Balance
  - -------------                                            -------------          ----------    ------------        ------------
202 Corinthian Apartments                                 G.E. Capital Access        2,200,000         2,187,615         0.2%
203 Walgreen's Drug Store - Swansea                       G.E. Capital Access        2,190,000         2,184,954         0.2%
204 Catalina Apartments                                   G.E. Capital Access        2,176,000         2,172,345         0.2%
205 Devonshire Square Retail Center                       Column                     2,125,000         2,118,371         0.2%
206 1440 N. Vine Street                                   G.E. Capital Access        2,100,000         2,093,062         0.2%
207 College Park Apartments                               G.E. Capital Access        2,100,000         2,088,510         0.2%
208 Country Brooke Apartments                             G.E. Capital Access        2,067,000         2,055,765         0.2%
209 Hillside View Apartments                              Column                     2,050,000         2,038,134         0.2%
210 Benihana Restaurant                                   Column                     2,000,000         1,996,924         0.2%
211 Crosswinds Apartments                                 Column                     2,000,000         1,996,476         0.2%
212 Imperial Plaza Retail Center                          G.E. Capital Access        2,000,000         1,995,314         0.2%
213 Twin Lakes Mobile Home Park                           Column                     2,000,000         1,992,704         0.2%
214 Antietam Village Center                               Column                     2,000,000         1,990,431         0.2%
215 Gateway Shoppes                                       G.E. Capital Access        2,000,000         1,989,534         0.2%
216 Red Onion Building                                    G.E. Capital Access        2,000,000         1,989,353         0.2%
217 526 South Ardmore Avenue                              G.E. Capital Access        2,000,000         1,985,158         0.2%
218 All Aboard Mini Storage - Santa Ana                   G.E. Capital Access        1,894,000         1,886,829         0.2%
219 Villa East I & II                                     G.E. Capital Access        1,870,000         1,867,888         0.2%
220 Courtyard Apartments                                  G.E. Capital Access        1,850,000         1,846,761         0.1%
221 Sunset View Village Apartments                        G.E. Capital Access        1,852,000         1,845,711         0.1%
222 Wilmington Plaza                                      G.E. Capital Access        1,845,000         1,841,901         0.1%
223 The Nations Bank Building                             Column                     1,850,000         1,840,216         0.1%
224 Quail Ridge Apartments                                Column                     1,840,000         1,829,799         0.1%
225 Best Western KCI Airport                              G.E. Capital Access        1,826,000         1,821,745         0.1%
226 Laurel Heights Apartments                             G.E. Capital Access        1,800,000         1,790,996         0.1%
227 El Monte Mobile Air Mobile Home Park                  G.E. Capital Access        1,800,000         1,789,682         0.1%
228 Harold Gilstrap Shopping Center                       Column                     1,800,000         1,786,750         0.1%
229 Lakeside Apartments                                   Column                     1,800,000         1,781,950         0.1%
230 Park Glen Apartments                                  Column                     1,750,000         1,744,104         0.1%
231 St. Lucie Mobile Village                              Column                     1,750,000         1,743,616         0.1%
232 Ravenscroft Apartments                                Column                     1,750,000         1,740,783         0.1%
233 Coach Country Corral MHP                              Column                     1,750,000         1,733,966         0.1%
234 Seaside Village Shopping Center                       Column                     1,725,000         1,722,395         0.1%
235 Sherwood Park Apartments                              Column                     1,700,000         1,696,004         0.1%
236 Ravenna Plaza                                         G.E. Capital Access        1,701,000         1,695,492         0.1%
237 Holiday Inn Express Oglesby                           Column                     1,700,000         1,693,674         0.1%
238 Central/Magnolia Retail Center                        G.E. Capital Access        1,695,000         1,688,244         0.1%
239 Rolling Hills Estates                                 G.E. Capital Access        1,700,000         1,686,359         0.1%
240 Saticoy-Royale Apartments                             Column                     1,670,000         1,664,748         0.1%
241 Holiday/Park Riviera Mobile Home Park                 Column                     1,645,000         1,637,436         0.1%
242 Gottschalk's Department Store                         Column                     1,610,000         1,602,597         0.1%
243 Justin Apartments                                     Column                     1,600,000         1,597,176         0.1%
244 Fountain Square Apartments                            Column                     1,600,000         1,595,872         0.1%
245 383 St. Johns Place                                   G.E. Capital Access        1,600,000         1,594,755         0.1%
246 Days Inn                                              G.E. Capital Access        1,600,000         1,592,690         0.1%
247 Market Plaza                                          Column                     1,575,000         1,563,876         0.1%
248 Michigan Plaza & Bender Plaza  (5)                    Column                     1,550,000         1,546,334         0.1%
249 Mockingbird Park Retail Building                      Column                     1,540,000         1,534,709         0.1%
250 Poolesville Village Center                            Column                     1,525,000         1,520,437         0.1%
251 Citadel Square Shopping Center  (6)                   Column                     1,500,000         1,500,000         0.1%
252 Executive Park Offices                                G.E. Capital Access        1,501,000         1,499,290         0.1%
253 Sherwood Mobile Home Estates                          Column                     1,500,000         1,492,680         0.1%
254 Ware's Van & Storage Co.                              Column                     1,500,000         1,489,399         0.1%
255 Sunrise Terrace Mobile Home Park                      Column                     1,450,000         1,445,275         0.1%
256 Best Western Country Inn North                        G.E. Capital Access        1,448,000         1,444,626         0.1%
257 Woodlake Resort Village Apartments                    Column                     1,400,000         1,393,722         0.1%
258 Plantation Pines Apartments                           Column                     1,350,000         1,347,949         0.1%
259 Pacific Mini Storage                                  G.E. Capital Access        1,350,000         1,345,706         0.1%
260 Sunridge Apartments                                   Column                     1,345,000         1,341,749         0.1%
261 Courtyards of Granbury                                Column                     1,300,000         1,296,871         0.1%
262 Parkside Place Apartments                             Column                     1,300,000         1,290,235         0.1%
263 University Apartments                                 Column                     1,260,000         1,258,018         0.1%
264 Isaqueena Village Apartments                          G.E. Capital Access        1,250,000         1,243,760         0.1%
265 Turtle Dove I Apartments                              Column                     1,225,000         1,225,000         0.1%
266 Carson Gardens Mobile Home Park                       G.E. Capital Access        1,200,000         1,192,300         0.1%
267 Valerie Apartments                                    Column                     1,072,000         1,070,329         0.1%
268 Huddersfield Apartments                               Column                     1,060,000         1,058,366         0.1%

                                                              Original     Remaining        Original      Remaining
                                                            Amortization  Amortization      Term to         Term to
                                                               Term          Term           Maturity       Maturity       Mortgage
  # Property Name                                             (months)     (months)        (months)(8)    (months)(8)       Rate
  - -------------                                           ------------  ------------     -----------    ------------    --------
202 Corinthian Apartments                                       360           353              120             113          6.840%
203 Walgreen's Drug Store - Swansea                             360           357              120             117          7.350%
204 Catalina Apartments                                         360           358              120             118          7.560%
205 Devonshire Square Retail Center                             300           297              120             117          8.100%
206 1440 N. Vine Street                                         360           356              120             116          7.000%
207 College Park Apartments                                     360           353              120             113          6.970%
208 Country Brooke Apartments                                   360           353              120             113          7.000%
209 Hillside View Apartments                                    240           237              240             237          7.000%
210 Benihana Restaurant                                         300           299              120             119          7.650%
211 Crosswinds Apartments                                       360           358              120             118          7.260%
212 Imperial Plaza Retail Center                                300           298              120             118          7.960%
213 Twin Lakes Mobile Home Park                                 300           297              120             117          7.125%
214 Antietam Village Center                                     300           296              120             116          7.250%
215 Gateway Shoppes                                             300           296              120             116          6.680%
216 Red Onion Building                                          300           296              120             116          6.570%
217 526 South Ardmore Avenue                                    360           351              120             111          7.090%
218 All Aboard Mini Storage - Santa Ana                         360           355              120             115          7.190%
219 Villa East I & II                                           360           359              120             119          7.830%
220 Courtyard Apartments                                        360           358              120             118          7.300%
221 Sunset View Village Apartments                              360           356              120             116          6.860%
222 Wilmington Plaza                                            360           358              120             118          7.560%
223 The Nations Bank Building                                   240           237              120             117          7.740%
224 Quail Ridge Apartments                                      360           353              120             113          6.910%
225 Best Western KCI Airport                                    300           298              120             118          8.000%
226 Laurel Heights Apartments                                   360           354              120             114          6.790%
227 El Monte Mobile Air Mobile Home Park                        360           352              120             112          7.260%
228 Harold Gilstrap Shopping Center                             300           294              120             114          6.960%
229 Lakeside Apartments                                         216           212              180             176          6.350%
230 Park Glen Apartments                                        360           356              120             116          6.900%
231 St. Lucie Mobile Village                                    300           297              120             117          7.125%
232 Ravenscroft Apartments                                      360           354              120             114          6.540%
233 Coach Country Corral MHP                                    300           292              120             112          7.190%
234 Seaside Village Shopping Center                             300           299              120             119          7.880%
235 Sherwood Park Apartments                                    360           357              180             177          7.250%
236 Ravenna Plaza                                               300           297              120             117          7.870%
237 Holiday Inn Express Oglesby                                 300           297              120             117          7.000%
238 Central/Magnolia Retail Center                              360           355              120             115          6.950%
239 Rolling Hills Estates                                       300           293              120             113          7.260%
240 Saticoy-Royale Apartments                                   360           356              120             116          7.250%
241 Holiday/Park Riviera Mobile Home Park                       300           296              120             116          7.500%
242 Gottschalk's Department Store                               300           296              120             116          7.500%
243 Justin Apartments                                           360           358              120             118          7.250%
244 Fountain Square Apartments                                  300           298              120             118          7.250%
245 383 St. Johns Place                                         360           356              120             116          7.040%
246 Days Inn                                                    300           296              120             116          7.540%
247 Market Plaza                                                252           248              120             116          7.000%
248 Michigan Plaza & Bender Plaza  (5)                          300           298              120             118          7.890%
249 Mockingbird Park Retail Building                            360           356              120             116          6.800%
250 Poolesville Village Center                                  360           356              120             116          7.500%
251 Citadel Square Shopping Center  (6)                         300           300              120             116          8.250%
252 Executive Park Offices                                      360           359              120             119          7.720%
253 Sherwood Mobile Home Estates                                300           296              120             116          7.125%
254 Ware's Van & Storage Co.                                    240           236              120             116          7.750%
255 Sunrise Terrace Mobile Home Park                            360           356              120             116          7.070%
256 Best Western Country Inn North                              300           298              120             118          8.000%
257 Woodlake Resort Village Apartments                          360           354              120             114          7.310%
258 Plantation Pines Apartments                                 300           299              120             119          7.800%
259 Pacific Mini Storage                                        300           297              120             117          7.980%
260 Sunridge Apartments                                         300           298              120             118          7.730%
261 Courtyards of Granbury                                      300           298               84             82           7.760%
262 Parkside Place Apartments                                   240           236              120             116          7.250%
263 University Apartments                                       300           299              120             119          7.375%
264 Isaqueena Village Apartments                                360           354              120             114          6.800%
265 Turtle Dove I Apartments                                    300           300              120             120          7.650%
266 Carson Gardens Mobile Home Park                             360           351              120             111          7.350%
267 Valerie Apartments                                          300           299              120             119          7.480%
268 Huddersfield Apartments                                     300           299              120             119          7.620%

                                                                              First
                                                              Monthly         Payment        Maturity
  # Property Name                                             Payment          Date           Date           ARD (9)
  - -------------                                             -------         -------        --------        -------
202 Corinthian Apartments                                       14,401.02     9/1/98          8/1/28         8/1/08
203 Walgreen's Drug Store - Swansea                             15,088.49     1/1/99         12/1/08
204 Catalina Apartments                                         15,304.41     2/1/99          1/1/09
205 Devonshire Square Retail Center                             16,542.11     1/1/99         12/1/08
206 1440 N. Vine Street                                         13,971.35     12/1/98        11/1/08
207 College Park Apartments                                     13,929.07     9/1/98          8/1/28         8/1/08
208 Country Brooke Apartments                                   13,751.80     9/1/98          8/1/28         8/1/08
209 Hillside View Apartments                                    15,893.63     1/1/99         12/1/18
210 Benihana Restaurant                                         14,975.51     3/1/99          2/1/09
211 Crosswinds Apartments                                       13,657.09     2/1/99          1/1/09
212 Imperial Plaza Retail Center                                15,383.37     2/1/99          1/1/09
213 Twin Lakes Mobile Home Park                                 14,295.46     1/1/99         12/1/08
214 Antietam Village Center                                     14,456.14     12/1/98        11/1/08
215 Gateway Shoppes                                             13,729.95     12/1/98        11/1/23         11/1/08
216 Red Onion Building                                          13,591.75     12/1/98        11/1/23         11/1/08
217 526 South Ardmore Avenue                                    13,427.16     7/1/98          6/1/08
218 All Aboard Mini Storage - Santa Ana                         12,843.43     11/1/98        10/1/28         10/1/08
219 Villa East I & II                                           13,500.44     3/1/99          2/1/09
220 Courtyard Apartments                                        12,683.06     2/1/99          1/1/09
221 Sunset View Village Apartments                              12,147.77     12/1/98        11/1/08
222 Wilmington Plaza                                            12,976.39     2/1/99          1/1/09
223 The Nations Bank Building                                   15,176.14     1/1/99         12/1/08
224 Quail Ridge Apartments                                      12,130.55     9/1/98          8/1/08
225 Best Western KCI Airport                                    14,093.36     2/1/99          1/1/09
226 Laurel Heights Apartments                                   11,722.67     10/1/98         9/1/28         9/1/08
227 El Monte Mobile Air Mobile Home Park                        12,291.38     8/1/98          7/1/28         7/1/08
228 Harold Gilstrap Shopping Center                             12,676.13     10/1/98         9/1/08
229 Lakeside Apartments                                         14,003.72     12/1/98        11/1/13
230 Park Glen Apartments                                        11,525.50     12/1/98        11/1/08
231 St. Lucie Mobile Village                                    12,508.53     1/1/99         12/1/08
232 Ravenscroft Apartments                                      11,107.27     10/1/98         9/1/08
233 Coach Country Corral MHP                                    12,581.55     8/1/98          7/1/08
234 Seaside Village Shopping Center                             13,176.99     3/1/99          2/1/09
235 Sherwood Park Apartments                                    11,597.00     1/1/99         12/1/13
236 Ravenna Plaza                                               12,982.44     1/1/99         12/1/08
237 Holiday Inn Express Oglesby                                 12,015.25     1/1/99         12/1/08
238 Central/Magnolia Retail Center                              11,220.02     11/1/98        10/1/28         10/1/08
239 Rolling Hills Estates                                       12,298.67     9/1/98          8/1/08
240 Saticoy-Royale Apartments                                   11,392.34     12/1/98        11/1/08
241 Holiday/Park Riviera Mobile Home Park                       12,156.40     12/1/98        11/1/08
242 Gottschalk's Department Store                               11,897.76     12/1/98        11/1/08
243 Justin Apartments                                           10,914.82     2/1/99          1/1/09
244 Fountain Square Apartments                                  11,564.91     2/1/99          1/1/09
245 383 St. Johns Place                                         10,687.86     12/1/98        11/1/08
246 Days Inn                                                    11,865.52     12/1/98        11/1/08
247 Market Plaza                                                11,945.93     12/1/98        11/1/08
248 Michigan Plaza & Bender Plaza  (5)                          11,850.42     2/1/99          1/1/09
249 Mockingbird Park Retail Building                            10,039.65     12/1/98        11/1/08
250 Poolesville Village Center                                  10,663.02     12/1/98        11/1/08
251 Citadel Square Shopping Center  (6)                         11,826.75     12/1/98        11/1/08
252 Executive Park Offices                                      10,722.25     3/1/99          2/1/09
253 Sherwood Mobile Home Estates                                10,721.60     12/1/98        11/1/08
254 Ware's Van & Storage Co.                                    12,314.23     12/1/98        11/1/08
255 Sunrise Terrace Mobile Home Park                             9,715.15     12/1/98        11/1/08
256 Best Western Country Inn North                              11,175.90     2/1/99          1/1/09
257 Woodlake Resort Village Apartments                           9,607.51     10/1/98         9/1/08
258 Plantation Pines Apartments                                 10,241.29     3/1/99          2/1/09
259 Pacific Mini Storage                                        10,401.64     1/1/99         12/1/08
260 Sunridge Apartments                                         10,141.52     2/1/99          1/1/09
261 Courtyards of Granbury                                       9,827.81     2/1/99          1/1/06
262 Parkside Place Apartments                                   10,274.89     12/1/98        11/1/08
263 University Apartments                                        9,209.08     3/1/99          2/1/09
264 Isaqueena Village Apartments                                 8,149.06     10/1/98         9/1/28         9/1/08
265 Turtle Dove I Apartments                                     9,172.50     4/1/99          3/1/09
266 Carson Gardens Mobile Home Park                              8,267.67     7/1/98          6/1/28         6/1/08
267 Valerie Apartments                                           7,908.04     3/1/99          2/1/09
268 Huddersfield Apartments                                      7,916.23     3/1/99          2/1/09

                                                             Prepayment Provision                Defeasance
  # Property Name                                            as of Origination(10)               Option (11)
  - -------------                                            ----------------------              -----------
202 Corinthian Apartments                                    L (9.75), O (0.25)                     Yes
203 Walgreen's Drug Store - Swansea                          L (9.75), O (0.25)                     Yes
204 Catalina Apartments                                      L (9.75), O (0.25)                     Yes
205 Devonshire Square Retail Center                          L (9.5), O (0.5)                       Yes
206 1440 N. Vine Street                                      L (9.75), O (0.25)                     Yes
207 College Park Apartments                                  L (9.75), O (0.25)                     Yes
208 Country Brooke Apartments                                L (9.75), O (0.25)                     Yes
209 Hillside View Apartments                                 L (9.5), O (10.5)                      Yes
210 Benihana Restaurant                                      L (9.5), O (0.5)                       Yes
211 Crosswinds Apartments                                    L (9.5), O (0.5)                       Yes
212 Imperial Plaza Retail Center                             L (4), YM 1% (5.75), O (0.25)           No
213 Twin Lakes Mobile Home Park                              L (9.5), O (0.5)                       Yes
214 Antietam Village Center                                  L (9.5), O (0.5)                       Yes
215 Gateway Shoppes                                          L (9.75), O (0.25)                     Yes
216 Red Onion Building                                       L (9.75), O (0.25)                     Yes
217 526 South Ardmore Avenue                                 L (9.75), O (0.25)                     Yes
218 All Aboard Mini Storage - Santa Ana                      L (9.75), O (0.25)                     Yes
219 Villa East I & II                                        L (9.75), O (0.25)                     Yes
220 Courtyard Apartments                                     L (9.75), O (0.25)                     Yes
221 Sunset View Village Apartments                           L (9.75), O (0.25)                     Yes
222 Wilmington Plaza                                         L (9.75), O (0.25)                     Yes
223 The Nations Bank Building                                L (9.5), O (0.5)                       Yes
224 Quail Ridge Apartments                                   L (9.5), O (0.5)                       Yes
225 Best Western KCI Airport                                 L (9.75), O (0.25)                     Yes
226 Laurel Heights Apartments                                L (9.75), O (0.25)                     Yes
227 El Monte Mobile Air Mobile Home Park                     L (3.92), YM 1% (5.83), O (0.25)        No
228 Harold Gilstrap Shopping Center                          L (9.5), O (0.5)                       Yes
229 Lakeside Apartments                                      L (14.5), O (0.5)                      Yes
230 Park Glen Apartments                                     L (9.5), O (0.5)                       Yes
231 St. Lucie Mobile Village                                 L (9.5), O (0.5)                       Yes
232 Ravenscroft Apartments                                   L (9.5), O (0.5)                       Yes
233 Coach Country Corral MHP                                 L (9.5), O (0.5)                       Yes
234 Seaside Village Shopping Center                          L (9.5), O (0.5)                       Yes
235 Sherwood Park Apartments                                 L (14.5), O (0.5)                      Yes
236 Ravenna Plaza                                            L (9.75), O (0.25)                     Yes
237 Holiday Inn Express Oglesby                              L (9.5), O (0.5)                       Yes
238 Central/Magnolia Retail Center                           L (9.75), O (0.25)                     Yes
239 Rolling Hills Estates                                    L (3), YM 1% (6.75), O (0.25)           No
240 Saticoy-Royale Apartments                                L (9.5), O (0.5)                       Yes
241 Holiday/Park Riviera Mobile Home Park                    L (9.5), O (0.5)                       Yes
242 Gottschalk's Department Store                            L (3), YM 1% (6.58), O (0.42)           No
243 Justin Apartments                                        L (9.5), O (0.5)                       Yes
244 Fountain Square Apartments                               L (9.5), O (0.5)                       Yes
245 383 St. Johns Place                                      L (9.75), O (0.25)                     Yes
246 Days Inn                                                 L (9.75), O (0.25)                     Yes
247 Market Plaza                                             L (9.5), O (0.5)                       Yes
248 Michigan Plaza & Bender Plaza  (5)                       L (9.5), O (0.5)                       Yes
249 Mockingbird Park Retail Building                         L (9.5), O (0.5)                       Yes
250 Poolesville Village Center                               L (9.5), O (0.5)                       Yes
251 Citadel Square Shopping Center  (6)                      L (9.5), O (0.5)                       Yes
252 Executive Park Offices                                   L (9.75), O (0.25)                     Yes
253 Sherwood Mobile Home Estates                             L (9.5), O (0.5)                       Yes
254 Ware's Van & Storage Co.                                 L (3), YM 1% (6.5), O (0.5)             No
255 Sunrise Terrace Mobile Home Park                         L (2.25), O (7.75)                      No
256 Best Western Country Inn North                           L (9.75), O (0.25)                     Yes
257 Woodlake Resort Village Apartments                       L (3), YM 1% (6.5), O (0.5)             No
258 Plantation Pines Apartments                              L (9.5), O (0.5)                       Yes
259 Pacific Mini Storage                                     L (9.75), O (0.25)                     Yes
260 Sunridge Apartments                                      L (9.5), O (0.5)                       Yes
261 Courtyards of Granbury                                   L (6.5), O (0.5)                       Yes
262 Parkside Place Apartments                                L (3), YM 1% (6.5), O (0.5)             No
263 University Apartments                                    L (9.5), O (0.5)                       Yes
264 Isaqueena Village Apartments                             L (9.75), O (0.25)                     Yes
265 Turtle Dove I Apartments                                 L (3), YM 1% (6.5), O (0.5)             No
266 Carson Gardens Mobile Home Park                          L (3.92), YM 1% (5.83), O (0.25)        No
267 Valerie Apartments                                       L (9.5), O (0.5)                       Yes
268 Huddersfield Apartments                                  L (9.5), O (0.5)                       Yes

                   Characteristics of the Mortgage Loans



                                                                                    Original                          Percentage of
                                                             Mortgage Loan          Principal     Cut-off Date          Initial
  # Property Name                                               Seller              Balance       Balance (7)         Pool Balance
  - -------------                                            -------------          ----------    ------------        ------------
269 1457 & 1519 - 1527 Park Road, NW                      Column                     1,050,000         1,048,398         0.1%
270 Winter Garden Village Apartments                      Column                     1,000,000           997,506         0.1%
271 Long Point Plaza Apartments                           Column                       960,000           951,432         0.1%
272 The Place of Tempe Apartments                         Column                       900,000           898,616         0.1%
273 Valley Garden Apartments                              Column                       900,000           896,907         0.1%
274 Devereaux Apartments                                  Column                       888,000           886,649         0.1%
275 Bloomingdale Shopping Center                          Column                       800,000           798,005         0.1%
276 Cottonwood Apartments                                 Column                       800,000           797,234         0.1%
277 Royal North Apartments                                Column                     7,225,000           718,072         0.1%
278 Turtle Dove II Apartments                             Column                       675,000           675,000         0.1%


                                                                                ----------------------------------------------------
    Total/Weighted Average                                                      $1,243,207,294   $ 1,239,717,562       100.0%
                                                                                ====================================================

    Maximum:                                                                    $   30,500,000   $    30,446,295         2.5%
    Minimum:                                                                    $      516,000   $       515,269         0.0%

                                                         Original     Remaining        Original      Remaining
                                                       Amortization  Amortization      Term to         Term to
                                                          Term          Term           Maturity       Maturity       Mortgage
  # Property Name                                        (months)     (months)        (months)(8)    (months)(8)       Rate
  - -------------                                      ------------  ------------     -----------    ------------    --------
269 1457 & 1519 - 1527 Park Road, NW                       300           299              120             119          7.750%
270 Winter Garden Village Apartments                       300           298              120             118          7.500%
271 Long Point Plaza Apartments                            240           235              120             115          7.500%
272 The Place of Tempe Apartments                          300           299              120             119          7.650%
273 Valley Garden Apartments                               300           297              120             117          7.500%
274 Devereaux Apartments                                   300           299              120             119          7.780%
275 Bloomingdale Shopping Center                           300           298              120             118          7.500%
276 Cottonwood Apartments                                  240           238              240             238          8.440%
277 Royal North Apartments                                 300           294              120             114          8.050%
278 Turtle Dove II Apartments                              300           300              120             120          7.650%


                                                       -----------------------------------------------------------------------------
    Total/Weighted Average                                 345           342              125             122          7.320%
                                                       =============================================================================

    Maximum:                                               360           360              300             289          8.440%
    Minimum:                                               180           177               60              58          5.960%


                                                                     First
                                                     Monthly         Payment        Maturity
  # Property Name                                    Payment          Date           Date         ARD (9)
  - -------------                                    -------         -------        --------      -------
269 1457 & 1519 - 1527 Park Road, NW                    7,930.95     3/1/99          2/1/09
270 Winter Garden Village Apartments                    7,389.91     2/1/99          1/1/09
271 Long Point Plaza Apartments                         7,733.69     11/1/98        10/1/08
272 The Place of Tempe Apartments                       6,738.98     3/1/99          2/1/09
273 Valley Garden Apartments                            6,650.92     1/1/99         12/1/08
274 Devereaux Apartments                                6,724.82     3/1/99          2/1/09
275 Bloomingdale Shopping Center                        5,911.93     2/1/99          1/1/09
276 Cottonwood Apartments                               6,912.24     2/1/99          1/1/19
277 Royal North Apartments                              5,600.32     10/1/98         9/1/08
278 Turtle Dove II Apartments                           5,054.23     4/1/99          3/1/09


                                                    --------------------------------------------
    Total/Weighted Average                           $ 8,680,050     1/2/99         1/11/14
                                                    ============================================

    Maximum:                                        $    221,017     4/1/99          2/1/29
    Minimum:                                        $      3,631     1/1/98          1/1/04



                                                        Prepayment Provision                Defeasance
  # Property Name                                       as of Origination(10)               Option (11)
  - -------------                                       ----------------------              -----------
269 1457 & 1519 - 1527 Park Road, NW                    L (9.5), O (0.5)                       Yes
270 Winter Garden Village Apartments                    L (9.5), O (0.5)                       Yes
271 Long Point Plaza Apartments                         L (3), YM 1% (6.58), O (0.42)           No
272 The Place of Tempe Apartments                       L (9.5), O (0.5)                       Yes
273 Valley Garden Apartments                            L (3), YM 1% (6.5), O (0.5)             No
274 Devereaux Apartments                                L (9.5), O (0.5)                       Yes
275 Bloomingdale Shopping Center                        L (9.5), O (0.5)                       Yes
276 Cottonwood Apartments                               L (19.5), O (0.5)                      Yes
277 Royal North Apartments                              L (3), YM 1% (6.5), O (0.5)             No
278 Turtle Dove II Apartments                           L (3), YM 1% (6.5), O (0.5)             No



    Total/Weighted Average


    Maximum:
    Minimum:





(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.

(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.

(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.

(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.

(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.

(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.

(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.

(5) The Mortgage Loan secured by Michigan Plaza & Bender Plaza contains two properties that are operated as one.

(6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

(7)  Assumes a Cut-off Date of March 1, 1999.

(8) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

(9)  Anticipated Repayment Date.

(10) Prepayment Provision as of Origination: L (x) = Lockout or Defeasance for x years YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years O (x) = Prepayable at par for x years

(11) "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

             Engineering Reserves and Recurring Replacement Reserves

                                                                                                 Contractual        U/W
                                                                                  Engineering     Recurring      Recurring
                                                           Property                Reserve at    Replacement    Replacement
 #    Property Name                                        Type                   Origination      Reserve        Reserve
 -    -------------                                        ----                   -----------      -------        -------
 1    Hampton Inn - Elmsford  (1A)                         Hotel                    $16,412         5.00%          4.50%
 2    Quality Suites - Charleston  (1A)                    Hotel                    $13,560         5.00%          4.50%
 3    Courtyard by Marriott - Ann Arbor   (1A)             Hotel                    $13,560         5.00%          4.50%
 4    Residence Inn - Phoenix  (1A)                        Hotel                    $13,560         5.00%          4.50%
 5    Homewood Suites - Cary  (1A)                         Hotel                    $12,968         5.00%          4.50%
 6    Hampton Inn & Suites - Gwinnett  (1A)                Hotel                    $11,623         5.00%          4.50%
 7    Hampton Inn - Raleigh  (1A)                          Hotel                    $11,408         5.00%          4.50%
 8    Comfort Suites - Orlando  (1A)                       Hotel                    $11,139         5.00%          4.50%
 9    Hampton Inn - Perimeter  (1A)                        Hotel                    $10,762         5.00%          4.50%
 10   Hampton Inn - Charlotte, NC  (1A)                    Hotel                     $9,847         5.00%          4.50%
 11   Courtyard by Marriott - Wilmington  (1A)             Hotel                     $9,201         5.00%          4.50%
 12   Hampton Inn - West Springfield  (1A)                 Hotel                     $7,964         5.00%          4.50%
 13   Homewood Suites - Clear Lake  (1A)                   Hotel                     $7,426         5.00%          4.50%
 14   Comfort Inn - Charleston  (1A)                       Hotel                     $3,390         5.00%          4.50%
 15   Kendale Lakes Plaza  (1B)                            Retail                   $115,000        $0.13           N/A
 16   Cypress Creek Station  (1B)                          Retail                     N/A           $0.14           N/A
 17   Oakwood Business Center  (1B)                        Office                   $153,000        $0.50           N/A
 18   Westchase Ranch Apartments  (1C)                     Multifamily              $46,063          $250          $250
 19   Westwood Village Apartments  (1C)                    Multifamily              $62,563          $250          $250
 20   Normandy Woods Apartments  (1C)                      Multifamily              $31,063          $250          $250
 21   Savoy Manor Apartments  (1C)                         Multifamily               $4,875          $250          $250
 22   San Marin Apartments  (1C)                           Multifamily              $46,250          $250          $250
 23   Country Squire Apartments - South                    Multifamily             $2,300,000        $225          $250
 24   2294 Molly Pitcher Highway  (1D)                     Industrial                $2,815         $0.10          $0.10
 25   5015 Campuswood Drive  (1D)                          Office                     N/A           $0.25          $0.25
 26   5010 Campuswood Drive  (1D)                          Office                     $813          $0.25          $0.25
 27   5009 Campuswood Drive  (1D)                          Office                    $1,563         $0.25          $0.27
 28   Fair Lakes Promenade                                 Retail                    $2,500         $0.13          $0.13
 29   Keller Oaks Apartments  (1E)                         Multifamily              $277,191         $300          $224
 30   Sycamore Hill Apartments  (1E)                       Multifamily              $102,524         $300          $272
 31   Clarendon Apartments  (1E)                           Multifamily              $75,296          $300          $473
 32   Woodchase Condominiums  (1E)                         Multifamily              $39,799          $300          $294
 33   Dallas Design Center Portfolio                       Mixed Use                $928,438        $0.20          $0.20
 34   Assembly Square Office Building                      Mixed Use                  N/A           $0.20          $0.20
 35   Spicetree Apartments                                 Multifamily              $146,375         $350          $262
 36   Lamplighter Mobile Home Park                         Manufactured Housing       N/A            $25            $25
 37   White Station Tower                                  Office                   $384,625         N/A           $0.17
 38   Holiday Inn New Orleans Veterans                     Hotel                      N/A           4.00%          4.00%
 39   The Links at Bixby                                   Multifamily              $50,413          $150          $285
 40   Southwood Apartments                                 Multifamily               $4,375          $253          $253
 41   The Shoppes at Longwood                              Retail                   $47,000         $0.14          $0.15
 42   Edentree Apartments                                  Multifamily              $37,000          $229          $229
 43   Becker Village Mall                                  Retail                     N/A           $0.13          $0.13
 44   Tiffany Square                                       Office                    $7,026          N/A           $0.20
 45   The Mint Apartments                                  Multifamily              $265,625         $250          $250
 46   River Park Shopping Center                           Retail                   $25,458         $0.17          $0.17
 47   Rancho Destino Apartments                            Multifamily                N/A            $200          $200
 48   Conestoga Mobile Home Park                           Manufactured Housing     $22,793          $25            $25
 49   Huntington Chase Apartments                          Multifamily               $6,875          $200          $200
 50   Parkshore Centre Office Building                     Office                   $12,822          N/A           $0.20
 51   Kenwood Pavilion                                     Retail                    $6,688         $0.15          $0.15
 52   Newsome Park Apartments                              Multifamily              $524,000         $378          $378

                                                          Contractual
                                                           Recurring       U/W        Tax &
                                                             LC&TI        LC&TI     Insurance
 #    Property Name                                       Per Sq. Ft.  Per Sq. Ft.   Escrows
 -    -------------                                       -----------  -----------   -------
 1    Hampton Inn - Elmsford  (1A)                            N/A          N/A         Both
 2    Quality Suites - Charleston  (1A)                       N/A          N/A         Both
 3    Courtyard by Marriott - Ann Arbor   (1A)                N/A          N/A         Both
 4    Residence Inn - Phoenix  (1A)                           N/A          N/A         Both
 5    Homewood Suites - Cary  (1A)                            N/A          N/A         Both
 6    Hampton Inn & Suites - Gwinnett  (1A)                   N/A          N/A         Both
 7    Hampton Inn - Raleigh  (1A)                             N/A          N/A         Both
 8    Comfort Suites - Orlando  (1A)                          N/A          N/A         Both
 9    Hampton Inn - Perimeter  (1A)                           N/A          N/A         Both
 10   Hampton Inn - Charlotte, NC  (1A)                       N/A          N/A         Both
 11   Courtyard by Marriott - Wilmington  (1A)                N/A          N/A         Both
 12   Hampton Inn - West Springfield  (1A)                    N/A          N/A         Both
 13   Homewood Suites - Clear Lake  (1A)                      N/A          N/A         Both
 14   Comfort Inn - Charleston  (1A)                          N/A          N/A         Both
 15   Kendale Lakes Plaza  (1B)                              $0.47        $0.44        Both
 16   Cypress Creek Station  (1B)                            $0.35        $0.33        Both
 17   Oakwood Business Center  (1B)                          $1.01        $0.95        Both
 18   Westchase Ranch Apartments  (1C)                        N/A          N/A         Both
 19   Westwood Village Apartments  (1C)                       N/A          N/A         Both
 20   Normandy Woods Apartments  (1C)                         N/A          N/A         Both
 21   Savoy Manor Apartments  (1C)                            N/A          N/A         Both
 22   San Marin Apartments  (1C)                              N/A          N/A         Both
 23   Country Squire Apartments - South                       N/A          N/A         Tax
 24   2294 Molly Pitcher Highway  (1D)                       $0.25        $0.25        Both
 25   5015 Campuswood Drive  (1D)                            $1.50        $1.55        Both
 26   5010 Campuswood Drive  (1D)                            $1.50        $1.50        Both
 27   5009 Campuswood Drive  (1D)                            $1.50        $1.54        Both
 28   Fair Lakes Promenade                                    N/A         $0.42        Both
 29   Keller Oaks Apartments  (1E)                            N/A          N/A         Both
 30   Sycamore Hill Apartments  (1E)                          N/A          N/A         Both
 31   Clarendon Apartments  (1E)                              N/A          N/A         Both
 32   Woodchase Condominiums  (1E)                            N/A          N/A         Both
 33   Dallas Design Center Portfolio                         $0.91        $0.91        Both
 34   Assembly Square Office Building                        $1.00        $0.93        Both
 35   Spicetree Apartments                                    N/A          N/A         Both
 36   Lamplighter Mobile Home Park                            N/A          N/A         Tax
 37   White Station Tower                                     N/A         $1.43        Both
 38   Holiday Inn New Orleans Veterans                        N/A          N/A         Both
 39   The Links at Bixby                                      N/A          N/A         Tax
 40   Southwood Apartments                                    N/A          N/A         Both
 41   The Shoppes at Longwood                                 N/A         $0.52        Tax
 42   Edentree Apartments                                     N/A          N/A         Both
 43   Becker Village Mall                                    $0.14        $0.20        Both
 44   Tiffany Square                                         $0.95        $1.38        Both
 45   The Mint Apartments                                     N/A          N/A         Both
 46   River Park Shopping Center                             $0.28        $0.32        Both
 47   Rancho Destino Apartments                               N/A          N/A         Both
 48   Conestoga Mobile Home Park                              N/A          N/A         Both
 49   Huntington Chase Apartments                             N/A          N/A         Both
 50   Parkshore Centre Office Building                       $1.02        $1.10        Both
 51   Kenwood Pavilion                                        N/A         $0.72        Both
 52   Newsome Park Apartments                                 N/A          N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                                                 Contractual        U/W
                                                                                  Engineering     Recurring      Recurring
                                                           Property                Reserve at    Replacement    Replacement
 #    Property Name                                        Type                   Origination      Reserve        Reserve
 -    -------------                                        ----                   -----------      -------        -------
 53   Princeton Court Apartments  (1F)                     Multifamily              $20,907          $250          $250
 54   Pinewood Estates Apartments  (1F)                    Multifamily              $12,866          $250          $250
 55   Arbor Court Apartments  (1F)                         Multifamily              $11,258          $250          $250
 56   U-Store of Brighton Self Storage Facility  (1G)      Self Storage             $12,289         $0.15          $0.15
 57   U-Store of South Lyon Self Storage Facility  (1G)    Self Storage              $6,527         $0.15          $0.15
 58   U-Store of Saline Self Storage Facility  (1G)        Self Storage              $5,954         $0.15          $0.15
 59   U-Store of Davison Self Storage Facility  (1G)       Self Storage              $4,266         $0.15          $0.15
 60   U-Store of Holly Self Storage Facility  (1G)         Self Storage              $3,948         $0.15          $0.15
 61   U-Store of Jackson Self Storage Facility  (1G)       Self Storage              $2,451         $0.15          $0.15
 62   Birches Apartments                                   Multifamily              $30,250          $300          $300
 63   Hollywood Plaza                                      Retail                   $12,753          N/A           $0.20
 64   50-60 Worcester Rd.                                  Mixed Use                 $3,375         $0.25          $0.25
 65   Mahwah Business Park                                 Mixed Use                $214,870         N/A           $0.21
 66   Silvernail Shopping Center                           Retail                   $34,013         $0.30          $0.29
 67   Tech Center 29 Office/Warehouse Complex              Industrial                $2,625          N/A           $0.15
 68   Centre North Shopping Center                         Retail                    $6,375         $0.15          $0.15
 69   Cranbrook Centre Apartments  (1H)                    Multifamily               $6,250          $250          $250
 70   Cranbrook Centre Office Buildings  (1H)              Office                   $29,188          N/A           $0.15
 71   Lubbock Shopping Parkade                             Retail                   $256,230        $0.17          $0.17
 72   Marin Club Apartments                                Multifamily               $1,875          $250          $225
 73   Prunedale Center                                     Mixed Use                $30,125         $0.19          $0.19
 74   Lamplighter Ontario MHP                              Manufactured Housing      $2,500          $26            $26
 75   Marycrest Shopping Center  (2)                       Retail                   $24,500         $0.15          $0.15
 76   Elm Plaza Shopping Center                            Retail                   $93,438         $0.15          $0.15
 77   Century Plaza East                                   Retail                   $49,350         $0.15          $0.15
 78   Keller Springs Tech Center                           Industrial                 N/A           $0.15          $0.15
 79   Mobile Gardens/Holly View Mobile Home Park  (1I)     Manufactured Housing     $39,565          $15            $55
 80   Stony Chase/Rock Creek Mobile Home Park  (1I)        Manufactured Housing     $20,870          $15            $50
 81   Briarwood Manor  (1I)                                Manufactured Housing     $14,565          $15            $50
 82   Tierra Verde Marine Center                           Mixed Use                 $4,675         $0.15          $0.15
 83   Aurora Square                                        Retail                     N/A           $0.20          $0.20
 84   Merchant's Square  (3)                               Retail                     N/A           $0.17          $0.15
 85   Northwood Hills Shopping Center                      Retail                    $3,750         $0.16          $0.16
 86   36th Street Office Center                            Office                   $81,188         $0.15          $0.15
 87   Fifth Avenue Apartments                              Multifamily              $114,375         $237          $237
 88   The Watermill Apartments                             Multifamily              $106,488         $251          $251
 89   Brooks Corner                                        Mixed Use                  $188           N/A           $0.15
 90   Hollywood Ardmore Apartments                         Multifamily              $32,563          $318          $376
 91   Chasewood Apartments                                 Multifamily              $27,125          $262          $262
 92   Kingsgate North                                      Mixed Use                $21,155         $0.15          $0.15
 93   Fairfield Suites Pittsburgh/Airport                  Hotel                     $3,485         5.00%          5.00%
 94   Seatree Apartments                                   Multifamily              $299,750         $238          $238
 95   All Aboard Mini Storage - Alhambra                   Self Storage               N/A            N/A           $0.15
 96   West Century Center                                  Retail                   $19,580         $0.35          $0.35
 97   Universal Plaza                                      Retail                   $11,844         $0.16          $0.16
 98   Crestview Market Place                               Retail                     N/A           $0.03          $0.03
 99   New Franklin Apartments  (4)                         Multifamily                $838           $250          $250
100   Windjammer Apartments                                Multifamily              $88,967          $250          $250
101   Woodlake Village Apartments                          Multifamily              $43,923          $250          $250
102   Comfort Inn - Hopewell, VA                           Hotel                      N/A           5.00%          5.00%
103   Linens N Things                                      Retail                    $1,000         $0.10          $0.25
104   The Woods Apartments                                 Multifamily              $37,659          $357          $357

                                                           Contractual
                                                            Recurring       U/W        Tax &
                                                              LC&TI        LC&TI     Insurance
 #    Property Name                                        Per Sq. Ft.  Per Sq. Ft.   Escrows
 -    -------------                                        -----------  -----------   -------
 53   Princeton Court Apartments  (1F)                         N/A          N/A         Both
 54   Pinewood Estates Apartments  (1F)                        N/A          N/A         Both
 55   Arbor Court Apartments  (1F)                             N/A          N/A         Both
 56   U-Store of Brighton Self Storage Facility  (1G)          N/A          N/A         Both
 57   U-Store of South Lyon Self Storage Facility  (1G)        N/A          N/A         Both
 58   U-Store of Saline Self Storage Facility  (1G)            N/A          N/A         Both
 59   U-Store of Davison Self Storage Facility  (1G)           N/A          N/A         Both
 60   U-Store of Holly Self Storage Facility  (1G)             N/A          N/A         Both
 61   U-Store of Jackson Self Storage Facility  (1G)           N/A          N/A         Both
 62   Birches Apartments                                       N/A          N/A         Both
 63   Hollywood Plaza                                         $0.86        $0.84        Tax
 64   50-60 Worcester Rd.                                     $1.10        $0.94        Both
 65   Mahwah Business Park                                    $0.26        $0.30        Both
 66   Silvernail Shopping Center                              $0.45        $0.45        Both
 67   Tech Center 29 Office/Warehouse Complex                 $0.20        $0.90        Both
 68   Centre North Shopping Center                            $0.37        $0.38        Both
 69   Cranbrook Centre Apartments  (1H)                        N/A          N/A         Both
 70   Cranbrook Centre Office Buildings  (1H)                 $1.04        $1.00        Both
 71   Lubbock Shopping Parkade                                $0.50        $0.42        Both
 72   Marin Club Apartments                                    N/A          N/A         Tax
 73   Prunedale Center                                        $0.65        $0.61        Both
 74   Lamplighter Ontario MHP                                  N/A          N/A         Tax
 75   Marycrest Shopping Center  (2)                           N/A         $0.39        Both
 76   Elm Plaza Shopping Center                                N/A         $0.24        Both
 77   Century Plaza East                                      $0.10        $0.25        Both
 78   Keller Springs Tech Center                              $0.60        $0.60        Both
 79   Mobile Gardens/Holly View Mobile Home Park  (1I)         N/A          N/A         Both
 80   Stony Chase/Rock Creek Mobile Home Park  (1I)            N/A          N/A         Both
 81   Briarwood Manor  (1I)                                    N/A          N/A         Both
 82   Tierra Verde Marine Center                               N/A         $0.30        Both
 83   Aurora Square                                           $0.90        $0.88        Both
 84   Merchant's Square  (3)                                   N/A         $0.39        Both
 85   Northwood Hills Shopping Center                         $0.72        $0.72        Tax
 86   36th Street Office Center                               $0.95        $0.95        Both
 87   Fifth Avenue Apartments                                  N/A          N/A         Both
 88   The Watermill Apartments                                 N/A          N/A         Both
 89   Brooks Corner                                           $0.92        $1.40        Both
 90   Hollywood Ardmore Apartments                             N/A          N/A         Both
 91   Chasewood Apartments                                     N/A          N/A         Both
 92   Kingsgate North                                         $0.74        $0.74        Both
 93   Fairfield Suites Pittsburgh/Airport                      N/A          N/A         Both
 94   Seatree Apartments                                       N/A          N/A         Both
 95   All Aboard Mini Storage - Alhambra                       N/A          N/A         Tax
 96   West Century Center                                     $0.74        $0.74        Both
 97   Universal Plaza                                         $0.98        $0.81        Both
 98   Crestview Market Place                                  $0.10        $0.10        Both
 99   New Franklin Apartments  (4)                             N/A          N/A         Both
100   Windjammer Apartments                                    N/A          N/A         Both
101   Woodlake Village Apartments                              N/A          N/A         Both
102   Comfort Inn - Hopewell, VA                               N/A          N/A         Both
103   Linens N Things                                          N/A          N/A         Both
104   The Woods Apartments                                     N/A          N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                                                 Contractual        U/W
                                                                                  Engineering     Recurring      Recurring
                                                           Property                Reserve at    Replacement    Replacement
 #    Property Name                                        Type                   Origination      Reserve        Reserve
 -    -------------                                        ----                   -----------      -------        -------
105   Moonlight Garden Apartments                          Multifamily               $2,500          $250          $250
106   Sagamore Court Apartments                            Multifamily              $20,375          $250          $250
107   Carriage Hill Apartments                             Multifamily               $8,875          $250          $250
108   Dowling Office Building                              Mixed Use                  N/A           $0.20          $0.20
109   Main Street Plaza Shopping Center                    Retail                     N/A           $0.15          $0.15
110   Friendship Crossing Apartments                       Multifamily                N/A            $199          $200
111   Spruce Properties  (1J)                              Multifamily              $24,375          $250          $250
112   Oak Grove Apartments  (1J)                           Multifamily               $8,750          $250          $250
113   Aldrich Apartments  (1J)                             Multifamily              $178,375         $250          $250
114   One Bellemead Center                                 Office                     N/A           $0.28          $0.28
115   Denver Tech Center #30                               Office                     N/A           $0.33          $0.33
116   Preston Racquet Club Condominiums and Apartments     Multifamily              $163,215         $363          $362
117   Sand Lake Apartments                                 Multifamily               $4,265          $260          $260
118   Mobile Estate Mobile Home Park                       Manufactured Housing       N/A            N/A            $60
119   Colonia Shopping Center                              Retail                     N/A           $0.10          $0.15
120   Vista Ridge Center III                               Retail                     N/A            N/A           $0.15
121   Parkside East Apartments                             Multifamily               $2,625          $287          $286
122   Northpark Village                                    Retail                   $19,389         $0.15          $0.15
123   Breakers Apartments                                  Multifamily               $4,031          $200          $200
124   Picnic Lawn Apartments                               Multifamily               $4,563          $268          $268
125   32nd Street and McDowell Road Shopping Center        Retail                   $176,250        $0.20          $0.20
126   Triangle Corporate Center                            Mixed Use                $18,156         $0.26          $0.26
127   One West Hills Office                                Office                     N/A           $0.20          $0.20
128   Harper Regency Apartments                            Multifamily              $17,653          $200          $200
129   Heritage Green Shopping Center                       Retail                   $13,475         $0.21          $0.22
130   Captain's Landing Apartments                         Multifamily              $24,063          $200          $200
131   All Aboard Mini Storage - Fremont                    Self Storage               N/A            N/A           $0.15
132   Century Plaza Strip Shopping Center  (1K)            Retail                    $5,625          N/A           $0.18
133   Albany Square Strip Shopping Center  (1K)            Retail                    $1,875          N/A           $0.15
134   Larrabee Complex                                     Mixed Use                $73,725          N/A           $0.15
135   Cedar Garden Apartments                              Multifamily               $4,063          $300          $300
136   All Aboard Mini Storage - Stanton                    Self Storage               N/A            N/A           $0.15
137   Windtree Apartments - Phase I                        Multifamily              $34,037          $250          $250
138   Lake City Mini-Storage                               Self Storage               $995           N/A           $0.15
139   Huntington Mobile Estates                            Manufactured Housing     $13,031          $25            $25
140   Everhart Park Shopping Center                        Retail                    $6,750         $0.24          $0.24
141   Rafael North Executive Park                          Office                    $4,450         $0.28          $0.27
142   Westwind Estates                                     Manufactured Housing     $19,725          $25            $25
143   Hewlett Shopping Center                              Retail                     $375          $0.15          $0.15
144   Forest Park Village                                  Multifamily              $208,709         $280          $280
145   2700 Richards Building                               Office                    $4,138         $0.20          $0.20
146   Lincoln Park Center                                  Retail                   $11,100         $0.24          $0.24
147   Cedar Heights Apartments                             Multifamily              $213,781         $274          $274
148   The North Oak Apartments                             Multifamily              $48,563          $250          $250
149   Arrowhead Court Apartments                           Multifamily              $41,225          $93           $250
150   The Citibank Building                                Office                   $15,250         $0.24          $0.24
151   Petco/Starbucks S/C                                  Retail                   $104,706        $0.15          $0.15
152   1870 Ogden Drive                                     Office                    $5,000         $0.20          $0.20
153   Woodland Park Office Building                        Office                   $15,425          N/A           $0.23
154   Tree Top Apartments                                  Multifamily               $3,750          $250          $250
155   Costa Mesa Mobile Estates                            Manufactured Housing       N/A            N/A            $50
156   Greenville Village Mobile Home Park                  Manufactured Housing       $750           $50            $50

                                                          Contractual
                                                           Recurring       U/W        Tax &
                                                             LC&TI        LC&TI     Insurance
 #    Property Name                                       Per Sq. Ft.  Per Sq. Ft.   Escrows
 -    -------------                                       -----------  -----------   -------
105   Moonlight Garden Apartments                             N/A          N/A         Tax
106   Sagamore Court Apartments                               N/A          N/A         Both
107   Carriage Hill Apartments                                N/A          N/A         Both
108   Dowling Office Building                                $0.90        $0.90        Both
109   Main Street Plaza Shopping Center                      $0.31        $0.30        Both
110   Friendship Crossing Apartments                          N/A          N/A         Both
111   Spruce Properties  (1J)                                 N/A          N/A         Both
112   Oak Grove Apartments  (1J)                              N/A          N/A         Both
113   Aldrich Apartments  (1J)                                N/A          N/A         Both
114   One Bellemead Center                                   $0.79        $0.79        Both
115   Denver Tech Center #30                                 $1.02        $1.02        Both
116   Preston Racquet Club Condominiums and Apartments        N/A          N/A         Both
117   Sand Lake Apartments                                    N/A          N/A         Both
118   Mobile Estate Mobile Home Park                          N/A          N/A         Both
119   Colonia Shopping Center                                $0.34        $0.31        Tax
120   Vista Ridge Center III                                 $0.80        $0.80        None
121   Parkside East Apartments                                N/A          N/A         Both
122   Northpark Village                                      $0.21        $0.16        Both
123   Breakers Apartments                                     N/A          N/A         Tax
124   Picnic Lawn Apartments                                  N/A          N/A         Both
125   32nd Street and McDowell Road Shopping Center           N/A         $0.58        Both
126   Triangle Corporate Center                              $0.72        $0.52        Tax
127   One West Hills Office                                  $0.91        $0.91        Both
128   Harper Regency Apartments                               N/A          N/A         Both
129   Heritage Green Shopping Center                         $1.19        $1.19        Both
130   Captain's Landing Apartments                            N/A          N/A         Both
131   All Aboard Mini Storage - Fremont                       N/A          N/A         Tax
132   Century Plaza Strip Shopping Center  (1K)               N/A         $0.66        Both
133   Albany Square Strip Shopping Center  (1K)               N/A         $0.64        Both
134   Larrabee Complex                                       $1.00        $0.47        Both
135   Cedar Garden Apartments                                 N/A          N/A         Both
136   All Aboard Mini Storage - Stanton                       N/A          N/A         Tax
137   Windtree Apartments - Phase I                           N/A          N/A         Both
138   Lake City Mini-Storage                                  N/A          N/A         Both
139   Huntington Mobile Estates                               N/A          N/A         Tax
140   Everhart Park Shopping Center                          $0.85        $0.85        Tax
141   Rafael North Executive Park                            $1.00        $0.79        Both
142   Westwind Estates                                        N/A          N/A         Both
143   Hewlett Shopping Center                                $1.83        $0.59        Both
144   Forest Park Village                                     N/A          N/A         Both
145   2700 Richards Building                                 $1.30        $1.00        Both
146   Lincoln Park Center                                    $0.54        $0.83        Tax
147   Cedar Heights Apartments                                N/A          N/A         Both
148   The North Oak Apartments                                N/A          N/A         Both
149   Arrowhead Court Apartments                              N/A          N/A         Both
150   The Citibank Building                                  $1.22        $1.22        Both
151   Petco/Starbucks S/C                                    $0.93        $0.93        Both
152   1870 Ogden Drive                                       $0.80        $0.80        Both
153   Woodland Park Office Building                           N/A         $1.04        Both
154   Tree Top Apartments                                     N/A          N/A         Both
155   Costa Mesa Mobile Estates                               N/A          N/A         Both
156   Greenville Village Mobile Home Park                     N/A          N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                                                 Contractual        U/W
                                                                                  Engineering     Recurring      Recurring
                                                           Property                Reserve at    Replacement    Replacement
 #    Property Name                                        Type                   Origination      Reserve        Reserve
 -    -------------                                        ----                   -----------      -------        -------
157   Brookwood Village                                    Retail                   $16,638         $0.62          $0.62
158   Rose Grove Mobile Home Park                          Manufactured Housing      $8,438          $50            $53
159   Little River Shopping Center                         Retail                     N/A           $0.29          $0.29
160   The Amberton Apartments                              Multifamily              $250,000         $250          $250
161   Best Western Worlds of Fun                           Hotel                      N/A           5.00%          5.00%
162   All Aboard Mini Storage - Anaheim                    Self Storage               $250           N/A           $0.15
163   Waterway Crossing Apartments                         Multifamily              $77,144          $260          $260
164   The Borders Building                                 Retail                     N/A           $0.15          $0.15
165   Ken-Caryl Business Center                            Office                    $3,688         $0.17          $0.16
166   Alta Vista Mobile Home Park                          Manufactured Housing      $1,625          $25            $25
167   Palm Springs Self Storage                            Self Storage              $6,063          N/A           $0.15
168   Holiday Inn Express Auburn                           Hotel                      N/A           4.00%          4.00%
169   Caruth Haven Retail Center                           Retail                   $37,063          N/A           $0.55
170   3456 Ridge Property                                  Mixed Use                 $3,000         $0.32          $0.32
171   Campus Plaza Shopping Center                         Retail                     $938          $0.20          $0.20
172   All Aboard Mini Storage - San Gabriel                Self Storage             $15,044          N/A           $0.15
173   Point O' Woods Apartments                            Multifamily               $1,875          $350          $350
174   Williamsburg on the Lake Apartments                  Multifamily                N/A            N/A           $362
175   Airport Business Center                              Mixed Use                 $1,250          N/A           $0.15
176   Staples - Wilmington                                 Retail                     N/A           $0.15          $0.15
177   Felicita Junction                                    Retail                     N/A           $0.15          $0.15
178   The Bordeaux Apartments                              Multifamily              $79,375          $304          $304
179   High Point Village I Apartments                      Multifamily                N/A            $250          $250
180   Assured Self Storage Facility                        Self Storage               $938          $0.15          $0.15
181   Staples - Valparaiso                                 Retail                     N/A           $0.15          $0.15
182   Fruitland Grove Family Park                          Manufactured Housing      $5,419          $83            $83
183   Centennial Creek Office Park                         Office                    $8,000         $0.22          $0.22
184   Park Lane Village Apartments  (1L)                   Multifamily               $1,125          $250          $250
185   Rynearson Lane Village Apartments  (1L)              Multifamily              $30,000          $250          $260
186   Holiday Inn Express Ottawa                           Hotel                      N/A           4.00%          4.00%
187   Ross Apartments                                      Multifamily              $17,550          N/A           $300
188   339 S. Ardmore Apartments                            Multifamily               $9,375          N/A           $229
189   Edgewater Beach Resort                               Hotel                    $17,000         5.00%          5.50%
190   Fondren Hill Apartments                              Multifamily              $85,750          $200          $200
191   Cottonwood Plaza                                     Mixed Use                  $875           N/A           $0.22
192   Southport Shops                                      Retail                     $375          $0.25          $0.25
193   Hawthorne Hill Apartments                            Multifamily              $31,094          $200          $200
194   Days Inn Waccamaw                                    Hotel                    $150,913        5.00%          5.00%
195   Turtle Oaks Apartments                               Multifamily              $30,544          $250          $249
196   Linden Place Mobile Home Park                        Manufactured Housing      $1,063          $50            $50
197   Moore Lake Commons Shopping Center                   Retail                   $111,875         N/A           $0.15
198   Imperial Manor West Apartments                       Multifamily              $37,625          $350          $250
199   Brown School Station Apts.                           Multifamily              $11,375          $250          $318
200   South Street Seaport Office Center                   Office                     N/A           $0.20          $0.25
201   Hathaway Commerce Center                             Industrial                 N/A            N/A           $0.21
202   Corinthian Apartments                                Multifamily              $37,908          $668          $668
203   Walgreen's Drug Store - Swansea                      Retail                    $1,000         $0.15          $0.15
204   Catalina Apartments                                  Multifamily              $102,035         $300          $270
205   Devonshire Square Retail Center                      Retail                    $1,250         $0.15          $0.25
206   1440 N. Vine Street                                  Retail                   $22,148         $0.15          $0.15
207   College Park Apartments                              Multifamily               $6,800          $351          $350
208   Country Brooke Apartments                            Multifamily              $13,988          $250          $250

                                                         Contractual
                                                          Recurring       U/W        Tax &
                                                            LC&TI        LC&TI     Insurance
 #    Property Name                                      Per Sq. Ft.  Per Sq. Ft.   Escrows
 -    -------------                                      -----------  -----------   -------
157   Brookwood Village                                      N/A         $0.61        Both
158   Rose Grove Mobile Home Park                            N/A          N/A         Tax
159   Little River Shopping Center                          $0.24        $0.24        Tax
160   The Amberton Apartments                                N/A          N/A         Both
161   Best Western Worlds of Fun                             N/A          N/A         Both
162   All Aboard Mini Storage - Anaheim                      N/A          N/A         Tax
163   Waterway Crossing Apartments                           N/A          N/A         Both
164   The Borders Building                                   N/A          N/A         Both
165   Ken-Caryl Business Center                             $0.81        $0.81        Both
166   Alta Vista Mobile Home Park                            N/A          N/A         Both
167   Palm Springs Self Storage                              N/A          N/A         Both
168   Holiday Inn Express Auburn                             N/A          N/A         Both
169   Caruth Haven Retail Center                             N/A         $1.47        Both
170   3456 Ridge Property                                   $0.31        $0.18        Tax
171   Campus Plaza Shopping Center                           N/A         $0.51        Both
172   All Aboard Mini Storage - San Gabriel                  N/A          N/A         Tax
173   Point O' Woods Apartments                              N/A          N/A         Both
174   Williamsburg on the Lake Apartments                    N/A          N/A         Both
175   Airport Business Center                               $0.15        $1.18        Both
176   Staples - Wilmington                                  $0.09        $0.09        Both
177   Felicita Junction                                     $0.10        $0.10        Both
178   The Bordeaux Apartments                                N/A          N/A         Tax
179   High Point Village I Apartments                        N/A          N/A         Both
180   Assured Self Storage Facility                          N/A          N/A         Both
181   Staples - Valparaiso                                   N/A          N/A         Both
182   Fruitland Grove Family Park                            N/A          N/A         Tax
183   Centennial Creek Office Park                          $0.95        $0.95        Both
184   Park Lane Village Apartments  (1L)                     N/A          N/A         Both
185   Rynearson Lane Village Apartments  (1L)                N/A          N/A         Both
186   Holiday Inn Express Ottawa                             N/A          N/A         Both
187   Ross Apartments                                        N/A          N/A         Tax
188   339 S. Ardmore Apartments                              N/A          N/A         Both
189   Edgewater Beach Resort                                 N/A          N/A         Both
190   Fondren Hill Apartments                                N/A          N/A         Both
191   Cottonwood Plaza                                       N/A         $0.93        Both
192   Southport Shops                                       $1.01        $0.79        Both
193   Hawthorne Hill Apartments                              N/A          N/A         Both
194   Days Inn Waccamaw                                      N/A          N/A         Both
195   Turtle Oaks Apartments                                 N/A          N/A         Both
196   Linden Place Mobile Home Park                          N/A          N/A         Both
197   Moore Lake Commons Shopping Center                    $0.62        $0.81        Both
198   Imperial Manor West Apartments                         N/A          N/A         Both
199   Brown School Station Apts.                             N/A          N/A         Both
200   South Street Seaport Office Center                     N/A         $1.72        Both
201   Hathaway Commerce Center                               N/A         $0.38        Both
202   Corinthian Apartments                                  N/A          N/A         Both
203   Walgreen's Drug Store - Swansea                        N/A          N/A         Both
204   Catalina Apartments                                    N/A          N/A         Both
205   Devonshire Square Retail Center                        N/A         $1.01        Both
206   1440 N. Vine Street                                   $0.95        $0.95        Both
207   College Park Apartments                                N/A          N/A         Both
208   Country Brooke Apartments                              N/A          N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                                                 Contractual        U/W
                                                                                  Engineering     Recurring      Recurring
                                                           Property                Reserve at    Replacement    Replacement
 #    Property Name                                        Type                   Origination      Reserve        Reserve
 -    -------------                                        ----                   -----------      -------        -------
209   Hillside View Apartments                             Multifamily                $240           $250          $275
210   Benihana Restaurant                                  Retail                   $17,609          N/A           $0.18
211   Crosswinds Apartments                                Multifamily              $68,938          $265          $265
212   Imperial Plaza Retail Center                         Retail                    $7,250         $0.19          $0.20
213   Twin Lakes Mobile Home Park                          Manufactured Housing      $5,781          $50            $54
214   Antietam Village Center                              Retail                    $3,125          N/A           $0.17
215   Gateway Shoppes                                      Retail                   $36,496         $0.22          $0.22
216   Red Onion Building                                   Mixed Use                 $1,875         $0.45          $0.45
217   526 South Ardmore Avenue                             Multifamily              $24,031          N/A           $300
218   All Aboard Mini Storage - Santa Ana                  Self Storage               $781           N/A           $0.15
219   Villa East I & II                                    Office                    $5,750         $0.20          $0.20
220   Courtyard Apartments                                 Multifamily              $14,225          $250          $250
221   Sunset View Village Apartments                       Multifamily               $4,409          $304          $304
222   Wilmington Plaza                                     Retail                    $3,938         $0.24          $0.24
223   The Nations Bank Building                            Office                    $1,500          N/A           $0.15
224   Quail Ridge Apartments                               Multifamily              $29,525          $250          $250
225   Best Western KCI Airport                             Hotel                      N/A           5.00%          5.00%
226   Laurel Heights Apartments                            Multifamily               $4,875          $263          $262
227   El Monte Mobile Air Mobile Home Park                 Manufactured Housing     $21,000          $62            $25
228   Harold Gilstrap Shopping Center                      Retail                    $9,761         $0.15          $0.15
229   Lakeside Apartments                                  Multifamily               $4,625          $250          $250
230   Park Glen Apartments                                 Multifamily               $2,150          $250          $250
231   St. Lucie Mobile Village                             Manufactured Housing       N/A            $49            $50
232   Ravenscroft Apartments                               Multifamily              $37,375          $250          $250
233   Coach Country Corral MHP                             Manufactured Housing       N/A            N/A            $50
234   Seaside Village Shopping Center                      Retail                   $20,275         $0.25          $0.21
235   Sherwood Park Apartments                             Multifamily                N/A            N/A           $250
236   Ravenna Plaza                                        Retail                   $25,500         $0.27          $0.27
237   Holiday Inn Express Oglesby                          Hotel                      N/A           4.00%          4.00%
238   Central/Magnolia Retail Center                       Mixed Use                 $4,594         $0.32          $0.32
239   Rolling Hills Estates                                Manufactured Housing     $27,541          $50            $50
240   Saticoy-Royale Apartments                            Multifamily              $17,640          $246          $246
241   Holiday/Park Riviera Mobile Home Park                Manufactured Housing     $24,750          N/A            $50
242   Gottschalk's Department Store                        Retail                     N/A           $0.18          $0.18
243   Justin Apartments                                    Multifamily                N/A            $250          $250
244   Fountain Square Apartments                           Multifamily              $95,500          $262          $262
245   383 St. Johns Place                                  Multifamily                $563           $251          $250
246   Days Inn                                             Hotel                     $1,750         5.00%          5.00%
247   Market Plaza                                         Retail                   $31,166          N/A           $0.21
248   Michigan Plaza & Bender Plaza  (5)                   Office                     N/A           $0.15          $0.20
249   Mockingbird Park Retail Building                     Mixed Use                  N/A            N/A           $0.15
250   Poolesville Village Center                           Retail                     N/A            N/A           $0.15
251   Citadel Square Shopping Center  (6)                  Retail                   $46,988         $0.15          $0.18
252   Executive Park Offices                               Office                   $24,688         $0.32          $0.32
253   Sherwood Mobile Home Estates                         Manufactured Housing      $2,750          $75            $50
254   Ware's Van & Storage Co.                             Industrial               $77,064         $0.15          $0.15
255   Sunrise Terrace Mobile Home Park                     Manufactured Housing     $10,006          N/A            $47
256   Best Western Country Inn North                       Hotel                      N/A           5.00%          5.00%
257   Woodlake Resort Village Apartments                   Multifamily               $7,625          $249          $250
258   Plantation Pines Apartments                          Multifamily                N/A            $250          $250
259   Pacific Mini Storage                                 Self Storage              $3,125         $0.18          $0.15
260   Sunridge Apartments                                  Multifamily               $7,125          $252          $250

                                                           Contractual
                                                            Recurring       U/W        Tax &
                                                              LC&TI        LC&TI     Insurance
 #    Property Name                                        Per Sq. Ft.  Per Sq. Ft.   Escrows
 -    -------------                                        -----------  -----------   -------
209   Hillside View Apartments                                 N/A          N/A         Both
210   Benihana Restaurant                                      N/A          N/A         Both
211   Crosswinds Apartments                                    N/A          N/A         Both
212   Imperial Plaza Retail Center                            $0.98        $0.98        Both
213   Twin Lakes Mobile Home Park                              N/A          N/A         Both
214   Antietam Village Center                                 $0.50        $0.69        Both
215   Gateway Shoppes                                         $0.70        $0.70        Both
216   Red Onion Building                                      $1.87        $1.87        Both
217   526 South Ardmore Avenue                                 N/A          N/A         Both
218   All Aboard Mini Storage - Santa Ana                      N/A          N/A         Tax
219   Villa East I & II                                       $0.81        $0.81        Both
220   Courtyard Apartments                                     N/A          N/A         Both
221   Sunset View Village Apartments                           N/A          N/A         Both
222   Wilmington Plaza                                        $0.45        $0.26        Both
223   The Nations Bank Building                                N/A         $0.99        Both
224   Quail Ridge Apartments                                   N/A          N/A         Both
225   Best Western KCI Airport                                 N/A          N/A         Both
226   Laurel Heights Apartments                                N/A          N/A         Both
227   El Monte Mobile Air Mobile Home Park                     N/A          N/A         Tax
228   Harold Gilstrap Shopping Center                          N/A         $0.04        Both
229   Lakeside Apartments                                      N/A          N/A         Both
230   Park Glen Apartments                                     N/A          N/A         Both
231   St. Lucie Mobile Village                                 N/A          N/A         Both
232   Ravenscroft Apartments                                   N/A          N/A         Both
233   Coach Country Corral MHP                                 N/A          N/A         Both
234   Seaside Village Shopping Center                         $0.48        $1.00        Both
235   Sherwood Park Apartments                                 N/A          N/A         Both
236   Ravenna Plaza                                           $0.42        $0.55        Both
237   Holiday Inn Express Oglesby                              N/A          N/A         Both
238   Central/Magnolia Retail Center                          $0.89        $0.91        Both
239   Rolling Hills Estates                                    N/A          N/A         Tax
240   Saticoy-Royale Apartments                                N/A          N/A         Both
241   Holiday/Park Riviera Mobile Home Park                    N/A          N/A         Both
242   Gottschalk's Department Store                            N/A          N/A         Both
243   Justin Apartments                                        N/A          N/A         Both
244   Fountain Square Apartments                               N/A          N/A         Both
245   383 St. Johns Place                                      N/A          N/A         Both
246   Days Inn                                                 N/A          N/A         Both
247   Market Plaza                                            $0.71        $0.76        Both
248   Michigan Plaza & Bender Plaza  (5)                       N/A         $0.93        Both
249   Mockingbird Park Retail Building                         N/A         $0.78        Both
250   Poolesville Village Center                               N/A         $1.21        Both
251   Citadel Square Shopping Center  (6)                      N/A         $0.18        Both
252   Executive Park Offices                                  $0.92        $0.92        Both
253   Sherwood Mobile Home Estates                             N/A          N/A         Both
254   Ware's Van & Storage Co.                                 N/A         $0.30        Both
255   Sunrise Terrace Mobile Home Park                         N/A          N/A         Both
256   Best Western Country Inn North                           N/A          N/A         Both
257   Woodlake Resort Village Apartments                       N/A          N/A         Both
258   Plantation Pines Apartments                              N/A          N/A         Both
259   Pacific Mini Storage                                     N/A          N/A         Both
260   Sunridge Apartments                                      N/A          N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                                                 Contractual        U/W
                                                                                  Engineering     Recurring      Recurring
                                                           Property                Reserve at    Replacement    Replacement
 #    Property Name                                        Type                   Origination      Reserve        Reserve
 -    -------------                                        ----                   -----------      -------        -------
261   Courtyards of Granbury                               Mixed Use                 $5,650         $0.25          $0.25
262   Parkside Place Apartments                            Multifamily              $14,125          $250          $250
263   University Apartments                                Multifamily              $75,185          $175          $250
264   Isaqueena Village Apartments                         Multifamily                N/A            $295          $295
265   Turtle Dove I Apartments                             Multifamily               $5,750          $250          $250
266   Carson Gardens Mobile Home Park                      Manufactured Housing      $3,250          $27            $27
267   Valerie Apartments                                   Multifamily                N/A            $250          $250
268   Huddersfield Apartments                              Multifamily                N/A            $250          $250
269   1457 & 1519 - 1527 Park Road, NW                     Multifamily               $1,250          $250          $250
270   Winter Garden Village Apartments                     Multifamily                N/A            $250          $250
271   Long Point Plaza Apartments                          Multifamily              $60,000          $250          $287
272   The Place of Tempe Apartments                        Multifamily                $563           $250          $250
273   Valley Garden Apartments                             Multifamily                N/A            $250          $250
274   Devereaux Apartments                                 Multifamily               $1,875          $254          $250
275   Bloomingdale Shopping Center                         Retail                     N/A           $0.17          $0.17
276   Cottonwood Apartments                                Multifamily               $4,130          $252          $252
277   Royal North Apartments                               Multifamily                $750           $250          $250
278   Turtle Dove II Apartments                            Multifamily                $625           $242          $250

                                                       Contractual
                                                        Recurring       U/W        Tax &
                                                          LC&TI        LC&TI     Insurance
 #    Property Name                                    Per Sq. Ft.  Per Sq. Ft.   Escrows
 -    -------------                                    -----------  -----------   -------
261   Courtyards of Granbury                               N/A          N/A         Both
262   Parkside Place Apartments                            N/A          N/A         Both
263   University Apartments                                N/A          N/A         Both
264   Isaqueena Village Apartments                         N/A          N/A         Both
265   Turtle Dove I Apartments                             N/A          N/A         Both
266   Carson Gardens Mobile Home Park                      N/A          N/A         Tax
267   Valerie Apartments                                   N/A          N/A         Both
268   Huddersfield Apartments                              N/A          N/A         Both
269   1457 & 1519 - 1527 Park Road, NW                     N/A          N/A         Both
270   Winter Garden Village Apartments                     N/A          N/A         Both
271   Long Point Plaza Apartments                          N/A          N/A         Both
272   The Place of Tempe Apartments                        N/A          N/A         Both
273   Valley Garden Apartments                             N/A          N/A         Both
274   Devereaux Apartments                                 N/A          N/A         Both
275   Bloomingdale Shopping Center                         N/A         $1.00        Both
276   Cottonwood Apartments                                N/A          N/A         Both
277   Royal North Apartments                               N/A          N/A         Both
278   Turtle Dove II Apartments                            N/A          N/A         Both



(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.

(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.

(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.

(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.

(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.

(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.

(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.

(5) The Mortgage Loan secured by Michigan Plaza & Bender Plaza contains two properties that are operated as one.

(6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

            Major Tenants of the Commercial Mortgaged Properties (6)



                                                    Property                           Major Tenant #1               Major Tenant #1
  # Property Name                                    Type            Sq. Ft.                Name                        Sq. Ft.
  - -------------                                   --------         -------           ---------------               ---------------
 15 Kendale Lakes Plaza  (1B)                        Retail           404,553          K-Mart Corporation                 114,000
 16 Cypress Creek Station  (1B)                      Retail           229,009         Regal Cinemas, Inc.                 101,415
 17 Oakwood Business Center  (1B)                    Office           141,150       KOS Pharmaceuticals Inc.               23,499
 24 2294 Molly Pitcher Highway  (1D)                 Industrial       621,400           Franklin Storage                  366,400
 25 5015 Campuswood Drive  (1D)                      Office            99,476         Time Warner/Intermed                 39,444
 26 5010 Campuswood Drive  (1D)                      Office            70,163           National Grange                    20,000
 27 5009 Campuswood Drive  (1D)                      Office             6,584           Apple-a-daycare                    6,584
 28 Fair Lakes Promenade                             Retail           143,789           Linens & Things                    37,683
 33 Dallas Design Center Portfolio                   Mixed Use        355,826                 N/A                           N/A
 34 Assembly Square Office Building                  Mixed Use        202,616             FiServ Inc.                      34,994
 37 White Station Tower                              Office           247,718                 N/A                           N/A
 41 The Shoppes at Longwood                          Retail           136,200             Super Fresh                      40,184
 43 Becker Village Mall                              Retail           305,629                Kmart                         82,842
 44 Tiffany Square                                   Office           179,910        MCI Telecommunications                96,334
 46 River Park Shopping Center                       Retail           230,659                K-Mart                        86,479
 50 Parkshore Centre Office Building                 Office           117,151       Medical University of SC               45,907
 51 Kenwood Pavilion                                 Retail            57,144           Organized Living                   24,251
 63 Hollywood Plaza                                  Retail            59,383        Hollytron Electronics                 36,400
 64 50-60 Worcester Rd.                              Mixed Use         59,965             Strawberries                     12,726
 65 Mahwah Business Park                             Mixed Use        401,074         Mahwah Self Storage                  96,838
 66 Silvernail Shopping Center                       Retail           110,425        Pick N Save / Roundy's                53,324
 67 Tech Center 29 Office/Warehouse Complex          Industrial       176,914          Banc Tec USA Inc.                   47,400
 68 Centre North Shopping Center                     Retail            80,897               Staples                        23,897
 70 Cranbrook Centre Office Buildings  (1H)          Office            74,816     Orchards Children's Services             22,564
 71 Lubbock Shopping Parkade                         Retail           160,393              Stein Mart                      41,922
 73 Prunedale Center                                 Mixed Use        103,852         Fairway Stores, Inc.                 17,048
 75 Marycrest Shopping Center  (2)                   Retail           172,030              Dominick's                      67,761
 76 Elm Plaza Shopping Center                        Retail           292,426          K-Mart Corporation                  99,502
 77 Century Plaza East                               Retail           121,192             Albertson's                      42,630
 78 Keller Springs Tech Center                       Industrial        80,000              Concentra                       35,000
 82 Tierra Verde Marine Center                       Mixed Use         82,271         Tierra Verde Marina                  61,450
 83 Aurora Square                                    Retail            65,348              Marshalls                       25,736
 84 Merchant's Square  (3)                           Retail           102,734                Kroger                        59,134
 85 Northwood Hills Shopping Center                  Retail           117,287        Cullum Companies, Inc.                48,900
 86 36th Street Office Center                        Office           158,737          Amway Corporation                   77,452
 89 Brooks Corner                                    Mixed Use         23,839           Brooks Brothers                    5,190
 92 Kingsgate North                                  Mixed Use         92,057             Fox & Hound                      10,642
 96 West Century Center                              Retail            57,176          Blockbuster Video                   7,094
 97 Universal Plaza                                  Retail            43,836             Telan Tech.                      4,694
 98 Crestview Market Place                           Retail            66,882              Winn-Dixie                      51,282
103 Linens N Things                                  Retail            41,520           Linens N' Things                   41,520
108 Dowling Office Building                          Mixed Use         90,046    Department of Social Services             13,200
109 Main Street Plaza Shopping Center                Retail            31,377            Smart & Final                     21,057
114 One Bellemead Center                             Office            87,275                 N/A                           N/A
115 Denver Tech Center #30                           Office            55,664      Rocky Mountain Consultants              13,119
119 Colonia Shopping Center                          Retail            59,709   Town Sports International, Inc.            20,160
120 Vista Ridge Center III                           Retail            15,444            Hallmark Cards                    6,000
122 Northpark Village                                Retail            70,600          United Supermarket                  50,700
125 32nd Street and McDowell Road Shopping Center    Retail            63,987        Southwest Supermarkets                15,048
126 Triangle Corporate Center                        Mixed Use         77,404        ACME-Wiley Corporation                11,895
127 One West Hills Office                            Office            57,967       Faulkner Group Affiliate               34,952
129 Heritage Green Shopping Center                   Retail            66,984                Berean                        16,000
132 Century Plaza Strip Shopping Center  (1K)        Retail            36,622              Woman Care                      7,208
133 Albany Square Strip Shopping Center  (1K)        Retail            30,479            Chicago School                    7,347
134 Larrabee Complex                                 Mixed Use        100,304       North America Marketing                19,118
140 Everhart Park Shopping Center                    Retail            63,277          Future Firm, Inc.                   15,000
141 Rafael North Executive Park                      Office            30,503              MCGI, Inc.                      3,219
143 Hewlett Shopping Center                          Retail            32,800               Loehmann                       12,500
145 2700 Richards Building                           Office            31,962          Spectrum Controls                   19,289
146 Lincoln Park Center                              Retail            46,190           Sterling Country                   5,360
150 The Citibank Building                            Office            62,632               Citibank                       17,689
151 Petco/Starbucks S/C                              Retail            12,016                Petco                         7,427
152 1870 Ogden Drive                                 Office            25,995     LCI - LEM Construction, Inc.             17,155
153 Woodland Park Office Building                    Office            51,231         State of California                  9,526
157 Brookwood Village                                Retail            28,774                 CVS                          8,150
159 Little River Shopping Center                     Retail            51,560           Food Lion, Inc.                    30,280
164 The Borders Building                             Retail            80,000            Borders, Inc.                     40,000
165 Ken-Caryl Business Center                        Office            50,636               Ana Tech                       27,714
169 Caruth Haven Retail Center                       Retail            16,800    RAJ Enterprises Rick's Futons             4,400
170 3456 Ridge Property                              Mixed Use        100,207               Signode                        30,030
171 Campus Plaza Shopping Center                     Retail            26,457           Smart and Final                    14,800
175 Airport Business Center                          Mixed Use         41,660      St. Mary's Medical Clinic               12,231

                                                                  Major Tenant #1                    Major Tenant #2
  # Property Name                                             Lease Expiration Date                      Name
  - -------------                                             ---------------------                  ---------------
 15 Kendale Lakes Plaza  (1B)                                         11/30/12                     Builders Square #1009
 16 Cypress Creek Station  (1B)                                        7/31/17                       Office Depot Inc.
 17 Oakwood Business Center  (1B)                                     11/30/00                   Trader Publishing Company
 24 2294 Molly Pitcher Highway  (1D)                                   8/1/02                             Staples
 25 5015 Campuswood Drive  (1D)                                       10/31/01                      Travelers Indemnity
 26 5010 Campuswood Drive  (1D)                                        9/30/04                      Deutsche Financial
 27 5009 Campuswood Drive  (1D)                                        10/1/04                              N/A
 28 Fair Lakes Promenade                                               5/2/11               CompUSA - The Computer Super Store
 33 Dallas Design Center Portfolio                                       N/A                                N/A
 34 Assembly Square Office Building                                    12/1/03                        Loews Theatres
 37 White Station Tower                                                  N/A                                N/A
 41 The Shoppes at Longwood                                            8/31/12                           T.J. Maxx
 43 Becker Village Mall                                                8/1/10                             Belk's
 44 Tiffany Square                                                     12/1/01                        Fluke Networks
 46 River Park Shopping Center                                         9/30/14                         Sav-A-Center
 50 Parkshore Centre Office Building                                   2/1/02                 Triton PCS Property Company LLC
 51 Kenwood Pavilion                                                  11/30/13                           Cost Plus
 63 Hollywood Plaza                                                    7/31/05                     Rite Aid Corporation
 64 50-60 Worcester Rd.                                                6/30/08                    A & C Associates, Inc.
 65 Mahwah Business Park                                               5/31/26                         Acupac Corp.
 66 Silvernail Shopping Center                                        12/31/04                              N/A
 67 Tech Center 29 Office/Warehouse Complex                            6/1/02                         Elite Autohaus
 68 Centre North Shopping Center                                       9/30/12                    Pep Boys (Ground Lease)
 70 Cranbrook Centre Office Buildings  (1H)                            9/30/99                              N/A
 71 Lubbock Shopping Parkade                                           11/8/05                          Hobby Lobby
 73 Prunedale Center                                                   1/31/09                         Long's Drugs
 75 Marycrest Shopping Center  (2)                                     1/1/06                               N/A
 76 Elm Plaza Shopping Center                                          7/1/00           Guiguere Enterprises, Inc. d/b/a Champions
 77 Century Plaza East                                                 8/1/20                        Longs Drug Stores
 78 Keller Springs Tech Center                                         10/1/05                      Howmedica Leibinger
 82 Tierra Verde Marine Center                                         6/30/18                              N/A
 83 Aurora Square                                                      1/31/02                            Pier 1
 84 Merchant's Square  (3)                                            12/31/06                   Advanced Career Training
 85 Northwood Hills Shopping Center                                    3/31/09                      Calloway's Nursery
 86 36th Street Office Center                                          2/28/02                         Old Kent Bank
 89 Brooks Corner                                                      3/1/05                          Gray & Graham
 92 Kingsgate North                                                   11/12/03                              N/A
 96 West Century Center                                                9/15/01               United Consumer Club of Kalamazoo
 97 Universal Plaza                                                    6/30/02                              N/A
 98 Crestview Market Place                                             7/29/18                              N/A
103 Linens N Things                                                    1/31/18                              N/A
108 Dowling Office Building                                            2/29/04                              N/A
109 Main Street Plaza Shopping Center                                 11/30/17                        Hollywood Video
114 One Bellemead Center                                                 N/A                                N/A
115 Denver Tech Center #30                                             7/31/02                              N/A
119 Colonia Shopping Center                                            9/30/13                   JoAnn's Fabrics & Crafts
120 Vista Ridge Center III                                             2/29/04                   La Madeline French Bakery
122 Northpark Village                                                  3/31/10                              N/A
125 32nd Street and McDowell Road Shopping Center                      5/1/01                           Factory 2 U
126 Triangle Corporate Center                                          10/1/02                     Rowe Marketing Group
127 One West Hills Office                                             12/31/99                              N/A
129 Heritage Green Shopping Center                                    11/30/99                    Holiday Fantasies, Inc.
132 Century Plaza Strip Shopping Center  (1K)                          3/1/03                           Pool & Spa
133 Albany Square Strip Shopping Center  (1K)                          8/31/99                       Nick's Billiards
134 Larrabee Complex                                                   3/1/03                       S.D. Warren Company
140 Everhart Park Shopping Center                                      4/15/03                    Saratoga Tire & Service
141 Rafael North Executive Park                                        3/31/00                              N/A
143 Hewlett Shopping Center                                            1/1/02                          Dime Savings
145 2700 Richards Building                                             6/30/01                       Chili. Soft Inc.
146 Lincoln Park Center                                               12/31/00                              N/A
150 The Citibank Building                                              6/30/00                 Maxnet Communication Systems
151 Petco/Starbucks S/C                                               11/13/05                      Cox Communications
152 1870 Ogden Drive                                                  11/30/07                    Trendwest Resorts, Inc.
153 Woodland Park Office Building                                     10/31/01                   Dodge, Warren and Peters
157 Brookwood Village                                                  1/31/13                       The Bread Market
159 Little River Shopping Center                                       11/3/16                      CVS Pharmacy, Inc.
164 The Borders Building                                              10/31/09                              N/A
165 Ken-Caryl Business Center                                         12/31/01                    Peak 1 Resources, Inc.
169 Caruth Haven Retail Center                                         4/30/11                     Fast Stop Food Store
170 3456 Ridge Property                                               10/31/02                            Rollex
171 Campus Plaza Shopping Center                                       7/31/14                              N/A
175 Airport Business Center                                            2/1/03                     Quest Diagnostics, Inc.

                                                   Major Tenant #2      Major Tenant #2                  Major Tenant #3
  # Property Name                                      Sq. Ft.       Lease Expiration Date                    Name
  - -------------                                  ---------------   ---------------------               ---------------
 15 Kendale Lakes Plaza  (1B)                           109,800              3/31/21                            N/A
 16 Cypress Creek Station  (1B)                         36,929               12/31/11                           N/A
 17 Oakwood Business Center  (1B)                       16,816               10/31/02                           N/A
 24 2294 Molly Pitcher Highway  (1D)                    255,000              11/1/00                            N/A
 25 5015 Campuswood Drive  (1D)                         25,903               11/30/01                     Liberty Mutual
 26 5010 Campuswood Drive  (1D)                         11,131               3/14/00                     Dun & Bradstreet
 27 5009 Campuswood Drive  (1D)                           N/A                  N/A                              N/A
 28 Fair Lakes Promenade                                24,560               11/30/13               Barnes & Noble Booksellers
 33 Dallas Design Center Portfolio                        N/A                  N/A                              N/A
 34 Assembly Square Office Building                     34,153               1/31/07                    Unisys Corporation
 37 White Station Tower                                   N/A                  N/A                              N/A
 41 The Shoppes at Longwood                             24,300               9/30/02                            N/A
 43 Becker Village Mall                                 52,544                2/1/00                         JC Penney
 44 Tiffany Square                                      29,913               11/1/02                            AMC
 46 River Park Shopping Center                          44,880               1/31/11                           Sears
 50 Parkshore Centre Office Building                    19,697                7/1/03                            N/A
 51 Kenwood Pavilion                                    19,071               7/31/13                          Mikasa
 63 Hollywood Plaza                                     18,140               12/31/29                           N/A
 64 50-60 Worcester Rd.                                  9,914               1/31/01                   Houlihan's Restaurant
 65 Mahwah Business Park                                78,241               6/30/07                            N/A
 66 Silvernail Shopping Center                            N/A                  N/A                              N/A
 67 Tech Center 29 Office/Warehouse Complex             19,951                8/1/07                            N/A
 68 Centre North Shopping Center                        22,500               5/31/18                        Flower City
 70 Cranbrook Centre Office Buildings  (1H)               N/A                  N/A                              N/A
 71 Lubbock Shopping Parkade                            40,000               3/31/02                         T.J. Maxx
 73 Prunedale Center                                    12,000               2/28/05                            N/A
 75 Marycrest Shopping Center  (2)                        N/A                  N/A                              N/A
 76 Elm Plaza Shopping Center                           55,000                8/1/06                        J.C. Penney
 77 Century Plaza East                                  25,822               2/28/16                            N/A
 78 Keller Springs Tech Center                          26,236                8/1/03                         Technifax
 82 Tierra Verde Marine Center                            N/A                  N/A                              N/A
 83 Aurora Square                                        7,500               2/28/08                            N/A
 84 Merchant's Square  (3)                              13,500               5/31/04                            N/A
 85 Northwood Hills Shopping Center                     22,000               6/30/02                            N/A
 86 36th Street Office Center                           43,895               6/30/00                    Cascade Engineering
 89 Brooks Corner                                        4,180                1/1/00                Connoisseur Communications
 92 Kingsgate North                                       N/A                  N/A                              N/A
 96 West Century Center                                  5,875               11/30/03                           N/A
 97 Universal Plaza                                       N/A                  N/A                              N/A
 98 Crestview Market Place                                N/A                  N/A                              N/A
103 Linens N Things                                       N/A                  N/A                              N/A
108 Dowling Office Building                               N/A                  N/A                              N/A
109 Main Street Plaza Shopping Center                    6,562               3/30/08                            N/A
114 One Bellemead Center                                  N/A                  N/A                              N/A
115 Denver Tech Center #30                                N/A                  N/A                              N/A
119 Colonia Shopping Center                             15,700               6/30/06              Bio-Medical Applications of Co.
120 Vista Ridge Center III                               4,200               11/30/08                 Jos. A. Bank Clothiers
122 Northpark Village                                     N/A                  N/A                              N/A
125 32nd Street and McDowell Road Shopping Center        9,728               10/1/99                            N/A
126 Triangle Corporate Center                            8,581               5/31/08                    Sting International
127 One West Hills Office                                 N/A                  N/A                              N/A
129 Heritage Green Shopping Center                       9,508               2/28/00                            N/A
132 Century Plaza Strip Shopping Center  (1K)            4,037               10/1/02                            N/A
133 Albany Square Strip Shopping Center  (1K)            6,240                3/1/99                      Bedding Expert
134 Larrabee Complex                                    21,147               12/1/99                 Sherwin Williams Company
140 Everhart Park Shopping Center                        9,567               6/30/99                         Eckerd's
141 Rafael North Executive Park                           N/A                  N/A                              N/A
143 Hewlett Shopping Center                              5,500                8/1/07                         Citibank
145 2700 Richards Building                               4,377               12/2/00                            N/A
146 Lincoln Park Center                                   N/A                  N/A                              N/A
150 The Citibank Building                               12,685               2/28/02                       Superior Bank
151 Petco/Starbucks S/C                                  1,550               10/6/02                            N/A
152 1870 Ogden Drive                                     8,440               3/31/03                            N/A
153 Woodland Park Office Building                        8,460               5/31/02                        GN Mortgage
157 Brookwood Village                                    3,511               7/31/99                            N/A
159 Little River Shopping Center                         8,450               9/30/00                            N/A
164 The Borders Building                                  N/A                  N/A                              N/A
165 Ken-Caryl Business Center                            9,152               9/30/01                            N/A
169 Caruth Haven Retail Center                           2,600            Month to Month                     Starbucks
170 3456 Ridge Property                                 25,100               1/31/99                           MEDX
171 Campus Plaza Shopping Center                          N/A                  N/A                              N/A
175 Airport Business Center                              6,045                3/1/99                 Decision One Corporation

                                                          Major Tenant #3       Major Tenant #3
  # Property Name                                             Sq. Ft.        Lease Expiration Date
  - -------------                                         ---------------    ----------------------
 15 Kendale Lakes Plaza  (1B)                                    N/A                   N/A
 16 Cypress Creek Station  (1B)                                  N/A                   N/A
 17 Oakwood Business Center  (1B)                                N/A                   N/A
 24 2294 Molly Pitcher Highway  (1D)                             N/A                   N/A
 25 5015 Campuswood Drive  (1D)                                 21,773               8/27/03
 26 5010 Campuswood Drive  (1D)                                 7,257                1/31/99
 27 5009 Campuswood Drive  (1D)                                  N/A                   N/A
 28 Fair Lakes Promenade                                        24,000               8/31/11
 33 Dallas Design Center Portfolio                               N/A                   N/A
 34 Assembly Square Office Building                             31,223               7/31/00
 37 White Station Tower                                          N/A                   N/A
 41 The Shoppes at Longwood                                      N/A                   N/A
 43 Becker Village Mall                                         52,349               2/1/00
 44 Tiffany Square                                              19,883               10/1/00
 46 River Park Shopping Center                                  46,856              10/31/04
 50 Parkshore Centre Office Building                             N/A                   N/A
 51 Kenwood Pavilion                                            10,370               7/30/08
 63 Hollywood Plaza                                              N/A                   N/A
 64 50-60 Worcester Rd.                                         9,450                1/31/07
 65 Mahwah Business Park                                         N/A                   N/A
 66 Silvernail Shopping Center                                   N/A                   N/A
 67 Tech Center 29 Office/Warehouse Complex                      N/A                   N/A
 68 Centre North Shopping Center                                10,500              11/30/02
 70 Cranbrook Centre Office Buildings  (1H)                      N/A                   N/A
 71 Lubbock Shopping Parkade                                    30,754               3/30/05
 73 Prunedale Center                                             N/A                   N/A
 75 Marycrest Shopping Center  (2)                               N/A                   N/A
 76 Elm Plaza Shopping Center                                   45,000               8/1/99
 77 Century Plaza East                                           N/A                   N/A
 78 Keller Springs Tech Center                                  15,892               11/1/03
 82 Tierra Verde Marine Center                                   N/A                   N/A
 83 Aurora Square                                                N/A                   N/A
 84 Merchant's Square  (3)                                       N/A                   N/A
 85 Northwood Hills Shopping Center                              N/A                   N/A
 86 36th Street Office Center                                   23,141               2/28/05
 89 Brooks Corner                                               3,859                6/1/02
 92 Kingsgate North                                              N/A                   N/A
 96 West Century Center                                          N/A                   N/A
 97 Universal Plaza                                              N/A                   N/A
 98 Crestview Market Place                                       N/A                   N/A
103 Linens N Things                                              N/A                   N/A
108 Dowling Office Building                                      N/A                   N/A
109 Main Street Plaza Shopping Center                            N/A                   N/A
114 One Bellemead Center                                         N/A                   N/A
115 Denver Tech Center #30                                       N/A                   N/A
119 Colonia Shopping Center                                     7,087                9/7/04
120 Vista Ridge Center III                                      3,750                1/31/08
122 Northpark Village                                            N/A                   N/A
125 32nd Street and McDowell Road Shopping Center                N/A                   N/A
126 Triangle Corporate Center                                   8,103                6/30/02
127 One West Hills Office                                        N/A                   N/A
129 Heritage Green Shopping Center                               N/A                   N/A
132 Century Plaza Strip Shopping Center  (1K)                    N/A                   N/A
133 Albany Square Strip Shopping Center  (1K)                   3,475                3/1/99
134 Larrabee Complex                                            13,565               7/1/01
140 Everhart Park Shopping Center                               8,775                3/18/11
141 Rafael North Executive Park                                  N/A                   N/A
143 Hewlett Shopping Center                                     5,500                11/1/03
145 2700 Richards Building                                       N/A                   N/A
146 Lincoln Park Center                                          N/A                   N/A
150 The Citibank Building                                       9,515                2/28/02
151 Petco/Starbucks S/C                                          N/A                   N/A
152 1870 Ogden Drive                                             N/A                   N/A
153 Woodland Park Office Building                               5,251                4/30/02
157 Brookwood Village                                            N/A                   N/A
159 Little River Shopping Center                                 N/A                   N/A
164 The Borders Building                                         N/A                   N/A
165 Ken-Caryl Business Center                                    N/A                   N/A
169 Caruth Haven Retail Center                                  2,000                10/5/08
170 3456 Ridge Property                                         25,027               2/28/01
171 Campus Plaza Shopping Center                                 N/A                   N/A
175 Airport Business Center                                     5,987                7/1/99

            Major Tenants of the Commercial Mortgaged Properties (6)


                                                    Property                           Major Tenant #1               Major Tenant #1
  # Property Name                                    Type            Sq. Ft.                Name                        Sq. Ft.
  - -------------                                   --------         -------           ---------------               ---------------
176 Staples - Wilmington                             Retail            29,049    Staples The Office Superstore             24,049
177 Felicita Junction                                Retail            41,682        Jimbo's Natural Foods                 16,293
181 Staples - Valparaiso                             Retail            24,049               Staples                        24,049
183 Centennial Creek Office Park                     Office            28,540             Qualix Group                     3,277
191 Cottonwood Plaza                                 Mixed Use         45,778            Alphagraphics                     9,190
192 Southport Shops                                  Retail            17,763           Experts on Sight                   3,892
197 Moore Lake Commons Shopping Center               Retail            64,905          Dave's Sport Shop                   16,810
200 South Street Seaport Office Center               Office            48,177     South Street Seaport Museum              8,339
201 Hathaway Commerce Center                         Industrial        67,214            Simons Bakery                     17,280
203 Walgreen's Drug Store - Swansea                  Retail            13,905              Walgreens                       13,905
205 Devonshire Square Retail Center                  Retail            16,725   Quality Medical Management, Inc.           2,800
206 1440 N. Vine Street                              Retail            14,401             Kinko Copies                     5,821
210 Benihana Restaurant                              Retail             8,284         Benihana Restaurant                  8,284
212 Imperial Plaza Retail Center                     Retail            26,337          US Social Security                  4,576
214 Antietam Village Center                          Retail            26,789      Mountainview Liquors, Inc.              3,500
215 Gateway Shoppes                                  Retail            21,920             Wolf Camera                      4,550
216 Red Onion Building                               Mixed Use          8,200         Red Onion Restaurant                 2,651
219 Villa East I & II                                Office            49,725           Lutheran Family                    8,624
222 Wilmington Plaza                                 Retail            54,401                Sav-On                        22,250
223 The Nations Bank Building                        Office            33,726        Nations Bank of Texas                 13,658
228 Harold Gilstrap Shopping Center                  Retail            83,131            Pamidia, Inc.                     48,506
234 Seaside Village Shopping Center                  Retail            50,144           L.L. Wings, Inc.                   10,000
236 Ravenna Plaza                                    Retail            87,644           Central Tractor                    40,000
238 Central/Magnolia Retail Center                   Mixed Use         17,556          Blockbuster Video                   6,424
242 Gottschalk's Department Store                    Retail            40,000          Gottschalk's, Inc.                  40,000
247 Market Plaza                                     Retail            22,534               Key Bank                       3,859
248 Michigan Plaza & Bender Plaza  (4)               Office            63,331                Texaco                        18,128
249 Mockingbird Park Retail Building                 Mixed Use         46,802       Fitness Connection, Inc.               16,719
250 Poolesville Village Center                       Retail            16,715             CVS Pharmacy                     7,642
251 Citadel Square Shopping Center  (5)              Retail            50,173          A&P/ Office Depot                   42,688
252 Executive Park Offices                           Office            23,274                 FWC                          5,823
254 Ware's Van & Storage Co.                         Industrial        56,600      Northwest Operations, LLC               56,600
262 Courtyards of Granbury                           Mixed Use         47,340                 N/A                           N/A
275 Bloomingdale Shopping Center                     Retail            11,000       Twinkling Stars Nursery                2,000

                                              Major Tenant #1                    Major Tenant #2                 Major Tenant #2
  # Property Name                         Lease Expiration Date                      Name                            Sq. Ft.
  - -------------                         ---------------------                  ---------------                 ---------------
176 Staples - Wilmington                           8/31/13                            Shastar                          5,000
177 Felicita Junction                             12/31/17                     Sav-On (Ground Lease)                  16,854
181 Staples - Valparaiso                          10/31/13                              N/A                             N/A
183 Centennial Creek Office Park                   9/30/00                         Hulet-Watson                        3,125
191 Cottonwood Plaza                               2/28/01                       Bon Voyage Travel                     7,787
192 Southport Shops                                7/31/03                 Mancino's Pizza and Grinders                3,038
197 Moore Lake Commons Shopping Center             3/31/08                         Pawn America                        7,625
200 South Street Seaport Office Center             12/1/99                         Putnam Lovell                       6,968
201 Hathaway Commerce Center                       4/30/00                      California Mortgage                    8,272
203 Walgreen's Drug Store - Swansea                8/30/16                              N/A                             N/A
205 Devonshire Square Retail Center                9/30/99             Murray Goldstein and Marion Goldstein           2,000
206 1440 N. Vine Street                            8/30/08                       AAA Flag & Banner                     3,850
210 Benihana Restaurant                            7/1/18                               N/A                             N/A
212 Imperial Plaza Retail Center                   6/7/99                           St. Francis                        3,000
214 Antietam Village Center                       12/31/03                     Southland Corp. 7-11                    2,750
215 Gateway Shoppes                               10/31/02                         House of Golf                       3,000
216 Red Onion Building                             6/30/04                        Omnibus Gallery                      1,835
219 Villa East I & II                              5/31/03                         Dahlin Dental                       6,031
222 Wilmington Plaza                               2/28/10                           Goodwill                         14,250
223 The Nations Bank Building                      12/1/04                    Prudential Health Care                  13,700
228 Harold Gilstrap Shopping Center                5/1/02                         J.C. Food Store                     21,375
234 Seaside Village Shopping Center                2/28/03                          Gold's Gym                         9,000
236 Ravenna Plaza                                  1/31/04                          Ravenna IGA                       31,575
238 Central/Magnolia Retail Center                 1/15/00                         Appian Escrow                       3,516
242 Gottschalk's Department Store                  2/28/05                              N/A                             N/A
247 Market Plaza                                   3/30/01                      Rent-A-Center, Inc.                    3,008
248 Michigan Plaza & Bender Plaza  (4)             6/30/00                        Miller Johnson                      10,245
249 Mockingbird Park Retail Building               5/1/06                            I Dance 2                         6,026
250 Poolesville Village Center                     5/1/06                       Sax, Leonard, M.D.                     2,192
251 Citadel Square Shopping Center  (5)            2/28/03                              N/A                             N/A
252 Executive Park Offices                         4/3/01                               N/A                             N/A
254 Ware's Van & Storage Co.                      10/30/13                              N/A                             N/A
262 Courtyards of Granbury                           N/A                                N/A                             N/A
275 Bloomingdale Shopping Center                   6/30/00                              N/A                             N/A

                                          Major Tenant #2                  Major Tenant #3
  # Property Name                      Lease Expiration Date                    Name
  - -------------                      ---------------------               ---------------
176 Staples - Wilmington                       3/31/04                            N/A
177 Felicita Junction                          6/30/17                            N/A
181 Staples - Valparaiso                         N/A                              N/A
183 Centennial Creek Office Park                9/1/99                            N/A
191 Cottonwood Plaza                           11/30/01                         Coco's
192 Southport Shops                            11/30/01                      Duron Paints
197 Moore Lake Commons Shopping Center         10/31/00                       New Horizon
200 South Street Seaport Office Center          9/1/02                            N/A
201 Hathaway Commerce Center                   11/30/00                     Paul Thibodeau
203 Walgreen's Drug Store - Swansea              N/A                              N/A
205 Devonshire Square Retail Center            12/31/99           Edward Yepremian (Jasmine Cleaners)
206 1440 N. Vine Street                         6/6/02                     Out of the Closet
210 Benihana Restaurant                          N/A                              N/A
212 Imperial Plaza Retail Center               12/18/02                           N/A
214 Antietam Village Center                    10/6/99                            N/A
215 Gateway Shoppes                            4/30/03                    Neptune Bar & Grill
216 Red Onion Building                         5/30/03                            N/A
219 Villa East I & II                          7/31/03                       Complex Skin
222 Wilmington Plaza                           5/31/03                      Hollywood Video
223 The Nations Bank Building                   1/1/02                     Rehability Center
228 Harold Gilstrap Shopping Center             9/1/07                         Rite Aid
234 Seaside Village Shopping Center            2/28/06                U.S. Government/Gen.Svc.Adm
236 Ravenna Plaza                              5/31/08                    Gray Drug/Rite-Aid
238 Central/Magnolia Retail Center             3/10/02                            N/A
242 Gottschalk's Department Store                N/A                              N/A
247 Market Plaza                               1/31/99                   Fashion Retail, Inc.
248 Michigan Plaza & Bender Plaza  (4)         4/30/02      State of New Mexico: Children Youth & Families
249 Mockingbird Park Retail Building           10/1/99                            N/A
250 Poolesville Village Center                  2/1/01                    B & S Beer and Wine
251 Citadel Square Shopping Center  (5)          N/A                              N/A
252 Executive Park Offices                       N/A                              N/A
254 Ware's Van & Storage Co.                     N/A                              N/A
262 Courtyards of Granbury                       N/A                              N/A
275 Bloomingdale Shopping Center                 N/A                              N/A

                                       Major Tenant #3       Major Tenant #3
  # Property Name                          Sq. Ft.        Lease Expiration Date
  - -------------                      ---------------    ----------------------
176 Staples - Wilmington                      N/A                   N/A
177 Felicita Junction                         N/A                   N/A
181 Staples - Valparaiso                      N/A                   N/A
183 Centennial Creek Office Park              N/A                   N/A
191 Cottonwood Plaza                         5,400                6/30/05
192 Southport Shops                          3,038               11/30/01
197 Moore Lake Commons Shopping Center       7,532               12/31/07
200 South Street Seaport Office Center        N/A                   N/A
201 Hathaway Commerce Center                 6,946                6/30/02
203 Walgreen's Drug Store - Swansea           N/A                   N/A
205 Devonshire Square Retail Center          2,000                2/28/04
206 1440 N. Vine Street                      3,780                6/13/00
210 Benihana Restaurant                       N/A                   N/A
212 Imperial Plaza Retail Center              N/A                   N/A
214 Antietam Village Center                   N/A                   N/A
215 Gateway Shoppes                          2,470               11/30/00
216 Red Onion Building                        N/A                   N/A
219 Villa East I & II                        5,859                3/31/01
222 Wilmington Plaza                         6,440                5/31/08
223 The Nations Bank Building                4,543                10/1/03
228 Harold Gilstrap Shopping Center          8,450                9/1/02
234 Seaside Village Shopping Center          8,042                3/9/04
236 Ravenna Plaza                            10,069               9/30/00
238 Central/Magnolia Retail Center            N/A                   N/A
242 Gottschalk's Department Store             N/A                   N/A
247 Market Plaza                             3,008                4/30/00
248 Michigan Plaza & Bender Plaza  (4)       10,910               2/29/08
249 Mockingbird Park Retail Building          N/A                   N/A
250 Poolesville Village Center               1,768                6/1/01
251 Citadel Square Shopping Center  (5)       N/A                   N/A
252 Executive Park Offices                    N/A                   N/A
254 Ware's Van & Storage Co.                  N/A                   N/A
262 Courtyards of Granbury                    N/A                   N/A
275 Bloomingdale Shopping Center              N/A                   N/A


(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) The Mortgage Loan secured by Michigan Plaza & Bender Plaza contains two properties that are operated as one.

(5) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

                      Additional Mortgage Loan Information




                                                        Property                   Property                  Hotel
 #    Property Name                                       Type                     Sub-type                Franchise
 -    -------------                                       ----                     --------                ---------
 1    Hampton Inn - Elmsford  (1A)                      Hotel                   Limited Service          Hampton Inn
 2    Quality Suites - Charleston  (1A)                 Hotel                   Limited Service          Quality Suites
 3    Courtyard by Marriott - Ann Arbor   (1A)          Hotel                   Limited Service          Courtyard by Marriott
 4    Residence Inn - Phoenix  (1A)                     Hotel                   Limited Service          Residence Inn
 5    Homewood Suites - Cary  (1A)                      Hotel                   Limited Service          Homewood Suites
 6    Hampton Inn & Suites - Gwinnett  (1A)             Hotel                   Limited Service          Hampton Inn
 7    Hampton Inn - Raleigh  (1A)                       Hotel                   Limited Service          Hampton Inn
 8    Comfort Suites - Orlando  (1A)                    Hotel                   Limited Service          Comfort Suites
 9    Hampton Inn - Perimeter  (1A)                     Hotel                   Limited Service          Hampton Inn
 10   Hampton Inn - Charlotte, NC  (1A)                 Hotel                   Limited Service          Hampton Inn
 11   Courtyard by Marriott - Wilmington  (1A)          Hotel                   Limited Service          Courtyard by Marriott
 12   Hampton Inn - West Springfield  (1A)              Hotel                   Limited Service          Hampton Inn
 13   Homewood Suites - Clear Lake  (1A)                Hotel                   Limited Service          Homewood Suites
 14   Comfort Inn - Charleston  (1A)                    Hotel                   Limited Service          Comfort Suites
 15   Kendale Lakes Plaza  (1B)                         Retail                  Anchored
 16   Cypress Creek Station  (1B)                       Retail                  Anchored
 17   Oakwood Business Center  (1B)                     Office
 18   Westchase Ranch Apartments  (1C)                  Multifamily
 19   Westwood Village Apartments  (1C)                 Multifamily
 20   Normandy Woods Apartments  (1C)                   Multifamily
 21   Savoy Manor Apartments  (1C)                      Multifamily
 22   San Marin Apartments  (1C)                        Multifamily
 23   Country Squire Apartments - South                 Multifamily
 24   2294 Molly Pitcher Highway  (1D)                  Industrial
 25   5015 Campuswood Drive  (1D)                       Office
 26   5010 Campuswood Drive  (1D)                       Office
 27   5009 Campuswood Drive  (1D)                       Office
 28   Fair Lakes Promenade                              Retail                  Anchored
 29   Keller Oaks Apartments  (1E)                      Multifamily
 30   Sycamore Hill Apartments  (1E)                    Multifamily
 31   Clarendon Apartments  (1E)                        Multifamily
 32   Woodchase Condominiums  (1E)                      Multifamily
 33   Dallas Design Center Portfolio                    Mixed Use               Office/Showroom
 34   Assembly Square Office Building                   Mixed Use               Office/Theater
 35   Spicetree Apartments                              Multifamily
 36   Lamplighter Mobile Home Park                      Manufactured Housing
 37   White Station Tower                               Office
 38   Holiday Inn New Orleans Veterans                  Hotel                   Full Service             Holiday Inn
 39   The Links at Bixby                                Multifamily
 40   Southwood Apartments                              Multifamily
 41   The Shoppes at Longwood                           Retail                  Anchored
 42   Edentree Apartments                               Multifamily
 43   Becker Village Mall                               Retail                  Anchored
 44   Tiffany Square                                    Office
 45   The Mint Apartments                               Multifamily
 46   River Park Shopping Center                        Retail                  Anchored
 47   Rancho Destino Apartments                         Multifamily
 48   Conestoga Mobile Home Park                        Manufactured Housing
 49   Huntington Chase Apartments                       Multifamily
 50   Parkshore Centre Office Building                  Office
 51   Kenwood Pavilion                                  Retail                  Unanchored
 52   Newsome Park Apartments                           Multifamily
 53   Princeton Court Apartments  (1F)                  Multifamily
 54   Pinewood Estates Apartments  (1F)                 Multifamily
 55   Arbor Court Apartments  (1F)                      Multifamily
 56   U-Store of Brighton Self Storage Facility  (1G)   Self Storage
 57   U-Store of South Lyon Self Storage Facility  (1G) Self Storage
 58   U-Store of Saline Self Storage Facility  (1G)     Self Storage
 59   U-Store of Davison Self Storage Facility  (1G)    Self Storage
 60   U-Store of Holly Self Storage Facility  (1G)      Self Storage
 61   U-Store of Jackson Self Storage Facility  (1G)    Self Storage
 62   Birches Apartments                                Multifamily
 63   Hollywood Plaza                                   Retail                  Anchored
 64   50-60 Worcester Rd.                               Mixed Use               Office/Retail
 65   Mahwah Business Park                              Mixed Use               Office/Industrial
 66   Silvernail Shopping Center                        Retail                  Anchored

                                                                                            Most Recent
                                                           Occupancy          Date of        Operating           Most
                                                            Rate at          Occupancy       Statement          Recent
 #    Property Name                                      Underwriting(7)       Rate            Date            Revenue
 -    -------------                                      ---------------     ---------      -----------        --------
 1    Hampton Inn - Elmsford  (1A)                             N/A            6/1/98         6/30/98        $  4,527,399
 2    Quality Suites - Charleston  (1A)                        N/A            6/1/98         6/30/98           4,035,455
 3    Courtyard by Marriott - Ann Arbor   (1A)                 N/A            6/1/98         6/30/98           4,518,538
 4    Residence Inn - Phoenix  (1A)                            N/A            6/1/98         6/30/98           4,450,180
 5    Homewood Suites - Cary  (1A)                             N/A            6/1/98         6/30/98           3,754,058
 6    Hampton Inn & Suites - Gwinnett  (1A)                    N/A            6/1/98         6/30/98           2,948,428
 7    Hampton Inn - Raleigh  (1A)                              N/A            6/1/98         6/30/98           3,096,774
 8    Comfort Suites - Orlando  (1A)                           N/A            6/1/98         6/30/98           4,616,248
 9    Hampton Inn - Perimeter  (1A)                            N/A            6/1/98         6/30/98           2,812,138
 10   Hampton Inn - Charlotte, NC  (1A)                        N/A            6/1/98         6/30/98           2,921,820
 11   Courtyard by Marriott - Wilmington  (1A)                 N/A            6/1/98         6/30/98           2,813,774
 12   Hampton Inn - West Springfield  (1A)                     N/A            6/1/98         6/30/98           2,404,755
 13   Homewood Suites - Clear Lake  (1A)                       N/A            6/1/98         6/30/98           2,679,263
 14   Comfort Inn - Charleston  (1A)                           N/A            6/1/98         6/30/98           2,529,059
 15   Kendale Lakes Plaza  (1B)                                98%           12/31/98        12/31/98          4,323,975
 16   Cypress Creek Station  (1B)                              99%           12/31/98        12/31/98          3,531,600
 17   Oakwood Business Center  (1B)                            97%           12/31/98        12/31/98          2,081,735
 18   Westchase Ranch Apartments  (1C)                         96%           1/20/99         11/30/98          4,363,700
 19   Westwood Village Apartments  (1C)                        92%           1/20/99         11/30/98          2,102,611
 20   Normandy Woods Apartments  (1C)                          95%           1/21/99         11/30/98          1,558,074
 21   Savoy Manor Apartments  (1C)                             97%           1/20/99         11/30/98          1,097,275
 22   San Marin Apartments  (1C)                               86%           1/20/99         11/30/98          1,031,864
 23   Country Squire Apartments - South                        94%           9/30/98         7/31/98           5,539,068
 24   2294 Molly Pitcher Highway  (1D)                        100%            9/1/98         6/30/98           1,021,900
 25   5015 Campuswood Drive  (1D)                             100%           9/23/98         6/30/98           1,916,382
 26   5010 Campuswood Drive  (1D)                              94%           9/23/98         6/30/98           1,298,598
 27   5009 Campuswood Drive  (1D)                             100%            7/1/98         6/30/98             116,380
 28   Fair Lakes Promenade                                    100%           8/20/98         7/31/98           2,749,232
 29   Keller Oaks Apartments  (1E)                             98%           3/24/98         2/28/98           1,455,655
 30   Sycamore Hill Apartments  (1E)                           96%           3/24/98         2/28/98           1,281,315
 31   Clarendon Apartments  (1E)                               95%           3/24/98         2/28/98           1,167,429
 32   Woodchase Condominiums  (1E)                             99%           3/24/98         2/28/98             507,456
 33   Dallas Design Center Portfolio                           98%           12/31/98        9/30/98           3,625,438
 34   Assembly Square Office Building                         100%           11/4/98         10/31/98          3,111,337
 35   Spicetree Apartments                                     96%           6/25/98         6/30/98           3,564,426
 36   Lamplighter Mobile Home Park                            100%           9/30/98         10/31/98          2,549,837
 37   White Station Tower                                      93%            1/1/99         12/31/98          3,743,661
 38   Holiday Inn New Orleans Veterans                         N/A           12/31/98        12/31/98          5,290,884
 39   The Links at Bixby                                       98%           11/25/97        11/19/97          2,259,394
 40   Southwood Apartments                                     94%           9/30/98         10/31/98          2,771,592
 41   The Shoppes at Longwood                                 100%           7/31/98         7/31/98           2,217,124
 42   Edentree Apartments                                      96%           8/25/98         7/31/98           2,410,703
 43   Becker Village Mall                                      99%            9/1/98         8/31/98           2,065,029
 44   Tiffany Square                                          100%            9/1/98         8/31/98           2,057,196
 45   The Mint Apartments                                      93%           11/16/98        11/30/98          3,075,010
 46   River Park Shopping Center                               94%            9/1/98         8/31/98           1,488,679
 47   Rancho Destino Apartments                               100%           10/30/98        7/27/98           1,668,788
 48   Conestoga Mobile Home Park                               96%           7/31/98         5/31/98           1,266,178
 49   Huntington Chase Apartments                              96%           9/22/98         9/17/98           1,662,680
 50   Parkshore Centre Office Building                        100%            4/1/98         12/31/98          1,870,976
 51   Kenwood Pavilion                                        100%           11/10/98         9/1/98           1,243,208
 52   Newsome Park Apartments                                  97%           6/12/98         6/30/98           2,583,467
 53   Princeton Court Apartments  (1F)                         97%           8/18/98         7/31/98             816,227
 54   Pinewood Estates Apartments  (1F)                        95%           8/18/98         7/31/98             970,823
 55   Arbor Court Apartments  (1F)                             94%           8/18/98         7/31/98           1,123,222
 56   U-Store of Brighton Self Storage Facility  (1G)          92%           10/15/98        9/30/98             560,026
 57   U-Store of South Lyon Self Storage Facility  (1G)        94%           10/15/98        9/30/98             363,469
 58   U-Store of Saline Self Storage Facility  (1G)            88%           10/15/98        9/30/98             376,707
 59   U-Store of Davison Self Storage Facility  (1G)           94%           10/15/98        9/30/98             248,209
 60   U-Store of Holly Self Storage Facility  (1G)             86%           10/15/98        9/30/98             220,913
 61   U-Store of Jackson Self Storage Facility  (1G)           86%           10/15/98        9/30/98             135,727
 62   Birches Apartments                                       94%           11/24/98        10/31/98          1,736,205
 63   Hollywood Plaza                                          98%            7/1/98         5/31/98           1,387,441
 64   50-60 Worcester Rd.                                     100%           9/10/98         8/31/98           1,539,490
 65   Mahwah Business Park                                     88%           12/24/98        12/31/98          1,356,732
 66   Silvernail Shopping Center                               92%           8/31/98         8/30/98           1,139,018


                                                             Most          Most     Most
                                                            Recent        Recent    Recent        U/W            U/W          U/W
 #    Property Name                                        Expenses        NOI      DSCR(8)       NOI            NCF        DSCR(8)
 -    -------------                                        --------       ------    -------       ---            ---        -------
 1    Hampton Inn - Elmsford  (1A)                       $  2,396,594 $  2,130,805  3.19x    $  1,864,954   $  1,374,994     2.54x
 2    Quality Suites - Charleston  (1A)                     2,213,839    1,821,616  3.30        1,677,663      1,271,697     2.54
 3    Courtyard by Marriott - Ann Arbor   (1A)              2,464,313    2,054,225  3.72        1,863,278      1,216,246     2.54
 4    Residence Inn - Phoenix  (1A)                         2,512,651    1,937,529  3.51        1,937,667      1,920,777     2.54
 5    Homewood Suites - Cary  (1A)                          1,754,101    1,999,957  3.78        1,546,338      1,452,430     2.54
 6    Hampton Inn & Suites - Gwinnett  (1A)                 1,473,551    1,474,877  3.11        1,372,668      1,114,219     2.54
 7    Hampton Inn - Raleigh  (1A)                           1,542,413    1,554,361  3.34        1,298,209      1,000,261     2.54
 8    Comfort Suites - Orlando  (1A)                        2,772,827    1,843,421  4.06        1,693,305      1,205,152     2.54
 9    Hampton Inn - Perimeter  (1A)                         1,442,108    1,370,030  3.12        1,357,456      1,067,607     2.54
 10   Hampton Inn - Charlotte, NC  (1A)                     1,427,239    1,494,581  3.72        1,257,125        920,667     2.54
 11   Courtyard by Marriott - Wilmington  (1A)              1,563,057    1,250,717  3.34        1,230,807        824,922     2.54
 12   Hampton Inn - West Springfield  (1A)                  1,415,059      989,696  3.05          939,245        769,690     2.54
 13   Homewood Suites - Clear Lake  (1A)                    1,637,937    1,041,326  3.44          965,176        755,838     2.54
 14   Comfort Inn - Charleston  (1A)                        1,398,148    1,130,911  8.19        1,093,638        897,540     2.54
 15   Kendale Lakes Plaza  (1B)                               763,912    3,560,063  1.34        3,313,246      3,241,994     1.25
 16   Cypress Creek Station  (1B)                             985,132    2,546,468  1.19        2,806,268      2,700,441     1.25
 17   Oakwood Business Center  (1B)                           626,494    1,455,241  1.56        1,421,743      1,228,249     1.25
 18   Westchase Ranch Apartments  (1C)                      1,975,659    2,388,041  1.30        2,526,825      2,332,825     1.30
 19   Westwood Village Apartments  (1C)                       937,939    1,164,672  1.37        1,172,658      1,092,658     1.30
 20   Normandy Woods Apartments  (1C)                         740,640      817,434  1.41          916,348        849,348     1.30
 21   Savoy Manor Apartments  (1C)                            534,537      562,738  1.33          588,292        540,292     1.30
 22   San Marin Apartments  (1C)                              691,063      340,801  1.16          417,737        369,487     1.30
 23   Country Squire Apartments - South                     2,481,348    3,057,720  1.30        3,008,930      3,008,930     1.28
 24   2294 Molly Pitcher Highway  (1D)                        476,006      545,894  0.38        2,008,217      1,791,007     1.40
 25   5015 Campuswood Drive  (1D)                             631,694    1,284,688  2.12        1,151,781        972,949     1.40
 26   5010 Campuswood Drive  (1D)                             469,760      828,838  2.19          761,819        639,225     1.40
 27   5009 Campuswood Drive  (1D)                              29,180       87,200  2.00           77,688         65,758     1.40
 28   Fair Lakes Promenade                                    455,844    2,293,388  1.33        2,284,188      2,223,209     1.29
 29   Keller Oaks Apartments  (1E)                            648,950      806,705  1.42          762,660        762,660     1.24
 30   Sycamore Hill Apartments  (1E)                          668,024      613,291  1.25          516,741        516,741     1.24
 31   Clarendon Apartments  (1E)                              642,274      525,155  1.46          471,616        471,616     1.24
 32   Woodchase Condominiums  (1E)                            227,158      280,298  1.47          249,140        249,140     1.24
 33   Dallas Design Center Portfolio                        1,670,242    1,955,196  1.33        2,241,935      1,917,103     1.30
 34   Assembly Square Office Building                       1,250,496    1,860,841  1.33        1,945,253      1,757,340     1.26
 35   Spicetree Apartments                                  1,696,697    1,867,729  1.44        1,706,242      1,706,242     1.32
 36   Lamplighter Mobile Home Park                            790,813    1,759,025  1.34        1,584,956      1,584,956     1.21
 37   White Station Tower                                   1,589,466    2,154,195  1.67        2,052,581      1,656,723     1.29
 38   Holiday Inn New Orleans Veterans                      2,897,142    2,393,742  1.72        2,194,699      1,975,611     1.42
 39   The Links at Bixby                                      557,063    1,702,331  1.37        1,580,202      1,580,202     1.27
 40   Southwood Apartments                                  1,283,495    1,488,097  1.26        1,486,121      1,486,121     1.26
 41   The Shoppes at Longwood                                 513,557    1,703,567  1.44        1,611,293      1,520,138     1.29
 42   Edentree Apartments                                   1,218,160    1,192,543  1.26        1,150,799      1,150,799     1.22
 43   Becker Village Mall                                     579,693    1,485,336  1.55        1,270,355      1,209,229     1.26
 44   Tiffany Square                                          770,093    1,287,103  1.37        1,505,018      1,220,026     1.30
 45   The Mint Apartments                                   1,768,861    1,306,149  1.43        1,386,164      1,238,164     1.36
 46   River Park Shopping Center                              249,488    1,239,191  1.34        1,246,521      1,171,613     1.27
 47   Rancho Destino Apartments                               532,648    1,136,140  1.36        1,002,185      1,002,185     1.20
 48   Conestoga Mobile Home Park                              352,603      913,575  1.18        1,085,388      1,085,388     1.40
 49   Huntington Chase Apartments                             569,643    1,093,037  1.43          972,130        972,130     1.27
 50   Parkshore Centre Office Building                        752,341    1,118,635  1.55        1,151,267        999,241     1.38
 51   Kenwood Pavilion                                        226,116    1,017,092  1.36          974,108        932,783     1.25
 52   Newsome Park Apartments                               1,774,994      808,473  1.19          837,903        837,903     1.24
 53   Princeton Court Apartments  (1F)                        576,624      239,603  0.74          221,950        221,950     1.23
 54   Pinewood Estates Apartments  (1F)                       756,562      214,261  1.07          178,233        178,233     1.23
 55   Arbor Court Apartments  (1F)                            665,327      457,895  2.62          455,933        455,933     1.23
 56   U-Store of Brighton Self Storage Facility  (1G)         163,976      396,050  1.50          320,352        320,352     1.30
 57   U-Store of South Lyon Self Storage Facility  (1G)        88,350      275,119  1.96          191,789        191,789     1.30
 58   U-Store of Saline Self Storage Facility  (1G)           131,174      245,533  1.91          180,049        180,049     1.30
 59   U-Store of Davison Self Storage Facility  (1G)           85,611      162,598  1.77          130,795        130,795     1.30
 60   U-Store of Holly Self Storage Facility  (1G)             77,535      143,378  1.69           96,173         96,173     1.30
 61   U-Store of Jackson Self Storage Facility  (1G)           41,468       94,259  1.78           70,634         70,634     1.30
 62   Birches Apartments                                      690,705    1,045,500  1.52          825,589        825,589     1.20
 63   Hollywood Plaza                                         360,280    1,027,161  1.56          908,388        858,507     1.31
 64   50-60 Worcester Rd.                                     467,005    1,072,485  1.57          913,595        857,491     1.26
 65   Mahwah Business Park                                    398,060      958,672  1.39        1,153,211        949,154     1.37
 66   Silvernail Shopping Center                              323,515      815,503  1.27          851,839        801,780     1.25

                      Additional Mortgage Loan Information





                                                                                                                       Occupancy
                                                        Property                 Property               Hotel           Rate at
 #    Property Name                                       Type                   Sub-type             Franchise      Underwriting(7)
 -    -------------                                       ----                   --------             ---------      ---------------
 67   Tech Center 29 Office/Warehouse Complex           Industrial                                                         86%
 68   Centre North Shopping Center                      Retail                Anchored                                     97%
 69   Cranbrook Centre Apartments  (1H)                 Multifamily                                                        94%
 70   Cranbrook Centre Office Buildings  (1H)           Office                                                             95%
 71   Lubbock Shopping Parkade                          Retail                Anchored                                    100%
 72   Marin Club Apartments                             Multifamily                                                        99%
 73   Prunedale Center                                  Mixed Use             Office/Retail                                99%
 74   Lamplighter Ontario MHP                           Manufactured Housing                                               96%
 75   Marycrest Shopping Center  (2)                    Retail                Anchored                                     90%
 76   Elm Plaza Shopping Center                         Retail                Anchored                                    100%
 77   Century Plaza East                                Retail                Anchored                                     93%
 78   Keller Springs Tech Center                        Industrial                                                         96%
 79   Mobile Gardens/Holly View Mobile Home Park  (1I)  Manufactured Housing                                              100%
 80   Stony Chase/Rock Creek Mobile Home Park  (1I)     Manufactured Housing                                              100%
 81   Briarwood Manor  (1I)                             Manufactured Housing                                               78%
 82   Tierra Verde Marine Center                        Mixed Use             Marina/Retail                               100%
 83   Aurora Square                                     Retail                Anchored                                     96%
 84   Merchant's Square  (3)                            Retail                Anchored                                    100%
 85   Northwood Hills Shopping Center                   Retail                Anchored                                     98%
 86   36th Street Office Center                         Office                                                            100%
 87   Fifth Avenue Apartments                           Multifamily                                                        98%
 88   The Watermill Apartments                          Multifamily                                                        98%
 89   Brooks Corner                                     Mixed Use             Office/Retail                                96%
 90   Hollywood Ardmore Apartments                      Multifamily                                                       100%
 91   Chasewood Apartments                              Multifamily                                                        91%
 92   Kingsgate North                                   Mixed Use             Office/Retail                                93%
 93   Fairfield Suites Pittsburgh/Airport               Hotel                 Limited Service       Fairfield Suites       N/A
 94   Seatree Apartments                                Multifamily                                                        91%
 95   All Aboard Mini Storage - Alhambra                Self Storage                                                       97%
 96   West Century Center                               Retail                Unanchored                                   90%
 97   Universal Plaza                                   Retail                Unanchored                                   94%
 98   Crestview Market Place                            Retail                Anchored                                     98%
 99   New Franklin Apartments  (4)                      Multifamily                                                       100%
100   Windjammer Apartments                             Multifamily                                                        97%
101   Woodlake Village Apartments                       Multifamily                                                        95%
102   Comfort Inn - Hopewell, VA                        Hotel                 Limited Service       Comfort Inn            N/A
103   Linens N Things                                   Retail                Anchored                                    100%
104   The Woods Apartments                              Multifamily                                                        94%
105   Moonlight Garden Apartments                       Multifamily                                                        99%
106   Sagamore Court Apartments                         Multifamily                                                        98%
107   Carriage Hill Apartments                          Multifamily                                                        97%
108   Dowling Office Building                           Mixed Use             Office/Retail                                89%
109   Main Street Plaza Shopping Center                 Retail                Anchored                                     93%
110   Friendship Crossing Apartments                    Multifamily                                                        97%
111   Spruce Properties  (1J)                           Multifamily                                                        99%
112   Oak Grove Apartments  (1J)                        Multifamily                                                       100%
113   Aldrich Apartments  (1J)                          Multifamily                                                       100%
114   One Bellemead Center                              Office                                                             95%
115   Denver Tech Center #30                            Office                                                             98%
116   Preston Racquet Club Condominiums and Apartments  Multifamily                                                        97%
117   Sand Lake Apartments                              Multifamily                                                        97%
118   Mobile Estate Mobile Home Park                    Manufactured Housing                                              100%
119   Colonia Shopping Center                           Retail                Unanchored                                   97%
120   Vista Ridge Center III                            Retail                Unanchored                                   90%
121   Parkside East Apartments                          Multifamily                                                        96%
122   Northpark Village                                 Retail                Anchored                                     95%
123   Breakers Apartments                               Multifamily                                                       100%
124   Picnic Lawn Apartments                            Multifamily                                                       100%
125   32nd Street and McDowell Road Shopping Center     Retail                Unanchored                                   98%
126   Triangle Corporate Center                         Mixed Use             Office/Industrial                            84%
127   One West Hills Office                             Office                                                            100%
128   Harper Regency Apartments                         Multifamily                                                        97%
129   Heritage Green Shopping Center                    Retail                Unanchored                                  100%
130   Captain's Landing Apartments                      Multifamily                                                        93%
131   All Aboard Mini Storage - Fremont                 Self Storage                                                       92%
132   Century Plaza Strip Shopping Center  (1K)         Retail                Unanchored                                  100%

                                                                             Most Recent
                                                              Date of        Operating           Most             Most
                                                             Occupancy       Statement          Recent           Recent
 #    Property Name                                            Rate            Date            Revenue          Expenses
 -    -------------                                          ---------      -----------        --------         --------
 67   Tech Center 29 Office/Warehouse Complex                12/1/98         11/30/98          1,638,476           326,282
 68   Centre North Shopping Center                           7/28/98         8/11/98           1,062,374           194,491
 69   Cranbrook Centre Apartments  (1H)                      6/25/98         6/30/98           1,131,803           552,029
 70   Cranbrook Centre Office Buildings  (1H)                6/30/98         6/30/98             959,938           511,222
 71   Lubbock Shopping Parkade                               11/24/98        9/30/98           1,207,485           219,152
 72   Marin Club Apartments                                  8/24/98         8/31/98           1,415,508           503,976
 73   Prunedale Center                                        5/1/98         3/31/98           1,094,489           206,963
 74   Lamplighter Ontario MHP                                10/1/98         9/30/98           1,387,335           567,827
 75   Marycrest Shopping Center  (2)                         10/1/98         12/31/98          1,293,903           442,070
 76   Elm Plaza Shopping Center                               9/1/98         8/31/98           1,375,513           517,559
 77   Century Plaza East                                     9/11/98         5/31/98           1,079,483           271,886
 78   Keller Springs Tech Center                              9/1/98         11/1/98           1,042,840           244,247
 79   Mobile Gardens/Holly View Mobile Home Park  (1I)        7/9/98         6/30/98             621,643           147,937
 80   Stony Chase/Rock Creek Mobile Home Park  (1I)           7/9/98         6/30/98             347,419           102,966
 81   Briarwood Manor  (1I)                                  7/10/98         6/30/98             190,402            50,568
 82   Tierra Verde Marine Center                              6/1/98         12/31/98          1,223,175           239,353
 83   Aurora Square                                          9/16/98         9/30/98             971,019           222,912
 84   Merchant's Square  (3)                                 10/31/98        10/31/98            990,486           213,562
 85   Northwood Hills Shopping Center                        10/26/98        8/31/98           1,322,058           386,484
 86   36th Street Office Center                              10/30/98        9/30/98           1,405,101           619,132
 87   Fifth Avenue Apartments                                7/29/98         7/31/98           1,320,522           618,333
 88   The Watermill Apartments                               7/27/98         12/31/98          1,361,545           584,054
 89   Brooks Corner                                           7/1/98         6/30/98             940,016           148,183
 90   Hollywood Ardmore Apartments                           9/30/98         12/31/98          2,085,224         1,280,811
 91   Chasewood Apartments                                   10/8/98         7/31/98           1,257,469           592,911
 92   Kingsgate North                                         9/1/98         8/31/98           1,069,353           391,786
 93   Fairfield Suites Pittsburgh/Airport                    10/31/98        9/30/98           2,338,638         1,196,776
 94   Seatree Apartments                                     10/9/98         7/31/98           1,411,082           745,016
 95   All Aboard Mini Storage - Alhambra                     7/31/98         7/31/98             926,677           227,801
 96   West Century Center                                     8/1/98         8/31/98             854,259           227,557
 97   Universal Plaza                                         9/1/98          8/1/98             762,805           120,718
 98   Crestview Market Place                                 8/13/98         8/19/98             743,438           159,594
 99   New Franklin Apartments  (4)                           8/14/98         6/30/98           1,401,419           564,512
100   Windjammer Apartments                                  11/25/98        12/31/98          1,162,799           513,360
101   Woodlake Village Apartments                             1/4/99         12/31/98          1,231,780           644,118
102   Comfort Inn - Hopewell, VA                             5/31/98         5/31/98           2,327,267         1,263,159
103   Linens N Things                                        2/19/98         2/19/98             790,859           132,192
104   The Woods Apartments                                   10/1/98         7/31/98           1,105,902           454,162
105   Moonlight Garden Apartments                            8/31/98         8/31/98             893,811           278,896
106   Sagamore Court Apartments                              12/1/98         9/30/98           1,018,092           444,612
107   Carriage Hill Apartments                                8/1/98         12/31/98          1,199,807           593,019
108   Dowling Office Building                                11/4/98         10/31/98            983,568           487,055
109   Main Street Plaza Shopping Center                      7/20/98         7/31/98             607,725            83,155
110   Friendship Crossing Apartments                          9/1/98         7/31/98           1,375,667           813,423
111   Spruce Properties  (1J)                                11/1/98         10/31/98            530,327           249,115
112   Oak Grove Apartments  (1J)                             11/1/98         10/31/98            413,368           204,054
113   Aldrich Apartments  (1J)                               11/7/98         10/31/98            317,154           186,084
114   One Bellemead Center                                   7/15/98         6/30/98           1,091,179           503,232
115   Denver Tech Center #30                                  1/1/99         9/30/98             905,537           335,866
116   Preston Racquet Club Condominiums and Apartments       11/30/98        11/30/98            995,418           500,962
117   Sand Lake Apartments                                   1/15/98         12/31/98          1,130,589           593,244
118   Mobile Estate Mobile Home Park                         11/7/98         12/31/98            744,590           265,468
119   Colonia Shopping Center                                8/11/98         9/30/98             731,449           197,191
120   Vista Ridge Center III                                 10/22/98        11/14/98            609,880           148,162
121   Parkside East Apartments                                9/1/98         7/31/98             965,791           516,254
122   Northpark Village                                       9/1/98         8/31/98             629,557           138,666
123   Breakers Apartments                                    8/20/98         6/30/98             647,752           156,714
124   Picnic Lawn Apartments                                 10/19/98        10/31/98            749,539           225,644
125   32nd Street and McDowell Road Shopping Center          7/14/98         6/30/98             682,568           183,807
126   Triangle Corporate Center                              6/30/98         4/30/98             714,909           248,913
127   One West Hills Office                                  10/1/98         9/30/98           1,003,911           456,905
128   Harper Regency Apartments                              1/30/98         12/31/97            602,880           150,982
129   Heritage Green Shopping Center                         9/25/98         10/31/98            835,837           294,774
130   Captain's Landing Apartments                           10/8/98         10/11/98          1,081,626           576,779
131   All Aboard Mini Storage - Fremont                      7/31/98         7/31/98             611,236           187,980
132   Century Plaza Strip Shopping Center  (1K)               7/1/98         12/31/98            524,259           246,313


                                                            Most          Most
                                                           Recent         Recent        U/W               U/W            U/W
 #    Property Name                                         NOI           DSCR(8)       NOI               NCF          DSCR(8)
 -    -------------                                        ------         -------       ---               ---          -------
 67   Tech Center 29 Office/Warehouse Complex             1,312,194       1.98        1,302,426         1,116,490       1.68
 68   Centre North Shopping Center                          867,883       1.39          827,978           797,131       1.28
 69   Cranbrook Centre Apartments  (1H)                     579,774       1.41          591,574           558,574       1.35
 70   Cranbrook Centre Office Buildings  (1H)               448,716       2.14          365,696           279,678       1.35
 71   Lubbock Shopping Parkade                              988,333       1.56          881,396           814,392       1.28
 72   Marin Club Apartments                                 911,532       1.44          788,055           788,055       1.25
 73   Prunedale Center                                      887,526       1.49          807,722           743,912       1.25
 74   Lamplighter Ontario MHP                               819,508       1.39          766,229           766,229       1.30
 75   Marycrest Shopping Center  (2)                        851,833       1.41          880,177           787,474       1.30
 76   Elm Plaza Shopping Center                             857,954       1.43          858,428           744,969       1.24
 77   Century Plaza East                                    807,597       1.46          849,874           819,901       1.48
 78   Keller Springs Tech Center                            798,593       1.39          778,197           729,895       1.27
 79   Mobile Gardens/Holly View Mobile Home Park  (1I)      473,706       1.68          400,244           400,244       1.35
 80   Stony Chase/Rock Creek Mobile Home Park  (1I)         244,453       1.65          181,846           181,846       1.35
 81   Briarwood Manor  (1I)                                 139,834       1.35          140,316           140,316       1.35
 82   Tierra Verde Marine Center                            983,822       1.63          756,040           729,130       1.21
 83   Aurora Square                                         748,107       1.39          729,213           672,017       1.25
 84   Merchant's Square  (3)                                776,924       1.42          812,900           757,642       1.39
 85   Northwood Hills Shopping Center                       935,574       1.70          830,309           746,198       1.36
 86   36th Street Office Center                             785,969       1.43          834,772           684,578       1.25
 87   Fifth Avenue Apartments                               702,189       1.35          652,519           652,519       1.26
 88   The Watermill Apartments                              777,491       1.49          699,109           651,109       1.25
 89   Brooks Corner                                         791,833       1.40          750,313           713,267       1.26
 90   Hollywood Ardmore Apartments                          804,413       1.49          719,171           658,696       1.22
 91   Chasewood Apartments                                  664,558       1.31          637,768           637,768       1.26
 92   Kingsgate North                                       677,567       1.44          696,942           628,782       1.34
 93   Fairfield Suites Pittsburgh/Airport                 1,141,862       2.17          735,487           735,487       1.40
 94   Seatree Apartments                                    666,066       1.39          602,905           602,905       1.26
 95   All Aboard Mini Storage - Alhambra                    698,876       1.51          669,076           669,076       1.45
 96   West Century Center                                   626,702       1.30          655,894           613,803       1.27
 97   Universal Plaza                                       642,087       1.36          682,719           647,013       1.37
 98   Crestview Market Place                                583,844       1.33          574,631           567,639       1.29
 99   New Franklin Apartments  (4)                          836,907       1.67          712,590           669,840       1.34
100   Windjammer Apartments                                 649,439       1.49          606,029           556,029       1.27
101   Woodlake Village Apartments                           587,662       1.45          624,528           565,278       1.40
102   Comfort Inn - Hopewell, VA                          1,064,108       2.33          846,123           742,101       1.63
103   Linens N Things                                       658,667       1.54          618,984           618,984       1.45
104   The Woods Apartments                                  651,740       1.58          581,081           581,081       1.41
105   Moonlight Garden Apartments                           614,915       1.44          513,492           513,492       1.20
106   Sagamore Court Apartments                             573,480       1.46          565,516           534,766       1.36
107   Carriage Hill Apartments                              606,788       1.54          604,218           548,218       1.39
108   Dowling Office Building                               496,513       1.24          580,417           499,635       1.25
109   Main Street Plaza Shopping Center                     524,570       1.38          492,755           483,188       1.27
110   Friendship Crossing Apartments                        562,244       1.46          480,828           480,828       1.25
111   Spruce Properties  (1J)                               281,212       1.68          265,799           243,299       1.43
112   Oak Grove Apartments  (1J)                            209,314       1.67          199,559           180,059       1.43
113   Aldrich Apartments  (1J)                              131,070       1.47          135,435           123,685       1.43
114   One Bellemead Center                                  587,947       1.50          559,526           490,702       1.25
115   Denver Tech Center #30                                569,671       1.59          503,196           446,359       1.25
116   Preston Racquet Club Condominiums and Apartments      494,456       1.31          454,730           454,730       1.20
117   Sand Lake Apartments                                  537,345       1.50          493,672           493,672       1.38
118   Mobile Estate Mobile Home Park                        479,122       1.35          483,713           471,208       1.33
119   Colonia Shopping Center                               534,258       1.49          493,164           474,687       1.32
120   Vista Ridge Center III                                461,718       1.26          455,289           442,929       1.21
121   Parkside East Apartments                              449,537       1.31          418,053           418,053       1.22
122   Northpark Village                                     490,891       1.49          427,100           415,499       1.26
123   Breakers Apartments                                   491,038       1.52          410,544           410,544       1.27
124   Picnic Lawn Apartments                                523,895       1.57          427,029           427,029       1.28
125   32nd Street and McDowell Road Shopping Center         498,761       1.54          464,106           426,854       1.32
126   Triangle Corporate Center                             465,996       1.53          470,231           430,309       1.41
127   One West Hills Office                                 547,006       1.68          457,319           404,673       1.25
128   Harper Regency Apartments                             451,898       1.39          428,135           420,535       1.30
129   Heritage Green Shopping Center                        541,062       1.67          497,871           418,221       1.29
130   Captain's Landing Apartments                          504,847       1.60          379,610           379,610       1.20
131   All Aboard Mini Storage - Fremont                     423,256       1.37          419,044           419,044       1.36
132   Century Plaza Strip Shopping Center  (1K)             277,946       1.64          264,318           233,802       1.47

                      Additional Mortgage Loan Information





                                                                                                                       Occupancy
                                                     Property                   Property               Hotel            Rate at
 #    Property Name                                    Type                     Sub-type             Franchise       Underwriting(7)
 -    -------------                                    ----                     --------             ---------       ---------------
133   Albany Square Strip Shopping Center  (1K)      Retail                  Unanchored                                   100%
134   Larrabee Complex                               Mixed Use               Office/Retail                                100%
135   Cedar Garden Apartments                        Multifamily                                                           96%
136   All Aboard Mini Storage - Stanton              Self Storage                                                          92%
137   Windtree Apartments - Phase I                  Multifamily                                                          100%
138   Lake City Mini-Storage                         Self Storage                                                         100%
139   Huntington Mobile Estates                      Manufactured Housing                                                 100%
140   Everhart Park Shopping Center                  Retail                  Unanchored                                    98%
141   Rafael North Executive Park                    Office                                                               100%
142   Westwind Estates                               Manufactured Housing                                                  99%
143   Hewlett Shopping Center                        Retail                  Anchored                                     100%
144   Forest Park Village                            Multifamily                                                           96%
145   2700 Richards Building                         Office                                                               100%
146   Lincoln Park Center                            Retail                  Unanchored                                   100%
147   Cedar Heights Apartments                       Multifamily                                                          100%
148   The North Oak Apartments                       Multifamily                                                           92%
149   Arrowhead Court Apartments                     Multifamily                                                           98%
150   The Citibank Building                          Office                                                                79%
151   Petco/Starbucks S/C                            Retail                  Unanchored                                   100%
152   1870 Ogden Drive                               Office                                                               100%
153   Woodland Park Office Building                  Office                                                               100%
154   Tree Top Apartments                            Multifamily                                                           95%
155   Costa Mesa Mobile Estates                      Manufactured Housing                                                  96%
156   Greenville Village Mobile Home Park            Manufactured Housing                                                  99%
157   Brookwood Village                              Retail                  Anchored                                     100%
158   Rose Grove Mobile Home Park                    Manufactured Housing                                                  97%
159   Little River Shopping Center                   Retail                  Anchored                                     100%
160   The Amberton Apartments                        Multifamily                                                           94%
161   Best Western Worlds of Fun                     Hotel                   Limited Service       Best Western            N/A
162   All Aboard Mini Storage - Anaheim              Self Storage                                                          92%
163   Waterway Crossing Apartments                   Multifamily                                                           64%
164   The Borders Building                           Retail                  Anchored                                      50%
165   Ken-Caryl Business Center                      Office                                                               100%
166   Alta Vista Mobile Home Park                    Manufactured Housing                                                  95%
167   Palm Springs Self Storage                      Self Storage                                                          96%
168   Holiday Inn Express Auburn                     Hotel                   Limited Service       Holiday Inn             N/A
169   Caruth Haven Retail Center                     Retail                  Unanchored                                    96%
170   3456 Ridge Property                            Mixed Use               Office/Industrial                            100%
171   Campus Plaza Shopping Center                   Retail                  Unanchored                                    90%
172   All Aboard Mini Storage - San Gabriel          Self Storage                                                          95%
173   Point O' Woods Apartments                      Multifamily                                                           98%
174   Williamsburg on the Lake Apartments            Multifamily                                                           96%
175   Airport Business Center                        Mixed Use               Office/Industrial                             84%
176   Staples - Wilmington                           Retail                  Anchored                                     100%
177   Felicita Junction                              Retail                  Anchored                                     100%
178   The Bordeaux Apartments                        Multifamily                                                           97%
179   High Point Village I Apartments                Multifamily                                                           93%
180   Assured Self Storage Facility                  Self Storage                                                          89%
181   Staples - Valparaiso                           Retail                  Anchored                                     100%
182   Fruitland Grove Family Park                    Manufactured Housing                                                  93%
183   Centennial Creek Office Park                   Office                                                               100%
184   Park Lane Village Apartments  (1L)             Multifamily                                                           95%
185   Rynearson Lane Village Apartments  (1L)        Multifamily                                                           95%
186   Holiday Inn Express Ottawa                     Hotel                   Limited Service       Holiday Inn             N/A
187   Ross Apartments                                Multifamily                                                           97%
188   339 S. Ardmore Apartments                      Multifamily                                                           96%
189   Edgewater Beach Resort                         Hotel                   Limited Service       N/A                     N/A
190   Fondren Hill Apartments                        Multifamily                                                           99%
191   Cottonwood Plaza                               Mixed Use               Office/Retail                                100%
192   Southport Shops                                Retail                  Unanchored                                    91%
193   Hawthorne Hill Apartments                      Multifamily                                                           95%
194   Days Inn Waccamaw                              Hotel                   Full Service          Days Inn                N/A
195   Turtle Oaks Apartments                         Multifamily                                                           99%
196   Linden Place Mobile Home Park                  Manufactured Housing                                                  98%
197   Moore Lake Commons Shopping Center             Retail                  Unanchored                                    98%
198   Imperial Manor West Apartments                 Multifamily                                                           92%

                                                                  Most Recent
                                                    Date of        Operating           Most             Most              Most
                                                   Occupancy       Statement          Recent           Recent            Recent
 #    Property Name                                  Rate            Date            Revenue          Expenses            NOI
 -    -------------                                ---------      -----------        --------         --------           ------
133   Albany Square Strip Shopping Center  (1K)     7/1/98         12/31/98            455,856           212,153          243,703
134   Larrabee Complex                              6/1/98         4/30/98             804,199           271,897          532,302
135   Cedar Garden Apartments                      11/24/98        10/31/98            735,879           302,024          433,855
136   All Aboard Mini Storage - Stanton            7/31/98         7/31/98             565,740           208,649          357,091
137   Windtree Apartments - Phase I                10/1/98         9/30/98             741,566           253,290          488,276
138   Lake City Mini-Storage                       7/28/98         6/30/98             713,049           182,922          530,127
139   Huntington Mobile Estates                     7/1/98         6/30/98             658,382           217,212          441,170
140   Everhart Park Shopping Center                 9/4/98         6/30/98             662,103           171,383          490,720
141   Rafael North Executive Park                   8/1/98         6/30/98             666,241           215,462          450,779
142   Westwind Estates                              7/1/98         7/31/98             751,342           380,423          370,919
143   Hewlett Shopping Center                      5/29/98         8/31/98             576,937            67,184          509,753
144   Forest Park Village                          11/5/98         8/31/98             852,593           492,087          360,506
145   2700 Richards Building                        9/1/98         9/30/98             558,094           151,094          407,000
146   Lincoln Park Center                          9/18/98         7/31/98             648,278           211,563          436,715
147   Cedar Heights Apartments                      8/5/98         6/30/98             798,354           359,662          438,692
148   The North Oak Apartments                      1/4/99         9/30/98           1,082,433           662,555          419,878
149   Arrowhead Court Apartments                   7/24/98         6/30/98             819,244           447,009          372,235
150   The Citibank Building                        7/13/98         6/30/98             553,793           210,720          343,073
151   Petco/Starbucks S/C                          12/1/97         6/16/98             549,692           126,648          423,044
152   1870 Ogden Drive                             10/20/98        9/30/98             358,252           141,876          216,376
153   Woodland Park Office Building                8/10/98         7/30/98             899,653           435,254          464,399
154   Tree Top Apartments                          10/1/98         9/30/98             654,336           249,179          405,157
155   Costa Mesa Mobile Estates                    12/1/98         11/30/98            550,401           205,322          345,079
156   Greenville Village Mobile Home Park          11/13/98        6/30/98             559,536           203,296          356,240
157   Brookwood Village                            9/14/98         7/31/98             472,056           139,388          332,668
158   Rose Grove Mobile Home Park                   6/1/98         3/31/98           1,304,005           571,077          732,929
159   Little River Shopping Center                  8/5/98         9/30/98             446,400            98,117          348,283
160   The Amberton Apartments                      10/15/98        12/31/98            687,225           364,802          322,423
161   Best Western Worlds of Fun                   8/31/98         9/30/98           1,215,329           742,334          472,995
162   All Aboard Mini Storage - Anaheim            7/31/98         7/31/98             480,843           195,497          285,346
163   Waterway Crossing Apartments                  2/9/98         12/31/97            682,582           277,888          404,694
164   The Borders Building                         8/28/98         8/31/98             789,472           165,597          623,875
165   Ken-Caryl Business Center                    8/12/98         4/30/98             517,639           191,807          325,832
166   Alta Vista Mobile Home Park                  11/14/98        8/31/98             503,703           121,615          382,089
167   Palm Springs Self Storage                    10/8/98         9/22/98             694,187           244,118          450,069
168   Holiday Inn Express Auburn                    8/1/98         6/30/98           1,297,393           732,821          564,572
169   Caruth Haven Retail Center                   9/14/98         8/31/98             384,290            79,371          304,919
170   3456 Ridge Property                          6/30/98         5/31/98             532,240           231,329          300,911
171   Campus Plaza Shopping Center                  1/1/98         12/31/97            396,867            54,541          342,326
172   All Aboard Mini Storage - San Gabriel        7/31/98         7/31/98             450,588           149,404          301,184
173   Point O' Woods Apartments                    8/24/98         6/30/98             715,479           327,692          387,787
174   Williamsburg on the Lake Apartments           5/6/98         4/30/98             995,256           541,172          454,084
175   Airport Business Center                      12/31/97        12/31/98            527,531           130,238          397,293
176   Staples - Wilmington                          1/6/99          9/9/98             311,314            10,131          301,183
177   Felicita Junction                            9/30/98         11/30/98            514,385           169,199          345,186
178   The Bordeaux Apartments                       7/1/98         6/30/98             737,693           373,501          364,192
179   High Point Village I Apartments              11/27/98        10/31/98            846,654           523,783          322,871
180   Assured Self Storage Facility                7/15/98         9/30/98             460,133            80,138          379,995
181   Staples - Valparaiso                         11/10/98         9/9/98             294,601             9,297          285,304
182   Fruitland Grove Family Park                   4/1/98         3/31/98             489,562           197,019          292,543
183   Centennial Creek Office Park                  8/1/98         8/31/98             423,348           127,003          296,345
184   Park Lane Village Apartments  (1L)            7/1/98         12/31/98            322,792           132,905          189,887
185   Rynearson Lane Village Apartments  (1L)      8/28/98         12/31/98            262,716           136,504          126,212
186   Holiday Inn Express Ottawa                   6/30/98         6/30/98           1,245,320           713,865          531,455
187   Ross Apartments                               8/1/98         7/31/98             359,670            77,277          282,393
188   339 S. Ardmore Apartments                    5/26/98         6/11/98             528,493           217,642          310,851
189   Edgewater Beach Resort                       12/31/97        9/28/98           1,071,377           639,721          431,656
190   Fondren Hill Apartments                      6/15/98         5/31/98             519,667           270,173          249,494
191   Cottonwood Plaza                             7/20/98         7/31/98             719,751           200,337          519,415
192   Southport Shops                              8/11/98         8/11/98             339,308            53,160          286,148
193   Hawthorne Hill Apartments                    5/13/98         7/31/98             773,164           450,438          322,726
194   Days Inn Waccamaw                            12/31/97        5/31/98           1,791,324         1,282,594          508,730
195   Turtle Oaks Apartments                       11/1/98         11/30/98            566,114           317,614          248,500
196   Linden Place Mobile Home Park                8/31/98         6/30/98             459,769           157,669          302,100
197   Moore Lake Commons Shopping Center           11/1/98         7/31/98             421,040           220,378          200,662
198   Imperial Manor West Apartments                3/9/98         3/31/98             739,174           364,213          374,961

                                                        Most
                                                        Recent        U/W               U/W            U/W
 #    Property Name                                     DSCR(8)       NOI               NCF          DSCR(8)
 -    -------------                                     -------       ---               ---          -------
133   Albany Square Strip Shopping Center  (1K)         1.78          241,102           216,883       1.47
134   Larrabee Complex                                  1.74          532,363           470,600       1.53
135   Cedar Garden Apartments                           1.40          383,413           383,413       1.24
136   All Aboard Mini Storage - Stanton                 1.19          406,330           406,330       1.36
137   Windtree Apartments - Phase I                     1.61          400,132           400,132       1.32
138   Lake City Mini-Storage                            1.71          422,341           422,341       1.36
139   Huntington Mobile Estates                         1.54          386,163           386,163       1.35
140   Everhart Park Shopping Center                     1.76          435,528           381,992       1.37
141   Rafael North Executive Park                       1.61          384,951           360,744       1.29
142   Westwind Estates                                  1.30          344,733           344,733       1.21
143   Hewlett Shopping Center                           1.83          440,664           421,364       1.51
144   Forest Park Village                               1.28          343,163           343,163       1.22
145   2700 Richards Building                            1.50          370,945           338,887       1.25
146   Lincoln Park Center                               1.60          392,384           354,000       1.30
147   Cedar Heights Apartments                          1.71          320,314           320,314       1.25
148   The North Oak Apartments                          1.65          319,862           319,862       1.26
149   Arrowhead Court Apartments                        1.50          313,250           313,250       1.27
150   The Citibank Building                             1.39          420,618           344,452       1.39
151   Petco/Starbucks S/C                               1.62          337,337           326,170       1.25
152   1870 Ogden Drive                                  0.83          349,073           328,356       1.26
153   Woodland Park Office Building                     1.75          388,703           323,640       1.22
154   Tree Top Apartments                               1.60          323,814           323,814       1.28
155   Costa Mesa Mobile Estates                         1.45          334,915           329,715       1.38
156   Greenville Village Mobile Home Park               1.34          403,595           392,445       1.48
157   Brookwood Village                                 1.45          341,131           323,517       1.41
158   Rose Grove Mobile Home Park                       3.09          599,403           598,395       2.52
159   Little River Shopping Center                      1.40          329,347           316,754       1.27
160   The Amberton Apartments                           1.36          330,350           302,350       1.27
161   Best Western Worlds of Fun                        1.76          375,710           375,710       1.40
162   All Aboard Mini Storage - Anaheim                 1.21          326,281           326,011       1.38
163   Waterway Crossing Apartments                      1.81          348,203           348,203       1.56
164   The Borders Building                              2.00          380,785           380,785       1.22
165   Ken-Caryl Business Center                         1.41          330,080           289,277       1.26
166   Alta Vista Mobile Home Park                       1.59          325,939           325,939       1.36
167   Palm Springs Self Storage                         1.78          363,027           363,027       1.44
168   Holiday Inn Express Auburn                        2.38          483,802           435,968       1.84
169   Caruth Haven Retail Center                        1.35          313,649           289,029       1.28
170   3456 Ridge Property                               1.50          313,765           295,618       1.47
171   Campus Plaza Shopping Center                      1.52          333,415           319,976       1.42
172   All Aboard Mini Storage - San Gabriel             1.35          303,478           303,478       1.36
173   Point O' Woods Apartments                         1.72          297,240           297,240       1.32
174   Williamsburg on the Lake Apartments               1.87          424,033           424,033       1.74
175   Airport Business Center                           1.75          353,542           298,101       1.32
176   Staples - Wilmington                              1.33          280,432           277,738       1.22
177   Felicita Junction                                 1.56          281,066           276,898       1.25
178   The Bordeaux Apartments                           1.90          312,189           312,189       1.63
179   High Point Village I Apartments                   1.42          326,086           284,086       1.25
180   Assured Self Storage Facility                     1.55          319,385           319,385       1.30
181   Staples - Valparaiso                              1.32          263,712           263,712       1.22
182   Fruitland Grove Family Park                       1.41          269,093           269,093       1.30
183   Centennial Creek Office Park                      1.48          286,769           259,636       1.30
184   Park Lane Village Apartments  (1L)                1.57          177,647           158,897       1.28
185   Rynearson Lane Village Apartments  (1L)           1.22          148,922           128,642       1.28
186   Holiday Inn Express Ottawa                        2.51          432,762           389,479       1.84
187   Ross Apartments                                   1.56          270,732           270,732       1.50
188   339 S. Ardmore Apartments                         1.56          256,182           256,182       1.29
189   Edgewater Beach Resort                            1.91          317,175           317,175       1.40
190   Fondren Hill Apartments                           1.38          239,799           239,799       1.33
191   Cottonwood Plaza                                  2.64          420,226           377,424       1.92
192   Southport Shops                                   1.46          263,970           249,897       1.27
193   Hawthorne Hill Apartments                         1.78          270,357           270,357       1.49
194   Days Inn Waccamaw                                 2.55          294,722           294,722       1.48
195   Turtle Oaks Apartments                            1.28          233,715           233,715       1.20
196   Linden Place Mobile Home Park                     1.51          285,540           277,440       1.39
197   Moore Lake Commons Shopping Center                1.01          307,844           245,905       1.23
198   Imperial Manor West Apartments                    1.90          284,864           284,864       1.44

                      Additional Mortgage Loan Information





                                                                                                                       Occupancy
                                                   Property                   Property                  Hotel           Rate at
 #    Property Name                                  Type                     Sub-type                Franchise      Underwriting(7)
 -    -------------                                  ----                     --------                ---------      ---------------
199   Brown School Station Apts.                   Multifamily                                                             94%
200   South Street Seaport Office Center           Office                                                                  99%
201   Hathaway Commerce Center                     Industrial                                                              99%
202   Corinthian Apartments                        Multifamily                                                             95%
203   Walgreen's Drug Store - Swansea              Retail                  Anchored                                       100%
204   Catalina Apartments                          Multifamily                                                            100%
205   Devonshire Square Retail Center              Retail                  Unanchored                                     100%
206   1440 N. Vine Street                          Retail                  Unanchored                                     100%
207   College Park Apartments                      Multifamily                                                             99%
208   Country Brooke Apartments                    Multifamily                                                             94%
209   Hillside View Apartments                     Multifamily                                                             98%
210   Benihana Restaurant                          Retail                  Unanchored                                     100%
211   Crosswinds Apartments                        Multifamily                                                             98%
212   Imperial Plaza Retail Center                 Retail                  Unanchored                                      92%
213   Twin Lakes Mobile Home Park                  Manufactured Housing                                                    99%
214   Antietam Village Center                      Retail                  Unanchored                                      86%
215   Gateway Shoppes                              Retail                  Unanchored                                     100%
216   Red Onion Building                           Mixed Use               Office/Retail                                  100%
217   526 South Ardmore Avenue                     Multifamily                                                             97%
218   All Aboard Mini Storage - Santa Ana          Self Storage                                                            95%
219   Villa East I & II                            Office                                                                 100%
220   Courtyard Apartments                         Multifamily                                                            100%
221   Sunset View Village Apartments               Multifamily                                                             92%
222   Wilmington Plaza                             Retail                  Anchored                                       100%
223   The Nations Bank Building                    Office                                                                 100%
224   Quail Ridge Apartments                       Multifamily                                                             94%
225   Best Western KCI Airport                     Hotel                   Limited Service          Best Western           N/A
226   Laurel Heights Apartments                    Multifamily                                                             97%
227   El Monte Mobile Air Mobile Home Park         Manufactured Housing                                                    96%
228   Harold Gilstrap Shopping Center              Retail                  Anchored                                        97%
229   Lakeside Apartments                          Multifamily                                                            100%
230   Park Glen Apartments                         Multifamily                                                             99%
231   St. Lucie Mobile Village                     Manufactured Housing                                                    90%
232   Ravenscroft Apartments                       Multifamily                                                             92%
233   Coach Country Corral MHP                     Manufactured Housing                                                   100%
234   Seaside Village Shopping Center              Retail                  Unanchored                                      83%
235   Sherwood Park Apartments                     Multifamily                                                             99%
236   Ravenna Plaza                                Retail                  Anchored                                       100%
237   Holiday Inn Express Oglesby                  Hotel                   Limited Service          Holiday Inn            N/A
238   Central/Magnolia Retail Center               Mixed Use               Office/Retail                                  100%
239   Rolling Hills Estates                        Manufactured Housing                                                    92%
240   Saticoy-Royale Apartments                    Multifamily                                                            100%
241   Holiday/Park Riviera Mobile Home Park        Manufactured Housing                                                    99%
242   Gottschalk's Department Store                Retail                  Unanchored                                     100%
243   Justin Apartments                            Multifamily                                                            100%
244   Fountain Square Apartments                   Multifamily                                                             83%
245   383 St. Johns Place                          Multifamily                                                             96%
246   Days Inn                                     Hotel                   Limited Service          Days Inn               N/A
247   Market Plaza                                 Retail                  Unanchored                                     100%
248   Michigan Plaza & Bender Plaza  (5)           Office                                                                  90%
249   Mockingbird Park Retail Building             Mixed Use               Office/Retail                                   96%
250   Poolesville Village Center                   Retail                  Anchored                                       100%
251   Citadel Square Shopping Center  (6)          Retail                  Anchored                                        98%
252   Executive Park Offices                       Office                                                                  95%
253   Sherwood Mobile Home Estates                 Manufactured Housing                                                    94%
254   Ware's Van & Storage Co.                     Industrial                                                             100%
255   Sunrise Terrace Mobile Home Park             Manufactured Housing                                                   100%
256   Best Western Country Inn North               Hotel                   Limited Service          Best Western           N/A
257   Woodlake Resort Village Apartments           Multifamily                                                             94%
258   Plantation Pines Apartments                  Multifamily                                                             95%
259   Pacific Mini Storage                         Self Storage                                                            86%
260   Sunridge Apartments                          Multifamily                                                             95%
261   Courtyards of Granbury                       Mixed Use               Multifamily/Self Storage                        96%
262   Parkside Place Apartments                    Multifamily                                                             99%
263   University Apartments                        Multifamily                                                             92%
264   Isaqueena Village Apartments                 Multifamily                                                             90%

                                                                     Most Recent
                                                       Date of        Operating           Most             Most              Most
                                                      Occupancy       Statement          Recent           Recent            Recent
 #    Property Name                                     Rate            Date            Revenue          Expenses            NOI
 -    -------------                                   ---------      -----------        --------         --------           ------
199   Brown School Station Apts.                       6/1/98         6/30/98             471,628           217,189          254,439
200   South Street Seaport Office Center               8/1/98          8/1/98             838,412           351,129          487,283
201   Hathaway Commerce Center                        1/31/99         12/31/98            403,352           103,821          299,531
202   Corinthian Apartments                           3/27/98         2/28/98             584,833           207,006          377,827
203   Walgreen's Drug Store - Swansea                 10/7/98         10/15/98            229,000             4,376          224,624
204   Catalina Apartments                              9/1/98         9/30/98             672,765           368,128          304,637
205   Devonshire Square Retail Center                  9/4/98         8/31/98             405,904            84,203          321,701
206   1440 N. Vine Street                             5/19/98         7/16/98             294,416            18,283          276,133
207   College Park Apartments                          4/1/98         3/31/98             342,138            90,143          251,995
208   Country Brooke Apartments                       5/14/98         3/31/98             472,312           265,539          206,773
209   Hillside View Apartments                        6/30/98         6/30/98             527,955           232,277          295,678
210   Benihana Restaurant                              9/9/98         10/31/98            342,803             6,995          335,808
211   Crosswinds Apartments                           9/23/98         9/30/98             493,544           245,315          248,229
212   Imperial Plaza Retail Center                    7/28/98         7/31/98             439,992           113,381          326,611
213   Twin Lakes Mobile Home Park                     8/31/98         6/30/98             593,757           276,955          316,802
214   Antietam Village Center                         10/15/98        5/31/98             374,140           109,123          265,017
215   Gateway Shoppes                                 6/30/98         6/30/98             373,775           122,411          251,364
216   Red Onion Building                               6/1/98          6/1/98             516,216            79,040          437,176
217   526 South Ardmore Avenue                        4/23/98         3/31/98             395,693           159,681          236,012
218   All Aboard Mini Storage - Santa Ana             7/31/98         7/31/98             419,100           165,936          253,164
219   Villa East I & II                               10/13/98        10/31/98            473,410           202,452          270,957
220   Courtyard Apartments                            9/30/98         7/31/98             472,114           205,623          266,491
221   Sunset View Village Apartments                   9/1/98         6/30/98             348,948           131,967          216,981
222   Wilmington Plaza                                6/10/98         9/14/98             756,500           455,433          301,067
223   The Nations Bank Building                        9/1/98         8/31/98             533,808           162,987          370,821
224   Quail Ridge Apartments                           4/1/98         12/31/97            508,983           284,457          224,526
225   Best Western KCI Airport                         8/1/98         9/30/98             752,921           453,231          299,690
226   Laurel Heights Apartments                       5/19/98         4/30/98             402,361           173,100          229,261
227   El Monte Mobile Air Mobile Home Park             2/1/98         12/31/97            376,701           142,496          234,205
228   Harold Gilstrap Shopping Center                  4/1/98         12/31/98            459,332           153,616          305,716
229   Lakeside Apartments                              5/1/98         5/31/98             404,973           115,240          289,733
230   Park Glen Apartments                            9/14/98         12/31/98            848,495           572,292          276,203
231   St. Lucie Mobile Village                        8/31/98         6/30/98             501,259           289,957          211,302
232   Ravenscroft Apartments                           7/1/98         12/31/98            474,451           298,551          175,900
233   Coach Country Corral MHP                        12/1/97         12/31/98            314,555            82,524          232,031
234   Seaside Village Shopping Center                 1/20/99         9/30/98             457,540           205,016          252,524
235   Sherwood Park Apartments                        6/10/98         12/31/98            417,048           206,245          210,803
236   Ravenna Plaza                                   11/10/98         8/9/98             430,621           133,300          297,321
237   Holiday Inn Express Oglesby                     6/30/98         6/30/98             942,666           578,141          364,525
238   Central/Magnolia Retail Center                  8/26/98         6/25/98             278,961            61,188          217,773
239   Rolling Hills Estates                            4/1/98         4/30/98             353,006           107,825          245,181
240   Saticoy-Royale Apartments                       9/11/98         7/31/98             370,355           197,963          172,392
241   Holiday/Park Riviera Mobile Home Park           9/15/98         12/31/98            410,022           185,303          224,719
242   Gottschalk's Department Store                   8/12/98         6/30/98             285,177            51,739          233,438
243   Justin Apartments                                9/1/98         12/31/98            256,064            84,795          171,269
244   Fountain Square Apartments                      6/30/98         8/31/98             463,349           307,761          155,588
245   383 St. Johns Place                             8/28/98         8/28/98             245,799            76,174          169,625
246   Days Inn                                        6/30/98         7/31/98             576,934           263,572          313,362
247   Market Plaza                                    7/28/98         12/31/98            403,720           116,561          287,159
248   Michigan Plaza & Bender Plaza  (5)               9/1/98         11/30/98            462,011           186,595          275,416
249   Mockingbird Park Retail Building                 8/1/98         7/31/98             667,000           396,656          270,344
250   Poolesville Village Center                       7/1/98         6/30/98             231,698            48,247          183,451
251   Citadel Square Shopping Center  (6)             9/30/98         12/31/98            268,596            79,767          188,829
252   Executive Park Offices                          12/1/98         11/30/98            259,452            61,786          197,666
253   Sherwood Mobile Home Estates                    8/31/98         6/30/98             490,034           284,829          205,205
254   Ware's Van & Storage Co.                        10/13/98        9/10/98             268,909            65,385          203,524
255   Sunrise Terrace Mobile Home Park                 6/1/98         12/31/98            209,231            39,848          169,383
256   Best Western Country Inn North                  9/30/98         9/30/98             640,031           409,673          230,358
257   Woodlake Resort Village Apartments               6/1/98         5/31/98             310,023           154,600          155,423
258   Plantation Pines Apartments                     11/5/98         9/30/98             482,560           327,014          155,546
259   Pacific Mini Storage                            9/10/98         9/30/98             356,551           146,803          209,748
260   Sunridge Apartments                             10/1/98         12/31/98            558,480           376,818          181,662
261   Courtyards of Granbury                          9/30/98         9/30/98             340,733           170,546          170,187
262   Parkside Place Apartments                       8/29/98         8/29/98             496,494           271,040          225,454
263   University Apartments                           10/7/98         8/31/98             304,467            90,174          214,293
264   Isaqueena Village Apartments                     5/1/98         5/31/98             344,372           180,799          163,573

                                                     Most
                                                     Recent        U/W               U/W            U/W
 #    Property Name                                  DSCR(8)       NOI               NCF          DSCR(8)
 -    -------------                                  -------       ---               ---          -------
199   Brown School Station Apts.                     1.40          219,798           219,798       1.21
200   South Street Seaport Office Center             2.43          449,042           353,923       1.76
201   Hathaway Commerce Center                       1.62          289,412           249,639       1.35
202   Corinthian Apartments                          2.19          338,163           346,996       2.01
203   Walgreen's Drug Store - Swansea                1.24          220,044           220,044       1.22
204   Catalina Apartments                            1.66          238,787           238,787       1.30
205   Devonshire Square Retail Center                1.62          284,086           262,983       1.32
206   1440 N. Vine Street                            1.65          273,885           260,240       1.55
207   College Park Apartments                        1.51          202,138           202,138       1.21
208   Country Brooke Apartments                      1.25          219,014           219,014       1.33
209   Hillside View Apartments                       1.55          264,906           239,606       1.26
210   Benihana Restaurant                            1.87          230,371           228,878       1.27
211   Crosswinds Apartments                          1.51          244,171           227,211       1.39
212   Imperial Plaza Retail Center                   1.77          289,348           263,199       1.43
213   Twin Lakes Mobile Home Park                    1.85          285,564           271,848       1.58
214   Antietam Village Center                        1.53          255,641           232,782       1.34
215   Gateway Shoppes                                1.53          247,644           232,300       1.41
216   Red Onion Building                             2.68          242,747           227,410       1.39
217   526 South Ardmore Avenue                       1.46          222,603           222,603       1.38
218   All Aboard Mini Storage - Santa Ana            1.64          202,980           202,980       1.32
219   Villa East I & II                              1.67          246,642           206,609       1.28
220   Courtyard Apartments                           1.75          213,784           213,784       1.40
221   Sunset View Village Apartments                 1.49          175,789           175,789       1.21
222   Wilmington Plaza                               1.93          208,554           194,476       1.25
223   The Nations Bank Building                      2.04          312,026           273,705       1.50
224   Quail Ridge Apartments                         1.54          221,528           195,528       1.34
225   Best Western KCI Airport                       1.77          236,864           236,864       1.40
226   Laurel Heights Apartments                      1.63          206,258           206,258       1.47
227   El Monte Mobile Air Mobile Home Park           1.59          218,879           218,879       1.48
228   Harold Gilstrap Shopping Center                2.01          275,428           259,819       1.71
229   Lakeside Apartments                            1.72          240,813           231,063       1.38
230   Park Glen Apartments                           2.00          237,047           193,547       1.40
231   St. Lucie Mobile Village                       1.41          225,730           214,430       1.43
232   Ravenscroft Apartments                         1.32          211,627           192,877       1.45
233   Coach Country Corral MHP                       1.54          203,045           198,945       1.32
234   Seaside Village Shopping Center                1.60          265,601           204,940       1.30
235   Sherwood Park Apartments                       1.51          206,722           188,722       1.36
236   Ravenna Plaza                                  1.91          243,176           195,219       1.25
237   Holiday Inn Express Oglesby                    2.53          281,276           247,822       1.72
238   Central/Magnolia Retail Center                 1.62          197,869           181,971       1.35
239   Rolling Hills Estates                          1.66          224,339           224,339       1.52
240   Saticoy-Royale Apartments                      1.26          200,516           184,516       1.35
241   Holiday/Park Riviera Mobile Home Park          1.54          223,085           209,835       1.44
242   Gottschalk's Department Store                  1.64          202,823           195,623       1.37
243   Justin Apartments                              1.31          164,657           158,407       1.21
244   Fountain Square Apartments                     1.12          222,322           190,882       1.38
245   383 St. Johns Place                            1.32          162,275           162,275       1.27
246   Days Inn                                       2.20          201,447           201,447       1.41
247   Market Plaza                                   2.00          242,598           220,836       1.54
248   Michigan Plaza & Bender Plaza  (5)             1.94          261,101           189,622       1.33
249   Mockingbird Park Retail Building               2.24          197,760           154,133       1.28
250   Poolesville Village Center                     1.43          194,681           171,998       1.34
251   Citadel Square Shopping Center  (6)            1.33          212,096           193,811       1.37
252   Executive Park Offices                         1.54          182,318           160,925       1.25
253   Sherwood Mobile Home Estates                   1.59          194,457           184,157       1.43
254   Ware's Van & Storage Co.                       1.38          208,628           183,158       1.24
255   Sunrise Terrace Mobile Home Park               1.45          160,369           157,819       1.35
256   Best Western Country Inn North                 1.72          187,874           187,874       1.40
257   Woodlake Resort Village Apartments             1.35          169,872           157,372       1.37
258   Plantation Pines Apartments                    1.27          178,306           156,306       1.27
259   Pacific Mini Storage                           1.68          179,744           179,744       1.44
260   Sunridge Apartments                            1.49          171,907           147,157       1.21
261   Courtyards of Granbury                         1.44          153,596           141,596       1.20
262   Parkside Place Apartments                      1.83          185,658           164,658       1.34
263   University Apartments                          1.94          173,154           157,654       1.43
264   Isaqueena Village Apartments                   1.67          150,275           151,341       1.55

                      Additional Mortgage Loan Information





                                                                                                                Occupancy
                                           Property                   Property                  Hotel            Rate at
 #    Property Name                          Type                     Sub-type                Franchise       Underwriting(7)
 -    -------------                          ----                     --------                ---------       ---------------
265   Turtle Dove I Apartments             Multifamily                                                             100%
266   Carson Gardens Mobile Home Park      Manufactured Housing                                                     99%
267   Valerie Apartments                   Multifamily                                                             100%
268   Huddersfield Apartments              Multifamily                                                             100%
269   1457 & 1519 - 1527 Park Road, NW     Multifamily                                                              96%
270   Winter Garden Village Apartments     Multifamily                                                              98%
271   Long Point Plaza Apartments          Multifamily                                                              96%
272   The Place of Tempe Apartments        Multifamily                                                             100%
273   Valley Garden Apartments             Multifamily                                                              96%
274   Devereaux Apartments                 Multifamily                                                              95%
275   Bloomingdale Shopping Center         Retail                  Unanchored                                       91%
276   Cottonwood Apartments                Multifamily                                                              93%
277   Royal North Apartments               Multifamily                                                              98%
278   Turtle Dove II Apartments            Multifamily                                                              95%


                                                                                                                   -----------
                                                                                                                   ===========
      Total/Weighted Average                                                                                        96%
                                                                                                                   ===========
                                                                                                                   ===========

      Maximum:                                                                                                     100%
      Minimum:                                                                                                      50%

                                                      Most Recent
                                           Date of     Operating           Most           Most             Most
                                          Occupancy    Statement          Recent         Recent           Recent
 #    Property Name                         Rate         Date            Revenue        Expenses           NOI
 -    -------------                       ---------   -----------        --------       --------          ------
265   Turtle Dove I Apartments            11/30/98     12/31/98            443,975         240,730         203,245
266   Carson Gardens Mobile Home Park      2/1/98      12/31/97            271,978          80,650         191,328
267   Valerie Apartments                  12/1/98      12/31/98            310,583         137,798         172,785
268   Huddersfield Apartments             12/1/98      9/30/98             236,505          75,793         160,712
269   1457 & 1519 - 1527 Park Road, NW    9/29/98      1/31/99             402,945         241,581         161,364
270   Winter Garden Village Apartments    11/10/98     12/31/98            317,012         200,475         116,537
271   Long Point Plaza Apartments         7/31/98      6/30/98             460,945         256,545         204,400
272   The Place of Tempe Apartments        1/1/99      10/31/98            190,119          59,496         130,623
273   Valley Garden Apartments            9/10/98      7/30/98             287,781          91,000         196,781
274   Devereaux Apartments                12/11/98     11/30/98            266,678         155,985         110,693
275   Bloomingdale Shopping Center        1/10/99      12/31/98            147,825          57,164          90,661
276   Cottonwood Apartments               12/3/98      10/31/98            212,182          83,428         128,754
277   Royal North Apartments              6/15/98      12/31/97            379,388         265,537         113,851
278   Turtle Dove II Apartments           11/30/98     12/31/98            216,664         103,026         113,638


                                         ---------                ------------------------------------------------------
      Total/Weighted Average              8/31/98                    $ 292,254,921   $ 124,864,645   $ 167,390,278
                                         =========                ======================================================

      Maximum:                            1/31/99                    $   5,539,068   $   2,897,142   $   3,560,063
      Minimum:                            11/25/97                   $     116,380   $       4,376   $      87,200


                                             Most
                                             Recent        U/W               U/W            U/W
 #    Property Name                          DSCR(8)       NOI               NCF          DSCR(8)
 -    -------------                          -------       ---               ---          -------
265   Turtle Dove I Apartments               1.85          166,327           146,577       1.33
266   Carson Gardens Mobile Home Park        1.93          138,047           138,047       1.39
267   Valerie Apartments                     1.82          162,951           146,951       1.55
268   Huddersfield Apartments                1.69          140,400           132,650       1.40
269   1457 & 1519 - 1527 Park Road, NW       1.70          145,035           125,535       1.32
270   Winter Garden Village Apartments       1.31          127,930           111,930       1.26
271   Long Point Plaza Apartments            2.20          147,870           123,475       1.33
272   The Place of Tempe Apartments          1.62          116,570           109,070       1.35
273   Valley Garden Apartments               2.47          129,741           117,741       1.48
274   Devereaux Apartments                   1.37          124,875           110,125       1.36
275   Bloomingdale Shopping Center           1.28          104,146            91,276       1.29
276   Cottonwood Apartments                  1.55          119,114           111,566       1.35
277   Royal North Apartments                 1.69          121,901           100,651       1.50
278   Turtle Dove II Apartments              1.87          100,279            90,279       1.49


                                          ------------------------------------------------------------
      Total/Weighted Average                 1.60x   $ 157,943,114     $ 145,267,700       1.39x
                                          ============================================================

      Maximum:                               8.19x   $   3,313,246     $   3,241,994       2.54x
      Minimum:                               0.38x   $      70,634     $      65,758       1.20x

(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.

(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.

(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.

(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.

(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.

(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.

(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.

(5) The Mortgage Loan secured by Michigan Plaza & Bender Plaza contains two properties that are operated as one.

(6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

(7)  Does not include any Mortgage Loans secured by hotel properties.

(8) DSCR is based on the amount of the monthly payments presented. In the case of cross-collaterlized and cross-defaulted Mortgage Loans the combined U/W DSCR is presented for each and every related Mortgage Loan.

                              Multifamily Schedule


                                                                                     Utilities                    Subject   Subject
                                                              Cut-off Date            Tenant           Elevator   Studio    Studio
  # Property Name                                             Balance (3)              Pays              (Y/N)    Units    Avg. Rent
  - -------------                                             -----------              ----              -----    -----    ---------
 18 Westchase Ranch Apartments  (1C)                          $ 22,529,265           Electric             No       N/A        N/A
 19 Westwood Village Apartments  (1C)                            10,387,667          Electric             No       N/A        N/A
 20 Normandy Woods Apartments  (1C)                               7,111,557          Electric             No       N/A        N/A
 21 Savoy Manor Apartments  (1C)                                  5,193,833          Electric             No       N/A        N/A
 22 San Marin Apartments  (1C)                                    3,609,027          Electric             No        24       $408
 23 Country Squire Apartments - South                            30,446,295          Electric             No       N/A        N/A
 29 Keller Oaks Apartments  (1E)                                  7,143,351          Electric             No        16       $446
 30 Sycamore Hill Apartments  (1E)                                6,189,551          Electric             No       N/A        N/A
 31 Clarendon Apartments  (1E)                                    4,545,769          Electric             No       N/A        N/A
 32 Woodchase Condominiums  (1E)                                  2,402,764          Electric             No       N/A        N/A
 35 Spicetree Apartments                                         16,582,208          Electric             No       N/A        N/A
 39 The Links at Bixby                                           14,487,822       Electric/Water          No       N/A        N/A
 40 Southwood Apartments                                         14,474,162        Electric/Gas           No       N/A        N/A
 42 Edentree Apartments                                          11,480,000          Electric             No       N/A        N/A
 45 The Mint Apartments                                          11,136,789          Electric             No       N/A        N/A
 47 Rancho Destino Apartments                                    10,181,999          Electric             No       N/A        N/A
 49 Huntington Chase Apartments                                   9,666,997        Electric/Gas           No       N/A        N/A
 52 Newsome Park Apartments                                       8,459,047        Electric/Gas           No       N/A        N/A
 53 Princeton Court Apartments  (1F)                              3,877,564          Electric             No        3        $723
 54 Pinewood Estates Apartments  (1F)                             2,386,193          Electric             No        12       $501
 55 Arbor Court Apartments  (1F)                                  2,087,919          Electric             No        1        $600
 62 Birches Apartments                                            8,172,163          Electric             No       N/A        N/A
 69 Cranbrook Centre Apartments  (1H)                             4,916,622        Electric/Gas           No       N/A        N/A
 72 Marin Club Apartments                                         7,347,967        Electric/Gas           Yes       28       $490
 87 Fifth Avenue Apartments                                       6,388,541        Electric/Gas           No       N/A        N/A
 88 The Watermill Apartments                                      6,379,593        Electric/Gas           Yes       4        $486
 90 Hollywood Ardmore Apartments                                  6,236,842            None               Yes       8        $352
 91 Chasewood Apartments                                          6,149,198          Electric             No       N/A        N/A
 94 Seatree Apartments                                            5,829,759          Electric             No       N/A        N/A
 99 New Franklin Apartments  (4)                                  5,345,280            None               No       N/A        N/A
100 Windjammer Apartments                                         5,219,924          Electric             No       N/A        N/A
101 Woodlake Village Apartments                                   5,217,795    Electric/Water/Sewer       No       N/A        N/A
104 The Woods Apartments                                          5,039,048            None               Yes      N/A        N/A
105 Moonlight Garden Apartments                                   4,978,846        Electric/Gas           No       N/A        N/A
106 Sagamore Court Apartments                                     4,960,750          Electric             No        5        $525
107 Carriage Hill Apartments                                      4,927,800        Electric/Gas           No       N/A        N/A
110 Friendship Crossing Apartments                                4,603,093          Electric             No       N/A        N/A
111 Spruce Properties  (1J)                                       1,970,671          Electric             No        48       $421
112 Oak Grove Apartments  (1J)                                    1,471,767          Electric             No       N/A        N/A
113 Aldrich Apartments  (1J)                                      1,047,699          Electric             No       N/A        N/A
116 Preston Racquet Club Condominiums and Apartments              4,385,027          Electric             No       N/A        N/A
117 Sand Lake Apartments                                          4,364,206        Water/Sewer            No       N/A        N/A
121 Parkside East Apartments                                      4,190,128            None               Yes       16       $607
123 Breakers Apartments                                           4,079,323       Electric/Water          No       N/A        N/A
124 Picnic Lawn Apartments                                        3,993,174          Electric             No        9        $299
128 Harper Regency Apartments                                     3,942,885        Electric/Gas           Yes      N/A        N/A
130 Captain's Landing Apartments                                  3,802,289          Electric             No       N/A        N/A
135 Cedar Garden Apartments                                       3,673,780          Electric             No       N/A        N/A
137 Windtree Apartments - Phase I                                 3,593,944          Electric             No       N/A        N/A
144 Forest Park Village                                           3,273,025          Electric             No       N/A        N/A
147 Cedar Heights Apartments                                      3,096,364          Electric             No       N/A        N/A
148 The North Oak Apartments                                      3,096,333          Electric             No       N/A        N/A
149 Arrowhead Court Apartments                                    3,089,758          Electric             No       N/A        N/A
154 Tree Top Apartments                                           2,996,535          Electric             No       N/A        N/A
160 The Amberton Apartments                                       2,890,880          Electric             No       N/A        N/A
163 Waterway Crossing Apartments                                  2,824,908          Electric             No       N/A        N/A
173 Point O' Woods Apartments                                     2,716,809          Electric             No       N/A        N/A
174 Williamsburg on the Lake Apartments                           2,694,425          Electric             No       N/A        N/A
178 The Bordeaux Apartments                                       2,666,424            None               No        8        $342
179 High Point Village I Apartments                               2,650,000          Electric             No       N/A        N/A
184 Park Lane Village Apartments  (1L)                            1,345,453          Electric             No        4        $318
185 Rynearson Lane Village Apartments  (1L)                       1,146,126        Electric/Gas           No        3        $217
187 Ross Apartments                                               2,488,010        Electric/Gas           No        1        $900
188 339 S. Ardmore Apartments                                     2,487,451        Electric/Gas           Yes       6        $442

                                                          Subject   Subject    Subject    Subject    Subject   Subject     Subject
                                                          Studio      1 BR      1 BR        1 BR      2 BR       2 BR       2 BR
  # Property Name                                        Max. Rent   Units    Avg. Rent  Max. Rent    Units   Avg. Rent   Max. Rent
  - -------------                                        ---------   -----    ---------  ---------    -----   ---------   ---------
 18 Westchase Ranch Apartments  (1C)                        N/A       488       $430        $525       232       $573       $695
 19 Westwood Village Apartments  (1C)                       N/A       168       $503        $580       128       $601       $675
 20 Normandy Woods Apartments  (1C)                         N/A       128       $463        $530       140       $592       $615
 21 Savoy Manor Apartments  (1C)                            N/A       120       $447        $580       72        $553       $685
 22 San Marin Apartments  (1C)                             $420        57       $471        $525       92        $584       $680
 23 Country Squire Apartments - South                       N/A       216       $625        $820       510       $700       $915
 29 Keller Oaks Apartments  (1E)                           $450       128       $532        $620       76        $696       $765
 30 Sycamore Hill Apartments  (1E)                          N/A       112       $423        $550       152       $440       $600
 31 Clarendon Apartments  (1E)                              N/A        80       $462        $535       96        $564       $644
 32 Woodchase Condominiums  (1E)                            N/A        56       $572        $655       18        $619       $775
 35 Spicetree Apartments                                    N/A       235       $487        $555       316       $609       $640
 39 The Links at Bixby                                      N/A       108       $471        $495       216       $638       $675
 40 Southwood Apartments                                    N/A        77       $564        $650       223       $664       $795
 42 Edentree Apartments                                     N/A       180       $546        $629       180       $681       $799
 45 The Mint Apartments                                     N/A       210       $398        $550       270       $465       $565
 47 Rancho Destino Apartments                               N/A        64       $660        $690       80        $768       $950
 49 Huntington Chase Apartments                             N/A        48       $590        $650       114       $699       $795
 52 Newsome Park Apartments                                 N/A        60       $305        $305       338       $330       $330
 53 Princeton Court Apartments  (1F)                      $1,100       15       $916       $1,750      66        $886      $2,050
 54 Pinewood Estates Apartments  (1F)                      $515        60       $594        $620       72        $651       $715
 55 Arbor Court Apartments  (1F)                           $600        20       $775       $1,900      87       $1,147     $3,000
 62 Birches Apartments                                      N/A       165       $482        $581       131       $564       $652
 69 Cranbrook Centre Apartments  (1H)                       N/A        44       $679        $720       88        $788       $860
 72 Marin Club Apartments                                  $490       152       $550        $550       40        $700       $700
 87 Fifth Avenue Apartments                                 N/A       130       $534        $640       68        $716       $840
 88 The Watermill Apartments                               $500       153       $574        $660       34        $795      $1,100
 90 Hollywood Ardmore Apartments                           $647       106       $808       $1,104      46       $1,001     $2,111
 91 Chasewood Apartments                                    N/A       136       $449        $500       88        $559       $630
 94 Seatree Apartments                                      N/A       154       $529        $605       66        $758       $819
 99 New Franklin Apartments  (4)                            N/A       166       $676        $764        5        $753       $753
100 Windjammer Apartments                                   N/A       144       $462        $620       56        $584       $705
101 Woodlake Village Apartments                             N/A        48       $432        $449       141       $482       $519
104 The Woods Apartments                                    N/A        72       $540        $550       84        $687       $756
105 Moonlight Garden Apartments                             N/A        5        $575        $600       89        $675       $725
106 Sagamore Court Apartments                              $550        31       $657        $750       87        $784       $900
107 Carriage Hill Apartments                                N/A       160       $419        $450       64        $515       $545
110 Friendship Crossing Apartments                          N/A       104       $479        $550       119       $580       $675
111 Spruce Properties  (1J)                                $500        36       $457        $530        6        $713       $750
112 Oak Grove Apartments  (1J)                              N/A        76       $442        $530        2        $635       $650
113 Aldrich Apartments  (1J)                                N/A        32       $459        $550       15        $774       $875
116 Preston Racquet Club Condominiums and Apartments        N/A        15       $605        $825       96        $854       $950
117 Sand Lake Apartments                                    N/A        88       $399        $399       124       $514       $559
121 Parkside East Apartments                               $660        45       $775        $890       43        $922      $1,035
123 Breakers Apartments                                     N/A        48       $690        $715       24        $851       $885
124 Picnic Lawn Apartments                                 $299        54       $409        $409       83        $539       $569
128 Harper Regency Apartments                               N/A        15      $1,046      $1,600      17       $1,487     $1,700
130 Captain's Landing Apartments                            N/A       100       $457        $560       74        $582       $615
135 Cedar Garden Apartments                                 N/A        71       $685        $780       19        $800       $850
137 Windtree Apartments - Phase I                           N/A        28       $458        $465       98        $521       $565
144 Forest Park Village                                     N/A        54       $485        $525       84        $573       $630
147 Cedar Heights Apartments                                N/A       172       $255        $255       84        $300       $300
148 The North Oak Apartments                                N/A       148       $357        $390       108       $488       $525
149 Arrowhead Court Apartments                              N/A        65       $548        $575       61        $624       $665
154 Tree Top Apartments                                     N/A       146       $389        $420       N/A       N/A         N/A
160 The Amberton Apartments                                 N/A       N/A        N/A        N/A        112       $563       $595
163 Waterway Crossing Apartments                            N/A        51       $492        $585       51        $614       $703
173 Point O' Woods Apartments                               N/A       130       $382        $415       20        $525       $525
174 Williamsburg on the Lake Apartments                     N/A        60       $509        $537       74        $614       $682
178 The Bordeaux Apartments                                $445        42       $521        $575       40        $682       $795
179 High Point Village I Apartments                         N/A        48       $377        $400       96        $475       $510
184 Park Lane Village Apartments  (1L)                     $335        16       $388        $410       55        $447       $450
185 Rynearson Lane Village Apartments  (1L)                $245        22       $295        $300       51        $377       $390
187 Ross Apartments                                        $900        26      $1,065      $1,200       4       $1,169     $1,300
188 339 S. Ardmore Apartments                              $450        71       $532        $590        7        $713       $750

                                                         Subject    Subject     Subject   Subject    Subject    Subject
                                                           3 BR      3 BR        3 BR       4 BR      4 BR        4 BR
  # Property Name                                         Units    Avg. Rent   Max. Rent   Units    Avg. Rent  Max. Rent
  - -------------                                         -----    ---------   ---------   -----    ---------  ---------
 18 Westchase Ranch Apartments  (1C)                        56       $728        $780       N/A        N/A        N/A
 19 Westwood Village Apartments  (1C)                       24       $865        $920       N/A        N/A        N/A
 20 Normandy Woods Apartments  (1C)                        N/A        N/A         N/A       N/A        N/A        N/A
 21 Savoy Manor Apartments  (1C)                           N/A        N/A         N/A       N/A        N/A        N/A
 22 San Marin Apartments  (1C)                              20       $724        $750       N/A        N/A        N/A
 23 Country Squire Apartments - South                      N/A        N/A         N/A       N/A        N/A        N/A
 29 Keller Oaks Apartments  (1E)                           N/A        N/A         N/A       N/A        N/A        N/A
 30 Sycamore Hill Apartments  (1E)                         N/A        N/A         N/A       N/A        N/A        N/A
 31 Clarendon Apartments  (1E)                              16       $748        $850       N/A        N/A        N/A
 32 Woodchase Condominiums  (1E)                           N/A        N/A         N/A       N/A        N/A        N/A
 35 Spicetree Apartments                                   N/A        N/A         N/A       N/A        N/A        N/A
 39 The Links at Bixby                                     N/A        N/A         N/A       N/A        N/A        N/A
 40 Southwood Apartments                                    58       $883        $940       N/A        N/A        N/A
 42 Edentree Apartments                                    N/A        N/A         N/A       N/A        N/A        N/A
 45 The Mint Apartments                                    112       $602        $750       N/A        N/A        N/A
 47 Rancho Destino Apartments                               40       $947        $970       N/A        N/A        N/A
 49 Huntington Chase Apartments                             38       $810        $920       N/A        N/A        N/A
 52 Newsome Park Apartments                                222       $390        $390        30       $450        $450
 53 Princeton Court Apartments  (1F)                        6        $955       $1,750      N/A        N/A        N/A
 54 Pinewood Estates Apartments  (1F)                      N/A        N/A         N/A       N/A        N/A        N/A
 55 Arbor Court Apartments  (1F)                           N/A        N/A         N/A       N/A        N/A        N/A
 62 Birches Apartments                                     N/A        N/A         N/A       N/A        N/A        N/A
 69 Cranbrook Centre Apartments  (1H)                      N/A        N/A         N/A       N/A        N/A        N/A
 72 Marin Club Apartments                                  N/A        N/A         N/A       N/A        N/A        N/A
 87 Fifth Avenue Apartments                                N/A        N/A         N/A       N/A        N/A        N/A
 88 The Watermill Apartments                               N/A        N/A         N/A       N/A        N/A        N/A
 90 Hollywood Ardmore Apartments                            1       $1,500      $1,500      N/A        N/A        N/A
 91 Chasewood Apartments                                   N/A        N/A         N/A       N/A        N/A        N/A
 94 Seatree Apartments                                     N/A        N/A         N/A       N/A        N/A        N/A
 99 New Franklin Apartments  (4)                           N/A        N/A         N/A       N/A        N/A        N/A
100 Windjammer Apartments                                  N/A        N/A         N/A       N/A        N/A        N/A
101 Woodlake Village Apartments                             48       $567        $599       N/A        N/A        N/A
104 The Woods Apartments                                   N/A        N/A         N/A       N/A        N/A        N/A
105 Moonlight Garden Apartments                             14       $900        $950       N/A        N/A        N/A
106 Sagamore Court Apartments                              N/A        N/A         N/A       N/A        N/A        N/A
107 Carriage Hill Apartments                               N/A        N/A         N/A       N/A        N/A        N/A
110 Friendship Crossing Apartments                         N/A        N/A         N/A       N/A        N/A        N/A
111 Spruce Properties  (1J)                                N/A        N/A         N/A       N/A        N/A        N/A
112 Oak Grove Apartments  (1J)                             N/A        N/A         N/A       N/A        N/A        N/A
113 Aldrich Apartments  (1J)                               N/A        N/A         N/A       N/A        N/A        N/A
116 Preston Racquet Club Condominiums and Apartments       N/A        N/A         N/A       N/A        N/A        N/A
117 Sand Lake Apartments                                   N/A        N/A         N/A       N/A        N/A        N/A
121 Parkside East Apartments                               N/A        N/A         N/A       N/A        N/A        N/A
123 Breakers Apartments                                    N/A        N/A         N/A       N/A        N/A        N/A
124 Picnic Lawn Apartments                                 N/A        N/A         N/A       N/A        N/A        N/A
128 Harper Regency Apartments                               6       $2,075      $2,300      N/A        N/A        N/A
130 Captain's Landing Apartments                           N/A        N/A         N/A       N/A        N/A        N/A
135 Cedar Garden Apartments                                N/A        N/A         N/A       N/A        N/A        N/A
137 Windtree Apartments - Phase I                          N/A        N/A         N/A       N/A        N/A        N/A
144 Forest Park Village                                    N/A        N/A         N/A       N/A        N/A        N/A
147 Cedar Heights Apartments                               N/A        N/A         N/A       N/A        N/A        N/A
148 The North Oak Apartments                               N/A        N/A         N/A       N/A        N/A        N/A
149 Arrowhead Court Apartments                             N/A        N/A         N/A       N/A        N/A        N/A
154 Tree Top Apartments                                    N/A        N/A         N/A       N/A        N/A        N/A
160 The Amberton Apartments                                N/A        N/A         N/A       N/A        N/A        N/A
163 Waterway Crossing Apartments                           N/A        N/A         N/A       N/A        N/A        N/A
173 Point O' Woods Apartments                              N/A        N/A         N/A       N/A        N/A        N/A
174 Williamsburg on the Lake Apartments                     16       $798        $825       N/A        N/A        N/A
178 The Bordeaux Apartments                                 12       $756        $930       N/A        N/A        N/A
179 High Point Village I Apartments                         24       $547        $590       N/A        N/A        N/A
184 Park Lane Village Apartments  (1L)                     N/A        N/A         N/A       N/A        N/A        N/A
185 Rynearson Lane Village Apartments  (1L)                 2        $390        $390       N/A        N/A        N/A
187 Ross Apartments                                        N/A        N/A         N/A       N/A        N/A        N/A
188 339 S. Ardmore Apartments                              N/A        N/A         N/A       N/A        N/A        N/A

                              Multifamily Schedule


                                                                 Utilities                   Subject   Subject     Subject   Subject
                                          Cut-off Date            Tenant          Elevator   Studio    Studio      Studio      1 BR
  # Property Name                         Balance (3)              Pays             (Y/N)    Units    Avg. Rent   Max. Rent   Units
  - -------------                         -----------              ----             -----    -----    ---------   ---------   -----
190 Fondren Hill Apartments                   2,438,627          Electric            No        5        $405        $405        46
193 Hawthorne Hill Apartments                 2,389,375        Electric/Gas          No       N/A        N/A         N/A        20
195 Turtle Oaks Apartments                    2,341,262          Electric            No       N/A        N/A         N/A        54
198 Imperial Manor West Apartments            2,281,127          Electric            No       N/A        N/A         N/A       132
199 Brown School Station Apts.                2,249,293        Electric/Gas          No       N/A        N/A         N/A        21
202 Corinthian Apartments                     2,187,615          Electric            No        1        $500        $500        1
204 Catalina Apartments                       2,172,345          Electric            No       N/A        N/A         N/A        61
207 College Park Apartments                   2,088,510       Electric/Water         No       N/A        N/A         N/A        34
208 Country Brooke Apartments                 2,055,765          Electric            No       N/A        N/A         N/A        6
209 Hillside View Apartments                  2,038,134          Electric            No       N/A        N/A         N/A        4
211 Crosswinds Apartments                     1,996,476          Electric            No       N/A        N/A         N/A       N/A
217 526 South Ardmore Avenue                  1,985,158          Electric            Yes      N/A        N/A         N/A        45
220 Courtyard Apartments                      1,846,761          Electric            No       N/A        N/A         N/A        48
221 Sunset View Village Apartments            1,845,711            None              No       N/A        N/A         N/A       N/A
224 Quail Ridge Apartments                    1,829,799  Electric/Gas/Water/Sewer    No       N/A        N/A         N/A        36
226 Laurel Heights Apartments                 1,790,996          Electric            No       N/A        N/A         N/A        24
229 Lakeside Apartments                       1,781,950          Electric            No       N/A        N/A         N/A        11
230 Park Glen Apartments                      1,744,104        Electric/Gas          No       N/A        N/A         N/A        26
232 Ravenscroft Apartments                    1,740,783          Electric            No       N/A        N/A         N/A        19
235 Sherwood Park Apartments                  1,696,004          Electric            No       N/A        N/A         N/A        44
240 Saticoy-Royale Apartments                 1,664,748        Electric/Gas          No        8        $421        $425        48
243 Justin Apartments                         1,597,176        Electric/Gas          No       N/A        N/A         N/A       N/A
244 Fountain Square Apartments                1,595,872        Electric/Gas          No       N/A        N/A         N/A        24
245 383 St. Johns Place                       1,594,755            None              No       N/A        N/A         N/A       N/A
257 Woodlake Resort Village Apartments        1,393,722        Electric/Gas          No       N/A        N/A         N/A        12
258 Plantation Pines Apartments               1,347,949        Electric/Gas          No       N/A        N/A         N/A        64
260 Sunridge Apartments                       1,341,749            None              No       N/A        N/A         N/A        34
262 Parkside Place Apartments                 1,290,235        Electric/Gas          No        2        $373        $375        55
263 University Apartments                     1,258,018        Electric/Gas          No        2        $355        $425        25
264 Isaqueena Village Apartments              1,243,760          Electric            No       N/A        N/A         N/A       N/A
265 Turtle Dove I Apartments                  1,225,000          Electric            No        30       $336        $395        41
267 Valerie Apartments                        1,070,329          Electric            No       N/A        N/A         N/A        32
268 Huddersfield Apartments                   1,058,366        Electric/Gas          Yes      N/A        N/A         N/A        12
269 1457 & 1519 - 1527 Park Road, NW          1,048,398        Electric/Gas          Yes       27       $334        $400        21
270 Winter Garden Village Apartments            997,506          Electric            No       N/A        N/A         N/A       N/A
271 Long Point Plaza Apartments                 951,432            None              No       N/A        N/A         N/A        37
272 The Place of Tempe Apartments               898,616        Electric/Gas          No        2        $405        $405        14
273 Valley Garden Apartments                    896,907        Electric/Gas          No       N/A        N/A         N/A       N/A
274 Devereaux Apartments                        886,649        Electric/Gas          No       N/A        N/A         N/A        11
276 Cottonwood Apartments                       797,234          Electric            No       N/A        N/A         N/A       N/A
277 Royal North Apartments                      718,072            None              No        1        $310        $310        24
278 Turtle Dove II Apartments                   675,000        Electric/Gas          No       N/A        N/A         N/A        32

                                              Subject    Subject    Subject   Subject     Subject   Subject    Subject     Subject
                                               1 BR        1 BR      2 BR       2 BR       2 BR       3 BR      3 BR        3 BR
  # Property Name                            Avg. Rent  Max. Rent    Units   Avg. Rent   Max. Rent   Units    Avg. Rent   Max. Rent
  - -------------                            ---------  ---------    -----   ---------   ---------   -----    ---------   ---------
190 Fondren Hill Apartments                    $465        $465       45        $565       $565       N/A        N/A         N/A
193 Hawthorne Hill Apartments                  $340        $365       128       $426       $460        20       $471        $500
195 Turtle Oaks Apartments                     $523        $585       27        $707       $755       N/A        N/A         N/A
198 Imperial Manor West Apartments             $411        $440       32        $493       $520       N/A        N/A         N/A
199 Brown School Station Apts.                 $379        $385       91        $407       $430       N/A        N/A         N/A
202 Corinthian Apartments                      $730        $730       47        $904       $980        6       $1,135      $1,200
204 Catalina Apartments                        $368        $385       59        $467       $505       N/A        N/A         N/A
207 College Park Apartments                    $251        $295       44        $402       $425        10       $514        $525
208 Country Brooke Apartments                  $314        $325       102       $413       $445       N/A        N/A         N/A
209 Hillside View Apartments                   $450        $475       88        $510       $570       N/A        N/A         N/A
211 Crosswinds Apartments                       N/A        N/A        53        $631       $635        11       $795        $810
217 526 South Ardmore Avenue                   $532        $603       18        $702       $783       N/A        N/A         N/A
220 Courtyard Apartments                       $442        $450       36        $539       $590       N/A        N/A         N/A
221 Sunset View Village Apartments              N/A        N/A        48        $668       $670       N/A        N/A         N/A
224 Quail Ridge Apartments                     $415        $465       68        $476       $540       N/A        N/A         N/A
226 Laurel Heights Apartments                  $450        $465       48        $485       $520       N/A        N/A         N/A
229 Lakeside Apartments                        $760        $760       28        $838       $875       N/A        N/A         N/A
230 Park Glen Apartments                       $338        $364       130       $396       $436        18       $459        $505
232 Ravenscroft Apartments                     $542        $627       55        $623       $647        1        $752        $752
235 Sherwood Park Apartments                   $458        $480       28        $527       $560       N/A        N/A         N/A
240 Saticoy-Royale Apartments                  $541        $550        9        $688       $725       N/A        N/A         N/A
243 Justin Apartments                           N/A        N/A        21        $849       $875        4       $1,073      $1,100
244 Fountain Square Apartments                 $354        $355       96        $390       $405       N/A        N/A         N/A
245 383 St. Johns Place                         N/A        N/A        13       $1,331     $1,400       3       $1,575      $1,575
257 Woodlake Resort Village Apartments         $515        $525       38        $624       $725       N/A        N/A         N/A
258 Plantation Pines Apartments                $410        $410        8        $470       $470        16       $595        $595
260 Sunridge Apartments                        $456        $510       55        $497       $600        10       $628        $650
262 Parkside Place Apartments                  $381        $465       27        $496       $515       N/A        N/A         N/A
263 University Apartments                      $331        $495       26        $498       $725        9        $609        $800
264 Isaqueena Village Apartments                N/A        N/A        60        $517       $545       N/A        N/A         N/A
265 Turtle Dove I Apartments                   $468        $515        8        $679       $740       N/A        N/A         N/A
267 Valerie Apartments                         $363        $370       31        $464       $490        1        $560        $560
268 Huddersfield Apartments                    $580        $580       19        $671       $720       N/A        N/A         N/A
269 1457 & 1519 - 1527 Park Road, NW           $457        $495       24        $577       $791        6        $753        $766
270 Winter Garden Village Apartments            N/A        N/A        64        $418       $475       N/A        N/A         N/A
271 Long Point Plaza Apartments                $427        $445       36        $487       $525        12       $556        $565
272 The Place of Tempe Apartments              $470        $475       14        $581       $595       N/A        N/A         N/A
273 Valley Garden Apartments                    N/A        N/A        48        $523       $525       N/A        N/A         N/A
274 Devereaux Apartments                       $344        $379       48        $420       $420       N/A        N/A         N/A
276 Cottonwood Apartments                       N/A        N/A        29        $595       $595        1        $750        $750
277 Royal North Apartments                     $380        $385       60        $455       $465       N/A        N/A         N/A
278 Turtle Dove II Apartments                  $427        $450        8        $527       $550       N/A        N/A         N/A

                                              S Subject    Subject    Subject
                                                  4 BR      4 BR        4 BR
  # Property Name                            Av  Units    Avg. Rent  Max. Rent
  - -------------                            --  -----    ---------  ---------
                                              <
190 Fondren Hill Apartments                       N/A        N/A        N/A
193 Hawthorne Hill Apartments                     N/A        N/A        N/A
195 Turtle Oaks Apartments                        N/A        N/A        N/A
198 Imperial Manor West Apartments                N/A        N/A        N/A
199 Brown School Station Apts.                    N/A        N/A        N/A
202 Corinthian Apartments                         N/A        N/A        N/A
204 Catalina Apartments                           N/A        N/A        N/A
207 College Park Apartments                       N/A        N/A        N/A
208 Country Brooke Apartments                     N/A        N/A        N/A
209 Hillside View Apartments                      N/A        N/A        N/A
211 Crosswinds Apartments                         N/A        N/A        N/A
217 526 South Ardmore Avenue                      N/A        N/A        N/A
220 Courtyard Apartments                          N/A        N/A        N/A
221 Sunset View Village Apartments                N/A        N/A        N/A
224 Quail Ridge Apartments                        N/A        N/A        N/A
226 Laurel Heights Apartments                     N/A        N/A        N/A
229 Lakeside Apartments                           N/A        N/A        N/A
230 Park Glen Apartments                          N/A        N/A        N/A
232 Ravenscroft Apartments                        N/A        N/A        N/A
235 Sherwood Park Apartments                      N/A        N/A        N/A
240 Saticoy-Royale Apartments                     N/A        N/A        N/A
243 Justin Apartments                             N/A        N/A        N/A
244 Fountain Square Apartments                    N/A        N/A        N/A
245 383 St. Johns Place                           N/A        N/A        N/A
257 Woodlake Resort Village Apartments            N/A        N/A        N/A
258 Plantation Pines Apartments                   N/A        N/A        N/A
260 Sunridge Apartments                           N/A        N/A        N/A
262 Parkside Place Apartments                     N/A        N/A        N/A
263 University Apartments                         N/A        N/A        N/A
264 Isaqueena Village Apartments                  N/A        N/A        N/A
265 Turtle Dove I Apartments                      N/A        N/A        N/A
267 Valerie Apartments                            N/A        N/A        N/A
268 Huddersfield Apartments                       N/A        N/A        N/A
269 1457 & 1519 - 1527 Park Road, NW              N/A        N/A        N/A
270 Winter Garden Village Apartments              N/A        N/A        N/A
271 Long Point Plaza Apartments                   N/A        N/A        N/A
272 The Place of Tempe Apartments                 N/A        N/A        N/A
273 Valley Garden Apartments                      N/A        N/A        N/A
274 Devereaux Apartments                          N/A        N/A        N/A
276 Cottonwood Apartments                         N/A        N/A        N/A
277 Royal North Apartments                        N/A        N/A        N/A
278 Turtle Dove II Apartments                     N/A        N/A        N/A

(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.

(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.

(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.

(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.

(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.

(2) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.

(3)  Assumes a Cut-off Date of March 1, 1999.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                                 Mortgage Rates

                       Mortgage Loans by Amortization Type

                              Cut-off Date Balances

                        Loan Group Cut-off Date Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                            Year Built/Year Renovated

                         Occupancy Rates at Underwriting

                    Underwriting Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                             Mortgage Loans by State

                              Mortgage Loan Seller

                         Mortgage Loans by Property Type

                       Mortgage Loans by Property Sub-Type

                   Prepayment Provision as of the Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile


                                      A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 Mortgage Rates

                                                                                        Weighted                         Weighted
                                    Number of                        Percentage of      Average           Weighted        Average
          Range of                   Mortgage        Cut-off Date    Initial Pool       Mortgage          Average       Cut-off Date
       Mortgage Rates                 Loans           Balance (1)       Balance           Rate            U/W DSCR       LTV Ratio
====================================================================================================================================
   5.960%     -      6.499%              9            $23,677,724         1.9%            6.219%             1.44x         71.9%
   6.500%     -      6.749%             11             58,718,671         4.7%            6.640%             1.33          75.9%
   6.750%     -      6.999%             30            152,042,451        12.3%            6.858%             1.36          75.9%
   7.000%     -      7.249%             54            245,898,622        19.8%            7.134%             1.34          75.7%
   7.250%     -      7.499%             74            359,148,517        29.0%            7.340%             1.54          68.2%
   7.500%     -      7.999%             88            307,513,241        24.8%            7.644%             1.31          74.1%
   8.000%     -      8.440%             12             92,718,334         7.5%            8.134%             1.30          76.9%

                                    ------------------------------------------------------------------------------------------------
Total/Weighted Average:                278         $1,239,717,56        100.0%            7.320%             1.39x         73.2%
                                    ================================================================================================

Maximum Mortgage Rate:               8.440%
Minimum Mortgage Rate:               5.960%
Wtd. Avg. Mortgage Rate:             7.320%

(1)  Cut-off balance as of 3/1/99.


                       Mortgage Loans by Amortization Type

                                                                                       Weighted                          Weighted
                               Number of                           Percentage of       Average          Weighted         Average
                               Mortgage           Cut-off Date     Initial Pool        Mortgage         Average        Cut-off Date
Loan Type                       Loans              Balance (1)       Balance             Rate           U/W DSCR        LTV Ratio
====================================================================================================================================
Balloon                          208               $906,916,844        73.2%            7.337%             1.32x           74.5%
ARD                               67                315,477,528        25.4%            7.287%             1.60            69.2%
Fully Amortizing                   3                 17,323,190         1.4%            7.016%             1.27            77.3%

                             -------------------------------------------------------------------------------------------------------
Total/Weighted Average:          278             $1,239,717,562       100.0%            7.320%             1.39x           73.2%
                             =======================================================================================================

(1)  Cut-off balance as of 3/1/99.

                              Cut-off Date Balances

                                                                                           Weighted                       Weighted
                                        Number of                       Percentage of      Average          Weighted      Average
             Range of                   Mortgage        Cut-off Date     Initial Pool      Mortgage          Average    Cut-off Date
       Cut-off Date Balances              Loans         Balance (1)        Balance           Rate           U/W DSCR      LTV Ratio
====================================================================================================================================
     $515,269   -       749,999             4            $2,480,311          0.2%            7.814%            1.43x        73.2%
      750,000   -     1,249,999            17            17,174,799          1.4%            7.602%            1.37         73.0%
    1,250,000   -     1,999,999            63           104,815,403          8.5%            7.313%            1.39         70.0%
    2,000,000   -     2,999,999            60           152,593,198         12.3%            7.211%            1.41         69.6%
    3,000,000   -     3,999,999            33           116,312,485          9.4%            7.264%            1.38         71.8%
    4,000,000   -     4,999,999            22            99,675,950          8.0%            7.322%            1.46         73.0%
    5,000,000   -     5,999,999            17            91,965,164          7.4%            7.229%            1.57         71.9%
    6,000,000   -     9,999,999            39           282,766,080         22.8%            7.306%            1.44         72.3%
   10,000,000   -    14,999,999            12           145,161,787         11.7%            7.375%            1.29         77.3%
   15,000,000   -    19,999,999             6            99,435,972          8.0%            7.319%            1.30         74.5%
   20,000,000   -    24,999,999             3            67,309,732          5.4%            7.572%            1.28         77.7%
   25,000,000   -   $30,446,295             2            60,026,682          4.8%            7.404%            1.27         80.0%

                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                   278        $1,239,717,562        100.0%            7.320%            1.39x        73.2%
                                      ==============================================================================================

Maximum Cut-off Date Balance:            $30,446,295
Minimum Cut-off Date Balance:               $515,269
Average Cut-off Date Balance:             $4,459,416

(1)  Cut-off balance as of 3/1/99.


                        Loan Group Cut-off Date Balances

                                                                                        Weighted                        Weighted
                                        Number of                    Percentage of      Average          Weighted       Average
            Range of                    Mortgage     Cut-off Date    Initial Pool       Mortgage         Average      Cut-off Date
      Cut-off Date Balances              Loans       Balance (1)       Balance            Rate           U/W DSCR       LTV Ratio
====================================================================================================================================
     $675,000   -      749,999             2          $1,393,072          0.1%           7.856%            1.50x          70.5%
      750,000   -    1,249,999            13          13,064,503          1.1%           7.549%            1.39           72.2%
    1,250,000   -    1,999,999            54          90,606,908          7.3%           7.316%            1.38           70.0%
    2,000,000   -    2,999,999            55         140,756,300         11.4%           7.208%            1.42           69.8%
    3,000,000   -    3,999,999            29         101,853,122          8.2%           7.241%            1.32           73.9%
    4,000,000   -    4,999,999            17          76,432,397          6.2%           7.330%            1.29           77.2%
    5,000,000   -    5,999,999            13          70,952,058          5.7%           7.197%            1.37           77.2%
    6,000,000   -    9,999,999            34         253,614,557         20.5%           7.328%            1.30           74.5%
   10,000,000   -   14,999,999            10         124,377,582         10.0%           7.321%            1.29           77.3%
   15,000,000   -   19,999,999             5          82,286,927          6.6%           7.271%            1.28           73.4%
   20,000,000   -   24,999,999             2          41,232,174          3.3%           7.083%            1.27           79.8%
   25,000,000   -  $70,750,763             5         243,147,962         19.6%           7.485%            1.66           68.5%

                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                  239      $1,239,717,562        100.0%           7.320%            1.39x          73.1%
                                      ==============================================================================================

Maximum Cut-off Date Balance:          $70,750,763
Minimum Cut-off Date Balance:             $675,000
Average Cut-off Date Balance:           $5,187,103

(1) Cut-off balance as of 3/1/99. Presents each group of cross-collateralized Mortgage Loans as a single Mortgage Loan.

                           Original Amortization Terms

                                                                                       Weighted                         Weighted
          Range of                  Number of                        Percentage of     Average         Weighted         Average
    Original Amortization           Mortgage         Cut-off Date    Initial Pool      Mortgage         Average       Cut-off Date
       Terms (Months)                Loans           Balance (1)       Balance           Rate          U/W DSCR        LTV Ratio
====================================================================================================================================
     180      -      239                3             $9,950,692          0.8%           6.552%           1.31x           64.1%
     240      -      299                7              9,970,526          0.8%           7.444%           1.37            67.4%
     300      -      313               86            264,096,668         21.3%           7.393%           1.71            63.5%
     314      -      360              182            955,699,675         77.1%           7.307%           1.30            76.0%

                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:               278         $1,239,717,562        100.0%           7.320%           1.39x           73.2%
                                  ==================================================================================================

Maximum Original Amortization Term (Months):         360
Minimum Original Amortization Term (Months):         180
Wtd. Avg. Original Amortization Term (Months):       345

(1)  Cut-off balance as of 3/1/99.


                      Original Terms to Stated Maturity (1)

                                                                                       Weighted                         Weighted
          Range of               Number of                          Percentage of      Average          Weighted        Average
      Original Terms             Mortgage           Cut-off Date    Initial Pool       Mortgage         Average       Cut-off Date
    to Maturity (Months)          Loans             Balance (2)        Balance           Rate           U/W DSCR        LTV Ratio
====================================================================================================================================
     60       -     108              6               $46,088,506         3.7%            7.120%           1.29x           76.8%
     109      -     120            260             1,135,143,632        91.6%            7.345%           1.40            72.8%
     121      -     204              5                13,549,427         1.1%            7.117%           1.38            74.8%
     205      -     300              7                44,935,996         3.6%            6.967%           1.31            77.9%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            278            $1,239,717,562       100.0%            7.320%           1.39x           73.2%
                                 ===================================================================================================

Maximum Original Term to Maturity (Months):         300
Minimum Original Term to Maturity (Months):          60
Wtd. Avg. Original Term to Maturity (Months):       125

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)  Cut-off balance as of 3/1/99.

                          Remaining Amortization Terms

                                                                                Weighted                           Weighted
       Range of               Number of                      Percentage of      Average           Weighted          Average
  Remaining Amortization      Mortgage        Cut-off Date   Initial Pool       Mortgage          Average        Cut-off Date
     Terms (Months)            Loans          Balance (1)       Balance           Rate            U/W DSCR         LTV Ratio
====================================================================================================================================
     177   -   239                9           $18,357,342         1.5%            6.998%            1.32x            66.0%
     240   -   299               83           255,960,545        20.6%            7.379%            1.73             63.2%
     300   -   313                5            14,842,114         1.2%            7.451%            1.35             71.1%
     314   -   360              181           950,557,561        76.7%            7.309%            1.30             76.1%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:         278        $1,239,717,562       100.0%            7.320%            1.39x            73.2%
                              ======================================================================================================

Maximum Remaining Amortization Term (Months):         360
Minimum Remaining Amortization Term (Months):         177
Wtd. Avg. Remaining Amortization Term (Months):       342

(1)  Cut-off balance as of 3/1/99.


                     Remaining Terms to Stated Maturity (1)

                                                                                     Weighted                           Weighted
         Range of                 Number of                       Percentage of      Average          Weighted          Average
     Remaining Terms              Mortgage        Cut-off Date    Initial Pool       Mortgage          Average        Cut-off Date
   to Maturity (Months)            Loans          Balance (2)        Balance           Rate           U/W DSCR          LTV Ratio
====================================================================================================================================
     58     -     108                 7            $48,782,931         3.9%            7.141%            1.31x            75.9%
     109    -     120               259          1,132,449,208        91.3%            7.344%            1.40             72.9%
     121    -     204                 5             13,549,427         1.1%            7.117%            1.38             74.8%
     205    -     289                 7             44,935,996         3.6%            6.967%            1.31             77.9%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:             278         $1,239,717,562        100.0%           7.320%            1.39x            73.2%
                                 ===================================================================================================

Maximum Remaining Term to Maturity (Months):        289
Minimum Remaining Term to Maturity (Months):         58
Wtd. Avg. Remaining Term to Maturity (Months):      122

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)  Cut-off balance as of 3/1/99.

                          Year Built/Year Renovated (1)

                                                                                      Weighted                            Weighted
                               Number of                          Percentage of       Average           Weighted          Average
     Range of Years            Mortgage         Cut-off Date      Initial Pool        Mortgage          Average         Cut-off Date
     Built/Renovated            Loans           Balance (2)         Balance            Rate             U/W DSCR          LTV Ratio
====================================================================================================================================
    1951    -    1960              6            $12,819,010           1.0%             7.208%             1.68x             62.7%
    1961    -    1970             24             79,789,581           6.4%             7.298%             1.33              76.2%
    1971    -    1980             40            168,025,746          13.6%             7.241%             1.33              74.1%
    1981    -    1990             83            330,990,240          26.7%             7.236%             1.31              75.4%
    1991    -    1998            125            648,092,985          52.3%             7.389%             1.45              71.7%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:          278         $1,239,717,562         100.0%             7.320%             1.39x             73.2%
                              ======================================================================================================

Maximum Year Built/Renovated:          1998
Minimum Year Built/Renovated:          1951
Wtd. Avg. Year Built/Renovated:        1988

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2)  Cut-off balance as of 3/1/99.


                         Occupancy Rates at Underwriting

                                                                                       Weighted                          Weighted
                                   Number of                         Percentage of     Average           Weighted        Average
         Range of                  Mortgage        Cut-off Date      Initial Pool      Mortgage          Average        Cut-off Date
   Occupancy Rates at U/W          Loans (1)        Balance (2)         Balance          Rate            U/W DSCR        LTV Ratio
====================================================================================================================================
    50.0%    -     69.9%               2             $5,648,370           0.5%           7.040%            1.39x           54.8%
    70.0%    -     79.9%               2              4,425,045           0.4%           6.903%            1.38            73.6%
    80.0%    -     89.9%              14             42,793,947           3.5%           7.363%            1.40            67.2%
    90.0%    -     94.9%              50            239,045,962          19.3%           7.262%            1.31            76.1%
    95.0%    -    100.0%             184            831,465,195          67.1%           7.317%            1.31            75.4%

                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:              252         $1,123,378,518          90.6%           7.304%            1.31x           75.1%
                                  ==================================================================================================

Maximum Occupancy Rate at U/W:        100.0%
Minimum Occupancy Rate at U/W:         50.0%
Wtd. Avg. Occupancy Rate at U/W:       96.4%

(1)  Does not include any Mortgage Loans secured by hotel properties.
(2)  Cut-off balance as of 3/1/99.

                    Underwriting Debt Service Coverage Ratios

                                                                                    Weighted                           Weighted
                                Number of                         Percentage of     Average          Weighted          Average
        Range of                Mortgage         Cut-off Date     Initial Pool      Mortgage         Average         Cut-off Date
        U/W DSCRs                Loans           Balance (1)         Balance          Rate           U/W DSCR          LTV Ratio
====================================================================================================================================
    1.20x    -    1.29            107            $618,510,184         49.9%           7.387%            1.25x            76.6%
    1.30     -    1.39             87             334,357,109         27.0%           7.243%            1.33             74.4%
    1.40     -    1.49             46             154,796,906         12.5%           7.291%            1.42             74.2%
    1.50     -    1.59             12              24,598,983          2.0%           7.007%            1.53             67.1%
    1.60     -    2.54x            26             107,454,379          8.7%           7.286%            2.29             50.2%

                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:           278          $1,239,717,562        100.0%           7.320%            1.39x            73.2%
                                ====================================================================================================

Maximum Underwriting DSCR:             2.54x
Minimum Underwriting DSCR:             1.20x
Wtd. Avg. Underwriting DSCR:           1.39x

(1)  Cut-off balance as of 3/1/99.


                        Cut-off Date Loan-to-Value Ratios

                                                                                    Weighted                          Weighted
                                 Number of                        Percentage of     Average          Weighted         Average
  Range of Cut-off Date          Mortgage       Cut-off Date      Initial Pool      Mortgage         Average        Cut-off Date
  Loan-to-Value Ratios            Loans          Balance (1)        Balance           Rate           U/W DSCR         LTV Ratio
====================================================================================================================================
   16.20%   -    50.00%             18           $77,184,406          6.2%           7.334%            2.42x            44.1%
   50.01%   -    60.00%             19            55,551,024          4.5%           7.286%            1.59             57.4%
   60.01%   -    70.00%             41           125,826,621         10.1%           7.443%            1.36             66.2%
   70.01%   -    75.00%             72           266,261,177         21.5%           7.372%            1.33             73.1%
   75.01%   -    80.00%            121           662,639,360         53.5%           7.250%            1.30             78.6%
   80.01%   -    82.50%              7            52,254,974          4.2%           7.657%            1.25             81.6%

                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:            278        $1,239,717,562        100.0%           7.320%            1.39x            73.2%
                                ====================================================================================================

Maximum Cut-off Date LTV Ratio:            82.5%
Minimum Cut-off Date LTV Ratio:            16.2%
Wtd. Avg. Cut-off Date LTV Ratio:          73.2%

(1)  Cut-off balance as of 3/1/99.

                             Mortgage Loans by State

                                                                                     Weighted                          Weighted
                               Number of                           Percentage of     Average          Weighted         Average
                               Mortgage            Cut-off Date    Initial Pool      Mortgage         Average        Cut-off Date
State                            Loans              Balance (1)       Balance          Rate           U/W DSCR        LTV Ratio
====================================================================================================================================
Texas                             52               $234,315,460        18.9%           7.309%            1.31x           75.0%
California                        43                169,156,706        13.6%           7.287%            1.31            75.7%
Florida                           19                123,548,452        10.0%           7.728%            1.34            75.9%
Michigan                          17                 59,538,902         4.8%           7.328%            1.44            71.6%
Tennessee                          2                 45,946,295         3.7%           6.906%            1.28            75.4%
North Carolina                     9                 42,498,893         3.4%           7.456%            1.89            62.2%
Pennsylvania                       4                 40,233,429         3.2%           7.253%            1.35            78.7%
Massachusetts                      6                 37,807,595         3.0%           7.483%            1.39            70.6%
Louisiana                          5                 36,317,290         2.9%           7.698%            1.34            76.9%
Virginia                           3                 34,591,554         2.8%           7.206%            1.33            78.1%
Georgia                            7                 32,757,166         2.6%           7.149%            1.72            67.3%
Ohio                               9                 31,646,065         2.6%           7.157%            1.33            75.2%
Colorado                           8                 30,301,170         2.4%           7.292%            1.30            68.2%
South Carolina                     8                 28,520,688         2.3%           7.040%            1.74            64.8%
New Jersey                         7                 28,088,527         2.3%           7.383%            1.29            72.3%
New York                           7                 26,991,196         2.2%           7.434%            1.76            66.3%
Illinois                           9                 25,704,850         2.1%           6.930%            1.44            72.2%
Indiana                            7                 23,789,539         1.9%           7.300%            1.42            72.6%
Washington                         7                 19,746,085         1.6%           7.213%            1.31            73.8%
Maryland                           6                 18,946,349         1.5%           7.212%            1.46            69.0%
New Hampshire                      5                 18,607,922         1.5%           6.911%            1.30            69.8%
Nevada                             4                 15,870,796         1.3%           7.348%            1.27            76.3%
Oklahoma                           1                 14,487,822         1.2%           6.940%            1.27            78.7%
Arizona                            4                 13,558,040         1.1%           7.307%            1.99            54.7%
Maine                              3                 11,724,123         0.9%           7.424%            1.35            63.3%
Wisconsin                          2                 10,492,750         0.8%           7.336%            1.27            75.1%
Kansas                             1                  9,841,203         0.8%           6.820%            1.40            77.5%
Oregon                             2                  7,277,959         0.6%           7.144%            1.82            60.5%
Missouri                           4                  7,043,268         0.6%           7.972%            1.39            68.7%
Mississippi                        3                  6,841,796         0.6%           6.925%            1.37            75.8%
Minnesota                          4                  6,785,324         0.5%           7.678%            1.36            74.8%
Alabama                            3                  6,780,746         0.5%           7.209%            1.27            74.9%
Connecticut                        1                  6,300,000         0.5%           7.610%            1.26            70.0%
District of Columbia               2                  5,651,491         0.5%           7.489%            1.26            77.0%
Delaware                           2                  4,962,484         0.4%           6.680%            1.35            79.7%
New Mexico                         1                  1,546,334         0.1%           7.890%            1.33            58.9%
Utah                               1                  1,499,290         0.1%           7.720%            1.25            77.9%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:          278             $1,239,717,562       100.0%           7.320%            1.39x           73.2%
                              ======================================================================================================

(1)  Cut-off balance as of 3/1/99.


                              Mortgage Loan Seller

                                                                                      Weighted                          Weighted
                               Number of                          Percentage of       Average          Weighted         Average
                               Mortgage           Cut-off Date    Initial Pool        Mortgage         Average        Cut-off Date
Mortgage Loan Seller             Loans             Balance (1)       Balance            Rate           U/W DSCR         LTV Ratio
====================================================================================================================================
G.E. Capital Access               176              $863,255,474        69.6%           7.318%            1.40x            73.2%
Column                            102               376,462,087        30.4%           7.324%            1.36             73.2%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:           278            $1,239,717,562       100.0%           7.320%            1.39x            73.2%
                              ======================================================================================================

(1) Cut-off balance as of 3/1/99.

                         Mortgage Loans by Property Type

                                                                                      Weighted                          Weighted
                                Number of                         Percentage of       Average           Weighted        Average
                                Mortgage         Cut-off Date     Initial Pool        Mortgage          Average       Cut-off Date
Property Type                    Loans            Balance (1)        Balance            Rate            U/W DSCR        LTV Ratio
====================================================================================================================================
Multifamily                       106            $442,121,682         35.7%             7.144%             1.30x         76.6%
Retail                             59             310,401,887         25.0%             7.483%             1.30          76.2%
Hotel                              26             116,339,043          9.4%             7.479%             2.13          54.5%
Office                             24             110,681,155          8.9%             7.451%             1.31          71.9%
Mixed Use                          18             103,267,224          8.3%             7.278%             1.32          69.7%
Manufactured Housing               24              82,350,974          6.6%             7.165%             1.38          75.4%
Self Storage                       16              39,245,939          3.2%             7.465%             1.36          72.8%
Industrial                          5              35,309,656          2.8%             7.481%             1.42          74.5%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:           278          $1,239,717,562        100.0%             7.320%             1.39x         73.2%
                              ======================================================================================================

(1)  Cut-off balance as of 3/1/99.


                       Mortgage Loans by Property Sub-Type

                                                                                          Weighted                       Weighted
                                          Number of                     Percentage of     Average         Weighted       Average
                                          Mortgage      Cut-off Date    Initial Pool      Mortgage        Average      Cut-off Date
Property Type Property Sub-Type            Loans         Balance (1)       Balance          Rate          U/W DSCR       LTV Ratio
===================================================================================================================================
Retail
              Anchored                      33         $232,363,365         18.7%          7.499%           1.29x          76.5%
              Unanchored                    26           78,038,522          6.3%          7.434%           1.32           75.5%

                                        -------------------------------------------------------------------------------------------
Total/Weighted Average:                     59         $310,401,887         25.0%          7.483%           1.30x          76.2%
                                        ===========================================================================================

Hotel
              Limited Service (2)           24          $98,973,828          8.0%          7.417%           2.26x          51.4%
              Full Service                   2           17,365,216          1.4%          7.834%           1.43           72.3%

                                        -------------------------------------------------------------------------------------------
Total/Weighted Average:                     26         $116,339,043          9.4%          7.479%           2.13x          54.5%
                                        ===========================================================================================

(1)  Cut-off balance as of 3/1/99.
(2) The Winston Loan properties, which have a combined 2.54x DSCR and 43.6% LTV, comprise 71.5% of the limited service hotels.

                   Prepayment Provision as of the Cut-off Date

                                                                                   Weighted          Weighted
                                                                                   Average           Average
                                                                                  Remaining         Remaining          Weighted
          Range of               Number of                      Percentage of      Lockout           Lockout           Average
    Remaining Terms to           Mortgage        Cut-off Date   Initial Pool       Period        Plus YM Period        Maturity
Stated Maturity (Years) (1)       Loans           Balance (2)     Balance          (Years)           (Years)           (Years)
====================================================================================================================================
     4.0    -      4.9               1             $7,137,562       0.6%              4.6               4.6               4.8
     6.0    -      6.9               4             35,148,655       2.8%              6.4               6.4               6.8
     7.0    -      7.9               1              3,802,289       0.3%              3.8               6.7               7.2
     8.0    -      8.9               1              2,694,425       0.2%              1.8               8.8               8.8
     9.0    -      9.9             253          1,094,619,208      88.3%              9.1               9.4               9.8
    10.0    -     10.9               6             37,830,000       3.1%              9.2               9.6              10.0
    11.0    -     11.9               1              2,956,573       0.2%             11.6              11.6              11.9
    14.0    -     14.9               4             10,592,854       0.9%             11.5              14.1              14.6
    19.0    -     19.9               4             22,141,083       1.8%              9.9              18.4              19.7
    24.0    -     24.9               3             22,794,913       1.8%              8.6              20.8              24.0

                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:            278         $1,239,717,562     100.0%              9.0               9.7              10.1
                                ====================================================================================================

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)  Cut-off balance as of 3/1/99.


                                Prepayment Option

                                                                                       Weighted        Weighted
                                                                                       Average         Average
                                                                                      Remaining       Remaining         Weighted
                                                                   Percentage of       Lockout         Lockout          Average
                                     Number of     Cut-off Date      Initial           Period      Plus YM Period       Maturity
    Prepayment Option                 Loans         Balance (1)    Pool Balance        (Years)         (Years)         (Years) (2)
====================================================================================================================================
Lockout / Defeasance                   253       $ 1,134,250,750       91.5%             9.4             9.4               9.7
Lockout / Yield Maintenance             24           104,021,536        8.4%             5.4            13.7              14.7
Lockout                                  1             1,445,275        0.1%             1.9             1.9               9.7

                                    ------------------------------------------------------------------------------------------------
Total/Weighted Average:                278       $ 1,239,717,562      100.0%             9.0             9.7              10.1
                                    ================================================================================================

(1)  Cut-off balance as of 3/1/99.
(2) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

                      Mortgage Pool Prepayment Profile (1)

                                                                              % of Pool
               Months Since   Number of   Outstanding          % of Pool        Yield      % of Pool
    Date       Cut-off Date     Loans     Balance (mm)          Lockout      Maintenance      Open        Total
===============================================================================================================
   Mar-99            0           278        $1,239.7             100.0%          0.0%         0.0%       100.0%

   Mar-00           12           278        $1,227.4             100.0%          0.0%         0.0%       100.0%

   Mar-01           24           278        $1,213.9              99.7%          0.2%         0.1%       100.0%

   Mar-02           36           278        $1,199.2              96.2%          3.7%         0.1%       100.0%

   Mar-03           48           278        $1,183.4              95.2%          4.7%         0.1%       100.0%

   Mar-04           60           277        $1,159.9              94.9%          5.0%         0.1%       100.0%

   Mar-05           72           277        $1,141.7              94.9%          5.0%         0.1%       100.0%

   Mar-06           84           273        $1,090.0              94.8%          4.8%         0.4%       100.0%

   Mar-07           96           272        $1,066.1              94.8%          5.1%         0.1%       100.0%

   Mar-08          108           271        $1,042.1              92.4%          6.0%         1.6%       100.0%

   Mar-09          120            12           $47.0              20.1%         77.0%         2.9%       100.0%

   Mar-10          132            12           $45.4              20.2%         77.0%         2.8%       100.0%

   Mar-11          144            11           $41.1              15.4%         81.7%         2.9%       100.0%

   Mar-12          156            11           $39.2              15.4%         81.9%         2.7%       100.0%

   Mar-13          168            11           $37.3              15.4%         76.2%         8.4%       100.0%

   Mar-14          180             7           $28.0               1.3%         95.8%         2.9%       100.0%

   Mar-15          192             7           $26.1               1.1%         96.3%         2.6%       100.0%

   Mar-16          204             7           $24.1               1.0%         96.8%         2.2%       100.0%

   Mar-17          216             7           $21.9               0.8%         97.5%         1.7%       100.0%

   Mar-18          228             7           $19.6               0.5%         85.3%        14.2%       100.0%
===============================================================================================================


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

--------------------------------------------------------------------------------

                                 TRUSTEE REPORT

                                Table of Contents

==================================================================


STATEMENT SECTIONS                                   PAGE(s)
-----------------                                    -------

Certificate Distribution Detail                         2
Certificate Factor Detail                               3
Reconciliation Detail                                   4
Other Required Information                              5
Ratings Detail                                          6
Current Mortgage Loan and Property
 Stratification Tables                                 7-9
Mortgage Loan Detail                                    10
Principal Prepayment Detail                             11
Historical Detail                                       12
Delinquency Loan Detail                                 13
Specially Serviced Loan Detail                        14-15
Modified Loan Detail                                    16
Liquidated Loan Detail                                  17

==================================================================

        Underwriter                            Servicer                                    Special Servicer
============================       =====================================        ======================================
Donaldson, Lufkin & Jenrette       GE Capital Loan Services Inc.                Banc One Mortgage Capital Markets, LLC
Securities Corporation             363 North Sam Houston Parkway, East          1717 Main Street, 14th Floor
277 Park Avenue                    Suite 1200                                   Dallas, TX 75201
New York, NY 10172                 Houston, TX 77060

Contact:  N. Dante LaRocca         Contact:      Shelly Shrimpton               Contact:      Paul G. Smyth
Phone Number: (212) 892-3000       Phone Number: (281) 405-7087                 Phone Number: (214) 290-2505
============================       ====================================         ======================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 1 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

                         Certificate Distribution Detail

=========================================================================================================================
                                 Pass-Through         Original          Beginning         Principal           Interest
  Class            CUSIP             Rate             Balance            Balance         Distribution       Distribution
=========================================================================================================================
   A-1A                            0.000000%             0.00               0.00             0.00               0.00
   A-1B                            0.000000%             0.00               0.00             0.00               0.00
   A-2                             0.000000%             0.00               0.00             0.00               0.00
   A-3                             0.000000%             0.00               0.00             0.00               0.00
   A-4                             0.000000%             0.00               0.00             0.00               0.00
   B-1                             0.000000%             0.00               0.00             0.00               0.00
   B-2                             0.000000%             0.00               0.00             0.00               0.00
   B-3                             0.000000%             0.00               0.00             0.00               0.00
   B-4                             0.000000%             0.00               0.00             0.00               0.00
   B-5                             0.000000%             0.00               0.00             0.00               0.00
   B-6                             0.000000%             0.00               0.00             0.00               0.00
   B-7                             0.000000%             0.00               0.00             0.00               0.00
   B-8                             0.000000%             0.00               0.00             0.00               0.00
    C                              0.000000%             0.00               0.00             0.00               0.00
   D-1                             0.000000%             0.00               0.00             0.00               0.00
   D-2                             0.000000%             0.00               0.00             0.00               0.00
   R-I                             0.000000%             0.00               0.00             0.00               0.00
   R-II                            0.000000%             0.00               0.00             0.00               0.00
  R-III                            0.000000%             0.00               0.00             0.00               0.00
=========================================================================================================================
  Totals                                                 0.00               0.00             0.00               0.00
=========================================================================================================================

===========================================================================================================
                                    Realized Loss/                                              Current
                 Prepayment        Additional Trust          Total             Ending        Subordination
  Class           Penalties         Fund Expenses        Distribution         Balance          Level (1)
===========================================================================================================
   A-1A              0.00                0.00                0.00              0.00              0.00%
   A-1B              0.00                0.00                0.00              0.00              0.00%
   A-2               0.00                0.00                0.00              0.00              0.00%
   A-3               0.00                0.00                0.00              0.00              0.00%
   A-4               0.00                0.00                0.00              0.00              0.00%
   B-1               0.00                0.00                0.00              0.00              0.00%
   B-2               0.00                0.00                0.00              0.00              0.00%
   B-3               0.00                0.00                0.00              0.00              0.00%
   B-4               0.00                0.00                0.00              0.00              0.00%
   B-5               0.00                0.00                0.00              0.00              0.00%
   B-6               0.00                0.00                0.00              0.00              0.00%
   B-7               0.00                0.00                0.00              0.00              0.00%
   B-8               0.00                0.00                0.00              0.00              0.00%
    C                0.00                0.00                0.00              0.00              0.00%
   D-1               0.00                0.00                0.00              0.00              0.00%
   D-2               0.00                0.00                0.00              0.00              0.00%
   R-I               0.00                0.00                0.00              0.00              0.00%
   R-II              0.00                0.00                0.00              0.00              0.00%
  R-III              0.00                0.00                0.00              0.00              0.00%
===========================================================================================================
  Totals             0.00                0.00                0.00              0.00
===========================================================================================================

====================================================================================================================================
                                          Original      Beginning                                                      Ending
                         Pass-Through     Notional      Notional       Interest      Prepayment        Total          Notional
  Class        CUSIP         Rate          Amount        Amount      Distribution     Penalties    Distribution        Amount
====================================================================================================================================
    S                      0.000000%                      0.00           0.00           0.00           0.00               0.00
====================================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

--------------------------------------------------------------------------------

                           Certificate Factor Detail

====================================================================================================================
                         Beginning      Principal     Interest     Prepayment      Realized Loss/        Ending
   Class     CUSIP        Balance      Distribution  Distribution   Penalties     Additional Trust      Balance
                                                                                   Fund Expenses
====================================================================================================================
   A-1A                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   A-1B                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-5                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-6                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-7                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-8                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
     C                 0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    R-I                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-II                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-III               0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
====================================================================================================================

===============================================================================
                         Beginning                                     Ending
   Class     CUSIP       National        Interest     Prepayment       Notional
                          Amount       Distribution   Penalties         Amount
===============================================================================

    S                  0.00000000      0.00000000     0.00000000     0.00000000
===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 3 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                              Reconciliation Detail

              Advance Summary                                               Servicing Fee Breakdowns

P & I Advances Outstanding                   0.00           Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding               0.00           Less Delinquent Master Servicing Fees                              0.00
                                                            Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on Advances       0.00           Plus Master Servicing Fees for Delinquent Payments Received        0.00
Paid from general collections                               Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                            Total Master Servicing Fees Collected                              0.00



Certificate Interest Reconciliation

====================================================================================================================================
             Accrued      Net Aggregate    Distributable      Distributable        Additional                    Remaining Unpaid
           Certificate     Prepayment       Certificate    Certificate Interest    Trust Fund     Interest        Distributable
  Class     Interest   Interest Shortfall    Interest           Adjustment          Expenses    Distribution   Certificate Interest
====================================================================================================================================
    S        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1A      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1B      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-5       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-6       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-7       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-8       0.00             0.00              0.00                0.00               0.00          0.00               0.00
    C        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================
   Total     0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                           Other Required Information

Available Distribution Amount                  0.00             Cumulative Realized Losses
                                                                Class A-1A                                         0.00
                                                                Class A-1B                                         0.00
Original Number of Outstanding Loans              0             Class A-2                                          0.00
                                                                Class A-3                                          0.00
Aggregate Number of Outstanding Loans             0             Class A-4                                          0.00
                                                                Class B-1                                          0.00
                                                                Class B-2                                          0.00
Aggregate Stated Principal Balance of Loans    0.00             Class B-3                                          0.00
                                                                Class B-4                                          0.00
Aggregate Unpaid Principal Balance of Loans    0.00             Class B-5                                          0.00
                                                                Class B-6                                          0.00
                                                                Class B-7                                          0.00
Aggregate Amount of Master Servicing Fee       0.00             Class C                                            0.00

Aggregate Amount of Special Servicing Fee      0.00             Appraised Reduction Amount

Aggregate Amount of Trustee Fee                0.00             ============================================================
                                                                                           Appraisal        Date Appraisal
Aggregate Trust Fund Expenses                  0.00                     Loan               Reduction          Reduction
                                                                       Number               Amount             Effected
Interest Reserve Deposit                       0.00             ============================================================



Specially Serviced Loans not Delinquent

         Number of Outstanding Loans              0

         Aggregate Unpaid Principal Balance    0.00                    Total
                                                                ============================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                                 Ratings Detail

====================================================================================================================
                                        Original Ratings                                 Current Ratings (1)
  Class       CUSIP           -----------------------------------               -----------------------------------
                              DCR     Fitch     Moody's     S & P               DCR     Fitch     Moody's     S & P
====================================================================================================================
    S
   A-1A
   A-1B
   A-2
   A-3
   A-4
   B-1
   B-2
   B-3
   B-4
   B-5
   B-6
   B-7
   B-8
    C
   D-1
   D-2
====================================================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.    Fitch IBCA, Inc.              Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street              One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois 60603            New York, New York 10004      New York, New York 10007      New York, New York 10004
(312) 368-3100                     (212) 908-0500                (212) 553-0300                (212) 208-8000


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999




               Current Mortgage Loan and Property Stratification Tables

                        Scheduled Balance                                                     State(3)
=================================================================    =============================================================
                                   % of                                                          % of
Scheduled    # of     Scheduled    Agg.   WAM          Weighted              # of   Scheduled    Agg.    WAM           Weighted
 Balance     Loans     Balance     Bal.   (2)   WAC   Avg DSCR(1)    State   Props.  Balance     Bal.    (2)    WAC   Avg DSCR(1)
=================================================================    =============================================================




















=================================================================    ============================================================
  Totals                                                               Totals
=================================================================    ============================================================



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999






            Current Mortgage Loan and Property Stratification Tables



                       Debt Service Coverage Ratio
================================================================================
                                          % of
  Debt Service     # of     Scheduled     Agg.     WAM             Weighted
 Coverage Ratio    Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                              Property Type(3)
================================================================================
                                          % of
  Property         # of     Scheduled     Agg.     WAM             Weighted
    Type           Props.    Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                                Note Rate

================================================================================
                                          % of
    Note           # of     Scheduled     Agg.     WAM             Weighted
    Rate           Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================











                                Seasoning
================================================================================
                                          % of
                   # of     Scheduled     Agg.     WAM             Weighted
   Seasoning       Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================





See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


            Current Mortgage Loan and Property Stratification Table

                            Anticipated Remaining Term (ARD and Balloon Loans)

==========================================================================================================
                                                           % of
Anticipated Remaining         # of        Scheduled        Agg.        WAM                     Weighted
     Term(2)                 Loans         Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                              Remaining Stated Term (Fully Amortizing Loans)
==========================================================================================================
                                                          % of
  Remaining Stated           # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                           Remaining Amortization Term (ARD and Balloon Loans)
==========================================================================================================
                                                          % of
Remaining Amortization       # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC        Avg DSCR (1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                                          Age of Most Recent NOI
==========================================================================================================
                                                          % of
     Age of Most             # of        Scheduled        Agg.        WAM                     Weighted
     Recent NOI              Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
          Standard Information Package.
     (ii) An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                              Mortgage Loan Detail

===========================================================================================================================
                                                                                                 Anticipated
  Loan                   Property                             Interest    Principal    Gross      Repayment       Maturity
 Number        ODCR       Type(1)      City        State      Payment      Payment     Coupon       Date            Date
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================


===========================================================================================================================
                 Neg.        Beginning      Ending         Paid         Appraisal     Appraisal       Res.           Mod.
  Loan          Amount       Scheduled     Scheduled       Thru         Reduction     Reduction       Strat.         Code
 Number         (Y/N)         Balance       Balance        Date           Date         Amount          (2)           (3)
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================



         (1) Property Type Code                            (2) Resolution Strategy Code                  (3) Modification Code
         ----------------------                            ----------------------------                  ---------------------
MF - Multi-Family          OF - Office                1 - Modification       7 - REO                     1 - Maturity Date Extension
RT - Retail                MU - Mixed Use             2 - Foreclosure        8 - Resolved                2 - Amortization Change
HC - Health Care           LO - Lodging               3 - Bankruptcy         9 - Pending Return          3 - Principal Write-Off
IN - Industrial            SS - Self Storage          4 - Extension              to Master Servicer      4 - Combination
WH - Warehouse             OT - Other                 5 - Note Sale         10 - Deed in Lieu Of
MH - Mobile Home Park                                 6 - DPO                    Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999



                          Principal Prepayment Detail

============================================================================================================================
                                         Principal Prepayment Amount                       Prepayment Penalities
                 Offering Document   -----------------------------------     -----------------------------------------------
Loan Number       Cross-Reference    Payoff Amount    Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
============================================================================================================================













============================================================================================================================
   Totals
============================================================================================================================






Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999




                               Historical Detail



====================================================================================================================================
                              Delinquencies                                                  Prepayments      Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure    REO   Modifications Curtailments Payoff  Next Weighted Avg.
    Date      #  Balance   # Balance     # Balance      # Balance  # Balance  # Balance     # Amount   Amount  Coupon  Remit     WAM
====================================================================================================================================




























Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17


                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

                            Delinquency Loan Detail

=====================================================================================================================
               Offering         # of                     Current     Outstanding       Status of    Resolution
  Loan         Document        Months    Paid Through     P & I         P & I          Mortgage      Strategy
 Number     Cross-Reference    Delinq.      Date         Advances     Advances          Loan(1)       Code(2)
=====================================================================================================================







=====================================================================================================================
 Totals
=====================================================================================================================

=====================================================================================================================
                                                       Current      Outstanding
  Loan             Servicing          Foreclosure     Servicing      Servicing                             REO
 Number          Transfer Date           Date         Advances       Advances         Bankruptcy Date      Date
=====================================================================================================================





=====================================================================================================================
 Totals
=====================================================================================================================

                  (1) Status of Mortgage Loan                                   (2) Resolution Strategy Code
                  ---------------------------                                   ----------------------------
A - Payment Not Received        2 - Two Months Delinquent                1 - Modification       7 - REO
    But Still in Grace Period   3 - Three Or More Months Delinquent      2 - Foreclosure        8 - Resolved
B - Late Payment But Less       4 - Assumed Scheduled Payment            3 - Bankruptcy         9 - Pending Return
    Than 1 Month Delinquent         (Performing Matured Balloon)         4 - Extension              to Master Servicer
0 - Current                     7 - Foreclosure                          5 - Note Sale         10 - Deed in Lieu Of
1 - One Month Delinquent        9 - REO                                  6 - DPO                    Foreclosure

**Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                    Specially Serviced Loan Detail - Part 1

==================================================================================================================================
                                  Offering       Servicing    Resolution
Distribution         Loan         Document       Transfer      Strategy      Scheduled      Property                     Interest
   Date             Number    Cross-Reference      Date         Code(1)       Balance        Type(2)        State          Rate
==================================================================================================================================







==================================================================================================================================


==================================================================================================================================
                                    Net                                                                    Remaining
Distribution        Actual       Operating        NOI                          Note        Maturity      Amortization
   Date             Balance        Income         Date          DSCR           Date          Date            Term
==================================================================================================================================







==================================================================================================================================




            (1) Resolution Strategy Code                                             (2) Property Type Code
            ----------------------------                                             ----------------------
1 - Modification                  7 - REO                                 MF - Multi-Family                OF - Office
2 - Foreclosure                   8 - Resolved                            RT - Retail                      MU - Mixed Use
3 - Bankruptcy                    9 - Pending Return                      HC - Health Care                 LO - Lodging
4 - Extension                         to Master Servicer                  IN - Industrial                  SS - Self Storage
5 - Note Sale                    10 - Deed in Lieu Of                     WH - Warehouse                   OT - Other
6 - DPO                               Foreclosure                         MH - Mobile Home Park


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                                          Offering            Resolution            Site
 Distribution            Loan             Document             Strategy          Inspection
     Date               Number         Cross-Reference          Code(1)             Date                          Comment
===================================================================================================================================











===================================================================================================================================


===================================================================================================================================
 Distribution                            Appraisal           Appraisal              Other REO
     Date            Phase 1 Date           Date               Value            Property Revenue                  Comment
===================================================================================================================================











===================================================================================================================================





                        (1) Resolution Strategy Code
                        ----------------------------

            1 - Modification                   7 - REO
            2 - Foreclosure                    8 - Resolved
            3 - Bankruptcy                     9 - Pending Return
            4 - Extension                          to Master Servicer
            5 - Note Sale                     10 - Deed in Lieu Of
            6 - DPO                                Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                              Modified Loan Detail

===================================================================================================================================
                     Offering
    Loan             Document            Pre-Modification         Modification
   Number         Cross-Reference            Balance                 Balance                      Modification Description
===================================================================================================================================













===================================================================================================================================
   Total
===================================================================================================================================





Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999



                            Liquidated Loan Detail

=====================================================================================================================
            Final Recovery      Offering                                                            Gross Proceeds
  Loan      Determination       Docuument        Appraisal    Appraisal     Actual     Gross           as a % of
 Number         Date         Cross-Reference        Date        Value      Balance    Proceeds       Actual Balance
=====================================================================================================================









=====================================================================================================================
  Current Total
=====================================================================================================================
Cumulative Total
=====================================================================================================================

===========================================================================================
                Aggregate         Net         Net Proceeds                    Repurchased
  Loan         Liquidation     Liquidation     as a % of          Realized     by Seller
 Number         Expenses        Expenses      Actual Balance       Loss         (Y/N)
===========================================================================================










===========================================================================================
  Current Total
===========================================================================================
Cumulative Total
===========================================================================================




* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C


                     DECREMENT TABLES FOR CLASS A, CLASS B-1
                           AND CLASS B-2 CERTIFICATES


         Percentage of Initial Class Principal Balance Outstanding For:


                                                        Class A-1A Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%            100%              100%             100%
March  2000..............................            94%             94%             94%               94%              94%
March  2001..............................            88%             88%             88%               88%              88%
March  2002..............................            81%             81%             81%               81%              81%
March  2003..............................            74%             74%             74%               74%              74%
March  2004..............................            63%             63%             63%               63%              63%
March  2005..............................            55%             55%             55%               55%              55%
March  2006..............................            32%             31%             31%               30%              29%
March  2007..............................            21%             20%             20%               20%              20%
March  2008..............................            10%              9%              9%                8%               2%
March 2009 and thereafter................             0%              0%              0%                0%               0%
Wtd.  Avg.  Life (yrs):..................          5.70            5.67            5.65              5.63             5.57


                                                        Class A-1B Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%            100%              100%             100%
March  2000..............................           100%            100%            100%              100%             100%
March  2001..............................           100%            100%            100%              100%             100%
March  2002..............................           100%            100%            100%              100%             100%
March  2003..............................           100%            100%            100%              100%             100%
March  2004..............................           100%            100%            100%              100%             100%
March  2005..............................           100%            100%            100%              100%             100%
March  2006..............................           100%            100%            100%              100%             100%
March  2007..............................           100%            100%            100%              100%             100%
March  2008..............................           100%            100%            100%              100%             100%
March  2009 and thereafter...............             0%              0%              0%                0%               0%
Wtd.  Avg.  Life (yrs):..................          9.67            9.65            9.63              9.60             9.39

         Percentage of Initial Class Principal Balance Outstanding For:


                                                        Class A-2 Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%            100%              100%             100%
March  2000..............................           100%            100%            100%              100%             100%
March  2001..............................           100%            100%            100%              100%             100%
March  2002..............................           100%            100%            100%              100%             100%
March  2003..............................           100%            100%            100%              100%             100%
March  2004..............................           100%            100%            100%              100%             100%
March  2005..............................           100%            100%            100%              100%             100%
March  2006..............................           100%            100%            100%              100%             100%
March  2007..............................           100%            100%            100%              100%             100%
March  2008..............................           100%            100%            100%              100%             100%
March  2009 and thereafter...............             0%              0%              0%                0%               0%
Wtd.  Avg.  Life (yrs):..................          9.84            9.82            9.78              9.78             9.61



                                                        Class A-3 Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%            100%              100%             100%
March  2000..............................           100%            100%            100%              100%             100%
March  2001..............................           100%            100%            100%              100%             100%
March  2002..............................           100%            100%            100%              100%             100%
March  2003..............................           100%            100%            100%              100%             100%
March  2004..............................           100%            100%            100%              100%             100%
March  2005..............................           100%            100%            100%              100%             100%
March  2006..............................           100%            100%            100%              100%             100%
March  2007..............................           100%            100%            100%              100%             100%
March  2008..............................           100%            100%            100%              100%             100%
March  2009 and thereafter...............             0%              0%              0%                0%               0%
Wtd.  Avg.  Life (yrs):..................          9.86            9.86            9.86              9.82             9.61

         Percentage of Initial Class Principal Balance Outstanding For:


                                                        Class A-4 Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%            100%              100%             100%
March  2000..............................           100%            100%            100%              100%             100%
March  2001..............................           100%            100%            100%              100%             100%
March  2002..............................           100%            100%            100%              100%             100%
March  2003..............................           100%            100%            100%              100%             100%
March  2004..............................           100%            100%            100%              100%             100%
March  2005..............................           100%            100%            100%              100%             100%
March  2006..............................           100%            100%            100%              100%             100%
March  2007..............................           100%            100%            100%              100%             100%
March  2008..............................           100%            100%            100%              100%             100%
March  2009 and thereafter...............             0%              0%              0%                0%               0%
Wtd.  Avg.  Life (yrs):..................          9.86            9.86            9.86              9.86             9.62


                                                        Class B-1 Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%            100%              100%             100%
March  2000..............................           100%            100%            100%              100%             100%
March  2001..............................           100%            100%            100%              100%             100%
March  2002..............................           100%            100%            100%              100%             100%
March  2003..............................           100%            100%            100%              100%             100%
March  2004..............................           100%            100%            100%              100%             100%
March  2005..............................           100%            100%            100%              100%             100%
March  2006..............................           100%            100%            100%              100%             100%
March  2007..............................           100%            100%            100%              100%             100%
March  2008..............................           100%            100%            100%              100%             100%
March  2009 and thereafter...............             0%              0%              0%                0%               0%
Wtd.  Avg.  Life (yrs):..................          9.86            9.86            9.86              9.86             9.70

         Percentage of Initial Class Principal Balance Outstanding For:


                                                        Class B-2 Certificates
Distribution Date                                 0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR       100.00% CPR
                                                  ---------      ----------      ----------       ----------       -----------
Closing Date.............................           100%            100%             100%             100%             100%
March  2000..............................           100%            100%             100%             100%             100%
March  2001..............................           100%            100%             100%             100%             100%
March  2002..............................           100%            100%             100%             100%             100%
March  2003..............................           100%            100%             100%             100%             100%
March  2004..............................           100%            100%             100%             100%             100%
March  2005..............................           100%            100%             100%             100%             100%
March  2006..............................           100%            100%             100%             100%             100%
March  2007..............................           100%            100%             100%             100%             100%
March  2008..............................           100%            100%             100%             100%             100%
March  2009 and thereafter...............             0%              0%               0%               0%               0%
Wtd.  Avg.  Life (yrs):..................          9.86            9.86             9.86             9.86             9.70

                                    EXHIBIT D

                 PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES


                  Corporate Bond Equivalent (CBE) Yield of the
                      Class S Certificates at Various CPRs
                        1.0980% Initial Pass-Through Rate
                  Initial Class Notional Amount $1,239,717,562

     Price (32nds)*           0.00% CPR         25.00% CPR         50.00% CPR          75.00% CPR         100.00% CPR
     --------------           ---------         ----------         ----------          ----------         -----------
                             CBE Yield %        CBE Yield %        CBE Yield %         CBE Yield %         CBE Yield %
                             -----------        -----------        -----------         -----------         -----------
          5-12                 11.97%             11.93%              11.90%              11.85%             11.58%
          5-16                 11.37%             11.33%              11.29%              11.25%             10.96%
          5-20                 10.79%             10.75%              10.71%              10.66%             10.38%
          5-24                 10.23%             10.18%              10.15%              10.10%              9.81%
          5-28                  9.69%              9.64%               9.60%               9.56%              9.26%
          6-00                  9.16%              9.12%               9.08%               9.03%              8.73%
          6-04                  8.66%              8.61%               8.57%               8.53%              8.22%
          6-08                  8.17%              8.12%               8.08%               8.04%              7.73%
          6-12                  7.70%              7.65%               7.61%               7.56%              7.25%

----------
*    Exclusive of accrued interest.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT E

                               SUMMARY TERM SHEET

                          DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CG1

                                 $1,109,547,000
                                  (Approximate)
                              Offered Certificates


 [LOGO]                                                          [LOGO]
GE Capital                                                       COLUMN
Access, Inc.                                                    FINANCIAL

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation


                              Merrill Lynch & Co.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


Transaction Offering:

------------------------------------------------------------------------------------------------------------------------------------

                                        (%) of              Initial
                          Initial       Initial              Pass-                Wtd.
                        Certificate      Pool    Credit    Through                Avg.                 Principal   Legal
Class     Ratings(1)       Balance      Balance  Support    Rate     Description  Life(4) Maturity(4)  Window(4)   Status   ERISA(5)
-----     ----------    -----------     -------  -------   --------  -----------  ------- -----------  ---------   ------   --------


Publicly Offered Certificates:

S          Aaa/AAA    $1,239,717,562(2)   --        --     1.0980%    Variable    9.3      Apr-23    4/99 - 4/23    Public       Yes

A-1A       Aaa/AAA        218,788,000    17.65    27.00    6.0800%      Fixed     5.7      Aug-08    4/99 - 8/08    Public       Yes

A-1B       Aaa/AAA        686,205,000    55.35    27.00    6.4600%      Fixed     9.7      Jan-09    8/08 - 1/09    Public       Yes

A-2         Aa2/AA         58,887,000    4.75     22.25    6.6000%      Fixed     9.8      Feb-09    1/09 - 2/09    Public       No

A-3          A2/A          65,085,000    5.25     17.00    6.7700%   WAC Cap(3)   9.9      Feb-09    2/09 - 2/09    Public       No

A-4         A3/A-          18,596,000    1.50     15.50    6.9200%   WAC Cap(3)   9.9      Feb-09    2/09 - 2/09    Public       No

B-1        Baa2/BBB        46,489,000    3.75     11.75    7.4866%       WAC      9.9      Feb-09    2/09 - 2/09    Public       No

B-2       Baa3/BBB-        15,497,000    1.25     10.50    7.4866%       WAC      9.9      Feb-09    2/09 - 2/09    Public       No


Privately Offered Certificates(6):

B-3           --            --            --        --       --          --       --         --          --      Private-144A    No
B-4           --            --            --        --       --          --       --         --          --      Private-144A    No
B-5           --            --            --        --       --          --       --         --          --      Private-144A    No
B-6           --            --            --        --       --          --       --         --          --      Private-144A    No
B-7           --            --            --        --       --          --       --         --          --      Private-144A    No
B-8           --            --            --        --       --          --       --         --          --      Private-144A    No
C             --            --            --        --       --          --       --         --          --      Private-144A    No

------------------------------------------------------------------------------------------------------------------------------------

(1)  Moody's Investors Service, Inc. / Fitch IBCA, Inc. - -

(2) Notional amount. The Class S certificates will be interest only and not be entitled to distributions of principal.

(3) WAC Cap refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-through Rate for the subject class of certificates and a weighted average coupon derived from interest rates on the underlying mortgage loans.

(4) Reflects average life, maturity and principal window. Assumes 0% CPR, no defaults, no extensions and ARD Loans pay in full on their Anticipated Repayment Dates. Otherwise based on "Maturity Assumptions" set forth in the Prospectus Supplement.

(5) Expected to be eligible for DLJ's individual prohibited transaction exemption under ERISA.

(6) Not offered herein.


--------------------------------------------------------------------------------
Originator Profile:

The mortgage loans were originated or acquired primarily by affiliates of GE Capital Access, Inc. (GECA) and by Column Financial, Inc. (Column). Approximately 70% (by balance) of the mortgage loans are being contributed by GECA and 30% (by balance) are being contributed by Column to the Trust Fund. Approximately 99% of the mortgage loans were originated between 1998 and 1999 (by balance).

GECA is a wholly owned subsidiary of General Electric Capital Corporation
(GECC). Since 1996, GECA and its affiliates have originated or acquired approximately $5 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $15 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

Column, a wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., was created in August 1993. Column has originated over 1,800 loans totaling $7.5 billion commercial mortgage loans since its inception. Column sources, underwrites and closes various mortgage loan products through 15 production offices located throughout the country.
--------------------------------------------------------------------------------


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


Collateral Overview:

o    Total Collateral Balance:          $ 1,239,717,562

o    Avg. Cut-off Date Balance          $ 4,459,416
     per Property:

o    Loans:                             239 loans / 278 properties

o    Property Type:                     Multifamily (35.7%), Retail (25.0%),
                                        Hotel (9.4%), Other (29.9%)

o    Geographic Distribution:           36 states and DC.  TX (18.9%),
                                        CA (13.6%), FL (10.0%), Other (57.5%)

o    Amortization Types:                Balloon (73.2%), ARD (25.4%),
                                        Fully Amortizing (1.4%)

o    Wtd. Avg. DSCR:                    1.39x

o    Wtd. Avg. LTV:                     73.2%

o    Appraisals:                        100% of the appraisals state that they
                                        follow the guidelines set forth in
                                        Title XI of FIRREA.

o    Largest Loan:                      5.7%

o    Five Largest Loans:                19.6%

o    Ten Largest Loans:                 27.0%

o    Wtd. Avg. RTM:                     122 months

o    Wtd. Avg. Seasoning:               3 months

o    Gross WAC:                         7.320%

o    Call Protection:                   All of the Mortgage Loans provide for
                                        either a prepayment lockout period
                                        ("Lockout"), a defeasance period
                                        ("Defeasance") and/or a yield
                                        maintenance premium ("YMP") period or a
                                        combination thereof. As of the Cut-off
                                        Date, 100% of the Mortgage Loans provide for initial lockout periods. The remaining weighted average lockout and defeasance period for all loans is 9.0 years. All yield maintenance charges are calculated at flat-to-treasuries.

o    Defeasance:                        91.5%

o    Credit Tenant Lease:               None

o    Premium Loans:                     None


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


o    Participation Loans:               None

o    Secured Subordinate Debt:          1.3%

o    Leasehold:                         1.7%

o    Delinquency:                       No loan delinquent 30 days or more as
                                        of the Cut-off Date.

Transaction Overview:

o    Structure:                         Senior/subordinated, sequential pay
                                        pass-through bonds.

o    Managers:                          Donaldson, Lufkin & Jenrette
                                        (Book Runner-Lead) / Merrill Lynch & Co.

o    Mortgage Loan Sellers:             GE Capital Access, Inc. /
                                        Column Financial, Inc.

o    Rating Agencies:                   Moody's Investors Service, Inc. /
                                        Fitch IBCA, Inc.

o    Master Servicer:                   GE Capital Loan Services, Inc.

o    Special Servicer:                  Banc One Mortgage Capital Markets, LLC

o    Trustee:                           Norwest Bank Minnesota, National Association

o    Cut-off Date:                      March 1, 1999

o    Settlement Date:                   March 29, 1999

o    Distribution:                      The 10th day of the month, or if such is
                                        not a business day, the following
                                        business day, but no sooner than the 4th
                                        business day after the fourth day of the
                                        month.

o    Delivery:                          The Depository Trust Company ("DTC")
                                        through Cede & Co.

o    ERISA:                             Classes A-1A, A-1B and S are expected to
                                        be eligible for DLJ's individual
                                        prohibited transaction exemption with
                                        respect to ERISA subject to certain
                                        conditions of eligibility.

o    SMMEA:                             None of the Offered Securities are SMMEA
                                        eligible.

o    Tax Treatment:                     REMIC

o    Optional Termination:              1%

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


o    Analytics:                         Cashflows are expected to be available
                                        through Bloomberg, the Trepp Group,
                                        Intex Solutions and Charter Research.

o    Extensions:                        The Special Servicer will be responsible
                                        for performing certain servicing
                                        functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for administering any REO properties. The
                                        Pooling and Servicing Agreement will
                                        generally permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if it determines, in accordance with the servicing standard, that it is appropriate to do so. The
                                        Special Servicer will not be permitted
                                        to grant any extension of the maturity
                                        of a Mortgage Loan beyond 60 months
                                        after its stated maturity date.

o    Controlling Class:                 The Controlling Class of
                                        Certificateholders may advise and
                                        appoint a Special Servicer and replace
                                        the existing Special Servicer. The
                                        Controlling Class will be the most
                                        subordinate Class of Certificates which
                                        has a current aggregate certificate
                                        principal amount (net of its allocable
                                        share of appraisal reduction amounts) no less than 20% of its original aggregate certificate principal balance.

o    Advances:                          The Master Servicer will be obligated to
                                        make advances of scheduled principal and interest payments, excluding balloon payments, subject to recoverability determination and appraisal reductions.
                                        If the Master Servicer fails to make a
                                        required Advance, the Trustee will be
                                        obligated to make such Advances.

o    Appraisal Reductions:              An appraisal reduction generally will be
                                        created in the amount, if any, by which
                                        the Stated Principal Balance of a
                                        Specially Serviced Mortgage Loan (plus
                                        other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property.
                                        The Appraisal Reduction Amount will
                                        reduce proportionately the interest
                                        portion (but not the principal portion)
                                        of any amount of P&I Advances for such
                                        loan, which reduction will result, in
                                        general, in a reduction of interest
                                        distributable to the most subordinate
                                        Class of Principal Balance Certificates
                                        outstanding. An appraisal reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least twelve consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

Structure Description:

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               Administrative Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Class  A-1A         Aaa/AAA            Public
Class  A-1B         Aaa/AAA            Public
Class   A-2         Aa2/AA             Public
Class   A-3         A2/A               Public
Class   A-4         A3/A-              Public
Class   B-1         Baa2/BBB           Public
Class   B-2         Baa3/BBB-          Public
Class   B-3         --                 Private
Class   B-4         --                 Private
Class   B-5         --                 Private
Class   B-6         --                 Private
Class   B-7         --                 Private
Class   B-8         --                 Private
Class    C          --                 Private
Class    S          Aaa/AAA            Public

--------------------------------------------------------------------------------

                     [BAR CHART OF PRIORITY OF CASHFLOWS]

Based on the "Maturity Assumptions" set forth in the Prospectus Supplement and a 0% CPR (except ARD Loans paid in full on the ARD).

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

Interest Distributions:

Each Class of Certificates will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance of such class. The Class S Certificates will be entitled on each Distribution Date to the aggregate interest accrued at the related Class S Strip Rate on each of its notional components. All classes will pay interest on a 30/360 basis.

Principal Distributions:

Available principal will be distributed on each Distribution Date to the Class of Principal Balance Certificates outstanding in sequential order to the Class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and C
Certificates. If in any period, Class A-2 to C have been retired as a result of losses and extraordinary expenses, Class A-1A and A-1B will receive principal on a pro-rata basis.

Realized losses and Expense losses:

Realized losses from any Mortgage Loan and additional trust fund expenses will be allocated in reverse sequential order (i.e. Classes C, B-8, B-7, B-6, B-5, B-4, B-3, B-2, B-1, A-4, A-3 and A-2, in that order). If Classes A-2 through C have been reduced to $0 by losses, such losses and expenses shall be applied to A-1A and A-1B Classes pro-rata.

Credit Enhancements:

Credit enhancement for each class of Publicly Traded Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

Allocation of Yield Maintenance and Prepayment Premiums:

The certificate yield maintenance amount ("CYMA") for the Class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and/or C Certificates
(collectively, "Principal Balance Certificates") equals the total yield maintenance premium collected, multiplied by a fraction (not greater than one or less than zero) which is based upon a formula involving the relationship between the Pass-Through Rate(s) of such Class(es) currently receiving principal, the allocation of principal among such Class(es) if more than one, the mortgage rate of the Mortgage Loan that has prepaid, and current interest rates. In general, the CYMA for any Distribution Date will be calculated in respect of and payable to the class(es) of Principal Balance Certificates entitled to receive distributions of principal on such Distribution Date.

--------------------------------------------------------------------------------
                CYMA                   (Pass Trough Rate - Discount Rate)
             Allocation %         =    ----------------------------------
        to Non-IO Cerificates              (Mortgage Rate - Discount)
--------------------------------------------------------------------------------

The yield maintenance amount payable to the Class S, interest only certificates, will equal the total yield maintenance premium less the CYMA as defined above.

All prepayment premiums collected on the Mortgage Loans will be distributed to the Interest Only Certificates, Class S.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999



In general, this formula provides for an increase in the allocation of prepayment premiums to the Principal Balance Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.

Allocation of Yield Maintenance Premiums Example:

Discount Rate Fraction Methodology:

Mortgage Rate                               = 8%
Bond Class Rate                             = 6%
Discount Rate ( Based on a Treasury Rate)   = 5%
% of Principal Distributed to Class         = 100%

Bond Class Allocation:              Class S Allocation:

6% - 5%  x  100%   =  33 1/3%       Receives excess premiums  =  66 2/3% thereof
-------
8% - 5%


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999



Stratification :

     [THE FOLLOWING TABLE IS REPRESENTED BY A MAP IN THE PRINTED MATERIAL.]



      State                         Percentage
      -----                         ----------

     Texas                           18.9%
     California                      13.6%
     Florida                         10.0%
     Michigan                         4.8%
     Tenessee                         3.7%
     North Carolina                   3.4%
     Pennsylvania                     3.2%
     Massachusetts                    3.0%
     Louisiana                        2.9%
     Virginia                         2.8%
     Georgia                          2.6%
     Ohio                             2.6%
     Colorado                         2.4%
     South Carolina                   2.3%
     New Jersey                       2.3%
     New York                         2.2%
     Illinois                         2.1%
     Indiana                          1.9%
     Washington                       1.6%
     Maryland                         1.5%
     New Hampshire                    1.5%
     Nevada                           1.3%
     Oklahoma                         1.2%
     Arizona                          1.1%
     Maine                            0.9%
     Wisconsin                        0.8%
     Kansas                           0.8%
     Oregon                           0.6%
     Missouri                         0.6%
     Mississippi                      0.6%
     Minnesota                        0.5%
     Alabama                          0.5%
     Connecticut                      0.5%
     District fo Columbia             0.5%
     Delaware                         0.4%
     New Mexico                       0.1%
     Utah                             0.1%



                                                                               Weighted                                Weighted
                          Number of                           Percentage of    Average             Weighted            Average
                          Mortgage      Cut-off Date          Initial Pool     Mortgage            Average          Cut-off Date
       State                Loans       Balance (1)             Balance         Rate               U/W DSCR           LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
    Texas                    52         $234,315,460              18.9%         7.309%               1.31x              75.0%
    California               43          169,156,706              13.6%         7.287%               1.31               75.7%
    Florida                  19          123,548,452              10.0%         7.728%               1.34               75.9%
    Michigan                 17           59,538,902               4.8%         7.328%               1.44               71.6%
    Tenessee                  2           45,946,295               3.7%         6.906%               1.28               75.4%
    North Carolina            9           42,498,893               3.4%         7.456%               1.89               62.2%
    Pennsylvania              4           40,233,429               3.2%         7.253%               1.35               78.7%
    Massachusetts             6           37,807,595               3.0%         7.483%               1.39               70.6%
    Louisiana                 5           36,317,290               2.9%         7.698%               1.34               76.9%
    Virginia                  3           34,591,554               2.8%         7.206%               1.33               78.1%
    Georgia                   7           32,757,166               2.6%         7.149%               1.72               67.3%
    Ohio                      9           31,646,065               2.6%         7.157%               1.33               75.2%
    Colorado                  8           30,301,170               2.4%         7.292%               1.30               68.2%
    South Carolina            8           28,520,688               2.3%         7.040%               1.74               64.8%
    New Jersey                7           28,088,527               2.3%         7.383%               1.29               72.3%
    New York                  7           26,991,196               2.2%         7.434%               1.76               66.3%
    Illinois                  9           25,704,850               2.1%         6.930%               1.44               72.2%
    Indiana                   7           23,789,539               1.9%         7.300%               1.42               72.6%
    Washington                7           19,746,085               1.6%         7.213%               1.31               73.8%
    Maryland                  6           18,946,349               1.5%         7.212%               1.46               69.0%
    New Hampshire             5           18,607,922               1.5%         6.911%               1.30               69.8%
    Nevada                    4           15,870,796               1.3%         7.348%               1.27               76.3%
    Oklahoma                  1           14,487,822               1.2%         6.940%               1.27               78.7%
    Arizona                   4           13,558,040               1.1%         7.307%               1.99               54.7%
    Maine                     3           11,724,123               0.9%         7.424%               1.35               63.3%
    Wisconsin                 2           10,492,750               0.8%         7.336%               1.27               75.1%
    Kansas                    1            9,841,203               0.8%         6.820%               1.40               77.5
    Oregon                    2            7,277,959               0.6%         7.144%               1.82               60.5%
    Missouri                  4            7,043,268               0.6%         7.972%               1.39               68.7%
    Mississippi               3            6,841,796               0.6%         6.925%               1.37               75.8%
    Minnesota                 4            6,785,324               0.5%         7.678%               1.36               74.8%
    Alabama                   3            6,780,746               0.5%         7.209%               1.27               74.9%
    Connecticut               1            6,300,000               0.5%         7.610%               1.26               70.0%
    District fo Columbia      2            5,651,491               0.5%         7.489%               1.26               77.0%
    Delaware                  2            4,962,484               0.4%         6.680%               1.35               79.7%
    New Mexico                1            1,546,334               0.1%         7.890%               1.33               58.9%
    Utah                      1            1,499,290               0.1%         7.720%               1.25               77.9%
                           ========================================================================================================
Total Weighted Average:      278      $1,239,717,562             100.0%         7.320%               1.39%              73.2%
                           ========================================================================================================

(1)Cut-off balance as of 3/1/99.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

  [THE FOLLOWING TABLE WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Multifamily                 35.7%
Manufactured Housing         6.6%
Office                       8.9%
Retail                      25.0%
Hotel                        9.4%
Self Storage                 3.2%
Industrial                   2.8%
Mixed Use                    8.3%


                         Mortgage Loans by Property Type


                                                                                      Weighted                          Weighted
                                Number of                         Percentage of       Average           Weighted        Average
                                Mortgage         Cut-off Date     Initial Pool        Mortgage          Average       Cut-off Date
Property Type                    Loans            Balance (1)        Balance            Rate            U/W DSCR        LTV Ratio
====================================================================================================================================
Multifamily                       106            $442,121,682         35.7%             7.144%             1.30x         76.6%
Retail                             59             310,401,887         25.0%             7.483%             1.30          76.2%
Hotel                              26             116,339,043          9.4%             7.479%             2.13          54.5%
Office                             24             110,681,155          8.9%             7.451%             1.31          71.9%
Mixed Use                          18             103,267,224          8.3%             7.278%             1.32          69.7%
Manufactured Housing               24              82,350,974          6.6%             7.165%             1.38          75.4%
Self Storage                       16              39,245,939          3.2%             7.465%             1.36          72.8%
Industrial                          5              35,309,656          2.8%             7.481%             1.42          74.5%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:           278          $1,239,717,562        100.0%             7.320%             1.39x         73.2%
                              ======================================================================================================

(1) Cut-off balance as of 3/1/99.




                       Mortgage Loans by Property Sub-Type


                                                                                          Weighted                       Weighted
                                          Number of                     Percentage of     Average         Weighted       Average
                                          Mortgage      Cut-off Date    Initial Pool      Mortgage        Average      Cut-off Date
Property Type Property Sub-Type            Loans         Balance (1)       Balance          Rate          U/W DSCR       LTV Ratio
===================================================================================================================================
Retail
              Anchored                      33         $232,363,365         18.7%          7.499%           1.29x          76.5%
              Unanchored                    26           78,038,522          6.3%          7.434%           1.32           75.5%

                                        -------------------------------------------------------------------------------------------
Total/Weighted Average:                     59         $310,401,887         25.0%          7.483%           1.30x          76.2%
                                        ===========================================================================================

Hotel
              Limited Service (2)           24          $98,973,828          8.0%          7.417%           2.26x          51.4%
              Full Service                   2           17,365,216          1.4%          7.834%           1.43           72.3%

                                        -------------------------------------------------------------------------------------------
Total/Weighted Average:                     26         $116,339,043          9.4%          7.479%           2.13x          54.5%
                                        ===========================================================================================

(1)  Cut-off balance as of 3/1/99.
(2) The Winston Loan properties, which have a combined 2.54x DSCR and 43.6% LTV, comprise 71.5% of the limited service hotels.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

                           Original Amortization Terms


                                                                                       Weighted                         Weighted
          Range of                  Number of                        Percentage of     Average         Weighted         Average
    Original Amortization           Mortgage         Cut-off Date    Initial Pool      Mortgage         Average       Cut-off Date
       Terms (Months)                Loans           Balance (1)       Balance           Rate          U/W DSCR        LTV Ratio
====================================================================================================================================
     180      -      239                3             $9,950,692          0.8%           6.552%           1.31x           64.1%
     240      -      299                7              9,970,526          0.8%           7.444%           1.37            67.4%
     300      -      313               86            264,096,668         21.3%           7.393%           1.71            63.5%
     314      -      360              182            955,699,675         77.1%           7.307%           1.30            76.0%

                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:               278         $1,239,717,562        100.0%           7.320%           1.39x           73.2%
                                  ==================================================================================================

Maximum Original Amortization Term (Months):         360
Minimum Original Amortization Term (Months):         180
Wtd. Avg. Original Amortization Term (Months):       345

(1) Cut-off balance as of 3/1/99.




                      Original Terms to Stated Maturity (1)


                                                                                       Weighted                         Weighted
          Range of               Number of                          Percentage of      Average          Weighted        Average
      Original Terms             Mortgage           Cut-off Date    Initial Pool       Mortgage         Average       Cut-off Date
    to Maturity (Months)          Loans             Balance (2)        Balance           Rate           U/W DSCR        LTV Ratio
====================================================================================================================================
     60       -     108              6               $46,088,506         3.7%            7.120%           1.29x           76.8%
     109      -     120            260             1,135,143,632        91.6%            7.345%           1.40            72.8%
     121      -     204              5                13,549,427         1.1%            7.117%           1.38            74.8%
     205      -     300              7                44,935,996         3.6%            6.967%           1.31            77.9%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            278            $1,239,717,562       100.0%            7.320%           1.39x           73.2%
                                 ===================================================================================================

Maximum Original Term to Maturity (Months):         300
Minimum Original Term to Maturity (Months):          60
Wtd. Avg. Original Term to Maturity (Months):       125

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)  Cut-off balance as of 3/1/99.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


                          Remaining Amortization Terms


                                                                                Weighted                           Weighted
       Range of               Number of                      Percentage of      Average           Weighted          Average
  Remaining Amortization      Mortgage        Cut-off Date   Initial Pool       Mortgage          Average        Cut-off Date
     Terms (Months)            Loans          Balance (1)       Balance           Rate            U/W DSCR         LTV Ratio
====================================================================================================================================
     177   -   239                9           $18,357,342         1.5%            6.998%            1.32x            66.0%
     240   -   299               83           255,960,545        20.6%            7.379%            1.73             63.2%
     300   -   313                5            14,842,114         1.2%            7.451%            1.35             71.1%
     314   -   360              181           950,557,561        76.7%            7.309%            1.30             76.1%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:         278        $1,239,717,562       100.0%            7.320%            1.39x            73.2%
                              ======================================================================================================

Maximum Remaining Amortization Term (Months):         360
Minimum Remaining Amortization Term (Months):         177
Wtd. Avg. Remaining Amortization Term (Months):       342

(1) Cut-off balance as of 3/1/99.




                     Remaining Terms to Stated Maturity (1)


                                                                                     Weighted                           Weighted
         Range of                 Number of                       Percentage of      Average          Weighted          Average
     Remaining Terms              Mortgage        Cut-off Date    Initial Pool       Mortgage          Average        Cut-off Date
   to Maturity (Months)            Loans          Balance (2)        Balance           Rate           U/W DSCR          LTV Ratio
====================================================================================================================================
     58     -     108                 7            $48,782,931         3.9%            7.141%            1.31x            75.9%
     109    -     120               259          1,132,449,208        91.3%            7.344%            1.40             72.9%
     121    -     204                 5             13,549,427         1.1%            7.117%            1.38             74.8%
     205    -     289                 7             44,935,996         3.6%            6.967%            1.31             77.9%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:             278         $1,239,717,562        100.0%           7.320%            1.39x            73.2%
                                 ===================================================================================================

Maximum Remaining Term to Maturity (Months):        289
Minimum Remaining Term to Maturity (Months):        58
Wtd. Avg. Remaining Term to Maturity (Months):      122

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)  Cut-off balance as of 3/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


                              Mortgage Loan Seller


                                                                                      Weighted                          Weighted
                               Number of                          Percentage of       Average          Weighted         Average
                               Mortgage           Cut-off Date    Initial Pool        Mortgage         Average        Cut-off Date
Mortgage Loan Seller             Loans             Balance (1)       Balance            Rate           U/W DSCR         LTV Ratio
====================================================================================================================================
G.E. Capital Access               176              $863,255,474        69.6%           7.318%            1.40x            73.2%
Column                            102               376,462,087        30.4%           7.324%            1.36             73.2%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:           278            $1,239,717,562       100.0%           7.320%            1.39x            73.2%
                              ======================================================================================================

(1) Cut-off balance as of 3/1/99.



                       Mortgage Loans by Amortization Type


                                                                                       Weighted                          Weighted
                               Number of                           Percentage of       Average          Weighted         Average
                               Mortgage           Cut-off Date     Initial Pool        Mortgage         Average        Cut-off Date
Loan Type                       Loans              Balance (1)       Balance             Rate           U/W DSCR        LTV Ratio
====================================================================================================================================
Balloon                          208               $906,916,844        73.2%            7.337%             1.32x           74.5%
ARD                               67                315,477,528        25.4%            7.287%             1.60            69.2%
Fully Amortizing                   3                 17,323,190         1.4%            7.016%             1.27            77.3%

                             -------------------------------------------------------------------------------------------------------
Total/Weighted Average:          278             $1,239,717,562       100.0%            7.320%             1.39x           73.2%
                             =======================================================================================================

(1) Cut-off balance as of 3/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


                    Underwriting Debt Service Coverage Ratios


                                                                                    Weighted                           Weighted
                                Number of                         Percentage of     Average          Weighted          Average
        Range of                Mortgage         Cut-off Date     Initial Pool      Mortgage         Average         Cut-off Date
        U/W DSCRs                Loans           Balance (1)         Balance          Rate           U/W DSCR          LTV Ratio
====================================================================================================================================
    1.20x    -    1.29            107            $618,510,184         49.9%           7.387%            1.25x            76.6%
    1.30     -    1.39             87             334,357,109         27.0%           7.243%            1.33             74.4%
    1.40     -    1.49             46             154,796,906         12.5%           7.291%            1.42             74.2%
    1.50     -    1.59             12              24,598,983          2.0%           7.007%            1.53             67.1%
    1.60     -    2.54x            26             107,454,379          8.7%           7.286%            2.29             50.2%

                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:           278          $1,239,717,562        100.0%           7.320%            1.39x            73.2%
                                ====================================================================================================

Maximum Underwriting DSCR:             2.54x
Minimum Underwriting DSCR:             1.20x
Wtd. Avg. Underwriting DSCR:           1.39x

(1) Cut-off balance as of 3/1/99.




                        Cut-off Date Loan-to-Value Ratios


                                                                                    Weighted                          Weighted
                                 Number of                        Percentage of     Average          Weighted         Average
  Range of Cut-off Date          Mortgage       Cut-off Date      Initial Pool      Mortgage         Average        Cut-off Date
  Loan-to-Value Ratios            Loans          Balance (1)        Balance           Rate           U/W DSCR         LTV Ratio
====================================================================================================================================
   16.20%   -    50.00%             18           $77,184,406          6.2%           7.334%            2.42x            44.1%
   50.01%   -    60.00%             19            55,551,024          4.5%           7.286%            1.59             57.4%
   60.01%   -    70.00%             41           125,826,621         10.1%           7.443%            1.36             66.2%
   70.01%   -    75.00%             72           266,261,177         21.5%           7.372%            1.33             73.1%
   75.01%   -    80.00%            121           662,639,360         53.5%           7.250%            1.30             78.6%
   80.01%   -    82.50%              7            52,254,974          4.2%           7.657%            1.25             81.6%

                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:            278        $1,239,717,562        100.0%           7.320%            1.39x            73.2%
                                ====================================================================================================

Maximum Cut-off Date LTV Ratio:            82.5%
Minimum Cut-off Date LTV Ratio:            16.2%
Wtd. Avg. Cut-off Date LTV Ratio:          73.2%

(1) Cut-off balance as of 3/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


                              Cut-off Date Balances

                                                                                           Weighted                       Weighted
                                        Number of                       Percentage of      Average          Weighted      Average
             Range of                   Mortgage        Cut-off Date     Initial Pool      Mortgage          Average    Cut-off Date
       Cut-off Date Balances              Loans         Balance (1)        Balance           Rate           U/W DSCR      LTV Ratio
====================================================================================================================================
     $515,269   -       749,999             4            $2,480,311          0.2%            7.814%            1.43x        73.2%
      750,000   -     1,249,999            17            17,174,799          1.4%            7.602%            1.37         73.0%
    1,250,000   -     1,999,999            63           104,815,403          8.5%            7.313%            1.39         70.0%
    2,000,000   -     2,999,999            60           152,593,198         12.3%            7.211%            1.41         69.6%
    3,000,000   -     3,999,999            33           116,312,485          9.4%            7.264%            1.38         71.8%
    4,000,000   -     4,999,999            22            99,675,950          8.0%            7.322%            1.46         73.0%
    5,000,000   -     5,999,999            17            91,965,164          7.4%            7.229%            1.57         71.9%
    6,000,000   -     9,999,999            39           282,766,080         22.8%            7.306%            1.44         72.3%
   10,000,000   -    14,999,999            12           145,161,787         11.7%            7.375%            1.29         77.3%
   15,000,000   -    19,999,999             6            99,435,972          8.0%            7.319%            1.30         74.5%
   20,000,000   -    24,999,999             3            67,309,732          5.4%            7.572%            1.28         77.7%
   25,000,000   -   $30,446,295             2            60,026,682          4.8%            7.404%            1.27         80.0%

                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                   278        $1,239,717,562        100.0%            7.320%            1.39x        73.2%
                                      ==============================================================================================

Maximum Cut-off Date Balance:            $30,446,295
Minimum Cut-off Date Balance:               $515,269
Average Cut-off Date Balance:             $4,459,416

(1)  Cut-off balance as of 3/1/99.





                        Loan Group Cut-off Date Balances


                                                                                        Weighted                        Weighted
                                        Number of                    Percentage of      Average          Weighted       Average
            Range of                    Mortgage     Cut-off Date    Initial Pool       Mortgage         Average      Cut-off Date
      Cut-off Date Balances              Loans       Balance (1)       Balance            Rate           U/W DSCR       LTV Ratio
====================================================================================================================================
     $675,000   -      749,999             2          $1,393,072          0.1%           7.856%            1.50x          70.5%
      750,000   -    1,249,999            13          13,064,503          1.1%           7.549%            1.39           72.2%
    1,250,000   -    1,999,999            54          90,606,908          7.3%           7.316%            1.38           70.0%
    2,000,000   -    2,999,999            55         140,756,300         11.4%           7.208%            1.42           69.8%
    3,000,000   -    3,999,999            29         101,853,122          8.2%           7.241%            1.32           73.9%
    4,000,000   -    4,999,999            17          76,432,397          6.2%           7.330%            1.29           77.2%
    5,000,000   -    5,999,999            13          70,952,058          5.7%           7.197%            1.37           77.2%
    6,000,000   -    9,999,999            34         253,614,557         20.5%           7.328%            1.30           74.5%
   10,000,000   -   14,999,999            10         124,377,582         10.0%           7.321%            1.29           77.3%
   15,000,000   -   19,999,999             5          82,286,927          6.6%           7.271%            1.28           73.4%
   20,000,000   -   24,999,999             2          41,232,174          3.3%           7.083%            1.27           79.8%
   25,000,000   -  $70,750,763             5         243,147,962         19.6%           7.485%            1.66           68.5%

                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                  239      $1,239,717,562        100.0%           7.320%            1.39x          73.1%
                                      ==============================================================================================

Maximum Cut-off Date Balance:          $70,750,763
Minimum Cut-off Date Balance:             $675,000
Average Cut-off Date Balance:           $5,187,103

(1) Cut-off balance as of 3/1/99. Presents each group of cross-collateralized Mortgage Loans as a single Mortgage Loan.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999



                                 Mortgage Rates

                                                                                        Weighted                         Weighted
                                    Number of                        Percentage of      Average           Weighted        Average
          Range of                   Mortgage        Cut-off Date    Initial Pool       Mortgage          Average       Cut-off Date
       Mortgage Rates                 Loans           Balance (1)       Balance           Rate            U/W DSCR       LTV Ratio
====================================================================================================================================
   5.960%     -      6.499%              9            $23,677,724         1.9%            6.219%             1.44x         71.9%
   6.500%     -      6.749%             11             58,718,671         4.7%            6.640%             1.33          75.9%
   6.750%     -      6.999%             30            152,042,451        12.3%            6.858%             1.36          75.9%
   7.000%     -      7.249%             54            245,898,622        19.8%            7.134%             1.34          75.7%
   7.250%     -      7.499%             74            359,148,517        29.0%            7.340%             1.54          68.2%
   7.500%     -      7.999%             88            307,513,241        24.8%            7.644%             1.31          74.1%
   8.000%     -      8.440%             12             92,718,334         7.5%            8.134%             1.30          76.9%

                                    ------------------------------------------------------------------------------------------------
Total/Weighted Average:                278         $1,239,717,56        100.0%            7.320%             1.39x         73.2%
                                    ================================================================================================

Maximum Mortgage Rate:               8.440%
Minimum Mortgage Rate:               5.960%
Wtd. Avg. Mortgage Rate:             7.320%

(1)  Cut-off balance as of 3/1/99.



                         Occupancy Rates at Underwriting


                                                                                       Weighted                          Weighted
                                   Number of                         Percentage of     Average           Weighted        Average
         Range of                  Mortgage        Cut-off Date      Initial Pool      Mortgage          Average        Cut-off Date
   Occupancy Rates at U/W          Loans (1)        Balance (2)         Balance          Rate            U/W DSCR        LTV Ratio
====================================================================================================================================
    50.0%    -     69.9%               2             $5,648,370           0.5%           7.040%            1.39x           54.8%
    70.0%    -     79.9%               2              4,425,045           0.4%           6.903%            1.38            73.6%
    80.0%    -     89.9%              14             42,793,947           3.5%           7.363%            1.40            67.2%
    90.0%    -     94.9%              50            239,045,962          19.3%           7.262%            1.31            76.1%
    95.0%    -    100.0%             184            831,465,195          67.1%           7.317%            1.31            75.4%

                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:              252         $1,123,378,518          90.6%           7.304%            1.31x           75.1%
                                  ==================================================================================================

Maximum Occupancy Rate at U/W:        100.0%
Minimum Occupancy Rate at U/W:         50.0%
Wtd. Avg. Occupancy Rate at U/W:       96.4%

(1) Does not include any Mortgage Loans secured by hotel properties. (2) Cut-off balance as of 3/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


                          Year Built/Year Renovated (1)


                                                                                      Weighted                            Weighted
                               Number of                          Percentage of       Average           Weighted          Average
     Range of Years            Mortgage         Cut-off Date      Initial Pool        Mortgage          Average         Cut-off Date
     Built/Renovated            Loans           Balance (2)         Balance            Rate             U/W DSCR          LTV Ratio
====================================================================================================================================
    1951    -    1960              6            $12,819,010           1.0%             7.208%             1.68x             62.7%
    1961    -    1970             24             79,789,581           6.4%             7.298%             1.33              76.2%
    1971    -    1980             40            168,025,746          13.6%             7.241%             1.33              74.1%
    1981    -    1990             83            330,990,240          26.7%             7.236%             1.31              75.4%
    1991    -    1998            125            648,092,985          52.3%             7.389%             1.45              71.7%

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:          278         $1,239,717,562         100.0%             7.320%             1.39x             73.2%
                              ======================================================================================================

Maximum Year Built/Renovated:          1998
Minimum Year Built/Renovated:          1951
Wtd. Avg. Year Built/Renovated:        1988

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2)  Cut-off balance as of 3/1/99.


                      Mortgage Pool Prepayment Profile (1)

                                                                              % of Pool
               Months Since   Number of   Outstanding          % of Pool        Yield      % of Pool
    Date       Cut-off Date     Loans     Balance (mm)          Lockout      Maintenance      Open        Total
===============================================================================================================
   Mar-99            0           278        $1,239.7             100.0%          0.0%         0.0%       100.0%

   Mar-00           12           278        $1,227.4             100.0%          0.0%         0.0%       100.0%

   Mar-01           24           278        $1,213.9              99.7%          0.2%         0.1%       100.0%

   Mar-02           36           278        $1,199.2              96.2%          3.7%         0.1%       100.0%

   Mar-03           48           278        $1,183.4              95.2%          4.7%         0.1%       100.0%

   Mar-04           60           277        $1,159.9              94.9%          5.0%         0.1%       100.0%

   Mar-05           72           277        $1,141.7              94.9%          5.0%         0.1%       100.0%

   Mar-06           84           273        $1,090.0              94.8%          4.8%         0.4%       100.0%

   Mar-07           96           272        $1,066.1              94.8%          5.1%         0.1%       100.0%

   Mar-08          108           271        $1,042.1              92.4%          6.0%         1.6%       100.0%

   Mar-09          120            12           $47.0              20.1%         77.0%         2.9%       100.0%

   Mar-10          132            12           $45.4              20.2%         77.0%         2.8%       100.0%

   Mar-11          144            11           $41.1              15.4%         81.7%         2.9%       100.0%

   Mar-12          156            11           $39.2              15.4%         81.9%         2.7%       100.0%

   Mar-13          168            11           $37.3              15.4%         76.2%         8.4%       100.0%

   Mar-14          180             7           $28.0               1.3%         95.8%         2.9%       100.0%

   Mar-15          192             7           $26.1               1.1%         96.3%         2.6%       100.0%

   Mar-16          204             7           $24.1               1.0%         96.8%         2.2%       100.0%

   Mar-17          216             7           $21.9               0.8%         97.5%         1.7%       100.0%

   Mar-18          228             7           $19.6               0.5%         85.3%        14.2%       100.0%
===============================================================================================================


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999


                   Prepayment Provision as of the Cut-off Date

                                                                                   Weighted          Weighted
                                                                                   Average           Average
                                                                                  Remaining         Remaining          Weighted
          Range of               Number of                      Percentage of      Lockout           Lockout           Average
    Remaining Terms to           Mortgage        Cut-off Date   Initial Pool       Period        Plus YM Period        Maturity
Stated Maturity (Years) (1)       Loans           Balance (2)     Balance          (Years)           (Years)           (Years)
====================================================================================================================================
     4.0    -      4.9               1             $7,137,562       0.6%              4.6               4.6               4.8
     6.0    -      6.9               4             35,148,655       2.8%              6.4               6.4               6.8
     7.0    -      7.9               1              3,802,289       0.3%              3.8               6.7               7.2
     8.0    -      8.9               1              2,694,425       0.2%              1.8               8.8               8.8
     9.0    -      9.9             253          1,094,619,208      88.3%              9.1               9.4               9.8
    10.0    -     10.9               6             37,830,000       3.1%              9.2               9.6              10.0
    11.0    -     11.9               1              2,956,573       0.2%             11.6              11.6              11.9
    14.0    -     14.9               4             10,592,854       0.9%             11.5              14.1              14.6
    19.0    -     19.9               4             22,141,083       1.8%              9.9              18.4              19.7
    24.0    -     24.9               3             22,794,913       1.8%              8.6              20.8              24.0

                                ----------------------------------------------------------------------------------------------------
Total/Weighted Average:            278         $1,239,717,562     100.0%              9.0               9.7              10.1
                                ====================================================================================================

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2)  Cut-off balance as of 3/1/99.





                                Prepayment Option

                                                                                       Weighted        Weighted
                                                                                       Average         Average
                                                                                      Remaining       Remaining         Weighted
                                                                   Percentage of       Lockout         Lockout          Average
                                     Number of     Cut-off Date      Initial           Period      Plus YM Period       Maturity
    Prepayment Option                 Loans         Balance (1)    Pool Balance        (Years)         (Years)         (Years) (2)
====================================================================================================================================
Lockout / Defeasance                   253       $ 1,134,250,750       91.5%             9.4             9.4               9.7
Lockout / Yield Maintenance             24           104,021,536        8.4%             5.4            13.7              14.7
Lockout                                  1             1,445,275        0.1%             1.9             1.9               9.7

                                    ------------------------------------------------------------------------------------------------
Total/Weighted Average:                278       $ 1,239,717,562      100.0%             9.0             9.7              10.1
                                    ================================================================================================

(1)  Cut-off balance as of 3/1/99.
(2) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999



Top Five Mortgage Loans:

                                                                   Overview
                                                                                 Percentage of
                                  Property       Units/Rooms/     Cut-off Date    Initial Pool     Appraised    Mortgage
# Top Loans                         Type         Square Feet        Balance(1)      Balance          Value       Rate
============================================================================================================================

1 The Winston Loan(2)               Hotel             1,993     $ 70,750,763           5.7%     $162,120,000      7.375%
----------------------------------------------------------------------------------------------------------------------------
2 The Swerdlow Loans(3)         Retial/Office       774,712       68,806,653           5.1%       80,900,000      8.180%
----------------------------------------------------------------------------------------------------------------------------
3 The Alliance Loans(4)          Mutifamily           1,749       48,831,350           3.9%       62,250,000      7.220%
----------------------------------------------------------------------------------------------------------------------------
4 The Country Squire
    Apartments - South Loan      Mutifamily             726       30,446,295           2.5%       39,000,000      6.650%
----------------------------------------------------------------------------------------------------------------------------
5 The American Loans(5)       Industrail/Office     797,623       29,312,901           2.4%       36,750,000      7.550%
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                         $ 243147,962          19.6%     $381,020,000      7.485%
                                                                ============          ====      ============      =====

                                         Cut-off Date
# Top Loans                    U/W DSCR   LTV Ratio
======================================================
1 The Winston Loan(2)            2.54x          43.6%
------------------------------------------------------
2 The Swerdlow Loans(3)          1.25           78.9%
------------------------------------------------------
3 The Alliance Loans(4)          1.30           78.4%
------------------------------------------------------
4 The Country Squire
    Apartments - South Loan      1.28           78.1%
------------------------------------------------------
5 The American Loans(5)          1.40           79.8%
------------------------------------------------------
Total/Weighted Average:          1.66x          68.5%
                                 ====           ====

(1)  Cut-off balance as of 3/1/99.

(2) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.

(3) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.

(4) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.

(5) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

                                The Winston Loan


                                LOAN INFORMATION
--------------------------------------------------------------------------------

Cut-off Date Balance               $70,750,763

% of Initial Pool:                 5.7%

Mortgage Loan Seller               GE Capital Access, Inc.

Interest Rate:                     7.375%

Balloon Term:                      10 years

Amortization Term:                 25 years

Call Protection:                   Prepayment lockout; U.S. Treasury defeasance
                                   permitted as of the 2 year anniversary of the Closing Date.

Cut-off Date LTV:                  43.6%

Maturity/ ARD LTV:                 34.8%

U/W DSCR:                          2.54x

Cross Collateralization/           Yes/Yes
Default:

Special Provisions:                ARD Loan, lock box

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:            Portfolio of 14 assets

Property Type:                     Hotel

Location:                          Arizona, Florida, Georgia, Massachusetts,
                                   Michigan, North Carolina, New York, South
                                   Carolina, Texas

Years Built/Renovated:             1968 to 1998

Collateral:                        14 hotels with flags including Hampton Inn
                                   and Courtyard by Marriott.

Property Operator:                 Meristar Hotel & Resorts, Inc.

U/W Net Cash Flow:                 $15,792,040

Appraised Value:                   $162,120,000

Appraisal Date:                    June 30, 1998 to August 17, 1998

--------------------------------------------------------------------------------


Property Name                   City                  State     Year Built/Renovated         Rooms
==================================================================================================

Hampton Inn                     Elmsford               NY            1968/1996                156
Courtyard by Marriott           Ann Arbor              MI            1989/1998                160
Quality Suites                  Charleston             SC            1989/1997                168
Residence Inn                   Phoenix                AZ            1998/1997                168
Homewood Suites                 Cary                   NC               1994                  120
Hampton Inn & Suites            Duluth                 GA               1996                  135
Hampton Inn                     Raleigh                NC            1986/1996                141
Comfort Suites                  Orlando                FL            1990/1997                215
Hampton Inn                     Atlanta                GA               1996                  131
Hampton Inn                     Charlotte              NC            1991/1997                125
Courtyard by Marriott           Wilmington             NC               1996                  128
Hampton Inn                     West Springfield       MA            1989/1998                126
Homewood Suites                 Houston                TX               1995                   92
Comfort Inn                     Charleston             SC            1989/1997                128
==================================================================================================

Additional Information:

The borrower is a single-purpose entity affiliated with Winston Hotels, Inc., a public REIT (WXH: NYSE) based in Raleigh, North Carolina. The REIT is in the business of developing, acquiring and rehabilitating premium limited service, full service, and high-end extended-stay hotel properties. The properties are operated by an affiliate of Meristar Hotel & Resorts, Inc. which currently operates 212 hotels in North America. Meristar manages the portfolio under a 15 year operating lease of which approximately 14 years are remaining.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

                               The Swerdlow Loans

                                LOAN INFORMATION
--------------------------------------------------------------------------------

Cut-off Date Balance               $63,806,653

% of Initial Pool:                 5.1%

Mortgage Loan Seller               GE Capital Access, Inc.

Interest Rate:                     8.180%

Balloon Term:                      10 years

Amortization Term:                 30 years

Call Protection:                   Prepayment lockout; U.S. Treasury defeasance
                                   permitted as of the 2 year anniversary of the Closing Date.

Cut-off Date LTV:                  78.9%

Maturity/ ARD LTV:                 70.9%

U/W DSCR:                          1.25x

Cross Collateralization/           Yes/Yes
Default:

Special Provisions:                ARD loan, lock box

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:            Portfolio of 3 assets

Property Type:                     2 anchored retail, 1 office

Location:                          Florida,

Years Built/Renovated:             1977 to 1997

Collateral:                        2 regional shopping centers and 1 suburban
                                   business office building, all located in south Florida

Property Operator:                 SREG Operating Limited Partnership

U/W Net Cash Flow:                 $7,170,684

Appraised Value:                   $80,900,000

Appraisal Date:                    October 9, 1998 to October 20, 1998

Wtd. Avg. Occupancy Rate           98.2%
at U/W:

--------------------------------------------------------------------------------


                                                                                          Square
Property Name                   City                  State     Year Built/Renovated       Feet
==================================================================================================
Kendale Lakes Plaza             West Kendall           FL           1977/1995            404,553
Cypress Creek Station           Ft. Lauderdale         FL             1997               229,009
Oakwood Business Center         Hollywood              FL             1987               141,150
==================================================================================================

Additional Information:

Kendale Lakes Plaza is a regional shopping center located in an in-fill location. The subject is 98.2% leased. Primary access to the property is provided by the Florida Turnpike. Anchor tenants include K-Mart (114,000 sf), Syms (40,000 sf ), Marshall's (27,808 sf) and Office Max (23,500 sf).

Cypress Creek Station property contains two main buildings surrounded primarily by commercial and hospitality properties. The subject is 98.7% leased with major tenants signing long-term leases and the first roll-over for a major tenant occurring in 2007. Major tenants include Regal Cinemas (101,415 sf), Office Depot (36,929 sf) and Just for Feet (15,675 sf).

Oakwood Business Center is a suburban business office building with convenient access to Interstate 95, Ft. Lauderdale CBD and the Ft. Lauderdale International Airport. The subject is 97.3% leased. Major tenants include Trader Publishing (16,816 sf) and KOS Pharmaceuticals (23,499 sf). The borrower is a single-purpose entity affiliated with Swerdlow Real Estate Group, Inc., a recently formed private REIT specializing in development, leasing and management of commercial properties in South Florida. The REIT was capitalized with a $173mm equity offering with major institutional investors.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

                               The Alliance Loans

                                LOAN INFORMATION
--------------------------------------------------------------------------------

Cut-off Date Balance               $48,831,350

% of Initial Pool:                 3.9%

Mortgage Loan Seller               Column Financial, Inc.

Interest Rate:                     7.220%

Balloon Term:                      10 years

Amortization Term:                 30 years

Call Protection:                   Prepayment lockout; U.S. Treasury defeasance
                                   permitted as of the 2 year anniversary of the Closing Date.

Cut-off Date LTV:                  78.4%

Maturity/ ARD LTV:                 68.9%

U/W DSCR:                          1.30x

Cross Collateralization/           Yes/Yes
Default:

Special Provisions:                Cash management

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:            Portfolio of 5 assets

Property Type:                     Multifamily

Location:                          Texas and Florida

Years Built/Renovated:             1972 to 1997

Collateral:                        5 multifamily properties with 1,749
                                   total units

Property Operator:                 Alliance Residential Management, LLC

U/W Net Cash Flow:                 $5,184,610

Appraised Value:                   $62,250,000

Appraisal Date:                    January 15, 1999 to January 20, 1999

Wtd. Avg. Occupancy Rate           94.4%
at U/W:

--------------------------------------------------------------------------------

                                                                                                                        Allocated
                                                                                                      Cut-off Date     Loan Amount
Property Name                   City                State        Units        Year Built/Renovated        LTV        at Cut-off Date
====================================================================================================================================
Westchase Ranch Apartments      Houston              TX           776               1977/1994            77.3%         $22,529,265
Westwood Village Apartments     Irving               TX           320               1983/1996            79.9%         $10,387,667
Normandy Woods Apartments       Houston              TX           268               1981/1997            79.0%          $7,111,557
Savoy Manor Apartments          Houston              TX           192               1980/1997            79.9%          $5,193,833
San Marin Apartments            Tampa                FL           193               1972/1997            78.5%          $3,609,027
====================================================================================================================================

Additional Information:

The subject multifamily properties' amenities include tennis courts, pools, parking, laundry facilities, on-site management office and fitness centers. In general, the properties are 94.4% occupied.

Principals of the borrower, Alliance Holdings, include Andrew Schor and Steven Ivankovich. The borrowers are affiliated with Alliance, a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manages more than 24,000 units throughout Texas, in the Midwest and along the Eastern Seaboard from Virginia to Florida.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

                   The Country Squire Apartments - South Loan

                                LOAN INFORMATION
--------------------------------------------------------------------------------

Cut-off Date Balance               $30,446,295

% of Initial Pool:                 2.5%

Mortgage Loan Seller               GE Capital Access, Inc.

Interest Rate:                     6.650%

Balloon Term:                      10 years

Amortization Term:                 30 years

Call Protection:                   Prepayment lockout; Yield maintenance

Cut-off Date LTV:                  78.1%

Maturity/ ARD LTV:                 66.5%

U/W DSCR:                          1.28x

Cross Collateralization/           No/No
Default:


--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:            Single Asset

Property Type:                     Multifamily

Location:                          Tennessee

Years Built/Renovated:             1984/1987

Collateral:                        726 unit multifamily complex in
                                   suburban Memphis, TN

Property Operator:                 Fogelman Management Group

U/W Net Cash Flow:                 $3,008,930

Appraised Value:                   $39,000,000

Appraisal Date:                    August 13, 1998

Occupancy Rate at U/W:             94.0%

--------------------------------------------------------------------------------


Additional Information:

Country Squire Apartments - South consists of 81 residential buildings containing 726 rental units located within the Cordova/Germantown submarket of the Memphis, TN MSA. Project amenities include clubhouse with party room, billiard room, indoor driving range, exercise room, 4 swimming pools, and 3 lighted tennis courts on 57 acres of land.

The borrower is Country Squire South, LLC, a single purpose entity controlled by Avron Fogelman, founder and principal of Fogelman Properties and Fogelman Management of Memphis, TN. These companies were founded in 1963 and through them Mr. Fogelman has developed over 8,000 multifamily units in the Southeastern U.S. Headquartered in Memphis, Fogelman's companies manage 23,000 multifamily units in 6 states.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG1    Collateral and Structural Term Sheet    March 15, 1999

                               The American Loans



                                LOAN INFORMATION
--------------------------------------------------------------------------------

Cut-off Date Balance               $29,312,901

% of Initial Pool:                 2.4%

Mortgage Loan Seller               Column Financial, Inc.

Interest Rate:                     7.550%

Balloon Term:                      10 years

Amortization Term:                 30 years

Call Protection:                   Prepayment lockout; U.S. Treasury defeasance
                                   permitted as of the 2 year anniversary of the Closing Date.

Cut-off Date LTV:                  79.8%

Maturity/ ARD LTV:                 70.8%

U/W DSCR:                          1.40x

Cross Collateralization/           Yes/Yes
Default:

Special Provisions:                Cash management

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:            Portfolio of 4 assets

Property Type:                     3 office, 1 industrial

Location:                          New York, Pennsylvania

Years Built/Renovated:             1960 to 1992

Collateral:                        3 adjacent office buildings and 1
                                   warehouse

Property Operator:                 American Real Estate Management, Inc.


U/W Net Cash Flow:                 $3,468,939

Appraised Value:                   $36,750,000

Appraisal Date:                    June 17, 1998 to August 31, 1998

Wtd. Avg. Occupancy Rate           99.1%
at U/W:

--------------------------------------------------------------------------------



                                                                                                                        Allocated
                                                                Square                                Cut-off Date     Loan Amount
Property Name                   City                State       Feet          Year Built/Renovated        LTV        at Cut-off Date
====================================================================================================================================
2294 Molly Pitcher Highway      Chambersburg         PA        621,4000            1960/1991             79.8%         $17,149,044
5015 Campuswood Drive           East Syracuse        NY          99,476               1992               79.8%          $7,178,670
5010 Campuswood Drive           East Syracuse        NY          70,163               1989               79.8%          $4,469,918
5009 Campuswood Drive           East Syracuse        NY           6,584               1987               79.3%            $515,269
====================================================================================================================================

Additional Information:

The borrower, American Real Estate Investment Corporation (AREIC), is a fully-integrated, self-administered and self-managed REIT. Based in Plymouth Meeting, Pennsylvania, AREIC focuses on industrial facilities and suburban Class A office properties in secondary markets in the Northeast. AREIC owns 67 office and industrial properties containing an aggregate of 7.3 million square feet.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences. The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

                          DLJ COMMERCIAL MORTGAGE CORP.
                       Mortgage Pass-Through Certificates


     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series will consist of one or more classes (each, a "Class") of Certificates.

     Each Series will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") to be formed by DLJ Commercial Mortgage Corp. (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property: (i) residential properties consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties consisting of office buildings, properties related to the sales of consumer goods and other products and/or related to providing entertainment, recreation or personal services to the general public, hospitality properties, casinos, health care-related facilities, recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other resort and recreational properties, arenas, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties consisting of rental or cooperatively owned buildings with multiple dwelling units, properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public, hospitality properties and office properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued. If so specified in the related Prospectus Supplement, the Trust Fund for a Series may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

                                   -----------

                                                  (cover continued on next page)

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

     Prospective investors should review the information appearing on page 17 herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     The Offered Certificates of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                  The date of this Prospectus is March 1, 1999

(cover continued)

     The yield on each Class of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

     As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for the Offered Certificates of any Series will specify which Class or Classes of Certificates of such Series will be considered to be regular interests in the related REMIC and which Class of Certificates of such Series or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences".

     There will be no secondary market for the Offered Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if one does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each Series will contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class or Series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

                                TABLE OF CONTENTS

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                                                                                                               ----
SUMMARY OF PROSPECTUS.............................................................................................8

RISK FACTORS.....................................................................................................17
Limited Liquidity of Offered Certificates........................................................................17
Limited Assets...................................................................................................18
Credit Support Limitations.......................................................................................18
Effect of Prepayments on Average Life of Certificates............................................................19
Effect of Prepayments on Yield of Certificates...................................................................20
Limited Nature of Ratings........................................................................................20
Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans................................21
Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool................................28
Federal Tax Considerations Regarding REMIC Residual Certificates.................................................28
Book-Entry Registration..........................................................................................29
Potential Conflicts of Interest..................................................................................29
Termination......................................................................................................30

DESCRIPTION OF THE TRUST FUNDS...................................................................................30
General..........................................................................................................30
Mortgage Loans...................................................................................................30
MBS..............................................................................................................42
Undelivered Mortgage Assets......................................................................................43
Certificate Accounts.............................................................................................43
Credit Support...................................................................................................43
Cash Flow Agreements.............................................................................................43

YIELD AND MATURITY CONSIDERATIONS................................................................................44
General..........................................................................................................44
Pass-Through Rate................................................................................................44
Payment Delays...................................................................................................44
Certain Shortfalls in Collections of Interest....................................................................44
Yield and Prepayment Considerations..............................................................................45
Weighted Average Life and Maturity...............................................................................47
Other Factors Affecting Yield, Weighted Average Life and Maturity................................................47

THE DEPOSITOR....................................................................................................49

DESCRIPTION OF THE CERTIFICATES..................................................................................50
General..........................................................................................................50
Distributions....................................................................................................50
Distributions of Interest on the Certificates....................................................................51
Distributions of Principal of the Certificates...................................................................52
Distributions on the Certificates in Respect of Prepayment Premiums
  or in Respect of Equity Participations.........................................................................53
Allocation of Losses and Shortfalls..............................................................................53
Advances in Respect of Delinquencies.............................................................................53
Reports to Certificateholders....................................................................................54

                                                                                                               Page
                                                                                                               ----
Voting Rights....................................................................................................55
Termination......................................................................................................55
Book-Entry Registration and Definitive Certificates..............................................................56

DESCRIPTION OF THE POOLING AGREEMENTS............................................................................57
General..........................................................................................................57
Assignment of Mortgage Assets....................................................................................58
Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies...................59
Collection and Other Servicing Procedures with respect to Mortgage Loans.........................................60
Sub-Servicers....................................................................................................62
Collection of Payments on MBS....................................................................................62
Certificate Account..............................................................................................63
Modifications, Waivers and Amendments of Mortgage Loans..........................................................66
Realization Upon Defaulted Mortgage Loans........................................................................66
Hazard Insurance Policies........................................................................................68
Due-on-Sale and Due-on-Encumbrance Provisions....................................................................69
Servicing Compensation and Payment of Expenses...................................................................69
Evidence as to Compliance........................................................................................70
Certain Matters Regarding the Master Servicer, the Special Servicer,
  the REMIC Administrator, the Manager and the Depositor ........................................................70
Events of Default................................................................................................71
Rights Upon Event of Default.....................................................................................72
Amendment........................................................................................................73
List of Certificateholders.......................................................................................74
The Trustee......................................................................................................74
Duties of the Trustee............................................................................................74
Certain Matters Regarding the Trustee............................................................................75
Resignation and Removal of the Trustee...........................................................................75

DESCRIPTION OF CREDIT SUPPORT....................................................................................75
General..........................................................................................................75
Subordinate Certificates.........................................................................................76
Insurance or Guarantees with Respect to Mortgage Loans...........................................................76
Letter of Credit.................................................................................................76
Certificate Insurance and Surety Bonds...........................................................................77
Reserve Funds....................................................................................................77
Credit Support with Respect to MBS...............................................................................77

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................78
General..........................................................................................................78
Types of Mortgage Instruments....................................................................................78
Leases and Rents.................................................................................................78
Personalty.......................................................................................................79
Foreclosure......................................................................................................79
Bankruptcy Laws..................................................................................................82
Environmental Considerations.....................................................................................84
Due-on-Sale and Due-on-Encumbrance Provisions....................................................................86
Junior Liens; Rights of Holders of Senior Liens..................................................................86

                                                                                                               Page
                                                                                                               ----
Subordinate Financing............................................................................................86
Default Interest and Limitations on Prepayments..................................................................87
Applicability of Usury Laws......................................................................................87
Certain Laws and Regulations.....................................................................................87
Americans with Disabilities Act..................................................................................87
Soldiers' and Sailors' Civil Relief Act of 1940..................................................................88
Forfeitures in Drug and RICO Proceedings.........................................................................88

FEDERAL INCOME TAX CONSEQUENCES..................................................................................89
General..........................................................................................................89
REMICs...........................................................................................................90
Grantor Trust Funds.............................................................................................107

STATE AND OTHER TAX CONSEQUENCES................................................................................116

ERISA CONSIDERATIONS............................................................................................116
General.........................................................................................................116
Plan Asset Regulations..........................................................................................117
Prohibited Transaction Exemptions...............................................................................118
Insurance Company General Accounts..............................................................................118
Consultation With Counsel.......................................................................................119
Tax Exempt Investors............................................................................................119

LEGAL INVESTMENT................................................................................................119

USE OF PROCEEDS.................................................................................................121

METHOD OF DISTRIBUTION..........................................................................................121

LEGAL MATTERS...................................................................................................123

FINANCIAL INFORMATION...........................................................................................123

RATING..........................................................................................................123

INDEX OF PRINCIPAL DEFINITIONS..................................................................................124

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Securities Offered ...................  Mortgage pass-through certificates.

Depositor.............................  DLJ Commercial Mortgage Corp., a
                                        Delaware corporation. See "The
                                        Depositor".

Trustee...............................  The trustee (the "Trustee") for each
                                        Series will be named in the related
                                        Prospectus Supplement. See "Description
                                        of the Pooling Agreements--The Trustee".

Master Servicer.......................  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master
                                        Servicer") for the corresponding Series
                                        will be named in the related Prospectus
                                        Supplement. See "Description of the
                                        Pooling Agreements".

Special Servicer......................  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special
                                        Servicer") for the corresponding Series
                                        will be named, or the circumstances
                                        under which a Special Servicer may be
                                        appointed will be described, in the
                                        related Prospectus Supplement. See
                                        "Description of the Pooling
                                        Agreements--Collection and Other
                                        Servicing Procedures with respect to
                                        Mortgage Loans".

MBS Administrator.....................  If a Trust Fund includes MBS, then the entity responsible for administering
                                        such MBS (the "MBS Administrator") will
                                        be named in the related Prospectus
                                        Supplement. If an entity other than the
                                        Trustee or the Master Servicer is the
                                        MBS Administrator, such entity will be
                                        referred to herein as the "Manager".

REMIC Administrator...................  The person (the "REMIC Administrator")
                                        responsible for the various tax-related
                                        administration duties for a Series as to which one or more REMIC elections have been made will be named in the related Prospectus Supplement. See "Federal Income Tax Consequences" and "REMICs".

The Mortgage Assets...................  The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage
                                        Assets with respect to each Series will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property:
                                        (i) residential properties consisting of rental

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                                       -8-

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                                        or cooperatively-owned buildings with
                                        multiple dwelling units, manufactured
                                        housing communities and mobile home
                                        parks; (ii) commercial properties
                                        consisting of office buildings,
                                        properties related to the sale of goods
                                        and other products (such as shopping
                                        centers, malls, factory outlet centers,
                                        automotive sales centers and individual
                                        stores, shops and businesses related to
                                        sales of consumer goods and other
                                        products, including individual
                                        department stores and other retail
                                        stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation or personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties (such as hotels, motels and other lodging facilities) casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                                        As and to the extent described in the
                                        related Prospectus Supplement, a
                                        Mortgage Loan (i) may provide for no
                                        accrual of interest or for accrual of
                                        interest thereon at an interest rate (a
                                        "Mortgage Rate") that is fixed over its
                                        term or that adjusts from time to time,
                                        or that may be converted at the
                                        borrower's election from an adjustable
                                        to a fixed Mortgage Rate, or from a
                                        fixed to an adjustable Mortgage Rate,
                                        (ii) may provide for level payments to
                                        maturity or for payments that adjust
                                        from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or

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                                       -9-

--------------------------------------------------------------------------------

                                        both, on due dates that occur monthly,
                                        quarterly, semi-annually or at such
                                        other interval as is specified in the
                                        related Prospectus Supplement. Each
                                        Mortgage Loan will have had an original
                                        term to maturity of not more than
                                        approximately 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                        If any Mortgage Loan, or group of
                                        related Mortgage Loans (by reason of
                                        cross-collateralization, common borrower or affiliation of borrowers), constitutes a material concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust
                                        Funds--Mortgage Loans--Mortgage Loan
                                        Information" in the Prospectus
                                        Supplement.

                                        If and to the extent specified in the
                                        related Prospectus Supplement, the
                                        Mortgage Assets with respect to a Series may also include, or consist of, mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS".

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        aggregate outstanding principal balance
                                        of a Mortgage Asset Pool as of the date
                                        it is formed (the "Cutoff Date") will
                                        equal or exceed the aggregate
                                        outstanding principal balance of the
                                        related Series as of the date the
                                        Certificates of such Series are
                                        initially issued (the "Closing Date").
                                        In the event that the Mortgage Assets
                                        initially delivered do not have an
                                        aggregate outstanding principal balance
                                        as of the related Cut-off Date at least
                                        equal to the aggregate outstanding
                                        principal balance of the related Series
                                        as of the related Closing Date, the
                                        Depositor may deposit cash or Permitted
                                        Investments (as defined herein) on an
                                        interim basis with the Trustee for such
                                        Series on the related Closing Date in
                                        lieu of delivering Mortgage Assets (the
                                        "Undelivered Mortgage Assets") with an
                                        aggregate outstanding principal balance
                                        as of the related Cut-off Date equal to
                                        the shortfall amount. During the 90-day
                                        period following the related Closing
                                        Date, the Depositor will be entitled to
                                        obtain a release of such cash or
                                        Permitted

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                                      -10-

--------------------------------------------------------------------------------

                                        Investments to the extent that the
                                        Depositor delivers a corresponding
                                        amount of the Undelivered Mortgage
                                        Assets. If and to the extent that all
                                        the Undelivered Mortgage Assets are not
                                        delivered during the 90-day period
                                        following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

The Certificates......................  Each Series will be issued in one or more Classes of Certificates pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                        As described in the related Prospectus
                                        Supplement, the Certificates of each
                                        Series, including the Offered
                                        Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                        Certificates") to one or more other
                                        Classes of Certificates of the same
                                        Series in entitlement to certain
                                        distributions on the Certificates; (ii)
                                        are entitled to distributions of
                                        principal, with disproportionate,
                                        nominal or no distributions of interest
                                        (collectively, "Stripped Principal
                                        Certificates"); (iii) are entitled to
                                        distributions of interest, with
                                        disproportionate, nominal or no
                                        distributions of principal
                                        (collectively, "Stripped Interest
                                        Certificates"); (iv) provide for
                                        distributions of interest thereon or
                                        principal thereof that commence only
                                        after the occurrence of certain events,
                                        such as the retirement of one or more
                                        other Classes of Certificates of such
                                        Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                        If so specified in the related
                                        Prospectus Supplement, a Series may
                                        include one or more "Controlled
                                        Amortization Classes", which will
                                        entitle the holders thereof to receive
                                        principal

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                                      -11-

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                                        distributions according to a specified
                                        principal payment schedule. Although
                                        prepayment risk cannot be eliminated
                                        entirely for any Class of Certificates,
                                        a Controlled Amortization Class will
                                        generally provide a relatively stable
                                        cash flow so long as the actual rate of
                                        prepayment on the Mortgage Loans in the
                                        related Trust Fund remains relatively
                                        constant at the rate, or within the
                                        range of rates, of prepayment used to
                                        establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other Classes of Certificates of the same Series, any of which other Classes of Certificates may also be a Class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates".

                                        Each Certificate, other than certain
                                        Stripped Interest Certificates and
                                        certain REMIC Residual Certificates (as
                                        defined herein), will have an initial
                                        stated principal amount (a "Certificate
                                        Principal Balance"); and each
                                        Certificate, other than certain Stripped
                                        Principal Certificates and certain REMIC
                                        Residual Certificates, will accrue
                                        interest on its Certificate Principal
                                        Balance or, in the case of certain
                                        Stripped Interest Certificates, on a
                                        notional amount (a "Certificate Notional
                                        Amount"), based on a fixed, variable or
                                        adjustable interest rate (a
                                        "Pass-Through Rate"). The related
                                        Prospectus Supplement will specify the
                                        aggregate Certificate Principal Balance, aggregate Certificate Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each Class of Offered Certificates.

                                        If so specified in the related
                                        Prospectus Supplement, a Class of
                                        Offered Certificates may have two or
                                        more component parts, each having
                                        characteristics that are otherwise
                                        described herein as being attributable
                                        to separate and distinct Classes.

                                        The Certificates will not be guaranteed
                                        or insured by the Depositor or any of
                                        its affiliates, by any governmental
                                        agency or instrumentality or by any
                                        other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets".

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                                      -12-

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Distributions of Interest on the
Certificates..........................  Interest on each Class of Offered
                                        Certificates (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual Certificates) of each Series will accrue at the applicable Pass-Through Rate on the aggregate Certificate Principal Balance or, in the case of certain Classes of Stripped Interest
                                        Certificates, the aggregate Certificate
                                        Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more Classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates, and interest accrued with respect to a Class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more Classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus
                                        Supplement. See "Risk Factors--Effect of
                                        Prepayments on Average Life of
                                        Certificates" and "--Effect of
                                        Prepayments on Yield of Certificates",
                                        "Yield and Maturity
                                        Considerations--Certain Shortfalls in
                                        Collections of Interest" and
                                        "Description of the Certificates
                                        --Distributions of Interest on the
                                        Certificates".

Distributions of Principal of the
Certificates..........................  Each Class of Certificates of each
                                        Series (other than certain Classes of
                                        Stripped Interest Certificates and
                                        certain Classes of REMIC Residual
                                        Certificates) will have an aggregate
                                        Certificate Principal Balance. The
                                        aggregate Certificate Principal Balance
                                        of a Class of Certificates outstanding
                                        from time to time will represent the
                                        maximum amount that the holders thereof
                                        are then entitled to receive in respect
                                        of principal from future cash flow on
                                        the assets in the related Trust Fund.
                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        initial aggregate Certificate Principal
                                        Balance of all Classes of a Series will
                                        not be greater than the outstanding
                                        principal balance of the related
                                        Mortgage Assets as of the related
                                        Cut-off Date. As and to the extent
                                        described in each Prospectus Supplement, distributions of principal with respect to the related Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series then entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of

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                                                       -13-

--------------------------------------------------------------------------------

                                        principal with respect to one or more
                                        Classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class. See "Description of the Certificates --Distributions of Principal of the Certificates".

Credit Support and Cash
Flow Agreements.......................  If so provided in the related Prospectus
                                        Supplement, partial or full protection
                                        against certain defaults and losses on
                                        the Mortgage Assets in the related Trust
                                        Fund may be provided to one or more
                                        Classes of Certificates of the related
                                        Series in the form of subordination of
                                        one or more other Classes of
                                        Certificates of such Series, which other
                                        Classes may include one or more Classes
                                        of Offered Certificates, or by one or
                                        more other types of credit support,
                                        which may include a letter of credit, a
                                        surety bond, an insurance policy, a
                                        guarantee, a reserve fund, or a
                                        combination thereof (any such coverage
                                        with respect to the Certificates of any
                                        Series, "Credit Support"). If so
                                        provided in the related Prospectus
                                        Supplement, a Trust Fund may include:
                                        (i) guaranteed investment contracts
                                        pursuant to which moneys held in the
                                        funds and accounts established for the
                                        related Series will be invested at a
                                        specified rate; or (ii) interest rate
                                        exchange agreements, interest rate cap
                                        or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more Classes of Certificates (any such agreement, in the case of clause (i) or
                                        (ii), a "Cash Flow Agreement"). Certain
                                        relevant information regarding any
                                        Credit Support or Cash Flow Agreement
                                        applicable to the Offered Certificates
                                        of any Series will be set forth in the
                                        related Prospectus Supplement. See "Risk
                                        Factors--Credit Support Limitations",
                                        "Description of the Trust Funds--Credit
                                        Support" and "--Cash Flow Agreements"
                                        and "Description of Credit Support".

--------------------------------------------------------------------------------

Advances..............................  If and to the extent provided in the related Prospectus Supplement, if a
                                        Trust Fund includes Mortgage Loans, the
                                        Master Servicer, the Special Servicer,
                                        the Trustee, any provider of Credit
                                        Support and/or any other specified
                                        person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates --Advances in Respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for the Offered Certificates of any Series, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the
                                        Certificates--Advances in Respect of
                                        Delinquencies". If a Trust Fund includes
                                        MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Optional Termination..................  If so specified in the related
                                        Prospectus Supplement, a Trust Fund may
                                        be subject to optional early termination through the repurchase of the Mortgage Assets included in such Trust Fund by the party or parties specified in such Prospectus Supplement, under the circumstances and in the manner set forth therein, thereby resulting in early retirement for the Certificates of the related Series. If so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of
                                        Certificates by a specified percentage
                                        or amount or upon a specified date, a
                                        party specified therein may be
                                        authorized or required to solicit bids
                                        for the purchase of all of the Mortgage
                                        Assets of the related Trust Fund, or of
                                        a sufficient portion of such Mortgage
                                        Assets to retire such Class or Classes,
                                        under the circumstances and in the
                                        manner set forth therein. See
                                        "Description of the
                                        Certificates--Termination".

Federal Income Tax Consequences.......  The Certificates of each Series will constitute or evidence ownership of
                                        either (i) "regular interests" ("REMIC
                                        Regular Certificates") and "residual
                                        interests" ("REMIC Residual
                                        Certificates") in a Trust Fund, or a
                                        designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Code. It is recommended that Investors
                                        consult their tax advisors concerning
                                        the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations..................  Fiduciaries of employee benefit plans and certain other retirement plans and
                                        arrangements, including individual
                                        retirement accounts, annuities, Keogh
                                        plans, and collective investment funds
                                        and separate accounts in which such
                                        plans, accounts, annuities or
                                        arrangements are invested, that are
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or Section 4975 of the Code,
                                        should review with their legal advisors
                                        whether the purchase or holding of
                                        Offered Certificates could give rise to
                                        a transaction that is prohibited or is
                                        not otherwise permissible either under
                                        ERISA or Section 4975 of the Code. See
                                        "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment......................  The Offered Certificates will constitute
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended ("SMMEA"), only if so specified
                                        in the related Prospectus Supplement.
                                        Investors whose investment authority is
                                        subject to legal restrictions should
                                        consult their legal advisors to
                                        determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating................................  At their respective dates of issuance, each Class of Offered Certificates will
                                        be rated not lower than investment grade
                                        by one or more nationally recognized
                                        statistical rating agencies (each, a
                                        "Rating Agency"). See "Rating" herein
                                        and in the related Prospectus
                                        Supplement.
--------------------------------------------------------------------------------

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

Limited Liquidity of Offered Certificates

     General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

     Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for the Offered Certificates of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of the Offered Certificates of any Series may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to Offered Certificates of any Series or with respect to any Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, a Companion Class (as defined herein) or a Class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

Limited Assets

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Fund for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the Certificates of the related Series. If and to the extent so provided in the Prospectus Supplement relating to a Series consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Credit Support Limitations

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for the Offered Certificates of any Series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more Classes of Offered Certificates.

     Disproportionate Benefits to Certain Classes and Series. A Series may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid Classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those Classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional losses.

Effect of Prepayments on Average Life of Certificates

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of Certificates of the related Series than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various Classes of Certificateholders of any Series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A Series may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage

Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

Effect of Prepayments on Yield of Certificates

     A Series may include one or more Classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

Limited Nature of Ratings

     Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating one or more Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans

     General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; increases in competition, changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a borrower, a Master Servicer or a Special Servicer.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities, as well as casinos, may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements. Because of the nature of their business, recreational and entertainment facilities (including arenas, golf courses, marinas, ski resorts, amusement parks, movie theaters, bowling alleys and similar type businesses), hotels and motels and restaurants will tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties as potential patrons respond to having less disposable income. In addition, marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways. Certain recreational properties, as well as certain hotels and motels, may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions. Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline. Properties used as gas stations, dry cleaners and industrial facilities may be more likely to have environmental issues. Many types of commercial properties are not readily convertible to alternative uses if the use for which any such property was originally intended is not successful.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

     Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on subletting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

     Risks Particular to Retail Sales and Service Properties. In addition to risks generally associated with real estate, Retail Sales and Service Properties (as defined herein) are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers, malls or individual stores, shops and consumer oriented businesses), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping centers and malls, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail Sales and Service Properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Risks Particular to Hospitality Properties. Hospitality properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hospitality properties, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, such properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hospitality property may present additional risks as compared to other commercial property types in that: (i) hospitality properties may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring a hospitality property (either through purchase or foreclosure) is subject to local law requirements; (iii) it may be difficult to terminate an ineffective operator of a hospitality property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hospitality property based upon its historical reputation.

     Hospitality properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hospitality properties. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate any such hospitality property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hospitality property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     Risks Particular to Office Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

     Dependence on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Trust Funds, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Trust Fund will increase the risk that the poor performance of a single property manager will have widespread effect on the related Mortgage Asset Pool.

     Dependence on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

     Property Location and Condition. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

     Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising From Environmental Conditions" herein. In the case of properties used as casinos, gambling could become prohibited in the relevant jurisdiction.

     Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders of the related Trust Fund.

     Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on- sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Certificates of the related Series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

     Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
Pool

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Trust Funds--Mortgage Loans--General".

Federal Tax Considerations Regarding REMIC Residual Certificates

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from such REMIC, as described under "Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the Certificate Principal Balances of all Certificates of the related Series have been reduced to zero. All or a portion of such Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons. See "Federal Income Tax Consequences" and "REMICs - Taxation of Owners of REMIC Residual Certificates".

Book-Entry Registration

     If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("DTC Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to DTC Participants, and directly and indirectly through such DTC Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Potential Conflicts of Interest

     If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any Class of Certificates of the related Series, then, notwithstanding the applicable servicing standard imposed by the related Pooling Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, if specified in the related Prospectus Supplement, the holders of a specified Class or Classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage

Loans. Investors in such specified Class or Classes of Subordinate Certificates may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates of the same Series.

Termination

     If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination".

                         DESCRIPTION OF THE TRUST FUNDS

General

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

Mortgage Loans

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") and secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on, or security interests in, fee or leasehold estates in, or cooperative shares with respect to, properties (the "Mortgaged Properties") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, properties related to the sale of consumer goods and other products (such as shopping centers, malls, factory outlet centers, automotive sales centers and individual stores, shops and businesses related to sales of consumer goods and other products, including individual department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation and personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties (such as hotels, motels and other lodging facilities), casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgaged Properties may include commercial and/or residential structures owned by private cooperative corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold (together with any extension options) will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear
(i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

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     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.


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     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as to pay all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Retail Sales and Service Properties. Retail properties and other properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public ("Retail Sales and Service Properties") may include shopping centers, factory outlet centers, malls, automotive sales and service centers and other individual stores, shops and consumer oriented businesses, such as department stores and other retail stores, grocery stores, convenience stores, specialty shops, gas stations, movie theaters, fitness centers, bowling alleys, salons and dry cleaners. Such properties (if not owner occupied) generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of Retail Sales and Service Properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, and the possibility of a significant tenant becoming bankrupt or insolvent. Retail Sales and Service Properties will be affected by perceptions by prospective customers of the safety, convenience, services and attractiveness of such property and by market demographics, consumer habits and traffic patterns, the access to and visibility of such property and the availability of parking at such property.

     The correlation between the success of tenant businesses and property value is more direct with respect to Retail Sales and Service Properties than other types of commercial property because a significant component of the total rent paid by such tenants is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of tenants of such types of properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage

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Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from Retail Sales and Service Properties. The correlation between the success of the shops and other businesses at a Retail Sales and Service Property and the value of such property is increased when the property is a single tenant property or is largely owner occupied. Retail Sales and Service Properties would be expected to be directly and adversely affected by a decline in the local, regional and/or national economy and reduced consumer spending.

     Whether a mall or shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in malls and shopping centers traditionally have been a major factor in the public's perception of such types of properties. The anchor tenants at a mall or shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a mall or shopping center.

     Unlike certain other types of commercial properties, Retail Sales and Service Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at Retail Sales and Service Properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

     Some Retail Sales and Service Properties, such as malls and shopping centers, include food and beverage establishments, and prospective investors should also consider risks associated with such properties.

     Mortgage Loans Secured by Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains, hotels that are not affiliated with any franchise chain but may have their own brand identity, and other lodging facilities. Various factors, including location, quality and franchise affiliation affect the economic performance of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because rooms at hospitality properties generally are rented for short periods of time, such properties tend to respond more quickly to adverse economic conditions and competition than do many other types of commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have an impact on such property's quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, it is unlikely that the purchaser (or the trustee, servicer or special servicer, as the case may be) of such hospitality property may be entitled to the rights under any associated liquor license, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     The extent to which a hospitality property may be affected by any of the factors described above, including competition from other hospitality properties, may depend on the nature and quality of services provided by, and facilities (in addition to guest rooms) included at, the subject property. For example, a full service hotel with restaurants and a health club would be expected to attract more guests than a hospitality property that provides just rooms (subject to market demographics and the cost of the rooms).

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located and the strength and stability of the area where the building is located as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.


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     Mortgage Loans Secured by Other Types of Mortgaged Properties. A Mortgage
Asset Pool may also include Mortgage Loans secured by any of the following types of real property:

     Casinos. Various factors, including location and appearance, affect the economic performance of a casino. Adverse economic conditions, either local, regional or national, may limit the amount of disposable income that potential patrons may have for gambling. The construction of competing casinos can also have an adverse affect on the performance of a casino property. To meet competition, significant expenditures must be made to attract potential patrons, including, but not limited to, improving facilities, providing alternative forms of entertainment and providing free or low-cost food and lodging. Depending on the geographic location of a casino property, it may be heavily dependent on tourism for its clientele. In addition, the ownership and operation of casino properties is often subject to local or state governmental regulation, and a governmental agency or authority may have jurisdiction or influence with respect to the foreclosure of a casino property, the holding and transfer of a gaming license and/or the bankruptcy or insolvency of a casino owner or operator.

     Health Care-Related Properties. Health-care related properties include hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, depending on the services provided, senior housing. Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspection, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under such state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

     Industrial Properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become

                                      -36-

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functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of other supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business. In addition, depending upon the business conducted at the particular property, an industrial property may be more likely than other types of commercial properties to have environmental issues.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties (collectively, "Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of a Storage Property becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as is building design and location.

     Restaurants. Various factors may affect the economic viability of individual restaurants and other establishments that are part of the food and beverage service industry ("Restaurants"), including but not limited to competition from facilities having businesses similar to the particular Restaurant; perceptions by prospective customers of the safety, convenience, services and attractiveness of the Restaurant; the cost, quality and availability of food and beverage products, negative publicity resulting from instances of food contamination, food-borne illness and similar events; changes in demographics, consumer habits and traffic patterns; the ability to provide or contract for capable management and adequate maintenance; and retroactive changes to building codes, similar ordinances and other legal requirements. Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which customers dine out, and may result in a reduction in customers. The construction of competing food/drink establishments can have similar effects. Because of the nature of the business, Restaurants tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a Restaurant (either through purchase or foreclosure) is subject to local law requirements.

     Additional factors that can affect the success of a regionally or nationally-known chain Restaurant include actions and omissions of any franchisor (including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures); the degree of support provided or arranged by any franchisor, such franchisor's franchisee organizations and third-party providers of products or services; the bankruptcy or business discontinuation of any such franchisor or third-party provider; and increases in operating expenses. Chain Restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A lender may be unable to succeed to the rights of the franchisee under the related franchise agreement, or the transferability of a franchise may be subject to numerous restrictions.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. The successful operation of a Mortgaged Property operated as a manufactured housing community, mobile home park or recreational vehicle park will generally depend on the number of comparable competing properties in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of facilities and services it provides. Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging (for example, staying at a hotel at the beach).

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     Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any Mortgaged Property constituting a manufactured housing community, mobile home park or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

     Recreational and Resort Properties. The Mortgaged Properties may include various recreational and resort properties such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks ("R&R Properties"). Various factors, including the location and appearance of and the appeal of the recreational activities offered by the subject property, affect the economic performance of an R&R Property. The construction of competing properties of the same type can also have an adverse effect on the performance of an R&R Property. In many cases, different types of R&R Properties compete with each other for patrons. In the case of certain types of R&R Properties, significant expenditures must be made to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons. Depending on the geographic location of an R&R Property, it may be heavily dependent on tourism for its clientele and, accordingly, may be affected by changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors. In some cases, business of an R&R Property may be seasonal in nature and this seasonality can be expected to cause periodic fluctuations in operating revenues and expenses. Furthermore, business at such properties can be very weather sensitive. The performance of an R&R Property will also be affected by local, regional and national economic conditions insofar as such conditions affect the amount of disposable income that potential patrons have to spend at such property. Because of the nature of the business, R&R Properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, a marina or other R&R Properties located next to water will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Arenas. The success of an arena generally depends on its ability to attract patrons to a variety of events, including (depending on the nature of the arena) sporting events, musical events, theatrical events, animal shows and circuses. Such ability will depend on, among other things, the appeal of the particular event, the cost of admission, perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena, and the alternative forms of entertainment available in the particular locale. In some cases, an arena's success will depend on its ability to attract and keep a sporting team as a tenant. An arena may become unprofitable (or unacceptable to such a tenant) due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities. Arenas constitute "special purpose" properties which could not be readily convertible to alternative uses.

     Churches and Other Religious Facilities. Churches and other religious facilities ("Religious Facilities") generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular Religious Facility and the extent to which attendees are prepared to make donations, all of which is influenced by a variety of social, political and economic factors. It would be expected, however, that adverse economic conditions would adversely affect donations as disposable income of patrons declines. Religious Facilities are "special purpose" properties that are not readily convertible to alternative uses.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for and in connection with parking spaces. The amount of such fees will depend on the number of spaces rented and the rates at which they are rented, which, in turn, will depend on a number of factors, including the proximity of the lot or garage to locations where large numbers of people work, shop or live, the amount of alternative parking space (including free parking space) in the area where the lot or garage is located, whether

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the area where the lot or garage is located is otherwise accessible by mass transit (thereby limiting the number of potential vehicles requiring parking spaces) and the perceptions of potential patrons of the safety, convenience and services of the lot or garage.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless

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otherwise specified in the related Prospectus Supplement, the "Value" of a
Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the Value of a Mortgaged Property as of the date of initial issuance of the Certificates of the related Series may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the Value of a Mortgaged Property, Value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the Value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision

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



that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a Series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.


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MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association ("FN\MA"; and such certificates issued and/or insured or guaranteed thereby, "FNMA Certificates"), the Governmental National Mortgage Association ("GNMA"; and such certificates issued and/or insured or guaranteed thereby, "GNMA Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or insured or guaranteed thereby, "FAMC Certificates"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, or unless otherwise discussed with the Commission, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, be part of the Depositor's (or an affiliate's) unsold allotments from the Depositor's (or an affiliate's) previous offerings; and (b) unless it was issued by the Depositor or a trust established thereby, will either (i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the Classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a Series that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and,

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



to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

     The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Undelivered Mortgage Assets

     Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the related Cut-off Date will equal or exceed the aggregate Certificate Principal Balance of the related Series as of the related Closing Date. In the event that Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate Certificate Principal Balance of the related Series as of the related Closing Date, the Depositor may deposit cash or Permitted Investments on an interim basis with the Trustee for such Series on the related Closing Date in lieu of delivering Mortgage Assets with an aggregate outstanding principal balance as of the related Cutoff Date equal to the shortfall amount. During the 90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

Certificate Accounts

     Each Trust Fund will include a Certificate Account consisting of one or more accounts established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".

Credit Support

     If so provided in the Prospectus Supplement for the Offered Certificates of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates of such Series in the form of subordination of one or more other Classes of Certificates of such Series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificate of any Series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Cash Flow Agreements

     If so provided in the Prospectus Supplement for the Offered Certificates of any Series, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more Classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                        YIELD AND MATURITY CONSIDERATIONS

General

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related Series.

Pass-Through Rate

     The Certificates of any Class within a Series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any Series will specify the Pass-Through Rate for each Class of such Offered Certificates or, in the case of a Class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more Classes of such Offered Certificates; and whether the distributions of interest on any Class of such Offered Certificates will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

     With respect to any Series, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on the Offered Certificates of any Series and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received the related Determination Date (as defined herein) or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such Series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for the Offered Certificates of each Series will describe the manner in which any such shortfalls will be allocated among the respective Classes of Certificates of such Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the Certificate Principal Balance (or the Certificate Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a Class of Offered Certificates of any Series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a Class of Stripped Interest Certificates, result in the reduction of the aggregate Certificate Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the Certificate Principal Balance or Certificate Notional Amount of such investor's Offered Certificate at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the aggregate Certificate Notional Amount of a Class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the aggregate Certificate Principal Balance of one or more of the other Classes of Certificates of the same Series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the aggregate Certificate Principal Balance of such Class or Classes of Certificates, as the case may be.


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



     Consistent with the foregoing, if a Class of Certificates of any Series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a Series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

Weighted Average Life and Maturity

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more Classes of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a Class of Certificates of any Series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to the Offered Certificates of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such Series with an aggregate Certificate Principal Balance, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage

Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a Class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a Class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective Classes of Certificates of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Certificate Principal Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Certificates of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the Certificate Notional Amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related Series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates.

     The yield to maturity on a Class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more Classes of Certificates of any Series, including one or more Classes of Offered Certificates of such Series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any Series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such Series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any Class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any Class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on July 10, 1997 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The Depositor was organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of the Depositor are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 892-3000. The Depositor does not have and is not expected to have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

     Each Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a Class of Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Offered Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable rate. Such Class of Offered Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at one fixed, variable or adjustable rate and on another portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at a different fixed, variable or adjustable rate.

     Each Class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of certain Classes of Stripped Interest Certificates or REMIC Residual Certificates, Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Certificates of any Series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

Distributions

     Distributions on the Certificates of each Series will be made on each Distribution Date from the Available Distribution Amount for such Series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any Series and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such Series ("Certificateholders") on such date. The particular components of the Available Distribution Amount for any Series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a Series will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such Series is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") in any particular Class of Offered Certificates represented by any Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount, as applicable, of such Certificate by the initial aggregate Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Class.

Distributions of Interest on the Certificates

     Each Class of Certificates of each Series (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each Class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Series will be calculated on the basis of a 360- day year consisting of twelve 30-day months.

     Distributions of interest in respect of any Class of Certificates (other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any Class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the aggregate Certificate Principal Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each

Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate Certificate Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date with respect to a Class of Stripped Interest Certificates will be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the aggregate Certificate Principal Balances of one or more other Classes of Certificates of the same Series. Reference to a Certificate Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of the Certificates of a Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

Distributions of Principal of the Certificates

     Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding aggregate Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of a Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. The initial aggregate Certificate Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates (each such Class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other Classes of Certificates (each such Class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations.

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

Allocation of Losses and Shortfalls

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates. See "Description of Credit Support".

Advances in Respect of Delinquencies

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related Series for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more Classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related Series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related Series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related Series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for the Offered Certificates of any Series evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

     On each Distribution Date, together with the distribution to the holders of each Class of the Offered Certificates of a Series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Distribution Date Statement for each Distribution Date will detail the distributions on the Certificates of the related Series on such Distribution Date and the performance of the Mortgage Assets in the related Trust Fund.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such Series a statement containing information regarding the principal, interest and other distributions on the applicable Class of Offered Certificates, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a Series includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that Series in connection with distributions made to them.

Voting Rights

     The voting rights evidenced by each Series (as to such Series, the "Voting Rights") will be allocated among the respective Classes of Certificates of such Series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular Series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

Termination

     The obligations created by the Pooling Agreement for each Series will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, the Certificates of any Series may be subject to optional early retirement through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes of Certificates, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

Book-Entry Registration and Definitive Certificates

     If so provided in the Prospectus Supplement for the Offered Certificates of any Series, one or more Classes of such Offered Certificates will be offered in book-entry format through the facilities of DTC, and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

General

     The Certificates of each Series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a Series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Depositor".

Assignment of Mortgage Assets

     General. At the time of initial issuance of any Series, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Depositor in exchange for the Mortgage Assets and the other assets to be included in the related Trust Fund. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of a Mortgage Loan, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of an MBS, the outstanding principal balance and the pass-through rate or coupon rate.

     Delivery of Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Depositor or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

     Delivery of MBS. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee to become the registered owner of each MBS which is included in a Trust Fund and to provide for all distributions on each such MBS to be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any.

Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies

     Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, the Depositor will, with respect to each Mortgage Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan and the delivery of all documents required to be delivered with respect to the Mortgage Loan as contemplated under "--Assignment of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be the Depositor, an affiliate of the Mortgage Asset Seller or the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price not less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with interest thereon at the related Mortgage Rate (or, in the case of an MBS, at the related pass-through rate or coupon rate) to a date on or about the date of purchase (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for the Offered Certificates of any Series, in lieu of repurchasing a Mortgage Asset as to which a breach has occurred, a Warranting Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Asset" herein, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Series is initially issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

Collection and Other Servicing Procedures with respect to Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Asset Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws". Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the

Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

Sub-Servicers

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

Collection of Payments on MBS

     Unless otherwise specified in the related Prospectus Supplement, the MBS, if any, included in the Trust Fund for any Series will be registered in the name of the Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that, if the Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such MBS, the Trustee or such other MBS Administrator, as applicable, is to request the issuer or guarantor, if any, of such MBS to make such payment as promptly as possible and legally permitted and is to take such legal action against such issuer or guarantor as the Trustee or such other MBS Administrator, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the proceeds of any such action and will be retained by the Trustee or such other MBS Administrator, as applicable, prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the

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affected Series. In the event that the Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it (with interest) for its projected legal fees and expenses, the Trustee or such other MBS Administrator, as applicable, will notify the Certificateholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Certificate Account

     General. The related Trustee and any related Master Servicer, Special Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, in respect of each Trust Fund, one or more accounts (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Certificates of the related Series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Certificates of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A Certificate Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Trust Assets included in any Trust Fund, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the MBS Administrator or the Manager, as applicable, subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), are to be deposited in the Certificate Account for such Trust Fund within a certain period following receipt (in the case of collections on or in respect of the Trust Assets) or otherwise as provided in the related Pooling Agreement:

          (i) if such Trust Fund includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

          (ii) if such Trust Fund includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) if such Trust Fund includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future

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     expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series;

          (v) if such Trust Fund includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

          (vi) any amounts paid under any Cash Flow Agreement for the related Series;

          (vii) if such Trust Fund includes Mortgage Loans, all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Loan purchased as described under "Description of the Certificates--Termination";

          (viii) if such Trust Fund includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

          (ix) if such Trust Fund includes Mortgage Loans, all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

          (x) any amount required to be deposited by the Master Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Certificate Account;

          (xi) if such Trust Fund includes MBS, all payments on such MBS;

          (xii) if such Trust Fund includes MBS, all proceeds of the purchase of any MBS by the Depositor or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any MBS purchased as described under "Description of the Certificates--Termination"; and

          (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Trust Fund may make withdrawals from the Certificate Account for such Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

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          (ii) if such Trust Fund includes Mortgage Loans, then as and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer or Special Servicer any servicing fees and other compensation to which it is entitled in respect of such Mortgage Loans and that was not previously retained thereby;

          (iii) if such Trust Fund includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related Series;

          (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on the advances and servicing expenses, if any, described in clause (iii) above made or incurred by it while such advances and servicing expenses remain outstanding and unreimbursed;

          (v) if such Trust Fund includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related Master Servicer, the related Special Servicer or any other specified person, including, if applicable, costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Realization Upon Defaulted Mortgage Loans";

          (vi) to reimburse the Depositor, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" and "--Certain Matters Regarding the Trustee";

          (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related Trustee and of any related REMIC Administrator, Manager, provider of Credit Support and obligor on a Cash Flow Agreement;

          (viii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support in respect of the related Series;


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



          (ix) to pay the related Master Servicer, the related Special Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

          (x) if one or more elections have been made to treat such Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs --Prohibited Transactions Tax and Other Taxes";

          (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders or otherwise in connection with the servicing or administration of the related Trust Assets;

          (xii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xiii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

Modifications, Waivers and Amendments of Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related Series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring,

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     containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain Classes of Certificates of the related Series a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price specified herein, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement. The Special Servicer may be authorized to allow the Trust Fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with

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respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

     Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80%

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to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related

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Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

Evidence as to Compliance

     Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Master Servicer and Special Servicer will each be required, at its expense, to cause a firm of independent public accountants to furnish to the Trustee, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a statement generally to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     If a Trust Fund includes Mortgage Loans, the related Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

     Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor

     Unless otherwise specified in the Prospectus Supplement for a Series, the related Pooling Agreement will permit any related Master Servicer, Special Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Certificates of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the

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obligations and duties of the resigning Master Servicer, Special Servicer, REMIC
Administrator or Manager, as the case may be, under the related Pooling Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on MBS, Manager for a Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to such Pooling Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that neither the Depositor nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement or that in its opinion may involve it in any ultimate expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related Series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Certificateholders, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor is a party, or any person succeeding to the business of a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

     Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Certificateholders of such Series, or

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to remit to the related Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (ii) any failure by a Special Servicer to remit to the related Master Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

Rights Upon Event of Default

     If an Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related Series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act

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



as successor to the Master Servicer, Special Servicer, Manager or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     Notwithstanding the foregoing, if the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement: (i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof;
(iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust Fund, then, as evidenced by an opinion of counsel delivered to the related Trustee and REMIC Administrator, to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust Fund, to modify, add to or eliminate certain transfer restrictions relating to REMIC Residual Certificates; or (viii) for any other purpose; provided that such amendment of a Pooling Agreement (other than any amendment for any of the specific purposes described in clauses (vi) and (vii) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Series; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Series by any Rating Agency, as evidenced by written confirmation to such effect from each applicable Rating Agency obtained by or delivered to the Trustee.

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment of a Pooling Agreement may (i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Series in a manner other than as described in the immediately preceding clause (i) without the consent of the holders of all Certificates of such Class or (iii) modify the provisions of such Pooling Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Series then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for the Certificates of such Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

The Trustee

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

Duties of the Trustee

     The Trustee for each Series will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates of such Series or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Pooling Agreement of any funds paid to such party in respect of the Certificates or the Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


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



Certain Matters Regarding the Trustee

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Certificate Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

     The Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee for any Series if such Trustee ceases to be eligible to continue as such under the related Pooling Agreement or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Unless otherwise specified in the related Prospectus Supplement, a Trustee may also be removed at any time by the holders of Certificates of the applicable Series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided that if such removal was without cause, the Certificateholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for any Series, then any resignation or removal of such entity as Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor Trustee will also serve as the successor REMIC Administrator as well.

                          DESCRIPTION OF CREDIT SUPPORT

General

     Credit Support may be provided with respect to one or more Classes of the Certificates of any Series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.


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



     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

     If Credit Support is provided with respect to one or more Classes of Certificates of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

Subordinate Certificates

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a Class of Certificates may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate Certificates in a Series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate Class or Classes of Certificates of the related Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

     If so provided in the related Prospectus Supplement, Mortgage Loans included in any Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

     If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the

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related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the related Trust Fund.

Certificate Insurance and Surety Bonds

     If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

     If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

Credit Support with Respect to MBS

     If so provided in the Prospectus Supplement for a Series, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.



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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

General

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

Personalty

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.


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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For

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example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments

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are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


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Environmental Considerations

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

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     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements-Realization Upon Defaulted Mortgage Loans", have been satisfied.

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.


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     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

     If so provided in the related Prospectus Supplement, the Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

Subordinate Financing

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal

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



amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Americans with Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public

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accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.



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                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Unless otherwise specified in the related Prospectus Supplement, counsel to the Depositor for each Series will be Sidley & Austin. This discussion is directed to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, it is recommended that taxpayers consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, it is recommended that potential investors consult their tax advisors concerning the state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the

"REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

     Classification of REMICs. With respect to each Series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--REMICs", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or FASIT. The determination as to the

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



percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

     To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular

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



Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with

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



respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution
Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a

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REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue prices will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     The OID Regulations also permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular

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



Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not specifically apply to holders of REMIC Regular Certificates. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Principal Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus

Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a Class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which it is recommended that REMIC Residual Certificateholders consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. The IRS recently released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. It is recommended that such prospective investors consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage

Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstance will the Special Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling

Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will, in general, not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more Mortgagors.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that Certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

Grantor Trust Funds

     Classification of Grantor Trust Funds. With respect to each Series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--Grantor Trust Funds", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; (iii) "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions. It is recommended that prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

     Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Series or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is recommended that Certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such

Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations under 1276(b)(3) referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

     To the extent that the Mortgage Loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount", above.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is recommended that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. It is recommended that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the Prepayment Assumption.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman (which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, it is recommended that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

     ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

Plan Asset Regulations

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

Prohibited Transaction Exemptions

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

Insurance Company General Accounts

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis
of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation With Counsel

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

Tax Exempt Investors

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions".

                                LEGAL INVESTMENT

     If and to the extent so specified in the related Prospectus Supplement, the Offered Certificates of any Series will constitute "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state), the authorized investments of which are subject to state regulation.

     Prior to December 31, 1996, only Classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)- (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of Offered Certificates), except under limited circumstances.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS (as defined herein). The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Offered Certificates or to purchase any Class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received from the sale of the Certificates of any Series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for the Offered Certificates of each Series will describe the method of offering being utilized for such Offered Certificates and will state the net proceeds to the Depositor from the sale of such Offered Certificates.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates. Furthermore, the Trust Fund for one Series of Offered Certificates may include Offered Certificates from other Series.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to any Series, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each Series, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                         Page
                                                                         ----
401(c) Regulations.......................................................118
ACMs......................................................................84
ADA.......................................................................87
Call Risk.................................................................19
Cash Flow Agreement.......................................................14
CERCLA....................................................................84
Certificate Account.......................................................63
Certificate Notional Amount...............................................12
Certificate Owner.........................................................56
Certificate Principal Balance.............................................12
Certificateholders........................................................51
Certificates...............................................................1
Class......................................................................1
Closing Date..............................................................10
Commercial Properties.....................................................30
Commission.................................................................3
Committee Report..........................................................92
Companion Class...........................................................53
Contributions Tax........................................................104
Controlled Amortization Class.............................................53
Controlled Amortization Classes...........................................11
Cooperatives..............................................................31
CPR.......................................................................47
Credit Support............................................................14
Crime Control Act.........................................................88
Cut-off Date..............................................................10
Definitive Certificates...................................................50
Depositor..................................................................1
Determination Date........................................................51
Disqualified Organization................................................105
Distribution Date.........................................................13
Distribution Date Statement...............................................54
DOL......................................................................117
DTC........................................................................3
DTC Participants..........................................................29
Due Dates.................................................................40
Due Period................................................................44
Equity Participation......................................................41
ERISA.....................................................................16
Exchange Act...............................................................3
Extension Risk............................................................19
FAMC......................................................................42
FAMC Certificates.........................................................42
FHLMC.....................................................................42
FHLMC Certificates........................................................42
Financial Intermediary....................................................56
FN\MA.....................................................................42
FNMA Certificates.........................................................42

                                                                         Page
                                                                         ----
Garn Act..................................................................86
GNMA......................................................................42
GNMA Certificates.........................................................42
Grantor Trust Certificates................................................15
Grantor Trust Fractional Interest Certificate............................108
Grantor Trust Fund........................................................89
Grantor Trust Strip Certificate..........................................108
IRS.......................................................................92
Issue Premium.............................................................98
Lender Liability Act......................................................84
Letter of Credit Bank.....................................................76
Liquidation Proceeds......................................................63
Lock-out Date.............................................................40
Lock-out Period...........................................................40
Mark-to-Market Regulations...............................................101
Master Servicer............................................................8
MBS................................................................1, 10, 30
MBS Administrator..........................................................8
MBS Agreement.............................................................42
MBS Issuer................................................................42
MBS Servicer..............................................................42
MBS Trustee...............................................................42
Mortgage Asset Pool........................................................1
Mortgage Asset Seller.....................................................30
Mortgage Assets........................................................1, 30
Mortgage Loans......................................................1, 8, 30
Mortgage Notes............................................................30
Mortgage Rate..............................................................9
Mortgaged Properties......................................................30
Mortgages.................................................................30
Multifamily Properties....................................................30
Net Leases................................................................39
Net Operating Income......................................................39
Nonrecoverable Advance....................................................54
OCC......................................................................120
Offered Certificates.......................................................1
OID Regulations...........................................................89
Originator................................................................31
OTS......................................................................121
Parties in Interest......................................................117
Pass-Through Rate.........................................................12
Percentage Interest.......................................................51
Permitted Investments.....................................................63
Plan Asset Regulations...................................................117
Plans....................................................................116
Policy Statement.........................................................120
Pooling Agreement.........................................................11
Prepayment Assumption...........................................92, 110, 112
Prepayment Interest Shortfall.............................................45
Prepayment Premium........................................................40

                                                                         Page
                                                                         ----
Prohibited Transactions Tax..............................................103
Prospectus Supplement......................................................1
PTCE.....................................................................118
Purchase Price............................................................59
Qualified Stated Interest.................................................92
Rating Agency.............................................................16
Record Date...............................................................51
Related Proceeds..........................................................53
Relief Act................................................................88
Religious Facilities......................................................38
REMIC.....................................................................89
REMIC Administrator........................................................8
REMIC Certificates........................................................89
REMIC Provisions..........................................................89
REMIC Regular Certificates................................................15
REMIC Regulations.........................................................90
REMIC Residual Certificates...............................................15
REO Property..............................................................60
Restaurants...............................................................37
Retail Sales and Service Properties.......................................33
RICO......................................................................88
Securities Act.............................................................3
Senior Certificates.......................................................11
Senior Liens..............................................................31
Series.....................................................................1
SMMEA.....................................................................16
SPA.......................................................................47
Special Servicer...........................................................8
Storage Properties........................................................37
Stripped Interest Certificates............................................11
Stripped Principal Certificates...........................................11
Sub-Servicer..............................................................62
Sub-Servicing Agreement...................................................62
Subordinate Certificates..................................................11
Tax Exempt Investor......................................................119
Tiered REMICs.............................................................91
Title V...................................................................87
Trust Fund.................................................................1
Trustee....................................................................8
UBTI.....................................................................119
UCC.......................................................................79
Undelivered Mortgage Assets...............................................10
United States Person.....................................................107
Voting Rights.............................................................55
Warranting Party..........................................................59

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




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














The attached diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. This file is "DLJ99CG1.XLS". The file "DLJ99CG1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Exhibits A-1 and A-2 to, the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in the Prospectus Supplement. Prospective Investors are strongly urged to read the Prospectus Supplement and accompanying Prospectus in its entirety prior to accessing the Spreadsheet File.


--------------------------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                                TABLE OF CONTENTS

                              Prospectus Supplement


                                                                            Page
                                                                            ----

Important Notice about the Information Contained in this
  Prospectus Supplement and the Accompanying Prospectus......................S-2
Executive Summary............................................................S-6
Summary of Prospectus Supplement.............................................S-7
Risk Factors................................................................S-35
Description of the Mortgage Pool............................................S-56
Servicing of the Mortgage Loans.............................................S-95
Description of the Offered Certificates....................................S-111
Yield and Maturity Considerations..........................................S-133
Use of Proceeds............................................................S-139
Federal Income Tax Consequences............................................S-139
Certain ERISA Considerations...............................................S-142
Legal Investment...........................................................S-146
Method of Distribution.....................................................S-146
Legal Matters..............................................................S-147
Ratings....................................................................S-148
Index of Principal Definitions.............................................S-150
Exhibit A-1 -- Certain Characteristics of
  Mortgage Loans and Mortgaged Properties..................................A-1-1
Exhibit A-2 --  Mortgage Pool Information..................................A-2-1
Exhibit B -- Form of Trustee Report..........................................B-1
Exhibit C -- Decrement Tables for Certain Classes
  of Offered Certificates ...................................................C-1
Exhibit D --  Price/Yield Tables for the Class S Certificates ...............D-1
Exhibit E -- Summary Term Sheet..............................................E-1

                                   Prospectus

Available Information..........................................................3
Incorporation of Certain Information by Reference..............................4
Summary of Prospectus..........................................................8
Risk Factors..................................................................17
Description of the Trust Funds................................................30
Yield and Maturity Considerations.............................................44
The Depositor.................................................................49
Description of the Certificates...............................................50
Description of the Pooling Agreements.........................................57
Description of Credit Support.................................................75
Certain Legal Aspects of Mortgage Loans.......................................78
Federal Income Tax Consequences...............................................89
State and Other Tax  Consequences............................................116
ERISA Considerations.........................................................116
Legal Investment.............................................................119
Use of Proceeds..............................................................121
Method of Distribution.......................................................121
Legal Matters................................................................123
Financial Information........................................................123
Rating.......................................................................123
Index of Principal Definitions...............................................124

Until June 20, 1999, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and the accompanying Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and the accompanying Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================

                                 $1,109,547,000
                                  (Approximate)

                          DLJ Commercial Mortgage Corp.
                                   (Depositor)

                             GE Capital Access, Inc.
                                       and
                             Column Financial, Inc.
                             (Mortgage Loan Sellers)

                        Class S, Class A-1A, Class A-1B,
                        Class A-2, Class A-3, Class A-4,
                             Class B-1 and Class B-2

                     DLJ Commercial Mortgage Trust 1999-CG1
                               Commercial Mortgage
                            Pass-Through Certificates
                                 Series 1999-CG1

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------



                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                               Merrill Lynch & Co.



                                 March 15, 1999

================================================================================